As filed with the Securities and Exchange Commission on February 4, 2009

Registration No. 333-140240

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE FRONTIER FUND

(a Delaware Statutory Trust)

BALANCED SERIES; WINTON/GRAHAM SERIES; WINTON SERIES; CAMPBELL/GRAHAM/TIVERTON SERIES;

CURRENCY SERIES; LONG ONLY COMMODITY SERIES;

LONG/SHORT COMMODITY SERIES; MANAGED FUTURES INDEX SERIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	6799	38-6815533
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Equinox Fund Management, LLC 1660 Lincoln Street, Suite 100 Denver, Colorado 80264 (303) 837-0600 (Address and telephone number of registrant’s principal executive offices)

Robert J. Enck, President & Chief Executive Officer

Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

(303) 837-0600

(Name, address and telephone number of agent for service)

Copies to:

Michael F. Griffin, Esq.

Arnold & Porter LLP

399 Park Avenue

New York, New York 10022 (212) 715-1136

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Series of Securities to be Registered	Maximum Aggregate Number of Securities to be Offered	Proposed Maximum Aggregate Offering†	Amount of Registration Fee‡
Balanced Series-2	1,000,000	$116,850,000	$12,502.95
Long/Short Commodity Series-1	1,000,000	$99,420,000	$10,637.94
Long/Short Commodity Series-2	200,000	$20,420,000	$2,184.94
Total Units of Beneficial Interest	2,200,000	$236,690,000	$25,325.83

†	The proposed maximum aggregate offering for the Balanced Series Class 2, Long/Short Commodity Series Class 1 and Long/Short Commodity Series Class 2 Units was calculated assuming that all Units were sold at the Net Asset Value per Unit as of January 22, 2007.
‡	The amount of the registration fee for the Balanced Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series of Units was calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above. The amount of the registration fee was calculated at the rate of $107 per million dollars of registered securities.

Pursuant to the provisions of Rule 429 of the rules and regulations of the Commission under the Securities Act, the form of prospectus herein also relates to 2,500,000 Units registered under the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-108397) declared effective on June 28, 2004, 460,000 Units registered under the Registrant’s Registration Statement on Form S-1MEF (Reg. No. 333-116949) declared effective on June 29, 2004, 11,000,000 Units registered under the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-119596) declared effective on February 8, 2005, and 1,620,000 Units registered under the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-129701) declared effective on February 9, 2006.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE FRONTIER FUND

	Minimum Number of Units to be Sold during the Initial Offering Period†	Maximum Number of Units to be Offered	Price to the Public Per Unit‡	Upfront Selling Commissions*	Proceeds to The Frontier Fund**
Balanced Series-1:	N/A	7,820,000	Net Asset Value	None	100%
Balanced Series-2:		1,930,000	Net Asset Value	None	100%
Balanced Series-1a:	N/A	200,000	Net Asset Value	None	100%
Balanced Series-2a:		70,000	Net Asset Value	None	100%
Winton/Graham Series-1:	N/A	980,000	Net Asset Value	None	100%
Winton/Graham Series-2:		120,000	Net Asset Value	None	100%
Winton Series-1:	N/A	560,000	Net Asset Value	None	100%
Winton Series-2:		90,000	Net Asset Value	None	100%
Campbell/Graham/Tiverton Series-1:	N/A	2,500,000	Net Asset Value	None	100%
Campbell/Graham/Tiverton Series-2:		500,000	Net Asset Value	None	100%
Currency Series-1:	N/A	200,000	Net Asset Value	None	100%
Currency Series-2:		30,000	Net Asset Value	None	100%
Long Only Commodity Series-1:	N/A	250,000	Net Asset Value	None	100%
Long Only Commodity Series-2:		100,000	Net Asset Value	None	100%
Long/Short Commodity Series-1:	N/A	1,200,000	Net Asset Value	None	100%
Long/Short Commodity Series-2:		250,000	Net Asset Value	None	100%
Managed Futures Index Series-1:	N/A	500,000	Net Asset Value	None	100%
Managed Futures Index Series-2:		250,000	Net Asset Value	None	100%

		17,550,000

†	The Initial Offering Period for the Balanced Series, Winton Series and Currency Series ended in September 2004, the Initial Offering Period for the Winton/Graham Series ended in November 2004, the Initial Offering Period for the Campbell/Graham/Tiverton Series ended in February 2005, the Initial Offering Period for the Long Only Commodity Series and the Long/Short Commodity Series ended in March 2006, the Initial Offering Period for the Managed Futures Index Series ended in April 2006, and the Initial Offering Period for the Class 1a and Class 2a of the Balanced Series ended in May 2006.
‡	During the Continuous Offering Period, Units may be purchased, and, subject to certain restrictions, Units of one Series may be exchanged for Units of another Series, at the then-current Net Asset Value per Unit of the applicable Series.
*	Each Series of Units is offering Units designated as Class 1 Units and Class 2 Units. In addition, the Balanced Series is offering Units designated as Class 1a Units and Class 2a Units. The Selling Agents will receive (i) with respect to all Class 1 Units and Class 1a Units sold by them, an initial service fee of up to 3.0% of the purchase price of your Units and annual on-going service fees of up to 3.0% of the Net Asset Value of your Units, and (ii) with respect to all Class 2 Units and Class 2a Units sold by them, annual on-going service fees of up to 0.5% of the Net Asset Value of your Units. The initial service fee will be prepaid by the Managing Owner.
**	During the Continuous Offering Period, the proceeds will be turned over to such Series for trading. See “Series Subscription Minimums” on page 12 of this Prospectus. Because Equinox Fund Management, LLC will be responsible for payment of the organization and offering expenses of The Frontier Fund, except for the initial service fee, if any, 100% of the proceeds raised during the Continuous Offering Period will be initially available for each Series’ trading activities.
•	Currently, Units of the Balanced Series, Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series are being offered as of each day of each week and will continue to be offered until the maximum amount of each such Series’ Units which are registered are sold. The Managing Owner may terminate the Continuous Offering Period at any time.
•	The Selling Agents, including Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, will use their “best efforts” to sell Units. This means that the Selling Agents are not required to sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.
•	The Units of each Series are speculative securities and their purchase involves a high degree of risk. You should consider all risk factors before investing in any Series of The Frontier Fund. Please refer to “Risk Factors” beginning on page 24 of this Prospectus. Specifically, you should be aware that:

–	Futures, forward and options trading is volatile and highly leveraged
–	Past performance is not necessarily indicative of future results
–	Each Series will rely on its Trading Advisor(s) for success
–	You could lose a substantial portion, or even all, of your investment
–	Your annual tax liability is anticipated to exceed cash distributions to you
–	If you redeem all or a portion of your Units of Class 1 of any Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being redeemed, you will be charged a redemption fee of up to 3.0% of the Net Asset Value at which your Units are redeemed
–	Transfers are restricted; no market exists or is expected to exist for the Units of any Series

•	The Frontier Fund is not a mutual fund and is not subject to regulation under the Investment Company Act of 1940, as amended.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus is February 4, 2009.

•	Each Series of Units of The Frontier Fund will engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments, including one or more swap contracts, or Swaps. Each Series is being separately offered, and the assets of each Series will be separately valued.

Series:	Units of Beneficial Interest:	Trading Advisors and Other Programs:	Programs and Allocations:
Balanced	10,020,000	Major Commodity Trading Advisors Campbell & Company, Inc. Quantitative Investment Management, LLC	Financial, Metal & Energy Large Portfolio Global Program
		Tiverton Trading, Inc.	Discretionary Trading Methodology Program
		Winton Capital Management Ltd.	Diversified Program
		Other Major Reference Programs and Strategic Allocations
		Strategic Allocations	Various Programs
		Other Major Reference Programs	Transtrend B.V.—Diversified Trend Program —Enhanced Risk/USD
		Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs	Various Programs
		Emerging Managers (allocation of <5%)	Various Programs
Winton/Graham	1,100,000	Graham Capital Management, L.P. Winton Capital Management Ltd.	K4 Program at 150% leverage Diversified Program
Winton	650,000	Winton Capital Management Ltd.	Diversified Program
Campbell/Graham/Tiverton	3,000,000	Campbell & Company, Inc. Graham Capital Management, L.P. Tiverton Trading, Inc.	Financial, Metal & Energy Large Portfolio K4 Program at 150% leverage Discretionary Trading Methodology Program
Currency	230,000	C-View International Limited	Currency Program; C-View Limited 3X Program
		Other Reference Programs	FX Concepts, Inc.-Global Currency Program
Long Only Commodity	350,000	Other Reference Programs	Reuters/Jefferies CRB Index Jefferies Commodity Performance Index
Long/Short Commodity	1,450,000	Major Commodity Trading Advisors AIS Futures Management LLC Kottke Associates, LLC Mississippi River Investments, Inc. Red Oak Commodity Advisors, Inc.	MAAP Program Swinford Program; JVPT Program Bondurant Trading Program Fundamental Trading Program
		Non-Major Commodity Trading Advisors	Various Programs
Managed Futures Index	750,000	Conquest Capital, LLC	Conquest Managed Futures Select Program

•	Once trading commences for the Series in which you have invested, you may purchase additional Units of such Series, exchange your Units in one Series for Units of equivalent value in another Series that has also commenced trading, each such transaction, an Exchange, or redeem your Units on a daily basis. Exchanges will be available between the various Classes 1 of the Series, and Exchanges will be available between the various Classes 2 of the Series. However, Exchanges will not be allowed from Class 1 to Class 2 or vice versa. In addition, you will only be allowed to Exchange your Units in one Series for Units of another Series which is registered for sale in your State.
•	In general, your minimum initial subscription is $1,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, you have no minimum initial subscription requirements. Your minimum initial purchase in any one Series is $1,000, and, if you are an existing Limited Owner, you will be able to purchase additional Units in increments of $100. If you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, then you have no minimum on the amount of additional Units that may be purchased.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 69 THROUGH 79 AS WELL AS IN THE APPENDICES ATTACHED TO THIS PROSPECTUS FOR EACH SERIES OF UNITS AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT IN THE SUPPLEMENT TO THIS PROSPECTUS FOR EACH INDIVIDUAL SERIES.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT AT PAGES 24 THROUGH 43.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

•

You should rely only on the information contained in this Prospectus or incorporated by reference which legally forms a part of the Prospectus. We have not authorized anyone to provide you with information that is different.

•

This Prospectus is in two parts: a disclosure document and a statement of additional information attached as Part II to this Prospectus, or the Statement of Additional Information. These parts are bound together, and both parts contain important information.

•	This Prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

•	There is no guarantee that information in this Prospectus is correct as of any time after the date appearing on the cover.

•

The Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act, as amended, and is not subject to the regulations under the Investment Company Act.

•	This Prospectus must be accompanied by a recent monthly report of the Trust.

•	The Selling Agents of the Trust must deliver any supplemented or amended Prospectus issued by the Trust.

•

You may not invest more than 10% of your net worth (exclusive of home, furnishings and automobiles in the case of individuals; or readily marketable securities in the case of entities) in any Series of Units of the Trust, or in the Trust as a whole.

Page
EXHIBITS:
Exhibit A—Amended and Restated Declaration of Trust and Trust Agreement	A-1
Exhibit B—Subscription Information	B-1
Exhibit C—Form of Exchange Request	C-1
Exhibit D—Form of Redemption Request	D-1
Exhibit E—Request for Additional Subscription	E-1
Exhibit F—Application for Transfer of Ownership/Re-registration Form	F-1
Exhibit G—Privacy Notice	G-1

Under Separate Cover:
Subscription Agreement

SUMMARY OF THE PROSPECTUS

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including the Statement of Additional Information and all exhibits to the Prospectus, before deciding to invest in any Series of Units. This Prospectus is intended to be used beginning                     , 2009.

The Trust	The Frontier Fund, or the Trust, was formed as a Delaware statutory trust on August 8, 2003, with separate series, or each, a Series, of units of beneficial interest, or the Units. Its term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The principal offices of the Trust and Equinox Fund Management, LLC, or the Managing Owner, are located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, and their telephone number is (303) 837-0600. See “Trust Agreement.” The Trust is a multi-advisor commodity pool as described in Commodity Futures Trading Commission, or CFTC, Regulation § 4.10(d)(2).

The Series	The Trust’s Units are being offered in eight (8) separate and distinct Series: Balanced Series, Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series. The Trust may issue additional Series of Units in the future. The Units of the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series will be separated into two classes, or each, a Class, of Units, and the Units of the Balanced Series will be separated into four Classes of Units. The Trust, with respect to each Series, will:

•

engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments, including one or more Swaps, and may, from time to time, engage in cash and spot transactions;

•

invest funds, directly or indirectly, in one or more subsidiary trading vehicles, or each, a Trading Company, organized as limited liability companies. The assets of each Trading Company are segregated from each other Trading Company. Except for the Trading Company established for the Long Only Commodity Series, each Trading Company will have one-year renewable contracts with its own independent commodity trading advisor(s), or each, a Trading Advisor, that will manage all or a portion of such Trading Company’s assets and make the trading decisions for the assets of each Series vested in such Trading Company;

•	maintain a portion of each Series’ assets at the Trust level for cash management;

•	maintain separate, distinct records for each Series, and account for its assets separately from the other Series and the other Trust assets;

•	calculate the net assets, or the Net Asset Value, of its Units separately from the other Series;

•

have an investment objective of increasing the value of your Units over the long term (capital appreciation), while controlling risk and volatility, and offering exposure to the investment programs of individual Trading Advisors and to specific commodities (e.g., currencies);

•

offer Units of the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series in two Classes—Class 1 and Class 2; and offer Units of the Balanced Series in four Classes—Class 1, Class 2, Class 1a and Class 2a.

Class 1 Units, Class 2 Units, Class 1a Units and Class 2a Units	•

Investors who purchase Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or Long/Short Commodity Series, as well as investors who purchase Class 1a Units of the Balanced Series, will be charged an initial service fee up to three percent (3.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units, or Class 1a Units, as applicable. The Managing Owner will prepay the initial service fee for bona fide transactions, which initial service fee will be amortized monthly at an annual rate of up to three percent (3.0%) of the average daily Net Asset Value of Class 1 or Class 1a, as applicable, of such Series, provided, however, that investors who redeem all or a portion of their Class 1 Units or Class 1a Units of any such Series during the first twelve (12) months following the effective date of their purchase will be subject to a redemption fee of up to three percent (3.0%) of the Net Asset Value at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee.

•

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series or Winton/Graham Series, investors who purchased Class 1 Units of such Series will be charged an annual on-going service fee of up to three percent (3.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units of such Series for on-going services provided to the Trust and the Limited Owners by the Selling Agents.

•

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Long/Short Commodity Series or Class 1a Units of the Balanced Series, investors who purchased Class 1 Units or Class 1a Units, as applicable, of such Series will be charged an annual on-going service fee of up to three percent (3.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units or Class 1a Units, as applicable, of such Series for on-going services provided to the Trust and the Limited Owners by the Selling Agents. The on-going service fee with respect to the Class 1 Units of the Long/Short Commodity Series or Class 1a Units of the Balanced Series will continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units.

•

Investors who purchase Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series will be charged an initial service fee of up to two percent (2.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units of such Series. The Managing Owner will prepay the initial service fee for bona fide transactions, which initial service fee will be amortized monthly at an annual rate of up to two percent (2.0%) of the average daily Net Asset Value of Class 1 of such Series, provided, however, that investors who redeem all or a portion of their Class 1 Units of such Series during the first twelve (12) months following the effective date of their purchase will be subject to a redemption fee of up to two percent (2.0%) of the Net Asset Value at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee.

•

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series, investors who purchased Class 1 Units of such Series will be charged an annual on-going service fee of up to two percent (2.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units of such Series for on-going services provided to the Trust and the Limited Owners by the Selling Agents. The on-going service fee with respect to the Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series will continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units.

•

Class 2 Units and Class 2a Units may only be offered to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). Investors who purchase Class 2 Units of any Series or Class 2a Units of the Balanced Series will be charged no initial service fee. However, the Managing Owner may pay the Selling Agents an on-going service fee of up to 0.5% annually of the Net Asset Value of each Class 2 Unit or Class 2a Unit sold by them for certain administrative services. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series and the Class 2a Units of the Balanced Series will continue until the on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Balanced Series sold on or after November 10, 2007, will continue until the on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Class 2 Units of such Series. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Winton Series sold on or after November 10, 2007, will continue until the on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units. The Managing Owner will pay such on-going service fee out of brokerage commissions and other fees paid to the Managing Owner. See “Fees and Expenses—Charges to be paid by the Trust—Brokerage Commissions and Investment and Trading Fees and Expenses.” There are no redemption fees associated with the Class 2 Units and Class 2a Units.

Balanced Series

Trading for the Balanced Series will be directed by a group of Trading Advisors, including Campbell & Company, Inc., or Campbell, Quantitative Investment Management, LLC, or QIM, Tiverton Trading Inc., or Tiverton, Winton Capital Management Ltd., or Winton; one or more Trading Advisors designated as “non-major commodity trading advisors” to the Balanced Series; and one or more Trading Advisors designated as “Emerging Managers” to the Balanced Series. The Managing Owner anticipates that between ten percent (10%) and twenty-five percent (25%) of the Balanced Series’ assets will be allocated to each Trading Advisor designated as a “major commodity trading advisor” that is trading in such Series and that less than ten percent (10%) of the Balanced Series’ assets will be allocated to each Trading Advisor described as a “non-major commodity trading advisor” or an “Emerging Manager” that is trading in such Series. The actual allocation of the Balanced Series’ assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs also may be used in the future. To effect the allocations among the Trading Advisors to the Balanced Series, a portion of the assets of the Balanced Series currently are invested in a Trading Company established primarily for the Balanced Series, in a Trading Company established primarily for the Long/Short Commodity Series and in Trading Companies managed by Winton and by the Trading Advisor to the Managed Futures Index Series, respectively. The Balanced Series may also commit between approximately 10% and 30% of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments, currently including a commitment of more than 10% of its assets to a Swap that references a fund managed by Transtrend B.V., or Transtrend, pursuant to its Diversified Trend Program—Enhanced Risk/USD, as well as commitments of less than 10% of its assets to other Swaps. Such Swaps are entered into by the Trading Company established primarily for the Balanced Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by the Balanced Series, and no advisor referenced by any such Swap is a Trading Advisor to the Balanced Series. See the appendix for the Balanced Series Units attached to Part I of this Prospectus, or the Balanced Series Appendix.

Winton/Graham Series	Trading for the Winton/Graham Series will be directed by Graham Capital Management, L.P., or Graham, and Winton. The Managing Owner anticipates that approximately half of the Series’ assets will be allocated to each of those two Trading Advisors. The actual allocation of the Winton/Graham Series’ assets may vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. Graham will trade the portion of the Winton/Graham Series’ assets allocated to it pursuant to its K4 program at 150% leverage. Winton will trade the portion of the Winton/Graham Series’ assets allocated to it pursuant to its Diversified Program. The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs also may be used in the future. See the appendix for the Winton/Graham Series Units attached to Part I of this Prospectus, or the Winton/Graham Series Appendix. To effect the allocations between Winton and Graham, a portion of the assets of the Winton/Graham Series currently are invested in two Trading Companies—one managed by Winton and the other by Graham. The Winton/Graham Series was previously designated as the “Graham Series,” and trading for the Series was directed solely by Graham. The Winton/Graham Series was renamed as the “Winton/Graham Series” in May 2008 and Winton was added as a Trading Advisor to the Series on June 18, 2008. In this Prospectus, such Series is referred to as the Winton/Graham Series, regardless of whether the applicable time period referred to is prior or subsequent to the name change, unless explicitly set forth otherwise.

Winton Series	Trading for the Winton Series will be directed by Winton. Winton will trade 100% of the Winton Series’ assets pursuant to its Diversified Program. Other or additional trading programs may be used in the future. Trading for the Winton Series currently is conducted through a Trading Company managed by Winton. See the appendix for the Winton Series Units attached to Part I of this Prospectus, or the Winton Series Appendix.

The Winton Series was originally designated as the “Beach Series,” and trading for the Series was directed by Beach Capital Management Ltd.

In May 2006, the Beach Series was renamed as the “Winton Series” and since August 23, 2006, the Series has been directed by Winton. In this Prospectus, such Series is referred to as the Winton Series, regardless of whether the applicable time period referred to is prior or subsequent to the name change, unless explicitly set forth otherwise.

Campbell/Graham/Tiverton Series	Trading for the Campbell/Graham/Tiverton Series will be directed by Campbell, Graham and Tiverton. The Managing Owner anticipates that approximately one-third of the Series’ assets will be allocated to each of those three Trading Advisors. The actual allocation of the Campbell/Graham/Tiverton Series’ assets may vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. Campbell will trade the portion of the Campbell/Graham/Tiverton Series’ assets allocated to it pursuant to its Financial, Metal & Energy Large Portfolio. Graham will trade the portion of the Campbell/Graham/Tiverton Series’ assets allocated to it pursuant to its K4 program at 150% leverage. Tiverton will trade the portion of the Campbell/Graham/Tiverton Series’ assets allocated to it pursuant to its Discretionary Trading Methodology Program. The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs also may be used in the future. To effect the allocations among Campbell, Graham and Tiverton, a portion of the assets of the Campbell/Graham/Tiverton Series currently are invested in three Trading Companies—one managed by Campbell, one managed by Graham and one established primarily for the Balanced Series (a portion of the assets of which are managed by Tiverton). See the appendix for the Campbell/Graham/Tiverton Series Units attached to Part I of this Prospectus, or the Campbell/Graham/Tiverton Series Appendix.

The Campbell/Graham/Tiverton Series was previously designated as the “Campbell/Graham Series,” and trading for the Series was directed only by Campbell and Graham. The Campbell/Graham Series was renamed as the “Campbell/Graham/Tiverton Series” in May 2008, and Tiverton was added as a Trading Advisor to the Series on June 2, 2008. In this Prospectus, such Series is referred to as the Campbell/Graham/Tiverton Series, regardless of whether the applicable time period referred to is prior or subsequent to the name change, unless explicitly set forth otherwise.

Currency Series

Trading for a portion of the Currency Series’ assets will be directed by C-View International Limited, or C-View, which is designated as a “major FX trading advisor” to the Currency Series. The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs also may be used in the future. The Currency Series will also strategically invest assets in one or more Swaps and other derivative contracts and instruments, including a Swap that references the FX Concepts, Inc., or FX Concepts, Global Currency Program. Such Swaps are entered into by the Trading Company established for the Currency Series. Such Trading Company will not own any of the investments or indices referenced by any Swap entered into by the Currency Series, and FX Concepts (and any other advisor that may be referenced by any such Swap in the future) is not a Trading Advisor to the Currency Series. See the appendix for the Currency Series Units attached to Part I of this Prospectus, or the Currency Series Appendix.

The Currency Series was originally designated as the “C-View Currency Series.” In this Prospectus, such Series is referred to as the Currency Series, regardless of whether the applicable time period referred to is prior or subsequent to the name change, unless explicitly set forth otherwise.

Long Only Commodity Series	Trading for the Long Only Commodity Series will be directed by the Managing Owner, pursuant to the limited liability company agreement governing the Trading Company to which assets of the Long Only Commodity Series will be allocated. 50% of the Long Only Commodity Series’ assets will be invested in a Swap that tracks the performance, positive or negative, of the Reuters/Jefferies CRB Index and 50% of the Long Only Commodity Series’ assets will be invested in a Swap that tracks the performance, positive or negative, of the Jefferies Commodity Performance Index, in each case less the costs of the Swaps. Such Swaps are entered into by the Trading Company established for the Long Only Commodity Series. Other or additional indexes or trading programs may be used in the future. See the appendix for the Long Only Commodity Series Units attached to Part I of this Prospectus, or the Long Only Commodity Series Appendix.

Long/Short Commodity Series	Trading for the Long/Short Commodity Series will be directed by a group of Trading Advisors, including AIS Futures Management, LLC, or AIS, Kottke Associates, LLC, or Kottke, Red Oak Commodity Advisors, Inc., or Red Oak, Mississippi River Investments Inc., or Mississippi River, and a group of non-major commodity trading advisors to the Long/Short Commodity Series. The Managing Owner anticipates that between ten percent (10%) and twenty percent (20%) of the Long/Short Commodity Series’ assets will be allocated to each Trading Advisor designated as a “major commodity trading advisor” that is trading in such Series and less than ten percent (10%) of the Long/Short Commodity Series’ assets will be allocated to each Trading Advisor designated as a “non-major commodity trading advisor.” The actual allocation of the Long/Short Commodity Series’ assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. The Managing Owner may appoint additional, replacement or substitute Trading Advisors, subject to its review and due diligence. Other or additional trading programs also may be used in the future. Trading for the Long/Short Commodity Series currently is conducted through a Trading Company established primarily for such Series. See the appendix for the Long/Short Commodity Series Units attached to Part I of this Prospectus, or the Long/Short Commodity Series Appendix.

Managed Futures Index Series	Trading for the Managed Futures Index Series will be directed by Conquest. Conquest will trade 100% of the Managed Futures Index Series’ assets pursuant to its Conquest Managed Futures Select program. Such trading is conducted through a Trading Company managed by Conquest. Other or additional trading programs may be used in the future. See the appendix for the Managed Futures Index Series Units attached to Part I of this Prospectus, or the Managed Futures Index Series Appendix.

Appendices	The Balanced Series Appendix, the Winton/Graham Series Appendix, the Winton Series Appendix, the Campbell/Graham/Tiverton Series Appendix, the Currency Series Appendix, the Long Only Commodity Series Appendix, the Long/Short Commodity Series Appendix and the Managed Futures Index Series Appendix are individually referred to in the abstract as an Appendix and collectively referred to as the Appendices.

Investment Risks	UNITS OF EACH SERIES ARE SPECULATIVE SECURITIES AND AN INVESTMENT IN ANY SERIES OF THE TRUST INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD BE AWARE THAT:

•	The Trust has a limited operating history;

•

With respect to all Series, the Trading Advisors may use additional trading programs that are not identified in this Prospectus and, with respect to the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series, the Managing Owner may appoint additional or replacement Trading Advisors that are not identified in this Prospectus, in each case without the approval of the holders of Units of such Series;

•

Purchasers of Class 1 Units or Class 1a Units of any Series will have to pay a redemption fee of up to 3% of the Net Asset Value of any such Units redeemed during the first twelve (12) months after purchase;

•	The incentive nature of the compensation to be paid to the Trading Advisors may encourage the Trading Advisors to take riskier or more speculative positions;

•

Futures, forward and options trading is speculative, volatile and highly leveraged. Due to the volatile nature of the commodities markets and the high degree of leverage to be employed by the Trust, a relatively small change in the price of a contract can cause significant losses for the Trust.

•	The Trading Advisors’ programs may not perform for each Series as they have performed in the past;

•	Each of the Trust’s Series relies on its Trading Advisor(s) for success;

•	There is no guarantee that the Trust, with respect to any Series, will meet its intended objective; accordingly, you could lose a substantial portion, or even all, of your investment;

•	Your annual tax liability may exceed cash distributions to you;

•

Substantial expenses will be incurred by the investors in each Series, regardless of the performance of that Series. We estimate that each Series will have to achieve minimum net trading profits (not including interest income) ranging from 0.00% to 6.48% (with the specific percentage varying from Series to Series) each year for investors in Units of such Series to break-even on their investments;

•	Transfers of Units are restricted. No trading market exists or is expected to exist for the Units of any Series;

•

Actual and potential conflicts of interest exist among the Managing Owner and the Trading Advisors. The full attention and efforts of the Managing Owner and the Trading Advisors will not be devoted to the activities of the Trust. The Managing Owner and some of the Trading Advisors may have business arrangements between them that do not directly relate to the Trust’s business. In addition, the Managing Owner may have business arrangements between it and investment funds or trading advisors referenced by one or more Swaps that do not directly relate to the Trust’s business, and the Managing Owner may act as the investment manager of investment funds referenced by Swaps entered into by one or more of the Trading Companies. The Managing Owner and the Trading Advisors may trade in commodities for their own accounts. Similar conflicts of interest may exist with respect to advisors referenced by Swaps. The Managing Owner does not intend to effect any distributions by the Trust, thus increasing the management fees payable to it and the Trading Advisors;

•	You will have limited voting rights and no control over the Trust’s business; and

•	Unless the Series in which you invest is successful—and we cannot assure you that it will be—it will not provide your portfolio with beneficial diversification.

The Trustee	Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the Trust’s sole trustee. The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities to the Trust.

The Managing Owner

Equinox Fund Management, LLC is a limited liability company formed in the state of Delaware in June 2003. The Managing Owner is the Trust’s and each Series’ commodity pool operator, or CPO, and will administer the business and affairs of each Series (excluding commodity trading decisions, except in certain limited, and essentially emergency, situations). See “Actual and Potential

Conflicts of Interest.” The Managing Owner will make a contribution to Series of the Trust necessary to maintain at least a 1% interest in the aggregate profits and losses of all Series at all times. See “Managing Owner’s Commitments—Minimum Purchase Commitment” and “Managing Owner’s Commitments—Net Worth Commitment.” Under the Trust Agreement, the Managing Owner has agreed to accept liability for the obligations of each Series that exceed that Series’ net assets. See “Trust Agreement.”

The Clearing Brokers	UBS Securities LLC, or UBS Securities, and Newedge USA, LLC (formerly Fimat USA, LLC), or Newedge, act as certain of the Trading Companies’ futures clearing brokers, or the Futures Clearing Brokers. Deutsche Bank AG London, or Deutsche Bank, and, to a lesser extent, Newedge, serve certain Trading Companies which trade over-the-counter, or OTC, foreign currencies as the foreign exchange counterparties, or, the FX Counterparties. The Futures Clearing Brokers and the FX Counterparties are collectively referred to as the Clearing Brokers. The Clearing Brokers will execute and clear the Trading Company’s futures, options and OTC foreign currency transactions, as applicable, and will perform certain administrative services for each Trading Company.

The Selling Agents	Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, acts as a selling agent of the Trust, or Selling Agent. The Managing Owner intends to appoint certain other broker-dealers that are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are members of the Financial Industry Regulatory Authority, Inc., or FINRA, as Selling Agents to assist in the making of offers and sales of Units and provide customary on-going services to the Trust and its Limited Owners for commodities related brokerage services. The Selling Agents are not required to sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered.

Liabilities You Assume	Although the Managing Owner has unlimited liability for any obligations of a Series that exceed that Series’ net assets, your investment in a Series is part of the assets of that Series, and it will therefore be subject to the risks of that Series’ trading. You cannot lose more than your investment in any Series in which you invest, and you will not be subject to the losses or liabilities of any Series in which you have not invested. We have received an opinion of counsel that each Series shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Trust Act. See “Trust Agreement—Liabilities” for a more complete explanation.

Limitation of Liabilities	The debts, liabilities, obligations, claims and expenses of a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series, and, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

Who May Subscribe	An investment in the Trust is speculative and involves a high degree of risk. The Trust is not suitable for all investors. The Managing Owner offers the Trust as a diversification opportunity for an investor’s investment portfolio, and therefore an investment in the Trust should represent only a limited portion of your overall portfolio. To subscribe in the Units of any Series:

•

You must have at a minimum (1) a net worth (exclusive of your home, home furnishings and automobiles) of at least $250,000 or (2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000. A significant number of states impose on their residents substantially higher suitability standards than the minimums described above. Before investing, you should review the minimum suitability requirements for your state of residence which are described in “State Suitability Requirements” in “SUBSCRIPTION INFORMATION” attached as Exhibit B to the Statement of Additional Information. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the Units is suitable for you;

•	You may not invest more than 10% of your net worth, exclusive of your home, furnishings and automobiles, in any Series or combination of Series;

•

IRAs, Keogh plans covering no common law employees and employee benefit plans not subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, may not invest more than 10% of the subscriber’s and their participants’ net worth (exclusive of home, home furnishings and automobiles) in any Series or combination of Series.

•	Employee benefit plans subject to ERISA are subject to special suitability requirements and should not invest more than 10% of their assets in any Series or combination of Series.

See “Who May Subscribe” beginning on page 79 of this Prospectus.

What You Must Understand Before You Subscribe	You should not subscribe for Units unless you understand:

•	the fundamental risks and possible financial hazards of the investment;

•	the trading strategies to be followed in the Series in which you will invest;

•	the tax consequences of this investment;

•	that if you decide to sell securities to subscribe for Units, you may have income tax consequences from that sale;

•	the fees and expenses to which you will be subject;

•	your rights and obligations as a Limited Owner.

See “Risk Factors,” “Fees and Expenses,” “Federal Income Tax Consequences” and the Appendix attached to this Prospectus for the Series of Units of which you wish to invest.

Your Minimum Subscription and Unit Pricing	Minimum required subscriptions and Unit prices are as follows:

Your minimum initial subscription is $1,000 and your minimum initial purchase in any one Series is $1,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, you have no minimum initial subscription requirements;

During the Continuous Offering Period, each Series’ Units will be offered and sold at their daily Net Asset Value, and existing Limited Owners will be able to purchase additional Units in increments of $100, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, you have no minimum additional subscription requirements;

If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan, an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000;

No front-end sales charges or selling commissions will be charged to any Series of Units; and

No Series’ Net Asset Value will be diluted by the Trust’s organization and offering expenses.

How to Subscribe	To subscribe for any Series’ Units:

You will be required to complete and submit to the Trust a Subscription Agreement.

Any subscription may be rejected in whole or in part by the Managing Owner for any reason.

Initial Offering Period	The Units of each Series were offered for an initial offering period of limited duration, or the Initial Offering Period. The Initial Offering Period for the Winton Series and Currency Series as well as the Class 1 and Class 2 of the Balanced Series ended in September 2004, the Initial Offering Period for the Winton/Graham Series ended in November 2004, the Initial Offering Period for the Campbell/Graham/Tiverton Series ended in February 2005, the Initial Offering Period for the Long Only Commodity Series and the Long/Short Commodity Series ended in March 2006, the Initial Offering Period for the Managed Futures Index Series ended in April 2006, and the Initial Offering Period for the Class 1a and Class 2a of the Balanced Series ended in May 2006.

Series Subscription Minimums	Because the Initial Offering Period for each Series has ended in and each Series has begun trading, none of such Series has a Subscription Minimum.

Continuous Offering Period	We will offer units in the Balanced Series, Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series as of each day of each week and will continue to offer Units in each such Series until the maximum amount of such Series’ Units which are registered are sold, such period being referred to as the Continuous Offering Period. The Managing Owner may terminate the Continuous Offering Period at any time.

Subscription Effective Dates During Continuous Offering Period	The effective date of all accepted subscriptions during the Continuous Offering Period, whether you are a new subscriber to a Series, or an existing Limited Owner in a Series who is purchasing additional Units of such Series or exchanging Units in one Series for Units in a different Series, is the day of the week two (2) Business Days after the day on which your Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM Eastern Standard Time, or EST. Business Day means a day other than a Saturday, Sunday or other day when banks and/or securities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law or executive order to close. The Managing Owner in its sole and absolute discretion may change such notice requirement upon written notice to you.

Segregated Accounts/Interest Income	Except for that portion of each Trading Company’s assets used as margin to maintain that Trading Company’s forward currency contract or Swap positions and that portion of each Series’ assets maintained at the Trust level for cash management from time to time, the proceeds of the offering for each Series will be deposited in cash in segregated accounts in the name of each relevant Trading Company at the Clearing Brokers in accordance with CFTC segregation requirements. The Clearing Brokers credit each Trading Company with 80%-100% of the interest earned on its average net assets (other than those assets held in the form of U.S. Government securities) on deposit with the Clearing Brokers each week. In an attempt to increase interest income earned, the Managing Owner also may invest non-margin assets in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits. The Managing Owner has selected STW Fixed Income Management Ltd. and U.S. Bank N.A. to serve as the cash managers for the Trust, and the Managing Owner, in its sole and absolute discretion, may appoint additional or substitute cash managers for the Trust.

With respect to the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Class 1 and Class 2 of the Balanced Series, interest income up to 2.0% will be paid to the Managing Owner. With respect to the Long Only Commodity Series, Long/Short Commodity Series, Managed Futures Index Series and Class 1a and Class 2a of the Balanced Series, twenty percent (20%) of interest income earned per annum by the Trust will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust will be retained by the Trust for the benefit of such Series. With respect to all Series, interest income is currently estimated at 2.77%, before any payment of interest income to the Managing Owner.

Organization and Offering Expenses	The Managing Owner is responsible for the payment of all of the ordinary expenses associated with the organization of the Trust and the offering of each Series of Units, except for the initial service fee, if any, and no Series will be required to reimburse these expenses. As a result, 100% of each Series’ offering proceeds will be initially available for that Series’ trading activities. See “The Structure of the Trust—Overview of the Series” and “Fees and Expenses.”

Summary Table of Fees and Expenses

	Amount of Expense†
	Balanced Series-1			Balanced Series-2‡			Balanced Series-1a			Balanced Series-2a‡
	$		%	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	5.00		0.50	5.00		0.50	10.00		1.00	10.00		1.00
Service Fee	30.00		3.00	0.00		0.00	30.00		3.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	25.00	N/A	*	25.00	N/A	*	25.00	N/A	*	25.00
Interest income**	7.70		0.77	7.70		0.77	22.2		2.22	22.2		2.22
Brokerage Commissions and Investment and Trading Fees and Expenses***	16.80		1.68	16.80		1.68	25.80		2.58	25.80		2.58

	Amount of Expense†
	Winton/Graham Series-1			Winton/Graham Series-2‡			Winton Series-1			Winton Series-2‡
	$		%	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	25.00		2.50	25.00		2.50	20.00		2.00	20.00		2.00
Service Fee	30.00		3.00	0.00		0.00	30.00		3.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	7.70		0.77	7.70		0.77	7.70		0.77	7.70		0.77
Brokerage Commissions and Investment and Trading Fees and Expenses***	15.70		1.57	15.70		1.57	19.10		1.91	19.10		1.91

	Amount of Expense†
	Campbell/Graham/ Tiverton Series-1			Campbell/Graham/ Tiverton Series-2‡			Currency Series-1			Currency Series-2‡
	$		%	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	25.00		2.50	25.00		2.50	20.00		2.00	20.00		2.00
Service Fee	30.00		3.00	0.00		0.00	30.00		3.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	7.70		0.77	7.70		0.77	7.70		0.77	7.70		0.77
Brokerage Commissions and Investment and Trading Fees and Expenses***	13.90		1.39	13.90		1.39	5.00		0.50	5.00		0.50

	Amount of Expense†
	Long Only Commodity Series-1			Long Only Commodity Series-2‡			Long/Short Commodity Series-1			Long/Short Commodity Series-2‡
	$		%	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00	35.00		3.50	35.00		3.50
Service Fee	20.00		2.00	0.00		0.00	30.00		3.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	0.00	N/A	*	0.00	N/A	*	20.00	N/A	*	20.00
Interest income**	22.20		2.22	22.20		2.22	22.20		2.22	22.20		2.22
Brokerage Commissions and Investment and Trading Fees and Expenses***	5.00		0.50	5.00		0.50	15.60		1.56	15.60		1.56

	Managed Futures Index Series-1			Managed Futures Index Series-2‡
	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00
Service Fee	20.00		2.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	0.00	N/A	*	0.00
Interest income**	22.20		2.22	22.20		2.22
Brokerage Commissions and Investment and Trading Fees and Expenses***	8.00		0.80	8.00		0.80

†	The dollar value for each fee and expense presented is calculated on the basis of a $1,000 investment in the Trust.
‡	Class 2 Units may be offered only to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements are commonly referred to as “wrap-accounts”).
*	Because the incentive fee is based upon New High Net Trading Profits, which will vary from period to period and may not be generated during some (or even all) periods, it is impossible to estimate a dollar value for such fee.
**	With respect to all Series, interest income is currently estimated at 2.77%, before any payment of interest income to the Managing Owner. With respect to the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Class 1 and Class 2 of the Balanced Series, the first two percent (2.0%) of interest income earned per annum by the Trust on each such Series will be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each such Series’ Net Asset Value), the Managing Owner will be paid the difference between the Trust’s annualized interest income that is allocated to each such Series and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) is retained by the Trust. With respect to the Long Only Commodity Series, Long/Short Commodity Series, Managed Futures Index Series and Class 1a and Class 2a of the Balanced Series, twenty percent (20%) of interest income earned per annum by the Trust will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust will be retained by the Trust.
***	The amount of brokerage commissions and investment and trading fees and expenses to be incurred will vary on a Series by Series basis. Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Trading Advisors, the total amount of brokerage commissions and investment and trading fees and expenses varies from Series to Series based upon the trading frequency of such Series’ Trading Advisor or Trading Advisors and the types of instruments traded. The estimates presented in the table above are prepared using historical data on the Trading Advisors’ trading activities.

Fees and Expenses	Charges to be paid by the Trust include:

•

Each Series will pay to the Managing Owner a monthly management fee equal to a certain percentage of each Series’ Net Asset Value. For the actual percentage of the Net Asset Value of a Series payable to the Managing Owner as a management fee, please see the Appendix for such Series. The Managing Owner will pay all or a portion of such management fees to the Trading Advisor(s) for such Series;

•

Each Series will pay to the Managing Owner an incentive fee of a certain percentage (between 0% and 25%) of profits (net of certain fees and expenses) generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. The Managing Owner will pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series;

•

The Trust, with respect to each Series, currently pays the Clearing Brokers and the Managing Owner amounts totaling approximately 0.50% to 2.58% of each Series’ Net Asset Value annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such Series’ trading activities. The aggregate amount paid varies from Series to Series based on various factors, including, without limitation, the frequency of trading by each Series’ Trading Advisor(s). The current estimated aggregate amount for each Series is included in the break even analysis for each Series set forth in the Appendix to this Prospectus for such Series. The Clearing Brokers receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees and pit brokerage fees. The Clearing Brokers’ brokerage commissions currently average approximately $4 to $4.50 per round-turn trade. The aggregate amount paid by each Series includes a fee to the Managing Owner of up to 0.75% of such Series’ Net Asset Value annually. The amount of such fee varies by Series;

•

The Trust, with respect to each Series, will pay certain Selling Agents selling Class 2 Units and Class 2a Units of such Series an on-going service fee of up to 0.50% annually of the Net Asset Value of the Class 2 Units and Class 2a Units for certain administrative services;

•

With respect to the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Class 1 and Class 2 of the Balanced Series, the first two percent (2.0%) of interest income earned per annum by the Trust on each Series will be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each such Series’ Net Asset Value), the Managing Owner will be paid the difference between the Trust’s annualized interest income that is allocated to each such Series and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) is retained by the Trust;

•

With respect to the Long Only Commodity Series, Long/Short Commodity Series, Managed Futures Index Series and Class 1a and Class 2a of the Balanced Series, twenty percent (20%) of interest income earned per annum by the Trust will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust will be retained by the Trust; and

•	The Trust will pay all extraordinary fees and expenses.

Charges to be paid by the Managing Owner include:

•	Routine operational, administrative and other expenses; and

•	Expenses incurred in connection with the organization of the Trust.

Fees to be charged to the Limited Owners include:

•

With respect to the Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short Commodity Series, as well as the Class 1a Units of the Balanced Series, as compensation, the Selling Agents will receive an initial service fee of up to three percent (3.0%) of the subscription amount;

•

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series or Winton/Graham Series, investors who purchased Class 1 Units of such Series will be charged an annual on-going service fee of up to three percent (3.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units of such Series for on-going services provided to the Trust and the Limited Owners by the Selling Agents;

•

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Long/Short Commodity Series or Class 1a Units of the Balanced Series, investors who purchased Class 1 Units or Class 1a Units, as applicable, of such Series will be charged an annual on-going service fee of up to three percent (3.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units or Class 1a Units, as applicable, of such Series for on-going services provided to the Trust and the Limited Owners by the Selling Agents. The on-going service fee with respect to the Class 1 Units of the Long/Short Commodity Series or Class 1a Units of the Balanced Series will continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units;

•

With respect to the Class 1 Units of the Long Only Commodity Series and the Managed Futures Index Series, as compensation, the Selling Agents will receive an initial service fee of up to two percent (2.0%) of the subscription amount. In addition, after the expiration of twelve (12) months following the purchase of Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series, investors who purchased Class 1 Units of such Series will be charged an annual on-going service fee of up to two percent (2.0%) of the Net Asset Value of each Unit purchased, for the benefit of Selling Agents selling Class 1 Units of such Series for on-going services provided to the Trust and the Limited Owners by the Selling Agents. The on-going service fee with respect to the Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series will continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units;

•

Investors who purchase Class 2 Units of any Series or Class 2a Units of the Balanced Series will be charged no initial service fee, but Selling Agents selling Class 2 Units or Class 2a Units may receive an on-going service fee of up to 0.5% annually of the Net Asset Value of the Class 2 Units or Class 2a Units sold by them. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Long Only Commodity Series, the Long/Short Commodity Series, Managed Futures Index Series, and the Class 2a Units of the Balanced Series will continue until the on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Class 2 Units or Class 2a Units of such Series. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Balanced Series sold on or after November 10, 2007, will continue until the on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Winton Series sold on or after November 10, 2007, will continue until the on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units;

•

Investors who redeem all or a portion of their Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or Long/Short Commodity Series, or Class 1a Units of the Balanced Series, during the first twelve (12) months following the effective date of their purchase will be subject to a redemption fee of up to three percent (3.0%) of the Net Asset Value at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee relating to such Units;

•

Investors who redeem all or a portion of their Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series during the first twelve (12) months following the effective date of their purchase will be subject to a redemption fee of up to two percent (2.0%) of the Net Asset Value at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee relating to such Units; and

•	There are no redemption fees associated with the Class 2 Units and Class 2a Units.

Respective Break-Even Amounts for Each Series	The following summary displays the estimated amount of all fees and expenses that are anticipated to be incurred by a new investor in each Class of each Series during the first twelve months. In each case, the total estimated cost and expense load is expressed as a percentage of $1,000, the amount of the minimum investment in the Trust (applicable to all subscribers other than IRAs, Plans, employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations).

•	Balanced Series-1: 4.93% (or $49.30 for each $1,000 invested);

•	Balanced Series-2: 1.41% (or $14.10 for each $1,000 invested);

•	Balanced Series-1a: 4.87% (or $48.70 for each $1,000 invested);

•	Balanced Series-2a: 1.36% (or $13.60 for each $1,000 invested);

•	Winton/Graham Series-1: 6.48% (or $64.80 for each $1,000 invested);

•	Winton/Graham Series-2: 3.30% (or $33.00 for each $1,000 invested);

•	Winton Series-1: 6.14% (or $61.40 for each $1,000 invested);

•	Winton Series-2: 3.14% (or $31.40 for each $1,000 invested);

•	Campbell/Graham/Tiverton Series-1: 6.43% (or $64.30 for each $1,000 invested);

•	Campbell/Graham/Tiverton Series-2: 3.12% (or $31.20 for each $1,000 invested);

•	Currency Series-1: 5.14% (or $51.40 for each $1,000 invested);

•	Currency Series-2: 1.73% (or $17.30 for each $1,000 invested);

•	Long Only Commodity Series-1: 2.29% (or $22.90 for each $1,000 invested);

•	Long Only Commodity Series-2: 0.29% (or $2.90 for each $1,000 invested);

•	Long/Short Commodity Series-1: 5.84% (or $58.40 for each $1,000 invested);

•	Long/Short Commodity Series-2: 2.84% (or $28.40 for each $1,000 invested);

•	Managed Futures Index Series-1:2.58% (or $25.80 for each $1,000 invested); and

•	Managed Futures Index Series-2: 0.58% (or $5.80 for each $1,000 invested).

Transfer of Units	The Trust Agreement restricts the transferability and assignability of the Units of each Series. There is not now, nor is there expected to be, a primary or secondary trading market for the Units of any Series.

Exchange Privilege	Once trading commences for the Series in which you have invested, you may exchange your Units of such Series for Units of another Series that has also commenced trading. Exchanges will be available between the various Classes 1 of the Series, and Exchanges will be available between the various Classes 2 of the Series. However, Exchanges will not be allowed from Class 1 to Class 2 or vice versa. In addition, you will only be allowed to Exchange your Units in one Series for Units of another Series which is registered for sale in your State. An Exchange of Units will be treated as a redemption of Units of one Series (with the related tax consequences) and the immediate purchase of Units of another Series. See “Federal Income Tax Consequences.” Exchanges are made at the applicable Series’ then-current Net Asset Value per Unit (which includes, among other things, any accrued but unpaid incentive fee due to the Managing Owner) at the close of business, or the Valuation Point, on each day immediately preceding the day on which your Exchange will become effective. The effective date of an Exchange will be the date two (2) Business Days following your submission of an Exchange Request to the Managing Owner on a timely basis by 4:00 PM EST. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you. The Managing Owner, in its sole and absolute discretion, may reject any Exchange request.

If you Exchange all or a portion of your Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or Long/Short Commodity Series or your Class 1a Units of the Balanced Series for Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being Exchanged, then the Long Only Commodity Series or the Managed Futures Index Series, as applicable, will charge you an exchange equalization fee of 1.0% of the Net Asset Value at which your Units are Exchanged to reimburse the Managing Owner for the prepaid initial service fee of the Series you are Exchanging out of, which is charged at a higher rate than the initial service fee of the Long Only Commodity Series or the Managed Futures Index Series. Depending on the number of months that have elapsed since the purchase of such Units being Exchanged, the total amount of initial service fees and exchange equalization fees which you will pay may exceed 3.0%. No exchange charges will be imposed for any other Exchanges. See “Trust Agreement—Exchange Privilege.”

Redemption of Units

Once trading commences for the Series in which you have invested, Units you own in such Series may be redeemed, in whole or in part, on a daily basis. You may redeem Units as of any Business Day upon delivery of a redemption request, which must be received by the Managing Owner prior to 4:00 PM EST on a Business Day in order for the redemption to be effective as of the next Business Day. The Managing Owner in its sole and absolute discretion, may change such notice requirement upon written notice to you. Redemptions are made at the applicable Series’ then-current Net Asset Value per Unit (which includes, among other things, any accrued but unpaid incentive fee due to the Managing Owner) on the Valuation Point of the first Business Day following the Business Day on which your redemption request is timely received. If you redeem all or a portion of your Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or Long/Short Commodity Series or your Class 1a Units of the Balanced Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being redeemed, you will be charged a redemption fee of up to 3.0% of the Net Asset Value at which your Units are redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. If you redeem all or a portion of your Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being redeemed, then you will be charged a redemption fee of up to 2.0% of the Net Asset Value at which your Units are redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. Redemption fees will be paid to the Managing Owner. See “Trust Agreement—Redemption of Units.” No redemption fee will be charged upon the Exchange of a Class 1 Unit in one Series for a Class 1 Unit in another Series.

Distributions	The Managing Owner will make distributions to you at its discretion. Because the Managing Owner does not presently intend to make on-going distributions, your income tax liability for the profits of Units in any Series in which you have invested will, in all likelihood, exceed any distributions you receive from that Series. See “Federal Income Tax Consequences.”

Income Tax Consequences	We have obtained an opinion of counsel to the effect that the Trust will be treated as a partnership for U.S. federal, or Federal, income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, or the Code, the Trust will not be a publicly traded partnership treated as a corporation. See “Federal Income Tax Consequences—The Trust’s Tax Status.”

As long as the Trust is treated as a partnership for Federal income tax purposes, the Trust will not be subject to Federal income tax. Instead, as a Limited Owner, you generally will be taxed on an amount equal to your allocable share of the income generated by the Series in which you have purchased Units (whether or not any cash is distributed to you). Your ability to deduct losses and expenses allocated to you may be subject to significant limitations. Special tax risks apply with respect to tax-exempt Limited Owners, foreign investors and others. The tax laws applicable to the Trust and an investment in Units of each Series are subject to change and to differing interpretations. For a more complete discussion of tax risks relating to this investment, see “Risk Factors—Tax and ERISA Risks” and “Federal Income Tax Consequences.” We urge you to consult your own tax advisor regarding the Federal, state, local and foreign income tax consequences to you of the purchase, ownership, and disposition of

Units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

Reports and Accounting	As of the end of each month and as of the end of each Fiscal Year, we will furnish you with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the Securities and Exchange Commission, or SEC, that has jurisdiction over the activities of the Trust. You also will be provided with appropriate information to permit you (on a timely basis) to file your Federal and state income tax returns with respect to your Units.

Fiscal Year	The Trust’s fiscal year ends on December 31 on each year.

Financial Information	The Trust has a limited financial history. Financial information concerning the Trust and the Managing Owner is set forth in “Index to Certain Financial Information” below.

Glossary of Terms	See the “Glossary of Terms” in the Statement of Additional Information for the definitions of certain key terms used in this Prospectus.

Organizational Chart	The following organizational chart illustrates the structure of the Trust and all related parties.

RISK FACTORS

The Trust is a new venture in a high-risk business. An investment in the Units of each Series is very speculative. You should make an investment in one or more of the Series only after consulting with independent, qualified sources of investment and tax advice and only if your financial condition will permit you to bear the risk of a total loss of your investment. You should consider an investment in the Units only as a long-term investment. Moreover, to evaluate the risks of this investment properly, you must familiarize yourself with the relevant terms and concepts relating to commodities trading and the regulation of commodities trading, which are discussed in this Prospectus in the Statement of Additional Information below, in the section captioned “Futures Markets.”

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the Prospectus, before you decide whether to purchase any Units. Any of the following risks and uncertainties could materially adversely affect the Trust, its trading activities, operating results, financial condition and Net Asset Value and therefore could negatively impact the value of your investment. You should not invest in the Units unless you can afford to lose all of your investment.

Market Risks

The commodity interest markets in which the Trading Advisors trade are highly volatile, which could cause substantial losses and may cause you to lose your entire investment.

Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in the Units of any Series should such Series’ trading positions suddenly turn unprofitable. The profitability of any Series depends primarily on the ability of its Trading Advisor(s) to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

•	changes in interest rates;

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	natural disasters, such as hurricanes;

•	changing supply and demand relationships;

•	changes in balances of payments and trade;

•	U.S. and international rates of inflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events; and

•	changes in philosophies and emotions of market participants.

The Trading Advisors’ technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the Trading Advisors.

In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Futures, forward and options trading is volatile and may cause large losses.

A principal risk in futures, forward and options trading is volatile performance. Because the trading decisions for each of the Trust’s Winton Series and Managed Futures Index Series will be made by a single Trading Advisor, the trading for each such Series is similar to a single advisor fund in which one trading advisor makes all the trading decisions. In single advisor funds, volatility may increase as compared to a fund with several trading advisors who, collectively, can diversify risk to a greater extent (assuming those advisors are non-correlated with each other).

Options trading can be more volatile and expensive than futures trading and may cause large losses.

Certain Trading Advisors may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat different. For example, the assessment of near-term market volatility—which is directly reflected in the price of outstanding options—can be of much greater significance in trading options than it is in many long-term futures strategies. If market volatility is incorrectly predicted, the use of options can be extremely expensive.

Futures, forward and options trading is highly leveraged and may cause large losses.

The low margin normally required in futures, forward and options trading provides a large amount of leverage; i.e., contracts can have a value substantially greater than their margin and may be traded for a comparatively small amount of money. If a relatively small change in the market price of an open position occurs, this change can produce a disproportionately large profit or loss. Leverage is normally monitored through the margin-to-equity ratio employed by each Trading Advisor. Under normal circumstances, the Trading Advisors will vary between a 10% to 30% margin-to-equity ratio.

Futures, forward and options trading may be illiquid and may cause large losses.

Although each Series generally will purchase and sell actively traded contracts, orders may not be executed at or near the desired price, particularly in thinly traded markets, in markets that lack trading liquidity, or because of applicable “daily price fluctuation limits,” “speculative position limits” or market disruptions. If market illiquidity or disruptions occur, major losses could result. Some Trading Advisors have encountered illiquid situations in the past and may encounter others in the future.

Options are volatile and inherently leveraged, and sharp movements in prices could cause the Trust to incur large losses.

Certain Trading Advisors may use options on futures contracts, forward contracts or commodities to generate premium income or speculative gains. Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss. Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot accurately be predicted. In addition, OTC options present risks in addition to those associated with exchange-traded options, as discussed immediately below.

Exchanges of futures for physicals may adversely affect performance.

Certain Trading Advisors may engage in exchanges of futures for physicals for client accounts. An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties. If a Trading Advisor engaging in exchanges of futures for physicals were prevented from such trading as a result of regulatory changes, the performance of client accounts of such Trading Advisor could be adversely affected.

Cash flow needs may cause positions to be closed which may cause substantial losses.

Certain Trading Advisors may trade options on futures. Futures contract gains and losses are marked-to-market daily for purposes of determining margin requirements. Option positions generally are not marked-to-market daily, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short term cash flow needs. If this occurs during an adverse move in a spread or straddle relationship, then a substantial loss could occur.

The Trading Companies may enter into Swaps and similar transactions which may create risks.

Swaps are not traded on exchanges and are not subject to the same type of government regulation as exchange markets. As a result, many of the protections afforded to participants on organized exchanges and in a regulated environment are not available in connection with these transactions.

The swap markets are “principals’ markets,” in which performance with respect to a Swap is the responsibility only of the counterparty to the contract, and not of any exchange or clearinghouse. As a result, each Trading Company is subject to the risk of the inability or refusal to perform with respect to Swaps on the part of the counterparties. There are no limitations on daily price movements in Swaps. Speculative position limits are not applicable to Swaps, although the counterparties to Swaps may limit the size or duration of positions as a consequence of credit considerations. Participants in the swap markets are not required to make continuous markets in the Swaps they trade. Participants could refuse to quote prices for Swaps or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

A portion of each Series’ assets may be used to trade OTC commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities, or Swaps or spot contracts. OTC contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act, as amended, or the CE Act, in connection with this trading activity by any Trading Advisor. The markets for OTC contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose a Series in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

Each Series also faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case the applicable Series could suffer significant losses on these contracts.

Your investment could be illiquid.

A Trading Advisor may not always be able to liquidate its commodity interest positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Unexpected market illiquidity may cause major losses to investors at any time or from time to time. The large face value of the positions that the Trading Advisors will acquire for each Series increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

Also, there is not likely to be a secondary market for the Units. While the Units have redemption rights and Exchange rights, there are restrictions. For example, transfers of Units are permitted only with the prior written consent of the Managing Owner and provided that conditions specified in the Trust Agreement are satisfied.

Redemptions may be temporarily suspended.

The Managing Owner may suspend temporarily any redemption for up to 30 days if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives (for example, if the Managing Owner believes a redemption, if allowed, would materially advantage one investor over another investor). The Managing Owner anticipates suspending redemptions only under extreme circumstances, such as a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets.

New exchange-traded commodity interest contracts, including security futures, are characterized by a higher degree of illiquidity and volatility, which may subject investors in those contracts to increased losses.

Certain Trading Advisors may trade newly developed futures contracts, including without limitation, security futures contracts. Traditionally, only those commodity interest contracts approved by the CFTC may be traded on U.S. futures exchanges. Likewise, foreign regulatory authorities are typically required to authorize the trading of new commodity interest contracts on foreign exchanges. Periodically, the CFTC or other foreign regulatory authorities may designate additional contracts as approved contracts. If any of the Trading Advisors determine that it is appropriate to trade in a new contract, they may do so on behalf of the Series for which they trade. Because these contracts will be new, the trading strategies of the Trading Advisors may not be applicable to, or advisable for, these contracts. The markets in new contracts, moreover, have been historically both illiquid and highly volatile for some period of time after the contract begins trading. These contracts therefore present significant risk potential.

The above risks are particularly applicable to the markets for security futures contracts. Security futures contracts are a new class of financial instruments that allow, for the first time in the United States, the trading of futures contracts on individual U.S. equity securities or on narrow-based stock indices, which are indices made up of a small group of stocks that allow an investor to take a position in a concentrated area of the equities market. Security futures contracts have only been trading in the United States since November 2002, and the markets for these contracts generally have been characterized by very limited volumes when compared to futures markets generally. As a result, a Trading Advisor that trades security futures contracts could at times find it difficult to buy or sell a security futures contract at a favorable price, which could result in losses to the applicable Series.

Certain Trading Advisors may purchase and sell single stock futures contracts and other security futures products. A single stock future obligates the seller to deliver (and the purchaser to take delivery of) a specified equity security to settle the futures transaction. Other security futures products include “narrow-based” stock index futures contracts (in general, contracts based on the value of nine or fewer securities in a specific market or industry sector, such as energy, health care or banking) and futures contracts based on exchange-traded funds that are designed to track the value of broader stock market indices (such as the Dow Jones Industrial Average or the NASDAQ 100 Index). Single stock futures and other security futures products are relatively illiquid and trade on a limited number of exchanges. The margin required with respect to single stock futures (usually at least 20% of the face value of the contract) generally is higher than the margin required with respect to other types of futures contracts (in some cases as low as 2% of the face value of the contract). The resulting lower level of leverage available to the Trading Advisors with respect to security futures products may adversely affect the respective Trading Company’s performance. Security futures products are typically traded on electronic trading platforms and are subject to risks related to system access, varying response time, security and system or component failure. In addition, although the Clearing Brokers will be required to segregate the Trading Company’s trades, positions and funds from those of each Clearing Broker itself as required by CFTC regulations, the insurance provided to securities customers by the Securities Investor Protection Corporation, or the SIPC, will not be applicable to the Trading Company’s security futures positions because SIPC protection does not apply to futures accounts.

An investment in the Trust may not diversify an overall portfolio and portfolio risk may be increased.

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non-correlation, the results of each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. If, however, a Series does not perform in a non-correlated manner with respect to the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the Units. The Units may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Units at the same time losses on your other investments are increasing. You should therefore not consider the Units to be a hedge against losses in your core stock and bond portfolios.

Trading in international markets creates exposure to credit and regulatory risk.

A substantial portion of the Trading Advisors’ trades are expected to take place on markets or exchanges outside the United States. There is no limit to the amount of assets of any Series that may be committed to trading on foreign markets. The risk of loss in trading foreign futures and options on futures contracts can be substantial. Participation in foreign futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange. Some of these foreign markets, in contrast to U.S. exchanges, are so-called principals’ markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

Some foreign markets present additional risk, because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, the NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable foreign laws. Similarly, the rights of market participants, in the event of the insolvency or bankruptcy of a foreign market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, there is less legal and regulatory protection than that available domestically.

Additionally, trading on foreign exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities are subject to foreign exchange risk.

The price of any foreign futures, options on futures or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, if changes in the value of the local currency relative to the U.S. Dollar occur, then such changes may cause losses even if the contract traded is profitable.

International trading may cause exposure to losses resulting from foreign exchanges that are less developed or less reliable than U.S. exchanges.

Some foreign exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Trading Advisors may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Trading Advisors base their strategies may not be as reliable or accessible as it is in the United States. As a result, Trading Advisors entering into transactions on foreign exchanges may incur losses on behalf of the applicable Series.

Trading Risks

The trading on behalf of each Series will be highly leveraged, which means that sharp declines in price could lead to large losses.

Because the amount of margin funds necessary to be deposited with a Futures Clearing Broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Trading Advisor may take positions on behalf of a Series with face values equal to several times such Series’ Net Asset Value. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions. If severe short-term price declines occur, such declines could force the liquidation of open positions with large losses.

There are disadvantages to making trading decisions based on technical analysis.

Many of the Trading Advisors may base their trading decisions on trading strategies that use mathematical analyses of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend- following trading strategy will be profitable in the future.

There are disadvantages to making trading decisions based on fundamental analysis.

Certain Trading Advisors will base their decisions on trading strategies which utilize in whole or in part fundamental analysis of underlying market forces. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular commodity interest in order to predict future prices. Such analysis may not result in profitable trading because certain Trading Advisors may not have knowledge of all factors affecting supply and demand or may incorrectly interpret the information it does have. Furthermore, prices may often be affected by unrelated or unexpected factors and fundamental analysis may not enable the trader to determine whether its previous decisions were incorrect in sufficient time to avoid substantial losses. In addition, fundamental analysis assumes that commodity markets are inefficient—i.e., that commodity prices do not always reflect all available information—which some market analysts dispute.

The risk management approaches of one or all of the Trading Advisors may not be fully effective, and a Series may incur losses.

The mechanisms employed by each Trading Advisor to monitor and manage the risks associated with its trading activities on behalf of the Series for which it trades may not succeed in mitigating all identified risks. Even if a Trading Advisor’s risk management approaches are fully effective, it cannot anticipate all risks that it may face. If one or more of the Trading Advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, the Series for which they trade may suffer losses.

Increased competition from other trend-following traders could reduce the Trading Advisors’ profitability.

There has been a dramatic increase over the past 15 to 25 years in the amount of assets managed by trend-following trading systems like those that some of the Trading Advisors may employ. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of some or all Series by preventing the Trading Advisors from effecting transactions at the desired prices. It may become more difficult for the Trading Advisors to implement their trading strategies if other commodity trading advisors, or CTAs, using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions at the same time as the Trading Advisors.

Discretionary decision-making may result in missed opportunities or losses.

Because each of the Trading Advisors’ strategies involves some discretionary aspects in addition to their technical factors, certain Trading Advisors may occasionally use discretion in investing the assets of a Series. For example, the Trading Advisors often use discretion in selecting contracts and markets to be followed. In exercising such discretion, such Trading Advisor may take positions opposite to those recommended by the Trading Advisor’s trading system or signals. Discretionary decision making may also result in a Trading Advisor’s failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so. Furthermore, such use of discretion may not enable the Trust to avoid losses, and in fact, such use of discretion may cause the Trust to forego profits which it may have otherwise earned had such discretion not been used.

Speculative position limits and daily price fluctuation limits may force the alteration of trading decisions which may cause a Series to forego profitable trades or strategies.

The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contracts in a single trading day. All accounts controlled by a particular Trading Advisor and its principals are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular Trading Advisor’s trading decisions or force liquidation of certain futures or options on futures positions. If one or more of the Trading Advisors must take either of these actions, one or more Series may be required to forego profitable trades or strategies.

Increases in assets under management of any of the Trading Advisors may affect trading decisions and may cause losses.

In general, none of the Trading Advisors intends to limit the amount of additional equity that it may manage, and each will continue to seek major new accounts. The more equity a Trading Advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. Accordingly, future increases in equity under management may require a Trading Advisor to modify its trading decisions for a Series because it cannot deploy all the assets in the commodities which it desires to trade. Furthermore, if the Trading Advisors for a Series cannot manage any additional allocation from the Trust, the Managing Owner may add additional Trading Advisors for such Series who may have less experience or less favorable performance than the existing Trading Advisors.

The use of multiple Trading Advisors may result in offsetting or opposing trading positions and may also require one Trading Advisor to fund the margin requirements of another Trading Advisor.

The use of multiple Trading Advisors for the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series may result in developments or positions that adversely affect the respective Series’ Net Asset Value. For example, because the Trading Advisors trading for the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series will be acting independently, such Series could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings. The Trading Advisors also may compete, from time to time, for the same trades or other transactions, increasing the cost to such Series of making trades or transactions or causing some of them to be foregone altogether. Even though the margin requirements resulting from each Trading Advisor’s trading for any such Series ordinarily will be met from such Trading Advisor’s allocated net assets of such Series, a Trading Advisor for one of such Series may incur losses of such magnitude that such Series is unable to meet margin calls from the allocated net assets of such Trading Advisor. If losses of such magnitude were to occur, the Clearing Brokers for the Trading Company or Trading Companies in which such Series invests its assets may require liquidations and contributions from the allocated net assets of another Trading Advisor for such Series.

The Trading Advisors’ trading programs bear some similarities and, therefore, may lessen the benefits to the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series of having multiple Trading Advisors.

Each Trading Advisor has, over time, developed and modified the program it will use in trading. Nevertheless, the Trading Advisors’ trading programs have some similarities. These similarities may, in fact, mitigate the positive effect of having multiple Trading Advisors for the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series. For example, in periods where one Trading Advisor experiences a draw-down, it is possible that these similarities will cause the other Trading Advisors to also experience a draw-down.

Each Series other than the Long Only Commodity Series relies on its Trading Advisor(s) for success, and if a Trading Advisor’s trading is unsuccessful, the Series may incur losses.

The Trading Advisor(s) for each Series (other than the Long Only Commodity Series, which invests in Swaps referencing two indexes) will make the commodity trading decisions for that Series. Therefore, the success of each Series largely depends on the judgment and ability of the Trading Advisors. A Trading Advisor’s trading for any Series may not prove successful under all or any market conditions. If a Trading Advisor’s trading is unsuccessful, the applicable Series may incur losses.

The Trading Advisors or their trading strategies may not continually serve the Series which may put such Series at a disadvantage or incur losses for such Series.

It is possible that (i) any Trading Advisor, the Managing Owner or the Trust, will exercise their rights to terminate the Advisory Agreement for any Series under certain conditions, (ii) the Advisory Agreement with any Trading Advisor, once it expires, will not be renewed on the same terms as the current Advisory Agreement for that Trading Advisor, or (iii) if any Series retains a new trading advisor, the new advisor will not be retained on terms as favorable to such Series as those negotiated with such Series’ Trading Advisor or the Managing Owner may charge such Series incentive fees for the benefit of the new trading advisor although the Series has not recouped the losses sustained by the previous Trading Advisor.

Each Trading Advisor’s past performance record is inconsistent, and the Trading Advisor’s trading for a Series could be similarly inconsistent and incur losses.

The performance records of each Trading Advisor reflect significant variations in profitability from period to period. It is possible that a Trading Advisor’s trading for the Series will similarly vary from period to period, resulting in losses to such Series.

Each Trading Advisor advises other clients and may achieve more favorable results for its other accounts.

Each of the Trading Advisors currently manages other trading accounts, and each will remain free to manage additional accounts, including its own accounts, in the future. A Trading Advisor may vary the trading strategies applicable to the Series for which it trades from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of the Series for which it trades. Consequently, the results any Trading Advisor achieves for the Series for which it trades may not be similar to those achieved for other accounts managed by the Trading Advisor or its affiliates at the same time. Moreover, it is possible that those other accounts managed by the Trading Advisor or its affiliates may compete with the Series for which it trades for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than the Series for which it trades.

A Trading Advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from managing the account of the Series for which it trades. Because records with respect to other accounts are not accessible to investors in the Units, investors will not be able to determine if any Trading Advisor is favoring other accounts.

The Trading Advisors’ positions may be concentrated from time to time, which may render each Series susceptible to larger losses than if the positions were more diversified.

One or more of the Trading Advisors may from time to time cause a Series to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to such Series than if such Series’ assets had been spread among a wider number of instruments.

Markets or positions may be correlated and may expose a Series to significant risk of loss.

Different markets traded or individual positions held by a Series of Units may be highly correlated to one another at times. Accordingly, a significant change in one such market or position may affect other such markets or positions. The Trading Advisors cannot always predict correlation. Correlation may expose such Series of Units both to significant risk of loss and significant potential for profit.

Turnover in each Series’ portfolio may be high which could result in higher brokerage commissions and transaction fees and expenses.

Each Trading Advisor will make certain trading decisions on the basis of short-term market considerations. The portfolio turnover rate may be substantial at times, either due to such decisions or to “whip-saw” market conditions and result in one or more Series incurring substantial brokerage commissions and other transaction fees and expenses.

Operating Risks

Past performance is not necessarily indicative of future performance.

The Managing Owner has selected each Trading Advisor to manage the assets of each Series because each Trading Advisor performed well through the date of its selection. You must consider, however, the uncertain significance of past performance, and you should not rely to a substantial degree on the Trading Advisors’ or the Managing Owner’s records to date for predictive purposes. You should not assume that any Trading Advisor’s future trading decisions will create profit, avoid substantial losses or result in performance for the Series comparable to that Trading Advisor’s or to the Managing Owner’s past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not under-perform the past performance records included in their prospectuses.

Because you and other investors will acquire, exchange and redeem Units at different times, you may experience a loss on your Units even though the Series in which you have invested as a whole is profitable and even though other investors in that Series experience a profit. The past performance of any Series may not be representative of each investor’s investment experience in it.

Likewise, you and other investors will invest in different Series managed by different Trading Advisors. Each Series’ assets are valued and accounted for separately from every other Series.

Consequently, the past performance of one Series has no bearing on the past performance of another Series. You cannot, for example, consider the Balanced Series’ past performance in deciding whether to invest in any other Series.

There is no “principal protection” feature, and you could lose your entire investment.

The Trust is not guaranteed as to principal, so you are not assured of any minimum return. Therefore, you could lose your entire investment (including any undistributed profits), in addition to losing the use of your subscription funds for the period you maintain an investment in any Series.

Performance is not correlated to the debt or equity markets, but during certain periods a given Series may perform in a manner very similar to more traditional portfolio holdings, providing few, if any, diversification benefits.

We anticipate that over time each Series’ performance will be “non-correlated” with the general equity and debt markets—that each Series’ performance might or might not be similar to the performance of the general financial markets. Non-correlation means, for example, that the Net Asset Value of a Series may rise while stock indices rise or while stock indices fall. Non-correlation is not, however, negative correlation. Negative correlation would mean that there is an inverse relationship between a Series’ performance and the performance of the general financial markets (for example, that the Net Asset Value of a Series will rise when stock indices fall or will fall when stock indices rise). Because of non-correlation, during certain periods a given Series may perform in a manner very similar to more traditional portfolio holdings, providing few, if any, diversification benefits.

The Trust has a limited operating history, and you have limited performance information on which to evaluate an investment in a Series.

The Trust has a limited performance history upon which to evaluate your investment in any Series. Although past performance is not necessarily indicative of future results, if the Trust had a longer performance history, such performance history might provide you with more information on which to base your investment in the Trust. As the Trust has a limited performance history, you will have to make your decision to invest in a Series without such possibly useful information.

Each Series is charged substantial fees and expenses regardless of profitability.

Each Series is charged brokerage charges, OTC dealer spreads and related transaction fees and expenses and management fees in all cases regardless of whether any Series’ activities are profitable. In addition, the Managing Owner charges each Series an incentive fee based on a percentage of trading profits earned on the Series’ net assets and the Managing Owner pays all or a portion of such incentive fees to the Trading Advisor(s) for such Series. Because the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series each employ, or may employ, multiple Trading Advisors, it is possible that substantial incentive fees may be paid out of the assets of any such Series with respect to one or more Trading Advisors in a year in which such Series has no net trading profits or in which it actually loses money. In addition, each Series must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit. See “Fees and Expenses.”

You may not be able to purchase Class 2 Units unless you have a particular relationship with a Selling Agent or if Class 2 Units are not available for purchase.

In order to purchase Class 2 Units of any Series, you must have an arrangement with a Selling Agent where you directly compensate such Selling Agent for services rendered in connection with investments, including an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). If you do not have such an arrangement with a Selling Agent, then you will only be able to purchase Class 1 Units in any Series, which will result in you being charged higher service fees.

Whether you have such an arrangement with a Selling Agent will depend on your relationship with such Selling Agent. Neither the Trust nor the Managing Owner has any control over the type of arrangement you have with a Selling Agent.

In addition, the Class 2 Units represent only a small portion of the total amount of Units which are currently registered with the SEC for sale by the Trust. Therefore, even if you have such an arrangement with a Selling Agent, Class 2 Units may not be available to you for purchase.

The Trust may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing agreements between the Clearing Brokers and the Trading Companies generally are terminable by the Clearing Brokers once the Clearing Broker has given the Trading Company the required notice. Upon termination of a clearing agreement, the Managing Owner may be required to renegotiate that agreement or make other arrangements for obtaining services if the Trust intends to continue trading in commodity interest contracts at its present level of capacity. The services of the Clearing Brokers may not be available, or even if available, these services may not be available on the terms as favorable as those contained in the expired or terminated clearing agreements.

Likewise, upon termination of any of the Advisory Agreements entered into between the Trust and each Trading Advisor, the Managing Owner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular Trading Advisor may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract. There is severe competition for the services of qualified CTAs, and the Managing Owner may not be able to retain replacement or additional Trading Advisors on acceptable terms. This could result in losses to one or more Series and/or the inability of one or more Series to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute Trading Advisors are retained by the Managing Owner on behalf of one or more Series, the fee structures of the new or additional arrangements may not be as favorable to the affected Series as are those currently in place. See “Fees and Expenses.”

The incentive fees could be an incentive to the Trading Advisors to make riskier investments.

Each Trading Advisor employs a speculative strategy and the Managing Owner pays each Trading Advisor incentive fees based on the trading profits earned by it for the applicable Series. Accordingly, each of the Trading Advisors has a financial incentive to make investments that are riskier than might be made if a Series’ assets were managed by a Trading Advisor that did not receive performance-based compensation. For example, if an investment earns large amounts of trading profits, then the Managing Owner will pay the Trading Advisor making such an investment a larger incentive fee. Therefore, a Trading Advisor may decide to make an investment with potential for large amounts of trading profits, despite the fact that such investment may have a high degree of risk. If the investment is unsuccessful, the Series could incur losses. Conversely, a Trading Advisor that does not receive any performance-based incentive fees might not make such a risky investment. See “Fees and Expenses.”

The interest rate floor for certain Series may create financial risk for such Series.

With respect to the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and the Class 1 and Class 2 of the Balanced Series, the Trust has agreed to pay all interest income earned by it to the Managing Owner up to a cap of 2.0% annually of the Net Asset Value of such Series. To the extent that the interest income earned by the Trust falls below 0.75% annually, the Trust will be obligated to pay the Managing Owner the difference between the interest income actually earned by the Trust and 0.75%. Such shortfall will be charged pro rata across such Series of Units. Accordingly, if interest rates fall, then you could be charged a portion of such interest income shortfall, which would reduce the value of your Units of such Series. See “Fees and Expenses—Interest Income.”

In October 2008, the Trust invested approximately $272 million in structured time deposits with U.S. Bank N.A. The time deposits earn a guaranteed fixed interest rate and will mature six months from the deposit date and be subject to automatic six-month rollovers through October 2013. Unscheduled withdrawals will be subject to certain penalties and other costs up to 1.0% of the amount deposited if withdrawn within the first six months from the deposit date. Other assets of the Trust earn interest at different rates. There can be no assurance that the interest income of the Trust can be maintained above the 0.75% shortfall level due to the uncertainties of the duration and extent of a low interest rate environment.

You have limited rights, and you cannot prevent the Trust from taking actions which could cause losses.

Pursuant to the Trust Agreement, you will exercise no control over the Trust’s day-to-day business. Therefore, the Trust may take certain actions and enter into certain transactions or agreements of which you have no approval. For example, the Trust may retain a Trading Advisor for a Series in which you are invested, and such Trading Advisor may ultimately incur losses for the Series. As a Limited Owner, you have no ability to determine or influence the hiring, retention or firing of such Trading Advisor. However, certain actions, such as termination or dissolution of a Series, may be taken, or approved, upon the affirmative vote of Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Units owned by the Managing Owner and its affiliates). See “Trust Agreement.”

You may not be able to establish a basis for liability against a Trading Advisor, a Clearing Broker or a Swap Counterparty.

Each Trading Advisor, each Clearing Broker and each Swap counterparty acts only as a trading advisor, clearing broker or swap counterparty, respectively, to the applicable Series and Trading Company. None of these parties acts in such capacity to you. Therefore, you have no contractual privity with the Trading Advisors, the Clearing Brokers or any Swap counterparty. Due to this lack of contractual privity, you will likely not be able to establish a basis for liability against a Trading Advisor, a Clearing Broker or any Swap counterparty.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the Net Asset Value of a Series.

If a substantial number of requests for redemption of Units in a Series are received by the Trust during a relatively short period of time, such Series may not be able to satisfy the requests from funds not committed to trading. As a consequence, it could be necessary to liquidate positions in such Series’ trading positions before the time that the applicable Trading Advisor(s)’ trading strategies would dictate liquidation. If this were to occur, it could affect adversely the Net Asset Value per Unit of such Series and each Class within such Series, not only for Limited Owners redeeming units but also for nonredeeming Limited Owners. Your redemption price for Units in a Series is based on the Net Asset Value per Unit of such Series, which value could be less than the initial price you paid for your Units.

Reserves for contingent liabilities may be established upon redemption, and the Trust may withhold a portion of your redemption amount.

The Trust may find it necessary upon redemption by you to set up a reserve for undetermined or contingent liabilities and withhold a certain portion of your redemption amount. This could occur, for example, in the event some of the positions of the Series in which you were invested were illiquid, if there are any assets which cannot be properly valued on the redemption date, or if there is any pending transaction or claim by or against the Trust involving or which may affect your book capital account or your obligations of which the Trust cannot, in the sole judgment and discretion of the Managing Owner, be then ascertained. See “Trust Agreement.”

Conflicts of interest exist in the structure and operation of the Trust.

A number of actual and potential conflicts of interest exist in the operation of the Trust’s business. The Managing Owner, the Trading Advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the Trust’s business, which also presents the potential for numerous conflicts of interest with the Trust.

As a result of these and other relationships, parties involved with the Trust have a financial incentive to act in a manner other than in the best interests of the Trust and its Limited Owners. The Managing Owner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the Managing Owner will resolve these conflicts on which investors can rely in ensuring that the Trust is treated equitably.

The failure or bankruptcy of one of its Futures Clearing Brokers, banks or other custodians could result in a substantial loss of one or more Series’ assets.

Under CFTC regulations, a futures commission merchant, or FCM, maintains customers’ assets in a bulk segregated account. If a Futures Clearing Broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that Futures Clearing Broker’s bankruptcy. In that event, the Futures Clearing Broker’s customers, such as one or more Trading Companies which utilize such Futures Clearing Broker, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all that Futures Clearing Broker’s customers. Each Series also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

Other institutions such as banks will have custody of assets of the Trust. Such institutions may encounter financial difficulties that impair the Trust’s operating capabilities or capital position. The Managing Owner will attempt to limit the Trust’s transactions to well-capitalized institutions in an effort to mitigate such risks, but there can be no assurance that even a well-capitalized, major institution will not become bankrupt.

You will not be able to review any Series’ holdings on a daily basis, and you may suffer unanticipated losses.

The Trading Advisors make trading decisions on behalf of the assets of each Series other than the Long Only Commodity Series. While the Trading Advisors receive daily trade confirmations from the Clearing Brokers of each transaction entered into on behalf of each Series for which they manage the trading of, each Series’ trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in the Units does not offer investors the same transparency that a personal trading account offers in that you will not have access to detailed information concerning the positions held on behalf of any Series. As a result, you may suffer unanticipated losses as a result of the Series’ portfolio holdings.

The Trust could terminate before you achieve your investment objective causing potential loss of your investment or upsetting your investment portfolio.

Unforeseen circumstances, including substantial losses, withdrawal of the Trust’s Managing Owner or suspension or revocation of the Managing Owner’s or any of the registered Trading Advisors’ respective registrations under the CE Act or memberships in the NFA could cause the Trust to terminate before its stated termination date of December 31, 2053. The Trust’s termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Trust is not a regulated investment company and thus is subject to different protections than a regulated investment company.

The Trust is not an investment company subject to the Investment Company Act. Accordingly, you do not have the protections afforded by that statute. For example, the Investment Company Act requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment adviser. Since the Trust is not a registered investment company, you will not benefit from such protections.

Litigation could result in substantial additional expenses.

The Trust could be named as a defendant in a lawsuit or regulatory action arising out of the activities of the Managing Owner or the Trading Advisors. If this happens, the Trust will bear the costs of defending such suit or action and will be at further risk if its defense is unsuccessful which could result in losses to your investment.

Dilution could occur as a result of the initial service fee and/or on-going service fee.

Investors who subscribe for larger amounts of Units will pay initial service fees and/or on-going service fees at reduced levels. The reduction of the initial service fee and/or on-going service fee will be effectuated through the issuance of additional Units to such investors. If such additional Units are issued to such investors, the dilution of the other investors in such Series will result. Therefore, effectively, the other owners of Units of such Series will bear the cost of the reduction of the initial service fees and/or on-going service fees for the larger Unit owners because they will receive a smaller portion of the profits earned by such Series. See “Fees and Expenses—Charges Paid by Limited Owners.”

The Managing Owner is leanly staffed and relies heavily on its key personnel to manage the Trust’s trading activities. The loss of such personnel could adversely affect the Trust.

In managing and directing the day-to-day activities and affairs of the Trust, the Managing Owner relies heavily on its principals. The Managing Owner is leanly staffed, although there are back-up personnel for every key function. If any of its key persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of the Trust.

In addition, under the operating agreement of the Managing Owner, Mr. Bornhoft’s ability to serve as the Manager of the Managing Owner is dependent upon certain factors. If Mr. Bornhoft ceases to be the Manager of the Managing Owner, the Trust could be adversely affected.

The Managing Owner places significant reliance on the Trading Advisors and their key personnel and the loss of such personnel could adversely affect a Series.

The Managing Owner relies on the Trading Advisors to achieve trading gains for each Series, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of the Trust’s assets. The Trading Advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute the trading transactions. The loss of the services of any Trading Advisor’s principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that Trading Advisor’s ability to manage its trading activities successfully or may cause the Trading Advisor to cease operations entirely, either of which, in turn, could negatively impact one or more Series’ performance. Each of the Trading Advisors is wholly (or majority-) owned and controlled, directly or indirectly, by single individuals who have major roles in developing, refining and implementing the Trading Advisor’s trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these Trading Advisors’ operation, and could result in their ceasing operations entirely, which could adversely affect the value of your investment.

The Managing Owner may terminate, replace and/or add Trading Advisors in its sole discretion which may disrupt trading, adversely affecting the Net Asset Value of a Series.

The Managing Owner may terminate, substitute or retain Trading Advisors on behalf of each Series in its sole discretion. The addition of a new Trading Advisor and/or the removal of one of the current Trading Advisors may cause disruptions in trading as assets are reallocated and new Trading Advisors transition over, which may have an adverse effect on the Net Asset Value of the affected Series.

The Managing Owner’s allocation of the Trust’s assets among Trading Advisors may result in less than optimal performance by the Trust.

The Managing Owner may reallocate assets among the Trading Advisors for the Balanced Series, Campbell/Graham/Tiverton Series, Currency Series or Long/Short Commodity Series upon termination of a Trading Advisor or retention of a new Trading Advisor or at the commencement of any month. Consequently, the net assets for such Series may be allocated among the Trading Advisors in a different manner than the currently anticipated allocation. The Managing Owner’s allocation of assets of any such Series will directly affect the profitability of the trading of such Series, possibly in an adverse manner. For example, a Trading Advisor for a Series may experience a high rate of return but may be managing only a small percentage of the net assets of such Series. In this case, the Trading Advisor’s performance could have a minimal effect on the Net Asset Value of such Series.

Third parties may infringe or otherwise violate a Trading Advisor’s intellectual property rights or assert that a Trading Advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may obtain and use a Trading Advisor’s intellectual property or technology, including its trading program software, without permission. Any unauthorized use of a Trading Advisor’s proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each Trading Advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a Trading Advisor or claim that the Trading Advisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a Trading Advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trading Advisor is successful and regardless of the merits, may result in significant costs, divert its resources from the manager of the Series’ assets, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of each Series depends on the ability of the personnel of its Trading Advisor(s) to accurately implement their trading systems, and any failure to do so could subject a Series to losses on such transactions.

The Trading Advisors’ computerized trading systems rely on the Trading Advisors’ personnel to accurately process the systems’ outputs and execute the transactions called for by the systems. In addition, each Trading Advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each Trading Advisor’s systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the Trading Advisors’ systems and executing transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

A Series may experience substantial losses on transactions if the computer or communications systems of its Trading Advisor(s) fail.

Each Trading Advisor’s trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any Trading Advisor’s computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that a Trading Advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Trading Advisors’, the Managing Owner’s and the Trust’s reputations, increased operational expenses and diversion of technical resources.

Each Trading Advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

Each Trading Advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Trading

Advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect the Trading Advisor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the Trust’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a Trading Advisor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for the Trading Advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Trading Advisor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

If a Trading Advisor, or third parties on which a Trading Advisor depends, fail to upgrade computer and communications systems, the Trust’s financial condition could be harmed.

The development of complex communications and new technologies may render the existing computer and communication systems supporting the Trading Advisors’ trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, the Clearing Brokers and the executing brokers used by the Trading Advisors. As a result, if these third parties upgrade their systems, the Trading Advisors will need to make corresponding upgrades to continue effectively its trading activities. The Trust’s future success will depend on each Trading Advisor’s and third parties’ ability to respond to changing technologies on a timely and cost-effective basis.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities, pandemics or natural disasters could disrupt trading activity and materially affect profitability.

The operations of the Managing Owner, the Trading Advisors, the Trust, the exchanges, brokers and counterparties with which the Managing Owner, the Trading Advisors and the Trust do business, and the markets in which the Managing Owner, the Trading Advisors and the Trust do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Ongoing wars and other disputes among nations, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to present such risks. Additionally, a serious pandemic, such as avian influenza, or a natural disaster, such as a hurricane, could severely disrupt the global economy.

If any of the Trading Advisors are unable to attract and retain qualified employees, its ability to conduct trading activities may be adversely affected.

Each Series’ future success and growth depends on each Trading Advisor’s ability to attract and retain employees that fit into its culture. There is intense competition for the limited pool of qualified personnel that meets these criteria. If any Trading Advisor is unable to attract and retain qualified personnel, its ability to successfully execute its trading strategies may be diminished.

Regulation of the commodity interest markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect the Trust.

The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change is impossible to predict, but could be substantial and adverse.

Tax and ERISA Risks

You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in the Trust. Tax consequences may differ for different investors, and you could be affected by changes in the tax laws.

Your tax liability may exceed distributions to you.

Cash is distributed to Limited Owners at the sole discretion of the Managing Owner, and the Managing Owner does not currently intend to make any such distribution. Nevertheless, you will be taxed each year on your share of the Trust’s income and gain allocable to the Series of Units in which you invest, regardless of whether you redeem any Units or receive any cash distributions from the Trust.

You could owe taxes on your share of the Trust’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for Federal income tax purposes. Interest income and other ordinary income earned generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of ordinary income for a calendar year even if the Series in which you hold Units reports a net trading loss for that year. Also, your ability to deduct particular operating expenses allocable to your Series may be subject to limitations for purposes of calculating your Federal and/or state and local income tax liability.

You may be taxed on gains that the Trust never realizes.

Because a substantial portion of the Trust’s open positions are “marked-to-market” at the end of each year, some of your tax liability for each year will be based on unrealized gains that the Trust may never actually realize.

Partnership treatment is not assured, and if the Trust is not treated as a Partnership, you could suffer adverse tax consequences.

The Managing Owner has obtained an opinion of counsel to the effect that the Trust will be treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Code, will not be a publicly traded partnership treated as a corporation. The Managing Owner believes it is likely, but not certain, that the Trust will meet this income test. The Trust has not requested, and does not intend to request, a ruling from the Internal Revenue Service, or the Service, concerning its tax treatment. An opinion of counsel is not binding on the Service or the courts and is subject to any changes in applicable tax laws.

If the Trust were to be treated as a corporation for Federal income tax purposes: the net income of the Trust would be taxed at corporate income tax rates, thereby substantially reducing its distributable cash; you would not be allowed to deduct losses of the Trust; and distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of the Trust and would be taxable as such. See “Federal Income Tax Consequences.”

There is the possibility of a tax audit which could result in additional taxes to you.

The Trust’s tax returns may be audited by a taxing authority, and an audit could result in adjustments to the Trust’s returns. If an audit results in an adjustment, you may be compelled to file amended returns and to pay additional taxes plus interest and penalties.

The investment of Benefit Plan Investors may be limited or prohibited if any or all of the Series are deemed to hold plan assets or if the Trading Advisors have pre-existing fiduciary relationships with certain investing Benefit Plan Investors.

Special considerations apply to investments in the Trust by individual retirement accounts, pension, profit-sharing, stock bonus, Keogh, welfare benefit and other employee benefit plans whether or not subject to ERISA or Section 4975 of the Code, each a Plan, a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity, or such entities together with ERISA Plans, Benefit Plan Investors. While the assets of any Series (and Class of any Series) are intended not to constitute plan assets with respect to any Benefit Plan Investors, the United States Department of Labor, or the DOL, or a court could disagree. If the DOL were to find that the assets of some or all of the Series are plan assets, the Managing Owner and the Trading Advisor(s) to such Series would be fiduciaries, certain transactions in the Trust could be prohibited, and the Managing Owner would then have the right to mandatorily redeem out any Limited Owner which is a Benefit Plan Investor. For example, if the Trust were deemed to hold plan assets, the Trading Advisors may have to refrain from directing certain transactions that are currently contemplated. Furthermore, whether or not the Trust is deemed to hold plan assets, if an ERISA Plan has certain pre-existing relationships with the Managing Owner, one or more Trading Advisors, the Selling Agents or a Clearing Broker, investment in a Series may be limited or prohibited. See “ERISA Considerations” and “Restrictions Affecting Benefit Plan Investors.”

Foreign investors may face exchange rate risk and local tax consequences.

Foreign investors should note that the Units are denominated in U.S. Dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease.

Regulatory Risks

Government regulations may change and adversely affect the Trust.

Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, on “commodity pools” such as the Trust. In addition, tax law revisions could have a materially adverse effect on the Trust. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks’ attempts to influence exchange rates. In the current environment, you must recognize the possibility that future regulatory changes may alter, perhaps to a material extent, the nature of an investment in any Series of the Trust.

Failure of the Trust’s other counterparties may result in losses to the Trust.

The Trust may be unable to recover any of its assets in the event of the bankruptcy of any unregulated or OTC counterparty with whom it trades. Such inability to recover the Trust’s assets may result in losses to your investment.

CFTC registrations could be terminated which could adversely affect the Trust or a Series.

If the CE Act registrations or NFA memberships of the Managing Owner or the registered Trading Advisors were no longer effective, these entities would not be able to act for the Trust. If the Managing Owner or a registered Trading Advisor were unable to act for the Trust or a Series, it could adversely affect the Trust or such Series.

For example, if the Managing Owner’s registration as a commodity pool operator, or CPO, under the CE Act or the Managing Owner’s membership as a CPO with the NFA were suspended, revoked or terminated, unless there were at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated, the Trust will be required to dissolve.

Likewise, if a registered Trading Advisor’s registration as a CTA under the CE Act or such Trading Advisor’s membership as a CTA with the NFA were suspended, revoked or terminated, the Trust would remove such Trading Advisor as a trading advisor for the applicable Series. The Managing Owner would then either terminate the Series or hire another CTA to act as Trading Advisor for such Series.

The Trust and the Managing Owner have been represented by unified counsel, and you will not benefit from further review of this offering by independent counsel.

In connection with this offering, the Trust and the Managing Owner have been represented by unified counsel, and the offering and this Prospectus have only been reviewed by such unified counsel. To the extent that the Trust, the Managing Owner or you could benefit by further independent review, such benefit will not be available.

Although the foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards and options, the foregoing risk factors are a complete explanation of all material risks involved in purchasing Units of the Trust. You should read this entire Prospectus before determining to subscribe for Units.

STRUCTURE OF THE TRUST

The Trust was formed on August 8, 2003, as a Delaware statutory trust and will issue separate Series of Units in segregated pools of assets of the Trust, pursuant to the requirements of the Delaware Statutory Trust Act, as amended, or the Trust Act. The Trust’s office in the State of Delaware is c/o Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19805. The Trust’s principal office is c/o Equinox Fund Management, LLC, 1660 Lincoln Street, Suite 100, Denver, Colorado 80264.

The Trust is a multi-advisor commodity pool as described in CFTC Regulation § 4.10(d)(2).

Purchasers of Units will become limited owners of the Trust, or Limited Owners. The Trust Act provides that, except as otherwise provided in the amended and restated declaration of trust and trust agreement of the Trust, or the Trust Agreement, Unitholders in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The Trust Agreement confers substantially the same limited liability, and contains substantially the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. Pursuant to the Trust Agreement, the Managing Owner of the Trust is liable for obligations of a Series in excess of that Series’ assets. Limited Owners do not have any such liability. See “The Trust Agreement—Liabilities.”

Overview of the Series

The Trust’s Units are being offered in eight (8) separate Series: the Balanced Series, Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series. Previously, the Trust had offered an additional Series of Units called the Dunn Series, but such Series of Units is no longer being offered by the Trust.

The Trust, with respect to the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, will offer Units in two separate Classes—Class 1 and Class 2. The Trust, with respect to the Balanced Series, will offer Units in four separate Classes—Class 1, Class 2, Class 1a and Class 2a. The Trust, with respect to each Series, will engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments, including Swaps, and may, from time to time, engage in cash and spot transactions. It is expected that between 10% and 30% of each Series’ assets normally will be invested in one or more Trading Companies to be committed as margin for trading positions, but from time to time these percentages may be substantially more or less. The remainder of each Series’ assets will be maintained at the Trust level for cash management. See “Trading Limitations and Policies.”

The Trust currently utilizes eight different Trading Companies. A portion of the assets of each of the Winton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series have been invested in a single Trading Company, and a portion of the assets of each of the Balanced Series, Winton/Graham Series and Campbell/Graham/Tiverton Series have been invested in more than one Trading Company. Several of the Trading Companies are effectively owned by more than one Series. The management and investment of the assets of each Trading Company varies. The assets of certain Trading Companies are traded by only one Trading Advisor, while the assets of certain other Trading Companies, which are utilized by one or more multi-advisor Series, are traded by multiple Trading Advisors. Certain of the Trading Companies may also invest in Swaps. The investment of the assets of each respective Series among the Trading Companies as of the date of this Prospectus are depicted in the organizational chart on page 23.

The Trading Advisors were selected based upon the Managing Owner’s evaluation of each Trading Advisor’s past performance, trading portfolios and strategies, as well as how each Trading Advisor’s performance, portfolio and strategies complement and differ from those of the other Trading Advisors. However, the Managing Owner is authorized under each advisory agreement between the Trust, the relevant Trading

Company, the Managing Owner and each Trading Advisor, or each, an Advisory Agreement to utilize the services of additional trading advisors for any Series. Except with respect to that portion of each Series’ assets maintained at the Trust level for cash management purposes, the Managing Owner has invested the balance of the proceeds from the Initial Offering of such Series’ Units of the applicable Trading Company (or Trading Companies, in the case of certain of the Series in respect of which assets are allocated to more than one Trading Advisor) for each such Series and all such proceeds will be initially available for commodities trading purposes. It is currently contemplated that, except with respect to that portion of each Series’ assets maintained at the Trust level for cash management purposes from time to time, the balance of the additional capital raised from such Series during the Continuous Offering of Units will continue to be invested in the relevant Trading Company (or Trading Companies, as applicable). The Trading Advisors are not affiliated with the Trust, the Trustee or the Managing Owner. If a Trading Advisor’s trading reaches a level where certain position limits restrict its trading, such Trading Advisor will modify its trading instructions for the Series and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. See “Past Performance of Other Pools Sponsored by the Managing Owner and The Bornhoft Group Corporation.” None of the Trading Advisors nor any of their principals currently have any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future. For a summary of the Advisory Agreements between each Trading Advisor, the Trust and the Managing Owner, see “Advisory Agreements.”

With respect to the Balanced Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series, the Managing Owner may employ leverage at two possible levels. First, the Managing Owner may strategically employ notional equity at the overall portfolio level by strategically allocating an amount of assets to the Trading Advisors in excess of such Series’ net assets, thereby increasing the overall leverage of such Series’ portfolio. Second, the Managing Owner may allocate notional equity among various Trading Advisors that employ varying amounts of leverage within their individual trading programs. See the Balanced Series Appendix, the Campbell/Graham/Tiverton Series Appendix, the Currency Series Appendix and the Long/Short Commodity Series Appendix.

For a description of each Series’ Trading Advisor(s) and its (or their) principals, as well as a general description of the trading strategies and trading portfolios each such Trading Advisor will employ in its trading on behalf of the Trust, the past performance of such Trading Advisor(s), the Break-Even Analysis for each Series and the management fees and incentive fees to be charged to each Series of Units, see the Appendix for such Series. The descriptions in such Appendices were derived by the Managing Owner in part from information provided by each Trading Advisor. Because the Trading Advisors’ trading programs are proprietary, the descriptions in each Appendix are of necessity general in nature.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended, that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Trust. All statements other than statements of historical facts included in this Prospectus may constitute forward-looking statements. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate,” “foresee,” “continue,” “plan” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the Trust’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Although the Managing Owner believes that the expectations and underlying assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations or underlying assumptions ultimately will prove to have been correct. Important factors that could cause actual results to differ materially from projected or forecasted results or stated expectations are disclosed in this Prospectus, including under the heading “Risk Factors.”

You should not place undue reliance on any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Managing Owner or any other person that the objective and expectations of the Fund will be achieved. Except as expressly required by the Federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

TRADING LIMITATIONS, POLICIES AND SWAPS

The following limitations and policies are applicable to the Trust as a whole and to each Series individually. The application of these limitations and policies will be identical for all Series of the Trust and each Trading Advisor. A Trading Advisor sometimes may be prohibited from taking positions for a Series that it would otherwise prefer to acquire because of the need to comply with these limitations and policies. The Managing Owner will monitor compliance with the trading limitations and policies set forth below, and it may impose such additional restrictions upon the trading activities of any Trading Advisor (through modification of the limitations and policies) as it, in good faith, deems appropriate and in the best interests of each Series, subject to the terms of the applicable Advisory Agreement. See “Advisory Agreements.”

The Managing Owner will not approve a material change in the following trading limitations and policies for any Series without obtaining the prior written approval of Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of such Series (excluding Units owned by the Managing Owner and its Affiliates). However, without obtaining such approval, the Managing Owner may impose additional limitations on the trading or investment activities of each Series or on the types of instruments in which a Trading Advisor can invest if the Managing Owner determines that additional limitations are necessary to assure that 90% of the Trust’s income is Qualifying Income or are in the best interests of a Series.

Trading Limitations

No Series of the Trust will: (i) engage in pyramiding its commodities positions (i.e., use unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions; (ii) borrow or loan money (except with respect to the initiation or maintenance of the Series’ commodities positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that each Series of the Trust is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the Managing Owner or its affiliates, or permit the Managing Owner or any affiliate to engage in any reciprocal business arrangements that would circumvent the foregoing prohibition; (iv) permit any Trading Advisor to share in any portion of the commodity brokerage fees paid by a Series of the Trust; (v) commingle its assets, except as permitted by law; or (vi) permit the churning of its commodity accounts.

The Trust, with respect to each Series, will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

Subject to the foregoing limitations, each Trading Advisor has agreed to abide by the trading policies of the Series of the Trust, which currently are as follows:

(1) Series funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

(2) Stop or limit orders may, in a Trading Advisor’s discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, however, no assurance can be given that the Clearing Brokers will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

(3) A Trading Advisor generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances. This policy does not apply to forward and cash market transactions.

(4) A Trading Advisor, on behalf of the applicable Trading Company, may occasionally make or accept delivery of a commodity including, without limitation, currencies. A Trading Advisor also may engage in “EFP” transactions (i.e., an exchange of futures for physical transaction, as permitted on the relevant exchange) involving currencies and metals and other commodities. Provided that the applicable Trading Company constitutes an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the CE Act), such Trading Company may engage in Swaps and a Trading Company may access certain Trading Advisors by entering into total return Swaps.

(5) A Trading Advisor may, from time to time, employ trading techniques such as spreads, straddles and conversions.

(6) A Trading Advisor will not initiate open futures or option positions that would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of the applicable Series’ Net Asset Value for any one commodity or in excess of 66 2/3% of the applicable Series’ Net Asset Value for all commodities combined. Under certain market conditions, such as where there is an inability to liquidate open commodities positions because of daily price fluctuations, the Managing Owner may be required to commit as margin in excess of the foregoing limits and in such case the Managing Owner will cause the Trading Advisor to reduce its open futures and option positions to comply with these limits before initiating new commodities positions.

(7) If a Trading Advisor engages in transactions in forward currency contracts on behalf of a Series other than with or through the Clearing Brokers, it will only engage in such transactions with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus and related accounts of at least $100,000,000, as shown by its published financial statements for that year, or through a broker-dealer firm whose aggregate balance in its capital, surplus and related accounts is at least $50,000,000. If transactions are effected for a Trading Company in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. The utilization of other forward markets requires the consent of the Managing Owner.

Swaps

In addition to the allocations to the Trading Advisors, certain Series of the Trust will strategically invest a portion or all of their assets in total return Swaps and other derivative contracts and instruments selected at the direction of the Managing Owner. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical Swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of commodities or other investments representing a particular index. Swaps may also be structured like call options. Each Series’ investment in Swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements.

Swap Counterparties

The Managing Owner follows a procedure in selecting well-established financial institutions which the Managing Owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established, to act as Swap counterparties. The Managing Owner selects Swap counterparties on the basis of the quantitative and qualitative selection criteria established by the Managing Owner from time to time in its sole discretion. The Managing Owner evaluates prospective Swap counterparties pursuant to the following factors:

•	its reputation, experience and policies;

•	the stability of its business structure and operations;

•	the experience and integrity of its professionals;

•	the quality of its risk management procedures and internal controls;

•	how its business strategy relates to the strategies of the relevant Series;

•	the Swap terms and conditions that it offers;

•	its ability to provide timely and accurate reporting; and

•	such other evaluations and analyses as the Managing Owner may deem appropriate.

Generally, the Managing Owner will enter into Swaps with financial institutions that have, or whose Swap obligations are guaranteed by a parent company that has, a minimum long-term unsecured debt rating of BBB+ from Standard & Poor’s Corporation and Baa1 from Moody’s Investors Services, Inc.

Neither the Trust nor any Series is sponsored, endorsed, sold or promoted by any existing or future Swap counterparty. In addition, no Swap counterparty acts or will act as a Trading Advisor to any Series of the Trust. This Prospectus has not been reviewed or approved by any existing or prospective Swap counterparty.

Swap Documentation; Swap Risks

The documentation for each Swap will be based upon the standard form ISDA Master Agreement (Multicurrency—Cross Border) and Credit Support Annex, with mutually agreed changes. A Trading Company which invests in Swaps on behalf of a Series may pledge a portion of such Series’ assets to the Swap counterparty as margin to secure the Trading Company’s obligations under the Swap. The Swap counterparty will have the right to deal with the pledged funds in any manner it chooses subject only to such Trading Company’s right of repayment upon, among other things, fulfillment of all of its obligations under the Swap. The pledged funds may, but are not guaranteed to, bear interest.

Each Swap generally will have a termination date of no more than one (1) year from the date the Swap is entered into, or the Termination Date. Upon the Termination Date, the Trading Company in which the assets of such Series are invested may enter into a new Swap. Each Swap may be terminated by the Swap counterparty prior to the Termination Date in certain circumstances, including (i) a failure of the Trading Company to pay under any Swap (including a failure to pay margin) or certain other breaches on the part of such Trading Company, (ii) the occurrence of certain events of bankruptcy, insolvency or dissolution in relation to such Trading Company or (iii) changes to applicable law which have the effect of subjecting the Swap counterparty to material loss due to the characterization of any payments under the Swap, or of imposing or adversely modifying any material reserve, special deposit or similar requirement against assets or hedges incidental to the Swap, or materially adversely affecting the amount of capital or increasing the amount of regulatory capital required in connection with the Swap.

Payment upon the early termination of a Swap in the event of a default by a Trading Company or upon an early termination event affecting a Trading Company could result in significant losses to the Trading Company in which the assets of such Series will be invested.

Series which enter into Swaps also face the risk of non-performance by a Swap counterparty. Counterparties to Swaps are generally a single bank or other financial institution rather than a clearing organization backed by a group of financial institutions. As a result, Swap counterparty credit risk may result in significant losses.

THE TRUST AND ITS SERIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY, AND NONE OF THE INFORMATION PRESENTED IN THIS PROSPECTUS HAS BEEN REVIEWED OR APPROVED BY, ANY SWAP COUNTERPARTY. INVESTORS IN ANY SERIES WHICH INVESTS IN SWAPS ARE NOT A PARTY TO, AND DO NOT HAVE ANY RIGHTS WITH RESPECT TO, SUCH SWAPS.

DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

The Trust was formed on August 8, 2003, under the Trust Act. The sole trustee of the Trust is Wilmington Trust Company, which delegated its duty and authority for the management of the business and affairs of the Trust to the Managing Owner and will have limited liability, as set out in the Trust Agreement. See “Fiduciary Responsibilities—Accountability.”

The Managing Owner may be deemed to be, and the Trustee will not be deemed to be, a “Promoter” of the Trust within the meaning of the Securities Act. None of the foregoing persons is an “affiliate” (as that term is used for purposes of the Securities Act) of any of the Trading Advisors. The Managing Owner may be deemed to be a “parent” of the Trust within the meaning of the Federal securities laws.

A brief description of the Trustee, the Managing Owner, and the officers and directors of the Managing Owner, follows:

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the Trust. The Trustee’s principal offices are located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19805. The Trustee is unaffiliated with each of the Managing Owner and the Trading Advisors, and the Trustee’s duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Trust Agreement. The Trustee will accept service of legal process upon the Trust in the State of Delaware. See “Trust Agreement—Trustee.” Limited Owners will be notified by the Managing Owner of any change of the Trust’s trustee.

The Managing Owner

Equinox Fund Management, LLC, a Delaware limited liability company formed in June 2003, is the managing owner of the Trust. The Managing Owner became registered under the CE Act as a CPO as of August 6, 2003, and has been a member of the NFA in such capacity since that date. The Managing Owner’s main business office is located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, telephone (303) 837-0600. For a description of the Managing Owner’s responsibilities to the Trust, see “Duties of the Managing Owner.”

The most recent audited consolidated statement of financial condition of the Managing Owner and report of the independent accountants thereon is attached to this Prospectus. See “Index to Certain Financial Information.”

Principals of the Managing Owner

The current officers and directors of the Managing Owner are as follows:

Robert J. Enck is the President and Chief Executive Officer, and a member of the managing committee of the Managing Owner, or the Executive Committee. In addition, Mr. Enck has been registered as a principal of the Managing Owner since July 2007. Mr. Enck joined the Managing Owner on March 1, 2007, with more than 20 years of extensive management experience with large, highly regulated health care organizations such as Bristol- Myers Squibb and Quintiles as well as with more entrepreneurial venture capital funded organizations. Most recently, from March 2003 to March 2007, Mr. Enck was the Senior Managing Director of The Hermes Group LLC, an advisory firm that specialized in management advisory services, as well as merger and acquisition-related services. At the Hermes Group, Mr. Enck was a member of the ownership team that acquired Ascendia Brands (formerly Lander Company), a $200 million health and beauty care company. As part of this team, Mr. Enck focused on acquisitions, marketing, outsourcing initiatives and the reverse merger of Lander into a public company. Prior to joining Hermes, from March 2001 to March 2003, Mr. Enck served as a General Manager and Vice President within Quintiles Transnational, a multi-national pharmaceutical services firm with nearly two billion dollars in annual revenues. Mr. Enck joined Quintiles as a result of Quintiles’ acquisition of Beansprout Networks, where Mr. Enck served as CEO. As CEO of Beansprout, Mr. Enck conceived of, and executed, a dramatic refocus of the company and engineered the successful transaction with Quintiles. Prior to joining Beansprout, from September 1998 to March 2001, Mr. Enck was President of Rx Remedy Information Services, a company focused on providing pharmaceutical firms with longitudinal patient-reported health care information. Before that, Mr. Enck was with Summit Medical Systems from January 1994 to September 1998, where he held a number of senior-level positions, including President and General Manager of its subsidiary, Medical Information Systems (MIS), as well as Vice President of Sales and Marketing of parent company, Summit. Mr. Enck joined Summit when it was a private firm and was a member of the management team that grew the business and conducted a successful IPO. Additionally, Mr. Enck served as President of MIS, where he executed its sale to United Healthcare. Earlier, he spent nine years with Bristol-Myers Squibb and held management positions in the areas of managed care, government programs and sales management. Mr. Enck holds a B.S. degree in Natural Sciences from St. John’s University, Collegeville, MN and an MBA in Management from the University of St. Thomas, St. Paul, MN.

Richard E. Bornhoft is the Chairman of the Board, Chief Investment Officer Manager and a member of the Executive Committee of the Managing Owner. In addition, Mr. Bornhoft has been registered as a principal and an associated person of the Managing Owner since August 2003. Mr. Bornhoft also is President of The Bornhoft Group Corporation, or The Bornhoft Group, and has been registered as a principal and an associated person of The Bornhoft Group since September 1985 and November 1985, respectively. Mr. Bornhoft is also a principal of Bornhoft Group Securities Corporation, a registered broker/dealer, and SectorQuant Capital Management, LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, or the Advisers Act. From March 1990 to June 1997, Mr. Bornhoft was a principal and associated person of Hart Asset Management Group, Inc., a registered CTA and CPO. Mr. Bornhoft has over 25 years of experience in advising both private and institutional clientele in the alternative investment industry, beginning his career in 1979. The Bornhoft Group was formed in 1985 as an investment management firm, providing alternative investments (i.e., investments other than long-only investments in publicly-traded stocks, bonds and cash-equivalent securities) to institutions and high net worth investors. Over the past two decades, Mr. Bornhoft has been responsible for the planning, creation and execution of the company’s business strategy. This responsibility has included such tasks as the design and implementation of the asset allocation, valuation and risk management systems, and the distribution of client assets into alternative investment products and services. His company has designed and operated alternative investment portfolios for approximately 20 pension plans, corporations and banking institutions throughout the world. From July 1996 to September 2000, Mr. Bornhoft was a principal and associated person of Covenant Portfolio Management Inc., a registered CTA and CPO, and from December 1997 to March 2001, Mr. Bornhoft was a principal and associated person of Warwick Capital Management, Inc., a registered CTA. From June 1998 to August 2001, Mr. Bornhoft was a principal and associated person of The Bornhoft Advisory Group Corporation, a registered CTA. Prior to forming The Bornhoft Group in 1985, Mr. Bornhoft was Vice-President of Product Development for the Managed Account Corporation, an investment consulting firm that offered managed futures products to its clientele. From January 1984 to August 1985, Mr. Bornhoft was a principal and associated person of Man International, Inc., a registered FCM. From 1979 to 1983, his activities included serving as a Denver branch manager for Geldermann, Inc. (a Chicago-based futures brokerage firm) and as an investment advisor, developing trading systems and advising client assets in managed futures. He has served on numerous arbitration boards and various committees of certain regulatory and industry organizations and is a frequent speaker at international conferences and symposiums on alternative investments.

He has written numerous articles in leading financial publications and is a contributing author to The Handbook of Managed Futures—Performance, Evaluation and Analysis (McGraw-Hill, 1997) and Searching for Alpha—The Quest for Exceptional Investment Performance (Wiley, 2000). Mr. Bornhoft was a founding principal of Morningstar Hedge Inc. He currently holds SEC/NASD Series 7, 24 and 63 registrations, in addition to a CFTC/NFA series 3 registration.

Ron S. Montano is the Chief Administration Officer and Secretary of the Managing Owner. In addition, Mr. Montano has been registered as a principal of the Managing Owner since August 2003. Mr. Montano is also the Chief Operations Officer of The Bornhoft Group. Mr. Montano joined the Bornhoft Group in November 1997 and has been registered as a principal thereof since May 1998. Mr. Montano is also a principal of Bornhoft Group Securities Corporation. His responsibilities include providing oversight and management to all divisions of The Bornhoft Group companies, managing all personnel activities, and directing marketing campaigns. Mr. Montano draws upon his extensive experience in leadership and management skills during his successful and highly decorated 23-year career in the U.S. Army/Army Recruiting Command. He achieved the rank of Command Sergeant Major responsible for administrative functions including manpower assessment, relocation and problem solving, training, documentation and community relations. During his tenure, his oversight has included overseeing six recruiting companies and 51 recruiting stations within the New England states territory, and seven companies and 52 recruiting offices and over 300 recruiting sales representatives in Michigan, which was the largest recruiting territory in the United States. He graduated with a degree in Applied Science as well as being selected for and graduated from the U.S. Army Sergeants Major Academy. Mr. Montano was selected to be directly involved in the U.S. Army Recruiting Command policy development process. He has been highly decorated for his accomplishments in promoting his assigned territories, which earned him the Army’s coveted “Legion of Merit Award.”

S. Brent Bales is the Chief Financial Officer of the Managing Owner. In addition, Mr. Bales has been registered as a principal of the Managing Owner since August 2003. Mr. Bales is also the Vice President of Finance for The Bornhoft Group. Mr. Bales joined The Bornhoft Group in June 2000 and has been registered as a principal thereof since December 2001. Prior to that, from June 1992 through June 2000, he was employed as the Controller of Colorado Pen Company. Mr. Bales’ responsibilities include supervision of all accounting activities, valuation of client portfolios and monitoring of risk management systems. Mr. Bales has over 25 years of experience in finance, accounting and the operation of businesses, as well as over 15 years of experience in senior management positions with various start-up and developmental businesses. He is a Certified Public Accountant with past experience that includes tenures with Touche Ross & Co. and other corporations with responsibilities that encompassed auditing, revenue and cost accounting, cash management and tax audit representation. Mr. Bales received his Bachelor’s degree in Accounting in 1973 from University of Denver and his Certified Public Accountant certification in 1977.

Executive Committee

The Executive Committee is responsible for the general oversight of the Managing Owner’s business and functions like a board of directors of a corporation. The current members of the Executive Committee are Robert J. Enck, Richard E. Bornhoft, John C. Plimpton and John R. Zumbrunn.

Robert J. Enck

Mr. Enck’s biography appears above under the caption “Officers of the Managing Owner.”

Richard E. Bornhoft

Mr. Bornhoft’s biography appears above under the caption “Officers of the Managing Owner.”

John C. Plimpton

Mr. Plimpton is a member of the Executive Committee of the Managing Owner. In addition, Mr. Plimpton has been registered as a principal and associated person of the Managing Owner since August 2003 and has been a member of the NFA in such capacities as of such date. In November 2002, Mr. Plimpton formed Solon Capital, LLC, or Solon Capital. Solon Capital has been registered under the CE Act as a CPO since December 17, 2002 and became a member of the NFA on June 9, 2003. Mr. Plimpton has been registered under the CE Act as a principal and as an associated person of Solon Capital since December 2002 and has been a member of the NFA with Solon Capital in such capacities since June 2003.

Mr. Plimpton was a Director of Investments at Willowbridge Associates Inc. from February 1995 through September of 2000 where he was responsible for raising assets and for evaluating investment opportunities in insurance and financial services for Willowbridge Associates Inc. and its affiliates, including Union Spring Asset Management, Inc. From September 2000 through January 2001, he was employed at Quantitative Financial Strategies Inc. in Stamford, Connecticut. Willowbridge Associates Inc. has been an NFA member and has been registered under the CE Act as a CTA and a CPO since May 3, 1988. Union Spring Asset Management, Inc. has been an NFA member and has been registered under the CE Act as a CTA and a CPO since March 29, 1996. Quantitative Financial Strategies Inc. has been an NFA member and has been registered under the CE Act as a CTA and a CPO since May 17, 1990.

From February 2001 through September 2002, he was the Director of Corporate Development for Beacon Management Corporation USA of Princeton, New Jersey. Mr. Plimpton was registered under the CE Act as an associated person of Beacon Management Corporation USA and was a member of the NFA in such capacity but withdrew such registration and membership in August 2004.

He holds a B.A. in Economics from the University of Chicago and an MBA in corporate finance and corporate accounting from the William E. Simon School of Management at the University of Rochester. He earned his Chartered Life Underwriter and Chartered Financial Consultant designations from the American College.

John R. Zumbrunn

Mr. Zumbrunn is a member of the Executive Committee of the Managing Owner. In addition, Mr. Zumbrunn has been registered as a principal of the Managing Owner since August 2003. Since April 1994 he has served as a financial and trading consultant to Willowbridge Associates Inc. and Union Spring Asset Management, Inc. and through July 2007 as a principal of Millstone Portfolio Management, an advisory affiliate of Union Spring Asset Management, Inc. Since 1985 Mr. Zumbrunn was Managing Director of Princeton Investment Technologies, an investment advisory and consulting firm. From 1991 to 1994, he was the Director of Research of Tricon U.S.A., a managed futures and alternative investments fund. Since July 1982, Mr. Zumbrunn has been registered under the CE Act as a sole proprietor CTA and was a member of the NFA in such capacity until he withdrew such membership in October 1994. He has over 20 years of investment, trading, and quantitative research experience with Chemical Bank, The Prudential Insurance Company of America, Salomon Brothers, and Commodities Corporation. Mr. Zumbrunn holds a Ph.D. in Mathematics from the University of California at Berkeley and an A.B. in Mathematics from Princeton University and has taught mathematics at Columbia University and the City University of New York.

The sole members of the Managing Owner are Plimpton Capital, LLC and The Bornhoft Group which have been registered as principals of the Managing Owner since August 2003.

The Bornhoft Group

The overall fund management and asset allocation activities will be performed for the Trust by one of the members of Managing Owner, The Bornhoft Group. The Bornhoft Group has been registered under the CE Act as a CPO and as a CTA since November 1985 and has been a member of the NFA in such capacities as of such date. The principals of The Bornhoft Group are Richard E. Bornhoft, Ron S. Montano, Brian R. Bell and S. Brent Bales. All asset allocation and trading decisions for The Bornhoft Group are performed by the Investment

Committee of The Bornhoft Group, which consists of Messrs. Bornhoft, Bell and Bales. The biographies for Messrs. Bornhoft, Montano and Bales appear above under the caption “Officers of the Managing Owner.” The biography for Mr. Bell appears below.

Brian R. Bell is Director of Research for The Bornhoft Group and is responsible for the research and selection of qualified CTAs for various institutional and retail portfolios. Mr. Bell has been involved in the futures industry since 1987. Mr. Bell joined The Bornhoft Group in April 2005 and has been registered as a principal of The Bornhoft Group since August 2005. Mr. Bell is also involved with CTS Capital Management, LLC, a CTA located in Denver, Colorado, where he manages the trading and research, focusing on a multiple-strategy portfolio approach. Mr. Bell has been registered as a principal and associated person of CTS Capital Management, LLC since September 2005 and October 2005, respectively, and as a member of the NFA in such capacity since October 2005. Beginning in February 2000, Mr. Bell was President and owner of Custom Trading Solutions, Inc., which developed CTS Studies and BestCommodityCharts.com, technical indicators used with CQG and TradeStation products, and marketed them to customers across North and South America, Australia, Asia and Europe. Mr. Bell was registered under the CE Act as a principal of Custom Trading Solutions, Inc. from July 2003 until December 2005, and as an associated person in such capacity from April 2004 until December 2005. Custom Trading Solutions, Inc. was registered under the CE Act as a CTA from July 2003 until December 2005, and as an NFA member from April 2004 until December 2005. Mr. Bell also developed and instructed three-day seminars on designing and evaluating mechanical trading systems for major Wall Street clients, including Morgan Stanley, Credit Suisse First Boston, SAC Capital, Greenwich Capital and FX Concepts, Inc., or FX Concepts. Mr. Bell also provided consulting services to many private and professional traders on the design and evaluation of technical indicators and trading systems. Additionally, he designed proprietary trading system evaluation and optimization algorithms and supporting software. Prior to starting Custom Trading Solutions, Inc. in February 2000, Mr. Bell was a Senior Software Engineer at CQG, Inc. for fourteen years from May 1987 through February 2000, where Mr. Bell conducted technical analysis and trading system research that resulted in many of the features in CQG for Windows. Mr. Bell has published articles in Technical Analysis of Stocks & Commodities and Working Money Magazine. Mr. Bell earned both his M.S. in Electrical Engineering and his B.S. in Engineering Physics from the University of Colorado. Mr. Bell currently holds a CFTC/NFA Series 3 registration.

Established in 1985, The Bornhoft Group (formerly Hart-Bornhoft, Inc.) is one of the oldest asset management firms specializing in alternative investments. The firm structures and actively manages funds and portfolios comprised of performance-oriented portfolio managers for United States and internationally based private and institutional investors. Investments include managed futures, hedge funds, alternative investment indexing, structured notes and portfolio overlays.

The Bornhoft Group has specialized in the identification, research, and management of multi-advisor managed futures portfolios since its inception with cumulative aggregate allocated assets of approximately $1.7 billion to CTAs. Over its history, The Bornhoft Group has also established relationships with over twenty-five (25) U.S. brokerage firms that have sold their commodity and hedge funds.

The Bornhoft Group has a database of over 1,000 alternative investment programs. It began the creation of a proprietary database of Advisors as well as proprietary analytical software in 1983. Since this time, the company’s database has evolved to also include commercial information. It has a well-established and tested infrastructure that provides fund administration, accounting, cash management, client services and reporting services for commodity and hedge funds. The development of its proprietary fund administration and valuation systems began in 1989.

The Bornhoft Group has an on-going commitment to the development of alternative investment products.

Reported Information

Information concerning the Trust and its operations, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk,

is set forth in the Trust’s most recent annual report on Form 10-K as filed with the SEC. The Trust hereby specifically incorporates by reference into this Prospectus the Trust’s most recent annual report on Form 10-K and all other reports filed by the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such most recent annual report on Form 10-K. Upon written or oral request, the Trust will provide to each person, including any beneficial owner of Units, to whom a Prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this Prospectus but not delivered with the Prospectus. The Trust will provide such reports or documents at no cost to the requester. If you would like copies of such reports, please contact the Managing Owner at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, telephone number (303) 837-0600. In addition, such reports may be accessed via the Trust’s website at http://www.thefrontierfund.com.

The Trust files annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC. The public may read and copy any materials that the Trust files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet database, called EDGAR, that contains reports and other certain information regarding issuers that file electronically with the SEC (such as the Trust). The EDGAR database is located at http://www.sec.gov.

Past Performance of The Trust

Set forth on the following page is the performance record of trading of the Trust from its inception through November 2008. This performance record does not differentiate between the performance of different Series. An investor in the Trust during any depicted period would not have experienced the depicted performance results unless the Investor had made equal, simultaneous investments in all Series.

PAST PERFORMANCE OF THE FRONTIER FUND

The Capsule Performance Table which follows sets forth the actual past performance of The Frontier Fund during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	0.57%	0.86%	3.04%	-4.90%
February	6.72%	-4.03%	-2.36%	-1.15%
March	-0.32%	-2.60%	3.11%	-2.42%
April	-0.66%	2.78%	1.57%	-6.06%
May	1.08%	5.57%	-2.16%	2.97%
June	4.89%	1.23%	-1.51%	4.69%
July	-3.11%	-5.93%	-1.36%	-1.58%
August	-0.77%	-5.00%	-1.10%	-0.68%
September	-0.51%	4.63%	-1.61%	1.53%	-0.60%
October	3.47%	3.21%	0.87%	-0.57%	2.46%
November	2.73%	-1.71%	2.04%	7.06%	5.31%
December		0.09%	2.74%	-1.19%	-0.61%
Year	14.57%	-1.68%	3.06%	-3.03%	6.60%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Inception of Trading:	September 24, 2004†
Aggregate Gross Capital Subscriptions for The Frontier Fund as of November 30, 2008:	$761,401,665.85
Net Asset Value of The Frontier Fund as of November 30, 2008:	$586,736,389.48
Worst Monthly Percentage Draw-down:	-6.06% (April 2005)
Worst peak-to-valley Draw-down:	-14.35% (November 2004 through April 2005)

The Frontier Fund performance table sets forth the actual performance of all Series of The Frontier Fund. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees, and interest income of the Series of The Frontier Fund.

†	The Winton Series, Currency Series and Dunn Series and Class 1 and Class 2 of the Balanced Series of The Frontier Fund commenced trading on September 24, 2004. The Winton Series was designated as the “Beach Series” until May 2006. The Winton/Graham Series commenced trading on November 22, 2004; until May 2008, it was designated as the “Graham Series.” The Campbell/Graham/Tiverton Series commenced trading on February 14, 2005; until May 2008, it was designated as the “Campbell/Graham Series.” The Long Only Commodity Series commenced trading on March 1, 2006. The Long/Short Commodity Series commenced trading on March 6, 2006. The Managed Futures Index Series commenced trading on April 25, 2006. Class 1a and Class 2a of the Balanced Series commenced trading on May 1, 2006. Therefore, the performance table above includes the performance of the Winton Series, Currency Series and Dunn Series and Class 1 and Class 2 of the Balanced Series from October 2004 forward, the performance of the Winton/Graham Series from December 2004 forward, the performance of the Campbell/Graham/Tiverton Series from March 2005 forward, the performance of the Long Only Commodity Series and Long/Short Commodity Series from March 2006 forward, the performance of the Managed Futures Index Series from April 2006 forward and the performance of Class 1a and Class 2a of the Balanced Series from May 2006 forward.

*	Draw-down means losses experienced by the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Past Performance of the Series

For the performance record of trading for the Units of each Class of each Series of the Trust, please see the Appendix for each Series of the Trust.

Set forth on the following pages is the actual performance record of trading of the Dunn Series of Units from its inception through October 15, 2007, when it ceased trading. The Dunn Series of Units commenced trading in September 2004 and is no longer being offered by the Trust.

PAST PERFORMANCE OF DUNN SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Dunn Series Class 1 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Dunn Series is Closed —

Month	2007	2006	2005	2004
January	-0.72%	-6.61%	-4.09%
February	-12.64%	-2.75%	-6.38%
March	-6.39%	9.19%	-4.61%
April	3.13%	10.42%	-9.08%
May	12.16%	-5.59%	13.53%
June	6.82%	-5.82%	9.61%
July	-18.15%	-3.05%	-4.73%
August	-24.96%	-2.05%	-5.46%
September	14.92%	-2.27%	-5.85%	-5.18%
October	-3.21%	-3.14%	1.74%	9.06%
November		1.83%	3.09%	6.56%
December		(0.61%)	-4.02%	-4.75%
Year	-34.47%	-11.42%	-17.28%	4.96%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Dunn Series Class 1
Inception of Trading of Dunn Series Class 1:	September 24, 2004
Aggregate Gross Capital Subscriptions for Dunn Series Class 1:	$278,793.00
Net Asset Value of Dunn Series Class 1:	$0.00†
Worst Monthly Percentage Draw-down:	-24.96% (August 2007)
Worst peak-to-valley Draw-down:	-57.00% (November 2004 to August 2007)

The Dunn Series Class 1 performance table sets forth the actual performance of the Dunn Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Dunn Series Class 1 of The Frontier Fund. When the Dunn Series ceased trading, these items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, were:

•	Brokerage commissions and investment and trading fees and expenses: 1.34%

•	Management fees: 0.0%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned monthly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited.

†	The Dunn Series Class 1 ceased trading on October 15, 2007 and had no net asset value as of any subsequent month-end.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE OF DUNN SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Dunn Series Class 2 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

— The Dunn Series is Closed —

Month	2007	2006	2005	2004
January	-0.45%	-6.37%	-3.84%
February	-12.44%	-2.53%	-6.16%
March	-6.16%	9.47%	-4.37%
April	3.39%	10.67%	-8.86%
May	12.45%	-5.33%	13.83%
June	7.08%	-5.59%	9.88%
July	-17.92%	-2.81%	-4.48%
August	-24.76%	-1.80%	-5.22%
September	15.17%	-2.04%	-5.62%	-5.15%
October	-3.08%	-2.88%	2.00%	9.31%
November		2.08%	3.34%	6.84%
December		(0.37%)	-3.79%	-4.51%
Year	-28.81%	-8.74%	-14.77%	5.77%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Dunn Series Class 2
Inception of Trading of Dunn Series Class 2:	September 24, 2004
Aggregate Gross Capital Subscriptions for Dunn Series Class 2:	$2,151,563.86
Net Asset Value of Dunn Series Class 2:	$0.00†
Worst Monthly Percentage Draw-down:	-24.76% (August 2007)
Worst peak-to-valley Draw-down:	-53.29% (November 2004 to August 2007)

The Dunn Series Class 2 performance table sets forth the actual performance of the Dunn Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Dunn Series Class 2 of The Frontier Fund. When the Dunn Series ceased trading, these items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value, were:

•	Brokerage commissions and investment and trading fees and expenses: 1.34%

•	Management fees: 0.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned monthly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited.

†	The Dunn Series Class 2 ceased trading on October 15, 2007 and had no net asset value as of any subsequent month-end.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

DUTIES OF THE MANAGING OWNER

Management of the Trust

The Managing Owner will manage each Series’ business and affairs, but will not (except in certain limited, and essentially emergency, situations) direct the trading activities for any Series. The Managing Owner will be responsible for the renewal of the Advisory Agreements with the Trading Advisors, as well as for the selection of additional and/or substitute trading advisors. See “Advisory Agreements.” In addition, the Managing Owner selected the Trustee and is responsible for determining whether to retain or replace the Trustee.

The Managing Owner seeks to provide various fund features including, but not limited to:

•	Institutional quality asset allocation with institutional pricing; and

•	Unit Series and Classes available for the institutional investor.

The Managing Owner will be directly responsible for preparing monthly and annual reports to the Limited Owners, filing reports required by the CFTC, the SEC and any other Federal or state agencies or self-regulatory organizations, and calculating the Net Asset Value of each Series and all fees and expenses, if any, to be paid by each Series. The Managing Owner provides suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of each Series. The Managing Owner is responsible for selecting the FCMs, OTC foreign currency prime brokers and Swap counterparties for each Trading Company.

Retention of Affiliates

The Managing Owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust and each Series so long as the Managing Owner has made a good faith determination that:

•	the affiliate that it proposes to engage is qualified to perform such services;

•	the terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties; and

•	the maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust.

The fees of any such affiliates will be paid by the Managing Owner or an affiliate.

Notification of Decline in Net Asset Value

If the estimated Net Asset Value per Unit of any Series declines, as of the end of any Business Day, to less than 50% of the Net Asset Value per Unit of that Series as of the end of the immediately preceding Valuation Point, then the Managing Owner will notify the Limited Owners of that Series within seven (7) Business Days of such decline. The notice will include a description of the Limited Owners’ voting and redemption rights.

Maximum Contract Term

The Trust or any Series of the Trust is prohibited from entering into any contract with the Managing Owner or its affiliates which has a term of more than one (1) year and which is not terminable by the Trust without penalty upon sixty (60) days’ prior written notice.

Managing Owner Participation in Trust Income and Losses

The Managing Owner participates in the income and losses of each Series in the proportion which its ownership of General Units of such Series bears to the total number of Units of such Series on the same basis as the Limited Owners.

Selection and Replacement of Trading Advisors

The Managing Owner is responsible for the selection, retention and termination of the Trading Advisors on behalf of each Series. The Managing Owner has delegated such responsibility to one of its principals—The Bornhoft Group.

The Bornhoft Group utilizes certain quantitative and qualitative analysis in connection with the identification, evaluation and selection of the Trading Advisors. The Bornhoft Group’s proprietary and commercial analytical software programs and comprehensive trading advisor database provide the quantitative basis for the Trading Advisor selection and portfolio implementation process.

In 1983, the principals of The Bornhoft Group began compiling The Bornhoft Group’s proprietary database of the leading United States and internationally based alternative investment programs. Trading advisors are monitored and performance data is entered on a daily, monthly, quarterly or bi-annual basis according to internal ranking systems.

The Bornhoft Group’s research department is continually refining ways to assimilate vast amounts of trading advisor performance data and due-diligence information. The proprietary and commercial database of alternative investment programs is always increasing. Research team members regularly interact with trading advisors throughout the due-diligence and monitoring process. Only those programs that have met strict quantitative and qualitative review are considered as potential managers of client assets. Following is a summary of the quantitative and qualitative analysis:

Quantitative Analysis

The Bornhoft Group’s analytical software system applies a variety of statistical measures towards the evaluation of current and historical advisor performance data. Statistical measures include but are not limited to: (1) risk/reward analysis, (2) time window analysis, (3) risk analysis, (4) correlation analysis, (5) statistical overlays and (6) performance cycle analysis.

Qualitative Analysis

Although quantitative analysis statistically identifies the top performing trading advisors, qualitative analysis plays a major role in the Trading Advisor evaluation and final selection process. Each trading advisor The Bornhoft Group monitors initially undergoes extensive qualitative review by The Bornhoft Group’s research department, as well as continual monitoring. This analysis generally includes, but is not limited to: (1) preliminary information and due-diligence, (2) background review, (3) onsite due-diligence, (4) extensive due diligence questionnaires and (5) written review and periodic updates. This information allows a thorough review of each trading advisor’s trading philosophy, trading systems and corporate structure.

Multi-Manager Approach

A multi-manager approach to portfolio management provides diversification of Trading Advisors and access to broader global markets. Multiple Trading Advisors can provide diversification across trading methodologies, trading time horizons, and markets traded. Additionally, multi-manager portfolios tend to provide a greater level of professional management with ongoing risk management and review. The result can be more consistent returns with lower volatility. The overall manager selection and portfolio construction process previously stated is depicted in the following chart:

FIDUCIARY RESPONSIBILITIES

Accountability

Pursuant to the Trust Act, the Trustee has delegated to the Managing Owner responsibility for the management of the business and affairs of the Trust and each Series, and it has neither a duty to supervise or monitor the Managing Owner’s performance nor liability for the acts or omissions of the Managing Owner. The Trustee retains a statutory fiduciary duty to the Trust only for the performance of the express obligations it retains under the Trust Agreement, which are limited to the making of certain filings under the Trust Act and to accepting service of process on behalf of the Trust in the State of Delaware. The Trustee owes no other duties to the Trust or any Series. The Managing Owner is accountable to each Limited Owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust. Under the Trust Act, if, in law or equity, the Trustee or the Managing Owner has duties (including fiduciary duties) to the Trust or to the Limited Owners, and liabilities relating to those duties, (i) the Trustee and the Managing Owner shall not be liable for their good faith reliance on the provisions of the Trust Agreement, and (ii) the Trustee’s and the Managing Owner’s duties and liabilities may be expanded or restricted by the express provisions of the Trust Agreement. The Managing Owner may not contract away its fiduciary obligations.

Legal Proceedings

If you believe that the Managing Owner has violated its fiduciary duty to the Limited Owners of a Series, you may seek legal relief for yourself or, subject to the satisfaction of certain conditions, may seek on behalf of such Series to recover damages from, or require an accounting by, the Managing Owner. You may have the right to institute legal action on behalf of yourself and all other similarly situated Limited Owners of such Series (a class action) to recover damages from the Managing Owner for violations of fiduciary duties. See “Trust Agreement—Indemnification.” Potential defenses, among others, to any claim by you or another Limited Owner of breach of fiduciary duty include that discretion was reasonably exercised or that the action at issue was contractually authorized. In addition, (i) Limited Owners of a Series may have the right, subject to procedural and jurisdictional requirements, to bring a class action against a Series in Federal court to enforce their rights under the Federal securities and commodities laws; and (ii) Limited Owners of a Series who have suffered losses in connection with the purchase or sale of their Units of that Series may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the antifraud provisions of the Federal securities and commodities laws.

Reparations and Arbitration Proceedings

Limited Owners of a Series also have the right to institute a reparations proceeding before a CFTC administrative law judge against the Managing Owner, which is a registered CPO, the Futures Clearing Brokers, which are registered as FCMs under the CE Act, or those Trading Advisors of such Series that are registered as CTAs under the CE Act, and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis for Liability

Potential investors should be aware, however, that certain provisions in the Advisory Agreements, the Brokerage Agreements and the Trust Agreement generally make it more difficult to establish a basis for liability against any Trading Advisor, any Clearing Broker and the Managing Owner than it would be absent such provisions. For example, each Advisory Agreement gives broad discretion to each Trading Advisor, and each Advisory Agreement, the Brokerage Agreement and the Trust Agreement contain exculpatory and indemnity provisions (see “Advisory Agreement,” “Brokerage Agreement” and “Trust Agreement”). Payment of any indemnity to any person by the Trust or any Series of the Trust pursuant to such provisions would reduce the assets of the Series affected. The Managing Owner does not carry insurance covering such potential losses, and the Trust carries no liability insurance covering its potential indemnification exposure.

Because the foregoing summary involves developing and changing areas of the law, Limited Owners who believe that the Trustee, the Managing Owner, any Clearing Broker or any Trading Advisor may have violated applicable law should consult with their own counsel as to their evaluation of the status of the law at such time.

MANAGING OWNER’S COMMITMENTS

Minimum Purchase Commitment

So long as the Managing Owner is acting as the Managing Owner of the Trust, it is required to maintain at least a 1% interest in the aggregate capital, profits and losses of all Series and in return will receive Units designated as General Units of the Series in which the Managing Owner invests such funds. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The General Units may only be purchased by the Managing Owner and may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the General Units hold the same rights as the Limited Units. The Managing Owner will make such purchases as are necessary to effect this requirement. In addition to the General Units the Managing Owner receives in respect of its Minimum Purchase Commitment, the Managing Owner may purchase Limited Units in any Series as a Limited Owner. See “The Offering—Plan of Distribution.” All Units purchased by the Managing Owner are held for investment purposes only and not for resale.

As of December 31, 2008 the Managing Owner owned 1.0% of the outstanding Units of the Trust and Richard E. Bornhoft, a principal of the Managing Owner, owned 0.003% of the outstanding Units of the Trust. Other than Mr. Bornhoft, no principal of the Managing Owner owns any beneficial interest in the Trust, but any of them is free to do so.

Net Worth Commitment

The Managing Owner’s net worth is set forth in its consolidated statements of financial condition on page Fin. - 87 and is in excess of the minimum net worth requirements under the North American Securities Administrators Association Guidelines for Registration of Commodity Pool Programs, or the NASAA Guidelines. The Managing Owner has agreed that so long as the Managing Owner remains the Managing Owner of the Trust, it will not take or voluntarily permit to be taken any affirmative action to reduce the Managing Owner’s net worth below any regulation-required amounts.

THE CLEARING BROKERS

UBS Securities and Newedge have entered into futures brokerage agreements, or each, a Futures Brokerage Agreement, with the Trading Companies. The Managing Owner, acting as agent for the Trading Companies that perform trades for the Balanced Series, Winton Series, Currency Series, Winton/Graham Series and Campbell/Graham/Tiverton Series, has entered into a foreign exchange prime brokerage agreement, or an FX Prime Brokerage Agreement, with Deutsche Bank. In addition, the Managing Owner, acting as agent for the Trading Companies that perform trades for the Balanced Series and the Campbell/Graham/Tiverton Series, has entered into an FX Prime Brokerage Agreement with Newedge. The Futures Brokerage Agreements and the FX Prime Brokerage Agreements are sometimes collectively referred to in this Prospectus as the Brokerage Agreements. The Managing Owner, in its sole and absolute discretion, may appoint additional or substitute Clearing Brokers for each Trading Company. The actual amount of trading conducted by the Trading Companies through each Clearing Broker is determined periodically by the Managing Owner taking into account such factors as (i) “best execution” of transactions, (ii) historical net prices (after markups, markdowns or other transaction-related compensation) on other transactions, (iii) the execution, clearance and settlement and error-correction capabilities of the Clearing Broker generally and in connection with securities or financial instruments of the types and in the amounts to be bought or sold, (iv) the Clearing Broker’s willingness to commit capital, (v) the Clearing Broker’s reliability and financial stability, (vi) the size of the transaction; (vii) availability of securities to borrow for short sales and (viii) the market for the security or financial instrument. At any given time, it is possible that certain Clearing Brokers are providing brokerage services for some, all or none of the Trading Companies.

UBS Securities

UBS Securities’ principal business address is 677 Washington Boulevard, Stamford, Connecticut 06901. UBS Securities is a futures clearing broker for each Trading Company. UBS Securities is registered under the Exchange Act as a broker-dealer and under the CE Act as an FCM. UBS Securities is a member of FINRA, the NFA and various U.S. futures and securities exchanges.

UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms reached with the SEC, the NASD, NYSE and various state regulators. As part of the settlement, UBS Securities agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities also undertook to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

UBS Securities is the defendant in two purported securities class actions brought in the District Court of the Northern District of Alabama by holders of stock and bonds in HealthSouth Corporation.

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts, or the Massachusetts Securities Division, filed an administrative complaint and notice of adjudicatory proceeding against UBS Securities, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleges, in sum and substance, that UBS Securities has been violating the Massachusetts Uniform Securities Act, or the Massachusetts Act, and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. The complaint seeks a cease and desist order from conduct that violates the Massachusetts Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the complaint.

On June 26, 2008, the Massachusetts Securities Division filed an administrative complaint and notice of adjudicatory proceeding against UBS Securities and UBS Financial Services, Inc., or UBS Financial, captioned In the Matter of UBS Securities, LLC and UBS Financial Services, Inc., Docket No. 2008-0045, which alleges that UBS Securities and UBS Financial violated the Massachusetts Act in connection with the marketing and sale of auction rate securities. The complaint seeks a cease and desist order, rescission of sales of auction rate securities at par (or restitution to investors who have sold below par), and an administrative fine to be assessed.

On July 22, 2008, the Texas State Securities board filed an administrative proceeding against UBS Securities and UBS Financial in connection with the marketing and sale of auction rate securities in Texas. The complaint alleges that UBS Securities and UBS Financial violated the anti-fraud provision of the Texas Securities Act and seeks an order by the Securities Commissioner suspending UBS Securities’ and UBS Financial’s registrations with respect to some or all activities in Texas until such time that all auction rate securities held by UBS Securities and UBS Financial clients in Texas are liquidated at par value. The complaint also seeks a cease and desist order and an administrative fine to be assessed.

On July 24, 2008, the New York Attorney General, or the NYAG, filed a complaint in Supreme Court of the State of New York against UBS Securities and UBS Financial in connection with UBS Securities’ and UBS Financial’s marketing and sale of auction rate securities. The complaint alleges violations of the anti-fraud provisions of New York state statutes and seeks a judgment ordering that the firm buy back auction rate securities from investors at par, disgorgement, restitution and other remedies.

On August 8, 2008, UBS Securities and UBS Financial reached agreements in principle with the SEC, the NYAG and the North American Securities Administrators Association, or NASAA, on behalf of other states including Massachusetts, to settle the charges relating to UBS Securities’ and UBS Financial’s conduct underlying the marketing and sale of auction rate securities. The specific settlement terms are being finalized.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp., or NHHELCO. The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues. The complaint seeks an administrative fine, a cease and desist order, and restitution to NHHELCO. The claim does not impact the global settlement with the SEC, the NYAG and NASAA relating to the marketing and sale of auction rate securities to investors.

Further, UBS Securities, like most full service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, FINRA and various other regulatory organizations, exchanges and government agencies. UBS Securities fully cooperates with the authorities in all such requests. UBS Securities regularly discloses to FINRA arbitration awards, disciplinary action and regulatory events. These disclosures are publicly available on FINRA’s website at www.finra.org. Actions with respect to UBS Securities’ FCM business are publicly available on the website of the National Futures Association at www.nfa.futures.org.

UBS Securities will act only as clearing broker for each Trading Company and as such will be paid commissions for executing and clearing trades on behalf of each Trading Company. UBS Securities has not passed upon the adequacy or accuracy of this Prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Managing Owner or the Trading Advisors nor participate in the management of the Trust, the Managing Owner or the Trading Companies.

Newedge

Currently, Newedge USA, LLC, or Newedge, is a futures clearing broker for one or more Trading Companies. Newedge Alternative Strategies, Inc., or NAST, and Newedge Group (UK Branch), or Newedge UK, may execute foreign exchange or other OTC transactions with each applicable Trading Company, as principal. Newedge USA and NAST are subsidiaries of Newedge Group, which was formed on January 2, 2008 as a joint venture by Société Générale and Calyon to combine the brokerage activities previously carried by their respective subsidiaries, which comprised the Fimat Group and the Calyon Financial Group of affiliated entities. Newedge USA is registered under the Exchange Act as a broker-dealer and under the CE Act as a FCM and is a member of FINRA and the NFA. Newedge USA is a clearing member of all principal equity, option and futures exchanges located in the United States as well as a member of the Options Clearing Corporation and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered under the Exchange Act or the CE Act, and is not a member of any exchange. Newedge UK is the UK branch of Newedge Group and provides investment services pursuant to its passporting rights under European Union Banking and Financial Services Directives. As the home state regulator, the Commission Bancaire has the overall responsibility for supervising the business activities of Newedge UK. Newedge UK has to comply with UK financial services law and regulation in relation to conducting business in and from the UK.

Newedge USA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, Illinois 60610, with branch offices in San Francisco, California; New York, New York; Philadelphia, Pennsylvania; Kansas City, Missouri; Houston, Texas, and Montreal, Canada. Newedge UK is headquartered at 10 Bishops Square, London E1 6EG.

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC, and NAST was known as Fimat Alternative Strategies Inc. On September 2, 2008, Newedge USA merged with future commission merchant and broker dealer Newedge Financial Inc., or NFI,—formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange, or NYMEX, alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge USA, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge USA, NAST or Newedge UK or its principals in the past five years.

Affiliates of Newedge USA may execute transactions opposite the Fund as principal. Neither, Newedge USA, NAST or Newedge UK nor any affiliate, officer, director or employee thereof has passed on the merits of this Prospectus or offering, or give any guarantee as to the performance or any other aspect of the Trust or any Trading Company.

Newedge USA has adopted and implemented an Anti Money Laundering program consistent with its obligations to comply with applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, including Customer Identification Procedures.

Deutsche Bank

Deutsche Bank AG, London Branch is the London branch of Deutsche Bank Aktiengesellschaft (Deutsche Bank AG). Deutsche Bank AG is a stock corporation organized under the laws of the Federal Republic of Germany.

Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. Deutsche Bank AG offers a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of the Trust or the Trading Companies, including the Managing Owner, have other relationships that may create disincentives to act in the best interests of the Trust and its Limited Owners. The Managing Owner may have conflicts of interest in relation to its duties to the Trust. However, the Managing Owner shall, at all times, pay regard to its obligations to act in the best interests of the Trust, and the Managing Owner will ensure that all such potential conflicts of interest are resolved fairly and in the interests of Unit holders.

In evaluating these conflicts of interest, you should be aware that the Managing Owner has a responsibility to investors to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of a managing owner of a Delaware statutory trust to other beneficial owners is a developing and changing area of the law and if you have questions concerning the duties of the Managing Owner, you should consult with your counsel. See “Fiduciary Responsibilities.”

Other Activities

Because the Managing Owner may engage from time to time in other activities in the normal course of business, including acting as managing owner to other similar statutory trusts, as CPO of other commodity pools, and as investment manager of other investment funds, the Managing Owner’s and its officers’ and employees’ full efforts will not be devoted to the activities of the Trust. This may create a conflict of interest with respect to the Managing Owner’s and its principals’ and employees’ commitment to the Trust of its resources. The Managing Owner, however, intends to devote sufficient time to Trust activities to properly manage the Trust consistent with its fiduciary duties.

Ancillary Business Arrangements Between the Managing Owner and Certain Trading Advisors

The Managing Owner and some of the Trading Advisors may have business arrangements between them that do not directly relate to the Trust’s business. For example, the Managing Owner or its affiliates may sponsor other investment funds which employ one or more of the Trading Advisors. In addition, CTS Capital Management, LLC, one of the Emerging Managers for the Balanced Series, is affiliated with Brian Bell, one of the principals of The Bornhoft Group, which is a principal of the Managing Owner. Another of the Emerging Managers for the Balanced Series, Optimal Models and Decisions, Inc., or Optimal, is affiliated with a software application that is utilized within the research department of The Bornhoft Group. Furthermore, Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, currently acts as the selling agent for an investment fund operated by Chesapeake Capital, one of the Trading Advisors, and may enter into similar arrangements with other Trading Advisors. Such business arrangements may present a disincentive for the Managing Owner to terminate such Trading Advisors even though termination may be in the best interest of the Series for which they trade.

In addition, the Managing Owner may have business arrangements between it and investment funds or trading advisors referenced by one or more Swaps that do not directly relate to the Trust’s business, and the Managing Owner may act as the investment manager of investment funds referenced by Swaps entered into by one or more of the Trading Companies. Such business arrangements may present a disincentive to terminate such a Swap even though termination may be in the best interest of the Series that invests in such Swap.

Trading for Own Account

The officers, directors and employees of the Managing Owner and the Trading Advisors may from time to time trade in commodities for their own accounts. Thus, the Managing Owner and the Trading Advisors may effect transactions for themselves, their officers, directors, employees or customers, agents or correspondents (or employees of such agents or correspondents). These transactions might be effected when similar Series trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a Series in bidding or offering on purchases or sales of contracts without knowing that the Series also is so bidding or offering. Although Limited Owners will not be permitted to inspect such persons’ trading records in light of their confidential nature, the Managing Owner will have access to these records.

Management of Other Accounts by the Trading Advisors

The Trading Advisors are permitted, and have specifically indicated their intention, to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for their own accounts and the accounts of their principals. They will continue to be free to do so, so long as each Trading Advisor’s ability to carry out its obligations and duties to the Series for which it has trading responsibility under the Advisory Agreements is not materially impaired thereby. See “Advisory Agreements.” The Trading Advisors might compete with the Series in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used for a Series, and there can be no assurance that any such trades will be consistent with those of the Series, or that the Trading Advisors or their principals will not be the other party to a trade entered into by any Series. In addition, certain affiliates of the Trading Advisors operate commodity pools that may compete with the Series. Pursuant to the Advisory Agreements, each Trading Advisor must treat the Series for which it has trading responsibility equitably and provide the Managing Owner with access to information so that the Managing Owner can be assured of such equitable treatment. Limited Owners, however, have no inspection rights. See “Advisory Agreements.” In addition, because the financial incentives of a Trading Advisor in other accounts managed by it may exceed any incentives payable by a Series, the Trading Advisor might have an incentive to favor those accounts over a Series in trading. The Trading Advisor’s management of other clients’ accounts may increase the level of competition among other clients and a Series for the execution of the same or similar transactions and affect the priority of order entry. All open positions held in the accounts owned or controlled by a Trading Advisor and its principals will be aggregated for purposes of applying speculative position limits in the United States. Thus, a Series might be unable to enter into or hold certain positions if such positions, when added to contracts held for other accounts of that Series’ Trading Advisor or for the Trading Advisor itself, would exceed the applicable speculative position limits.

No Distributions

The Managing Owner has discretionary authority over all distributions made by the Trust. In view of the Trust’s objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the Managing Owner and the Trading Advisors if the Trust’s assets are not reduced by distributions to the Limited Owners.

Selling Agents

The Selling Agents, including Bornhoft Group Securities Corporation, may receive prepaid initial service fees and on-going service fees with respect to Units sold by them. Therefore, they may have a conflict of interest in advising investors whether to purchase or redeem Units. Since the Managing Owner is affiliated with Bornhoft Group Securities Corporation, the Managing Owner has a pecuniary interest in selecting Bornhoft Group Securities Corporation as a Selling Agent, thereby increasing the compensation payable to its affiliate.

Exchange Committees and Industry Associations

Officers, directors and employees of the Managing Owner, the Trading Advisors, the Clearing Brokers and their respective affiliates from time to time may serve on various committees and boards of U.S. futures exchanges and the NFA and assist in making rules and policies of those exchanges and the NFA. In such capacities they have a fiduciary duty to the exchanges on which they serve and the NFA and are required to act in the best interests of such organizations, even if such action may be adverse to the interests of the Trust.

Incentive Fees

The incentive fee arrangement between each Series of Units, the Managing Owner and the Trading Advisors may create an incentive for the Trading Advisors to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed.

Because the Managing Owner charges each Series an incentive fee which it uses to pay the Trading Advisor or Trading Advisors for such Series, it has a conflict of interest between its duty to act in the best interests of each Series and its pecuniary interest in selecting Trading Advisors which charge lower rates of incentive fees, therefore increasing the portion of the incentive fees retained by the Managing Owner. A similar conflict of interest exists in relation to the management fees charged by the Managing Owner.

Unified Counsel

In connection with this offering, the Trust and the Managing Owner have been represented by unified counsel. To the extent that this offering could benefit by further independent review, such benefit will not be available.

PROJECTED TWELVE-MONTH “BREAK-EVEN” ANALYSIS

THE PROJECTED TWELVE MONTH BREAK-EVEN ANALYSIS FOR EACH SERIES OF UNITS IS SET FORTH IN THE APPENDIX TO THIS PROSPECTUS FOR SUCH SERIES OF UNITS.

FEES AND EXPENSES

Summary Table of Fees and Expenses

	Amount of Expense†
	Balanced Series-1			Balanced Series-2‡			Balanced Series-1a			Balanced Series-2a‡
	$		%	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	5.00		0.50	5.00		0.50	10.00		1.00	10.00		1.00
Service Fee	30.00		3.00	0.00		0.00	30.00		3.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	25.00	N/A	*	25.00	N/A	*	25.00	N/A	*	25.00
Interest income**	7.70		0.77	7.70		0.77	22.20		2.22	22.20		2.22
Brokerage Commissions and Investment and Trading Fees and Expenses***	16.80		1.68	16.80		1.68	25.80		2.58	25.80		2.58

	Amount of Expense†
	Winton/Graham Series-1			Winton/Graham Series-2‡			Winton Series-1			Winton Series-2‡
	$		%	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	25.00		2.50	25.00		2.50	20.00		2.00	20.00		2.00
Service Fee	30.00		3.00	0.00		0.00	30.00		3.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	7.70		0.77	7.70		0.77	7.70		0.77	7.70		0.77
Brokerage Commissions and Investment and Trading Fees and Expenses***	15.70		1.57	15.70		1.57	19.10		1.91	19.10		1.91

	Amount of Expense†
	Campbell/Graham/ Tiverton Series-1			Campbell/Graham/ Tiverton Series-2‡			Currency Series-1			Currency Series-2‡
	$		%	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	25.00		2.50	25.00		2.50	20.00		2.00	20.00		2.00
Service Fee	30.00		3.00	0.00		0.00	30.00		3.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00	N/A	*	20.00
Interest income**	7.70		0.77	7.70		0.77	7.70		0.77	7.70		0.77
Brokerage Commissions and Investment and Trading Fees and Expenses***	13.90		1.39	13.90		1.39	5.00		0.50	5.00		0.50

	Amount of Expense†
	Long Only Commodity Series-1			Long Only Commodity Series-2‡			Long/Short Commodity Series-1			Long/Short Commodity Series-2‡
	$		%	$		%	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00	35.00		3.50	35.00		3.50
Service Fee	20.00		2.00	0.00		0.00	30.00		3.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	0.00	N/A	*	0.00	N/A	*	20.00	N/A	*	20.00
Interest income**	22.20		2.22	22.20		2.22	22.20		2.22	22.20		2.22
Brokerage Commissions and Investment and Trading Fees and Expenses***	5.00		0.50	5.00		0.50	15.60		1.56	15.60		1.56

	Managed Futures Index Series-1			Managed Futures Index Series-2‡
	$		%	$		%
Syndication and Selling Expense	0.00		0.00	0.00		0.00
Trust Operating Expenses	0.00		0.00	0.00		0.00
Management Fee	20.00		2.00	20.00		2.00
Service Fee	20.00		2.00	0.00		0.00
Incentive Fee (expressed as a percentage of New High Net Trading Profits)	N/A	*	0.00	N/A	*	0.00
Interest income**	22.20		2.22	22.20		2.22
Brokerage Commissions and Investment and Trading Fees and Expenses***	8.00		0.80	8.00		0.80
†	The dollar value for each fee and expense presented is calculated on the basis of a $1,000 investment in the Trust.
‡	Class 2 Units may be offered only to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements are commonly referred to as “wrap-accounts”).
*	Because the incentive fee is based upon New High Net Trading Profits, which will vary from period to period and may not be generated during some (or even all) periods, it is impossible to estimate a dollar value for such fee.
**	With respect to all Series, interest income is currently estimated at 2.77%, before any payment of interest income to the Managing Owner. With respect to the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Class 1 and Class 2 of the Balanced Series, the first two percent (2.0%) of interest income earned per annum by the Trust on each Series will be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each such Series’ Net Asset Value), the Managing Owner will be paid the difference between the Trust’s annualized interest income that is allocated to each such Series and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) is retained by the Trust. With respect to the Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series and Class 1a and Class 2a of the Balanced Series, twenty percent (20%) of interest income earned per annum by the Trust will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust will be retained by the Trust.
***	The amount of brokerage commissions and investment and trading fees and expenses to be incurred will vary on a Series by Series basis. Although the actual rates of brokerage commissions and transaction related fees and expenses are the same for all Trading Advisors, the total amount of brokerage commissions and investment and trading fees and expenses varies from Series to Series based upon, among other things, the trading frequency of such Series’ Trading Advisor or Trading Advisors and the types of instruments traded. The estimates presented in the table above are prepared using historical data on the Trading Advisors’ trading activities.

Charges to Be Paid by the Trust

Management Fee

Each Series of Units will pay to the Managing Owner a monthly management fee equal to a certain percentage of such Series’ Net Asset Value. The Managing Owner may pay all or a portion of such management fees to the Trading Advisor(s) for such Series and may retain a portion of such management fees, in each case between 0% and 0.5% of such Series’ Net Asset Value on an annualized basis. For the actual percentage of the assets of a Series payable to the Managing Owner as a management fee, please see the Appendix for such Series. The Managing Owner will reimburse any of the Series of the Trust for any management fees charged to such Series in excess of the 6% annual limit on “net asset fees” payable to the Managing Owner pursuant to Section IV.C.1 of the NASAA Guidelines.

For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series will be determined before reduction for any management fees accrued, incentive fees accrued or extraordinary fees and expenses accrued as of the applicable day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued during or as of such day-end. For a description of the calculation of the Net Asset Value of a Series, please see “Summary of Agreements—Trust Agreement—Net Asset Value.”

Investments in Units made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged no management fees or management fees at reduced rates.

Incentive Fee

In addition, each Series (other than the Multi-Advisor Series, as defined below) will pay to the Managing Owner an incentive fee of a certain percentage (between 0% and 25%) of “New High Net Trading Profits” generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter, or each, an Incentive Measurement Date. Each Series that will or may employ multiple Trading Advisors, or the Multi-Advisor Series, will pay the Managing Owner a monthly or quarterly incentive fee calculated on a Trading Advisor by Trading Advisor basis. Currently, the Multi-Advisor Series of the Trust are the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series, Currency Series and Long/Short Commodity Series. It is therefore possible that for any given period a Multi-Advisor Series may pay incentive fees to one or more Trading Advisors while such Series as a whole experiences losses. The incentive fees will accrue monthly. The Managing Owner will pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series and may retain a portion of such incentive fees equal to or less than 10% of the New High Net Trading Profits. For the actual percentage of the New High Net Trading Profits of a Series payable to the Managing Owner as an incentive fee, please see the Appendix for such Series.

For example, if you invest in a Series that is charged a quarterly incentive fee of 20% of “New High Net Trading Profits” and such Series achieves “New High Net Trading Profits” of $100,000 in a quarter, such Series will pay to the Managing Owner an incentive fee of $20,000 for such quarter. The Managing Owner will then pay all or a portion of such amount to the Trading Advisor for such Series.

“New High Net Trading Profits” (for purposes of calculating the Managing Owner’s incentive fees) will be computed for each Series (or in the case of any Multi-Advisor Series, for each Trading Advisor) as of each Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned for such Series (or Trading Advisor, as applicable) or, with respect to the first incentive fee payable for such Series (or Trading Advisor, as applicable), since the commencement of operations by such Series (or Trading Advisor, as applicable), or the Incentive Measurement Period. New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged to the Series (or in the case of any Multi-Advisor Series, such Trading Advisor) by the Managing Owner and the Clearing Brokers for brokerage commissions, exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with the Series’ (or in the case of any Multi-Advisor Series, such Trading Advisor’s) trading activities and any on-going service fees (relating to Class 2 Units and Class 2a Units) for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the “Carryforward Loss” (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, then such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in allocated assets. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor(s) bears to the then current amount of Allocated Assets managed by the Trading Advisor(s) prior to giving effect to such reduction in the Allocated Assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits will be generated only to the extent that the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Series (or in the case of any Multi-Advisor Series, such Trading Advisor) as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above, from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, then the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date in respect of the withdrawn assets, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) in an Incentive Measurement Period, distributions or redemptions payable by the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) during an Incentive Measurement Period, as well as losses, if any, associated with redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

Each Series maintains a uniform Net Asset Value of the Series per Unit. The “Net Asset Value of a Series per Unit” is determined by dividing the Net Asset Value of the Series by the number of Units of the Series outstanding on the date of calculation.

Whenever an incentive fee is payable to the Managing Owner by a Series, each outstanding Unit of the Series owned by each Limited Owner effectively is charged a proportionate amount of such incentive fee. Units of each Series will be subscribed for at different times and at different prices per Unit (i.e., the respective Net Asset Values of the Series per Unit on the relevant subscription dates). Consequently, not every Unit of a Series outstanding at the time of an incentive fee payment to the Managing Owner by the Series may have participated equally in the gains that gave rise to the incentive fee. The Trust’s method of calculating and paying incentive fees thus creates certain distortions. The extent of such distortions will depend on a variety of factors, including: the times at which Units of a Series are subscribed for; the Net Asset Value of the Series per Unit at such times; the amount of any Carryforward Loss at such times; the timing of the Series’ trading profits and losses; and the amounts of the subscriptions.

If an incentive fee accrual is in effect at the time when particular Units of a Series are subscribed for (due to gains achieved prior to the applicable subscription day), the Net Asset Value of the Series per Unit at such time reflects such accrual. In the event the Net Asset Value of the Series per Unit declines after the subscription date, the incentive fee accrual is “reversed” and such reversal is credited to all Units of the Series equally, including the Units which were purchased at a Net Asset Value of the Series per Unit that fully reflected such accrual. As a result, the Net Asset Value of the Series per Unit of Units outstanding prior to that subscription date will be lower than it would have been had no new Units of the Series been purchased on the subscription date because the reversal of the incentive fee accrual would otherwise have accrued to the exclusive benefit of the previously outstanding Units.

In addition, in the event of profits following significant additions to a Series’ capital (i.e., through additional Units of the Series being purchased by Limited Owners) at a time when the Series has a Carryforward Loss, an incentive fee may be payable by the Series even though the Net Asset Value of the Series per Unit is below the Net Asset Value of the Series per Unit at which certain existing Limited Owners purchased their Units. Due to the Carryforward Loss, a new Limited Owner might experience a significant increase in the value of its recently purchased Units although no incentive fee is paid to the Managing Owner because the Series, as a whole, may not have experienced New High Net Trading Profits.

Investments in Units made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged no incentive fees or incentive fees at reduced rates.

Interest Income

With respect to the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and the Class 1 and Class 2 of the Balanced Series, the first two percent (2.0%) of interest income earned per annum by the Trust on each Series will be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each such Series’ Net Asset Value), the Managing Owner will be paid the difference between the Trust’s annualized interest income that is allocated to each such Series and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) is retained by the Trust.

With respect to the Long Only Commodity Series, Long/Short Commodity Series, Managed Futures Index Series and Class 1a and Class 2a of the Balanced Series, twenty percent (20%) of interest income earned per annum by the Trust will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust will be retained by the Trust.

With respect to the Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series and Class 1a and Class 2a of the Balanced Series, subject to compliance with the 6% annual limit on “net asset fees” payable to the Managing Owner pursuant to Section IV.C.1 of the NASAA Guidelines and assuming the classification of interest income as a net asset fee, to the extent that the receipt of such 20% of interest income earned by any such Series or Class, when aggregated with the management fees and any other applicable net asset fees paid to the Managing Owner, does or would exceed the 6% annual limit on “net asset fees,” such excess interest income would be paid by the Managing Owner to the Clearing Brokers.

Brokerage Commissions and Investment and Trading Fees and Expenses

The Trust, with respect to each Series, currently pays the Clearing Brokers and the Managing Owner amounts totaling approximately 0.50% to 2.58% of each Series’ Net Asset Value annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such Series’ trading activities. The aggregate amount paid varies from Series to Series based on various factors, including, without limitation, the frequency of trading by each Series’ Trading Advisor(s). The current estimated aggregate amount for each Series is included in the break even analysis for each Series set forth in the Appendix to this Prospectus for such Series. The Clearing Brokers receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees and pit brokerage fees. The Clearing Brokers’ brokerage commissions currently average approximately $4 to $4.50 per round-turn trade. The aggregate amount paid by each Series includes a fee to the Managing Owner of up to 0.75% of such Series’ Net Asset Value annually. The amount of such fee varies by Series. The exact amount of brokerage commissions, exchange fees, NFA fees, give up fees, pit brokerage fees and transaction related fees and expenses which will be incurred by each Series can be difficult to estimate and will depend upon a number of factors including the nature and frequency of the market opportunities presented, the size of the transactions, the degree of leverage employed and the transaction rates in effect from time to time.

Indirect Fees and Expenses

A portion of each Series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including Swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable and generally will not be enumerated explicitly in confirms or other transaction documentation.

Extraordinary Fees and Expenses

The Trust shall pay all extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Trust or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses (as described under “Charges to be Paid by the Managing Owner or its Affiliates”) will not be deemed extraordinary expenses and will be paid by the Managing Owner. Any fees and expenses imposed on the Trust due to the status of an individual shall be paid by such individual or the Trust, not the Managing Owner. Except as otherwise set forth in this Prospectus, all Trust expenses which are specific to a particular Series of Units will be allocated to such Series. All general expenses of the Trust not paid by the Managing Owner will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

Charges to Be Paid by the Managing Owner

The Managing Owner is responsible for the payment of the following charges and will not be reimbursed by the Trust therefor:

Routine Operational, Administrative and Other Ordinary Expenses.

All of the Trust’s routine operational, administrative and other ordinary expenses including, but not limited to, accounting and computer services, on-going offering fees and expenses, filing fees, printing, mailing and duplication costs for each Series, will be paid by the Managing Owner. Such routine operational, administrative and other ordinary expenses of the Trust were approximately $8,050,000 in 2007. The Managing Owner also is responsible for all routine legal, auditing and other expenses of third-party service providers to each Series, including the Trustee.

Organization and Offering Expenses

All expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period and Continuous Offering Period for each Series (except for the initial service fees, if applicable) shall be paid by the Managing Owner, and investors in the Trust shall not be responsible for any such expenses.

The Managing Owner will not allocate to the Trust or any Series of the Trust, the indirect expenses of the Managing Owner.

Charges Paid by Limited Owners

Service Fees—General

The Managing Owner has selected the Selling Agents to assist in the making of offers and sales of Units and provide customary on-going services provided to the Trust and its Limited Owners for commodities related brokerage services. Such on-going services may include, without limitation, advising Limited Owners of the Net Asset Value of the Trust, of the relevant Series of the Trust and of their Units of such Series, responding to Limited Owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising Limited Owners whether to make additional capital contributions to the Trust or to redeem their Units, assisting with redemptions of Units, providing information to Limited Owners with respect to futures and forward market conditions and providing further services which may be requested by Limited Owners. Any Selling Agent that will receive any initial service fees and on-going service fees which in the aggregate exceed ten percent (10%) of the purchase price of the Units sold by it must be duly registered under the CE Act as an FCM or introducing broker and must be a member in good standing of the NFA in such capacity. Any associated person of such a Selling Agent must be registered with the NFA as an associated person having taken the Series 3 and/or Series 31 Commodity Brokerage Exam or having been “grandfathered” as an associated person qualified to do commodities brokerage.

Class 1 and Class 1a—Initial Service Fee

The maximum amount of compensation paid to a FINRA member as an initial service fee may not exceed ten percent (10.0%) (plus an additional 0.5% for bona fide due diligence expenses) of the subscription amount. The initial service fee for the first year after the sale of the Units will be prepaid by the Managing Owner for bona fide transactions in an amount equal to up to 3.0% of the amount contributed with respect to the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short Commodity Series and in an amount equal to up to 2.0% of the amount contributed with respect to the Long Only Commodity Series and Managed Futures Index Series. The prepaid initial service fee will be amortized monthly at an annual rate of up to 3.0% with respect to the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short Commodity Series and up to 2.0% with respect to the Long Only Commodity Series and Managed Futures Index Series of the average daily Net Asset Value of the purchased Units. The Selling Agents will be paid the initial service fee in full by the Managing Owner upon the sale of the respective Units in bona fide transactions. The initial Net Asset Value of your investment in Units will not be reduced by the prepayment of the initial service fee to the Selling Agents by the Managing Owner. With respect to Class 1 and Class 1a, as applicable, of each Series, the Series pays monthly to the Managing Owner a service fee at an annualized rate of up to 3.0% with respect to the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short Commodity Series and at an annualized rate of up to 2.0% with respect to the Long Only Commodity Series and Managed Futures Index Series, which the Managing Owner then pays to the Selling Agents. The initial service fee (for the first twelve (12) months) relating to a sale of the Units is prepaid to the Managing Owner by each Series, and paid to the Selling Agents by the Managing Owner in the month following sale. The Managing Owner records the pre-paid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve (12) months. Since the Managing Owner is prepaying the initial service fee for the first year and is being reimbursed therefor by the Trust monthly in arrears based upon a corresponding percentage of Net Asset Value, it bears the risk and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in Net Asset Value over the following 12 months.

Class 1 of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short Commodity Series and Class 1a of the Balanced Series

With respect to Class 1 of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short Commodity Series, as well as Class 1a of the Balanced Series, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Class 1 Units or Class 1a Units, as applicable, of such Series sold by them.

Class 1 of the Long Only Commodity Series and Managed Futures Index Series

With respect to Class 1 of the Long Only Commodity Series and Managed Futures Index Series, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 2.0% of the subscription amount of each subscription for Class 1 Units of such Series sold by them.

Class 1 and Class 1a—On-going Service Fee

Class 1 of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series, the Managing Owner will also charge for the benefit of the Selling Agents selling Class 1 Units a monthly or quarterly on-going service fee of up to 3.0% annually of the Net Asset Value of each Class 1 Unit sold by them on an on-going basis for on-going services provided to the Trust and its Limited Owners by the Selling Agents. The on-going service fee is compensation which remains payable with respect to the Units subject to payment thereof for as long as such Units are outstanding.

Class 1 of the Long/Short Commodity Series and Class 1a of the Balanced Series

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Long/Short Commodity Series and Class 1a Units of the Balanced Series, the Managing Owner will also charge for the benefit of the Selling Agents selling Class 1 Units or Class 1a Units, as applicable, a monthly or quarterly on-going service fee of up to 3.0% annually of the Net Asset Value of each Class 1 Unit or Class 1a Unit, as applicable, sold by them on an on-going basis for on-going services provided to the Trust and its Limited Owners by the Selling Agents. The on-going service fee is compensation which remains payable with respect to the Units subject to payment thereof for as long as such Units are outstanding. The on-going service fee with respect to the Class 1 Units or Class 1a Units of such Series will continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units.

Class 1 of the Long Only Commodity Series and Managed Futures Index Series

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Long Only Commodity Series and Managed Futures Index Series, the Managing Owner will also charge for the benefit of the Selling Agents selling Class 1 Units a monthly or quarterly on-going service fee of up to 2.0% annually of the Net Asset Value of each Class 1 Unit sold by them on an on-going basis for on-going services provided to the Trust and its Limited Owners by the Selling Agents. The on-going service fee is compensation which remains payable with respect to the Units subject to payment thereof for as long as such Units are outstanding. The on-going service fee with respect to the Class 1 Units such Series will continue only until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units.

Class 1 and Class 1a—Calculation of Service Fee

The initial service fee and on-going service fee for Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short Commodity Series, as well as Class 1a Units of the Balanced Series, will be calculated according to the following scale:

Aggregate Amount of Investment in Units of the Class 1:	Percentage:
$0 – $99,999	3.00%
$100,000 – $499,999	2.50%
$500,000 – $999,999	1.25%
$1,000,000 and above	0.80%*

*	Investors who purchase at least $1,000,000 in Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short

Commodity Series, as well as Class 1a Units of the Balanced Series, will also receive a rebate from the Managing Owner of 0.25% of the Net Asset Value of such investors’ Units which would otherwise be paid as brokerage commissions and trading expenses.

The initial service fee and on-going service fee for Class 1 Units of the Long Only Commodity Series and Managed Futures Index Series, will be calculated according to the following scale:

Aggregate Amount of Investment in Units of the Class 1:	Percentage:
$0 – $499,999	2.00%
$500,000 – $999,999	1.25%
$1,000,000 and above	0.80%*

*	Investors who purchase at least $1,000,000 in Class 1 Units of the Long Only Commodity Series and Managed Futures Index Series will also receive a rebate from the Managing Owner of 0.25% of the Net Asset Value of such investors’ Units which would otherwise be paid as brokerage commissions and trading expenses.

The calculation of the initial service fee for incremental Unit purchases is based on the aggregate amount of Units held by an investor at the time of each Unit purchase. For example, if you purchase $75,000 in Class 1 Units of the Campbell/Graham/Tiverton Series in one month, the applicable Selling Agent will receive an initial service fee of 3.00% of the purchase price of such Units. If you then purchase an additional $50,000 in Class 1 Units of the Campbell/Graham/Tiverton Series three months later, the Selling Agent will be paid an initial service fee of 2.50% of the purchase price of such Units. If you subsequently invest $500,000 in Class 1 Units of the Campbell/Graham/Tiverton Series, the Selling Agent will be paid an initial service fee of 1.25% of the purchase price of such Units.

The initial service fee is calculated based upon the Net Asset Value of the aggregate amount of Units in Class 1 or Class 1a, as applicable, at the time of such purchase and the service fee applicable thereto. The on-going service fee after the initial 12 months of each purchase has expired is calculated based upon the Net Asset Value of the aggregate amount of Units in Class 1 or Class 1a, as applicable, at the end of such 12 month period(s).

Using the above example (assuming no redemption of Units has occurred), the initial service fee for the initial twelve months will be 3.00% of the Net Asset Value of the initial Unit purchase of $75,000; 2.50% of the Net Asset Value of the additional Unit purchase of $50,000; and 1.25% of the Net Asset Value of the additional Unit purchase of $500,000. One year from the initial Unit purchase of $75,000, the on-going service fee will be 1.25% of the Net Asset Value of the Unit purchase of $75,000. One year after the second Unit purchase of $50,000, the on-going service fee will be calculated at a rate of 1.25% of the Net Asset Value of the cumulative $125,000 investment. Finally, one year after the third Unit purchase of $500,000, the on-going service fee will be calculated at a rate of 1.25% of the Net Asset Value of the entire investment of $625,000.

The reduced rate of the initial service fee and on-going service fee based upon incremental Unit purchases is used to purchase additional Units of the relevant Series in your name if you are entitled to the benefit of such reduced rate of the initial service fee and on-going service fee.

Class 2—Initial Service Fee

Class 2 Units may only be offered to investors who are represented by approved Selling Agents who are directly compensated by the investor for services rendered in connection with an investment in the Trust (such arrangements commonly referred to as “wrap-accounts”). Investors who purchase Class 2 Units or Class 2a Units will be charged no initial service fee on such Class 2 Units or Class 2a Units.

Class 2—On-going Service Fee

The Managing Owner may pay certain Selling Agents customary on-going service fees of up to 0.5% annually of the Net Asset Value of each Class 2 Unit or Class 2a Unit sold by them for certain administrative services provided to the Trust and its Limited Owners for commodities related brokerage services. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Long Only Commodity Series, Long/Short Commodity Series, Managed Futures Index Series and the Class 2a Units of the Balanced Series will continue until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units. The on-going service fee payable to the Selling Agents with respect to the Class 2 Units of the Balanced Series and Winton Series sold on or after November 10, 2007, will continue until the aggregate initial service fees and on-going service fees received by the Selling Agent with respect to such Units total ten percent (10%) of the purchase price of such Units.

Redemption Fees—Class 1 and Class 1a only

If you redeem all or a portion of your Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or Long/Short Commodity Series, or Class 1a Units of the Balanced Series, during the first twelve (12) months following the effective date of their purchase, then you will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately  1 /365th each day following the end of the month in which you purchased the Units. If you redeem all or a portion of your Class 1 Units of the Long Only Commodity Series and Managed Futures Index Series, during the first twelve (12) months following the effective date of their purchase, then you will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which you purchased the Units. Such redemption fees are paid to the Managing Owner to reimburse it for the then unamortized portion of the prepaid initial service fee calculated at the highest applicable rate.

There are no redemption fees for Class 2 Units of any Series.

In the event that an investor acquires Units at more than one closing date, the early redemption fee will be calculated on a “first-in, first-out” basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption fees are not charged in respect of Class 1 Units of any Series that are being exchanged for Class 1 Units in any other Series. See “Trust Agreement—Exchange Privilege.” Redemption fees do not reduce Net Asset Value or New High Net Trading Profit for any purpose, except in relation to the amount which Unitholders receive upon redemption.

The Managing Owner believes that the fee structure of the Trust described above complies with sections IV.C.1, IV.C.2 and IV.C.3c of the NASAA Guidelines.

If you subscribe for additional Class 1 Units at a date subsequent to the date of your initial investment in Class 1 Units, and if such additional subscription entitles you to a reduced rate of the initial service fee and on-going service fee, then the redemption fee applicable to you will be applied at the highest rate of the initial service fee and on-going service fee applicable to your initial investment in Class 1 Units.

Exchange Equalization Fees—Class 1 and Class 1a only

If you Exchange all or a portion of your Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or Long/Short Commodity Series or your Class 1a Units of the Balanced Series for Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being Exchanged, then the Long Only Commodity Series or the Managed Futures Index Series, as applicable, will charge you an exchange equalization fee of 1.0% of the Net Asset Value at which your Units are Exchanged to reimburse the Managing Owner for the prepaid initial service fee of the Series you are Exchanging out of, which is charged at a higher rate than the initial service fee of the Long Only Commodity Series or the Managed Futures Index Series. Depending on the number of months that have elapsed since the purchase of such Units being Exchanged, the total amount of initial service fees and exchange equalization fees which you will pay may exceed 3.0%. No exchange charges will be imposed for any other Exchanges.

WHO MAY SUBSCRIBE

Investor Suitability

The Selling Agents selling Units of the Trust are obligated to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Investors should not purchase Units with the expectation of tax benefits in the form of losses or deductions. See “Tax and ERISA Risks—Your Tax Liability May Exceed Distributions to You.” If losses accrue to a Series, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See “Federal Income Tax Consequences.”

By accepting subscriptions on behalf of Plans, the Trust is not, nor are the Managing Owner, the Trading Advisors or any other party, representing that this investment meets any or all of the relevant legal requirements for investments by any particular Plan or that this investment is appropriate for any particular Plan. The person with investment discretion should consult with his attorney and financial advisors as to the propriety of this investment in light of the particular Plan’s circumstances and current tax law.

Subscriptions for the purchase of the Units are subject to the following conditions:

Minimum Purchases

- Minimum Initial Subscription:	$1,000; no minimum for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations; the initial subscription for Units may be in any one or a combination of Series, although the minimum purchase for any single Series is $1,000.†

- Additional Purchases:	$100 increments; no minimum for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations.†

†	If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan, an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000.

Net Worth and Income Requirements

The following net worth and/or net asset requirements may be lower than those applicable under the securities laws of the State of the subscriber’s residency. The requirements of each State are set forth under the caption “State Suitability Requirements” in “SUBSCRIPTION INFORMATION” attached as Exhibit B to the Statement of Additional Information.

The Managing Owner also may impose greater net worth or income requirements on subscribers who propose to purchase more than the minimum number of Units.

Subscriber Category Requirements

Subscribers (other than pension, profit-sharing, stock bonus, Keogh, welfare benefit and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code, or collectively, Plans) must:

Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000;

OR

Have a net worth (similarly calculated) of $70,000 and an annual gross income of $70,000;

AND

Invest no more than 10% of the subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any Series or in all Series combined.

Subscribers that are IRAs or Keogh plans covering no common law employees or employee benefit plans not subject to ERISA (for example, government plans) and their participants must:

Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000;

OR

Have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000;

AND

Invest no more than 10% of the subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any Series or in all Series combined.

Subscribers that are employee benefit plans subject to ERISA (for example, generally qualified pension plans, profit sharing plans, and Keogh plans and welfare benefit plans, such as group insurance plans, or other fringe benefit plans, not including IRAs or Keogh plans which cover no common law employees or government plans) must:

Have net assets of at least $250,000;

AND

Have an aggregate investment in any Series or in all Series combined that does not exceed 10% of its assets.

In the case of a sale to a fiduciary account, the income and net worth standards described above shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

The fiduciary of an employee benefit plan subject to ERISA should consider, among other things, whether the investment is prudent, considering the nature of the Trust and the Trust’s Series.

Fundamental Knowledge

Each subscriber should make sure that it understands, among other things: (i) the fundamental risks and possible financial hazards of the investment; (ii) the trading strategies to be followed in the Series in which it will invest; (iii) that transferability of the Units is restricted; (iv) that the Managing Owner will manage and control each Series’ and the Trust’s business operations; (v) the tax consequences of the investment; (vi) the liabilities being assumed by a Unitholder; (vii) the redemption and exchange rights that apply; and (viii) the Trust’s structure, including each Series’ fees. In addition, the Managing Owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors

Units may not be purchased with the assets of an ERISA Plan if the Trustee, the Managing Owner, the Trading Advisor or any of their respective affiliates (a) is an employer maintaining or contributing to such ERISA Plan, or (b) has investment discretion over the investment of the assets of the ERISA Plan. See “ERISA Considerations.” An investment in any Series of the Trust is not suitable for Charitable Remainder Annuity Trusts or Charitable Remainder Unit Trusts.

ERISA Considerations

Before authorizing an investment in the Trust, fiduciaries of Plans should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state law, if applicable, (b) whether such investment in the Trust by the Plan satisfies the prudence and diversification requirements of ERISA and governing state law, if applicable, taking into account the overall investment policy of the Plan, the composition of the Plan’s portfolio, and all terms of the investment, (c) whether such fiduciaries have authority to make such investment in the Trust under the applicable Plan investment policies and governing instruments, (d) rules relating to the periodic valuation of Plan assets and the delegation of control over or responsibility for “plan assets” under ERISA or governing state law, if applicable, and (e) prohibitions under ERISA, the Code, and/or governing state law relating to Plans engaging in certain transactions involving “plan assets” with persons who are “disqualified persons” under the Code or “parties in interest” under ERISA (both “Parties in Interest”) or governing state law, if applicable.

DOL regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, or the Plan Asset Regulation, sets forth guidelines to determine when an investment in an entity, such as the Trust, by a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity, or such entities together with ERISA Plans, Benefit Plan Investors, will cause the assets of such entity to be treated as “plan assets.” If the Trust were deemed to hold “plan assets”, it is likely, among other things, that (a) the fiduciaries of ERISA Plans subject to Title I of ERISA who directed the ERISA Plan’s investment in the Trust would be subject to ERISA’s fiduciary duty rules with respect to the assets held by the Trust, (b) the Managing Owner and the Trading Advisors would become fiduciaries or Parties in Interest of ERISA Plans that invest in the Trust, and (c) Trust transactions could constitute prohibited transactions under ERISA and the Code.

Under the Plan Asset Regulation, unless an exception applies, if an ERISA Plan makes an equity investment in an entity such as the Trust, the ERISA Plan’s assets include both the interest in the Trust and an undivided interest in each of the underlying assets of the Trust. Under an exception contained in the Plan Asset Regulation, the assets of an entity will not be deemed to be “plan assets” of investing ERISA Plans if, after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, or the Less Than 25% Exception. Under Section 3(42) of ERISA, a Benefit Plan Investor that is an entity (and not itself an ERISA Plan) is considered to hold “plan assets” only to the extent of the percentage of its equity held by Benefit Plan Investors. For purposes of determining compliance with the Less Than 25% Exception, any interest held by a person that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such person, is disregarded.

Under an exception contained in the Plan Asset Regulation, if the Units in a Series (including a separate Class) were to qualify as “publicly offered securities” (as defined in the Plan Asset Regulation), the Trust’s assets would not be deemed to be “plan assets” by reason of an ERISA Plan’s acquisition or holding of such Units. For the Units in a Series (including a separate Class) to be considered publicly offered, they must be “widely held,” “freely transferable” and must satisfy certain registration requirements under Federal securities laws. Under the Plan Asset Regulation, a class of securities is considered “widely held” if it is owned by 100 or more investors who are independent of the issuer and of one another. Whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Plan Asset Regulation sets forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the Plan Asset Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for Federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. A 1989 DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a Trust to insure against reclassification of the Trust under Section 7704 of the Code (which did not exist when the Plan Asset Regulation was adopted) for Federal income tax purposes.

The Trust intends to restrict investment in and transfer of each Series (including each separate Class) so that the value of interests held by Benefit Plan Investors complies with the Less Than 25% Exception until the Series (including each separate Class) has more than 150 investors and is otherwise intended to constitute publicly offered securities. Accordingly, no Benefit Plan Investor may be admitted to a Series, and no other transfer (including an Exchange or redemption) of Units of the Series by a non-Benefit Plan Investor shall be permitted, if after giving effect thereto, the assets of the Series would include assets of any ERISA Plan. Certain ownership and transfer restrictions (including mandatory transfer and calls for redemption of Units held by Benefit Plan Investors) may also be imposed. Once a Series (including a separate Class) has 150 investors and is otherwise intended to constitute a publicly offered security within the meaning of the Plan Asset Regulation, the Trust does not intend to monitor the participation of Benefit Plan Investors to determine whether the Less Than 25% Exception is met. Accordingly, there can be no assurance that the Trust will not be deemed to hold plan assets to the extent that ERISA Plans have invested in one or more Series.

Under ERISA and Section 4975 of the Code, investment in a Series by an ERISA Plan which has a pre-existing relationship with a party affiliated with the Trust, such as the Managing Owner, the Selling Agents, or any affiliates thereof, could, in certain circumstances, be viewed as a prohibited transaction. Accordingly, the Managing Owner has determined that, for any ERISA Plan assets with respect to which it believes it is a fiduciary, neither the Managing Owner, the Selling Agents nor any affiliate will recommend an investment in the Units of a Series, nor will it or any affiliate allocate to a Series any ERISA Plan assets over which they have discretionary control. There can be no assurances, however, that an investment in the Trust by an ERISA Plan will not be a prohibited transaction under ERISA or the Code.

The Trust’s acceptance of a subscription with respect to a Plan is in no respect a representation by the Trust or any other person that the investment meets all relevant legal requirements with respect to investments by the Plan or that the investment is appropriate for the Plan. Any prospective investor in the Trust that is a Plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or foreign law that may apply with respect to an investment in the Trust by such investor.

In the event that, for any reason, the assets of any Series are deemed to be “plan assets”, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions cannot be obtained from the DOL (or the Managing Owner determines not to seek such exemption), the Managing Owner reserves the right, upon notice to, but without the consent of any Limited Owner, to mandatorily redeem Units held by any Limited Owner that is a Benefit Plan Investor. See “Trust Agreement—Redemption of Units.”

FIDUCIARIES OF ERISA PLANS THAT ARE PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISERS TO DETERMINE THE CONSEQUENCES UNDER ERISA AND THE CODE OF AN INVESTMENT IN THE TRUST, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN OR FUND AND CURRENT APPLICABLE LAW.

Discretionary Accounts

In compliance with NASD Conduct Rules of FINRA, the Trust will not sell Units to discretionary accounts without the prior specific written approval of the customer.

Compliance with Anti-Money Laundering Laws

To satisfy the Trust’s, the Managing Owner’s and the Selling Agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the Subscription Agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The Managing Owner and the Selling Agents reserve the right to request additional information from subscribers as either of the Managing Owner or a Selling Agents, in its sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the Trust, each subscriber agrees to provide this information upon request.

HOW TO SUBSCRIBE

To subscribe for Units, you must:

•	complete a Subscription Agreement if you are a new or existing Subscriber to the Series being purchased or complete an Addition Form if you are an existing Subscriber to the Series being purchased;

•	complete an Exchange Request (Exhibit C to the Statement of Additional Information) if you are exchanging Units in one Series for Units of one or more other Series;

•	deliver the Subscription Agreement, Addition Form or Exchange Request, as applicable, to your Selling Agent in a timely manner; and

•	meet established suitability standards.

Subscriptions (as well as redemptions and Exchanges) may be made on-line in the future. Prospective investors desiring information on such on-line subscription, redemption or Exchange methods should contact the Managing Owner.

Ways to Subscribe

•	Individual or Joint Tenant:

Individual accounts are owned by one person. Joint accounts can have two or more owners.

•	Gifts or transfers to a minor—UGMA or UTMA:

An individual can gift up to $11,000 per year per person without paying Federal gift tax. Depending on state law, you can establish a custodial account under the Uniform Gifts to Minors Act, or UGMA, or the Uniform Transfers to Minors Act, or UTMA.

•	Trust:

The subscribing trust must be established before an account can be opened.

•	Business or Organization:

Corporations, partnerships, associations or other groups.

•	Plans:

Pension, profit-sharing, stock bonus, individual retirement accounts, Keogh, welfare benefit and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

When a Subscription Becomes Final

THE MANAGING OWNER MAY, AT ITS DISCRETION, REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. Proceeds for subscriptions which have been rejected by the Managing Owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Subscriptions will not be final or binding on any subscriber until the Managing Owner has been in receipt of subscriber’s Subscription Agreement or Exchange Request for at least two (2) Business Days. Except as set forth below, all subscriptions will be irrevocable by the subscriber. If a subscription is rejected by the Managing Owner, in whole or in part, for any reason, the subscription funds, or applicable portion thereof, will be returned promptly to the payor of such funds. Any interest earned on subscriptions which have been accepted by the Trust will be retained by the Trust for the benefit of all investors in such Series. All accepted subscribers will receive written confirmation of the purchase of Units in any Series of the Trust.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in the Trust, you must make representations and warranties in the Subscription Agreement and power of attorney. The representations and warranties enable the Managing Owner to determine whether you are qualified to invest in the Trust. The representations and warranties relate to:

•	your eligibility to invest in the Trust, including legal age, net worth, annual income, investment objectives and investment experience;

•	your representative capacity;

•	information provided by you;

•	information received by you;

•	investments made on behalf of Plans; and

•	your compliance with applicable anti-money laundering laws.

In the Subscription Agreement, you are also required to represent that you received the Prospectus five (5) Business Days prior to the date of your Subscription Agreement. We are prohibited from selling Units to you until five (5) Business Days after you receive the Prospectus. If you did not receive the Prospectus five (5) Business Days in advance, you have the right to withdraw your subscription.

PLAN OF DISTRIBUTION

Initial Offering

The Initial Offering Period for each Series has ended, and none of such Series has a Subscription Minimum. Each of the Balanced Series, Winton Series and Currency Series commenced operations in September 2004, the Winton/Graham Series commenced operations in November 2004, the Campbell/Graham/Tiverton Series commenced operations in February 2005, the Long Only Commodity Series and the Long/Short Commodity Series commenced operations in March 2006, the Managed Futures Index Series commenced operations in April 2006 and the Class 1a and Class 2a of the Balanced Series commenced operations in May 2006. See “Who May Subscribe.”

The Managing Owner, the Trustee, the Trading Advisor and their respective principals, stockholders, directors, officers, employees and affiliates may subscribe for Units as Limited Owners, and any such Units in a Series subscribed for by such persons will be counted for purposes of determining whether the Series’ Subscription Minimum is sold during the Initial Offering period.

The maximum number of Units in each Series that can be sold during the Initial Offering Period and the Continuous Offering Period is:

•	Balanced Series – 10,020,000 Units

•	Winton/Graham Series – 1,100,000 Units

•	Winton Series – 650,000 Units

•	Campbell/Graham/Tiverton Series – 3,000,000 Units

•	Currency Series – 230,000 Units

•	Long Only Commodity Series – 350,000 Units

•	Long/Short Commodity Series – 1,450,000 Units

•	Managed Futures Index Series – 750,000 Units

Determination of the Subscription Maximum in each Series will be made after taking into account the Managing Owner’s contribution. Because the Managing Owner will be responsible for payment of the Trust’s organization and offering expenses, except for the initial service fee, if any, 100% of the proceeds of the Initial Offering will be initially available for each Series’ trading activities.

Units are being offered for a minimum initial subscription of $1,000 per subscriber; however, any investment made on behalf of a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, has no minimum initial subscription. A subscriber may purchase Units in any one or a combination of Series, although the minimum purchase for any single Series is $1,000. If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000.

Continuous Offering Period

During the Continuous Offering Period for each Series, each Series’ Units will be offered on a daily basis at the Series’ Net Asset Value per Unit as of the Valuation Point immediately preceding the subscription effective date. Additional Units may be purchased in increments of $100, or, if you are a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, you have no minimum additional subscription requirements. Subscribers will be admitted as Limited Owners as of the day of the week two Business Days following the receipt of the Subscriber’s Subscription Agreement. A Subscriber’s Subscription Agreement must be received by the Managing Owner at its principal office on a timely basis—by 4:00 PM EST at least two (2) Business Days before the day on which the subscription is to become effective, and sufficient funds must be received by check or via wire transfer on a timely basis. In the event that sufficient funds are not received, the Managing Owner may, in its sole discretion, reject the subscription. Proceeds for subscriptions which have been rejected by the Managing Owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Funds from accepted subscriptions will be deposited in the applicable Series’ account at U.S. Bank National Association, Denver, Colorado. Once the daily Net Asset Value per Unit is determined, a confirmation of each accepted subscription will be sent to subscribers.

Subscription Effective Dates

The effective date of all accepted subscriptions during the Continuous Offering Period, whether you are a new subscriber to a Series, or an existing Limited Owner in a Series who is purchasing additional Units of such Series or exchanging Units in one Series for Units in a different Series (see “Exchange Privilege”), is the day of the week two (2) Business Days following the day on which your Subscription Agreement is received on a timely basis (by 4:00 PM EST).

Calculation of Number of Units Purchased

During the Initial Offering Period for a Series, the number of Units of such Series of Units that an investor receives will be calculated by dividing the amount of the investor’s total subscription by one hundred (100). During the Continuous Offering Period for a Series, the number of Units of such Series of Units that an investor receives will be calculated by dividing the amount of the investor’s total subscription by the Series’ Net Asset Value per Unit as of the Valuation Point immediately preceding the subscription effective date. Fractional Units of up to five (5) decimal places will be issued by the Trust. All Units will be held in book-entry form and will not be certificated.

The Selling Agents

Bornhoft Group Securities Corporation, an affiliate of the Managing Owner, acts as a Selling Agent. The

Managing Owner intends to appoint certain other broker-dealers that are registered under the Exchange Act and are members of FINRA as Selling Agents to assist in the making of offers and sales of Units and provide customary on-going services to the Trust and its Limited Owners for commodities related brokerage services. The Selling Agents are not required to sell any specific number or dollar amount of Units but will use their best efforts to sell the Units offered. As compensation for their services, Selling Agents receive service fees, as described below.

Service Fees

With respect to the Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series and Long/Short Commodity Series, as well as the Class 1a Units of the Balanced Series, as compensation, the Selling Agents will receive an initial service fee.

After the expiration of twelve (12) months following the purchase of Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Series, as well as the Class 1a Units of the Balanced Series, investors who purchased Class 1 Units or Class 1a Units, as applicable, of such Series will be charged an annual on-going service fee for the benefit of Selling Agents, selling such Units.

Investors who purchase Class 2 Units of any Series or Class 2a Units of the Balanced Series will be charged no initial service fee, but Selling Agents selling Class 2 Units or Class 2a Units may receive an on-going service fee.

The amounts of such service fees vary by Series, and the service fees for certain Series are limited. See “Charges Paid by Limited Owners.”

Wholesaling Arrangements

The Managing Owner may contract with certain entities to act as wholesalers on behalf of the Managing

Owner. Wholesalers market the Trust to broker-dealers that are existing or potential Selling Agents. Currently, the Managing Owner maintains agreements with Equinox Distributors, Inc., a wholly owned subsidiary of the Managing Owner, and SEI Investments Distribution Co. to provide wholesaling services. As compensation for their respective services, the Managing Owner paid Equinox Distributors, Inc. $1,374,535.12 and paid SEI Investments Distribution Co. $326,230.18, respectively, for the nine months ended September 30, 2008. Such fees were paid by the Managing Owner and are not expenses of the Trust.

SEGREGATED ACCOUNTS

During the Initial Offering Period for a Series, all of the proceeds of the offering of such series will be received in the name of such Series and will be deposited and maintained in cash in a segregated escrow account maintained for such Series. Following the commencement of trading for any Series, except for that portion of Trading Company’s assets that is deposited as margin to maintain forward currency contract and Swap positions and that portion of each Series’ assets maintained at the Trust level for cash management, the proceeds of the offering for each Series will be deposited in cash in segregated accounts in the name of each Trading Company maintained for each Trading Company at the Clearing Brokers in accordance with requirements of the CE Act and the regulations thereunder, which means that assets will be maintained either on deposit with the Clearing Brokers or, for margin purposes, with the various exchanges on which the Trading Company’s assets are permitted to trade. Assets also may be maintained on deposit in U.S. banks. Assets will not be maintained in foreign banks. The Managing Owner will not commingle the property of any Series with the property of another person. The Trust will not invest in or loan funds to any other person or entity, nor will assets from one Series be loaned to or allocated to another Series. The Managing Owner has selected STW Fixed Income Management Ltd. and U.S. Bank N.A. to serve as the cash managers for the Trust, and the Managing Owner, in its sole and absolute discretion, may appoint additional or substitute cash managers for the Trust.

SUMMARY OF AGREEMENTS

ADVISORY AGREEMENTS

Except with respect to the Long Only Commodity Series, there is an Advisory Agreement among the Trust, the Managing Owner and each Trading Advisor to each Series by which the Managing Owner delegated to such Trading Advisor, discretion and responsibility to trade commodities for such Series. The Trading Advisor will place trades based on its agreed-upon trading approach, or the Trading Approach, which is described in the Appendix for such Series attached to this Prospectus, and each Trading Advisor has agreed that at least 90% of the annual gross income and gains if any, generated by its Trading Approach will be from buying and selling commodities or futures, forwards and options on commodities. All trading is subject to the Trust’s Trading Limitations and Policies which are described under the heading “Trading Limitations and Policies.” Except with respect to the Long Only Commodities Series, each Trading Advisor will be allocated 100% of the proceeds from the offering of Units during the Initial Offering and the Continuous Offering Periods for the Series for which it has trading responsibility in the case of the single advisor Series and, if applicable, a portion of the proceeds from the offering of Units during the Initial Offering and Continuous Offering Periods for the Balanced Series, Winton/Graham Series, Campbell/Graham/Tiverton Series and Long/Short Commodity Series.

The Advisory Agreements will be effective for one year after trading commences and will be renewed automatically for additional one (1)-year terms unless terminated. Each Advisory Agreement with a Trading Advisor will terminate automatically (i) in the event that the Series it manages is terminated; or (ii) if, as of the end of any Business Day, the Series’ Net Asset Value declines by 50% or more from the Series’ Net Asset Value (a) as of the first day of the Advisory Agreement, or (b) as of the first day of any calendar year, as adjusted on an on-going basis by (A) any decline(s) in the Allocated Assets caused by distributions, exchanges, redemptions, permitted reallocations, and withdrawals, and (B) additions to the Allocated Assets caused by additional allocations of the Trust Estate to the Trading Advisor’s management based on sales of additional Units of the applicable Series.

Each Advisory Agreement also may be terminated at the sole discretion of the Managing Owner at any time upon at least one (1) day’s prior written notice to a Trading Advisor, or for cause on less than one (1) day’s prior written notice, in the event that: (i) the Managing Owner determines in good faith following consultation appropriate under the circumstances with the Trading Advisor that the Trading Advisor is unable to use its agreed upon Trading Approach to any material extent, as such Trading Approach may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of the Trust; (ii) the Trading Advisor’s registration, if required, as a CTA under the CE Act or membership as a CTA with the NFA is revoked, suspended, terminated or not renewed; (iii) the Managing Owner determines in good faith that the Trading Advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to (A) the Trading Limitations and Policies, or (B) the Trading Advisor’s Trading Approach; (iv) there is an unauthorized assignment of the Advisory Agreement by the Trading Advisor; (v) the Trading Advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its Trading Approach utilized by a Series or its business goodwill, in each instance without the consent of the Managing Owner; (vi) any of the key principals of the Trading Advisor, if any, are not in control of the Trading Advisor’s trading activities for the Trading Company; (vii) the Trading Advisor becomes bankrupt or insolvent; or (viii) for any other reason if the Managing Owner determines in good faith that the termination is essential for the protection of the Trust, the Trading Company and the assets of the Series, including, without limitation, a good faith determination by the Managing Owner that such Trading Advisor has breached a material obligation to the Trust or the Trading Company under the Advisory Agreement relating to the trading of the Series’ Assets.

Each Trading Advisor also generally has the right to terminate the Advisory Agreement in its discretion at any time for cause upon ten (10) days’ written notice to each of the Trust, the Trading Company and the Managing Owner, appropriate under the circumstances, in the event (i) of the receipt by the Trading Advisor of an opinion of independent counsel satisfactory to the Trading Advisor and the Trust that by reason of the Trading

Advisor’s activities with respect to the Trust and the Trading Company, the Trading Advisor is required to register as an investment adviser under the Advisers Act, and it is not so registered; (ii) the registration of the Managing Owner as a CPO under the CE Act, or its membership with the NFA in such capacity, is revoked, suspended, terminated or not renewed; (iii) the Managing Owner imposes additional trading limitation(s) which the Trading Advisor does not agree to follow in its trading of a Series’ Assets; or the Managing Owner overrides trading instructions; (iv) if the assets allocated to the Trading Advisor decrease, for any reason, to less than $15 million in the case of Balanced Series, to less than $5 million in the case of Graham, to less than $5 million in the case of Winton, to less than $8 million in the case of Campbell, to less than $5 million in the case of Tiverton and to less than $1 million in the case of Currency as the result of redemptions, reallocations or extraordinary expenses, but not trading losses, as of the close of business on any Business Day; (v) the Managing Owner elects to have the Trading Advisor use a different Trading Approach and the Trading Advisor objects; (vi) there is an unauthorized assignment of the Advisory Agreement by the Trust or the Managing Owner; or (vii) other good cause is shown and the written consent of the Managing Owner is obtained (which shall not unreasonably be withheld).

The business of each Trading Advisor is to manage commodity trading accounts. In addition to the trading management services each Trading Advisor provides for a Series, each Trading Advisor also is permitted to manage and trade accounts for other investors (including other public and private commodity pools). Each Trading Advisor may use the same Trading Approach and other information it uses on behalf of the applicable Series, so long as the Trading Advisor’s ability to carry out its obligations and duties to such Series pursuant to the Advisory Agreement is not materially impaired thereby.

No Trading Advisor will accept additional capital for commodities management if doing so would have a reasonable likelihood of resulting in the Trading Advisor’s having to modify materially its agreed upon Trading Approach in a manner that might reasonably be expected to have a material adverse effect on the Series for which it has trading responsibility; the foregoing will not, however, prohibit a Trading Advisor from accepting additional funds if to do so will require only routine adjustments to its trading patterns in order to comply with speculative position limits or daily trading limits.

Each Trading Advisor and its shareholders, directors, officers, employees and agents also are permitted to trade for their own accounts so long as their trading does not materially impair the Trading Advisor’s ability to carry out its obligations and duties to the Trust. Limited Owners are not permitted to inspect records of any of the Trading Advisors or the individuals associated with the Trading Advisors because of the confidential nature of such records. Each Trading Advisor will, upon reasonable request, permit the Managing Owner to review at the Trading Advisor’s offices such trading records that the Managing Owner may reasonably request for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered by the Trading Advisor for other accounts managed by the Trading Advisor.

No Trading Advisor shall be liable to the Managing Owner, the Trust, the Trustee, the Trading Company or the Limited Owners, or any of their respective successors or assigns under this Agreement for any act or failure to act taken or omitted in good faith in a manner reasonably believed to be in, or not opposed to the best interests of the Trust and the Trading Company if such act or failure to act did not constitute a breach of the Advisory Agreement, misconduct or negligence on the part of the Trading Advisor.

In any threatened, pending or completed action, arbitration, claim, demand, dispute, lawsuit or other proceeding, or each, a Proceeding, to which a Trading Advisor was or is a party or is threatened to be made a party arising out of or in connection with the respective Advisory Agreement or the management of the Trust’s or Trading Company’s assets by such Trading Advisor or the offering and sale of Units, the Managing Owner and the Trading Company will indemnify and hold harmless such Trading Advisor and its principals, officers, directors, members, managers, shareholders, partners, employees, and affiliates, or Principals and Affiliates, against any loss, liability, damage, cost, expense (including, without limitation, reasonable attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them in connection with such Proceeding if such Trading Advisor acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trust and the Trading Company and provided that its conduct did not constitute negligence, misconduct, or a breach of the Advisory Agreement; provided, however, that no indemnification shall be available from the Managing Owner if such indemnification is prohibited by Section 4.6(c) of the Trust Agreement. The termination of any Proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Trading Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Trust.

In addition, each Trading Advisor will indemnify and hold harmless the Managing Owner, the Trust, the Trustee, the Trading Company and each of their respective Principals and Affiliates against any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them (A) as a result of a breach of any representation, warranty or agreement of such Trading Advisor made in the Advisory Agreement or (B) as a result of act or omission of such Trading Advisor relating to the Trust or the Trading Company if there has been a final judicial or regulatory determination that such act or failure to act constituted a breach of the Advisory Agreement, misconduct or negligence on the part of the Trading Advisor; provided, however that such final judicial or regulatory determination shall not be required in the event of a settlement of any Proceeding with the prior written consent of the Trading Advisor.

BROKERAGE AGREEMENTS

Each of the Clearing Brokers has entered into Brokerage Agreements with some or all of the Trading Companies. As a result each Clearing Broker (i) acts as the Trading Companies’ executing and clearing broker, (ii) acts as custodian of the Trading Companies’ assets, (iii) assists with foreign currency, (iv) assists the Managing Owner in the performance of its administrative functions for the Trading Companies, and (v) performs such other services for the Trading Companies as the Managing Owner may from time to time request.

As executing and clearing brokers for each of the Trading Companies, the Clearing Brokers receive each Trading Advisor’s orders for trades. Generally, when the Trading Advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the Trust engages in back-to-back principal trades with the Clearing Brokers in order to carry out the Trading Advisor’s instructions. In back-to-back currency transactions, a Clearing Broker, as principal, arranges bank lines of credit and contracts to make or to take future delivery of specified amounts of the currency at the negotiated price. The Clearing Broker, again as principal, in turn contracts with each Trading Company to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, such Clearing Broker acts in the best interests of the Trading Company.

Confirmations of all executed trades for each Series are given to the Trading Company by the Clearing Brokers. The Brokerage Agreements incorporate each Clearing Brokers’ standard customer agreement and related documents, which generally include provisions that (i) all funds, commodities and open or cash positions carried for each Trading Company will be held as security for that Trading Company’s obligations to the Clearing Broker; (ii) the margins required to initiate or maintain open positions will be as from time to time established by the Clearing Brokers and may exceed exchange minimum levels; and (iii) each Clearing Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Trading Company.

As custodian of the Trading Companies’ assets, the Clearing Brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by each Trading Company during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Trading Company on behalf of each Series of the Trust.

Administrative functions provided by the Clearing Brokers for each Trading Company include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between it and the Trading Company is in effect, each Clearing Broker will not charge the Trading Company a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee. See “Fees and Expenses.”

Each Futures Brokerage Agreement is non-exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. Each UBS Securities Futures Brokerage Agreement is terminable by any Trading Company or UBS Securities without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change in such Trading Company’s financial position, in which case only prior written notice is required to terminate the UBS Securities Brokerage Agreement). Each Newedge Futures Brokerage Agreement is terminable by any Trading Company or Newedge at any time upon thirty (30) days prior written notice provided that it may only be terminated by a Trading Company if such Trading Company has no liabilities or open positions which could give rise to subsequent liabilities and it may only be terminated by Newedge if such termination will not affect any transactions entered into and will not relieve Newedge of any obligations in connection with any debt or credit balance or other liability or obligation incurred prior to the termination (unless where certain events of default occur Newedge may terminate the Newedge Futures Brokerage Agreement). The Deutsche Bank FX Prime Brokerage Agreement is terminable by the Managing Owner or Deutsche Bank without penalty upon twenty (20) Business Days prior written notice (unless where certain events of default occur, in which case the Deutsche Bank FX Prime Brokerage Agreement may be terminated immediately at the time of such occurrence). The Swap Agreements are terminable by either party thereto upon twenty (20) days’ notice where certain events of default occur.

The Futures Brokerage Agreement with UBS Securities provides that neither UBS Securities nor any of its managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by any Trading Company other than as a result of UBS Securities negligence or reckless or intentional misconduct or breach of such agreement.

The Futures Brokerage Agreement with Newedge provides that Newedge shall not be liable for any loss, liability, damage or expense to any Trading Company other than as a result of Newedge’s gross negligence, willful misconduct or fraud.

The FX Prime Brokerage Agreement with Deutsche Bank provides that Deutsche Bank shall not be liable for any loss, fees or expenses to any Trading Company which has retained Deutsche Bank resulting from any error or discrepancy in any information provided by Deutsche Bank.

SELLING AGENT AGREEMENT

Each of the Selling Agents will enter into a selling agent agreement, or each, a Selling Agent Agreement, with the Trust and the Managing Owner. As a result, each Selling Agent will act as a selling agent for the Trust on a “best efforts” basis.

Each Selling Agent, in recommending to any person the purchase or sale of Units, will use commercially reasonable efforts to determine, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser’s investment objectives, the prospective purchaser’s other investments and the prospective purchaser’s financial situation and needs, and any other information known by the Selling Agent through the review of its offeree questionnaire completed by such prospective purchaser and maintain in the Selling Agent’s files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser.

Pursuant to the Selling Agent Agreement, each Selling Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer, sale and distribution of the Units, each Selling Agent has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. Each Selling Agent has agreed that it will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

Each Selling Agent Agreement will be terminated at the conclusion of the Continuous Offering Period with respect to each Series. Prior to the conclusion of the Continuing Offering Period, each Selling Agent Agreement may be terminated by the Selling Agent, at the Selling Agent’s option, by giving thirty (30) days’ notice to the Trust and the Managing Owner, in the event (i) there is, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Trust or the Managing Owner which, in the judgment of the Selling Agent, renders it inadvisable to proceed with the offer and sale of the Units; (ii) the Registration Statement and/or the Prospectus is not amended promptly after written request by the Selling Agent for it to be so amended because an event has occurred which, in the opinion of counsel for the Selling Agent, should be set forth in the Registration Statement or the Prospectus in order to make the statements therein not misleading; (iii) any of the conditions specified in Section 7 of the Selling Agent Agreement are not fulfilled when and as required by the Selling Agent Agreement to be fulfilled; (iv) there is a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by the Selling Agent, in its discretion, that such limitations would materially impede the Trust’s trading activities or make the offering or delivery of the Units impossible or impractical; (v) there is a declaration of a banking moratorium by Federal, New York or Delaware authorities. In addition, each Selling Agent Agreement may be terminated with respect to a Series by written agreement among the parties to the Selling Agent Agreement.

The Selling Agent shall not be liable to the Trust, the Trustee or the Managing Owner for any act or failure to act of the Selling Agent in connection with the performance of services under this Agreement, if such act or failure to act on the part of the Selling Agent or its Principals or Affiliates did not constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of the Selling Agent contained in the Selling Agent Agreement.

The Managing Owner and the Trust will indemnify and hold harmless the Selling Agent and its Principals and Affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement, or Losses, to which the Selling Agent or its Principals and Affiliates may become subject arising out of or in connection with the Selling Agent Agreement, the transactions contemplated thereby or the fact that the Selling Agent is or was a selling agent of the Trust arising out of or based upon (i) any untrue statement of material fact contained in the Selling Agent Agreement, the Prospectus or any application or written communication executed by the Managing Owner or the Trust filed in any jurisdiction in order to qualify the Units under the securities laws thereof, or the Documents, (ii) any omission from the Documents of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of any representation, warranty, covenant or agreement made by the Managing Owner or the Trust in the Selling Agent Agreement, except to the extent that any such Losses arise out of, relate to, or are based upon the Selling Agent’s failure to meet the standard of liability applicable to it under the Selling Agent Agreement.

The Selling Agent agrees to indemnify and hold harmless the Trust, the Trustee and the Managing Owner and the Principals and Affiliates of the Trustee and the Managing Owner from and against all Losses incurred by any of them arising out of or based upon the Selling Agent’s failure to meet the standard of liability set forth in the Selling Agent Agreement.

TRUST AGREEMENT

The rights and duties of the Trustee, the Managing Owner and the Limited Owners are governed by provisions of the Trust Act and by the Trust Agreement which is attached as Exhibit A to the Statement of Additional Information. The key features of the Trust Agreement which are not discussed elsewhere in the Prospectus are outlined below, but reference is made to the Trust Agreement for complete details of all of its terms and conditions.

Trustee

Wilmington Trust Company is the Trustee of the Trust and serves as the Trust’s sole trustee in the State of Delaware. The Trustee is permitted to resign upon sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Agreement provides that the Trustee will be compensated by the Managing Owner or its affiliates, and the Trustee will be indemnified by the Managing Owner against any Expenses (as defined in the Trust Agreement) it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such Expenses result from the negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to retain the Trustee or replace the Trustee with a new trustee.

Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and the assets of the Trustee are not subject to issuer liability under the Federal securities laws for the information contained in this Prospectus and under Federal and state law with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee’s liability in connection with the issuance and sale of the Units, and with respect to the Trust’s obligations under the Units, is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. See “The Trustee” under “Description of The Trust, Trustee, Managing Owner and Affiliates.”

Management Responsibilities of the Managing Owner

Under the Trust Agreement, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the “tax matters partner” for purposes of the Code. The Limited Owners will have no voice in the operations of the Trust, other than certain limited voting rights which are set forth in the Trust Agreement. See “Termination,” “Election or Removal of Managing Owner,” “Exercise of Rights by Limited Owners” and “Amendments and Meetings” under this heading. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where Limited Owners having Units representing at least a majority of the Net Asset Value of all Series (not including Units held by the Managing Owner) have notified the Managing Owner that the Managing Owner is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust.

Transfer of Units

Subject to compliance with suitability standards imposed by the Trust, applicable Federal securities and state “Blue Sky” laws (See “Who May Subscribe.”) and the rules of other governmental authorities, the Units may be assigned at your election, upon notice to the Managing Owner on a form acceptable to the Managing Owner. The Managing Owner shall refuse to recognize an assignment only if necessary, in its judgment, to maintain the treatment of the Trust as a partnership for Federal income tax purposes or to preserve the characterization or treatment of Series income or loss and upon receipt of an opinion of counsel supporting its conclusion. The Managing Owner will exercise this right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized and that the assignor or transferor continues to be recognized as a beneficial owner of Series Units for all purposes, including the payment of any cash distribution. Notwithstanding the foregoing, and except for certain situations set forth in the Trust Agreement, no assignment may be made if such assignment would result in (a) a contravention of the NASAA Guidelines, as adopted in any state where the proposed assignor and assignee reside, including the current restriction that generally prohibits transfers or assignments of Units in one or more Series valued at less than (i) $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) or transfers or assignments of Units in such amounts as would result in your or permitted assignees’ having an aggregate investment in all Series of less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) and (ii) $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations), unless the proposed transfer relates to your aggregate Units in all Series or unless the proposed transfer is a transfer by gifts, inheritance, intrafamily transfer, family dissolution or a transfer to affiliates; or (b) the aggregate total of Units transferred in a twelve-month period equaling forty-nine percent (49%) or more of the outstanding Units (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The Trust Agreement provides that the Managing Owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

Assignments to (i) your ancestors or descendants (ii) the personal representative or heir of a deceased Limited Owner, (iii) the trustee of a trust to which you are a beneficiary or another person to whom a transfer could otherwise be made, or (iv) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, shall be effective as of the Business Day immediately following the Business Day in which the Managing Owner receives the written instrument of assignment. Assignments or transfers of Units to any other person shall be effective on the next succeeding Business Day, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least two (2) Business Days.

An assignee may become a substituted Limited Owner only with the written consent of the Managing Owner, which consent may be withheld in the Managing Owner’s sole and absolute discretion as described above. Upon receipt by the Managing Owner of (i) a duly executed and acknowledged, written instrument of assignment, (ii) an opinion of the Trust’s independent counsel, rendered upon the Managing Owner’s request, that such assignment will not jeopardize the Trust’s tax classification as a partnership and that the assignment will not violate the Trust Agreement or the Trust Act and (iii) such other documents as the Managing Owner deems necessary or desirable to effect such substitution, the Managing Owner may accept the assignee as a substituted Limited Owner. A permitted assignee who does not become a substituted Limited Owner shall be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but shall not be entitled to vote, to receive any information on or an account of the Series’ transactions or to inspect the books of the Series. Under the Trust Agreement an assigning Limited Owner is not released from its liability to the Trust for any amounts for which he may be liable under the Trust Agreement (see “Redemption of Units” and “Liabilities” under this heading), whether or not the assignee to whom he has assigned Units becomes a substituted Limited Owner. All Limited Owners are responsible for all costs relating to the assignment or transfer or their own Units.

Exchange Privilege

Once trading commences for the Series in which you have invested, you may exchange your Units of such Series for Units of another Series that has also commenced trading. Exchanges will be available between the various Classes 1 of the Series, and Exchanges will be available between the various Classes 2 of the Series. However, Exchanges will not be allowed from Class 1 to Class 2 or vice versa. In addition, you will only be allowed to Exchange your Units in one Series for Units of another Series which is registered for sale in your State. An Exchange will be treated as a redemption of Units in one Series and an immediate purchase of Units of another Series. Each Unit purchased in an Exchange will be issued and sold at a price per Unit equal to 100% of the Net Asset Value of a Unit of the new Series as of the Valuation Point immediately preceding the date upon which notice of the Exchange, or the Request for Exchange, is provided to the Managing Owner. An exchanging Limited Owner may realize a taxable gain or loss in connection with the Exchange.

Each Exchange is subject to satisfaction of the conditions governing redemption on the applicable day, as well as the requirement that the Series being exchanged into is then offering registered Units. The Net Asset Value of Units to be exchanged, as well as the Units to be acquired, on the applicable Valuation Point may be higher or lower than it is on the date that the Request for Exchange is submitted due to the potential fluctuation in the Net Asset Value per Unit of each Series. In addition, see “Redemption of Units.” To effect an Exchange, a Request for Exchange must be submitted to the Managing Owner on a timely basis (i.e., at 4:00 PM EST at least two (2) Business Days prior to the day on which the Exchange is to become effective). The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you. You must request an Exchange on the Request for Exchange form attached as Exhibit C to the Statement of Additional Information.

If you Exchange all or a portion of your Class 1 Units of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or Long/Short Commodity Series or your Class 1a Units of the Balanced Series for Class 1 Units of the Long Only Commodity Series or the Managed Futures Index Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being Exchanged, then the Long Only Commodity Series or the Managed Futures Index Series, as applicable, will charge you an exchange equalization fee of 1.0% of the Net Asset Value at which your Units are Exchanged to reimburse the Managing Owner for the prepaid initial service fee of the Series you are Exchanging out of, which is charged at a higher rate than the initial service fee of the Long Only Commodity Series or the Managed Futures Index Series. Depending on the number of months that have elapsed since the purchase of such Units being Exchanged, the total amount of initial service fees and exchange equalization fees which you will pay may exceed 3.0%. No exchange charges will be imposed for any other Exchanges.

Redemption of Units

Units or any portion thereof held by the Limited Owners (or any assignee thereof) may be redeemed on the Business Day of the week after the date the Managing Owner is in receipt of a redemption request, to be received by the Managing Owner prior to 4:00 PM EST on a Business Day, or a Redemption Date, in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you. Except as set forth below, Units will be redeemed at a redemption price equal to 100% of the Net Asset Value per Unit of the applicable Series, calculated as of the Valuation Point immediately preceding the relevant Redemption Date. Accordingly, Limited Owners bear the risk of any decline in Net Asset Value from the date notice of intent to redeem is given until the Valuation Point. Class 1 Units of any Series redeemed on or before the end of the first twelve- month period after their effective dates will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed unless the redemption is part of an Exchange for Class 1 Units of another Series offered hereby. Such redemption fees are paid to the Managing Owner.

In the event that the estimated Net Asset Value per Unit of a Series, after adjustment for distributions, as of the close of business of any Business Day is less than 50% of the Net Asset Value per Unit of a Series as of the last Valuation Point (i.e., the close of business of the immediately preceding Business Day), a special redemption period shall be established, Limited Owners will be given notice of such event within seven (7) Business Days of such occurrence. Trading in such Series shall be temporarily suspended during such special redemption period. In addition, the twentieth (20th) Business Day following the notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Unit of any Series to less than 50% of the Net Asset Value per Unit of such Series as of the immediately preceding day shall be deemed a special redemption date.

The Net Asset Value per Unit upon redemption on any date also will reflect all accrued expenses for which the applicable Series is responsible, including incentive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and will be reduced by such Unit’s pro rata portion of any expenses or losses incurred by the Series resulting from such redeeming Limited Owner (and his assignee, if any) unrelated to the Series’ business, as well as the Limited Owner’s liabilities for certain Series taxes, if any, or for liabilities resulting from violations of the transfer provisions in the Trust Agreement. Limited Owners shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units shall be redeemed, unless payment for the redeemed Units is made within that seven-Business Day period, in which case notice shall not be required. Except as otherwise provided in the Trust Agreement, in the case of extraordinary circumstances, payment normally shall be made within seven (7) Business Days following the Redemption Date. You may revoke your intention to redeem before the Redemption Date by written instruction to the Managing Owner.

All timely requests for redemption in proper form will be honored and the applicable Series’ commodity positions will be liquidated to the extent necessary to effect such redemptions. The Managing Owner may suspend temporarily any redemption if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives (for example, if the Managing Owner believes a redemption, if allowed, would advantage one investor over another investor). The Managing Owner may also temporarily suspend redemptions in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. Such suspension of redemptions would last a maximum of thirty (30) days. The right to obtain redemption also is contingent upon the Series’ having property sufficient to discharge its liabilities on the date of redemption. In the event that a Series has insufficient assets net of liabilities to satisfy all requests for redemption, redemption requests will be processed in a “First-In, First-Out” order. Redemption requests of investors affiliated with the Trust, the Managing Owner, a Trading Advisor or their respective affiliates will not receive favorable treatment over non-affiliated investors. It is also contingent upon timely receipt by the Managing Owner of a request for redemption in the form attached as Exhibit D to the Statement of Additional Information (or any other form approved by the Managing Owner). Redemption requests may be mailed or otherwise delivered to the Managing Owner.

The Trust Agreement provides that the Managing Owner also has the right mandatorily to redeem, upon two (2) days’ prior notice acknowledged by you, Units of any Limited Owner if (a) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust or any Unitholder to be deemed to be holding “plan assets” under ERISA; (b) there is an unauthorized assignment or transfer pursuant to the Trust Agreement; or (c) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption).

If you are redeeming Class 1 Units of a Series within the first twelve (12) months following your purchase of Units, you will be charged an early redemption fee. See “Fees and Expenses.”

Termination

Unless earlier dissolved, the term of the Trust and each Series in the Trust shall expire on December 31, 2053. The Trust or, as the case may be, any Series shall also be dissolved upon the occurrence of any of the following events:

(a) The filing of a certificate of dissolution or the revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, each of the foregoing, an Event of Withdrawal, unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Trust or (ii) within 90 days of an Event of Withdrawal, all the remaining Unitholders in each Series agree in writing to continue the business of the Trust and to select, as of the date of such Event of Withdrawal, one or more successor managing owners. Within 120 days of any Event of Withdrawal, if action is not taken pursuant to (i) or (ii) and the Trust and each Series are dissolved, Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (without regard for Units held by the Managing Owner or its affiliates) may elect to continue the business of the Trust and each Series by forming a new statutory trust, or the Reconstituted Trust, on the same terms and provisions set forth in the Trust Agreement. Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such election is made, all Limited Owners will be bound thereby and continue as Limited Owners of the Reconstituted Trust;

(b) The occurrence of any event that makes the continued existence of the Trust or any Series in the Trust unlawful, as the case may be;

(c) With respect to a Series, the failure to sell the Subscription Minimum of such Series to subscribers during the Initial Offering Period;

(d) The suspension, revocation or termination of the Managing Owner’s registration as a CPO under the CE Act or membership as a CPO with the NFA, unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated;

(e) The Trust or, as the case may be, any Series becomes insolvent or bankrupt;

(f) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series’ termination;

(g) The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (excluding Units held by the Managing Owner or an Affiliate) vote to dissolve the Trust, with 90 days’ prior written notice to the Managing Owner; or

(h) The decline of the Net Asset Value of a Series by 50% or more from the Net Asset Value of the Series (i) as of the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional contributions to capital.

A Series may also dissolve, in the discretion of the Managing Owner, upon the determination of the Managing Owner that the Series’ aggregate Net Asset Value in relation to the operating expenses of the Series makes it unreasonable or imprudent to continue the business of the Series. The Managing Owner is not required to, and should not be expected to, obtain an opinion of legal counsel or any other third party prior to determining to dissolve any Series in the Trust.

Upon dissolution of the Trust or a Series, its affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the Unitholders. To the extent the Trust or the Series has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all Series are terminated, the Trust will terminate.

The Trust Agreement provides that the death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of a Limited Owner will not terminate or dissolve the Series (unless such Limited Owner is the sole Limited Owner of the Trust) or the Trust and that the legal representatives of such Limited Owner have no right to withdraw or value his, her or its Units except by redemption of Units pursuant to the Trust Agreement.

Net Asset Value

“Net Asset Value of a Series” means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount)

less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value of a Series shall include any unrealized profit or loss on open commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non- United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on a Series commodity brokerage account shall be accrued at least daily.

(d) The amount of any distribution made pursuant to Article VI of the Trust Agreement shall be a liability of the Series from the day when the distribution is declared until it is paid.

“Net Asset Value of a Series per Unit” means the Net Asset Value of a Series divided by the number of Units of the Series outstanding on the date of calculation.

Reports and Accounting

The Trust maintains its books on the accrual basis. The financial statements of each Series in the Trust will be prepared in accordance with accounting principles generally accepted in the United States of America and will be audited at least annually by independent certified public accountants selected by the Managing Owner, in its sole discretion. The Managing Owner shall submit any information, including but not limited to reports and statements required to be distributed to Limited Owners, required to be filed with any official or agency of a state in which Units of the Trust are registered to such official or agency. Each Limited Owner is furnished with unaudited monthly and certified annual reports containing such information as the CFTC and NFA require. A current annual report of the Trust is attached to this Prospectus starting at page Fin.—46, and current monthly reports for a Series accompany this Prospectus to all new subscribers after trading in such Series commences. The CFTC requires that an annual report be provided not later than one hundred and twenty (120) days after the end of each fiscal year or the permanent cessation of trading as defined in the CE Act, whichever is earlier and set forth, among other matters:

(1) the Net Asset Value of the Series and the Net Asset Value per Unit per Series or the total value of your interest in the Trust, in either case, as of the end of the year in question and the preceding year;

(2) a Statement of Financial Condition as of the close of the fiscal year and, if applicable, the preceding fiscal year;

(3) Statements of Income (Loss) and Changes in Limited Owners’ Capital during the fiscal year and, to the extent applicable, the previous two fiscal years; and

(4) appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

The CFTC also requires that an unaudited monthly report be distributed to each Limited Owner within thirty (30) days of the end of each month containing information presented in the form of a Statement of Income (Loss) and a Statement of Changes in Net Asset Value.

The Statement of Income (Loss) must set forth, among other matters:

(1) the total amount of realized net gain or loss on commodity interest positions liquidated during the month;

(2) the change in unrealized net gain or loss on commodity interest positions during the month;

(3) the total amount of net gain or loss from all other transactions in which a Series is engaged; and

(4) the total amounts of management fees, advisory fees, brokerage fees and other fees for commodity and other investment transactions, and all other expenses incurred or accrued by the Trust during the month.

The Statement of Changes in Net Asset Value must itemize the following:

(1) the Net Asset Value of the Series as of the beginning and end of the month;

(2) the total amount representing redemptions of Units during the month;

(3) the total net income or loss of the Series during the month; and

(4) the Net Asset Value per Unit or the total value of your interest in the Trust as of the end of the month.

The monthly report also is required to describe any other material business dealings between the Trust, the Managing Owner, the Trading Advisors, the Clearing Brokers, the Selling Agents or any affiliate of any of the foregoing.

Limited Owners also will be furnished with such additional information as the Managing Owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

Net Asset Value is calculated for each Business Day as required. Upon request, the Managing Owner will make available to any Limited Owner the Net Asset Value per Unit for a Series. Each Limited Owner will be notified of any decline in the Net Asset Value per Unit of a Series to less than fifty percent (50%) of the Net Asset Value per Unit as of the last Valuation Point. Included in such notification will be a description of the Limited Owners’ voting and redemption rights. See “Redemption of Units.”

In addition, the Managing Owner will furnish you with tax information in a form which may be utilized in the preparation of your Federal income tax returns which is anticipated to be distributed no later than March 15 of each year.

The books and records maintained by the Trust will be kept for eight (8) fiscal years at its principal office. The Limited Owners have the right to obtain information about all matters affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest in the Trust, and to have access at all times during normal business hours to the Trust’s books and records in person or by their authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. The Managing Owner will maintain (at the Managing Owner’s principal office) a current list, in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, all Unitholders; a copy of the Trust Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s Federal, state and local income tax returns and reports, if any; and copies of any effective written Trust Agreements, Subscription Agreements and any financial statements of the Trust for the six (6) most recent years. Such information will be made available at reasonable times for inspection and copying by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust during ordinary business hours. The Managing Owner will furnish a copy of the list of Limited Owners to you or your representative within ten days of a request therefor for any purpose reasonably related to your interest as a Limited Owner in the Trust (including, without limitation, matters relating to your voting rights under the Trust Agreement or the exercise of your rights under Federal proxy laws) upon request and upon payment of the reasonable cost of reproduction and mailing; provided, however, that if you are requesting such list, you must give written assurances that it will not be used for commercial purposes. Subject to applicable law, you must give the Managing Owner at least ten (10) Business Days prior written notice for such inspection or copying by you or your authorized attorney or agent. Each Limited Owner will be notified of any material change in the Advisory Agreements or in the compensation of any party within seven (7) Business Days thereof and will be provided with a description of any material effect on the Units such changes may have.

Summary of Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States, or GAAP, requires the Managing Owner to adopt accounting policies and make estimates and assumptions that affect amounts reported in the Trust’s financial statements. The Managing Owner believes that the Trust’s critical accounting policies and related estimates and judgments underlying the financial statements will be as identified below. For more information regarding the Trust’s significant accounting policies, please see Note 2 in the Notes to the Trust’s Financial Statements beginning on Fin. - 23.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, or SFAS 157. SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 became effective for the Trust on January 1, 2008 (see Note 3 on page Fin. - 27, Fair Value Measurements).

Investment Transactions and Valuation—The Trust will record investment transactions on trade date and all investments will be recorded at fair value in its financial statements, with changes in fair value reported as a component of Trading Profits (Losses) in the Statements of Income (Loss). Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price.

In applying these policies, the Managing Owner may make judgments that can frequently require estimates about matters that are inherently uncertain. The Managing Owner shall provide a good faith estimate of the daily Net Asset Value for each Series based on such uncertain information. The Managing Owner’s good faith estimates of each Series’ Net Asset Value will be published daily by the Trust and shall be used for subscriptions, redemptions and exchanges of all Trust Units, and such Unit transactions shall be final and not subject to subsequent adjustment unless the estimate of Net Asset Value varies from the actual Net Asset Value by more than one percent (1.0%) of the Actual Net Asset Value.

Distributions

Other than as limited by the Trust Agreement, the Managing Owner has sole discretion in determining the amount and frequency of distributions. However, you have the right to redeem a portion or all of your Units in accordance with the redemption procedures contained in the Trust Agreement. See “Redemption of Units.” In the event any type of distribution is declared, each Unitholder will receive an amount of such distribution in proportion to the interest in the Series held by him, as of the record date of distribution. Any distribution shall become a liability of the Series for purposes of calculating Net Asset Value as of the date of its declaration until it is paid. See “Federal Income Tax Consequences—Cash Distributions, Redemptions and Exchanges of Units” for the income tax effect of such distributions.

Sharing of Profits and Losses

Each investor in a Series has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the Units of the Series. For the purposes of an Investor’s book capital account, at the end of each Business Day, the amount of any increase or decrease in the Net Asset Value per Unit from the preceding Business Day is credited to or charged against the book capital account of each investor for that Series.

For purposes of an Investor’s tax capital account, all items of income, gain, loss and deduction of each Series will be allocated among holders of the Units of such Series at the end of each fiscal year of the Trust. The allocation will be made as follows: First, all items that arise other than from a disposition of Series assets will be allocated among the Limited Owners based on their respective book capital accounts as of the days on which such items arose. Second, each Series’ aggregate recognized gain, if any, shall be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged Units over the tax capital account balances attributable to those Units. Third, each Series’ remaining aggregate recognized gain, if any, shall be allocated among the Limited Owners whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all Unitholders in proportion to their respective book capital account balances. Each Series’ aggregate recognized loss, if any, shall then be allocated among the Limited Owners who redeemed or exchanged Units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged Units over the book capital account balances attributable to those Units. Next, each Series’ aggregate recognized loss, if any, will be allocated to each Unit whose tax capital account balance exceeds the book capital account balance of such Units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all Unitholders who were Unitholders in proportion to their respective book capital account balances. Notwithstanding the foregoing, loss will not be allocated to a Unit (and instead will be allocated to the Managing Owner) to the extent that allocating such loss to such Unit would cause the book capital account balance of such Unit to be reduced below zero.

Liabilities

Liability of Series

The Trust is formed in a manner such that each the Trust, with respect to each Series, will be liable only for obligations attributable to such Series and Limited Owners will not be subject to the losses or liabilities of any Series in which they have not invested. In the event that any creditor or Limited Owner of Units in any particular Series asserted against the Trust a valid claim with respect to its indebtedness or Units, the creditor or Limited Owner would only be able to recover money from that particular Series and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations, indebtedness, expenses, interests and claims, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Series will be enforceable only against the assets of that Series and against the Managing Owner and its assets, and not against any other Series or the Trust generally or any of their respective assets. The assets of any particular Series include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a

Series. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under Section 3804(a) of the Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular Series will be enforceable only against the assets of such series and not against the trust generally.

In furtherance of the Inter-Series Limitation on Liability, the Managing Owner will use its best efforts to ensure that every party, including the Limited Owners, the Trustee and all parties providing goods or services to the Trust, any Series or the Managing Owner on behalf of the Trust or any Series, will consent in writing, or a Written Consent, to: (i) the Inter-Series Limitation on Liability with respect to such party’s Claims or Units; (ii) voluntarily reduce the priority of its Claims against and Units of the Trust or any Series or their respective assets, such that its Claims and Units are junior in right of repayment to all other parties’ Claims against and Units of the Trust or any Series or their respective assets, except that (a) Units in the particular Series that such party purchased pursuant to a Subscription Agreement or similar agreement and (b) Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Series, will not be junior in right of repayment, but will receive repayment from the assets of such particular Series (but not from the assets of any other Series or the Trust generally) equal to the treatment received by all other creditors and Limited Owners that dealt with such Series and (iii) a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any other Series.

Limited Owner Liability

Your capital contribution is subject to the risks of the each Series’ trading and business. The Trust Act provides that, except to the extent otherwise provided in the Trust Agreement, you shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. No similar statutory or other authority limiting statutory or business trust beneficial owner liability exists in many other states. As a result, to the extent that you or the Trust is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject you to liability. To guard against this risk, the Trust Agreement (i) provides for indemnification to the extent of the Series’ assets of any Limited Owner against claims of liability asserted against such Limited Owner solely because he or it is a beneficial owner of the Trust; and (ii) requires that every written obligation of the Trust contain a statement that such obligation may only be enforced against the assets of the applicable Series provided that the omission of such disclaimer is not intended to create personal liability for any Unitholder. Thus, subject to the exceptions set forth in the Trust Agreement and described below, your risk of incurring financial loss beyond your investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the Trust or the applicable Series itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the Managing Owner has agreed in the Trust Agreement for the benefit of the Limited Owners and any third parties that it will be liable for all obligations of the Trust in excess of the Trust’s assets as if it were the general partner of a limited partnership.

In addition, while, as stated above, a Limited Owner in the Trust generally cannot lose more than his or its investment and his or its share of the Trust’s profits, the Trust Agreement provides that you may incur liability (i) in the event the Trust is required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of Trust income, in which case such Unitholder shall be liable for the repayment of such amounts plus interest thereon; (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of your obligations or liabilities unrelated to the Trust’s business, (iii) to indemnify the Trust and each Unitholder against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your Unit in violation of the Trust Agreement, and (iv) if the Subscription Agreement you delivered in connection with your purchase of Units contains misstatements.

Moreover, the Trust Agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against you with respect to amounts distributed to you or amounts received by you upon redemption of Units unless under Delaware law you are liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the Limited Owners. Except as provided under Delaware law and by the Trust Agreement, each Unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the Trust’s assets will be the obligation of the Managing Owner.

Election or Removal of Managing Owner

The Managing Owner may be removed on reasonable prior written notice by Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner). The Trust Agreement provides that the Managing Owner may voluntarily withdraw as managing owner of the Trust provided that it gives the Limited Owners one hundred twenty (120) days’ prior written notice and its withdrawal as Managing Owner is approved by Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner). The Trust Agreement provides that if the Managing Owner elects to withdraw as Managing Owner to the Trust and it is the sole Managing Owner, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the Trust. If the Managing Owner withdraws as managing owner and the Limited Owners or remaining Managing Owners elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. The Trust Agreement further provides that in the event of the withdrawal of the Managing Owner, the Managing Owner shall be entitled to redeem its General Units in each Series of the Trust at their Net Asset Value as of the next permissible Redemption Date. See “Trust Agreement—Management Responsibilities of the Managing Owner.”

Alternatively, the Trust Agreement provides that if the Trust is dissolved as a result of an Event of Withdrawal (as defined in Article XIII of the Trust Agreement) of a Managing Owner, then within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the managing Owner) may elect to form a new statutory trust on the same terms as set forth in the Trust Agreement and continue the business of the Trust and elect a new managing owner.

Exercise of Rights by Limited Owners

Limited Owners holding Units representing in excess of fifty percent (50%) of the Net Asset Value of each Series (excluding Units held by the Managing Owner and its affiliates) must approve any material change in a Series’ trading policies, which change will not be effective without such approval. See “Trading Limitations and Policies.” In addition, Limited Owners holding Units representing in excess of fifty percent (50%) of the Net Asset Value of each Series (excluding Units held by the Managing Owner and its affiliates) may vote to adopt amendments to the Trust Agreement proposed by the Managing Owner or by Limited Owners holding Units representing at least ten percent (10%) of the Net Asset Value of a Series. See “Amendments and Meetings.” Additionally, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its affiliates) may vote to (i) terminate and dissolve the Series upon ninety (90) days’ prior notice to the Managing Owner, (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, (iv) approve the voluntary withdrawal of the Managing Owner and elect a successor managing owner in the event the Managing Owner is the sole managing owner of the Trust, (v) approve the termination of any agreement between the Trust and the Managing Owner or its affiliates for any reason, without penalty, and (vi) approve a material change in the trading policies of the Trust or a Series, and, in the case of (iii) and (v) on sixty (60) days’ prior written notice.

Indemnification

The Trust Agreement provides that with respect to any action in which the Managing Owner or any of its affiliates is a party because of its relationship to the Trust, the Trust shall indemnify and hold harmless to the full extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with each Series of the Trust, provided that (1) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of the Trust Agreement on the part of the Managing Owner or its affiliates and (2) any such indemnification will only be recoverable from the assets of each Series of the Trust. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner. The Trust Agreement further provides that any such indemnification of the Managing Owner or any of its affiliates, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the Managing Owner is proper in the circumstances because it has met the applicable standard of conduct set forth in the Trust Agreement. Expenses incurred in defending a threatened or pending action or proceeding against the Managing Owner may be paid by each Series (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the Managing Owner or an affiliate on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing Owner undertakes to repay the advanced funds to each Series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the Managing Owner or its affiliates is permitted for liabilities or expenses arising under Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs); or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Owner or its affiliates, the Managing Owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

In any claim for indemnification in actions involving alleged Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The Trust Agreement also provides that with respect to any action taken by the Managing Owner as “tax matters partner,” including consenting to an audit, the Trust shall indemnify and hold harmless the Managing Owner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

Amendments and Meetings

The Trust Agreement may be amended in certain respects by a vote of the Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (which excludes the Units of the Managing Owner), either pursuant to a written vote or at a duly called meeting of the Limited Owners. An amendment may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to ten percent (10%) of the Net Asset Value of each affected Series. Unitholders will be supplied with a verbatim copy of any proposed amendment which potentially could affect them and statements concerning the legality thereof. It is not anticipated that the Managing Owner will call any annual meetings of the Limited Owners.

The Managing Owner may, without the consent of the Limited Owners, make amendments to the Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or to surrender any right or power of the Managing Owner, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, or correct or supplement any provision of the Trust Agreement which may be inconsistent with any other provision of the Trust Agreement or this Prospectus, or make any other provisions with respect to matters or questions arising under the Trust Agreement or this Prospectus which will not be inconsistent with the provisions of the Trust Agreement or this Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no such amendment shall be adopted unless the amendment is not adverse to the interests of the Limited Owners, is consistent with the Managing Owner’s management of the Trust pursuant to Section 3806 of the Trust Act, does not affect the allocation of profits and losses to them or among them, and does not adversely affect the limited liability status of the Limited Owners or the status of the Trust as a partnership for Federal income tax purposes. The Managing Owner further may, without the consent of the Limited Owners, amend the provisions of the Trust Agreement relating to the allocations among Limited Owners of profits, losses and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for Federal income tax purposes.

Meetings of the Trust may be called by the Managing Owner. In addition, meetings will be called upon receipt by the Managing Owner of a written request signed by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series. Thereafter, the Managing Owner shall give written notice to all Limited Owners, by certified mail within fifteen (15) days after such receipt, of such meeting and its purpose. Such meeting must be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the Limited Owners holding Units of the percentage required to approve any such action if a meeting were held.

Fiscal Year

The Trust’s fiscal year shall begin on January 1 of each year and end on December 31 of each year, except that the fiscal year in which the Trust terminates shall end on the date of termination of the Trust.

FEDERAL INCOME TAX CONSEQUENCES

The following constitutes the opinion of Arnold & Porter LLP and summarizes the material Federal income tax consequences of the purchase, ownership and disposition of Units of the Trust.

This opinion is based on current law, which is subject to change (including retroactive changes) or to possible differing interpretations. It is not intended as a complete analysis of all potential Federal income tax considerations relating to your purchase, ownership and disposition of Units, and does not address all aspects of taxation that may be relevant to you in light of your individual circumstances (including the effect of any foreign, state or local tax laws). Unless otherwise expressly indicated, this opinion is addressed and applies only to Limited Owners who are individuals who are citizens or residents of the United States and is not addressed to corporate Limited Owners or to certain other types of Limited Owners subject to special treatment under Federal income tax laws (such as persons not citizens or residents of the United States, tax-exempt entities, partnerships or other pass-through entities, or dealers in commodities).

We urge you to consult your own tax advisor regarding the Federal, state, local and foreign income tax consequences to you of the purchase, ownership and disposition of Units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

U.S. Treasury Circular 230 Notice

The tax discussion contained in this Prospectus was not intended or written to be used, and cannot be used, for the purpose of avoiding Federal tax penalties. This discussion was written to support the promotion or marketing of the transactions or matters addressed in this Prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

The Trust’s Tax Status

In the opinion of Arnold & Porter LLP, counsel to the Trust and the Managing Owner, (i) the Trust will be treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust will constitute “qualifying income” within the meaning of Section 7704(d) of the Code, the Trust will not be a publicly traded partnership treated as a corporation, and (ii) the discussion set forth in this Prospectus under the heading “Federal Income Tax Consequences” correctly summarizes the material Federal income tax consequences as of the date of this Prospectus to potential U.S. Limited Owners of the purchase, ownership and disposition of Units of the Trust.

You should be aware, however, that the opinion of Arnold & Porter LLP is subject to the qualifications and assumptions set forth in the opinion and in this Prospectus, is based on facts described in this Prospectus, relies on certain certifications of the Managing Owner and is based upon current legislative, judicial and administrative interpretations of existing Federal income tax law. In addition, the opinion represents counsel’s legal judgment and is not binding on the Service or the courts.

Taxation of the Trust’s Profits and Losses

You must pay tax on your distributable share of the Trust’s income and gains for each year even if the Trust does not make any cash distributions to you.

The Trust generally will allocate the income, gains and losses of each Series on a daily basis among Limited Owners who hold Units of the Series as described above. If you redeem any Units in a Series or exchange Units in one Series for Units of another Series, however, you will be allocated a disproportionate amount of the Series’ gains and losses if necessary to increase your adjusted tax basis in the redeemed or exchanged Units to the value of those Units. This will have the effect of causing you to recognize a tax gain or tax loss equal to the appreciation or depreciation in the redeemed or exchanged Units. Your adjusted tax basis in your Units generally equals the amount that you paid for the Units increased by income or gains allocated to you with respect to the Units and decreased (but not below zero) by distributions, deductions and losses allocated to you with respect to the Units.

Character of the Trust’s Income, Gains and Losses

Interest

Interest earned by the Trust, as well as interest earned on subscription funds on deposit with the Escrow Agent during the Initial Offering Period for any Series, will be ordinary income.

Bonds and Other Securities

Gains and losses from dispositions and short sales of bonds and other securities by the Trust generally will be capital gains and losses. Such capital gains or losses will be long term if the Trust has held the bonds or other securities for more than one year.

Options and Futures Contracts

Certain options and futures contracts, known as “Section 1256 contracts,” are subject to special tax rules. Section 1256 contracts include certain futures contracts, options and foreign currency contracts. Section 1256 contracts that remain open on the last business day of a tax year are marked to market and gain or loss is recognized for tax purposes as if the contracts had been sold on that day at fair market value.

Gain or loss attributable to Section 1256 contracts is generally treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss, regardless of how long they were held. However, gain or loss with respect to dealer equity options or dealer securities futures contracts allocable to limited partners is treated entirely as short-term capital gain or loss. The Service has ruled that specific categories of market makers that satisfy quotation-related criteria will be treated as dealers in securities futures contracts for purposes of this exception to the general rule of Section 1256. To the extent that the Trust recognizes gain or loss with respect to dealer equity options or dealer securities futures contracts, such gain or loss that is allocated to you would be treated as short-term capital gain or loss.

Gain or loss is not recognized with respect to an option or futures contract that is not a Section 1256 contract until the option is exercised, the sale is made pursuant to the futures contract, or the option or futures contract is sold, exchanged, lapses or is terminated. Gain or loss attributable to non-Section 1256 contracts will generally be short-term capital gain or loss because the Trust generally will hold such contracts for less than one year.

Income Tax Rates

Short-term capital gains and ordinary income of the Trust that are allocated to you (such as interest, net gain on capital assets held one year or less, and 40% of the gain on Section 1256 contracts) will be taxed at a maximum Federal rate of 35%. Long-term capital gains of the Trust that are allocated to you (such as net gain on capital assets held more than one year and 60% of the gain on Section 1256 contracts) generally will be taxed at a maximum Federal rate of 15% for sales that occur before January 1, 2011 and, under current law, 20% for sales occurring thereafter.

Deductibility of Losses

Your ability to deduct losses allocated to you by the Trust is limited by several rules. You may deduct Trust losses only to the extent of your adjusted tax basis in your Units. You may deduct losses only to the extent of your “at-risk” amount, which is calculated in a manner that is similar to the calculation of your adjusted tax basis, except that the “at risk” amount does not include any amount borrowed on a nonrecourse basis by the Trust or from someone with an interest in the Trust.

You may deduct capital losses only to the extent of your short-term or long-term capital gains for the year, plus $3,000 ($1,500 if you are married and you and your spouse file separate returns). You may thus not be able to deduct all of the losses the Trust allocates to you in the year in which those losses are allocated. You may also be required in any year to pay taxes on your share of the Trust’s interest income even though the Trust allocated losses to you in excess of that interest income.

You generally may not carry back capital losses to offset gains in prior years. You may, however, generally elect to carry back losses realized from trading in Section 1256 contracts to each of the three preceding years as an offset against Section 1256 contract gains in those years.

Capital losses that you cannot deduct in any year are carried over indefinitely to future years.

Passive-Activity Loss Rules and Their Effect on the Treatment of Income and Loss

The Trust’s trading activities will not be a “passive activity.” Therefore, the passive activity loss rules will not result in any tax losses of the Trust attributable to those trading activities being nondeductible (but such losses may be subject to other deductibility limitations described in this summary, such as the limitation on deductibility of capital losses discussed above). Similarly, your share of the Trust’s gains from trading activities will not constitute passive income and may not be offset by your losses from passive activities.

Organizational and Syndication Expenses

The Managing Owner will pay, without reimbursement, all costs related to the organization of the Trust and the offering of Units, except for the initial service fee, if any. Therefore, no deductions for organizational expenses will pass through to you. The Service may take the position that certain expenses the Trust allocates to you as deductible expenses are non-deductible syndication expenses. Syndication expenses (i.e., expenses related to the issuance or marketing of Units) are not deductible and may not be amortized, even though such expenses will reduce Net Asset Value if paid by the Trust.

Cash Distributions, Redemptions and Exchanges of Units

You will not be taxed on any cash distributions or partial redemption payments from the Trust until the aggregate amount you receive exceeds your adjusted tax basis in all of your Units. If you receive distributions or redemption payments in excess of your adjusted tax basis, you will recognize gain equal to the excess. Tax rules do not permit recognition of a loss upon a partial redemption of your Units. If you receive a cash payment in complete redemption of all of your Units, you will recognize gain or loss for Federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your Units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending on whether you held the Units for more than one year. Exchanges will be treated as redemptions followed by the purchase of Units in the new Series for Federal income tax purposes, with the fair market value of the Units received in the exchange treated as the amount of the redemption payment.

Limitation on Deductibility of Investment Advisory Expenses

You are subject to certain limitations on your ability to deduct investment advisory expenses because those expenses are characterized for Federal tax purposes as miscellaneous itemized deductions. The Trust intends to treat management and advisory fees and certain other Trust expenses as fully deductible business expenses for Federal income tax purposes. The Service may, however, characterize such expenses as investment advisory expenses or, alternatively, assert that such expenses should be capitalized.

Limitation on Deductibility of Investment Interest

You may deduct investment interest (including your share of the Trust’s investment interest) only to the extent of your net investment income. Investment interest includes interest on indebtedness allocable to property held for investment. Net investment income does not include net long-term capital gain unless you elect to treat that gain as ordinary income rather than capital gain. Investment interest expense that cannot be deducted because of this limitation may be carried over to the following taxable year.

Fund Audit Procedures

The Service audits Trust-related items at the Trust level rather than at the Limited Owner level. The Managing Owner acts as “tax matters partner” with the authority to determine the Trust’s responses to an audit. If an audit results in an adjustment, you may be required to pay additional taxes, interest and penalties.

Tax Shelter Regulations

Regulations applicable to tax shelters may require the Trust to maintain a list of the names and taxpayer identification numbers of Limited Owners who are U.S. persons, which may be subject to disclosure to the Service upon its request. In addition, the regulations may require each such Limited Owner to make certain annual disclosures to the Service with respect to an investment in the Trust. Published guidance on these regulations indicates that the tax shelter disclosure requirements should not apply with respect to a loss transaction where the loss arises from certain “mark-to-market” provisions of the Code. The Managing Owner expects that some or all of the investments made by the Trust will satisfy this exception, but there can be no assurance that the tax shelter regulations are not otherwise applicable to you. Significant penalties may be imposed for failure to make the required disclosures of investment in tax shelters to the Service.

Tax-Exempt Limited Owners

Based on the expected income and activities of the Trust, a tax-exempt U.S. Limited Owner generally should not be required to pay tax on its share of income or gains of the Trust so long as it is not treated as using borrowed funds in connection with its purchase of Units.

Foreign Limited Owners

A non-resident alien individual or foreign corporation not otherwise engaged in a United States trade or business and not a commodity dealer should not be deemed to be engaged in a U.S. trade or business solely as a result of the purchase of Units of the Trust. Capital gains and interest earned by the Trust and allocated to such a foreign Limited Owner will, as a general rule, not be subject to Federal income or withholding tax, provided the foreign Limited Owner satisfies applicable certification requirements. However, capital gains and interest earned by the Trust may be subject to tax in other jurisdictions in which the foreign Limited Owner is subject to taxation. Certain interest income that the Trust might earn may be subject to a 30% (or lower treaty rate) Federal withholding tax.

PRIVACY POLICIES

Non-public personal information received by the Trust and the Managing Owner with respect to investors who are natural persons, including the information provided to the Trust by such investors in the subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the Trust and the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the auditors and the legal advisors of the Trust. The Trust and the Managing Owner may disclose such nonpublic personal information as required by law. See “Exhibit G—Privacy Notice.”

LEGAL MATTERS

Legal matters in connection with this offering have been passed upon for the Trust and the Managing Owner by Arnold & Porter LLP, 399 Park Avenue, New York, New York 10022. Certain legal matters relating to Delaware law have been passed upon for the Trust and the Managing Owner by Richards, Layton & Finger, P.A., One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801. Arnold & Porter LLP acts as counsel generally for the Managing Owner and advises the Managing Owner with respect to its responsibilities as Managing Owner of, and with respect to matters relating to, the Trust. Arnold & Porter LLP also represents certain affiliates of the Managing Owner from time to time in various matters, and it is expected they will continue to represent such entities in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP is the Trust’s independent registered public accounting firm.

ADDITIONAL INFORMATION

The Trust has filed with the SEC in Washington, D.C. a registration statement covering all Series of Units on Form S-1, as amended, or the Registration Statement, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits attached to the Registration Statement (e.g., the Selling Agreement, the Escrow Agreement and the Brokerage Agreements). A copy of the Registration Statement has also been provided to the NFA in Chicago, Illinois. The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries. Reference is made to the Registration Statement, including the exhibits attached thereto, for further information with respect to the Trust and each Series’ securities. You may read and copy the Registration Statement and the exhibits to the Registration Statement at the SEC public reference room located at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room be calling the SEC at 1-800-SEC-0330. The registration statement is also available on the EDGAR database, which may be accessed through the SEC’s website at http://www.sec.gov and contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

EXPERTS

The consolidated financial statements of the Trust as of December 31, 2007 and 2006 and for the years ending December 31, 2007, 2006 and 2005 appearing in this Prospectus have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, which report expresses an unqualified opinion and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The statement of financial condition of the Managing Owner as of December 31, 2007 appearing in this Prospectus have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, which report expresses an unqualified opinion and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The statements referred to under “Federal Income Tax Consequences” have been reviewed by Arnold & Porter LLP and are included in reliance upon their authority as experts in tax law in the United States.

INDEX TO

CERTAIN FINANCIAL INFORMATION

(1)	The Trust holds 100% of the equity interests in the various Trading Companies, which are the trading vehicles established for the various Series of Units of the Trust. In the financial statements of the Trust, Trading Companies in which a Series has a majority equity interest are consolidated by such Series, and investments in Trading Companies in which a Series does not have a controlling or majority interest are accounted for under the equity method and are carried in the statement of financial condition of such Series at fair value. In addition, financial statements of each of the unconsolidated Trading Companies are included in accordance with Rule 3-09 of Regulation S-X under the Securities Act of 1933, as amended. Although not required pursuant to Rule 3-09, financial statements of each consolidated Trading Company of the Trust are also included in the interest of providing a more complete presentation.

Fin. - 1

The Frontier Fund

Statements of Financial Condition

September 30, 2008 and December 31, 2007

	Balanced Series		Winton Series		Campbell/Graham/Tiverton Series (1)
	9/30/2008	12/31/2007	9/30/2008	12/31/2007	9/30/2008	12/31/2007
	(Unaudited)		(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$56,239,116	$176,009,417	$30,776,996	$41,692,931	$31,515,907	$35,416,683
U.S. Government securities, at market value	117,878,356	—	35,809,067	—	25,377,410	—
Cash held at futures commodity merchants	30,652,256	52,225,010	15,968,238	—	9,716,551	12,761,730
Open trade equity	2,165,385	1,941	—	—	—	—
Swap contracts	42,433,239	47,241,455	—	—	—	—
Investments in unconsolidated trading companies	20,674,965	4,238,348	—	4,637,121	3,691,370	18,353,523
Inter-series receivables	14,496,502	4,535,784	—	—	—	—
Prepaid service fees—Class 1	454,143	357,855	245,949	278,573	151,587	164,924
Interest receivable	584,371	—	177,879	—	125,430	—
Receivable from related parties	192,314	18,836	—	105,754	—	—
Other assets	186,050	238,781	—	64,709	2,303	69,613

Total Assets	$285,956,697	$284,867,427	$82,978,129	$46,779,088	$70,580,558	$66,766,473

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Open trade deficit	$—	$—	$842,632	$—	$1,860,557	$96,655
Pending owner additions	780,590	228,977	—	214,912	70,229	156,300
Owner redemptions payable	211,320	278,974	427,478	9,759	95,754	19,506
Incentive fees payable to Managing Owner	1,292,798	1,487,150	—	327,608	126,399	—
Management fees payable to Managing Owner	100,287	122,882	108,797	64,860	165,041	116,741
Interest fees payable to Managing Owner	385,044	375,955	104,503	66,029	99,318	92,401
Trading fees payable to Managing Owner	154,007	158,231	27,200	16,215	33,009	29,681
Trailing service fees payable	432,616	398,386	63,972	10,242	108,913	98,746
Payables to related parties	40,337	354,403	9,096	8,179	12,379	1,305
Other liabilities	—	252,579	22,692	22,123	20,183	28,680

Total Liabilities	3,396,999	3,657,537	1,606,370	739,927	2,591,782	640,015

MINORITY INTERESTS	3,806,343	23,625,044	12,464,209	—	2,284,024	4,775,554
OWNERS’ CAPITAL
Managing Owner Units—Class 1	—	—	1,178	1,138	—	—
Managing Owner Units—Class 1a	202	182	—	—	—	—
Managing Owner Units—Class 2	3,237,370	2,840,146	249,101	235,392	265,151	244,457
Managing Owner Units—Class 2a	89,521	78,645	—	—	—	—
Limited Owner Units—Class 1	218,322,458	204,740,748	58,195,769	35,663,122	59,386,945	55,530,902
Limited Owner Units—Class 1a	6,342,637	5,638,318	—	—	—	—
Limited Owner Units—Class 2	48,994,812	43,113,896	10,461,502	10,139,509	6,052,656	5,575,545
Limited Owner Units—Class 2a	1,766,355	1,172,911	—	—	—	—

Total Owners’ Capital	278,753,355	257,584,846	68,907,550	46,039,161	65,704,752	61,350,904

Total Liabilities, Minority Interests and Owners’ Capital	$285,956,697	$284,867,427	$82,978,129	$46,779,088	$70,580,558	$66,766,473

Units Outstanding
Class 1	1,931,382	2,018,003	494,130	313,310	609,350	604,239
Class 1a	62,691	62,032	N/A	N/A	N/A	N/A
Class 2	409,144	410,311	85,333	87,473	58,132	58,085
Class 2a	17,078	13,110	N/A	N/A	N/A	N/A
Net Asset Value per Unit
Class 1	$113.04	$101.46	$117.78	$113.83	$97.46	$91.90
Class 1a	$101.18	$90.90	N/A	N/A	N/A	N/A
Class 2	$127.66	$112.00	$125.52	$118.61	$108.68	$100.20
Class 2a	$108.67	$95.47	N/A	N/A	N/A	N/A

(1)	The Campbell/Graham Series was renamed the Campbell/Graham/Tiverton Series on May 27, 2008

The accompanying notes are an integral part of these statements.

Fin. - 2

The Frontier Fund

Statements of Financial Condition

September 30, 2008 and December 31, 2007

	Currency Series		Winton/Graham Series (1)		Long Only Commodity Series
	9/30/2008	12/31/2007	9/30/2008	12/31/2007	9/30/2008	12/31/2007
	(Unaudited)		(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$9,353,858	$12,715,131	$29,903,011	$3,077,061	$2,296,167	$4,275,935
U.S. Government securities, at market value	10,199,154	—	2,870,647	—	3,517,632	—
Cash held at futures commodity merchants	522,725	1,539,788	—	—	—	—
Open trade equity	—	34,703	—	—	—	—
Swap contracts	9,313,183	822,068	—	—	781,625	768,028
Investments in unconsolidated trading companies	—	—	2,010,347	4,775,554	—	—
Prepaid service fees—Class 1	42,321	33,387	253,905	12,215	16,279	5,101
Interest receivable	50,447	—	14,891	—	17,170	—
Receivable from related parties	—	86,190	40,513	70,739	77	—
Other assets	14,514	933	2,318	19,655	188	2,917

Total Assets	$29,496,202	$15,232,200	$35,095,632	$7,955,224	$6,629,138	$5,051,981

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Open trade deficit	$58,275	$—	$—	$—	$—	$—
Inter-series payables	14,496,502	4,535,784	—	—	—	—
Pending owner additions	144,750	15,612	267,627	18,400	500	—
Owner redemptions payable	—	30,627	19,486	—	48,742	5,192
Incentive fees payable to Managing Owner	—	—	—	1,063	—	—
Management fees payable to Managing Owner	13,661	10,354	65,756	15,307	6,519	5,441
Interest fees payable to Managing Owner	45,677	22,752	49,742	11,584	2,366	3,016
Trading fees payable to Managing Owner	15,085	8,354	13,151	3,062	2,608	2,175
Trailing service fees payable	13,801	9,645	15,735	10,180	6,999	5,968
Payables to related parties	241,198	1,652	3,640	902	—	121
Other liabilities	700	5,414	8,311	25,743	609	—

Total Liabilities	15,029,649	4,640,194	443,448	86,241	68,343	21,913

OWNERS’ CAPITAL
Managing Owner Units—Class 2	282,781	513,938	50,175	44,700	168,879	170,094
Limited Owner Units—Class 1	11,966,129	9,791,812	23,765,244	6,060,207	5,559,860	4,730,889
Limited Owner Units—Class 2	2,217,643	286,256	10,836,765	1,764,076	832,056	129,085

Total Owners’ Capital	14,466,553	10,592,006	34,652,184	7,868,983	6,560,795	5,030,068

Total Liabilities and Owners’ Capital	$29,496,202	$15,232,200	$35,095,632	$7,955,224	$6,629,138	$5,051,981

Units Outstanding
Class 1	125,027	97,273	227,857	63,767	51,318	42,701
Class 2	23,165	7,209	92,933	17,331	8,764	2,601
Net Asset Value per Unit
Class 1	$95.71	$100.66	$104.30	$95.04	$108.34	$110.79
Class 2	$107.94	$111.00	$117.15	$104.37	$114.21	$115.04

(1)	The Graham Series was renamed the Winton/Graham Series on May 27, 2008

The accompanying notes are an integral part of these statements.

Fin. - 3

The Frontier Fund

Statements of Financial Condition

September 30, 2008 and December 31, 2007

	Long/Short Commodity Series		Managed Futures Index Series
	9/30/2008	12/31/2007	9/30/2008	12/31/2007
	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$34,495,036	$28,837,629	$1,863,305	$332,995
U.S. Government securities, at market value	29,319,310	—	316,164	—
Cash held at futures commodity merchants	5,086,064	21,539,642	—	—
Open trade equity	1,324,133	—	—	—
Investments in unconsolidated trading companies	—	—	114,973	634,400
Prepaid service fees—Class 1	326,769	150,263	9,932	1,742
Interest receivable	145,166	—	1,250	—
Receivable from related parties	217,000	91,720	188	—
Other assets	—	—	141	2,110

Total Assets	$70,913,478	$50,619,254	$2,305,953	$971,247

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Open trade deficit	$—	$11,151,267	$—	$—
Pending owner additions	370,958	49,444	11,250	10,000
Owner redemptions payable	13,113	26,075	—	—
Incentive fees payable to Managing Owner	209,211	214,878	—	—
Management fees payable to Managing Owner	168,842	102,236	3,365	1,261
Interest fees payable to Managing Owner	21,584	21,286	797	622
Trading fees payable to Managing Owner	24,121	15,692	841	315
Trailing service fees payable	63,816	37,752	1,148	680
Payables to related parties	47,599	2,986	—	36
Other liabilities	22,136	7,654	498	884

Total Liabilities	941,380	11,629,270	17,899	13,798

MINORITY INTERESTS	7,937,079	4,238,348	—	—
OWNERS’ CAPITAL
Managing Owner Units—Class 2	610,562	374,050	305,252	294,572
Limited Owner Units—Class 1	51,589,347	31,092,746	1,534,248	621,740
Limited Owner Units—Class 2	9,835,110	3,284,840	448,554	41,137

Total Owners’ Capital	62,035,019	34,751,636	2,288,054	957,449

Total Liabilities, Minority Interests and Owners’ Capital	$70,913,478	$50,619,254	$2,305,953	$971,247

Units Outstanding
Class 1	494,210	306,425	14,930	6,181
Class 2	92,622	34,136	6,966	3,215
Net Asset Value per Unit
Class 1	$104.39	$101.47	$102.76	$100.59
Class 2	$112.78	$107.19	$108.21	$104.42

The accompanying notes are an integral part of these statements.

Fin. - 4

The Frontier Fund

Condensed Schedule of Investments

September 30, 2008

(Unaudited)

	Balanced Series		Winton Series		Campbell/Graham/ Tiverton Series		Currency Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS *
Various base metals futures contracts (U.S.)	$(6,769,571)	-2.43%	$(8,075)	-0.01%	$(127,994)	-0.19%	$—	0.00%
Various base metals futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (U.S.)	(100,920)	-0.04%	(115,975)	-0.17%	(8,713)	-0.01%	—	0.00%
Various currency futures contracts (Canada)	(4,176)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	(5,946)	0.00%	(491)	0.00%	669	0.00%	—	0.00%
Various currency futures contracts (Far East)	(1,123)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	(1,205,785)	-0.43%	(74,805)	-0.11%	—	0.00%	—	0.00%
Various interest rates futures contracts (U.S.)	(220,411)	-0.08%	(159,953)	-0.23%	(27,961)	-0.04%	—	0.00%
Various interest rates futures contracts (Canada)	(49,328)	-0.02%	(12,754)	-0.02%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	272,471	0.10%	232,052	0.34%	(30,067)	-0.05%	—	0.00%
Various interest rates futures contracts (Far East)	113,903	0.04%	93,698	0.14%	(5,363)	-0.01%	—	0.00%
Various precious metals futures contracts (U.S.)	40,880	0.01%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (U.S.)	(207,303)	-0.07%	(677,482)	-0.98%	(13,084)	-0.02%	—	0.00%
Various soft futures contracts (Europe)	(36,985)	-0.01%	(30,801)	-0.04%	(10,267)	-0.02%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	7,614	0.00%	—	0.00%	21,355	0.03%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	(6,536)	0.00%	—	0.00%	25,573	0.04%	—	0.00%
Various stock index futures contracts (Far East)	6,947	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$(8,166,269)	-2.93%	$(754,586)	-1.08%	$(175,852)	-0.27%	$—	0.00%

LONG OPTIONS *	$11,101,693	3.98%	$—	0.00%	$—	0.00%	$—	0.00%

LONG CURRENCY FORWARDS *	$(1,497,858)	-0.54%	$(1,220,051)	-1.77%	$(3,519,406)	-5.36%	$(56,213)	-0.39%

SHORT FUTURES CONTRACTS *
Various base metals futures contracts (U.S.)	$6,028,852	2.16%	$237,937	0.35%	$212,115	0.32%	$—	0.00%
Various currency futures contracts (U.S.)	(69,497)	-0.02%	297,943	0.43%	(425)	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	409	0.00%	—	0.00%	(223)	0.00%	—	0.00%
Various currency futures contracts (Far East)	(3,153)	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	488,316	0.18%	31,490	0.05%	(18,368)	-0.03%	—	0.00%
Various interest rates futures contracts (U.S.)	99,750	0.04%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	(694)	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	(529,142)	-0.19%	(118,089)	-0.17%	(15,732)	-0.02%	—	0.00%
Various interest rates futures contracts (Far East)	162,575	0.06%	(389)	0.00%	29,319	0.04%	—	0.00%
Various precious metals futures contracts (U.S.)	(56,240)	-0.02%	—	0.00%	1,310	0.00%	—	0.00%
Various soft futures contracts (U.S.)	210,902	0.08%	175,668	0.25%	253,472	0.39%	—	0.00%
Various soft futures contracts (Canada)	—		309	0.00%		0.00%
Various soft futures contracts (Europe)	34,349	0.01%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	285,340	0.10%	229,648	0.33%	(795)	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	63,055	0.02%	236,360	0.34%	(5,942)	-0.01%	—	0.00%
Various stock index futures contracts (Far East)	17,058	0.01%	218,560	0.32%	36,407	0.06%	—	0.00%

Total Short Futures Contracts	$6,732,574	2.43%	$1,308,743	1.90%	$491,138	0.75%	$(2,062)	0.00%

SHORT OPTIONS *	$(5,991,464)	-2.15%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT CURRENCY FORWARDS *	$(13,291)	0.00%	$(176,738)	-0.26%	$1,343,563	2.04%	$—	0.00%

Total Open Trade Equity	$2,165,385	0.79%	$(842,632)	-1.21%	$(1,860,557)	-2.84%	$(58,275)	-0.39%

SWAPS (1)	$42,433,239	15.22%	$—	0.00%	$—	0.00%	$9,313,183	64.38%

Fin. - 5

The Frontier Fund

Condensed Schedule of Investments—(Continued)

September 30, 2008

(Unaudited)

	Balanced Series		Winton Series		Campbell/Graham/ Tiverton Series		Currency Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
U.S. GOVERNMENT SECURITIES

FACE VALUE	Fair Value		Fair Value		Fair Value		Fair Value
$37,050,000.00 US Treasury Bill 4.500% due 02/15/2009 (Cost $37,937,174)	$19,609,993	7.03%	$5,957,120	8.65%	$4,221,732	6.43%	$1,696,710	11.73%
$35,000,000.00 US Treasury Bill 6.500% due 02/15/2010 (Cost $37,985,938)	19,469,238	6.98%	5,914,362	8.58%	4,191,430	6.38%	1,684,531	11.64%
$35,000,000.00 US Treasury Bill 4.500% due 02/28/2011 (Cost $37,231,250)	19,374,809	6.95%	5,885,676	8.54%	4,171,101	6.35%	1,676,361	11.59%
$34,700,000.00 US Treasury Bill 4.625% due 02/29/2012 (Cost $37,302,500)	19,384,625	6.95%	5,888,658	8.55%	4,173,213	6.35%	1,677,210	11.59%
$36,500,000.00 US Treasury Bill 3.875% due 02/15/2013 (Cost $38,125,391)	19,888,846	7.13%	6,041,830	8.77%	4,281,765	6.52%	1,720,837	11.90%
$36,700,000.00 US Treasury Bill 4.000% due 02/15/2015 (Cost $38,016,039)	20,150,845	7.23%	6,121,421	8.88%	4,338,169	6.60%	1,743,505	12.05%

	$117,878,356	42.27%	$35,809,067	51.97%	$25,377,410	38.63%	$10,199,154	70.50%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

Additional Disclosure on U.S. Government Securities	Balanced Series Face Value	Winton Series Face Value	Campbell/ Graham/ Tiverton Series Face Value	Currency Series Face Value
US Treasury Bill 4.500% due 02/15/2009	$19,385,844	$5,889,029	$4,173,476	$1,677,316
US Treasury Bill 6.500% due 02/15/2010	18,313,213	5,563,185	3,942,555	1,584,509
US Treasury Bill 4.500% due 02/28/2011	18,313,213	5,563,185	3,942,555	1,584,509
US Treasury Bill 4.625% due 02/29/2012	18,156,243	5,515,500	3,908,762	1,570,927
US Treasury Bill 3.875% due 02/15/2013	19,098,065	5,801,607	4,111,522	1,652,416
US Treasury Bill 4.000% due 02/15/2015	19,202,712	5,833,397	4,134,051	1,661,471

	$112,469,290	$34,165,903	$24,212,921	$9,731,148

	Costs	Costs	Costs	Costs
US Treasury Bill 4.500% due 02/15/2009	$19,850,045	$6,030,043	$4,273,411	$1,717,480
US Treasury Bill 6.500% due 02/15/2010	19,875,560	6,037,794	4,278,904	1,719,687
US Treasury Bill 4.500% due 02/28/2011	19,480,681	5,917,838	4,193,893	1,685,521
US Treasury Bill 4.625% due 02/29/2012	19,517,961	5,929,163	4,201,919	1,688,747
US Treasury Bill 3.875% due 02/15/2013	19,948,526	6,059,960	4,294,613	1,726,000
US Treasury Bill 4.000% due 02/15/2015	19,891,310	6,042,579	4,282,295	1,721,050

	$118,564,083	$36,017,377	$25,525,035	$10,258,485

Fin. - 6

The Frontier Fund

Condensed Schedule of Investments

September 30, 2008

(Unaudited)

	Winton/Graham Series		Long Only Commodity Series		Long/Short Commodity Series		Managed Futures Index Series
	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS *
Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$(14,066,473)	-22.68%	$—	0.00%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	(93,863)	-0.15%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%		0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	5,002,979	8.06%	—	0.00%
Various energy futures contracts (Far East)					(2,261)	0.00%
Various interest rates futures contracts (U.S.)	—	0.00%	—	0.00%	74,882	0.12%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	(152,390)	-0.25%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	(9,051,163)	-14.59%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%		0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	$—	0.00%	$—	0.00%	$(18,288,289)	-29.49%	$—	0.00%

LONG OPTIONS *	$—	0.00%	$—	0.00%	$624,987	1.01%	$—	0.00%

LONG CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%

SHORT FUTURES CONTRACTS *
Various base metals futures contracts (U.S.)	$—	0.00%	$—	0.00%	$4,955,066	7.99%	$—	0.00%
Various currency futures contracts (U.S.)	—	0.00%	—	0.00%	69,821	0.11%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%		0.00%	—	0.00%	—	0.00%
Various energy futures contracts (U.S.)	—	0.00%	—	0.00%	6,339,504	10.22%	—	0.00%
Various interest rates futures contracts (US)	—	0.00%	—	0.00%	152,273	0.25%	—	0.00%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	3,910	0.01%	—	0.00%
Various soft futures contracts (U.S.)	—	0.00%	—	0.00%	7,751,853	12.50%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (U.S.)	—	0.00%	—	0.00%	14,936	0.02%	—	0.00%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	$—	0.00%	$—	0.00%	$19,287,363	31.10%	$—	0.00%

SHORT OPTIONS *	$—	0.00%	$—	0.00%	$(299,928)	-0.48%	$—	0.00%

SHORT CURRENCY FORWARDS *	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%

Total Open Trade Equity	$—	0.00%	$—	0.00%	$1,324,133	2.14%	$—	0.00%

SWAPS (1)	$—	0.00%	$781,625	11.91%	$—	0.00%	$—	0.00%

Fin. - 7

The Frontier Fund

Condensed Schedule of Investments—(Continued)

September 30, 2008

(Unaudited)

	Winton/Graham Series		Long Only Commodity Series		Long/Short Commodity Series		Managed Futures Index Series
	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
U.S. GOVERNMENT SECURITIES

FACE VALUE	Fair Value		Fair Value		Fair Value		Fair Value
$37,050,000.00 US Treasury Bill 4.500% due 02/15/2009 (Cost $37,937,174)	$477,555	1.38%	$585,186	8.92%	$4,877,498	7.86%	$52,596	2.30%
$35,000,000.00 US Treasury Bill 6.500% due 02/15/2010 (Cost $37,985,938)	474,127	1.37%	580,985	8.86%	4,842,489	7.81%	52,219	2.28%
$35,000,000.00 US Treasury Bill 4.500% due 02/28/2011 (Cost $37,231,250)	471,827	1.36%	578,168	8.81%	4,819,002	7.77%	51,966	2.27%
$34,700,000.00 US Treasury Bill 4.625% due 02/29/2012 (Cost $37,302,500)	472,066	1.36%	578,461	8.82%	4,821,444	7.77%	51,992	2.27%
$36,500,000.00 US Treasury Bill 3.875% due 02/15/2013 (Cost $38,125,391)	484,346	1.40%	593,507	9.05%	4,946,856	7.97%	53,344	2.33%
$36,700,000.00 US Treasury Bill 4.000% due 02/15/2015 (Cost $38,016,039)	490,726	1.42%	601,325	9.17%	5,012,021	8.08%	54,047	2.36%

	$2,870,647	8.29%	$3,517,632	53.63%	$29,319,310	47.26%	$316,164	13.81%

*	No individual futures, forwards and option on futures contract position constituted greater than 1 percent of Net Asset Value. Accordingly, the number of contracts and expiration dates are not presented.
(1)	See Notes to Financial Statements, Note 4.

Additional Disclosure on U.S. Government Securities	Winton/ Graham Series Face Value	Long Only Commodity Series Face Value	Long/Short Commodity Series Face Value	Managed Futures Index Series Face Value
US Treasury Bill 4.500% due 02/15/2009	$472,096	$578,497	$4,821,747	$51,995
US Treasury Bill 6.500% due 02/15/2010	445,975	546,488	4,554,956	49,118
US Treasury Bill 4.500% due 02/28/2011	445,975	546,488	4,554,956	49,118
US Treasury Bill 4.625% due 02/29/2012	442,152	541,804	4,515,914	48,697
US Treasury Bill 3.875% due 02/15/2013	465,088	569,909	4,750,169	51,223
US Treasury Bill 4.000% due 02/15/2015	467,636	573,032	4,776,197	51,504

	$2,738,922	$3,356,218	$27,973,939	$301,655

	Costs	Costs	Costs	Costs
US Treasury Bill 4.500% due 02/15/2009	$483,401	$592,349	$4,937,205	$53,240
US Treasury Bill 6.500% due 02/15/2010	484,022	593,111	4,943,551	53,309
US Treasury Bill 4.500% due 02/28/2011	474,406	581,327	4,845,335	52,250
US Treasury Bill 4.625% due 02/29/2012	475,314	582,439	4,854,608	52,350
US Treasury Bill 3.875% due 02/15/2013	485,799	595,288	4,961,700	53,504
US Treasury Bill 4.000% due 02/15/2015	484,406	593,581	4,947,469	53,351

	$2,887,348	$3,538,095	$29,489,868	$318,004

Fin. - 8

The Frontier Fund

Condensed Schedule of Investments

December 31, 2007

	Balanced Series		Currency Series		Campbell/Graham Series		Long/Short Commodity Series			Long Only Commodity Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value		% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (U.S.)	$(1,365,548)	-0.53%	$—	0.00%	$(46,995)	-0.08%	$78,655		0.23%	$—	0.00%
Various currency futures contracts (U.S.)	(23,181)	-0.01%	—	0.00%	5,213	0.01%	(29,520)		-0.08%	—	0.00%
Various currency futures contracts (Canada)	16,808	0.01%		0.00%	—	0.00%	—		0.00%		0.00%
Various currency futures contracts (Europe)	87,760	0.03%	—	0.00%	(8,656)	-0.01%	—		0.00%	—	0.00%
Various currency futures contracts (Far East)	24,523	0.01%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various energy futures contracts (U.S.)	1,056,350	0.41%	—	0.00%	23,239	0.04%	2,390,287		6.88%	—	0.00%
Various interest rates futures contracts (U.S.)	19,323	0.01%	—	0.00%	1,922	0.00%	52,718		0.15%	—	0.00%
Various interest rates futures contracts (Canada)	(8,845)	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various interest rates futures contracts (Europe)	123,859	0.05%	—	0.00%	4,554	0.01%	—		0.00%	—	0.00%
Various interest rates futures contracts (Far East)	13,569	0.01%	—	0.00%	39,259	0.06%	—		0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	610,450	0.24%	—	0.00%	440	0.00%	68,860		0.20%	—	0.00%
Various soft futures contracts (U.S.)	2,125,453	0.83%	—	0.00%	(1,859)	0.00%	2,321,450		6.68%	—	0.00%
Various soft futures contracts (Europe)	(2,648)	0.00%	—	0.00%	(3,802)	-0.01%	—		0.00%	—	0.00%
Various soft futures contracts (Canada)	2,547	0.00%	—	0.00%		0.00%	—		0.00%		0.00%
Various stock index futures contracts (U.S.)	35,587	0.01%	—	0.00%	(2,020)	0.00%	(61,188)		-0.18%	—	0.00%
Various stock index futures contracts (Canada)	105,241	0.04%	—	0.00%		0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (Europe)	627,236	0.24%	—	0.00%	(6,130)	-0.01%	—		0.00%	—	0.00%
Various stock index futures contracts (Far East)	808	0.00%	—	0.00%	(988)	0.00%	—		0.00%	—	0.00%

Total Long Futures Contracts	3,449,292	1.35%	—	0.00%	4,177	0.01%	4,821,262		13.88%	—	0.00%

LONG CURRENCY FORWARDS	(2,100,578)	-0.82%	120	0.00%	107,869	0.18%	—		0.00%	—	0.00%

LONG SWAPS / OPTIONS	47,241,455	18.34%	822,068	7.76%	—	0.00%	—		0.00%	768,028	15.27%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (U.S.)	761,622	0.30%	—	0.00%	95,072	0.15%	(2,648,030)		-7.62%	—	0.00%
Various currency futures contracts (U.S.)	(1,054,649)	-0.41%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various currency futures contracts (Europe)	50,981	0.02%	—	0.00%	(3,312)	-0.01%	—		0.00%	—	0.00%
Various currency futures contracts (Far East)	(12,008)	0.00%	—	0.00%	—	0.00%	—		0.00%		0.00%
Various energy futures contracts (U.S.)	(373,088)	-0.14%		0.00%	(28,300)	-0.05%	(7,884,832)		-22.69%	—	0.00%
Various interest rates futures contracts (U.S.)	(2,109)	0.00%	—	0.00%	(6,547)	-0.01%	4,219		0.01%	—	0.00%
Various interest rates futures contracts (Canada)	(35,042)	-0.01%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various interest rates futures contracts (Europe)	395,456	0.15%	—	0.00%	(9,568)	-0.02%	—		0.00%	—	0.00%
Various interest rates futures contracts (Far East)	110,505	0.04%	—	0.00%	(1,029)	0.00%	—		0.00%	—	0.00%
Various precious metals futures contracts (U.S.)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various soft futures contracts (U.S.)	(406,176)	-0.16%	—	0.00%	—	0.00%	(5,344,761)		-15.38%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (U.S.)	(774,960)	-0.30%	—	0.00%	7,815	0.01%	(99,125)		-0.29%	—	0.00%
Various stock index futures contracts (Europe)	(3,046)	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (Far East)	40,782	0.02%	—	0.00%	—	0.00%	—		0.00%	—	0.00%

Total Short Futures Contracts	(1,301,732)	-0.49%	—	0.00%	54,131	0.07%	(15,972,529)		-45.97%	0	0.00%

SHORT CURRENCY FORWARDS	(45,041)	-0.02%	34,583	0.33%	(262,832)	-0.43%	—		0.00%	—	0.00%

Total Open Trade Equity	$47,243,396 (1)	18.38%	$856,771	8.09%	$(96,655)	-0.17%	$(11,151,267	)(1)	-32.09%	768,028	15.27%

(1)	The Long/Short Commodity Series consolidates the assets of Frontier Trading Company VII which includes the open trade equity of two traders whose trading results are primarily allocated to the Balanced Series. The combined open trade deficit of these two traders is ($11,521,659).

This deficit is reflected as a component of Investment in unconsolidated trading companies for the Balanced Series.

Fin. - 9

The Frontier Fund

Statements of Operations

For the Three Months Ended September 30, 2008 and 2007

	Balanced Series (Unaudited)		Winton Series (Unaudited)		Campbell/Graham/ Tiverton Series (1) (Unaudited)
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Investment Income:
Interest—net	$196,535	$1,821,062	$54,392	$203,189	$50,305	$401,396

Total Income	196,535	1,821,062	54,392	203,189	50,305	401,396

Expenses:
Incentive Fees	1,136,659	2,397,504	68,029	234,690	121,505	(16,407)
Management Fees	320,409	429,968	309,407	146,893	516,447	327,658
Service Fees—Class 1	1,664,320	1,705,256	459,437	149,249	448,880	403,432
Trading Fees	469,193	409,768	77,496	36,723	104,899	87,394

Total Expenses	3,590,581	4,942,496	914,369	567,555	1,191,731	802,077

Investment gain/(loss)—net	(3,394,046)	(3,121,434)	(859,977)	(364,366)	(1,141,426)	(400,681)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	(5,135,240)	(30,785,165)	(4,411,169)	—	(29,190,201)	(396,977)
Net realized gain/(loss) on swap contracts	—	1,703,250	—	—	—	—
Net change in open trade equity	3,400,142	9,893,197	(5,110,363)	—	27,382,678	239,633
Net unrealized gain/(loss) on swap contracts	1,096,125	(5,064,927)	—	—	—	—
Net unrealized gain/(loss) on treasuries	1,697,797	—	459,506	—	419,574	—
Trading commissions	(201,029)	(905,573)	(38,011)	—	(33,578)	(6,199)
Net change in inter-series receivables	(1,256,626)	266,456	—	—	—	—
Equity in earnings/(loss) from trading companies	(1,501,740)	(2,274,150)	—	1,549,237	87,138	(6,354,997)

Net gain/(loss) on investments	(1,900,571)	(27,166,912)	(9,100,037)	1,549,237	(1,334,389)	(6,518,540)

Minority interests	38,902	4,830,823	4,169,514	—	573,067	163,543

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(5,255,715)	$(25,457,523)	$(5,790,500)	$1,184,871	$(1,902,748)	$(6,755,678)

NET INCOME/(LOSS) PER UNIT
Class 1	$(2.43)	$(9.25)	$(9.90)	$3.25	$(2.91)	$(11.15)
Class 1a	$(2.21)	$(8.42)	N/A	N/A	N/A	N/A
Class 2	$(1.77)	$(9.25)	$(9.52)	$4.18	$(2.39)	$(11.22)
Class 2a	$(1.54)	$(8.01)	N/A	N/A	N/A	N/A

(1)	The Campbell/Graham Series was renamed the Campbell/Graham/Tiverton Series on May 27, 2008

The accompanying notes are an integral part of these statements.

Fin. - 10

The Frontier Fund

Statements of Operations

For the Three Months Ended September 30, 2008 and 2007

	Currency Series (Unaudited)		Winton/Graham Series (1) (Unaudited)		Long Only Commodity Series (Unaudited)
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Investment Income:
Interest—net	$15,163	$116,447	$20,175	$46,816	$31,699	$92,262

Total Income	15,163	116,447	20,175	46,816	31,699	92,262

Expenses:
Incentive Fees	—	—	(4,296)	4,086	—	—
Management Fees	41,643	26,435	169,037	32,102	21,859	32,180
Service Fees—Class 1	94,503	69,213	153,363	40,108	31,286	21,674
Trading Fees	35,478	23,108	33,823	9,267	8,742	12,759

Total Expenses	171,624	118,756	351,927	85,563	61,887	66,613

Investment gain/(loss)—net	(156,461)	(2,309)	(331,752)	(38,747)	(30,188)	25,649

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	66,774	51,745	—	—	—	—
Net realized gain/(loss) on swap contracts	142,148	(322,797)	—	—	(2,035,103)	593,361
Net change in open trade equity	(63,121)	13,828	—	—	—	—
Net unrealized gain/(loss) on swap contracts	(2,686,817)	—	—	—	—	—
Net unrealized gain/(loss) on treasuries	188,362	—	179,143	—	48,689	—
Net change in inter-series payables	1,256,626	87,947	—	—	—	(354,403)
Equity in earnings/(loss) from trading companies	—	—	(1,635,848)	(163,543)	—	—

Net gain/(loss) on investments	(1,096,028)	(169,277)	(1,456,705)	(163,543)	(1,986,414)	238,958

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(1,252,489)	$(171,586)	$(1,788,457)	$(202,290)	$(2,016,602)	$264,607

NET INCOME/(LOSS) PER UNIT
Class 1	$(8.21)	$(1.81)	$(7.58)	$(2.87)	$(35.13)	$5.70
Class 2	$(8.37)	$(1.13)	$(7.57)	$(2.34)	$(36.25)	$6.38

(1)	The Graham Series was renamed the Winton/Graham Series on May 27, 2008

The accompanying notes are an integral part of these statements.

Fin. - 11

The Frontier Fund

Statements of Operations

For the Three Months Ended September 30, 2008 and 2007

	Long/Short Commodity Series (Unaudited)		Managed Futures Index Series (Unaudited)
	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Investment Income:
Interest—net	$262,117	$294,472	$8,831	$4,875

Total Income	262,117	294,472	8,831	4,875

Expenses:
Incentive Fees	215,120	331,234	—	—
Management Fees	522,660	269,265	9,295	3,514
Service Fees—Class 1	383,515	221,818	7,293	3,027
Trading Fees	74,726	38,190	2,323	878

Total Expenses	1,196,021	860,507	18,911	7,419

Investment gain/(loss)—net	(933,904)	(566,035)	(10,080)	(2,544)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	2,449,546	7,037,669	—	—
Net realized gain/(loss) on swap contracts	—	—	—	—
Net change in open trade equity	(4,358,191)	(8,298,694)	—	—
Net unrealized gain/(loss) on treasuries	403,667	—	12,510	—
Trading commissions	(306,310)	(399,666)	—	—
Net change in inter-series payables	—	—	—	—
Equity in earnings/(loss) from trading companies	—	—	(126,040)	968

Net gain/(loss) on investments	(1,811,288)	(1,660,691)	(113,530)	968

Minority interests	(1,604,993)	2,274,150	—	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(4,350,185)	$47,424	$(123,610)	$(1,576)

NET INCOME/(LOSS) PER UNIT
Class 1	$(8.17)	$(0.01)	$(7.36)	$(0.54)
Class 2	$(7.91)	$0.77	$(7.25)	$(0.05)

The accompanying notes are an integral part of these statements.

Fin. - 12

The Frontier Fund

Statements of Operations

For the Nine Months Ended September 30, 2008 and 2007

	Balanced Series (Unaudited)		Winton Series (Unaudited)		Campbell/Graham/ Tiverton Series (1) (Unaudited)
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Investment Income:
Interest—net	$1,030,977	$5,336,620	$240,620	$348,832	$236,839	$1,257,035

Total Income	1,030,977	5,336,620	240,620	348,832	236,839	1,257,035

Expenses:
Incentive Fees	8,755,231	7,137,289	1,835,567	463,646	1,157,276	1,002,342
Management Fees	1,094,981	1,079,628	813,951	246,328	1,301,201	990,863
Service Fees—Class 1	4,768,834	5,223,678	1,231,078	247,607	1,297,045	1,159,006
Trading Fees	1,455,128	1,097,509	203,317	61,540	298,574	271,383

Total Expenses	16,074,174	14,538,104	4,083,913	1,019,121	4,054,096	3,423,594

Investment gain/(loss)—net	(15,043,197)	(9,201,484)	(3,843,293)	(670,289)	(3,817,257)	(2,166,559)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	18,096,994	(3,420,263)	(2,007,569)	—	(21,610,207)	1,095,986
Net realized gain/(loss) on swap contracts	(1,429,946)	1,674,698	—	—	—	—
Net change in open trade equity	18,541,312	6,441,628	(2,370,507)	—	28,274,595	(2,880)
Net unrealized gain/(loss) on swap contracts	11,895,301	(4,574,679)	—	—	—	—
Net unrealized gain/(loss) on treasuries	575,879	—	74,383	—	129,849	—
Trading commissions	(1,111,955)	(2,046,152)	(83,458)	—	(111,822)	(33,119)
Net change in inter-series receivables	(1,039,282)	722,948	—	—	—	—
Net change in inter-series payables	—	—	—	—	—	325,800
Equity in earnings/(loss) from trading companies	8,044,771	(4,091,779)	6,927,252	2,960,151	2,739,024	201,799

Net gain/(loss) on investments	53,573,074	(5,293,599)	2,540,101	2,960,151	9,421,439	1,587,586

Minority interests	(9,664,065)	(3,204,346)	2,339,606	—	(1,820,727)	(1,059,987)

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$28,865,812	$(17,699,429)	$1,036,414	$2,289,862	$3,783,455	$(1,638,960)

NET INCOME/(LOSS) PER UNIT
Class 1	$11.58	$(6.76)	$3.95	$3.98	$5.56	$(3.33)
Class 1a	$10.28	$(6.38)	N/A	N/A	N/A	N/A
Class 2	$15.66	$(4.82)	$6.91	$6.54	$8.48	$(1.30)
Class 2a	$13.20	$(4.51)	N/A	N/A	N/A	N/A

(1)	The Campbell/Graham Series was renamed the Campbell/Graham/Tiverton Series on May 27, 2008

The accompanying notes are an integral part of these statements.

Fin. - 13

The Frontier Fund

Statements of Operations

For the Nine Months Ended September 30, 2008 and 2007

	Currency Series (Unaudited)		Winton/Graham Series (Unaudited)		Long Only Commodity Series (Unaudited)
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Investment Income:
Interest—net	$68,817	$350,284	$47,920	$161,970	$91,076	$470,960

Total Income	68,817	350,284	47,920	161,970	91,076	470,960

Expenses:
Incentive Fees	—	—	465,834	148,323	—	—
Management Fees	124,129	80,024	294,043	169,876	61,241	155,230
Service Fees—Class 1	259,902	179,616	283,959	118,797	88,818	65,207
Trading Fees	87,451	71,186	58,787	33,637	24,493	62,047

Total Expenses	471,482	330,826	1,102,623	470,633	174,552	282,484

Investment gain/(loss)—net	(402,665)	19,458	(1,054,703)	(308,663)	(83,476)	188,476

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	88,091	(14,638)	—	—	—	—
Net realized gain/(loss) on swap contracts	1,047,794	463,255	—	—	(364,033)	1,366,291
Net change in open trade equity	(70,306)	(18,139)	—	—	—	—
Net unrealized gain/(loss) on swap contracts	(2,686,817)	—	—	—	—	—
Net unrealized gain/(loss) on treasuries	100,440	—	153,000	—	21,612	—
Net change in inter-series payables	1,039,282	(279,447)	—	(76,140)	—	(1,184,019)
Equity in earnings/(loss) from trading companies	—	—	953,158	1,059,987	—	—

Net gain/(loss) on investments	(481,516)	151,031	1,106,158	983,847	(342,421)	182,272

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(884,181)	$170,489	$51,455	$675,184	$(425,897)	$370,748

NET INCOME/(LOSS) PER UNIT
Class 1	$(4.95)	$2.32	$9.26	$7.88	$(2.45)	$7.53
Class 2	$(3.06)	$4.99	$12.78	$10.64	$(0.83)	$9.24

(1)	The Graham Series was renamed the Winton/Graham Series on May 27, 2008

The accompanying notes are an integral part of these statements.

Fin. - 14

The Frontier Fund

Statements of Operations

For the Nine Months Ended September 30, 2008 and 2007

	Long/Short Commodity Series (Unaudited)		Managed Futures Index Series (Unaudited)
	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Investment Income:
Interest—net	$681,270	$776,033	$20,959	$157,607

Total Income	681,270	776,033	20,959	157,607

Expenses:
Incentive Fees	1,458,260	533,245	—	—
Management Fees	1,155,599	719,847	21,635	82,881
Service Fees—Class 1	963,659	565,085	16,797	8,536
Trading Fees	164,841	96,385	5,406	20,581

Total Expenses	3,742,359	1,914,562	43,838	111,998

Investment gain/(loss)—net	(3,061,089)	(1,138,529)	(22,879)	45,609

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and forwards	(8,102,626)	8,825,546	—	(353,098)
Net change in open trade equity	21,219,824	(11,157,336)	—	(224,977)
Net unrealized gain/(loss) on treasuries	187,885	—	5,153	—
Trading commissions	(773,889)	(723,446)	—	(22,129)
Net change in inter-series payables	—	—	—	490,858
Equity in earnings/(loss) from trading companies	—	—	(2,211)	74,341

Net gain/(loss) on investments	12,531,194	(3,055,236)	2,942	(35,005)

Minority interests	(9,516,808)	4,091,779	—	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(46,703)	$(101,986)	$(19,937)	$10,604

NET INCOME/(LOSS) PER UNIT
Class 1	$2.92	$(0.45)	$2.17	$0.10
Class 2	$5.59	$1.86	$3.79	$1.60

The accompanying notes are an integral part of these statements.

Fin. - 15

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2008 (Unaudited)

	Balanced Series
	Class 1		Class 1a		Class 2		Class 2a
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owners’ Capital, January 1, 2008	$—	$204,740,748	$182	$5,638,318	$2,840,146	$43,113,896	$78,645	$1,172,911

Sale of Units	—	29,380,651	—	839,065	—	7,116,211	—	575,073
Redemption of Units	—	(37,572,590)	—	(755,956)	—	(7,149,357)	—	(130,400)
Net increase in Owners’ Capital resulting from operations	—	21,773,649	20	621,210	397,224	5,914,062	10,876	148,771

Owners’ Capital, September 30, 2008	$—	$218,322,458	$202	$6,342,637	$3,237,370	$48,994,812	$89,521	$1,766,355

Owners’ Capital—Units, January 1, 2008	—	2,018,003	2	62,030	25,359	384,952	824	12,286

Sale of Units	—	263,584	—	8,479	—	56,818	—	5,280
Redemption of Units	—	(350,205)	—	(7,820)	—	(57,985)	—	(1,312)

Owners’ Capital—Units, September 30, 2008	—	1,931,382	2	62,689	25,359	383,785	824	16,254

Net asset value per unit at January 1, 2008		$101.46		$90.90		$112.00		$95.47
Change in net asset value per unit for three months ended March 31, 2008		6.51		5.78		8.08		6.83

Net asset value per unit at March 31, 2008		$107.97		$96.68		$120.08		$102.30
Change in net asset value per unit for three months ended June 30, 2008		7.50		6.71		9.35		7.91

Net asset value per unit at June 30, 2008		$115.47		$103.39		$129.43		$110.21
Change in net asset value per unit for three months ended September 30, 2008		(2.43)		(2.21)		(1.77)		(1.54)

Net asset value per unit at September 30, 2008		$113.04		$101.18		$127.66		$108.67

The accompanying notes are an integral part of these statements.

Fin. - 16

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2008 (Unaudited)

	Winton Series				Campbell/Graham/Tiverton Series (1)
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owners’ Capital, January 1, 2008	$1,138	$35,663,122	$235,392	$10,139,509	$—	$55,530,902	$244,457	$5,575,545

Sale of Units	—	25,371,264	—	—	—	9,952,791	—	1,207,453
Redemption of Units	—	(3,262,611)	—	(276,678)	—	(9,401,137)	—	(1,188,714)
Net increase in Owners’ Capital resulting from operations	40	423,994	13,709	598,671	—	3,304,389	20,694	458,372

Owners’ Capital, September 30, 2008	$1,178	$58,195,769	$249,101	$10,461,502	$—	$59,386,945	$265,151	$6,052,656

Owners’ Capital—Units, January 1, 2008	10	313,300	1,985	85,488	—	604,239	2,439	55,646

Sale of Units	—	207,522	—	—	—	103,402	—	11,295
Redemption of Units	—	(26,702)	—	(2,140)	—	(98,291)	—	(11,248)

Owners’ Capital—Units, September 30, 2008	10	494,120	1,985	83,348	—	609,350	2,439	55,693

Net asset value per unit at January 1, 2008		$113.83		$118.61		$91.90		$100.20
Change in net asset value per unit for three months ended March 31, 2008		10.77		12.19		4.74		5.94

Net asset value per unit at March 31, 2008		$124.60		$130.80		$96.64		$106.14
Change in net asset value per unit for three months ended June 30, 2008		3.08		4.24		3.73		4.93

Net asset value per unit at June 30, 2008		$127.68		$135.04		$100.37		$111.07
Change in net asset value per unit for three months ended September 30, 2008		(9.90)		(9.52)		(2.91)		(2.39)

Net asset value per unit at September 30, 2008		$117.78		$125.52		$97.46		$108.68

(1)	The Campbell/Graham Series was renamed the Campbell/Graham/Tiverton Series on May 27, 2008

The accompanying notes are an integral part of these statements.

Fin. - 17

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2008 (Unaudited)

	Currency Series				Winton/Graham Series (1)
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owners’ Capital, January 1, 2008	$—	$9,791,812	$513,938	$286,256	$—	$6,060,207	$44,700	$1,764,076

Sale of Units	—	4,127,682	—	2,149,750	—	18,543,048	—	9,144,068
Redemption of Units	—	(1,256,918)	(217,000)	(44,786)	—	(909,697)	—	(45,673)
Net increase in Owners’ Capital resulting from operations	—	(696,447)	(14,157)	(173,577)	—	71,686	5,475	(25,706)

Owners’ Capital, September 30, 2008	$—	$11,966,129	$282,781	$2,217,643	$—	$23,765,244	$50,175	$10,836,765

Owner’s Capital—Units, January 1, 2008	—	97,273	4,630	2,579	—	63,767	428	16,903

Sale of Units	—	40,022	—	18,352	—	172,721	—	76,000
Redemption of Units	—	(12,268)	(2,010)	(386)	—	(8,631)	—	(398)

Owners’ Capital—Units, September 30, 2008	—	125,027	2,620	20,545	—	227,857	428	92,505

Net asset value per unit at January 1, 2008		$100.66		$111.00		$95.04		$104.37
Change in net asset value per unit for three months ended March 31, 2008		5.84		7.32		10.83		12.77

Net asset value per unit at March 31, 2008		$106.50		$118.32		$105.87		$117.14
Change in net asset value per unit for three months ended June 30, 2008		(2.58)		(2.01)		6.01		7.58

Net asset value per unit at June 30, 2008		$103.92		$116.31		$111.88		$124.72
Change in net asset value per unit for three months ended September 30, 2008		(8.21)		(8.37)		(7.58)		(7.57)

Net asset value per unit at September 30, 2008		$95.71		$107.94		$104.30		$117.15

(1)	The Graham Series was renamed the Winton/Graham Series on May 27, 2008

The accompanying notes are an integral part of these statements.

Fin. - 18

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2008 (Unaudited)

	Long Only Commodity Series				Long/Short Commodity Series
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owners’ Capital, January 1, 2008	$—	$4,730,889	$170,094	$129,085	$—	$31,092,746	$374,050	$3,284,840

Sale of Units	—	1,931,482	—	901,500	—	24,853,677	217,000	6,856,727
Redemption of Units	—	(851,824)	—	(24,534)	—	(4,356,405)	—	(240,913)
Net increase in Owners’ Capital resulting from operations	—	(250,687)	(1,215)	(173,995)	—	(671)	19,512	(65,544)

Owners’ Capital, September 30, 2008	$—	$5,559,860	$168,879	$832,056	$—	$51,589,347	$610,562	$9,835,110

Owners’ Capital—Units, January 1, 2008	—	42,701	1,479	1,122	—	306,425	3,490	30,646

Sale of Units	—	15,257	—	6,347	—	228,125	1,924	58,631
Redemption of Units	—	(6,640)	—	(184)	—	(40,340)	—	(2,069)

Owners’ Capital—Units, September 30, 2008	—	51,318	1,479	7,285	—	494,210	5,414	87,208

Net asset value per unit at January 1, 2008		$110.79		$115.04		$101.47		$107.19
Change in net asset value per unit for three months ended March 31, 2008		11.49		12.56		7.78		9.08

Net asset value per unit at March 31, 2008		$122.28		$127.60		$109.25		$116.27
Change in net asset value per unit for three months ended June 30, 2008		$21.19		$22.86		$3.31		$4.42

Net asset value per unit at June 30, 2008		$143.47		$150.46		$112.56		$120.69
Change in net asset value per unit for three months ended September 30, 2008		$(35.13)		$(36.25)		$(8.17)		$(7.91)

Net asset value per unit at September 30, 2008		$108.34		$114.21		$104.39		$112.78

The accompanying notes are an integral part of these statements.

Fin. - 19

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Nine Months Ended September 30, 2008 (Unaudited)

	Managed Futures Index Series
	Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owners’ Capital, January 1, 2008	$—	$621,740	$294,572	$41,137

Sale of Units	—	1,280,605	—	435,930
Redemption of Units	—	(350,116)	—	(15,877)
Net increase in Owners’ Capital resulting from operations	—	(17,981)	10,680	(12,636)

Owners’ Capital, September 30, 2008	$—	$1,534,248	$305,252	$448,554

Owners’ Capital—Units, January 1, 2008	—	6,181	2,821	394

Sale of Units	—	11,956	—	3,885
Redemption of Units	—	(3,207)	—	(134)

Owners’ Capital—Units, September 30, 2008	—	14,930	2,821	4,145

Net asset value per unit at January 1, 2008		$100.59		$104.42
Change in net asset value per unit for three months ended March 31, 2008		10.55		11.53

Net asset value per unit at March 31, 2008		$111.14		$115.95
Change in net asset value per unit for three months ended June 30, 2007		(1.02)		(0.49)

Net asset value per unit at June 30, 2008		$110.12		$115.46
Change in net asset value per unit for three months ended September 30, 2008		(7.36)		(7.25)

Net asset value per unit at September 30, 2008		$102.76		$108.21

The accompanying notes are an integral part of these statements.

Fin. - 20

The Frontier Fund

Notes to Financial Statements

As of September 30, 2008 (Unaudited)

1. Organization

The Frontier Fund, which is referred to in this report as the Trust, was formed on August 8, 2003, as a Delaware Statutory Trust. The Trust is a multi-advisor commodity pool, as described in Commodity Futures Trading Commission (the “CFTC”) Regulation § 4.10(d)(2). The Trust has authority to issue separate series (“Series,” or each, a “Series”) of units of beneficial interest (the “Units”) in segregated pools of assets of the Trust, pursuant to the requirements of the Delaware Statutory Trust Act, as amended (the “Trust Act”). The assets of each Series are segregated from the assets of other Series. The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended. It is managed by its managing owner, Equinox Fund Management, LLC, a Delaware limited liability company formed in June 2003 (the “Managing Owner”).

Purchasers of Units are limited owners of the Trust (“Limited Owners”). The Trust Act provides that, except as otherwise provided in the amended and restated declaration of trust and trust agreement of the Trust dated as of August 8, 2003, by and among the Managing Owner, Wilmington Trust Company as trustee and the unitholders from time to time (the “Trust Agreement”), unitholders in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The Trust Agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the Trust Agreement, the Managing Owner of the Trust is liable for obligations of a Series in excess of that Series’ assets. Limited Owners do not have any such liability.

As of September 30, 2008, the Trust had eight separate Series of Units issued and outstanding: the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series (formerly the Campbell/Graham Series), Currency Series, Winton/Graham Series (formerly the Graham Series), Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series. The Units of each Series are separated into two classes of Units, except the Balanced Series which has four classes of Units. Previously, the Trust had offered an additional Series of Units called the Dunn Series, but such Series of Units is no longer being offered by the Trust.

The Trust, with respect to each Series:

•

engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments, including swap contracts (“Swaps”) and may, from time to time, engage in cash and spot transactions;

•

allocates funds to a subsidiary limited liability company or companies (each a “Trading Company”). Each Trading Company has one-year renewable contracts with its own independent commodity trading advisor(s) (“Trading Advisors,” or each, a “Trading Advisor”) that will manage all or a portion of such Trading Company’s assets, make the trading decisions for the assets of each Series vested in such Trading Company, segregate its assets from any other Trading Company and maintain separate, distinct records for each Series, and account for its assets separately from the other Series and the other Trust assets;

•	calculates the net assets, or the Net Asset Value, of the Units in such Series separately from the other Series;

•

has an investment objective of increasing the value of the Units over the long term (capital appreciation), while controlling risk and volatility, and offering exposure to the investment programs of individual Trading Advisors and to specific commodities (e.g. currencies); and

•	aggregates all cash and equivalents for purposes of maximizing returns at an equal rate for all Series.

Fin. - 21

The Frontier Fund

Notes to Financial Statements—(Continued)

The assets of any particular Series include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that Series. Under the “Inter-Series Limitation on Liability” expressly provided for under Section 3804(a) of the Trust Act, strict segregation of the cash and equivalents, though pooled for maximizing returns, is maintained in the books and records of each Series.

As of September 30, 2008, the total Units outstanding of each Series of the Trust was 2,420,295 with respect to the Balanced Series, 579,463 with respect to the Winton Series, 667,482 with respect to the Campbell/Graham/Tiverton Series, 148,192 with respect to the Currency Series, 320,790 with respect to the Winton/Graham Series, 60,082 with respect to the Long Only Commodity Series, 586,832 with respect to the Long/Short Commodity Series and 21,896 with respect to the Managed Futures Index Series.

As of September 30, 2008, the Trust, with respect to the Winton/Graham Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series offered Units in two separate Classes—Class 1 and Class 2. The Trust, with respect to the Balanced Series, offered Units in four separate Classes—Class 1, Class 2, Class 1a and Class 2a. It is expected that between 10% and 30% of each Series’ assets normally will be invested in one or more Trading Companies to be committed as margin for trading positions, but from time to time these percentages may be substantially more or less. The remainders of each Series’ assets are maintained at the Trust level for cash management.

As of September 30, 2008, each of the Winton Series, Long Only Commodity Series and Managed Futures Index Series has invested a portion of its assets in a single Trading Company and a single Trading Advisor manages 100% of the assets invested in each such Trading Company except the Trading Company for the Long Only commodity Series, which allocates assets only to Swaps. The Currency Series invests a portion of its assets in a single Trading Company, which allocates assets to one Trading Advisor and one Swap. Each of the Balanced Series, Campbell/Graham/Tiverton Series, Winton/Graham Series and Long/Short Commodity Series has invested a portion of its assets in multiple Trading Companies and has multiple Trading Advisors that manage the assets invested in such Trading Companies. Trading Advisors are responsible for the trading decisions of the respective Trading Companies for which they trade.

The Balanced Series, in order to make investments in the Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series may advance funds to such Series, for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series.

The Trading Advisors were selected based upon the Managing Owner’s evaluation of each Trading Advisor’s past performance, trading portfolios and strategies, as well as how each Trading Advisor’s performance, portfolio and strategies complement and differ from those of the other Trading Advisors. As of September 30, 2008, none of the Trading Advisors or any of their principals had any beneficial interest in the Trust, but they are all free to acquire such beneficial interest.

The Managing Owner became registered with the CFTC as a commodity pool operator (“CPO”), as of August 6, 2003, and has been a member of the National Futures Association (the “NFA”) in such capacity since that date. The Managing Owner’s main business office is located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264, telephone (303) 837-0600. A description of the Managing Owner’s responsibilities to the Trust is contained in a Prospectus dated May 27, 2008, which was filed by the Trust on May 30, 2008 pursuant to Rule 424(b)(3) of the Securities Act (File No. 333-140240), and is referred to herein as the “Prospectus,” under the section captioned “Duties of the Managing Owner,” and such description is incorporated herein by reference from the Prospectus.

Fin. - 22

The Frontier Fund

Notes to Financial Statements—(Continued)

2. Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires the Managing Owner to adopt accounting policies and make estimates and assumptions that affect amounts reported in the Trust’s financial statements. The Trust’s critical accounting policies and related estimates and judgments underlying the financial statements are identified below.

Investment Transactions and Valuation

The Managing Owner has evaluated the nature and types of estimates that it makes in preparing the Trust’s financial statements and related disclosures and has determined that the valuation of investments that are not traded on a U.S. or internationally recognized futures exchange involves a critical accounting policy. The market values of futures (exchange traded) contracts, currencies and forward (non-exchange traded) contracts are verified by the Managing Owner, which obtains valuation data from third party data providers and compares those prices with data received from the Trust’s clearing brokers and currency traders. All values are final and conclusive as to all unitholders.

If actual results vary from estimates used, such variances are not anticipated to have a material impact on the financial statements and related disclosures.

The Trust records all investments at fair value in its financial statements, with changes in fair value reported as a component of either realized and unrealized gain/(loss) on investments or realized and unrealized gain/(loss) on swap contracts in the Statements of Operations. Generally, fair values are based on quoted market prices; however, in certain circumstances, significant judgments and estimates are involved in determining fair value in the absence of an active market closing price.

Foreign Currency Transactions

The Trust’s functional currency is the U.S. Dollar; however, it transacts business in currencies other than the U.S. Dollar. Assets and liabilities denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect at the date of the Statement of Financial Condition. Income and expense items denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. Dollars are reported in income.

Consolidation

The Series, through investing in Trading Companies, authorize certain Trading Advisors to place trades and manage assets at pre-determined investment levels. The Trading Companies were organized by the Managing Owner for the purpose of investing in securities and derivative instruments for the accounts of the respective Series, and have no operating income or expenses, except for trading income and expenses, all of which are allocated to the Series. All capital of the Trading Companies is provided by the Series and there are no other investors in the Trading Companies. Trading Companies in which a Series has a controlling or majority equity interest are consolidated by such Series. Investments in Trading Companies in which a Series does not have a controlling or majority interest are accounted for under the equity method and are carried in the Statement of Financial Condition of such Series at fair value based on the interest of each Series in such Trading Company. Fair value represents funds invested by the Series and accumulated profit or loss associated with the Series investment in the Trading Company(s).

The consolidated financial statements of the Balanced Series include the assets, liabilities and earnings of its wholly owned and majority-owned Trading Companies, Frontier Trading Company I LLC, Frontier Trading Company VI LLC and Frontier Trading Company IX LLC.

Fin. - 23

The Frontier Fund

Notes to Financial Statements—(Continued)

The consolidated financial statements of the Winton Series include the assets, liabilities and earnings of its majority-owned Trading Company, Frontier Trading Company II LLC.

The consolidated financial statements of the Currency Series include the assets, liabilities and earnings of its wholly-owned Trading Company, Frontier Trading Company III LLC.

The consolidated financial statements of the Campbell/Graham/Tiverton Series include the assets, liabilities and earnings of its majority-owned Trading Company, Frontier Trading Company V LLC.

The consolidated financial statements of the Long/Short Commodity Series include the assets, liabilities and earnings of its majority-owned Trading Company, Frontier Trading Company VII LLC.

The consolidated financial statements of the Long Only Commodity Series include the assets, liabilities and earnings of its wholly-owned Trading Company, Frontier Trading Company VIII LLC.

Investments and Swaps

Transactions are recorded on a trade date basis and all investments are recorded at fair value in the financial statements, with changes in fair value reported as a component of realized and unrealized gain/(loss) on investments in the Statements of Operations. Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price. At September 30, 2008 all investments in futures and forward contracts were based on quoted market prices. The valuation of investments in Swaps involves estimates. See Note 3.

The Managing Owner may make judgments that can frequently require estimates about matters that are inherently uncertain. The Managing Owner provides a good faith estimate of each Series’ daily net asset value (“NAV”) per Unit based on such uncertain information. The Managing Owner’s good faith estimate of each Series’ NAV per Unit is published daily by the Trust and is used for subscriptions, redemptions and exchanges of all Trust Units, and such Unit transactions are final and not subject to subsequent adjustment unless the estimate of NAV varies from the actual NAV by more than one percent (1.0%) of the actual NAV as described within the Prospectus.

The Balanced Series, in order to make investments from time to time in the Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, advances funds to such Series for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series. The amount of the funds advanced by the Balanced Series to each of such investee Series participates on a pari passu basis with the Class 2 Units of such investee Series. The Balanced Series reflects the change in value of these investments as “Net change in inter-series receivables” in the Statement of Operations. The Balanced Series is subject to allocations of income and fees on the same basis as the Limited Owners of such Series. To avoid duplication of fees, fees are not charged by the Balanced Series on the capital allocated to investments in affiliated Series, and the Managing Owner monitors such allocations so that aggregate fees of the investee Series on the Balanced Series investments do not exceed the allowable fees of the Balanced Series as provided in the Prospectus.

Swaps are marked to market daily primarily using quotations from counterparties. The value of the contracts is separately disclosed in the Statements of Financial Condition. The unrealized appreciation (depreciation) related to the change in valuation of the notional amount of the Swap is combined with the amount due to (owed by) the Series at termination or settlement. The net change in this amount during the period is included on the Statements of Operations. The Series also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain/(loss) on the Statement of Operations.

Fin. - 24

The Frontier Fund

Notes to Financial Statements—(Continued)

Interest Income

Interest income from all sources, including assets held at clearing brokers and cash and cash equivalents held at banks, is aggregated and allocated across all Series in proportion to their daily Net Asset Value.

Allocation of Trading Profits or Losses

Each Series of the Trust offers two classes of Units – Class 1 and Class 2 (except for the Balanced Series, which has four classes of Units – Class 1, Class 1a, Class 2 and Class 2a). All classes have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class 1 and Class 1a Units of each Series, as applicable, bear certain expenses related to the servicing of such Units. Revenues, expenses (other than expenses attributable to a specific class), and realized and unrealized trading profits and losses of each Series are allocated daily to Class 1, Class 1a, Class 2 and Class 2a Units, as applicable, based on each Classes’ relative owners’ capital balances.

Each Series allocates funds to a subsidiary Trading Company, or Trading Companies, of the Trust. Each Trading Company allocates all of its daily trading profits or losses to the Series in proportion to each Series’ funds allocated to the Trading Company, adjusted on a daily basis. As of September 30, 2008, the value of all open contracts and cash held at clearing brokers is similarly allocated to the Series in proportion to the Series’ respective funds allocated to the Trading Companies.

Unrealized Gains/Losses on U.S. Government Securities

Unrealized gains/losses on the daily mark-to-market of U.S. Government securities are aggregated and allocated across all Series in proportion to their daily Net Asset Value.

Income Taxes

On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Trust’s tax returns to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. The adoption of FIN 48 was effective for the Trust on January 1, 2007, and did not impact the Trust’s financial position or results of operations.

In the opinion of the Managing Owner, (i) the Trust is treated as a partnership for Federal income tax purposes and, assuming that at least 90% of the gross income of the Trust constitutes “qualifying income” within the meaning of Section 7704(d) of the Code, the Trust is not a publicly traded partnership treated as a corporation, and (ii) the discussion set forth in the Prospectus under the heading “Federal Income Tax Consequences” correctly summarizes the material Federal income tax consequences as of the date of the Prospectus to potential U.S. Limited Owners of the purchase, ownership and disposition of Units of the Trust.

Statement of Cash Flows

The Trust has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102, Statements of Cash Flows—Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157, among other things, defines fair value, establishes a framework for

Fin. - 25

The Frontier Fund

Notes to Financial Statements—(Continued)

measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements. This statement emphasizes that fair value is a market-based measurement and should be determined based on assumptions that a market participant would use when pricing an asset or liability. This statement clarifies that market participant assumptions should include assumptions about risk as well as the effect of a restriction on the sale or use of an asset. Additionally, this statement establishes a fair value hierarchy that provides the highest priority to quoted prices in active markets and the lowest priority to unobservable data. This statement was effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 on January 1, 2008 did not have a material effect on the Trust’s financial statements. (See Note 3 – Fair Value Measurements).

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 became effective for the Trust on January 1, 2008. The Trust’s adoption of SFAS 159 on January 1, 2008 did not have a material impact on the Trust’s Financial Statements.

In April 2007, the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”). FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for those instruments in the Consolidated Statements of Financial Condition. In addition, FIN 39-1 permits offsetting of fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. This interpretation is effective for fiscal years beginning after November 15, 2007. The Trust’s adoption of FIN 39-1 on January 1, 2008 did not have a material impact on the Trust’s Financial Statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB Statement No. 51 (“SFAS 160”), to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS 160 is effective on January 1, 2009 and is not expected to have a significant impact on the Trust’s financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosure about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS No. 133. SFAS No. 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS No. 133 and generally increases the level of desegregations that will be required in an entity’s financial statements. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair

Fin. - 26

The Frontier Fund

Notes to Financial Statements—(Continued)

value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Trust is currently evaluating the provisions of SFAS 161 and its potential effect on its Financial Statements.

Reclassification

Certain amounts in the financial statements have been reclassified to conform to the 2008 presentation.

3. Fair Value Measurements

Effective January 1, 2008, the Trust adopted the provisions of SFAS No. 157, “Fair Value Measurements,” for financial assets. The Trust utilizes valuation techniques that are consistent with the market approach per the requirement of SFAS 157. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The Trust applies the valuation techniques in a consistent manner for each asset. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the assets. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the financial asset based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the financial asset based on the best information available in the circumstances. In addition, the Trust monitors counterparty credit risk and incorporates any identified risk factors when assigning input levels to underlying financial assets or liabilities. In that regard SFAS 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical financial assets and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial assets or liabilities, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Trust uses the following methodologies to value instruments within its financial asset portfolio at fair value:

Trading Securities and Contracts. These instruments include U.S. Treasury Notes and Open Trade Equity Positions (Futures Contracts and Currency Forwards) that are actively traded on public markets with quoted pricing for corroboration. U.S. Treasury Notes, Futures Contracts, and Currency Forwards are reported at fair value using Level 1 inputs. Trading Securities and Contracts further include Open Trade Equity that are quoted prices for identical or similar assets that are not traded on active markets. Trading Options are reported at fair value using Level 2 inputs.

Fin. - 27

The Frontier Fund

Notes to Financial Statements—(Continued)

Swap Contracts. Certain Swap Contracts are reported utilizing Level 2 inputs. These Swap Contracts are reported at fair value based on daily reports from the swap counterparty that may be corroborated against independent valuation/rate of return information published and available on a daily recurring frequency. Other Swap Contracts are reported utilizing Level 3 Inputs. These Swap Contracts are reported at fair value based upon returns/values that are provided on less than a daily frequency from the swap counterparty, require additional internal financial modeling to develop pricing, and these swaps may not be corroborated against independent valuation/rate of return information published and available on a daily recurring frequency.

The following table summarizes the instruments that comprise the Trust’s financial asset portfolio, by Series, measured at fair value on a recurring basis as of September 30, 2008, segregated by the level of valuation inputs within the fair value hierarchy utilized to measure fair value:

September 30, 2008	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
Balanced Series
Open Trade Equity	$(2,944,844)	$5,110,229	$—	$2,165,385
Swap Contracts	—	—	42,433,239	42,433,239
U.S. Treasury Notes	117,878,356	—	—	117,878,356
Winton Series
Open Trade Equity	(842,632)	—	—	(842,632)
U.S. Treasury Notes	35,809,067	—	—	35,809,067
Campbell/Graham/Tiverton Series
Open Trade Equity	(1,860,557)	—	—	(1,860,557)
U.S. Treasury Notes	25,377,410	—	—	25,377,410
Currency Series
Open Trade Equity	(58,275)			(58,275)
Swap Contracts	—	—	9,313,183	9,313,183
U.S. Treasury Notes	10,199,154	—	—	10,199,154
Winton/Graham Series
U.S. Treasury Notes	2,870,647	—	—	2,870,647
Long Only Series
Swap Contracts	—	781,625	—	781,625
U.S. Treasury Notes	3,517,632	—	—	3,517,632
Long Short Series
Open Trade Equity	999,074	325,059	—	1,324,133
U.S. Treasury Notes	29,319,310	—	—	29,319,310
Managed Futures Index Series
U.S. Treasury Notes	316,164	—	—	316,164

Fin. - 28

The Frontier Fund

Notes to Financial Statements—(Continued)

The changes in Level 3 assets measured at fair value on a recurring basis are summarized in the following tables. Swap Contract asset gains and losses (realized/unrealized) included in earnings are classified in “realized and unrealized gain (loss) on investments—net unrealized gain/(loss) on swap contracts” on the consolidated statement of operations. During the nine months ended September 30, 2008 all identified Level 3 assets are components of both the Balanced Series and the Currency Series.

Swap Contracts	Balanced Series	Currency Series
Balance of recurring Level 3 assets as of January 1, 2008	$47,241,459	$—
Total gains or losses (realized/unrealized):
Included in earnings-realized	—	—
Included in earnings-unrealized	3,715,862	—
Purchases, sales, issuances, and settlements, net	—	—
Transfers in and/or out of Level 3	—	—

Balance of recurring Level 3 assets as of March 31, 2008	$50,957,321	$—

Total gains or losses (realized/unrealized):
Included in earnings-realized	(1,429,947)	—
Included in earnings-unrealized	7,083,314	—
Purchases, sales, issuances, and settlements, net	(15,273,574)	—
Transfers in and/or out of Level 3	—	—

Balance of recurring Level 3 assets as of June 30, 2008	$41,337,114	$—

Total gains or losses (realized/unrealized):
Included in earnings-realized	—	—
Included in earnings-unrealized	1,096,125	(2,686,817)
Purchases, sales, issuances, and settlements, net	—	12,000,000
Transfers in and/or out of Level 3	—	—

Balance of recurring Level 3 assets as of September 30, 2008	$42,433,239	$9,313,183

There are no assets recorded at fair value on a nonrecurring basis.

4. Swaps

In addition to authorizing Trading Advisors to manage pre-determined investment levels of futures and forward contracts, certain Series of the Trust will strategically invest a portion or all of their assets in total return Swaps, selected at the direction of the Managing Owner. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical Swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of securities.

Each Series’ investment in Swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements. For the Balanced Series and Currency Series the Swaps serve to diversify the investment holdings of each Series and to provide access to programs and advisors that would not be otherwise available to the Series, and are not used for hedging purposes.

The Managing Owner follows a procedure in selecting well-established financial institutions which the Managing Owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well

Fin. - 29

The Frontier Fund

Notes to Financial Statements—(Continued)

established to act as swap counterparties. The procedure includes due diligence review of documentation on all new and existing financial institution counterparties prior to initiation of the relationship, and quarterly ongoing review during the relationship, to ensure that counterparties meet the Managing Owner’s minimum credit requirements, the counterparty average rating being no less than an investment grade rating as defined by the rating agencies. As of September 30, 2008, approximately 9.9% of the Trust’s assets were deposited with over-the-counter counterparties in order to initiate and maintain Swaps.

The Balanced Series and Currency Series strategically invest assets in one or more Swaps linked to certain underlying investments or indices at the direction of the Managing Owner. The Trading Company in which the assets of these Series will be invested will not own any of the investments or indices referenced by any Swap entered into by these Series. In addition, neither the swap counterparty to the Trading Company of these Series nor any advisor referenced by any such Swap is a Trading Advisor to these Series.

The Long Only Commodity Series, through the Trading Company in which the assets of the Long Only Commodity Series have been allocated, have entered into various Swaps with one or more swap counterparties. The Swaps enable the Long Only Commodity Series to earn returns similar to returns (less the fees and expenses of the Long Only Commodities Series, including the expenses associated with the Swaps) of the Reuters/Jefferies CRB Index, or the RJ/CRB Index, and the Jefferies Commodity Performance Index, or the JCPI. Specifically, the Trading Company, which will hold the assets allocable to the Long Only Commodity Series, will enter into Swaps linked to the RJ/CRB Index and the JCPI at the direction of the Managing Owner.

The Trust has invested in the following Swaps as of September 30, 2008:

	Option Basket Balanced Series	Option Basket Currency Series	Reuters/Jefferies CRB Index	Jefferies Commodity Performance Index
Series:	Balanced	Currency	Long Only	Long Only
Counterparty	Company A	Company B	Company C	Company C
Notional Amount	$105,883,707	$27,313,183	$3,430,195	$3,430,195
Termination Date	November 6, 2012	July 26, 2013	February 27, 2009	February 27, 2009

Investee Returns	Total Return	Total Return	Total Return	Total Return
Realized Gain / (Loss)	$—	$—	$(187,711)	$(176,322)
Unrealized Gain / (Loss)	$10,103,844	$(2 ,686,817)	$—	$—
Fair Value 09/30/2008	$42,433,239	$9,313,183	$386,618	$395,007

Fin. - 30

The Frontier Fund

Notes to Financial Statements—(Continued)

5. Investments in Unconsolidated Trading Companies

The following table summarizes the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Winton/Graham Series and Managed Futures Index Series investments in unconsolidated Trading Companies as of September 30, 2008, and December 31, 2007. These investments represent cash and open trade equity invested in the Trading Companies by the Series and cumulative trading profits or losses allocated to the Series by the Trading Companies. Trading Companies allocate trading profits or losses on the basis of the proportion of each Series’ capital allocated for trading to each respective Trading Company, including both cash and notional funds, which bears no relationship to the amount of cash invested by the Series in the Trading Company.

	As of September 30, 2008		As of December 31, 2007
Trading Company	Percentage of Series Net Assets Invested in Trading Co.	Fair Value	Percentage of Series Net Assets Invested in Trading Co.	Fair Value
Balanced Series—
Frontier Trading Company II, LLC and Frontier Trading Company VII, LLC	7.42%	$20,674,965	1.65%	$4,238,348

Winton Series—
Frontier Trading Company II, LLC	—	$—	10.07%	$4,637,121

Campbell/Graham/Tiverton Series -
Frontier Trading Company I, LLC and Frontier Trading Company VI, LLC	5.62%	$3,691,370	29.92%	$18,353,523

Winton/Graham Series—
Frontier Trading Company II, LLC and Frontier Trading Company V, LLC	5.80%	$2,010,347	60.69%	$4,775,554

Managed Futures Index Series—
Frontier Trading Company IX, LLC	5.02%	$114,973	66.26%	$634,400

Fin. - 31

The Frontier Fund

Notes to Financial Statements—(Continued)

The following tables summarize the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Winton/Graham Series and Managed Futures Index Series equity in earnings from Trading Companies for the nine months ended September 30, 2008, and 2007.

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
Trading Company	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)	Trading Commissions	Realized Loss	Change in Unrealized Gain (Loss)	Net Income (Loss)
Balanced Series—
Frontier Trading Company II, LLC	$(27,064)	$(426,033)	$(1,018,940)	$(1,472,037)	—	—	—	—

Balanced Series—
Frontier Trading Company VII, LLC	$(458,471)	$(1,676,142)	$11,651,421	$9,516,808	$(496,490)	$5,823,159	$(9,418,448)	$(4,091,779)

Total	$(485,535)	$(2,102,175)	$10,632,481	$8,044,771	$(496,490)	$5,823,159	$(9,418,448)	$(4,091,779)

Winton Series—
Frontier Trading Company II, LLC	$(38,401)	$6,765,536	$200,117	$6,927,252	$(61,707)	$1,691,719	$1,330,139	$2,960,151

Campbell/Graham/ Tiverton Series—
Frontier Trading Company I, LLC	$(15,017)	$1,323,763	$79,205	$1,387,951	—	—	—	—

Frontier Trading Company VI, LLC	$(25,348)	$596,068	$780,353	$1,351,073	$(167,556)	$2,994,110	$(2,624,755)	$201,799

Total	$(40,365)	$1,919,831	$859,558	$2,739,024	$(167,556)	$2,994,110	$(2,624,755)	$201,799

Winton/Graham Series—
Frontier Trading Company V, LLC	$(40,869)	$(11,090,962)	$12,084,989	$953,158	$(33,119)	$1,095,986	$(2,880)	$1,059,987

Managed Futures Index Series—
Frontier Trading Company IX, LLC	$(3,335)	$61,154	$(60,030)	$(2,211)	$(1,708)	$29,861	$46,188	$74,341

Fin. - 32

The Frontier Fund

Notes to Financial Statements—(Continued)

The following tables summarize the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Winton/Graham Series and Managed Futures Index Series equity in earnings from Trading Companies for the three months ended September 30, 2008, and 2007.

	Three Months Ended September 30, 2008				Three Months Ended September 30, 2007
Trading Company	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)	Trading Commissions	Realized Loss	Change in Unrealized Gain (Loss)	Net Income (Loss)
Balanced Series—
Frontier Trading Company II, LLC	$(11,241)	$(1,212,751)	$(1,882,741)	$(3,106,733)	—	—	—	—

Balanced Series—
Frontier Trading Company VII, LLC	$(173,863)	$3,001,894	$(1,223,038)	$1,604,993	$(288,279)	$4,871,022	$(6,856,893)	$(2,274,150)

Total	$(185,104)	$1,789,143	$(3,105,779)	$(1,501,740)	$(288,279)	$4,871,022	$(6,856,893)	$(2,274,150)

Winton Series—
Frontier Trading Company II, LLC	—	—	—	—	$(29,048)	$(183,361)	$1,761,646	$1,549,237

Campbell/Graham/ Tiverton Series—
Frontier Trading Company I, LLC	$(12,006)	$1,190,705	$(304,010)	$874,689	—	—	—	—

Frontier Trading Company VI, LLC	$(7,497)	$918,043	$(1,698,097)	$(787,551)	$(28,275)	$(4,597,775)	$(1,728,947)	$(6,354,997)

Total	$(19,503)	2,108,748	$(2,002,107)	$87,138	$(28,275)	$(4,597,775)	$(1,728,947)	$(6,354,997)

Winton/Graham Series—
Frontier Trading Company V, LLC	$(17,622)	$(13,167,968)	$11,549,742	$(1,635,848)	$(6,199)	$(396,977)	$239,633	$(163,543)

Managed Futures Index Series—
Frontier Trading Company IX, LLC	$(1,178)	$(63,140)	$(61,722)	$(126,040)	$(1,000)	$(15,966)	$17,934	$968

Fin. - 33

The Frontier Fund

Notes to Financial Statements—(Continued)

The statements of financial condition as of September 30, 2008, and December 31, 2007, for the unconsolidated Trading Companies are as follows:

Statements of Financial Condition—September 30, 2008	Frontier Trading Company V LLC	Frontier Trading Company VI LLC	Frontier Trading Company IX LLC
Cash held at futures commodities merchants	$9,716,551	$10,200,176	$1,359,087
Open trade equity	(1,860,557)	(1,412,497)	(37,389)
Swaps	—	—	—

Total assets	$7,855,994	$8,787,679	$1,321,698

Members’ equity	$7,855,994	$8,787,679	$1,321,698

Statements of Financial Condition—December 31, 2007	Frontier Trading Company II LLC	Frontier Trading Company V LLC	Frontier Trading Company VI LLC	Frontier Trading Company IX LLC
Cash held at futures commodities merchants	$9,924,146	$12,761,730	$13,863,217	$2,576,122
Open trade equity	970,867	(96,656)	(1,481,122)	50,316
Swaps	—	—	14,912,063	—

Total assets	$10,895,013	$12,665,074	$27,294,158	$2,626,438

Members’ equity	$10,895,013	$12,665,074	$27,294,158	$2,626,438

The statements of income for the nine and three months ended September 30, 2008 for the unconsolidated Trading Companies are as follows:

Statements of Income—For the Nine Months Ended September 30, 2008	Frontier Trading Company V LLC	Frontier Trading Company VI LLC	Frontier Trading Company IX LLC
Interest income	$255,169	$310,132	$57,250
Net realized gain (loss) on investments, less commissions	(21,722,029)	5,064,400	683,750
Change in open trade equity	28,274,595	68,657	(87,705)

Net income (loss)	$6,807,735	$5,443,189	$653,295

Statements of Income—For the Three Months Ended September 30, 2008	Frontier Trading Company V LLC	Frontier Trading Company VI LLC	Frontier Trading Company IX LLC
Interest income	$37,321	$81,554	$7,877
Net realized gain (loss) on investments, less commissions	(29,223,780)	2,409,072	(441,999)
Change in open trade equity	27,382,677	(4,291,720)	(249,272)

Net income (loss)	$1,803,782	$(1,801,094)	$(683,394)

6. Transactions with Affiliates

The Managing Owner contributes funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of all Series and in return will receive units designated as general units in the Series in which the Managing Owner invests such funds. The general units may only be purchased by the Managing Owner and

Fin. - 34

The Frontier Fund

Notes to Financial Statements—(Continued)

may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the general units hold the same rights as the limited units. The Managing Owner is required to maintain at least a 1% interest (“Minimum Purchase Commitment”) in the aggregate capital, profits and losses of all Series so long as it is acting as the Managing Owner of the Trust. Such contribution was made by the Managing Owner before trading commenced for the Trust and will be maintained throughout the existence of the Trust, and the Managing Owner will make such purchases as are necessary to effect this requirement. Additionally, during 2006, the Managing Owner agreed with certain regulatory bodies to maintain a 1% interest specifically in the Balanced Series Class 1a Units and Balanced Series Class 2a Units, aggregated, and each of the Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series. The 1% interest in these specific Series is included in computing the Minimum Purchase Commitment in aggregate capital. In addition to the General Units the Managing Owner receives in respect of its Minimum Purchase Commitment, the Managing Owner may purchase Limited Units in any Series as a Limited Owner. All Units purchased by the Managing Owner are held for investment purposes only and not for resale.

The Trust has and will continue to have certain relationships with the Managing Owner and its affiliates. However, there have been no direct financial transactions between the Trust and the Directors or Officers of the Managing Owner.

The Balanced Series, in order to make investments in the Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, advances funds to such Series, for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series. The Balanced Series and investee Series reflect the changes in values of these investments as “Net change in inter-series receivables/payables” in the Statement of Operations. The Balanced Series is subject to the same allocations of income and fees as the Limited Owners of such Series. As a result of fees charged by the investee Series, fees are not charged by the Balanced Series on the capital allocated to investments in affiliated Series, and the Managing Owner monitors such allocations so that aggregate fees of the investee Series on the Balanced Series investments do not exceed the allowable fees of the Balanced Series as provided in the Trust’s Prospectus.

The following table summarizes the Balanced Series advances to and reductions from other Series of the Trust for the nine months ending September 30, 2008.

Currency Series

Summary by Quarter

2008

Amount of investment January 1, 2008	$4,535,784
Additions during period	—
Reduction during period	—
Earnings in investments in Inter-Series Receivables	299,184

Total investment as of March 31, 2008	$4,834,968

Additions during period	—
Reduction during period	—

Earnings in investments in Inter-Series Receivables	(81,840)

Total investment as of June 30, 2008	$4,753,128

Additions during period	11,000,000
Reduction during period	—

Earnings in investments in Inter-Series Receivables	(1,256,626)

Total investment as of September 30, 2008	$14,496,502

Fin. - 35

The Frontier Fund

Notes to Financial Statements—(Continued)

Each Series of Units pays to the Managing Owner a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and the Managed Futures Index Series, 2.5% for the Winton/Graham Series and Campbell/Graham/Tiverton Series, and 3.5% for the Long/Short Commodity Series. The Managing Owner may pay all or a portion of such management fees to the Trading Advisor(s) for such Series.

In connection with each Series’ trading activities, each Series of Units pays to the Managing Owner a Trading Fee of up to 0.75% of such Series’ Net Asset Value annually.

Some Series pay to the Managing Owner an incentive fee of a certain percentage of new net trading profits generated by such Series, monthly or quarterly as described in the Prospectus. Because the Balanced Series, Campbell/Graham/Tiverton Series, Winton/Graham Series and Long/Short Commodity Series each employ multiple Trading Advisors, these Series will pay the Managing Owner a monthly incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period the Balanced Series, Campbell/Graham/Tiverton Series or the Long/Short Commodity Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while each of these Series as a whole experiences losses. The incentive fee percentage is 25% for the Balanced Series, and is 20% for the Winton Series, Currency Series, Winton/Graham Series, Campbell/Graham/Tiverton Series and Long/Short Commodity Series. There is no incentive fee for the Long Only Commodity Series or the Managed Futures Index Series. The Managing Owner may pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series.

In addition, with respect to Class 1 of each Series, the Series pays monthly to the Managing Owner a service fee at an annualized rate of up to 3.0% (2% for the Long Only Commodity Series and Managed Futures Index Series), which the Managing Owner pays to selling agents of the Trust.

The following table summarizes fees paid or payable to the Managing Owner for the nine months ended September 30, 2008.

Series:	Management Fee	Trading Fee	Incentive Fee	Service Fee
Balanced	$1,094,981	$1,455,128	$8,755,231	$4,768,834
Winton	813,951	203,317	1,835,567	1,231,078
Campbell/Graham/Tiverton	1,301,201	298,574	1,157,276	1,297,045
Currency	124,129	87,451	—	259,902
Winton/Graham	294,043	58,787	465,834	283,959
Long Only Commodity	61,241	24,493	—	88,818
Long/Short Commodity	1,155,599	164,841	1,458,260	963,659
Managed Futures Index	21,635	5,406	—	16,797

The following table summarizes fees payable to the Managing Owner as of September 30, 2008.

Series:	Management Fee	Trading Fee	Incentive Fee	Service Fee
Balanced	$100,287	$154,007	$1,292,798	$432,616
Winton	108,797	27,200	—	63,972
Campbell/Graham/Tiverton	165,041	33,009	126,399	108,913
Currency	13,661	15,085	—	13,801
Winton/Graham	65,756	13,151	—	15,735
Long Only Commodity	6,519	2,608	—	6,999
Long/Short Commodity	168,842	24,121	209,211	63,816
Managed Futures Index	3,365	841	—	1,148

Fin. - 36

The Frontier Fund

Notes to Financial Statements—(Continued)

With respect to the service fees, the initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Managing Owner by each Series, and paid to the selling agents by the Managing Owner in the month following sale. Since the Managing Owner is prepaying the initial service fee for the first year and is being reimbursed for such payment by the Series monthly in arrears based upon a corresponding percentage of net asset value, it bears the risk and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof which may result from variations in net asset value over the following 12 months. For the nine months ended September 30, 2008, due to variations in net asset values, amounts paid or payable to the Managing Owner for the difference in monthly service fees from the prepaid initial service fees was $49,882 for the Balanced Series, $20,581 for the Campbell/Graham/ Tiverton Series, $2,359 for the Currency Series, $15,256 for the Winton/Graham Series, $1,289 for the Long Only Commodity Series, $18,721 for the Long/Short Commodity Series and $49,359 for the Winton Series. For the nine months ended September 30, 2008, amounts received or receivable from the Managing Owner for the difference in monthly service fees from prepaid initial service fees was $922 for the Managed Futures Index Series.

Aggregate interest income from all sources, including assets held at clearing brokers, up to 2% (annualized) is paid to the Managing Owner by the Balanced Series (Class 1 and Class 2 only), Winton Series, Campbell/Graham/Tiverton Series, Currency Series and Winton/Graham Series. In addition, if interest rates fall below 0.75% (calculated daily based on each Series’ Net Asset Value), the Managing Owner will be paid the difference between the Trust’s annualized interest income allocated to the foregoing Series and 0.75%. For the Balanced Series (Class 1a and Class 2a only), Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, 20% of the total interest allocated to each Series is paid to the Managing Owner. During the nine months ended September 30, 2008, the Trust paid $5,902,150 of such interest income to the Managing Owner.

The Managing Owner pays to The Bornhoft Group Corporation, an affiliate of the Trust, a monthly fee of 0.25% (annualized) of the net asset value of the Trust, for services in connection with the daily valuation of each Series and Class. The amount paid under this agreement was $896,870 for the nine months ended September 30, 2008. Additionally, The Bornhoft Group Corporation provides office space to the Managing Owner, prorates office expenses, and advances certain direct expenses on behalf of the Managing Owner. Under this agreement, the Managing Owner reimbursed The Bornhoft Group Corporation $319,932 for the nine months ended September 30, 2008.

Solon Capital, LLC, an affiliate of the Trust, serves as wholesaler of the Trust by marketing to broker/dealer organizations. For these services, the Managing Owner paid Solon Capital, LLC, $1,608,654 for the nine months ended September 30, 2008.

Fin. - 37

The Frontier Fund

Notes to Financial Statements—(Continued)

7. Financial Highlights

The following information presents the financial highlights of the Fund for the nine months ended September 30, 2008 and 2007. This data has been derived from information presented in the financial statements.

	Balanced				Winton
Nine Months Ended September 30, 2008	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2007	$101.46	$90.90	$112.00	$95.47	$113.83	$118.61
Net operating results:
Interest income	0.43	0.39	0.48	0.41	0.45	0.47
Expenses	(7.19)	(6.43)	(5.28)	(4.51)	(8.04)	(5.57)
Net gain/(loss) on investments, net of minority interests	18.34	16.32	20.46	17.30	11.54	12.01
Net income	11.58	10.28	15.66	13.20	3.95	6.91
Net asset value, September 30, 2008	$113.04	$101.18	$127.66	$108.67	$117.78	$125.52

Ratios to average net assets (3)
Net investment gain/(loss)	-8.28%	-8.28%	-5.26%	-5.26%	-8.31%	-5.31%
Expenses before incentive fees	4.33%	4.33%	1.31%	1.31%	5.07%	2.07%
Expenses after incentive fees	8.81%	8.81%	5.79%	5.79%	8.80%	5.80%
Total return before incentive fees (2)	13.97%	13.72%	16.36%	14.51%	3.56%	8.32%
Total return after incentive fees (2)	10.62%	10.37%	13.00%	11.16%	0.77%	5.53%

	Campbell/Graham/Tiverton		Currency		Winton/Graham
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2007	$91.90	$100.20	$100.66	$111.00	$95.04	$104.37
Net operating results:
Interest income	0.36	0.39	0.55	0.61	0.29	0.33
Expenses	(6.33)	(4.59)	(4.01)	(1.89)	(7.34)	(5.58)
Net gain/(loss) on investments, net of minority interests	11.53	12.68	(1.49)	(1.79)	16.31	18.04
Net income	5.56	8.48	(4.95)	(3.06)	9.26	12.78
Net asset value, September 30, 2008	$97.46	$108.68	$95.71	$107.94	$104.30	$117.15

Ratios to average net assets (3)
Net investment gain/(loss)	-8.31%	-5.30%	-4.50%	-1.48%	-8.93%	-5.98%
Expenses before incentive fees	6.38%	3.36%	5.21%	2.20%	5.69%	2.74%
Expenses after incentive fees	8.81%	5.80%	5.21%	2.20%	9.30%	6.35%
Total return before incentive fees (2)	7.56%	9.80%	-6.04%	-13.94%	3.26%	2.24%
Total return after incentive fees (2)	5.74%	7.98%	-6.04%	-13.94%	0.56%	-0.46%

Fin. - 38

The Frontier Fund

Notes to Financial Statements—(Continued)

	Long Only		Long/Short		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2007	$110.79	$115.04	$101.47	$107.19	$100.59	$104.42
Net operating results:
Interest income	1.76	1.82	1.51	1.62	1.45	1.52
Expenses	(3.54)	(1.71)	(8.62)	(6.60)	(3.48)	(1.96)
Net gain/(loss) on investments, net of minority interests	(0.67)	(0.94)	10.02	10.57	4.20	4.23
Net income	(2.45)	(0.83)	2.92	5.59	2.17	3.79
Net asset value, September 30, 2008	$108.34	$114.21	$104.39	$112.78	$102.76	$108.21

Ratios to average net assets (3)
Net investment gain/(loss)	-1.89%	0.11%	-8.76%	-5.75%	-2.53%	-0.52%
Expenses before incentive fees	3.77%	1.76%	6.63%	3.62%	4.33%	2.33%
Expenses after incentive fees	3.77%	1.76%	10.62%	7.62%	4.33%	2.33%
Total return before incentive fees (2)	-4.23%	-30.58%	2.99%	2.21%	-1.60%	-0.45%
Total return after incentive fees (2)	-4.23%	-30.58%	0.00%	-0.78%	-1.60%	-0.45%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

	Balanced				Winton
Nine Months Ended September 30, 2007	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2006	$106.66	$95.97	$114.24	$97.88	$105.65	$106.81
Net operating results:
Interest income	1.96	1.70	2.12	1.71	1.66	1.86
Expenses	(5.77)	(4.99)	(3.70)	(2.98)	(5.47)	(4.11)
Net gain/(loss) on investments, net of minority interests	(2.95)	(3.09)	(3.24)	(3.24)	7.79	8.79
Net income	(6.76)	(6.38)	(4.82)	(4.51)	3.98	6.54
Net asset value, September 30, 2007	$99.90	$89.59	$109.42	$93.37	$109.63	$113.35

Ratios to average net assets (3)
Net investment gain/(loss)	-4.87%	-4.87%	-1.87%	-1.87%	-6.19%	-3.26%
Expenses before incentive fees	4.03%	4.03%	1.03%	1.03%	5.31%	2.38%
Expenses after incentive fees	7.39%	7.39%	4.39%	4.39%	8.89%	5.96%
Total return before incentive fees (2)	-4.08%	-4.21%	-2.07%	-2.25%	14.33%	18.85%
Total return after incentive fees (2)	-6.60%	-6.73%	-4.59%	-4.76%	11.65%	16.17%

Fin. - 39

The Frontier Fund

Notes to Financial Statements—(Continued)

	Campbell/Graham/Tiverton		Currency		Winton/Graham
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2006	$96.27	$101.86	$101.16	$108.23	$84.70	$90.25
Net operating results:
Interest income	2.01	2.28	3.89	3.73	1.97	2.18
Expenses	(5.73)	(4.11)	(3.85)	(1.61)	(6.23)	(4.73)
Net gain/(loss) on investments, net of minority interests	0.39	0.53	2.28	2.87	12.14	13.19
Net income	(3.33)	(1.30)	2.32	4.99	7.88	10.64
Net asset value, September 30, 2007	$92.94	$100.56	$103.48	$113.22	$92.58	$100.89

Ratios to average net assets (3)
Net investment gain/(loss)	-5.30%	-2.31%	0.04%	3.03%	-6.55%	-3.54%
Expenses before incentive fees	5.89%	2.89%	5.29%	2.30%	6.81%	3.80%
Expenses after incentive fees	8.18%	5.19%	5.29%	2.30%	9.57%	6.57%
Total return before incentive fees (2)	-1.60%	2.82%	1.94%	2.00%	10.48%	14.36%
Total return after incentive fees (2)	-3.31%	1.11%	1.94%	2.00%	8.41%	12.29%

	Long Only Commodity		Long/Short Commodity		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, December 31, 2006	$95.45	$97.13	$100.42	$102.93	$96.75	$98.43
Net operating results:
Interest income	10.15	9.59	2.61	2.74	22.96	22.67
Expenses	(6.14)	(4.42)	(6.65)	(4.77)	(16.47)	(14.88)
Net gain/(loss) on investments, net of minority interests	3.52	4.07	3.59	3.89	(6.39)	(6.19)
Net income	7.53	9.24	(0.45)	1.86	0.10	1.60
Net asset value, September 30, 2007	$102.98	$106.37	$99.97	$104.79	$96.85	$100.03

Ratios to average net assets (3)
Net investment gain/(loss)	5.48%	7.48%	-5.69%	-2.72%	9.28%	11.28%
Expenses before incentive fees	8.40%	6.41%	6.84%	3.87%	23.55%	21.55%
Expenses after incentive fees	8.40%	6.41%	9.37%	6.40%	23.55%	21.55%
Total return before incentive fees (2)	8.13%	9.19%	1.24%	4.17%	1.34%	4.17%
Total return after incentive fees (2)	8.13%	9.19%	-0.65%	2.28%	1.34%	4.17%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

Fin. - 40

The Frontier Fund

Notes to Financial Statements—(Continued)

The following information presents the financial highlights of the Fund for the three months ended September 30, 2008 and 2007. This data has been derived from information presented in the financial statements.

	Balanced				Winton
Three Months Ended September 30, 2008	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2008	$115.47	$103.39	$129.43	$110.21	$127.68	$135.04
Net operating results:
Interest income	0.08	0.07	0.09	0.08	0.09	0.10
Expenses	(1.66)	(1.48)	(0.90)	(0.77)	(1.68)	(0.82)
Net gain/(loss) on investments, net of minority interests	(0.85)	(0.80)	(0.96)	(0.85)	(8.31)	(8.80)
Net income	(2.43)	(2.21)	(1.77)	(1.54)	(9.90)	(9.52)
Net asset value, September 30, 2008	$113.04	$101.18	$127.66	$108.67	$117.78	$125.52

Ratios to average net assets (3)
Net investment gain/(loss)	-5.52%	-5.52%	-2.52%	-2.52%	-5.22%	-2.21%
Expenses before incentive fees	4.15%	4.15%	1.15%	1.15%	5.14%	2.14%
Expenses after incentive fees	5.81%	5.81%	2.81%	2.81%	5.52%	2.52%
Total return before incentive fees (2)	-1.66%	-1.71%	-0.90%	-0.82%	-8.09%	-7.32%
Total return after incentive fees (2)	-2.08%	-2.13%	-1.31%	-1.24%	-8.19%	-7.42%

	Campbell/Graham/Tiverton		Currency		Winton/Graham
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2008	$100.37	$111.07	$103.92	$116.31	$111.88	$124.72
Net operating results:
Interest income	0.08	0.08	0.10	0.12	0.07	0.08
Expenses	(1.85)	(1.23)	(1.31)	(0.60)	(1.54)	(0.82)
Net gain/(loss) on investments, net of minority interests	(1.13)	(1.24)	(7.01)	(7.89)	(6.12)	(6.83)
Net income	(2.91)	(2.39)	(8.21)	(8.37)	(7.58)	(7.57)
Net asset value, September 30, 2008	$97.46	$108.68	$95.71	$107.94	$104.30	$117.15

Ratios to average net assets (3)
Net investment gain/(loss)	-7.19%	-4.19%	-4.66%	-1.66%	-5.45%	-2.46%
Expenses before incentive fees	6.76%	3.76%	5.06%	2.06%	5.79%	2.80%
Expenses after incentive fees	7.49%	4.49%	5.06%	2.06%	5.73%	2.74%
Total return before incentive fees (2)	-2.80%	-1.90%	-8.20%	-9.80%	-6.65%	-5.25%
Total return after incentive fees (2)	-2.99%	-2.09%	-8.20%	-9.80%	-6.63%	-5.24%

Fin. - 41

The Frontier Fund

Notes to Financial Statements—(Continued)

	Long Only		Long/Short		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2008	$143.47	$150.46	$112.56	$120.69	$110.12	$115.46
Net operating results:
Interest income	0.55	0.57	0.47	0.51	0.47	0.49
Expenses	(1.15)	(0.55)	(2.28)	(1.58)	(1.15)	(0.65)
Net gain/(loss) on investments, net of minority interests	(34.52)	(36.27)	(6.36)	(6.84)	(6.68)	(7.09)
Net income	(35.13)	(36.25)	(8.17)	(7.91)	(7.36)	(7.25)
Net asset value, September 30, 2008	$108.34	$114.21	$104.39	$112.78	$102.76	$108.21

Ratios to average net assets (3)
Net investment gain/(loss)	-1.93%	0.06%	-6.66%	-3.67%	-2.55%	-0.55%
Expenses before incentive fees	3.68%	1.69%	6.98%	3.98%	4.31%	2.31%
Expenses after incentive fees	3.68%	1.69%	8.41%	5.42%	4.31%	2.31%
Total return before incentive fees (2)	-27.99%	-28.06%	-7.13%	-5.91%	-5.89%	-7.00%
Total return after incentive fees (2)	-27.99%	-28.06%	-7.49%	-6.27%	-5.89%	-7.00%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

	Balanced				Winton
Three Months Ended September 30, 2007	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2007	$109.15	$98.01	$118.67	$101.38	$106.38	$109.17
Net operating results:
Interest income	0.66	0.59	0.72	0.62	0.71	0.73
Expenses	(1.93)	(1.73)	(1.28)	(1.09)	(2.24)	(1.51)
Net gain/(loss) on investments, net of minority interests	(7.98)	(7.28)	(8.69)	(7.54)	4.78	4.96
Net income	(9.25)	(8.42)	(9.25)	(8.01)	3.25	4.18
Net asset value, September 30, 2007	$99.90	$89.59	$109.42	$93.37	$109.63	$113.35

Ratios to average net assets (3)
Net investment gain/(loss)	-4.99%	-4.99%	-2.02%	-2.02%	-5.77%	-2.84%
Expenses before incentive fees	4.17%	4.17%	1.20%	1.20%	5.36%	2.42%
Expenses after incentive fees	7.59%	7.59%	4.62%	4.62%	8.45%	5.52%
Total return before incentive fees (2)	-8.45%	-8.12%	-7.60%	-7.69%	4.79%	4.57%
Total return after incentive fees (2)	-9.31%	-8.99%	-8.46%	-8.55%	4.01%	3.79%

Fin. - 42

The Frontier Fund

Notes to Financial Statements—(Continued)

	Campbell/Graham/Tiverton		Currency			Winton/Graham
	Class 1	Class 2	Class 1		Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2007	$104.09	$111.78	$105.29		$114.35	$95.45	$103.23
Net operating results:
Interest income	0.65	0.70	1.14		1.24	0.61	0.66
Expenses	(1.36)	(0.69)	(1.26)		(0.53)	(1.28)	(0.64)
Net gain/(loss) on investments, net of minority interests	(10.44)	(11.23)	(1.69)		(1.84)	(2.20)	(2.36)
Net income	(11.15)	(11.22)	(1.81	) #	(1.13)	(2.87)	(2.34)
Net asset value, September 30, 2007	$92.94	$100.56	$103.48		$113.22	$92.58	$100.89

Ratios to average net assets (3)
Net investment gain/(loss)	-2.95%	0.02%	-0.46%		2.50%	-2.89%	0.08%
Expenses before incentive fees	5.74%	2.77%	4.81%		1.85%	5.29%	2.32%
Expenses after incentive fees	5.63%	2.66%	4.81%		1.85%	5.52%	2.55%
Total return before incentive fees (2)	-11.44%	-10.81%	-1.70%		-1.04%	-2.97%	-2.28%
Total return after incentive fees (2)	-11.42%	-10.79%	-1.70%		-1.04%	-3.02%	-2.34%

	Long Only Commodity		Long/Short Commodity			Managed Futures Index
	Class 1	Class 2	Class 1		Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, June 30, 2007	$97.28	$99.99	$99.98		$104.02	$97.39	$100.08
Net operating results:
Interest income	1.98	2.04	0.88		0.92	0.68	0.70
Expenses	(1.45)	(0.99)	(2.63)		(1.99)	(1.10)	(0.63)
Net gain/(loss) on investments, net of minority interests	5.17	5.33	1.74		1.84	(0.12)	(0.12)
Net income	5.70	6.38	(0.01)		0.77	(0.54)	(0.05)
Net asset value, September 30, 2007	$102.98	$106.37	$99.97		$104.79	$96.85	$100.03

Ratios to average net assets (3)
Net investment gain/(loss)	2.14%	4.12%	-7.07%		-4.13%	-1.70%	0.28%
Expenses before incentive fees	5.89%	3.91%	6.63%		3.69%	4.49%	2.51%
Expenses after incentive fees	5.89%	3.91%	10.60%		7.67%	4.49%	2.51%
Total return before incentive fees (2)	5.78%	6.35%	1.05%		2.06%	-0.26%	-0.02%
Total return after incentive fees (2)	5.78%	6.35%	0.05%		1.06%	-0.26%	-0.02%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner’s total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized

8. Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. Each Trading Company trades in futures, forward and Swaps and is therefore a party to financial instruments with elements of off-balance sheet market

Fin. - 43

The Frontier Fund

Notes to Financial Statements—(Continued)

and credit risk. In entering into these contracts there exists a market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions held by a Trading Company in respect of any Series at the same time, and if the Trading Advisor(s) of such Trading Company are unable to offset such futures interests positions, such Trading Company could lose all of its assets and the holders of Units of such Series would realize a 100% loss. The Managing Owner seeks to minimize market risk through real-time monitoring of open positions and the level of diversification of each Trading Advisor’s portfolio. It is anticipated that any Trading Advisor’s margin-to-equity ratio will typically not exceed approximately 30% although the actual ratio could be higher or lower from time to time.

In addition to market risk, trading futures, and forward contracts and Swaps entails credit risk in that a counterparty will not be able to meet its obligations to a Trading Company. The counterparty for futures contracts traded in the U.S. and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions. Some non-U.S. exchanges, in contrast to U.S. exchanges are principals’ markets in which performance is the responsibility only of the individual counterparty with whom the Trading Company has entered into the transaction with and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

In the case of forward contracts traded on the interbank market and Swaps, neither is traded on an exchange. The counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. The Managing Owner expects the Trading Advisors to trade only with those counterparties which it believes to be creditworthy. All positions of each Trading Company are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to any Trading Company.

To manage the counterparty credit risk associated with all cash management and trading counterparties with whom the Trust does business, the Managing Owner follows a procedure in selecting well-established financial institutions which the Managing Owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established. The procedure includes due diligence review of documentation on all new and existing financial institution counterparties prior to initiation of relationship, and quarterly ongoing review during the relationship, to ensure that counterparties meet the Managing Owner’s minimum credit requirements, the counterparty average rating being no less than an investment grade rating as defined by the rating agencies. See Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Off-Balance Sheet Risk.

9. Subsequent Events

In October 2008, the Trust sold approximately $149.7 million of its investment holdings in U.S. Treasuries and subsequently put approximately $272.0 million in structured time deposits with U.S. Bank National Association. The Trust believes this new instrument will provide greater interest income to the Series and will reduce the volatility created by the requirement to perform daily mark-to-market adjustments associated with Treasuries. The time deposits earn a guaranteed fixed interest rate and will mature six months from the deposit date and be subject to automatic six-month rollovers through October 2013. Unscheduled withdrawals will be subject to certain penalties and other costs up to 1.0% of the amount deposited if withdrawn within the first six months from the deposit date. The withdrawal fee is set at 0.225% for the period from six months to one year subsequent to the deposit date and decreases by .05% increments for each year thereafter through the maturity date. Any withdrawal shall be confirmed at least two business days prior to the withdrawal date.

Fin. - 44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders

The Frontier Fund

We have audited the accompanying statements of financial condition, including the condensed schedule of investments, of Balanced Series, Winton Series (formerly Beach Series), Currency Series, Dunn Series, Campbell/Graham Series, Graham Series, Long Only Commodity Series, Long/Short Commodity Series and the Managed Futures Index Series of The Frontier Fund (collectively, the “Trust”) as of December 31, 2007 and 2006, and the related statements of operations and changes in owners’ capital for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Balanced Series, Winton Series (formerly Beach Series), Currency Series, Dunn Series, Campbell/Graham Series, Graham Series, Long Only Commodity Series, Long/Short Commodity Series and the Managed Futures Index Series of The Frontier Fund as of December 31, 2007 and 2006, and the results of their operations and changes in owners’ capital for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting procedures.

We were not engaged to examine management’s assertion about the effectiveness of the Trust’s internal control over financial reporting as of December 31, 2007 included in the accompanying Report on Management’s Assessment of Internal Control over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

March 17, 2008

Fin. - 45

The Frontier Fund

Statements of Financial Condition

December 31, 2007 and December 31, 2006

	Balanced Series		Winton Series (1)		Campbell/Graham Series
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2007	12/31/2006
ASSETS
Cash and cash equivalents	$176,009,417	$85,018,542	$41,692,931	$538,923	$35,416,683	$11,941,234
Short-term investments	—	86,826,629	—	—	—	21,115,260
Cash held at futures commodity merchants	52,225,010	37,877,153	—	—	12,761,730	13,938,010
Open trade equity	1,941	11,391,371	—	—	—	1,576,367
Swap/option contracts	47,241,455	34,603,385	—	—	—	—
Investments in unconsolidated trading companies	4,238,348	—	4,637,121	355,763	18,353,523	50,785,796
Inter-series receivables	4,535,784	65,035,889	—	—	—	—
Prepaid service fees—Class 1	357,855	1,316,314	278,573	—	164,924	283,158
Receivable from related parties	18,836	1,170,502	105,754	34	—	6,539
Other assets	238,781	120,468	64,709	1,342	69,613	179,558

Total Assets	284,867,427	$323,360,253	$46,779,088	$896,062	$66,766,473	$99,825,922

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Inter-series payables	$—	$—	$—	$—	$—	$26,972,529
Open trade deficit	—	—	—	—	96,655	—
Liability to unconsolidated trading company	—	78,056	—	—	—	—
Pending owner additions	228,977	987,713	214,912	162,500	156,300	485,675
Owner redemptions payable	278,974	754,023	9,759	—	19,506	65,762
Incentive fees payable to Managing Owner	1,487,150	—	327,608	1,687	—	23,954
Management fees payable to Managing Owner	122,882	96,056	64,860	619	116,741	115,910
Interest fees payable to Managing Owner	375,955	324,385	66,029	775	92,401	116,626
Trading fees payable to Managing Owner	158,231	100,164	16,215	155	29,681	33,018
Trailing service fees payable to Managing Owner	398,386	225,872	10,242	175	98,746	44,899
Payables to related parties	354,403	—	8,179	82,260	1,305	100,959
Other liabilities	252,579	53,819	22,123	246	28,680	158,732

Total Liabilities	3,657,537	2,620,088	739,927	248,417	640,015	28,118,064

MINORITY INTERESTS	23,625,044	42,733,193	—	—	4,775,554	15,514,377
OWNERS’ CAPITAL
Managing Owner Units—Class 1	182	192	1,138	1,057	—	—
Managing Owner Units—Class 2	2,918,791	760,413	235,392	228,782	244,457	2,105,062
Limited Owner Units—Class 1	210,379,066	228,763,573	35,663,122	355,867	55,530,902	48,843,314
Limited Owner Units—Class 2	44,286,807	48,482,794	10,139,509	61,939	5,575,545	5,245,105

Total Owners’ Capital	257,584,846	278,006,972	46,039,161	647,645	61,350,904	56,193,481

Total Liabilities, Minority Interests and Owners’ Capital	$284,867,427	$323,360,253	$46,779,088	$896,062	$66,766,473	$99,825,922

Units Outstanding
Class 1	2,018,003	2,105,455	313,310	3,378	604,239	507,344
Class 1a	62,032	43,802	N/A	N/A	N/A	N/A
Class 2	410,311	425,239	87,473	2,722	58,085	72,160
Class 2a	13,110	6,761	N/A	N/A	N/A	N/A
Net Asset Value per Unit
Class 1	$101.46	$106.66	$113.83	$105.65	$91.90	$96.27
Class 1a	$90.90	$95.97	N/A	N/A	N/A	N/A
Class 2	$112.00	$114.24	$118.61	$106.81	$100.20	$101.86
Class 2a	$95.47	$97.88	N/A	N/A	N/A	N/A

(1)	The Beach Series was renamed the Winton Series in May, 2006. (See Note 1)

The accompanying notes are an integral part of these statements.

Fin. - 46

The Frontier Fund

Statements of Financial Condition

December 31, 2007 and December 31, 2006

	Currency Series		Dunn Series (1)		Graham Series
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2007	12/31/2006
ASSETS
Cash and cash equivalents	$12,715,131	$5,193,474	$—	$192,143	$3,077,061	$4,346,300
Short-term investments	—	10,001,777	—	332,290	—	8,875,068
Cash held at futures commodity merchants	1,539,788	1,495,953	—	—	—	—
Open trade equity	34,703	41,615	—	—	—	—
Swap contracts	822,068	1,474,958	—	—	—	—
Investments in unconsolidated trading companies	—	—	—	—	4,775,554	7,226,062
Prepaid service fees—Class 1	33,387	39,059	—	—	12,215	13,971
Receivable from related parties	86,190	850	—	19	70,739	937
Other assets	933	—	—	226	19,655	31,060

Total Assets	$15,232,200	$18,247,686	$—	$524,678	$7,955,224	$20,493,398

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Liability to unconsolidated trading company	$—	$—	$—	$120,051	$—	$—
Inter-series payables	4,535,784	10,697,187	—	—	—	12,012,370
Pending owner additions	15,612	54,500	—	—	18,400	—
Owner redemptions payable	30,627	—	—	75,653	—	6,473
Incentive fees payable to Managing Owner	—	—	—	—	1,063	—
Management fees payable to Managing Owner	10,354	13,338	—	—	15,307	54,921
Interest fees payable to Managing Owner	22,752	29,692	—	353	11,584	34,187
Trading fees payable to Managing Owner	8,354	10,388	—	121	3,062	10,984
Trailing service fees payable to Managing Owner	9,645	1,043	—	311	10,180	8,832
Payables to related parties	1,652	50,899	—	174,901	902	324,799
Other liabilities	5,414	4,012	—	1,354	25,743	—

Total Liabilities	4,640,194	10,861,059	—	372,744	86,241	12,452,566

OWNERS’ CAPITAL
Managing Owner Units—Class 2	513,938	16,689	—	823	44,700	389,915
Limited Owner Units—Class 1	9,791,812	6,891,891	—	123,164	6,060,207	5,991,337
Limited Owner Units—Class 2	286,256	478,047	—	27,947	1,764,076	1,659,580

Total Owners’ Capital	10,592,006	7,386,627	—	151,934	7,868,983	8,040,832

Total Liabilities and Owners’ Capital	$15,232,200	$18,247,686	$—	$524,678	$7,955,224	$20,493,398

Units Outstanding
Class 1	97,273	68,126	—	1,601	63,767	70,733
Class 2	7,209	4,571	—	350	17,331	22,709
Net Asset Value per Unit
Class 1	$100.66	$101.16	N/A	$76.91	$95.04	$84.70
Class 2	$111.00	$108.23	N/A	$82.27	$104.37	$90.25

(1)	All remaining Dunn Series investors were redeemed on October 15, 2007

The accompanying notes are an integral part of these statements.

Fin. - 47

The Frontier Fund

Statements of Financial Condition

December 31, 2007 and December 31, 2006

	Long Only Commodity Series		Long/Short Commodity Series		Managed Futures Index Series
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2007	12/31/2006
ASSETS
Cash and cash equivalents	$4,275,935	$3,587,676	$28,837,629	$6,411,775	$332,995	$2,753,004
Short-term investments	—	5,563,361	—	10,792,589	—	5,504,248
Cash held at futures commodity merchants	—	—	21,539,642	4,485,621	—	1,729,868
Open trade equity	—	—	—	280,503	—	428,995
Swap contracts	768,028	806,473	—		—
Investments in unconsolidated trading companies	—	—	—	—	634,400	—
Prepaid service fees—Class 1	5,101	50,792	150,263	213,218	1,742	5,074
Receivable from related parties	—	2,228	91,720	9,767	—	65
Other assets	2,917	1,880	—	41,143	2,110	3,723

Total Assets	$5,051,981	$10,012,410	$50,619,254	$22,234,616	$971,247	$10,424,977

LIABILITIES & OWNERS’ CAPITAL
LIABILITIES
Inter-series payables	$—	$5,522,034	$—	$—	$—	$9,831,769
Open trade deficit	—	—	11,151,267	—	—	—
Pending owner additions	—	4,604	49,444	—	10,000	—
Owner redemptions payable	5,192	15,000	26,075	988	—	—
Incentive fees payable to Managing Owner	—	—	214,878	—	—	—
Management fees payable to Managing Owner	5,441	10,389	102,236	59,278	1,261	17,252
Interest fees payable to Managing Owner	3,016	7,622	21,286	16,931	622	7,781
Trading fees payable to Managing Owner	2,175	4,162	15,692	8,468	315	4,313
Trailing service fees payable to Managing Owner	5,968	79	37,752	3,041	680	114
Payables to related parties	121	9,732	2,986	47,889	36	11,019
Other liabilities	—	1,923	7,654	—	884	—

Total Liabilities	21,913	5,575,545	11,629,270	136,595	13,798	9,872,248

MINORITY INTERESTS	—	—	4,238,348	(78,056)	—	—
OWNERS’ CAPITAL
Managing Owner Units—Class 2	170,094	47,632	374,050	249,285	294,572	50,141
Limited Owner Units—Class 1	4,730,889	4,321,464	31,092,746	19,478,595	621,740	500,070
Limited Owner Units—Class 2	129,085	67,769	3,284,840	2,448,197	41,137	2,518

Total Owners’ Capital	5,030,068	4,436,865	34,751,636	22,176,077	957,449	552,729

Total Liabilities, Minority Interests and Owners’ Capital	$5,051,981	$10,012,410	$50,619,254	$22,234,616	$971,247	$10,424,977

Units Outstanding
Class 1	42,701	45,276	306,425	193,966	6,181	5,169
Class 2	2,601	1,188	34,136	26,206	3,215	535
Net Asset Value per Unit
Class 1	$110.79	$95.45	$101.47	$100.42	$100.59	$96.75
Class 2	$115.04	$97.13	$107.19	$102.93	$104.42	$98.43

The accompanying notes are an integral part of these statements.

Fin. - 48

The Frontier Fund

Condensed Schedule of Investments

December 31, 2007

	Balanced Series		Currency Series		Campbell/Graham Series		Long/Short Commodity Series			Long Only Commodity Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value		% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(1,365,548)	-0.53%	$—	0.00%	$(46,995)	-0.08%	$78,655		0.23%	$—	0.00%
Various currency futures contracts (US)	(23,181)	-0.01%	—	0.00%	5,213	0.01%	(29,520)		-0.08%	—	0.00%
Various currency futures contracts (Canada)	16,808	0.01%		0.00%	—	0.00%	—		0.00%		0.00%
Various currency futures contracts (Europe)	87,760	0.03%	—	0.00%	(8,656)	-0.01%	—		0.00%	—	0.00%
Various currency futures contracts (Far East)	24,523	0.01%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various energy futures contracts (US)	1,056,350	0.41%	—	0.00%	23,239	0.04%	2,390,287		6.88%	—	0.00%
Various interest rates futures contracts (US)	19,323	0.01%	—	0.00%	1,922	0.00%	52,718		0.15%	—	0.00%
Various interest rates futures contracts (Canada)	(8,845)	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various interest rates futures contracts (Europe)	123,859	0.05%	—	0.00%	4,554	0.01%	—		0.00%	—	0.00%
Various interest rates futures contracts (Far East)	13,569	0.01%	—	0.00%	39,259	0.06%	—		0.00%	—	0.00%
Various precious metals futures contracts (US)	610,450	0.24%	—	0.00%	440	0.00%	68,860		0.20%	—	0.00%
Various soft futures contracts (US)	2,125,453	0.83%	—	0.00%	(1,859)	0.00%	2,321,450		6.68%	—	0.00%
Various soft futures contracts (Europe)	(2,648)	0.00%	—	0.00%	(3,802)	-0.01%	—		0.00%	—	0.00%
Various soft futures contracts (Canada)	2,547	0.00%	—	0.00%		0.00%	—		0.00%		0.00%
Various stock index futures contracts (US)	35,587	0.01%	—	0.00%	(2,020)	0.00%	(61,188)		-0.18%	—	0.00%
Various stock index futures contracts (Canada)	105,241	0.04%	—	0.00%		0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (Europe)	627,236	0.24%	—	0.00%	(6,130)	-0.01%	—		0.00%	—	0.00%
Various stock index futures contracts (Far East)	808	0.00%	—	0.00%	(988)	0.00%	—		0.00%	—	0.00%

Total Long Futures Contracts	3,449,292	1.35%	—	0.00%	4,177	0.01%	4,821,262		13.88%	—	0.00%

LONG CURRENCY FORWARDS	(2,100,578)	-0.82%	120	0.00%	107,869	0.18%	—		0.00%	—	0.00%

LONG SWAPS / OPTIONS	47,241,455	18.34%	822,068	7.76%	—	0.00%	—		0.00%	768,028	15.27%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	761,622	0.30%	—	0.00%	95,072	0.15%	(2,648,030)		-7.62%	—	0.00%
Various currency futures contracts (US)	(1,054,649)	-0.41%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various currency futures contracts (Europe)	50,981	0.02%		0.00%	(3,312)	-0.01%	—		0.00%	—	0.00%
Various currency futures contracts (Far East)	(12,008)			0.00%	—	0.00%	—		0.00%		0.00%
Various energy futures contracts (US)	(373,088)	-0.14%		0.00%	(28,300)	-0.05%	(7,884,832)		-22.69%	—	0.00%
Various interest rates futures contracts (US)	(2,109)	0.00%	—	0.00%	(6,547)	-0.01%	4,219		0.01%	—	0.00%
Various interest rates futures contracts (Canada)	(35,042)	-0.01%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various interest rates futures contracts (Europe)	395,456	0.15%	—	0.00%	(9,568)	-0.02%	—		0.00%	—	0.00%
Various interest rates futures contracts (Far East)	110,505	0.04%	—	0.00%	(1,029)	0.00%	—		0.00%	—	0.00%
Various precious metals futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various soft futures contracts (US)	(406,176)	-0.16%	—	0.00%	—	0.00%	(5,344,761)		-15.38%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (US)	(774,960)	-0.30%	—	0.00%	7,815	0.01%	(99,125)		-0.29%	—	0.00%
Various stock index futures contracts (Europe)	(3,046)	0.00%	—	0.00%	—	0.00%	—		0.00%	—	0.00%
Various stock index futures contracts (Far East)	40,782	0.02%	—	0.00%	—	0.00%	—		0.00%	—	0.00%

Total Short Futures Contracts	(1,301,732)	-0.49%	—	0.00%	54,131	0.07%	(15,972,529)		-45.97%	0	0.00%

SHORT CURRENCY FORWARDS	45,041	-0.02%	34,583	0.33%	(262,832)	-0.43%	—		0.00%	—	0.00%

Total Open Trade Equity	$47,243,396 (1)	18.38%	$856,771	8.09%	$(96,655)	-0.17%	$(11,151,267	)(1)	-32.09%	768,028	15.27%

(1)	The Long/Short Commodity Series consolidates the assets of Frontier Trading Company VII which includes the open trade equity of two traders whose trading results are primarily allocated to the Balanced Series. The combined open trade deficit of these two traders is ($11,521,659). This deficit is reflected as a component of Investment in unconsolidated trading companies for the Balanced Series.

Fin. - 49

The Frontier Fund

Condensed Schedule of Investments

December 31, 2006

	Balanced Series		Campbell/Graham Series		Currency Series		Long Only Commodity Series		Long/Short Commodity Series		Managed Futures Index Series
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(315,906)	-0.11%	$—	0.00%	$—	0.00%	$—	0.00%	$(32,200)	-0.15%	$—	0.00%
Various base metals futures contracts (Europe)	900,149	0.32%	(36,938)	-0.07%	—	0.00%	—	0.00%	—	0.00%	172,913	31.28%
Various currency futures contracts (US)	(1,004,714)	-0.36%	—	0.00%	—	0.00%	—	0.00%	(98,319)	-0.44%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	(25,784)	-0.01%	—	0.00%	—	0.00%	—	0.00%	285,382	1.29%	—	0.00%
Various energy futures contracts (Europe)	(35,845)	-0.01%	—	0.00%	—	0.00%	—	0.00%	(20,692)	-0.09%	—	0.00%
Various interest rates futures contracts (US)	(733,040)	-0.26%	(663,199)	-1.18%	—	0.00%	—	0.00%	(7,438)	-0.03%	—	0.00%
Various interest rates futures contracts (Canada)	(15,700)	-0.01%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	(483,319)	-0.17%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	(24,257)	-0.01%	(109,292)	-0.19%	—	0.00%	—	0.00%	—	0.00%	26,512	4.80%
Various precious metals futures contracts (US)	(896,381)	-0.32%	(3,810)	-0.01%	—	0.00%	—	0.00%	(33,680)	-0.15%	1,720	0.31%
Various soft futures contracts (US)	637,564	0.23%	17,215	0.03%	—	0.00%	—	0.00%	283,910	1.28%	28,408	5.14%
Various soft futures contracts (Europe)	5,267	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(109,905)	-0.04%	(151,126)	-0.27%	—	0.00%	—	0.00%	1,539	0.01%	(2,700)	-0.49%
Various stock index futures contracts (Canada)	25,177	0.01%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	895,256	0.32%	271,303	0.48%	—	0.00%	—	0.00%	—	0.00%	5,420	0.98%
Various stock index futures contracts (Far East)	1,244,428	0.45%	337,523	0.60%	—	0.00%	—	0.00%	—	0.00%	46,217	8.36%

Total Long Futures Contracts	62,990	0.02%	(338,324)	-0.60%	—	0.00%	—	0.00%	378,502	1.71%	278,490	50.38%

LONG CURRENCY FORWARDS	2,711,184	0.98%	1,245,757	2.22%	35,152	0.48%	—	0.00%	—	0.00%	79,612	14.40%

LONG SWAPS	—	0.00%	—	0.00%	6,463	0.09%	(605,943)	-13.66%	—	0.00%	—	0.00%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	1,286,062	0.46%	—	0.00%	—	0.00%	—	0.00%	31,875	0.14%	2,450	0.44%
Various base metals futures contracts (Europe)	(467,572)	-0.17%	(5,419)	-0.01%	—	0.00%	—	0.00%	—	0.00%	(154,474)	-27.95%
Various currency futures contracts (US)	1,030,911	0.37%	(104,580)	-0.19%	—	0.00%	—	0.00%	11,460	0.05%	313	0.06%
Various energy futures contracts (US)	774,035	0.28%	109,801	0.20%	—	0.00%	—	0.00%	(90,341)	-0.41%	24,629	4.46%
Various energy futures contracts (Europe)	94,725	0.03%	3,830	0.01%	—	0.00%	—	0.00%	116,533	0.53%	—	0.00%
Various interest rates futures contracts (US)	1,641,151	0.59%	39,306	0.07%	—	0.00%	—	0.00%	53,781	0.24%	5,375	0.97%
Various interest rates futures contracts (Canada)	206,630	0.07%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	3,465,274	1.25%	682,466	1.21%	—	0.00%	—	0.00%	—	0.00%	166,794	30.18%
Various interest rates futures contracts (Far East)	407,369	0.15%	4,256	0.01%	—	0.00%	—	0.00%	—	0.00%	33,737	6.10%
Various precious metals futures contracts (US)	275,610	0.10%	—	0.00%	—	0.00%	—	0.00%	5,160	0.02%	—	0.00%
Various soft futures contracts (US)	(291,034)	-0.10%	(46,126)	-0.08%	—	0.00%	—	0.00%	(226,467)	-1.02%	(4,920)	-0.89%
Various soft futures contracts (Europe)	38,190	0.01%	(14,600)	-0.03%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	189,289	0.07%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	(3,010)	-0.54%
Various stock index futures contracts (Europe)	(17,614)	-0.01%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	(15,829)	-0.01%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	8,617,197	3.10%	668,934	1.19%	—	0.00%	—	0.00%	(97,999)	-0.44%	70,894	12.83%

Total Open Trade Equity (Deficit)	$11,391,371	4.10%	$1,576,367	2.81%	$41,615	0.56%	(605,943)	-13.66%	$280,503	1.26%	$428,996	77.61%

Fin. - 50

The Frontier Fund

Statements of Operations

For the Years Ended December 31, 2007, 2006 and 2005

	Balanced Series (1)			Winton Series (2)
	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005
Investment Income:
Interest—net	$6,823,418	$4,254,855	$1,010,834	$563,371	$36,215	$16,877

Total Income	6,823,418	4,254,855	1,010,834	563,371	36,215	16,877

Expenses:
Incentive Fees	9,634,890	3,470,255	3,997,498	687,066	71,573	60,246
Management Fees	1,463,113	802,912	413,523	445,408	13,628	25,932
Service Fees—Class 1	6,903,826	5,329,865	1,834,871	475,010	18,222	36,835
Trading Fees	1,653,104	833,258	413,670	111,329	3,413	6,481

Total Expenses	19,654,933	10,436,290	6,659,562	1,718,813	106,836	129,494

Investment gain/(loss)—net	(12,831,515)	(6,181,435)	(5,648,728)	(1,155,442)	(70,621)	(112,617)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	18,024,499	7,996,421	7,979,535	—	—	—
Net realized gain/(loss) on option / swap contracts	1,674,698	—	—	—	—	—
Net change in open trade equity	(5,946,236)	5,195,082	6,537,199	—	—	—
Net unrealized gain/(loss) on option / swap contracts	(4,294,443)	1,603,390	—	—	—	—
Trading commissions	(2,989,829)	(1,407,917)	(1,097,696)	—	—	—
Net change in inter-series receivables	632,098	996,839	—	—	—	—
Net change in inter-series payables	—	—	—	—	—	—
Equity in earnings/(loss) from trading company	(2,311,769)	(44,543)	(795)	4,995,445	400,995	365,856

Net gain/(loss) on investments	4,789,018	14,339,272	13,418,243	4,995,445	400,995	365,856

Minority interests	(5,141,096)	(3,662,154)	(724,988)	—	—	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(13,183,593)	$4,495,683	$7,044,527	$3,840,003	$330,374	$253,239

NET INCOME/(LOSS) PER UNIT
Class 1	$(5.20)	$2.08	$(1.45)	$8.18	$5.65	$5.92
Class 1a	$(5.07)	$(4.03)	N/A	N/A	N/A	N/A
Class 2	$(2.24)	$5.51	$1.88	$11.80	$6.81	$9.43
Class 2a	$(2.41)	$(2.12)	N/A	N/A	N/A	N/A

(1)	The Balanced Series 1a and 2a of the Trust commenced trading operations on May 1, 2006.
(2)	The Beach Series was renamed the Winton Series in May, 2006. (See Note 1.)

The accompanying notes are an integral part of these statements.

Fin. - 51

The Frontier Fund

Statements of Operations

For the Years Ended December 31, 2007, 2006 and 2005

	Campbell/Graham Series (1)			Currency Series
	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005
Investment Income:
Interest—net	$1,614,470	$1,263,221	$126,602	$435,431	$418,503	$3,370

Total Income	1,614,470	1,263,221	126,602	435,431	418,503	3,370

Expenses:
Incentive Fees	1,025,208	319,952	210,651	—	19,672	—
Management Fees	1,351,587	1,159,057	228,694	106,645	134,963	7,049
Service Fees—Class 1	1,592,284	1,102,685	245,963	256,106	121,492	2,161
Trading Fees	377,049	245,176	45,739	95,794	80,183	1,459

Total Expenses	4,346,128	2,826,870	731,047	458,545	356,310	10,669

Investment gain/(loss)—net	(2,731,658)	(1,563,649)	(604,445)	(23,114)	62,193	(7,299)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	1,718,484	127,728	467,176	(8,104)	27,040	(310)
Net realized gain/(loss) on option / swap contracts	—	—	—	135,100	900,226	—
Net change in open trade equity	(341,386)	504,120	(1,373,930)	(28,482)	14,008	(1,164)
Trading commissions	(42,272)	(111,438)	(17,946)	—	—	—
Net change in inter-series payables	325,800	(572,529)	—	(188,597)	(697,187)	—
Equity in earnings/(loss) from trading company	69,672	3,279,772	1,570,356	—	—	(3,701)

Net gain/(loss) on investments	1,730,298	3,227,653	645,656	(90,083)	244,087	(5,175)

Minority interests	(1,334,826)	(520,410)	363,365	—	(22,289)	795

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(2,336,186)	$1,143,594	$404,576	$(113,197)	$283,991	$(11,679)

NET INCOME/(LOSS) PER UNIT
Class 1	$(4.37)	$1.97	$(5.70)	$(0.50)	$3.50	$(5.01)
Class 2	$(1.66)	$5.03	$(3.17)	$2.77	$6.81	$(2.05)

(1)	The Campbell/Graham Series of the Trust commenced trading operations on February 11, 2005.

The accompanying notes are an integral part of these statements.

Fin. - 52

The Frontier Fund

Statements of Operations

For the Years Ended December 31, 2007, 2006 and 2005

	Dunn Series (1)			Graham Series
	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005
Investment Income:
Interest—net	$1,966	$6,810	$20,588	$206,887	$422,496	$85,327

Total Income	1,966	6,810	20,588	206,887	422,496	85,327

Expenses:
Incentive Fees	—	—	—	170,704	—	—
Management Fees	—	—	—	216,609	414,945	215,540
Service Fees—Class 1	2,148	4,514	4,892	163,270	175,339	122,139
Trading Fees	514	1,481	9,280	42,979	83,423	43,121

Total Expenses	2,662	5,995	14,172	593,562	673,707	380,800

Investment gain/(loss)—net	(696)	815	6,416	(386,675)	(251,211)	(295,473)

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	—	—	—	—	—	(1,234,755)
Net change in open trade equity	—	—	—	—	—	1,499,174
Trading commissions	—	—	—	—	—	(56,465)
Net change in inter-series payables	—	—	—	(76,140)	(12,370)	—
Equity in earnings/(loss) from trading company	(33,796)	(18,613)	(389,573)	1,334,826	520,410	(363,365)

Net gain/(loss) on investments	(33,796)	(18,613)	(389,573)	1,258,686	508,040	(155,411)

Minority interests	—	—	—	—	—	(817,950)

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$(34,492)	$(17,798)	$(383,157)	$872,011	$256,829	$(1,268,834)

NET INCOME/(LOSS) PER UNIT
Class 1	$(24.22)	$(9.92)	$(18.13)	$10.34	$1.80	$(20.67)
Class 2	$(24.56)	$(7.88)	$(15.62)	$14.12	$4.52	$(18.19)

(1)	All remaining Dunn Series investors were redeemed on October 15, 2007

The accompanying notes are an integral part of these statements.

Fin. - 53

The Frontier Fund

Statements of Operations

For the Years Ended December 31, 2007 and 2006

	Long Only Commodity Series (1)		Long/Short Commodity Series (1)		Managed Futures Index Series (1)
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Investment Income:
Interest—net	$509,099	$231,248	$1,051,098	$883,143	$165,165	$285,909

Total Income	509,099	231,248	1,051,098	883,143	165,165	285,909

Expenses:
Incentive Fees	—	—	728,853	263,124	—	—
Management Fees	171,913	76,017	1,027,170	724,741	87,109	140,606
Service Fees—Class 1	88,731	27,656	800,073	299,596	11,883	3,692
Trading Fees	68,726	30,577	140,750	110,800	21,638	35,292

Total Expenses	329,370	134,250	2,696,846	1,398,261	120,630	179,590

Investment gain/(loss)—net	179,729	96,998	(1,645,748)	(515,118)	44,535	106,319

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	—	—	15,057,205	618,199	(353,098)	(681,466)
Net realized gain/(loss) on option / swap contracts	1,729,289	(643,705)	—	—	—	—
Net change in open trade equity	—	—	(14,220,168)	398,400	(224,977)	429,002
Trading commissions	—	—	(1,070,911)	(194,308)	(22,129)	(34,148)
Net change in inter-series payables	(1,184,019)	227,966	—	(110,951)	490,858	168,232
Equity in earnings/(loss) from unconsolidated trading company	—	—	—	—	109,775	—

Net gain/(loss) on investments	545,270	(415,739)	(233,874)	711,340	429	(118,380)

Minority interests	—	—	2,311,769	66,832	—	—

NET INCREASE/(DECREASE) IN OWNERS’ CAPITAL RESULTING FROM OPERATIONS	$724,999	$(318,741)	$432,147	$263,054	$44,964	$(12,061)

NET INCOME/)LOSS) PER UNIT
Class 1	$15.34	$(4.55)	$1.05	$0.42	$3.84	$(3.25)
Class 2	$17.91	$(2.87)	$4.26	$2.93	$5.99	$(1.57)

(1)	The Long Only Commodity Series, Long/Short Commodity Series and the Managed Future Index Series of the Trust commenced trading operations February 24, 2006.

The accompanying notes are an integral part of these statements.

Fin. - 54

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2007, 2006 and 2005

	Balanced Series (1)
	Class 1		Class 1a		Class 2		Class 2a
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2005	$—	$11,772,262	$—	$—	$16,902,820	$3,982,103	$—	$—
Sale of Units	—	100,673,862	—	—	—	18,337,828	—	—
Redemption of Units	—	(3,339,477)	—	—	(17,195,006)	(2,212,691)	—	—
Net increase in Owners’ Capital resulting from operations	—	5,634,669	—	—	293,273	1,116,585	—	—

Owners’ Capital, December 31, 2005	—	114,741,316	—	—	1,087	21,223,825	—	—

Sale of Units	—	122,409,181	200	4,133,343	1,700,000	27,713,245	50,000	596,000
Redemption of Units	—	(15,376,421)	—	—	(1,000,000)	(2,680,487)	—	—
Net (decrease) in Owners’ Capital resulting from operations	—	2,785,824	(8)	70,330	10,384	1,613,347	(1,058)	16,864

Owners’ Capital, December 31, 2006	—	224,559,900	192	4,203,673	711,471	47,869,930	48,942	612,864

Sale of Units	—	45,063,047	—	2,453,374	2,200,000	10,161,842	30,000	769,760
Redemption of Units	—	(53,164,207)	—	(758,846)	—	(13,809,185)	—	(184,318)
Net (decrease) in Owners’ Capital resulting from operations	—	(11,717,992)	(10)	(259,883)	(71,325)	(1,108,691)	(297)	(25,395)

Owners’ Capital, December 31, 2007	$—	$204,740,748	$182	$5,638,318	$2,840,146	$43,113,896	$78,645	$1,172,911

Owner’s Capital—Units, January 1, 2005	—	111,031	—	—	158,195	37,269	—	—
Sale of Units	—	1,020,184	—	—	—	180,579	—	—
Redemption of Units	—	(34,037)	—	—	(158,185)	(22,642)	—	—

Owners’ Capital—Units, December 31, 2005	—	1,097,178	—	—	10	195,206	—	—

Sale of Units	—	1,154,601	2	43,800	15,163	248,045	500	6,261
Redemption of Units	—	(146,324)	—	—	(8,945)	(24,240)	—	—

Owners’ Capital—Units, December 31, 2006	—	2,105,455	2	43,800	6,228	419,011	500	6,261

Sale of Units	—	431,921	—	26,140	19,131	90,124	324	7,986
Redemption of Units	—	(519,373)	—	(7,910)	—	(124,183)	—	(1,961)

Owners’ Capital—Units, December 31, 2007	—	2,018,003	2	62,030	25,359	384,952	824	12,286

Net asset value per unit at January 1, 2005		$106.03		$100.00		$106.85		$100.00
Change in net asset value per unit for year ended December 31, 2005		(1.45)		N/A		1.88		N/A

Net asset value per unit at December 31, 2005		$104.58		$100.00		$108.73		$100.00
Change in net asset value per unit for year ended December 31, 2006		2.08		(4.03)		5.51		(2.12)

Net asset value per unit at December 31, 2006		$106.66		$95.97		$114.24		$97.88
Change in net asset value per unit for year ended December 31, 2007		(5.20)		(5.07)		(2.24)		(2.41)

Net asset value per unit at December 31, 2007		$101.46		$90.90		$112.00		$95.47

(1)	The Balanced Series Classes 1a and 2a of the Trust commenced trading operations on April 26, 2006

The accompanying notes are an integral part of these statements.

Fin. - 55

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2007, 2006 and 2005

	Winton Series (1)				Campbell/Graham Series
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2005	$—	$488,932	$1,068	$177,421	$—	$21,748,476	$—	$—
Sale of Units	—	1,398,568	—	71,500	—	(497,000)	1,000	2,750,994
Redemption of Units	—	(81,685)	—	(83,490)	—	—	—	—
Net increase in Owners’ Capital resulting from operations	—	241,432	95	11,712	—	310,014	(32)	94,594

Owners’ Capital, December 31, 2005	—	2,047,247	1,163	177,143	—	21,561,490	968	2,845,588

Sale of Units	1,000	1,037,201	310,000	91,900	—	29,197,231	2,025,000	3,340,314
Redemption of Units	—	(3,014,437)	(101,309)	(232,637)	—	(2,795,559)	—	(1,125,145)
Net increase (decrease) in Owners’ Capital resulting from operations	57	285,856	18,928	25,533	—	880,152	79,094	184,348

Owners’ Capital, December 31, 2006	1,057	355,867	228,782	61,939	—	48,843,314	2,105,062	5,245,105

Sale of Units	—	34,289,489	410,000	8,918,823	—	16,528,939	—	1,454,351
Redemption of Units	—	(1,381,913)	(500,000)	(184,886)	—	(7,450,850)	(2,000,000)	(1,038,831)
Net increase (decrease) in Owners’ Capital resulting from operations	81	2,399,679	96,610	1,343,633	—	(2,390,501)	139,395	(85,080)

Owners’ Capital, December 31, 2007	$1,138	$35,663,122	$235,392	$10,139,509	$—	$55,530,902	$244,457	$5,575,545

Owner’s Capital—Units, January 1, 2005	—	4,612	10	1,661	—	—	—	—
Sale of Units	—	14,578	—	731	—	233,903	10	29,386
Redemption of Units	—	(900)	—	(869)	—	(5,261)	—	—

Owners’ Capital—Units, December 31, 2005	—	18,290	10	1,523	—	228,642	10	29,386

Sale of Units	10	9,014	3,086	831	—	308,998	20,656	33,661
Redemption of Units	—	(23,936)	(954)	(1,774)	—	(30,296)	—	(11,553)

Owners’ Capital—Units, December 31, 2006	10	3,368	2,142	580	—	507,344	20,666	51,494

Sale of Units	—	322,603	4,210	86,620	—	175,604	—	14,394
Redemption of Units	—	(12,671)	(4,367)	(1,712)	—	(78,709)	(18,227)	(10,242)

Owners’ Capital—Units, December 31, 2007	10	313,300	1,985	85,488	—	604,239	2,439	55,646

Net asset value at commencement of operations		$100.00		$100.00		$100.00		$100.00
Change in net asset value per unit for the year ended December 31, 2005		N/A		N/A		(5.70)		(3.17)

Net asset value per unit at December 31, 2005		$100.00		$100.00		$94.30		$96.83
Change in net asset value per unit for year ended December 31, 2006		5.65		6.81		1.97		5.03

Net asset value per unit at December, 2006		$105.65		$106.81		$96.27		$101.86
Change in net asset value per unit for year ended December 31, 2007		$8.18		$11.80		($4.37)		($1.66)

Net asset value per unit at December, 2007		$113.83		$118.61		$91.90		$100.20

(1)	The Winton Series began trading on August 11, 2006. (See Note 1.)

The accompanying notes are an integral part of these statements.

Fin. - 56

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2007, 2006 and 2005

	Currency Series				Dunn Series (1)
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2005	$—	$16,586	$441,035	$1,034	$—	$117,047	$1,058	$2,275,564
Sale of Units	—	303,197	2,000,000	5,000	—	117,793	—	5,061
Redemption of Units	—	(37,497)	(375,000)	—	—	(19,430)	—	(1,784,495)
Net increase (decrease) in Owners’ Capital resulting from operations	—	(5,524)	(6,140)	(15)	—	(21,985)	(156)	(361,016)

Owners’ Capital, December 31, 2005	—	276,762	2,059,895	6,019	—	193,425	902	135,114

Sale of Units	—	6,559,790	—	457,300	—	—	—	—
Redemption of Units	—	(176,893)	(2,075,000)	(5,237)	—	(63,735)	—	(95,974)
Net increase (decrease) in Owners’ Capital resulting from operations	—	232,232	31,794	19,965	—	(6,526)	(79)	(11,193)

Owners’ Capital, December 31, 2006	—	6,891,891	16,689	478,047	—	123,164	823	27,947

Sale of Units	—	4,092,276	1,000,000	127,954	—	—	—	—
Redemption of Units	—	(1,073,104)	(500,000)	(328,550)	—	(91,734)	(578)	(25,130)
Net increase (decrease) in Owners’ Capital resulting from operations	—	(119,251)	(2,751)	8,805	—	(31,430)	(245)	(2,817)

Owners’ Capital, December 31, 2007	$—	$9,791,812	$513,938	$286,256	$—	$—	$—	$—

Owner’s Capital—Units, January 1, 2005	—	162	4,262	10	—	1,115	10	21,514
Sale of Units	—	3,050	19,712	49	—	1,330	—	53
Redemption of Units	—	(378)	(3,663)	—	—	(218)	—	(20,068)

Owners’ Capital—Units, December 31, 2005	—	2,834	20,311	59	—	2,227	10	1,499

Sale of Units	—	67,111	—	4,407	—	—	—	—
Redemption of Units	—	(1,819)	(20,157)	(49)	—	(626)	—	(1,159)

Owners’ Capital—Units, December 31, 2006	—	68,126	154	4,417	—	1,601	10	340

Sale of Units		39,538	8,825	1,135		—	—	—
Redemption of Units		(10,391)	(4,349)	(2,973)		(1,601)	(10)	(340)

Owners’ Capital—Units, December 31, 2007	—	97,273	4,630	2,579	—	—	—	—

Net asset value per unit at January 1, 2005		$102.67		$103.47		$104.96		$105.77
Change in net asset value per unit for the year ended December 31, 2005		(5.01)		(2.05)		(18.13)		(15.62)

Net asset value per unit at December 31, 2005		$97.66		$101.42		$86.83		$90.15
Change in net asset value per unit for the year ended December 31, 2006		3.50		6.81		(9.92)		(7.88)

Net asset value per unit at December 31, 2006		$101.16		$108.23		$76.91		$82.27
Change in net asset value per unit for the year ended December 31, 2007		(0.50)		2.77		(24.22)		(24.56)

Net asset value per unit at December 31, 2007		$100.66		$111.00		$52.69 (2)		$57.71

(1)	The Dunn Series ceased trading on October 12, 2007. (See Note 1.)
(2)	Balance as of October 12, 2007

The accompanying notes are an integral part of these statements.

Fin. - 57

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2007, 2006 and 2005

	Graham Series				Long Only Commodity Series (1)
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owner’s Capital, January 1, 2005	$—	$1,961,583	$4,573,598	$315,606	$—	$—	$—	$—
Sale of Units	—	5,283,276	—	1,573,710	—	—	—	—
Redemption of Units	—	(953,857)	(3,991,781)	(78,617)	—	—	—	—
Net increase (decrease) in Owners’ Capital resulting from operations	—	(648,922)	(580,960)	(38,952)	—	—	—	—

Owners’ Capital, December 31, 2005	—	5,642,080	857	1,771,747	—	—	—	—

Sale of Units	—	1,316,260	391,309	115,787	—	4,836,308	51,000	229,659
Redemption of Units	—	(1,137,106)	—	(316,931)	—	(229,384)	—	(131,977)
Net increase (decrease) in Owners’ Capital resulting from operations	—	170,103	(2,251)	88,977	—	(285,460)	(3,368)	(29,913)

Owners’ Capital, December 31, 2006	—	5,991,337	389,915	1,659,580	—	4,321,464	47,632	67,769

Sale of Units	—	1,274,358	—	24,016	—	1,304,399	100,000	96,183
Redemption of Units	—	(1,786,900)	(400,000)	(155,334)	—	(1,584,773)	—	(47,605)
Net increase (decrease) in Owners’ Capital resulting from operations	—	581,412	54,785	235,814	—	689,799	22,462	12,738

Owners’ Capital, December 31, 2007	$—	$6,060,207	$44,700	$1,764,076	$—	$4,730,889	$170,094	$129,085

Owner’s Capital—Units, January 1, 2005	—	18,939	44,010	3,037	—	—	—	—
Sale of Units	—	60,602	—	18,544	—	—	—	—
Redemption of Units	—	(11,483)	(44,000)	(915)	—	—	—	—

Owners’ Capital—Units, December 31, 2005	—	68,058	10	20,666	—	—	—	—

Sale of Units	—	15,803	4,310	1,318	—	47,568	490	2,054
Redemption of Units	—	(13,128)	—	(3,595)	—	(2,292)	—	(1,356)

Owners’ Capital—Units, December 31, 2006	—	70,733	4,320	18,389	—	45,276	490	698

Sale of Units		13,874	—	236	—	13,507	989	884
Redemption of Units		(20,840)	(3,892)	(1,722)	—	(16,082)	—	(460)

Owners’ Capital—Units, December 31, 2007	—	63,767	428	16,903	—	42,701	1,479	1,122

Net asset value per unit at January 1, 2005		$103.57		$103.92		$100.00		$100.00
Change in net asset value per unit for the year ended December 31, 2005		(20.67)		(18.19)		N/A		N/A

Net asset value per unit at December 31, 2005		$82.90		$85.73		$100.00		$100.00
Change in net asset value per unit for the year ended December 31, 2006		1.80		4.52		(4.55)		(2.87)

Net asset value per unit at December 31, 2006		$84.70		$90.25		$95.45		$97.13
Change in net asset value per unit for the year ended December 31, 2007		10.34		14.12		15.34		17.91

Net asset value per unit at December 31, 2007		$95.04		$104.37		$110.79		$115.04

(1)	The Long Only Commodity Series of the Trust commenced trading operations on February 24, 2006

The accompanying notes are an integral part of these statements.

Fin. - 58

The Frontier Fund

Statements of Changes in Owners’ Capital

For the Years Ended December 31, 2007, 2006 and 2005

	Long/Short Commodity Series (1)				Managed Futures Index Series (1)
	Class 1		Class 2		Class 1		Class 2
	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners	Managing Owner	Limited Owners
Owners’ Capital, January 1, 2006	—	—	—	—	—	—	—	—

Sale of Units	—	19,594,958	241,000	2,457,810	—	602,781	51,000	2,500
Redemption of Units	—	(305,331)	—	(75,414)	—	(91,491)		—
Net increase (decrease) in Owners’ Capital resulting from operations	—	188,968	8,285	65,801	—	(11,220)	(859)	18

Owners’ Capital, December 31, 2006	—	19,478,595	249,285	2,448,197	—	500,070	50,141	2,518

Sale of Units	—	18,002,305	111,000	1,206,261	—	264,820	230,000	39,900
Redemption of Units	—	(6,675,705)	—	(500,449)	—	(174,964)	—	—
Net increase (decrease) in Owners’ Capital resulting from operations	—	287,551	13,765	130,831	—	31,814	14,431	(1,281)

Owners’ Capital, December 31, 2007	$—	$31,092,746	$374,050	$3,284,840	$—	$621,740	$294,572	$41,137

Owners’ Capital—Units, January 1, 2006	—	—	—	—	—	—	—	—

Sale of Units	—	197,098	2,422	24,537	—	6,120	509	26
Redemption of Units	—	(3,132)		(753)	—	(951)	—	—

Owners’ Capital—Units, December 31, 2006	—	193,966	2,422	23,784	—	5,169	509	26

Sale of Units	—	179,408	1,068	11,627	—	2,843	2,312	368
Redemption of Units	—	(66,949)	—	(4,765)	—	(1,831)	—	—

Owners’ Capital—Units, December 31, 2007	—	306,425	3,490	30,646	—	6,181	2,821	394

Net asset value at commencement of operations		$100.00		$100.00		$100.00		$100.00
Change in net asset value per unit for the year ended December 31, 2006		0.42		2.93		(3.25)		(1.57)

Net asset value per unit at December 31, 2006		$100.42		$102.93		$96.75		$98.43
Change in net asset value per unit for the year ended December 31, 2007		$1.05		$4.26		$3.84		$5.99

Net asset value per unit at December 31, 2007		$101.47		$107.19		$100.59		$104.42

(1)	The Long/Short Commodity Series and the Managed Futures Index Series of the Trust commenced trading operations on February 24, 2006

The accompanying notes are an integral part of these statements.

Fin. - 59

The Frontier Fund

Notes to Financial Statements

As of December 31, 2007, and December 31, 2006

1. Organization and Purpose

The Frontier Fund (the “Trust”), was formed as a Delaware statutory trust on August 8, 2003, with separate Series of Units. Its term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The Trust is a multi-advisor commodity pool as described in Commodity Futures Trading Commission, or CFTC Regulation § 4.10(d)(2).

The Trust offers eight (8) separate and distinct Series: Balanced Series, Winton Series, Currency Series, Graham Series, Campbell/ Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series (each, a “Series” and collectively, the “Series”). The Trust may issue additional Series of Units. The Units of each Series are separated into two sub-classes of Units (except for the Balanced Series which are separated into four sub-classes of Units, of which Class 1a and Class 2a are currently inactive). The Trust, with respect to each Series:

•

engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies), swap contracts and options contracts and may, from time to time, engage in cash and spot transactions;

•

allocates funds to a subsidiary limited liability trading company or companies (“Trading Company”). Each Trading Company has one-year renewable contracts with its own independent commodity trading advisor(s), or each, a Trading Advisor, that will manage all or a portion of such Trading Company’s assets, make the trading decisions for the assets of each Series vested in such Trading Company, segregate its assets from any other Trading Company and maintain separate, distinct records for each Series, and account for its assets separately from the other Series and the other Trust assets;

•	calculates the Net Asset Value (“NAV”) of its Units separately from the other Series;

•

has an investment objective of increasing the value of each Series’ Units over the long term (capital appreciation), while controlling risk and volatility; further, to offer exposure to the investment programs of individual Trading Advisors and to specific instruments (currencies); and

•

offers each Series of Units in two sub-classes—Class 1 and Class 2 (except for the Balanced Series, which has four sub-classes—Class 1, Class 1a, Class 2 and Class 2a). Investors who purchase Class 1 or Class 1a Units of any Series are charged a service fee of up to three percent (3.0%) annually of the NAV of each Unit purchased, for the benefit of Selling Agents selling such Class 1 or Class 1a Units. Equinox Fund Management, LLC (the “Managing Owner”), prepays the initial service fee which is amortized monthly at an annual rate of three percent (3.0%) of the average daily NAV of Class 1 or Class 1a of such Series; provided, however, that investors who redeem all or a portion of their Class 1 or Class 1a Units of any Series during the first twelve (12) months following the effective date of their purchase are subject to a redemption fee of up to three percent (3.0%) of the NAV at which such investor redeemed to reimburse the Managing Owner for the then-unamortized balance of the prepaid initial service fee. Investors who purchase Class 2 or Class 2a Units of any Series are charged no initial or ongoing service fee. However, the Managing Owner may pay the Selling Agents an on-going service fee for certain administrative services. Any such payments by the Managing Owner will not be subject to reimbursement by the Unitholders.

•

Units of any Class in a Series may be redeemed, in whole or in part, on a daily basis, at the then current NAV per Unit for such Series on the day of the week after the date the Managing Owner is in receipt of a redemption request for at least one (1) Business Day to be received by the Managing Owner prior to 4:00 PM in New York. Redemption of Class 1 Units of any Series, which have been held by the Unit holder for less than twelve (12) full months, will be subject to a redemption fee of up to three percent (3.0%) of the value of such Units being redeemed. Redemption fees are payable to Equinox Fund Management, LLC as Managing Owner of the Trust.

Fin. - 60

As of September 24, 2004, the Trust commenced operations for the Balanced Series, the Winton Series, the Currency Series and the Dunn Series. The Graham Series commenced operations as of November 19, 2004. The Campbell/Graham Series commenced operations on February 11, 2005. The Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series commenced operations on February 11, 2006. On May 1, 2006, two new classes of the Balanced Series commenced operations: Balanced Series 1a, and Balanced Series 2a.

The Continuous Offering Period of the Dunn Series was terminated by the Managing Owner in February 2006. On October 15, 2007 the remaining outstanding Units in the Dunn Series were redeemed, and the remaining net assets of the Dunn Series were distributed to the holders of those Units.

Effective as of April 13, 2006, (i) the Advisory Agreement dated as of March 1, 2004, by and among the Trust, Frontier Trading Company II LLC (the “Trading Company II”), the Managing Owner and Beach Capital Management Limited (“Beach”), which set forth the terms and conditions upon which Beach would render and implement trading advisory services on behalf of the Trading Company II and the Trust with respect to the Beach Series of the Trust and (ii) the Advisory Agreement dated as of March 1, 2004, by and among the Trust, Frontier Trading Company I LLC (the “Trading Company I”), the Managing Owner and Beach, which set forth the terms and conditions upon which Beach would render and implement trading advisory services on behalf of the Trading Company I and the Trust with respect to the assets of the Balanced Series of the Trust allocated to Beach (collectively, the “Agreements”) were terminated. The Agreements were terminated because Beach informed the Managing Owner that Beach had ceased trading pursuant to its Discretionary Program, which was the trading program Beach utilized in providing the trading advisory services under the Agreements.

As a result of the termination of the Agreements, the Trust ceased accepting new subscriptions for the Units in the Beach Series, and, effective April 1, 2006, the Trust ceased assessing all fees on the Beach Series. Upon termination of the Agreements, the Managing Owner delivered written notice to the existing investors in the Beach Series informing them of their exchange and redemption rights as disclosed in the Trust’s prospectus (the “Prospectus”). In addition, the assets of the Balanced Series which had previously been allocated to Beach were reallocated to one or more of the other trading advisors pursuant to the Managing Owner’s asset allocation discretion as disclosed in the Prospectus. On July 31, 2006, all remaining investor accounts in the Beach Series were redeemed.

In May 2006, the Beach Series was renamed as the Winton Series. For purposes of this report, such Series is referred to as the Winton Series, regardless of whether the applicable time period referred to is prior or subsequent to the name change, unless explicitly set forth otherwise.

2. Critical Accounting Polices

The following are the significant accounting policies of the Trust.

Basis of Presentation—The financial statements of each Series of the Trust included herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Consolidation—The Series, through investing in subsidiary limited liability Trading Company or Companies), authorize certain Trading Advisors to place trades and manage assets at pre-determined investment levels. The Trading Companies were organized by the Managing Owner for the purpose of investing in securities and derivative instruments, and have no operating income or expenses, except for trading income and expenses, all of which is allocated to the Series. Trading Companies in which a Series has a majority equity interest are consolidated by such Series. Investments in Trading Companies in which a Series does not have a controlling or majority interest are accounted for under the equity method and are carried in the statement of financial condition of such Series at fair value. Fair value represents the investment in the Trading Company and the proportionate share of the Trading Company’s income or loss.

Fin. - 61

The consolidated financial statements of the Balanced Series include the assets, liabilities and earnings of its wholly-owned and majority owned Trading Companies, Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company IV, LLC, Frontier Trading Company VI, LLC and Frontier Trading Company IX, LLC.

The consolidated financial statements of the Currency Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company III, LLC.

The consolidated financial statements of the Campbell/Graham Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company V, LLC.

The consolidated financial statements of the Long/Short Commodity Series include the assets, liabilities and earnings of its majority-owned trading company, Frontier Trading Company VII, LLC.

The consolidated financial statements of the Long Only Commodity Series include the assets, liabilities and earnings of its wholly-owned trading company, Frontier Trading Company VIII, LLC.

The Trust has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102 Statements of Cash Flows—Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

Cash and Cash Equivalents—Cash and cash equivalents include cash and overnight investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less. The Trust maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Trust does not believe it is exposed to any significant credit risk. Aggregate interest income from all sources, including assets held at clearing brokers, up to 2% (annualized) is paid to the Managing Owner by the Balanced Series (Class 1 and Class 2 only), Winton Series, Campbell/Graham Series, Currency Series, Dunn Series and Graham Series. For the Balanced Series (Class 1a and Class 2a only), Long Only Commodity Series, Long/Short Commodity Series and the Managed Futures Index Series, 20% of the total interest allocated to each Series is paid to the Managing Owner. Any excess is accrued as income allocated to all Series in proportion to their daily NAV.

Cash held at Futures Commodity Merchants—The Trust deposits assets with a broker subject to CFTC Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such broker. The Trust earns interest income on its assets deposited with the broker.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires the Managing Owner to make estimates and assumptions that affect amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition—Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39—“Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of exchange-traded contracts is based upon exchange settlement prices. Market value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market.

Fin. - 62

Allocation of Earnings—Each Series of the Trust offers two sub-classes of Units—Class 1 and Class 2 (except for the Balanced Series, which offers four sub-classes of Units—Class 1, Class 1a, Class 2 and Class 2a). All classes have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class 1 or Class 1a Units of each Series bear certain expenses related to the servicing of such Units. Revenues, expenses (other than expenses attributable to a specific class), and realized and unrealized trading profits and losses of each Series are allocated daily to Class 1, Class 1a, Class 2 and Class 2a Units based on each Class’ relative owners’ capital balance.

Each Series allocates funds to a subsidiary Trading Company, or Companies, of the Trust. Each Trading Company allocates all of its daily trading profits or losses to the Series in proportion to each Series’ ownership interest in the Trading Company, adjusted on a daily basis. As of December 31, 2006, the value of all open contracts and cash held at clearing brokers is similarly allocated to the Series in proportion to each Series’ funds allocated to the Trading Company, or Companies.

Inter-Series Receivables/Payables—The Balanced Series, in order to make investments in the Campbell/Graham Series, Currency Series, Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, advances funds to such Series, for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series. The Balanced Series and investee Series reflect the changes in values of these investments as “Net change in inter-series receivables/payables” in the Statement of Operations.

Foreign Currency Transactions—The Trust’s functional currency is the U.S. Dollar, however, it transacts business in currencies other than the U.S. Dollar. Assets and liabilities denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. Dollars are reported in income currently.

Investments and Swaps—The Trust records investment transactions on trade date and all investments are recorded at fair value in its financial statements, with changes in fair value reported as a component of realized and unrealized gains (losses) on investments in the Statements of Operations. Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price. At December 31, 2007 all investments in futures and forward contracts were based on quoted market prices. The valuation of investments in swap contracts (“Swaps”) involve estimates.

The Managing Owner may make judgments that can frequently require estimates about matters that are inherently uncertain. The Managing Owner provides a good faith estimate of the daily NAV for each Series based on such uncertain information. The Managing Owner’s good faith estimates of each Series’ NAV is published daily by the Trust and is used for subscriptions, redemptions and exchanges of all Trust Units, and such Unit transactions are final and not subject to subsequent adjustment unless the estimate of NAV varies from the actual NAV by more than one percent (1.0%) of the actual NAV as described within the Prospectus.

The Balanced Series, in order to make investments from time to time in the Campbell/Graham Series, Currency Series, Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, advances funds to such Series for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series. The amount of the funds advanced by the Balanced Series to each of the Campbell/Graham Series, Currency Series, Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series participates on a pari passu basis with the Class 2 Units of such investee Series. The Balanced Series reflects the change in value of these investments as “Net change in inter-series receivables” in the Statement of Operations. The Balanced Series is subject to the same allocations of income and fees as the Limited Owners of such Series. As a result of fees

Fin. - 63

charged by the investee Series, fees are not charged by the Balanced Series on the capital allocated to investments in affiliated Series, and the Managing Owner monitors such allocations so that aggregate fees of the investee Series on the Balanced Series investments do not exceed the allowable fees of the Balanced Series as provided in the Trust’s Prospectus.

Income Taxes—No provision for income taxes has been made in these financial statements as each Limited Owner is individually responsible for reporting income or loss based on their respective share of the Trust’s income and expenses as reported for income tax purposes. On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Trust’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. The adoption of FIN 48 was effective for the Trust on January 1, 2007, and did not impact our financial position or results of operations.

Fees and Expenses—All management fees, incentive fees, and service fees of the Trust are paid to the Managing Owner. Additionally, the trading fees are paid to the Managing Owner. It is the responsibility of the Managing Owner to pay all Trading Advisor management and incentive fees, as well as all other operating expenses and continuing offering costs of the Trust.

Service Fees—Each Series pays monthly to the Managing Owner a service fee at an annualized rate of up to 3.0% (2.0% for the Long Only Commodity Series and the Managed Futures Index Series) of the NAV of Class 1 of the Series, accrued daily, which the Managing Owner pays to selling agents of the Trust. These service fees are part of the offering costs of the Trust, which include registration and filing fees, legal and blue sky expenses, accounting and audit, printing, marketing support and other offering costs which are born by the Managing Owner.

With respect to the service fees, the initial service fee (for the first 12 months) relating to a purchase of Units by an investor is prepaid by the Managing Owner to the relevant selling agent in the month following such purchase and is reimbursed therefor by the Series monthly in arrears in an amount based upon a corresponding percentage of NAV, calculated daily. Consequently, the Managing Owner bears the risk and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in NAV over the following 12 months.

Pending Owner Additions—Funds received for new subscriptions and for additions to existing owner interests are recorded as capital additions at the NAV per unit of the second business day following receipt.

Recent Accounting Prouncements—In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157, which, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for the Trust January 1, 2008 and management does not expect that the adoption of this Statement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective for the Trust on January 1, 2008. Management is currently evaluating the provisions of SFAS 159 and its potential effects on its financial statements.

In April 2007, the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”). FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify

Fin. - 64

for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for those instruments in the Consolidated Statements of Financial Condition. In addition, FIN 39-1 permits offsetting of fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. This interpretation is effective for fiscal years beginning after November 15, 2007. The adoption of FIN 39-1 on January 1, 2008 is not expected to have a material impact on the Trust’s Financial Statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB Statement No. 51, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a non-controlling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. SFAS 160 is effective on January 1, 2009 and is not expected to have a significant impact on the Trust’s financial statements.

In applying these policies, the Managing Owner may make judgments that may require estimates about matters that are inherently uncertain.

3. Swaps

In addition to authorizing Trading Advisors to manage pre-determined investment levels of futures and forward contracts, certain Series of the Trust will strategically invest a portion or all of their assets in total return Swaps, selected at the direction of the Managing Owner. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical Swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of securities.

Each Series’ investment in Swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements. For the Balanced Series, Campbell/Graham Series and Currency Series the Swaps serve to diversify the investment holdings of each Series, and to provide access to programs and advisors that would not be otherwise available to the Series, and are not used for hedging purposes.

The Managing Owner follows a procedure in selecting well-established financial institutions which the Managing Owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established, to act as Swap counterparties. The procedure includes due diligence review of documentation on all new and existing financial institution counterparties prior to initiation of relationship, and quarterly ongoing review during the relationship, to ensure that counterparties meet the Managing Owners’ minimum credit requirements, the counterparty average rating being no less than an investment grade rating as defined by the rating agencies. Approximately 9% of the Trust’s assets are deposited with over-the-counter counterparties in order to initiate and maintain swap contracts.

The Balanced Series, Campbell/Graham Series and Currency Series strategically invest assets in one or more Swaps linked to certain underlying investments or indices, at the direction of the Managing Owner. The Trading Company in which the assets of these Series will be invested will not own any of the investments or indices referenced by any Swap entered into by these Series. In addition, the swap counterparty to the Trading Company of these Series is not a Trading Advisor to these Series.

Fin. - 65

The Long Only Commodity Series, through the Trading Company in which the assets of the Long Only Commodity Series have been allocated, have entered into various Swaps with one or more swap counterparties. The Swaps enable the Long Only Commodity Series to earn returns similar to returns (less the fees and expenses of the Long Only Commodities Series, including the expenses associated with the Swaps) of the Reuters/Jefferies CRB Index (the “RJ/CRB Index”), and the Jefferies Commodity Performance Index (the “JCPI”). Specifically, the Trading Company, which will hold the assets allocable to the Long Only Commodity Series, will enter into Swaps linked to the RJ/CRB Index and the JCPI at the direction of the Managing Owner.

The Trust has invested in the following Swaps as of December 31, 2007:

	Option Basket Balanced Series	Campbell Fund, LTD.	FX Concepts Global Currency Program	Reuters/Jefferies CRB Index	Jefferies Commodity Performance Index
	Balanced	Campbell/ Graham	Currency	Long Only	Long Only
Series:
Counterparty	Company A	Company A	Company B	Company C	Company C
Notional Amount	$65,557,928	$15,000,000	$11,400,000	$2,500,000	$2,500,000
Termination Date	November 6, 2012	October 9, 2009	January 31, 2008	February 28, 2008	February 28, 2008
Counterparty Fee—% annualized	3.44%	0.2%	0.05%	0.5%	1.0%
Investee Returns	Total Return	Total Return	Total Return	Total Return	Total Return

Realized Gain / (Loss)	$—	$1,674,698	$135,100	$884,839	$844,450

Unrealized Gain / (Loss)	$329,391	($3,394,571)

Fair Value 12/31/2007	$32,329,392	$14,912,063	$822,068	$388,135	$379,893

4. Investments in Unconsolidated Trading Companies

The following tables summarize the Balanced Series, Winton Series, Campbell/Graham Series, Dunn Series and Graham Series investments in unconsolidated trading companies as of and for the year ended December 31, 2007.

Trading Company	Percentage of Net Assets	Fair Value	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)
Balanced Series—
Frontier Trading Company VII, LLC	1.65%	$4,238,3488	($735,368)	$9,809,155	($11,385,556)	($2,311,769)

Winton Series—
Frontier Trading Company II, LLC	10.07%	$4,637,121	($98,797)	$6,756,630	($1,662,388)	$4,995,445

Campbell/Graham Series—
Frontier Trading Company VI, LLC	29.92%	$18,353,523	($204,311)	$5,277,036	($5,003,053)	$69,672

Dunn Series— (1)
Frontier Trading Company IV, LLC	—	—	($646)	($16,967)	($16,183)	($33,796)

Graham Series—
Frontier Trading Company V, LLC	60.69%	$4,775,554	($42,272)	$1,718,484	($341,386)	$1,334,826

Managed Futures Index Series—
Frontier Trading Company IX, LLC	66.26%	$634,400	($2,636)	$101,276	$11,135	$109,775

(1)	The Dunn Series ceased trading on October 12, 2007

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The following tables summarize the Balanced Series, Winton Series, Campbell/Graham Series, Dunn Series and Graham Series investments in unconsolidated trading companies as of and for the year ended December 31, 2006.

Trading Company	Percentage of Net Assets	Fair Value	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)
Balanced Series—
Frontier Trading Company VII, LLC	0.02%	$78,056	($19,731)	$514,152	($538,964)	($44,543)

Winton Series—
Frontier Trading Company II, LLC	54.93%	$355,763	($16,982)	$1,035,567	($617,590)	$400,995

Campbell/Graham Series—
Frontier Trading Company VI, LLC	70.82%	$50,785,796	($222,930)	$397,155	$3,105,547	$3,279,772

Dunn Series—
Frontier Trading Company IV, LLC	N/M	($120,051)	(1,943)	($43,988)	$27,318	($18,613)

Graham Series—
Frontier Trading Company V, LLC	89.87%	$7,226,062	($111,438)	$127,728	$504,120	$520,410

The following tables summarize the Balanced Series, Winton Series, Campbell/Graham Series, Currency Series, Dunn Series and Graham Series investments in unconsolidated trading companies as of and for the year ended December 31, 2005.

Trading Company	Percentage of Net Assets	Fair Value	Trading Commissions	Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Net Income (Loss)
Balanced Series—
Frontier Trading Company I, LLC	2.90%	$3,949,182	$0	($172)	($623)	($795)

Winton Series—
Frontier Trading Company II, LLC	28.13%	$626,070	($27,305)	$161,475	$231,686	$365,856

Campbell/Graham Series—
Frontier Trading Company VI, LLC	21.01%	$5,129,155	($34,625)	$1,641,003	($36,022)	$1,570,356

Currency Series—
Frontier Trading Company III, LLC	—	—	$0	($984)	($2,717)	($3,701)

Dunn Series—
Frontier Trading Company IV, LLC	N/M	($166,524)	($18,299)	($389,656)	$18,382	($389,573)

Graham Series—
Frontier Trading Company V, LLC	22.12%	$1,640,031	($7,386)	$160,246	($516,225)	($363,365)

The condensed statements of financial condition and statements of income as of and for the years ended December 31, 2007, 2006 and 2005 for the unconsolidated trading companies are as follows:

Condensed Statement of Financial Condition—December 31, 2007	Frontier Trading Company II, LLC	Frontier Trading Company IV, LLC	Frontier Trading Company V, LLC	Frontier Trading Company VI, LLC	Frontier Trading Company IX, LLC
Cash held at futures commodities merchants	$9,924,146	$—	$12,761,730	$13,863,217	$2,576,122
Open trade equity	970,867	—	(96,656)	(1,481,122)	50,316
Swaps/Options	—	—	—	14,912,063	—

Total assets	$10,895,013	$—	$12,665,074	$27,294,158	$2,626,438

Members equity	$10,895,013	$—	$12,665,074	$27,294,158	$2,626,438

Condensed Statement of Income—For the Year Ended December 31, 2006
Interest income	$434,402	$58,739	$653,524	$813,618	$92,235
Net realized gain on investments, less commissions	17,491,808	(1,353,343)	7,504,459	(7,192,697)	942,262
Change in open trade equity	(452,160)	(235,223)	(1,673,135)	(6,352,783)	(378,687)

Net income	$17,474,050	$(1,529,827)	$6,484,848	$(12,731,862)	$655,810

Fin. - 67

Condensed Statement of Financial Condition—December 31, 2006	Frontier Trading Company II, LLC	Frontier Trading Company IV, LLC	Frontier Trading Company V, LLC	Frontier Trading Company VI, LLC
Cash held at futures commodities merchants	$7,018,159	$1,284,925	$13,938,010	$16,383,004
Open trade equity	1,422,913	235,235	1,576,367	39,486,041

Total assets	$8,441,072	$1,520,160	$15,514,377	$55,869,045

Members equity	$8,441,072	$1,520,160	$15,514,377	$55,869,045

Condensed Statement of Income—For the Year Ended December 31, 2006
Interest income	$213,384	$99,330	$345,944	$487,539
Net realized gain on investments, less commissions	8,473,473	(2,356,306)	200,390	(787,064)
Change in open trade equity	(2,090,380)	47,344	1,479,234	6,111,319

Net income	$6,596,477	$(2,209,632)	$2,025,568	$5,811,794

Condensed Statement of Financial Condition—December 31, 2005	Frontier Trading Company II, LLC	Frontier Trading Company IV, LLC	Frontier Trading Company V, LLC	Frontier Trading Company VI, LLC
Cash held at futures commodities merchants	$3,604,769	$1,939,800	$5,019,359	$8,077,776
Open trade equity	3,527,640	187,880	97,185	(1,222,005)

Total assets	$7,132,409	$2,127,680	$5,116,544	$6,855,771

Members equity	$7,132,409	$2,127,680	$5,116,544	$6,855,771

Condensed Statement of Income—For the Year Ended December 31, 2005
Interest income	$137,820	$78,437	$123,550	$113,858
Net realized gain on investments, less commissions	1,722,360	(1,545,244)	(857,179)	4,961,141
Change in open trade equity	3,142,512	269,038	136,041	(1,222,005)

Net income	$5,002,692	$(1,197,769)	$(597,588)	$3,852,994

5. Transactions with Affiliates

Equinox Fund Management LLC contributes funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of all Series and in return will receive units designated as general units in the Series in which the Managing Owner invests such funds. The general units may only be purchased by the Managing Owner and may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the general units hold the same rights as the limited units. The Managing Owner is required to maintain at least a 1% interest (the “Minimum Purchase Commitment”) in the aggregate capital, profits and losses of all Series so long as it is acting as the Managing Owner of the Trust. Such contribution was made by the Managing Owner before trading commenced for the Trust and will be maintained throughout the existence of the Trust, and the Managing Owner will make such purchases as are necessary to effect this requirement. Additionally, during 2006, the Managing Owner agreed with certain regulatory bodies to maintain a 1% interest specifically in the Balanced Series Class 1a Units and the Balanced Series Class 2a Units, aggregated, and each of the Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series. The 1% interest in these specific Series is included in computing the Minimum Purchase Commitment in aggregate capital. In addition to the General Units the Managing Owner receives in respect of its Minimum Purchase Commitment, the Managing Owner may purchase Limited Units in any Series as a limited owner (“Limited Owner”). All Units purchased by the Managing Owner are held for investment purposes only and not for resale.

On April 29, 2005, the Managing Owner redeemed Units in the Trust’s Currency Series Class 2 for $375,000 at $102.37 per Unit. On December 22, 2005, the Managing Owner purchased Units in the Trust’s Currency Series Class 2 for $2,000,000 at $101.46 per Unit.

Fin. - 68

On February 24, 2006, the Managing Owner invested $1,000 in each of the Long Only Commodity Series, Class 2, Long/Short Commodity Series, Class 2 and Managed Futures Index Series, Class 2. On March 31, 2006, the Managing Owner invested $1.2 million in the Balanced Series, Class 2, $100,000 in the Campbell Graham Series, Class 2 and $50,000 in each of the Long Only Commodity Series, Class 2, Long/Short Commodity Series, Class 2 and Managed Futures Index Series, Class 2. Also, on March 31, 2006, the Managing Owner redeemed $1.0 million of its interest in the Currency Series, Class 2. On April 28, 2006, the Managing Owner invested $1,309 in the Graham Series, Class 2 and redeemed a like amount in the Winton Series, Class 2. On May 1, 2006 the Managing Owner invested $200 in the Balanced Series, Class 1a and $50,000 in the Balanced Series, Class 2a. On May 31, 2006, the Managing Owner invested $260,000 in the Graham Series, Class 2 and $50,000 in the Long/Short Commodity Series, Class 2. On June 30, 2006, the Managing Owner invested $130,000 in the Graham Series, Class 2 and $20,000 in the Long/Short Commodity Series, Class 2. On August 11, 2006, the Managing Owner invested $30,000 in the Long/Short Commodity Series, Class 2, $1,000 in the Winton Series, Class 1 and $100,000 in the Winton Series, Class 2. On September 29, 2006, the Managing Owner invested $70,000 in the Long/Short Commodity Series, Class 2 and $210,000 in the Winton Series, Class 2. On that same date, the Managing Owner invested $500,000 in each of the Balanced Series, Class 2 and Campbell Graham Series, Class 2 and redeemed $1,000,000 in the Currency Series, Class 2. On October 31, 2006, the Managing Owner invested $100,000 in the Campbell/Graham Series, Class 2 and $20,000 in the Long/Short Commodity Series, Class 2. On December 14, 2006, the Managing Owner invested $150,000 in the Campbell/Graham Series, Class 2. Also on that date, the Managing Owner exchanged $1,000,000 from the Balanced Series, Class 2, $75,000 from the Currency Series, Class 2 and $100,000 from the Winton Series, Class 2 and invested $1,175,000 in the Campbell/Graham Series, Class 2.

On March 29, 2007, the Managing Owner invested $30,000 in the Balanced Series, Class 2a, $100,000 in the Long Only Commodity Series, Class 2, $30,000 in the Long/Short Commodity Series, Class 2 and $410,000 in the Winton Series, Class 2. On April 30, 2007, the Managing Owner invested $30,000 in the Managed Futures Index Series, Class 2. On June 27, 2007, the Managing Owner invested $80,000 in the Long/Short Commodity Series, Class 2. On this same date, the Managing Owner exchanged $1.0 million from the Campbell/Graham Series, Class 2 for an identical amount in the Currency Series, Class 2, $1.0 million from the Campbell/Graham Series, Class 2 for an identical amount in the Balanced Series, Class 2 and $400,000 from the Graham Series, Class 2 for an identical amount in the Balanced Series, Class 2. On October 15, 2007, the Managing Owner redeemed $578 of the remaining interest in the Dunn Series, Class 2. On October 25, 2007, the Managing Owner invested $1,000 in the Long/Short Commodity Series, Class 2. On this same date, the Managing Owner exchanged $500,000 from the Winton Series, Class 2 for $300,000 in the Balanced Series, Class 2 and $200,000 in the Managed Futures Index Series, Class 2. Also on October 25, 2007, the Managing Owner exchanged $500,000 from the Currency Series, Class 2 for an identical amount in the Balanced Series, Class 2.

The Managing Owner may make purchases or redemptions at any time on the same terms as any Limited Owner.

On January 13, 2006, Richard E. Bornhoft, President of the Managing Owner, redeemed $4,165 from the Graham Series, Class 1. On January 17, 2006, Mr. Bornhoft invested $4,165 in the Campbell/Graham Series, Class 2. Mr. Bornhoft exchanged all of his Winton Series Units for the same class of Units in the Graham Series on April 28, 2006: $1,251 Class 1 and $1,309 Class 2. On June 7, 2006, Mr. Bornhoft redeemed $250 from the Balanced Series, Class 1, $750 from the Campbell/Graham Series, Class 1, $750 from the Dunn Series, Class 1 and $1,000 from the Graham Series, Class 1. Mr. Bornhoft redeemed $17,500 from the Graham Series, Class 2 on June 14, 2006. On August 11, 2006, Mr. Bornhoft redeemed $5,000 from the Campbell/Graham Series, Class 2 and $10,000 from the Dunn Series, Class 2. On October 31, 2006, Mr. Bornhoft redeemed all his interests of $279.58 in the Balanced Series, Class 1, $184.33 in the Campbell/Graham Series, Class 1, $206.96 in the Currency Series, Class 1, $110.51 in the Dunn Series, Class 1 and $181.44 in the Graham Series, Class 1.

On March 29, 2007 Mr. Bornhoft exchanged $12,658 from the Dunn Series, Class 2 for an identical amount in the Long Only Commodity Series, Class 2 and $2,594 from the Graham Series, Class 2 for an identical amount in the Long Only Commodity Series, Class 2. On June 1, 2007 Mr. Bornhoft invested $2,630 in the Long Only Commodity Series, Class 2.

Fin. - 69

Mr. Bornhoft may make purchases or redemptions at any time on the same terms as any Limited Owner. No other principal of the Managing Owner or affiliates own any beneficial interest in the Trust but are allowed to do so.

The Balanced Series, in order to make investments in the Campbell/Graham Series, Currency Series, Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, advances funds to such Series, for the purpose of investing in the respective Trading Company or Trading Companies for such Series on behalf of the Balanced Series. The Balanced Series and investee Series reflect the changes in values of these investments as “Net change in inter-series receivables/payables” in the Statement of Operations. The Balanced Series is subject to the same allocations of income and fees as the Limited Owners of such Series. As a result of fees charged by the investee Series, fees are not charged by the Balanced Series on the capital allocated to investments in affiliated Series, and the Managing Owner monitors such allocations so that aggregate fees of the investee Series on the Balanced Series investments do not exceed the allowable fees of the Balanced Series as provided in the Trust’s Prospectus.

The following table summarizes the Balanced Series advances to and reductions from other Series of the Trust as of December 31, 2007

Three Months Ending December 31, 2007

Name of Series	Amount of Investment October 1, 2007	Additions During Period	Reductions During Period	Amount of Investment December 31, 2007	Earnings in Investments in Inter- Series Receivables Net P/L for the Period	Amount of Dividends or Interest	Value December 31, 2007
Currency Series	$4,626,635	$0	$0	4,626,635	(90,851)	—	4,535,784

				4,626,635	(90,851)	—	4,535,784

Twelve Months Ending December 31, 2007

Name of Series	Amount of Investment January 1, 2007	Additions During Period	Reductions During Period	Amount of Investment December 31, 2007	Earnings in Investments in Inter- Series Receivables Net P/L for the Period	Amount of Dividends or Interest	Value December 31, 2007
Campbell/Graham Series	$26,972,529	$0	$26,646,729	325,800	(325,800)	—	—
Currency Series	$10,697,188	$0	$6,350,000	4,347,188	188,596	—	4,535,784
Graham Series	$12,012,370	$0	$12,088,510	(76,140)	76,140	—	—
Long Only Commodity Series	$5,522,034	$25,000,000	$31,706,053	(1,184,019)	1,184,019	—	—
Managed Futures Index Series	$9,831,769	$0	$9,340,911	490,858	(490,858)	—	—

				$3,903,687	$632,097	$0	$4,535,784

As sponsoring Management Company of the Trust, the Managing Owner has agreed to bear the organization and offering costs of the Trust. These costs were $4,242,194 in 2007 and $4,580,743 in 2006.

Each Series of Units pays to the Managing Owner a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and Managed Futures Index Series, 2.5% for the Graham Series and Campbell/Graham Series, and 3.5% for the Long/Short Commodity Series. There is no management fee for the Dunn Series. The Managing Owner may pay all or a portion of such management fees to the Trading Advisor(s) for such Series.

Each Series pays to the Managing Owner a monthly trading fee (the “FCM Fee”) equal to 1/12th of 0.50% of such Series’ NAV, calculated daily.

Fin. - 70

Some Series pay to the Managing Owner an incentive fee of a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series and Long/Short Commodity Series each employ multiple Trading Advisors, these Series will pay the Managing Owner a monthly incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period the Balanced Series or the Long/Short Commodity Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while each of these Series as a whole experiences losses. The incentive fee is 25% for the Balanced Series and Dunn Series and 20% for the Winton Series Currency Series, Graham Series Campbell/Graham Series and Long/Short Commodity Series. There is no incentive fee for the Long Only Commodity Series or the Managed Futures Index Series. The Managing Owner may pay all or a portion of such incentive fees to the Trading Advisor(s) for such Series.

In addition, each Series pays monthly to the Managing Owner a service fee at an annualized rate of up to 3.0% (2.0% for the Long Only Commodity Series and the Managed Futures Index Series) of the NAV of Class 1 of the Series, which the Managing Owner pays to selling agents of the Trust.

The following table summarizes fees incurred to the Managing Owner for the twelve months ended December 31, 2007

Series:	Management Fee	Trading (FCM) Fee	Incentive Fee	Service Fee
Balanced	$1,463,113	$1,653,104	$9,634,890	$6,903,826
Winton	445,408	111,329	687,066	475,010
Campbell/Graham	1,351,587	377,049	1,025,208	1,592,284
Currency	106,645	95,794	—	256,106
Dunn	—	514	—	2,148
Graham	216,609	42,979	170,704	163,270
Long Only Commodity	171,913	68,726	—	88,731
Long/Short Commodity	1,027,170	140,750	728,853	800,073
Managed Futures Index	87,109	21,638	—	11,883

The following table summarizes fees payable to the Managing Owner as of December 31, 2007

Series:	Management Fee	Trading (FCM) Fee	Incentive Fee	Service Fee
Balanced	$122,882	$158,231	$1,487,150	$398,386
Winton	64,860	16,215	327,608	10,242
Campbell/Graham	116,741	29,681	—	98,746
Currency	10,354	8,354	—	9,645
Dunn	—	—	—	—
Graham	15,307	3,062	1,063	10,180
Long Only Commodity	5,441	2,175	—	5,968
Long/Short Commodity	102,236	15,692	214,878	37,752
Managed Futures Index	1,261	315	—	680

With respect to the service fees, the initial service fee (for the first 12 months) relating to a purchase of Units by an investor is prepaid by the Managing Owner to the relevant selling agent in the month following such purchase and is reimbursed therefor by the Series monthly in arrears in an amount based upon a corresponding percentage of NAV, calculated daily. Consequently, the Managing Owner bears the risk and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in NAV over the following 12 months. For the 12 months ended December 31, 2007, amounts received or receivable from the Managing Owner for the difference in monthly service fees from the prepaid initial service fees was $18,656 for the Balanced Series, $13,114 for the Long Only Commodity Series and $138 for the Managed Futures Index Series. For the twelve months ended December 31, 2007, amounts paid or owing the Managing Owner for the difference in monthly service fees from

Fin. - 71

prepaid initial service fees were $13,675 for the Currency Series, $18 for the Dunn Series, $7,465 for the Graham Series, $307 for the Campbell Graham Series, $41,893 for the Long/Short Commodity Series and $31,264 for the Winton Series.

Aggregate interest income from all sources, including assets held at clearing brokers, up to 2% (annualized) is paid to the Managing Owner by the Balanced Series (Class 1 and Class 2 only), Winton Series, Campbell/Graham Series, Currency Series, Dunn Series and Graham Series. For the Balanced Series (Class 1a and Class 2a only), Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, 20% of the total interest allocated to each Series is paid to the Managing Owner. During the twelve months ended December 31, 2007, the Trust paid $7,064,961 of such interest income to the Managing Owner.

The Managing Owner pays to The Bornhoft Group Corporation, an affiliate of the Trust, a monthly fee of 0.25% (annualized) of the NAV of the Trust, for services in connection with the daily valuation of each Series and Class. For these services the Managing Owner paid The Bornhoft Group Corporation $1,032,296 in 2007. Additionally, The Bornhoft Group Corporation provides office space to the Managing Owner, prorates office expenses, and advances certain direct expenses on behalf of the Managing Owner. Under this agreement, the Managing Owner reimbursed The Bornhoft Group Corporation $316,970 for these expenses in 2007.

Solon Capital, LLC, an affiliate of the Trust, serves as wholesaler of the Trust by marketing to broker/dealer organizations. For these services, the Managing Owner paid Solon Capital, LLC, $3,096,889 in 2007.

6. Financial Highlights

The following information presents the financial highlights of the Fund for the year ended December 31, 2007. This data has been derived from the information presented in the financial statements.

	Balanced Series				Winton Series		Campbell/Graham Series
	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2007	$106.66	$95.97	$114.24	$97.88	$105.65	$106.81	$96.27	$101.86
Net operating results:
Interest income	2.52	2.26	2.74	2.34	2.64	2.70	2.58	2.76
Expenses	(7.83)	(7.02)	(5.13)	(4.38)	(9.03)	(5.95)	(7.27)	(4.71)
Net gain/(loss) on investments, net of minority interests	0.11	(0.32)	0.14	(0.37)	14.58	15.06	0.32	0.29
Net income	(5.20)	(5.07)	(2.24)	(2.41)	8.18	11.80	(4.37)	(1.66)
Net asset value, December 31, 2007	$101.46	$90.90	$112.00	$95.47	$113.83	$118.61	$91.90	$100.20
Ratios to average net assets (3)
Net investment gain/(loss)	-6.87%	-6.87%	-2.84%	-2.84%	-7.94%	-3.95%	-6.60%	-2.57%
Expenses before incentive fees	5.53%	5.53%	1.49%	1.49%	7.22%	3.23%	7.92%	3.90%
Expenses after incentive fees	10.14%	10.14%	6.11%	6.11%	11.21%	7.22%	10.23%	6.21%
Total return before incentive fees (2)	-1.79%	-1.55%	1.04%	1.28%	18.06%	23.26%	-2.80%	2.56%
Total return after incentive fees (2)	-5.24%	-5.00%	-2.41%	-2.17%	15.07%	20.28%	-4.52%	0.84%

	Currency		Dunn Series (4)		Graham Series
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2007	$101.16	$108.23	$76.91	$82.27	$84.70	$90.25
Net operating results:
Interest income	4.81	5.25	1.37	1.56	2.48	2.51
Expenses	(5.33)	(2.44)	(1.98)	(0.41)	(7.77)	(5.23)
Net gain/(loss) on investments, net of minority interests	0.02	(0.04)	(23.61)	(25.71)	15.63	16.84
Net income	(0.50)	2.77	(24.22)	(24.56)	10.34	14.12
Net asset value, December 31, 2007	$100.66	$111.00	$52.69	$57.71	$95.04	$104.37
Ratios to average net assets (3)
Net investment gain/(loss)	-0.68%	3.35%	-1.19%	1.97%	-7.96%	-4.02%
Expenses before incentive fees	6.93%	2.91%	3.86%	0.70%	8.61%	4.68%
Expenses after incentive fees	6.93%	2.91%	3.86%	0.70%	11.68%	7.75%
Total return before incentive fees (2)	-1.40%	0.75%	-34.57%	-40.99%	12.78%	17.82%
Total return after incentive fees (2)	-1.40%	0.75%	-34.57%	-40.99%	10.48%	15.52%

Fin. - 72

	Long Only		Long/Short		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2007	$95.45	$97.13	$100.42	$102.93	$96.75	$98.43
Net operating results:
Interest income	10.95	11.42	3.53	3.68	22.39	23.57
Expenses	(7.16)	(5.40)	(9.38)	(6.65)	(16.67)	(15.52)
Net gain/(loss) on investments, net of minority interests	11.56	11.89	6.89	7.22	(1.87)	(2.06)
Net income	15.34	17.91	1.05	4.26	3.84	5.99
Net asset value, December 31, 2007	$110.79	$115.04	$101.47	$107.19	$100.59	$104.42
Ratios to average net assets (3)
Net investment gain/(loss)	5.11%	7.79%	-7.82%	-3.80%	7.94%	10.63%
Expenses before incentive fees	9.67%	6.98%	9.27%	5.25%	23.17%	20.49%
Expenses after incentive fees	9.67%	6.98%	12.54%	8.53%	23.17%	20.49%
Total return before incentive fees (2)	15.62%	18.55%	3.53%	7.15%	5.38%	11.13%
Total return after incentive fees (2)	15.62%	18.55%	1.08%	4.70%	5.38%	11.13%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner's total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.
(3)	Annualized
(4)	The Dunn Series ceased trading operation on October 12, 2007

The following information presents the financial highlights of the Fund for the year ended December 31, 2006. This data has been derived from information presented in the financial statements.

	Balanced Series				Winton Series		Campbell/Graham Series
	Class 1	Class 1a	Class 2	Class 2a	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2006	$104.58	$100.00	$108.73	$100.00	$100.00	$100.00	$94.30	$96.83
Net operating results:
Interest income	2.09	0.84	2.16	1.98	3.45	2.33	2.40	2.61
Expenses	(5.64)	(3.32)	(2.59)	(2.38)	(10.51)	(5.70)	(6.06)	(3.57)
Net gain/(loss) on investments, net of minority interests	5.63	(1.55)	5.94	(1.72)	12.71	10.18	5.63	5.99
Net income	2.08	(4.03)	5.51	(2.12)	5.65	6.81	1.97	5.03
Net asset value, December 31, 2006	$106.66	$95.97	$114.24	$97.88	$105.65	$106.81	$96.27	$101.86
Ratios to average net assets
Net investment gain/(loss)	-3.38%	-2.44%	-0.41%	0.87%	-6.36%	-4.52%	-3.92%	-0.95%
Expenses before incentive fees	3.73%	3.89%	0.76%	0.58%	3.30%	1.47%	5.86%	2.88%
Expenses after incentive fees	5.35%	4.65%	2.38%	1.34%	9.48%	7.65%	6.52%	3.54%
Total return before incentive fees (2)	4.14%	0.28%	7.29%	0.92%	17.28%	27.87%	3.10%	2.53%
Total return after incentive fees (2)	2.02%	0.00%	5.11%	0.70%	16.84%	23.33%	2.10%	2.01%

	Currency		Dunn Series		Graham Series
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2006	$97.66	$101.42	$86.83	$90.15	$82.90	$85.73
Net operating results:
Interest income	2.28	2.79	2.01	2.19	2.21	2.31
Expenses	(4.17)	(1.56)	(2.93)	(0.48)	(5.09)	(2.73)
Net gain/(loss) on investments, net of minority interests	5.39	5.58	(9.00)	(9.59)	4.68	4.94
Net income	3.50	6.81	(9.92)	(7.88)	1.80	4.52
Net asset value, December 31, 2006	$101.16	$108.23	$76.91	$82.27	$84.70	$90.25
Ratios to average net assets
Net investment gain/(loss)	-1.82%	1.15%	-1.08%	1.92%	-3.44%	-0.47%
Expenses before incentive fees	4.30%	1.34%	3.52%	0.53%	6.08%	3.11%
Expenses after incentive fees	4.43%	1.46%	3.52%	0.53%	6.08%	3.11%
Total return before incentive fees (2)	5.30%	6.94%	-7.74%	-8.52%	2.32%	2.67%
Total return after incentive fees (2)	5.17%	6.72%	-7.74%	-8.52%	2.32%	2.67%

Fin. - 73

	Long Only		Long/Short		Managed Futures Index
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2006	$100.00	$100.00	$100.00	$100.00	$100.00	$100.00
Net operating results:
Interest income	3.66	3.83	3.65	3.70	3.56	3.65
Expenses	(3.63)	(1.77)	(7.38)	(4.61)	(4.08)	(2.24)
Net gain/(loss) on investments, net of minority interests	(4.58)	(4.93)	4.15	3.84	(2.73)	(2.98)
Net income	(4.55)	(2.87)	0.42	2.93	(3.25)	(1.57)
Net asset value, December 31, 2006	$95.45	$97.13	$100.42	$102.93	$96.75	$98.43
Ratios to average net assets
Net investment gain/(loss)	0.03%	1.98%	-3.80%	-0.90%	-0.54%	1.42%
Expenses before incentive fees	3.64%	1.69%	6.21%	3.32%	4.23%	2.27%
Expenses after incentive fees	3.64%	1.69%	7.51%	4.61%	4.23%	2.27%
Total return before incentive fees (2)	-4.51%	-2.66%	-1.65%	1.90%	-7.46%	-1.70%
Total return after incentive fees (2)	-4.51%	-2.66%	-2.43%	-0.74%	-7.46%	-1.70%

(1)	Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Computed using weighted average net assets outstanding during the period. An owner's total returns may vary from the above returns based on the timing of contributions and withdrawals. Total returns are not annualized.

The following information presents the financial highlights of the Fund for the year ended December 31, 2005. This data has been derived from information presented in the financial statements.

	Balanced Series		Beach Series		Campbell/Graham Series
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2005	$106.03	$106.85	$106.01	$106.84	$100.00	$100.00
Net operating results:
Interest income	1.14	1.14	1.17	1.17	1.12	1.12
Expenses	(8.42)	(5.46)	(9.25)	(6.40)	(6.78)	(4.30)
Net gain/(loss) on investments, net of minority interests	5.83	6.20	14.00	14.66	(0.04)	0.01
Net income	(1.45)	1.88	5.92	9.43	(5.70)	(3.17)
Net asset value, December 31, 2005	$104.58	$108.73	$111.93	$116.27	$94.30	$96.83
Ratios to average net assets (2)
Net investment gain/(loss)	-7.33%	-4.34%	-8.46%	-5.46%	-8.48%	-4.68%
Expenses before incentive fees	3.93%	0.94%	5.33%	2.34%	7.38%	3.58%
Expenses after incentive fees	8.48%	5.49%	9.67%	6.68%	10.13%	6.34%
Total return before incentive fees (3)	13.72%	9.89%	23.95%	11.92%	6.69%	9.58%
Total return after incentive fees (3)	9.17%	5.34%	19.61%	7.58%	4.25%	7.14%

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	Currency		Dunn Series		Graham Series
	Class 1	Class 2	Class 1	Class 2	Class 1	Class 2
Per unit operating performance (1)
Net asset value, January 1, 2005	$102.67	$103.47	$104.96	$105.77	$103.57	$103.92
Net operating results:
Interest income	1.10	1.10	1.13	1.13	0.85	0.85
Expenses	(5.69)	(2.77)	(3.24)	(0.51)	(5.09)	(2.58)
Net gain/(loss) on investments, net of minority interests	(0.42)	(0.38)	(16.02)	(16.24)	(16.43)	(16.46)
Net income	(5.01)	(2.05)	(18.13)	(15.62)	(20.67)	(18.19)
Net asset value, December 31, 2005	$97.66	$101.42	$86.83	$90.15	$82.90	$85.73
Ratios to average net assets (2)
Net investment gain/(loss)	-4.57%	-1.64%	-2.33%	0.66%	-5.01%	-2.02%
Expenses before incentive fees	5.64%	2.71%	3.54%	0.54%	6.00%	3.02%
Expenses after incentive fees	5.64%	2.71%	3.54%	0.54%	6.00%	3.02%
Total return before incentive fees (3)	-7.50%	-2.56%	-13.46%	-23.33%	-15.86%	-13.83%
Total return after incentive fees (3)	-7.50%	-2.56%	-13.46%	-23.33%	-15.86%	-13.83%

(1)	The Campbell/Graham Series commenced operation on February 11, 2005. Interest income and expenses per unit are calculated by dividing these amounts by the weighted average number of units outstanding during the period. The net gain/(loss) on investments, net of minority interests is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.
(2)	Ratios have been annualized for the Campbell/Graham Series and exclude the impact of the incentive fees except where otherwise noted. Incentive fees have not been annualized.
(3)	Computed using weighted average net assets outstanding during the period. An owner's total returns may vary from the avove returns based on the timing of contributions and withdrawals. Total returns are not annualized.

7. Trading Activities and Related Risks

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commodities Merchants (each, an “FCM”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the Statement of Financial Condition, may result in future obligation or loss in excess of the amount paid by the Series for a particular investment. Each Trading Company expects to trade in futures, options, forward and swap contracts and will therefore be a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions held by a Trading Company in respect of any Series at the same time, and if the Trading Advisor(s) of such Trading Company are unable to offset such futures interests positions, such Trading Company could lose all of its assets and the holders of Units of such Series would realize a 100% loss. The Managing Owner will seek to minimize market risk through real-time monitoring of open positions and the level of diversification of each Trading Advisor’s portfolio. It is anticipated that any Trading Advisor’s margin-to-equity ratio will typically not exceed approximately 35% although the actual ratio could be higher or lower from time to time.

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In addition to market risk, trading futures, forward and swap contracts entails credit risk in that a counterparty will not be able to meet its obligations to a Trading Company. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions. Some non-U.S. exchanges, in contrast to U.S. exchanges, are principals’ markets in which performance is the responsibility only of the individual counterparty with whom the Trading Company has entered into the transaction, and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

In the case of forward contracts traded on the interbank market and swaps, neither is traded on exchanges. The counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. The Managing Owner expects the Trading Advisors to trade only with those counterparties which it believes to be creditworthy. All positions of each Trading Company will be valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to any Trading Company.

The unrealized gain (loss) on open futures contracts is comprised of the following:

	Futures Contracts (exchange traded)
	2007	2006	2005
Gross Unrealized Gains	$23,009,450	$27,229,898	$17,528,857
Gross Unrealized (Losses)	(34,220,728)	(13,517,509)	(10,266,195)

Net Unrealized Gain (Loss)	($11,211,278)	$13,712,389	$7,262,662

The Managing Owner has established procedures to actively monitor and minimize market and credit risks. The Limited Owners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

8. Indemnifications

The Trust has entered into agreements, which provide for the indemnification of futures clearing brokers, currency trading companies, and commodity trading advisers, among others, against losses, costs, claims and liabilities arising from the performance of their individual obligations under such agreements, except for gross negligence or bad faith. The Trust has had no prior claims or payments pursuant to these agreements. The Trust’s individual maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. However, based on experience the Trust expects the risk of loss to be remote.

9. Subsequent Events

On February 28, 2008, the Trust invested in $214,950,000 principal amount of U.S. Treasury notes, with maturities ranging from one to seven years, with an average yield of 2.52%. The investment was funded by withdrawal of overnight funds held with banks.

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Equinox Fund Management, LLC

Consolidated Statements of Financial Condition (Unaudited)

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$1,011,915
Investments in The Frontier Fund	5,260,172	4,797,315
Accounts receivable	1,964
Accounts receivable from affiliates	4,252,927	4,001,144
Other current assets	152,241	141,418

Total current assets	9,667,304	9,951,792

OTHER ASSETS	48,750	—

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment	109,877	88,162
Information systems	50,014	50,014

	159,891	138,176
Accumulated depreciation	(94,274)	(74,083)

Net property and equipment	65,617	64,093

Total assets	$9,781,671	$10,015,885

LIABILITIES & MEMBERS’ CAPITAL

LIABILITIES
Deferred service fee revenue	$1,841,232	$1,214,497
Accounts payable	3,870,850	3,681,374
Accrued expenses	279,401	344,292
Accounts payable and accrued expenses due to affiliates	396,703	321,693

Total liabilities	6,388,186	5,561,856

MEMBERS’ CAPITAL (Note 5)
Capital contributions—Class A (accumulated, undeclared, distributions of $2,196,100 and $3,414,950, respectively)	5,381,000	5,381,000
Capital contributions—Class B	2,603,146	2,603,146
Capital distributions	(2,108,700)	(82,700)
Accumulated deficit	(2,481,961)	(3,447,417)

Total members’ capital	3,393,485	4,454,029

Total liabilities and members’ capital	$9,781,671	$10,015,885

See Notes to Consolidated Statements of Financial Condition.

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Equinox Fund Management, LLC

Notes to Consolidated Statements of Financial Condition

Note 1.    Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including The Frontier Fund (the Trust), a Delaware Unit Trust, which consists of the Balanced Series, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series (collectively, the Series).

The Company has three classes of capital investors, as defined in the Operating Agreement of Equinox Fund Management, LLC (the Agreement).

•	“Class A Member” shall mean that entity, as defined in the Agreement, which makes capital contributions to the Company to be invested by the Company directly in the Trust.

•

“Class B Member” shall mean that entity, as defined in the Agreement, which makes the start-up capital contributions to the Company. Profits and losses will be allocated to this member until start-up capital is recovered.

•	“Class C Member” shall mean that entity, as defined in the Agreement, issued Class C membership interests in exchange for services rendered.

As of September 30, 2008 and December 31, 2007, the only active classes of capital investors are Class A and Class B.

On December 23, 2007, a new corporation was formed, Equinox Distributors, Inc., a Delaware Corporation. Equinox Distributors, Inc. commenced operations on January 1, 2008, to provide wholesaling support services to The Frontier Fund. The consolidated statements of financial condition include Equinox Distributors, Inc. a wholly-owned subsidiary of the Company.

A summary of significant accounting policies is as follows:

The statements of financial condition as of September 30, 2008 and December 31, 2007, and the accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and cash equivalents and short term investments: Cash and cash equivalents include money market accounts and time deposits with original maturities of 90 days or less.

Investment transactions and valuation: The Company accounts for its investments in the Series of the Trust using the equity method of accounting. Transactions are recorded on a trade date basis and the Company recognizes it’s pro rata share of the earnings or losses of the respective Series as of the end of each calendar quarter. Because the Series publish a daily net asset value and the carrying value of the Company’s investments is adjusted accordingly, such investment is at fair value.

Furniture, fixtures, information systems and equipment: Furniture, fixtures & equipment are recorded at cost and depreciated on the double declining balance method over useful lives ranging from five to seven years. Information systems consist of hardware and capitalized software recorded at cost and depreciated on the double declining balance method over five years. Maintenance and repair costs are charged to expense as incurred. When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

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Impairment of long-lived assets: The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairment losses have been identified or recorded during the nine and twelve months ending September 30, 2008 and December 31, 2007, respectively.

Income taxes: The Company is classified as a partnership for federal income tax purposes. As a partnership for federal income tax purposes, the Company will not incur federal income tax liability. Items of partnership income, gains, loss and deduction will pass through to members, as partners in the Company. Therefore no federal income tax provision is required.

In July 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2007 and is to be applied to all open tax years as of the effective date. Management is evaluating the implications of FIN 48 and its potential effects on the financial position, results from operations and cash flows. On November 3, 2008, the FASB proposed FASB Staff Position (FSP) that would further delay the effective date of FIN 48 for private companies by one year.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables and prepaid expenses, which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Principles of consolidation: The accompanying consolidated statements of financial condition include the accounts of Equinox Distributors, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

Deferred service fee revenues: The Company receives monthly from the Trust twelve months of service fees calculated upon new Class 1 investments in the Trust during each month. The service fees are earned ratably over the twelve months, and the unearned portion is recorded as deferred service fee revenues.

Offering costs: The Company, as the sponsoring management company of the Trust, has agreed to absorb the offering costs of the Trust. Offering costs include legal fees and accounting services related to the initial and ongoing filing of documents necessary for obtaining and maintaining regulatory approval for offering of the Trust to investors, regulatory filing fees, and printing and ancillary costs. Offering costs are expensed as incurred.

Reclassification: Certain accounts in the prior year financial statements have been reclassified to conform to the current year presentation.

Use of estimates: The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that

Fin. - 79

affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently adopted accounting pronouncements:

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. The adoption of SFAS 157 on January 1, 2008 did not have a material effect on the Company’s financial statements. See Note 2—Fair Value Measurements.

Note 2.    Fair Value Measurements

Effective January 1, 2008, the Company adopted the provisions of SFAS No. 157, “Fair Value Measurements,” for financial assets. The Company utilizes valuation techniques that are consistent with the market approach per the requirement of SFAS 157. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. The Company applies the valuation techniques in a consistent manner for each asset. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the assets. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the financial asset based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the financial asset based on the best information available in the circumstances. In addition, the Company monitors counterparty credit risk and incorporates any identified risk factors when assigning input levels to underlying financial assets or liabilities. In that regard SFAS 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical financial assets and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Company’s entire investment portfolio (see Note 3) is reported at fair value using Level 1 inputs based upon daily unadjusted quoted prices from active markets for the identical financial assets that comprise the underlying investment.

Note 3.    Investments in The Frontier Fund

The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has

Fin. - 80

agreed with several state regulatory authorities that it will also maintain a 1% interest in the capital of Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, as well as the aggregate capital of Balanced Series Classes 1a and 2a. Investments in the Series of the Trust at September 30, 2008 and December 31, 2007 are presented below:

	Investment Value as of September 30, 2008	Information of the Investee Series of The Frontier Fund as of and for the Nine Months Ended September 30, 2008
Series		Assets	Liabilities and Minority Interests	Total Owners’ Capital	Equinox % of Ownership	Results of Operations
Balanced Series	$3,327,093	$285,956,697	$7,203,342	$278,753,355	1.19%	$28,865,812
Winton Series	250,279	82,978,129	14,070,579	68,907,550	0.36%	1,036,414
Campbell/Graham/Tiverton Series	265,151	70,580,558	4,875,806	65,704,752	0.40%	3,783,455
Currency Series	282,781	29,496,202	15,029,649	14,466,553	1.95%	(884,181)
Winton/Graham Series	50,175	35,095,632	443,448	34,652,184	0.14%	51,455
Long Only Commodity Series	168,879	6,629,138	68,343	6,560,795	2.57%	(425,897)
Long/Short Commodity Series	610,562	70,913,478	8,878,459	62,035,019	0.98%	(46,703)
Managed Futures Index Series	305,252	2,305,953	17,899	2,288,054	13.34%	(19,937)

	$5,260,172	$583,955,787	$50,587,525	$533,368,262	0.99%	$32,360,418

As of September 30, 2008 the Company fell below the 1% threshold of ownership in The Frontier Fund, as adopted in its prospectus, in aggregate, and in the Long/Short Commodity Series as agreed with certain regulatory authorities. In October 2008, the Company reallocated its ownership in the Series to increase the ownership in the Long/Short Commodity Series to the minimum 1% requirement. The aggregate investment threshold was brought to the required 1% level as of November 17, 2008. All required 1% thresholds are met as of the publication of this report.

	Investment Value As of December 31, 2007	Information of the Investee Series of The Frontier Fund as of and for the Twelve Months Ended December 31, 2007
Series		Assets	Liabilities and Minority Interests	Total Owners' Capital	Equinox % of Ownership	Results of Operations
Balanced Series	$2,918,973	$284,867,427	$27,282,581	$257,584,846	1.13%	$(13,183,593)
Winton Series	236,530	46,779,088	739,927	$46,039,161	0.51%	3,840,003
Campbell/Graham Series	244,457	66,766,473	5,415,569	$61,350,904	0.40%	(2,336,186)
Currency Series	513,938	15,232,200	4,640,194	$10,592,006	4.85%	(113,197)
Dunn Series	0	0	0	$—	0.00%	(34,492)
Graham Series	44,700	7,955,224	86,241	$7,868,983	0.57%	872,011
Long Only Commodity Series	170,094	5,051,981	21,913	$5,030,068	3.38%	724,999
Long/Short Commodity Series	374,050	50,619,254	15,867,618	$34,751,636	1.08%	432,147
Managed Futures Index Series	294,572	971,247	13,798	$957,449	30.77%	44,964

	$4,797,314	$478,242,894	$54,067,841	$424,175,053	1.13%	$(9,753,344)

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The Company is the Trust’s Managing Owner, as defined. The Company is not required to consolidate the financial statements of the Trust under Emerging Issues Task Force Issue 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (EITF 04-5), as the Trust’s Managing Owners, as defined, have kick-out rights.

Note 4.    Related Party Transactions

The Company invested or withdrew funds from the Trust during the nine months ended September 30, 2008 and twelve months ended December 31, 2007 as presented below:

Investments/Withdrawals	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Aggregate investments	$217,000	$4,081,000
Aggregate withdrawals	217,000	3,400,578

Each Series of the Trust pays to the Company a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 2.5% for the Campbell/Graham/Tiverton and Winton/Graham Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and Managed Futures Index Series, and 3.5% for the Long/Short Commodity Series. The Company pays all or a portion of such management fees to the trading advisor(s) for such Series.

Each Series pays to the Company a monthly trading fee up to a maximum annual rate of 0.75% of such Series’ assets, calculated on a daily basis.

In addition, each Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series and Currency Series employ multiple trading advisors, the Balanced Series and Currency Series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Balanced Series; and 20% for the Winton, Currency, Campbell/Graham/Tiverton, Winton/Graham and Long/Short Commodity Series. There is no incentive fee for the Long Only Commodity Series or Managed Futures Index Series. The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance.

Up to two percentage points (annualized) of aggregate return of interest income of Balanced Series Classes 1 and 2, Winton Series, Campbell/Graham/Tiverton Series, Currency Series, and Winton/Graham Series, from all sources, including assets held at clearing brokers, is paid to the Company. Up to 20% of the aggregate interest of Balanced Series Classes 1a and 2a, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series is paid to the Company.

With respect to Class 1 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 3.0%, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. Since the Company is prepaying the initial service fee for the first year and is being reimbursed therefore by the Series monthly in arrears based upon a corresponding percentage of net asset value, it bears the risk and the upside potential of any difference between the amount of the initial service fee prepaid and the amount of the reimbursement thereof as a result of variations in net asset value.

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Accounts receivable/payable from/to the Trust, as described above, as of September 30, 2008 and December 31, 2007 are presented below:

Fee Type	2008	2007
Management fees	$632,268	$439,082
Incentive fees	1,628,403	2,030,699
Interest fees	709,030	593,646
Initial service fees	232,029	136,048
Trailing service fees	707,000	571,598
Prepaid service fee adjustment	74,175	(3,653)
Trading fees	270,022	233,724

Total	$4,252,927	$4,001,144

Bornhoft Group Securities Corporation, an affiliate of the Company, is paid service fees when it acts as a selling agent. Service fees payable to Bornhoft Group Securities Corporation as of September 30, 2008 and December 31, 2007 were $170 and $3,033, respectively.

The Bornhoft Group Corporation, an affiliate of the Company, provides services to the Company in connection with the daily valuation of each Series and class of the Trust. For these services the Company pays The Bornhoft Group Corporation a fee of 0.25% (annualized) of the net asset value of the Trust, calculated daily. Additionally, The Bornhoft Group Corporation provides office space to the Company, prorates office expenses, and advances certain direct expenses on behalf of the Company. As of September 30, 2008 and December 31, 2007, accounts payable and accrued expenses due to The Bornhoft Group Corporation were $29,347 and $30,810, respectively.

The Company pays to Solon Capital LLC, an affiliate, a monthly fee of 0.45% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with product development and marketing services. As of September 30, 2008 and December 31, 2007, accounts payable and accrued expenses due to Solon Capital were $197,036 and $287,850, respectively.

The Company pays to Equinox Distributors, Inc., a wholly owned subsidiary, a monthly fee of 0.38% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with wholesaling services for the Trust to the broker/dealer community. Equinox Distributors, Inc. began operations on January 1, 2008, and is consolidated to Equinox Fund Management LLC for financial statement presentation.

The Frontier Fund (Trust), an affiliate of the Company, pays fees, as described above to the Company for management and operations of the Trust, as Managing Owner. Additionally the Trust pays fees to the Company due to third parties related to commodity trading advisor fees and broker/dealer fees that are disbursed by the Company. As of September 30, 2008 and December 31, 2007, there was an amount due to Frontier Fund resulting from an overpayment of incentive fees of $170,000 and $0, respectively.

Note 5.    Members’ Capital

Capital contributions among the three Classes (see Note 1) shall be treated in accordance with the provisions of Section 3 “Capital Contribution; Capital Accounts” of the Agreement. Distributions of capital and profits of the Company shall be treated in accordance with the provisions of Section 4 “Distributions: Allocation of Profits and Losses” of the Agreement, which provides priority of distribution of available cash as follows:

a.	“Class A Minimum Return Threshold” as defined in the Agreement.

b.	Return of Class B Member capital.

c.	Profits to Class B and C Members.

Fin. - 83

Class A Minimum Return Threshold is an amount equal to a simple, non-compounded return of twenty percent (20%) per calendar year (prorated for any partial calendar year) on the Class A Member’s Capital Account Balance reduced by an amount equal to the distributions made to the Class A Member during such calendar year. The total Class A Minimum Return Threshold distributions that were accumulated and undeclared as of September 30, 2008 and December 31, 2007 were $2,196,100 and $3,414,950, respectively.

Distributions of Capital or profits may only be made upon authorization by the Management Committee, which may only be granted under the Agreement after maintenance of funds necessary to meet regulatory requirements (the Company’s required 1% investment in The Frontier Fund [see Note 3] and minimum Total Members’ Capital), working capital requirements, and Reserves as defined in the Agreement.

A Put Option is provided in the Agreement for the Class A Member to cause the Company to purchase all or part of the Class A Membership Interest, subject to terms and conditions including the Company’s requirement of maintenance of necessary funds described above.

In 2003, the Company was initially capitalized by Plimpton Capital with $1,756,000 of Class A Member Capital and $1,026,000 of Class B Member Capital. On September 23, 2004, Plimpton Capital, LLC invested an additional $3,250,000 in Class A and $1,250,000 in Class B. On October 6, 2004, Plimpton Capital invested an additional $452,146 in Class B, and on October 7, 2004, another $250,000 in Class B. There was a reallocation of $375,000 of Class B Member Capital to Class A Member Capital during the twelve months ending December 31, 2007. There were no additional capital contributions to any class during the nine months ending September 30, 2008.

The Company made distributions of $82,700 to Class B Members during the twelve months ending December 31, 2007. The Company reclassified the $82,700 distribution for 2007 from Class B Members to Class A Members under the “Class A Minimum Return Threshold” provision, as defined in the Agreement, in 2008. The Company made a distribution of $2,026,000 to Class A Members under the Class A Minimum Return Threshold provision during the nine months ending September 30, 2008.

Note 6.    Trading Activities and Related Risks

The Company, through its investments in the Trust, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Company is exposed to both market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Certain series of the Trust enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of counterparty insolvency, it is possible that the recovered amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

Fin. - 84

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of the swap transactions in which it engages. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

The Company is exposed to concentrations of credit risk. The Company maintains cash at U.S. Bank National Association. The total cash balance maintained at the financial institution is insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per depositor, per bank. The Company’s cash balance on deposit at September 30, 2008 did not exceed the balance insured by the FDIC.

Fin. - 85

INDEPENDENT AUDITOR’S REPORT

To the Executive Committee of the Managing Owner

Equinox Fund Management, LLC

We have audited the accompanying statements of financial condition of Equinox Fund Management, LLC (the Company) as of December 31, 2007 and 2006. These statements of financial condition are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

In our opinion, the statements of financial condition referred to above present fairly, in all material respects, the financial position of Equinox Fund Management, LLC as of December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

April 21, 2008

Fin. - 86

Equinox Fund Management, LLC

Statements of Financial Condition

	December 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash and cash equivalents	$1,011,915	$1,958,620
Investment in The Frontier Fund	4,797,315	3,849,989
Accounts receivable from affiliates	4,001,144	1,358,177
Other current assets	141,418	39,639

Total current assets	9,951,792	7,206,425

Property and Equipment
Furniture, fixtures and equipment	88,162	31,094
Information systems	50,014	41,032

	138,176	72,126
Accumulated depreciation	(74,083)	(45,755)

	64,093	26,371

Total assets	$10,015,885	$7,232,796

LIABILITIES AND MEMBERS’ CAPITAL

CURRENT LIABILITIES
Deferred service fee revenue	$1,214,497	$2,287,884
Accounts payable	3,681,374	1,928,087
Accrued expenses	344,292	224,831
Accounts payable and accrued expenses due to affiliates	321,693	331,987

Total current liabilities	5,561,856	4,772,789

MEMBERS’ CAPITAL
Capital, Class A	5,381,000	5,006,000
Capital, Class B	2,520,446	2,978,146
Accumulated deficit	(3,447,417)	(5,524,139)

	4,454,029	2,460,007

Total liabilities and members’ capital	$10,015,885	$7,232,796

See Notes to Statements of Financial Condition.

Fin. - 87

Equinox Fund Management, LLC

Notes to Statements of Financial Condition

As of December 31, 2007 and 2006

Note 1.     Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including The Frontier Fund (the Trust), a Delaware Unit Trust, which consists of the Balanced Series, Winton Series, Campbell/Graham Series, Currency Series, Dunn Series, Graham Series, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series (collectively, the Series).

The Company has four classes of capital investors, as defined in the Operating Agreement of Equinox Fund Management, LLC (the Agreement), dated June 25, 2003:

•	“Class A Member” shall mean that entity, as defined in the Agreement, which makes capital contributions to the Company to be invested by the Company directly in the Trust.

•

“Class B Member” shall mean that entity, as defined in the Agreement, which makes the start-up capital contributions to the Company. Profits and losses will be allocated to this member until start-up capital is recovered.

•	“Class C Member” shall mean that entity, as defined in the Agreement, issued Class C membership interests in exchange for services rendered.

•

“Class D Member” shall mean the person or entity, as defined in the Agreement, issued a membership interest in the Company pursuant to the exercise of certain options pursuant to the terms and conditions of the option agreement.

As of December 31, 2007 and 2006, the only active classes of capital investors are Class A and Class B.

A summary of significant accounting policies is as follows:

The statements of financial condition as of December 31, 2007 and 2006, and the accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and cash equivalents and short term investments: Cash and cash equivalents include money market accounts and time deposits with original maturities of 90 days or less.

Investment transactions and valuation: The Company accounts for its investments in the Series of the Trust using the equity method of accounting. Transactions are recorded on a trade date basis and the Company recognizes it’s pro rata share of the earnings or losses of the respective Series as of the end of each calendar quarter. Because the Series publish a daily net asset value and the carrying value of the Company’s investments is adjusted accordingly, such investment is at fair value.

Furniture, fixtures, information systems and equipment: Furniture, fixtures & equipment are recorded at cost and depreciated on the double declining balance method over useful lives ranging from five to seven years. Information systems consist of hardware and capitalized software recorded at cost and depreciated on the double declining balance method over five years. Maintenance and repair costs are charged to expense as incurred. When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

Impairment of long-lived assets: The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Fin. - 88

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairment losses have been identified or recorded during the twelve months ending December 31, 2007 and 2006, respectively.

Income taxes: The Company is classified as a partnership for federal income tax purposes. As a partnership for federal income tax purposes, the Company will not incur federal income tax liability. Items of partnership income, gains, loss and deduction will pass through to members, as partners in the Company. Therefore no federal income tax provision is required.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables and prepaid expenses, which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

Deferred service fee revenues: The Company receives monthly from the Trust twelve months of service fees calculated upon new Class 1 investments in the Trust during each month. The service fees are earned ratably over the twelve months, and the unearned portion is recorded as deferred service fee revenues.

Offering costs: The Company, as the sponsoring management company of the Trust, has agreed to absorb the offering costs of the Trust. Offering costs include legal fees and accounting services related to the initial and ongoing filing of documents necessary for obtaining and maintaining regulatory approval for offering of the Trust to investors, regulatory filing fees, and printing and ancillary costs. Offering costs are expensed as incurred.

Use of estimates: The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently adopted accounting pronouncements: In September 2006, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 157, Fair Value Measurements (FAS 157). FAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and expands on required disclosures about fair value measurement. FAS 157 takes effect for the Company as of January 1, 2008. The provisions of FAS 157 do not have a material impact on the Statement of Financial Condition.

Fin. - 89

Note 2.     Investment in The Frontier Fund

The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has agreed with several state regulatory authorities that it will also maintain a 1% interest in the capital of Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series, as well as the aggregate capital of Balanced Series Classes 1a and 2a. Investments in the Series of the Trust at December 31, 2007 and 2006 are presented below:

		Information of the Investee Series of The Frontier Fund
	Investment Value As of December 31, 2007	as of and for the Twelve Months Ended December 31, 2007
Series		Assets	Liabilities and Minority Interests	Total Owners’ Capital	Equinox % of Ownership	Results of Operations
Balanced Series	$2,918,973	$284,867,427	$27,282,581	$257,584,846	1.13%	$(13,183,593)
Winton Series	236,530	46,779,088	739,927	46,039,161	0.51%	3,840,003
Campbell/Graham Series	244,457	66,766,473	5,415,569	61,350,904	0.40%	(2,336,186)
Currency Series	513,938	15,232,200	4,640,194	10,592,006	4.85%	(113,197)
Dunn Series	—	—	—	—	0.00%	(34,492)
Graham Series	44,700	7,955,224	86,241	7,868,983	0.57%	872,011
Long Only Commodity Series	170,094	5,051,981	21,913	5,030,068	3.38%	724,999
Long/Short Commodity Series	374,050	50,619,254	15,867,618	34,751,636	1.08%	432,147
Managed Futures Index Series	294,573	971,247	13,798	957,449	30.77%	44,964

	$4,797,315	$478,242,894	$54,067,841	$424,175,053	1.13%	$(9,753,344)

		Information of the Investee Series of The Frontier Fund
	Investment Value As of December 31, 2006	as of and for the Year Ended December 31, 2006
Series		Assets	Liabilities and Minority Interests	Total Owners’ Capital	Equinox % of Ownership	Results of Operations
Balanced Series	$760,606	$323,438,309	$45,431,337	$278,006,972	0.27%	$4,495,683
Winton Series	229,838	896,062	248,417	647,645	35.49%	330,374
Campbell/Graham Series	2,105,061	99,825,922	43,632,441	56,193,481	3.75%	1,143,594
Currency Series	16,689	18,247,686	10,861,059	7,386,627	0.23%	283,991
Dunn Series	823	524,678	372,744	151,934	0.54%	(17,798)
Graham Series	389,915	20,493,398	12,452,566	8,040,832	4.85%	256,829
Long Only Commodity Series	47,631	10,618,353	6,181,488	4,436,865	1.07%	(318,741)
Long/Short Commodity Series	249,285	22,234,616	58,539	22,176,077	1.12%	263,054
Managed Futures Index Series	50,141	10,424,977	9,872,248	552,729	9.07%	(12,061)

	$3,849,989	$506,704,001	$129,110,839	$377,593,162	1.02%	$6,424,925

Note 3.    Related Party Transactions

The Company invested or withdrew funds from the Trust during the twelve months ending December 31, 2007 and 2006 as presented below:

Investments/Withdrawals	2007	2006
Aggregate investments	$4,081,000	$4,820,509
Aggregate withdrawals	3,400,578	3,176,309

Fin. - 90

Each Series of the Trust pays to the Company a monthly management fee equal to a certain percentage of such Series’ assets, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Balanced Series, 2.5% for the Campbell/Graham and Graham Series, 2.0% for the Winton Series, Currency Series, Long Only Commodity Series and Managed Futures Index Series, and 3.5% for the Long/Short Commodity Series. There is no management fee for the Dunn Series. The Company pays all or a portion of such management fees to the trading advisor(s) for such Series.

Each Series pays to the Company a monthly trading fee up to a maximum annual rate of 0.75% of such Series’ assets, calculated on a daily basis.

In addition, each Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Balanced Series and Currency Series employ multiple trading advisors, the Balanced Series and Currency Series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Balanced and Dunn Series, and 20% for the Winton, Currency, Campbell/Graham, Graham and Long/Short Commodity Series. There is no incentive fee for the Long Only Commodity Series or Managed Futures Index Series. The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance.

Up to two percentage points (annualized) of aggregate return of interest income of Balanced Series Classes 1 and 2, Winton Series, Campbell/Graham Series, Currency Series, Dunn Series and Graham Series, from all sources, including assets held at clearing brokers, is paid to the Company. Up to 20% of the aggregate interest of Balanced Series Classes 1a and 2a, Long Only Commodity Series, Long/Short Commodity Series and Managed Futures Index Series is paid to the Company.

With respect to Class 1 of each Series, the Series pays monthly to the Company a service fee at an annualized rate of up to 3.0%, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. Since the Company is prepaying the initial service fee for the first year and is being reimbursed therefore by the Series monthly in arrears based upon a corresponding percentage of net asset value, it bears the risk and the upside potential of any difference between the amount of the initial service fee prepaid and the amount of the reimbursement thereof as a result of variations in net asset value.

Accounts receivable/payable from/to the Trust, as described above, as of December 31, 2007 and 2006 are presented below:

Fee Type	2007	2006
Management fees	$439,082	$367,763
Incentive fees	2,030,699	(291,568)
Interest fees	593,646	538,352
Initial service fees	136,048	307,047
Trailing service fees	571,598	284,368
Prepaid service fee adjustment	(3,653)	(19,558)
Trading fees	233,724	171,773

	$4,001,144	$1,358,177

Fin. - 91

Bornhoft Group Securities Corporation, an affiliate of the Company, is paid service fees when it acts as a selling agent. Service fees payable to Bornhoft Group Securities Corporation as of December 31, 2007 and 2006 were $3,033 and $6,635, respectively.

The Bornhoft Group Corporation, an affiliate of the Company, provides services to the Company in connection with the daily valuation of each Series and class of the Trust. For these services the Company pays The Bornhoft Group Corporation a fee of 0.25% (annualized) of the net asset value of the Trust, calculated daily. Additionally, The Bornhoft Group Corporation provides office space to the Company, prorates office expenses, and advances certain direct expenses on behalf of the Company. As of December 31, 2007 and 2006, accounts payable and accrued expenses due to The Bornhoft Group Corporation were $30,810 and $92,191, respectively.

The Company pays to Solon Capital LLC, an affiliate, a monthly fee of 0.75% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with marketing the Trust to the broker/dealer community. As of December 31, 2007 and 2006, accounts payable and accrued expenses due to Solon Capital were $287,850 and $233,161, respectively.

An affiliate of the Company, Plimpton Capital, LLC, loaned $100,000 to the Company in 2005, bearing interest at 4.5% annually. The loan and accrued interest were repaid on June 12, 2006. There were no loans by affiliates of the Company to the Company during the twelve months ending December 31, 2007.

Note 4.    Members’ Capital

In 2003, the Company was initially capitalized by Plimpton Capital with $1,756,000 of Class A Member Capital and $1,026,000 of Class B Member Capital. On September 23, 2004, Plimpton Capital, LLC invested an additional $3,250,000 in Class A and $1,250,000 in Class B. On October 6, 2004, Plimpton Capital invested an additional $452,146 in Class B, and on October 7, 2004, another $250,000 in Class B. There were no capital contributions to any class of capital in 2006. There was a reallocation of $375,000 of Class B Member Capital to Class A Member Capital during the twelve months ending December 31, 2007.

Distributions of Trust Distributable Cash (TDC as defined in the Agreement) shall be made to the Class A Member. Distributions of TDC from management operations, other than capital transactions, to the extent available, shall be distributed to the Class B, Class C and Class D Members in the following order of priority:

•	first, one hundred percent (100%) to the Class B Member, until the Class B Member has received cumulative distributions equal to the start-up capital contribution; and

•	thereafter, to the Class B, Class C and Class D Members, pro rata, in accordance with their percentage profits interests.

Distributions of TDC from management operations attributable to capital transactions, to the extent available, shall be distributed to the Class B and Class D Members, pro rata, in accordance with their percentage capital interests.

The Company made no distributions in 2006. The Company made $82,700 in distributions to Class B Members during the twelve months ending December 31, 2007.

Note 5.    Trading Activities and Related Risks

The Company, through its investments in the Trust, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as part

Fin. - 92

of a diversified trading strategy. The Company is exposed to both market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Certain series of the Trust enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of a counterparty’s insolvency, it is possible that the recovered amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of the swap transactions in which it engages. As both a buyer and seller of options, the Company pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Company to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Company. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

The Company is exposed to concentrations of credit risk. The Company maintains cash at one financial institution. The total cash balance maintained at the financial institution is insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per depositor, per bank. The Company had cash as of December 31, 2007, that exceeded the balance insured by the FDIC.

Fin. - 93

Report of Independent Registered Public Accounting Firm

To the Frontier Fund, as sole member of the Trading Companies

We have audited each of the accompanying statements of financial condition including the condensed schedule of investments, of Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company IV LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, and Frontier Trading Company IX, LLC (collectively, the “Trading Companies”) as of December 31, 2007 and 2006, and the related statements of operations and changes in members’ equity for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Trading Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, each of the financial statements referred to above present fairly, in all material respects, the financial position of Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company IV LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, and Frontier Trading Company IX, LLC as of December 31, 2007 and 2006, and the results of their operations and changes in members’ equity for each of the three years in the period ended December 31, 2007 in conformity with U.S. generally accepted accounting principles.

As described in Note 7 to the financial statements, the 2007 and 2006 financial statements have been restated to include the condensed schedule of investments and a financial highlights footnote which were previously omitted.

/s/ McGladrey & Pullen, LLP

Denver, Colorado

January 27, 2009

Fin. - 94

The Trading Companies of the Frontier Fund

Statements of Financial Condition

December 31, 2007 and December 31, 2006

	Frontier Trading Company I LLC		Frontier Trading Company II LLC		Frontier Trading Company III LLC
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2007	12/31/2006
ASSETS
Cash held at futures commission merchants	$25,861,525	$13,191,065	$9,924,146	$7,018,159	$1,539,788	$1,495,953
Open trade equity	461,880	4,850,568	970,867	1,422,913	34,703	41,615
Swap contracts	32,329,392	—	—	—	822,068	1,474,958

Total Assets	$58,652,797	$18,041,633	$10,895,013	$8,441,072	$2,396,559	$3,012,526

MEMBERS’ EQUITY
MEMBERS’ EQUITY	58,652,797	18,041,633	10,895,013	8,441,072	2,396,559	3,012,526

Total Members’ Equity	$58,652,797	$18,041,633	$10,895,013	$8,441,072	$2,396,559	$3,012,526

	Frontier Trading Company IV LLC (1)		Frontier Trading Company V LLC		Frontier Trading Company VI LLC
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2007	12/31/2006
ASSETS
Cash held at futures commission merchants	$—	$1,284,925	$12,761,730	$13,938,010	$13,863,217	$16,383,004
Open trade equity	—	235,235	—	1,576,367	—	4,882,656
Swap contracts	—	—	—	—	14,912,063	34,603,385

Total Assets	$—	$1,520,160	$12,761,730	$15,514,377	$28,775,280	$55,869,045

LIABILITIES & MEMBERS’ EQUITY
LIABILITIES
Open trade deficit	$—	$—	$96,656	$—	$1,481,122	$—

Total Liabilities	—	—	96,656	—	1,481,122	—

MEMBERS’ EQUITY	—	1,520,160	12,665,074	15,514,377	27,294,158	55,869,045

Total Liabilities and Members’ Equity	$—	$1,520,160	$12,761,730	$15,514,377	$28,775,280	$55,869,045

	Frontier Trading Company VII, LLC		Frontier Trading Company VIII, LLC		Frontier Trading Company IX, LLC
	12/31/2007	12/31/2006	12/31/2007	12/31/2006	12/31/2007	12/31/2006
ASSETS
Cash held at futures commission merchants	$21,539,642	$4,485,621	$—	$—	$2,576,122	$1,729,868
Open trade equity	—	280,503	—	—	50,316	428,995
Swap contracts	—	—	768,028	806,473	—	—

Total Assets	$21,539,642	$4,766,124	$768,028	$806,473	$2,626,438	$2,158,863

LIABILITIES & MEMBERS’ EQUITY
LIABILITIES
Open trade deficit	$11,151,267	$—	$—	$—	$—	$—

Total Liabilities	11,151,267	—	—	—	—	—

MEMBERS’ EQUITY	10,388,375	4,766,124	768,028	806,473	2,626,438	2,158,863

Total Liabilities and Members’ Equity	$21,539,642	$4,766,124	$768,028	$806,473	$2,626,438	$2,158,863

(1)	Frontier Trading Company IV LLC ceased operations in October 2007

The accompanying notes are an integral part of these statements.

Fin. - 95

The Trading Companies of the Frontier Fund

Condensed Schedule of Investments

December 31, 2007

	Frontier Trading Company I, LLC		Frontier Trading Company II, LLC		Frontier Trading Company III, LLC		Frontier Trading Company IV, LLC		Frontier Trading Company V, LLC
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(296,085)	-0.50%	$(750,925)	-6.89%	$—	0.00%	$—	0.00%	$(46,995)	-0.37%
Various currency futures contracts (US)	(1,881)	0.00%	(170,950)	-1.57%	—	0.00%	—	0.00%	5,213	0.04%
Various currency futures contracts (Canada)	16,808	0.03%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	76,877	0.13%	43,498	0.40%	—	0.00%	—	0.00%	(8,656)	-0.07%
Various currency futures contracts (Far East)	7,187	0.01%	17,336	0.16%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	339,042	0.58%	436,155	4.00%	—	0.00%	—	0.00%	23,239	0.18%
Various interest rates futures contracts (US)	33,680	0.06%	(53,497)	-0.49%	—	0.00%	—	0.00%	1,922	0.02%
Various interest rates futures contracts (Canada)	(4,235)	-0.01%	(4,610)	-0.04%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	1,772	0.00%	(12,044)	-0.11%	—	0.00%	—	0.00%	4,554	0.04%
Various interest rates futures contracts (Far East)	(117,265)	-0.20%	132,985	1.22%	—	0.00%	—	0.00%	39,259	0.31%
Various precious metals futures contracts (US)	84,180	0.14%	380,950	3.50%	—	0.00%	—	0.00%	440	0.00%
Various soft futures contracts (US)	1,299,271	2.22%	755,306	6.93%	—	0.00%	—	0.00%	(1,859)	-0.01%
Various soft futures contracts (Europe)	(1,792)	0.00%	(856)	-0.01%	—	0.00%	—	0.00%	(3,802)	-0.03%
Various soft futures contracts (Canada)	—	0.00%	2,547	0.02%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	232,252	0.40%	(102,551)	-0.94%	—	0.00%	—	0.00%	(2,020)	-0.02%
Various stock index futures contracts (Canada)	89,362	0.15%	15,879	0.15%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	108,920	0.17%	100,550	0.92%	—	0.00%	—	0.00%	(6,130)	-0.05%
Various stock index futures contracts (Far East)	5,117	0.01%	(4,309)	-0.04%	—	0.00%	—	0.00%	(988)	-0.01%

Total Long Futures Contracts	1,873,210	3.19%	785,464	7.21%	—	0.00%	—	0.00%	4,177	0.03%
LONG CURRENCY FORWARDS	0	0.00%	—	0.00%	120	0.01%	—	0.00%	107,869	0.85%
LONG SWAPS / OPTIONS	32,329,392	55.12%	—	0.00%	822,068	34.30%	—	0.00%	—	0.00%
SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	138,659	0.24%	415,456	3.81%	—	0.00%	—	0.00%	95,072	0.75%
Various currency futures contracts (US)	(1,028,111)	-1.75%	(26,538)	-0.24%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	44,459	0.08%	6,522	0.06%	—	0.00%	—	0.00%	(3,312)	-0.03%
Various currency futures contracts (Far East)	(679)	0.00%	(11,329)	-0.10%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	(120,010)	-0.20%	(60,210)	-0.55%	—	0.00%	—	0.00%	(28,300)	-0.22%
Various interest rates futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	(6,547)	-0.05%
Various interest rates futures contracts (Canada)	—	0.00%	(1,672)	-0.02%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	478,146	0.82%	(18,832)	-0.17%	—	0.00%	—	0.00%	(9,568)	-0.08%
Various interest rates futures contracts (Far East)	29,196	0.05%	2,298	0.02%	—	0.00%	—	0.00%	(1,029)	-0.01%
Various precious metals futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (US)	(299,754)	-0.51%	(120,292)	-1.10%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(692,455)	-1.18%	—	0.00%	—	0.00%	—	0.00%	7,815	0.06%
Various stock index futures contracts (Europe)	34,204	0.06%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	5,015	0.01%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	(1,411,330)	-2.38%	185,403	1.71%	—	0.00%	—	0.00%	54,131	0.42%
SHORT CURRENCY FORWARDS	0	0.00%	—	0.00%	34,583	1.44%	—	0.00%	(262,833)	-2.07%
Total Open Trade Equity	$32,791,272	55.93%	$970,867	8.92%	$856,771	35.75%	$—	0.00%	$(96,656)	-0.77%

No individual futures, forwards and option on futures contract position constituted greater than 5 percent of Net Asset Value (Members’ Equity). Accordingly, the number of contracts and expiration dates are not presented.

Fin - 96

	Frontier Trading Company VI, LLC		Frontier Trading Company VII, LLC		Frontier Trading Company VIII, LLC		Frontier Trading Company IX, LLC
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(12,033)	-0.04%	$78,655	0.76%	$—	0.00%	$(306,507)	-11.67%
Various currency futures contracts (US)	136,888	0.50%	(29,520)	-0.28%	—	0.00%	12,763	0.49%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	(32,615)	-0.12%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	250,679	0.92%	2,390,287	23.01%	—	0.00%	30,475	1.16%
Various interest rates futures contracts (US)	37,546	0.14%	52,718	0.51%	—	0.00%	1,594	0.06%
Various interest rates futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	99,151	0.36%	—	0.00%	—	0.00%	34,980	1.33%
Various interest rates futures contracts (Far East)	42	0.00%	—	0.00%	—	0.00%	(2,193)	-0.08%
Various precious metals futures contracts (US)	109,030	0.40%	68,860	0.66%	—	0.00%	36,290	1.38%
Various soft futures contracts (US)	—	0.00%	2,321,450	22.34%	—	0.00%	70,876	2.70%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%		0.00%	—	0.00%
Various stock index futures contracts (US)	(80,963)	-0.30%	(61,188)	-0.59%	—	0.00%	(13,152)	-0.50%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%		0.00%	—	0.00%
Various stock index futures contracts (Europe)	420,866	1.54%	—	0.00%	—	0.00%	(3,100)	-0.12%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Long Futures Contracts	928,591	3.40%	4,821,262	46.41%	—	0.00%	(137,974)	-5.25%
LONG CURRENCY FORWARDS	(2,073,646)	-7.60%	—	0.00%	—	0.00%	4,162	0.16%
LONG SWAPS / OPTIONS	14,912,063	54.63%	—	0.00%	768,028	100.00%	—	0.00%
SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	12,514	0.05%	(2,648,030)	-25.49%	—	0.00%	194,993	7.42%
Various currency futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	(188,998)	-0.69%	(7,884,832)	-75.90%	—	0.00%	(3,870)	-0.15%
Various interest rates futures contracts (US)	(2,109)	-0.01%	4,219	0.04%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	(33,370)	-0.12%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	(58,471)	-0.21%	—	0.00%	—	0.00%	(5,388)	-0.21%
Various interest rates futures contracts (Far East)	84,194	0.31%	—	0.00%	—	0.00%	(5,182)	-0.20%
Various precious metals futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (US)	—	0.00%	(5,344,761)	-51.45%	—	0.00%	13,870	0.53%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(77,695)	-0.28%	(99,125)	-0.95%	—	0.00%	(4,810)	-0.18%
Various stock index futures contracts (Europe)	(34,838)	-0.13%	—	0.00%	—	0.00%	(2,412)	-0.09%
Various stock index futures contracts (Far East)	35,767	0.13%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	(263,006)	-0.95%	(15,972,529)	-153.75%	—	0.00%	187,201	7.12%
SHORT CURRENCY FORWARDS	(73,061)	-0.26%	—	0.00%	—	0.00%	(3,073)	-0.12%
Total Open Trade Equity	$13,430,941	49.22%	$(11,151,267)	-107.34%	$768,028	100.00%	$50,316	1.91%

No individual futures, forwards and option on futures contract position constituted greater than 5 percent of Net Asset Value (Members’ Equity). Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these statements.

Fin - 97

The Trading Companies of the Frontier Fund

Condensed Schedule of Investments

December 31, 2006

	Frontier Trading Company I, LLC		Frontier Trading Company II, LLC		Frontier Trading Company III, LLC		Frontier Trading Company IV, LLC		Frontier Trading Company V, LLC
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(307,583)	-1.70%	$113,781	1.35%	$—	0.00%	$—	0.00%	$—	0.00%
Various base metals futures contracts (Europe)	916,490	5.08%	—	0.00%	—	0.00%	—	0.00%	(36,938)	-0.24%
Various currency futures contracts (US)	(828,679)	-4.59%	(130,423)	-1.55%	—	0.00%	(45,613)	-3.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	(25,784)	-0.14%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (Europe)	(35,845)	-0.20%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (US)	(249,222)	-1.38%	(314,997)	-3.73%	—	0.00%	(168,820)	-11.11%	(663,199)	-4.27%
Various interest rates futures contracts (Canada)	20,478	0.11%	(26,768)	-0.32%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	(406,955)	-2.26%	(76,364)	-0.90%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	(122,195)	-0.68%	182,433	2.16%	—	0.00%	(7,467)	-0.49%	(109,292)	-0.70%
Various precious metals futures contracts (US)	(38,665)	-0.21%	(60,565)	-0.72%	—	0.00%	(6,260)	-0.41%	(3,810)	-0.02%
Various soft futures contracts (US)	607,805	3.37%	—	0.00%	—	0.00%	29,758	1.96%	17,215	0.11%
Various soft futures contracts (Europe)	5,147	0.03%	120	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(38,181)	-0.21%	(41,991)	-0.50%	—	0.00%	(2,065)	-0.14%	(151,126)	-0.97%
Various stock index futures contracts (Canada)	23,114	0.13%	2,062	0.02%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	73,773	0.41%	284,085	3.37%	—	0.00%	23,096	1.52%	271,303	1.75%
Various stock index futures contracts (Far East)	269,354	1.49%	435,202	5.16%	—	0.00%	39,137	2.57%	337,523	2.18%

Total Long Futures Contracts	(136,948)	-0.75%	366,575	4.34%	—	0.00%	(138,234)	-9.10%	(338,324)	-2.16%

LONG CURRENCY FORWARDS	—	0.00%	—	0.00%	41,615	1.38%	—	0.00%	1,245,759	8.03%

LONG SWAPS / OPTIONS	—	0.00%	—	0.00%	1,474,958	48.96%	—	0.00%	—	0.00%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	1,248,083	6.92%	(51,762)	-0.61%	—	0.00%	—	0.00%	—	0.00%
Various base metals futures contracts (Europe)	(470,018)	-2.61%		0.00%	—	0.00%	—	0.00%	(5,419)	-0.03%
Various currency futures contracts (US)	550,580	3.05%	459,956	5.45%	—	0.00%	20,375	1.34%	(104,580)	-0.67%
Various currency futures contracts (Canada)	—	0.00%		0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%		0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%		0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	261,076	1.45%	397,998	4.72%	—	0.00%	114,961	7.56%	109,801	0.71%
Various energy futures contracts (Europe)	—	0.00%	94,725	1.12%	—	0.00%		0.00%	3,830	0.02%
Various interest rates futures contracts (US)	916,061	5.08%		0.00%	—	0.00%	63	0.00%	39,306	0.25%
Various interest rates futures contracts (Canada)	199,562	1.11%	559	0.01%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	1,696,982	9.41%	176,743	2.09%	—	0.00%	242,514	15.95%	682,466	4.40%
Various interest rates futures contracts (Far East)	326,955	1.81%	10,717	0.13%	—	0.00%	23,543	1.55%	4,254	0.03%
Various precious metals futures contracts (US)	281,180	1.56%	13,465	0.16%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (US)	(163,782)	-0.91%	(115,123)	-1.36%	—	0.00%	(12,129)	-0.80%	(46,126)	-0.30%
Various soft futures contracts (Europe)	—	0.00%	38,190	0.45%	—	0.00%	—	0.00%	(14,600)	-0.09%
Various stock index futures contracts (US)	158,451	0.88%	30,839	0.37%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	(17,614)	-0.10%		0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	31	0.00%	—	0.00%	(15,858)	-1.04%	—	0.00%

Total Short Futures Contracts	4,987,516	27.65%	1,056,338	12.53%	—	0.00%	373,469	24.56%	668,934	4.32%

SHORT CURRENCY FORWARDS	0	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Open Trade Equity	$4,850,568	26.90%	$1,422,913	16.87%	$1,516,573	50.34%	$235,235	15.46%	$1,576,367	10.19%

No individual futures, forwards and option on futures contract position constituted greater than 5 percent of Net Asset Value (Members’ Equity). Accordingly, the number of contracts and expiration dates are not presented.

Fin - 98

	Frontier Trading Company VI, LLC		Frontier Trading Company VII, LLC		Frontier Trading Company VIII, LLC		Frontier Trading Company IX, LLC
Description	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value	Value	% of Net Asset Value
LONG FUTURES CONTRACTS
Various base metals futures contracts (US)	$(122,104)	-0.22%	$(32,200)	-0.68%	$—	0.00%	$—	0.00%
Various base metals futures contracts (Europe)	(16,342)	-0.03%	—	0.00%	—	0.00%	172,913	8.01%
Various currency futures contracts (US)	—	0.00%	(98,319)	-2.06%	—	0.00%	—	0.00%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	—	0.00%	285,382	5.99%	—	0.00%	—	0.00%
Various energy futures contracts (Europe)	—	0.00%	(20,692)	-0.43%	—	0.00%	—	0.00%
Various interest rates futures contracts (US)	—	0.00%	(7,438)	-0.16%	—	0.00%	—	0.00%
Various interest rates futures contracts (Canada)	(9,410)	-0.02%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Far East)	(77,029)	-0.14%	—	0.00%	—	0.00%	26,512	1.23%
Various precious metals futures contracts (US)	(790,891)	-1.42%	(33,680)	-0.71%	—	0.00%	1,720	0.08%
Various soft futures contracts (US)	—	0.00%	283,910	5.96%	—	0.00%	28,408	1.32%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various soft futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	(27,668)	-0.05%	1,539	0.03%	—	0.00%	(2,700)	-0.13%
Various stock index futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Europe)	514,301	0.92%	—	0.00%	—	0.00%	5,420	0.25%
Various stock index futures contracts (Far East)	500,734	0.90%	—	0.00%	—	0.00%	46,217	2.14%

Total Long Futures Contracts	(28,409)	-0.06%	378,502	7.94%	—	0.00%	278,490	12.90%

LONG CURRENCY FORWARDS	2,711,184	4.85%	—	0.00%	—	0.00%	79,612	3.69%

LONG SWAPS / OPTIONS	34,603,385	0.00%	—	0.00%	806,473	100.00%	—	0.00%

SHORT FUTURES CONTRACTS
Various base metals futures contracts (US)	89,741	0.16%	31,875	0.67%	—	0.00%	2,450	0.11%
Various base metals futures contracts (Europe)	2,446	0.00%	—	0.00%	—	0.00%	(154,474)	-7.16%
Various currency futures contracts (US)	—	0.00%	11,460	0.24%	—	0.00%	313	0.01%
Various currency futures contracts (Canada)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various currency futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various energy futures contracts (US)	—	0.00%	(90,341)	-1.90%	—	0.00%	24,629	1.14%
Various energy futures contracts (Europe)		0.00%	116,533	2.45%	—	0.00%	—	0.00%
Various interest rates futures contracts (US)	711,562	1.27%	53,781	1.13%	—	0.00%	5,375	0.25%
Various interest rates futures contracts (Canada)	6,509	0.01%	—	0.00%	—	0.00%	—	0.00%
Various interest rates futures contracts (Europe)	1,349,035	2.41%	—	0.00%	—	0.00%	166,794	7.73%
Various interest rates futures contracts (Far East)	46,157	0.08%	—	0.00%	—	0.00%	33,737	1.56%
Various precious metals futures contracts (US)	(5,570)	-0.01%	5,160	0.11%	—	0.00%	—	0.00%
Various soft futures contracts (US)	—	0.00%	(226,467)	-4.75%	—	0.00%	(4,920)	-0.23%
Various soft futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (US)	—	0.00%	—	0.00%	—	0.00%	(3,010)	-0.14%
Various stock index futures contracts (Europe)	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Various stock index futures contracts (Far East)	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Short Futures Contracts	2,199,880	3.92%	(97,999)	-2.05%	—	0.00%	70,894	3.27%

SHORT CURRENCY FORWARDS	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Open Trade Equity	$39,486,041	8.71%	$280,503	5.89%	$806,473	100.00%	$428,996	19.86%

No individual futures, forwards and option on futures contract position constituted greater than 5 percent of Net Asset Value (Members’ Equity). Accordingly, the number of contracts and expiration dates are not presented.

The accompanying notes are an integral part of these statements.

Fin - 99

The Trading Companies of the Frontier Fund

Statements of Operations

For The Years Ended December 31, 2007, 2006 and 2005

	Frontier Trading Company I LLC			Frontier Trading Company II LLC			Frontier Trading Company III LLC
	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005
Investment Income:
Interest-net	$1,000,475	$399,825	$161,255	$434,402	$213,384	$137,820	$132,464	$98,990	$15,558

Total Income	1,000,475	399,825	161,255	434,402	213,384	137,820	132,464	98,990	15,558

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	(621,375)	3,400,339	2,367,355	17,879,093	8,755,911	2,025,715	(8,104)	27,040	(12,388)
Net realized gain/(loss) on option / swap contracts	—	—	—	—	—	—	135,100	900,226	—
Net change in open trade equity	2,928,523	151,686	4,320,654	(452,160)	(2,090,380)	3,142,512	(28,482)	14,008	15,039
Net unrealized gain/(loss) on option / swap contracts	(899,872)	—	—	—	—	—	—	—	—
Trading commissions	(2,155,318)	(722,652)	(596,506)	(387,285)	(282,438)	(303,355)	—	—	—

Net gain/(loss) on investments	(748,042)	2,829,373	6,091,503	17,039,648	6,383,093	4,864,872	98,514	941,274	2,651

NET INCREASE IN MEMBERS’ EQUITY RESULTING FROM OPERATIONS	$252,433	$3,229,198	$6,252,758	$17,474,050	$6,596,477	$5,002,692	$230,978	$1,040,264	$18,209

	Frontier Trading Company IV LLC (2)			Frontier Trading Company V LLC			Frontier Trading Company VI LLC
	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005
Investment Income:
Interest-net	$58,739	$99,330	$78,437	$653,524	$345,944	$123,550	$813,618	$487,539	$113,858

Total Income	58,739	99,330	78,437	653,524	345,944	123,550	813,618	487,539	113,858

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	(1,319,360)	(2,269,819)	(1,425,792)	7,697,156	485,089	(782,768)	(5,247,587)	(2,247,370)	5,039,524
Net realized gain/(loss) on option / swap contracts	—	—	—	—	—	—	1,674,698		—
Net change in open trade equity	(235,223)	47,344	269,038	(1,673,135)	1,479,234	136,041	(6,352,783)	6,111,319	(1,222,005)
Net unrealized gain/(loss) on option / swap contracts	—	—	—	—	—	—	(3,394,571)	1,603,390	—
Trading commissions	(33,983)	(86,487)	(119,452)	(192,697)	(284,699)	(74,411)	(225,237)	(143,084)	(78,383)

Net gain/(loss) on investments	(1,588,566)	(2,308,962)	(1,276,206)	5,831,324	1,679,624	(721,138)	(13,545,480)	5,324,255	3,739,136

NET INCREASE/(DECREASE) IN MEMBERS’ EQUITY RESULTING FROM OPERATIONS	$(1,529,827)	$(2,209,632)	$(1,197,769)	$6,484,848	$2,025,568	$(597,588)	$(12,731,862)	$5,811,794	$3,852,994

Fin. - 100

The Trading Companies of the Frontier Fund

Statements of Operations—(Continued)

For The Years Ended December 31, 2007, 2006 and 2005

	Frontier Trading Company VII, LLC (1)			Frontier Trading Company VIII, LLC (1)			Frontier Trading Company IX, LLC (1)
	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005
Investment Income:
Interest-net	$135,889	$118,855	$—	$88,729	$34,500	$—	$92,235	$49,412	$—

Total Income	135,889	118,855	—	88,729	34,500	—	92,235	49,412	—

Realized and unrealized gain (loss) on investments:
Net realized gain/(loss) on futures and currencies	15,057,205	664,214	—	—	—	—	1,001,958	(681,466)	—
Net realized gain/(loss) on option / swap contracts	—	—	—	1,729,289	(643,705)	—	—	—	—
Net change in open trade equity	(14,220,168)	438,221	—	—	—	—	(378,687)	429,002	—
Trading commissions	(1,070,911)	(195,424)	—	—	—	—	(59,696)	(34,148)	—

Net gain/(loss) on investments	(233,874)	907,011	—	1,729,289	(643,705)	—	563,575	(286,612)	—

NET INCREASE/(DECREASE) IN MEMBERS’ EQUITY RESULTING FROM OPERATIONS	$(97,985)	$1,025,866	$—	$1,818,018	$(609,205)	$—	$655,810	$(237,200)	$—

(1)	Trading Companies VII, VIII and IX commenced trading operations on February 24, 2006.
(2)	Trading Company IV ceased trading operations in October, 2007

The accompanying notes are an integral part of these statements.

Fin. - 101

The Trading Companies of the Frontier Fund

Statements of Changes in Members’ Equity

For the Years Ended December 31, 2007, 2006 and 2005

	Frontier Trading Company I LLC	Frontier Trading Company II LLC	Frontier Trading Company III LLC
Members’ Equity, January 1, 2005	$2,316,869	$1,727,291	$456,513
Capital Contributed	11,245,000	7,960,000	419,918
Capital Distributed	(9,689,265)	(7,557,574)	—
Net Increase in Members’ Equity Resulting From Operations	6,252,758	5,002,692	18,209

Members’ Equity, December 31, 2005	$10,125,362	$7,132,409	$894,640

Capital Contributed	20,120,000	8,530,961	2,093,478
Capital Distributed	(15,432,927)	(13,818,775)	(1,015,856)
Net Increase in Members’ Equity Resulting From Operations	3,229,198	6,596,477	1,040,264

Members’ Equity, December 31, 2006	$18,041,633	$8,441,072	$3,012,526

Capital Contributed	102,070,000	6,550,000	1,138,420
Capital Distributed	(61,711,269)	(21,570,109)	(1,985,365)
Net Increase in Members’ Equity Resulting From Operations	252,433	17,474,050	230,978

Members’ Equity, December 31, 2007	$58,652,797	$10,895,013	$2,396,559

	Frontier Trading Company IV LLC (2)	Frontier Trading Company V LLC	Frontier Trading Company VI LLC
Members’ Equity, January 1, 2005	$1,577,231	$2,609,869	$—
Capital Contributed	7,035,000	5,111,000	4,940,000
Capital Distributed	(5,286,781)	(2,006,738)	(1,937,223)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	(1,197,769)	(597,588)	3,852,994

Members’ Equity, December 31, 2005	$2,127,681	$5,116,543	$6,855,771

Capital Contributed	2,500,000	14,940,000	50,350,000
Capital Distributed	(897,889)	(6,567,734)	(7,148,520)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	(2,209,632)	2,025,568	5,811,794

Members’ Equity, December 31, 2006	$1,520,160	$15,514,377	$55,869,045

Capital Contributed	1,700,000	3,350,000	20,501,800
Capital Distributed	(1,690,333)	(12,684,151)	(36,344,826)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	(1,529,827)	6,484,848	(12,731,861)

Members’ Equity, December 31, 2007	$—	$12,665,074	$27,294,158

	Frontier Trading Company VII, LLC (1)	Frontier Trading Company VIII, LLC (1)	Frontier Trading Company IX, LLC (1)
Members’ Equity, January 1, 2005	$—	$—	$—
Capital Contributed	—	—	—
Capital Distributed	—	—	—

Members’ Equity, December 31, 2005	$—	$—	$—

Capital Contributed	8,080,000	5,222,261	2,550,000
Capital Distributed	(4,339,742)	(3,806,583)	(153,937)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	1,025,866	(609,205)	(237,200)

Members’ Equity, December 31, 2006	$4,766,124	$806,473	$2,158,863

Capital Contributed	14,750,000	7,584,341	100,000
Capital Distributed	(9,029,764)	(9,440,804)	(288,235)
Net Increase/(Decrease) in Members’ Equity Resulting From Operations	(97,985)	1,818,018	655,810

Members’ Equity, December 31, 2007	$10,388,375	$768,028	$2,626,438

(1)	Trading Companies VII, VIII and IX commenced trading operations on February 24, 2006.
(2)	Trading Company IV ceased trading operations in October 2007

The accompanying notes are an integral part of these statements.

Fin. - 102

The Trading Companies of The Frontier Fund

Notes to Financial Statements

As of December 31, 2007, and December 31, 2006

1. Organization and Purpose

These financial statements and related notes pertain to the following companies: Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company IV LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, and Frontier Trading Company IX, LLC (each a “Trading Company” and collectively the “Trading Companies”).

The Frontier Fund (the “Trust”), was formed as a Delaware statutory trust on August 8, 2003, with separate Series of Units (the “Series”). Its term will expire on December 31, 2053 (unless terminated earlier in certain circumstances). The Trust is a multi-advisor commodity pool as described in Commodity Futures Trading Commission (“CFTC”) Regulation § 4.10(d)(2).

All capital of the Trading Companies is provided by the Series and there are no other investors in the Trading Companies.

Each Trading Company authorizes certain independent commodity trading advisors (“Trading Advisors”) to place trades and manage assets at pre-determined investment levels. The Trading Companies were organized for the purpose of investing in securities and derivative instruments, and have no operating income or expenses, except for trading income and expenses. Trading Companies in which a Series has a majority equity interest are consolidated by such Series. Equity interest is defined as Trading Level, which is the aggregate amount of predetermined investment levels which all Trading Advisors in the Trading Company have been authorized to trade, plus the accumulated profit or loss in the accounts. Investments in Trading Companies in which a Series does not have a controlling or majority interest are accounted for under the equity method and are carried in the statement of financial condition of such Series at fair value. Fair value represents the investment in the Trading Company and the proportionate share of the Trading Company’s income or loss.

The following table details the percentage equity interest of each Series in each Trading Company as of December 31, 2007 and December 31, 2006.

The Frontier Fund

Equity Percentage Control of Trading Companies by Series

December 31, 2007

	Trading Company
Series	I	II	III	V	VI	VII	VIII	IX
Balanced	100.00%	54.03%			68.76%	25.15%		93.72%
Winton		45.97%
Currency			100.00%
Dunn
Graham				18.81%
Campbell/Graham				81.19%	31.24%
Long/Only Commodity							100.00%
Long/Short Commodity						74.85%
Managed Futures								6.28%

	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

Fin. - 103

The Frontier Fund

Equity Percentage Control of Trading Companies by Series

December 31, 2006

	Trading Company
Series	I	II	III	IV	V	VI	VII	VIII	IX
Balanced	100.00%	99.12%		95.05%		65.11%	39.33%
Winton		0.88%
Currency			100.00%
Dunn				4.95%
Graham					48.30%
Campbell/Graham					51.70%	34.89%
Long/Only Commodity								100.00%
Long/Short Commodity							60.67%
Managed Futures									100.00%

	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

The Trading Companies engage in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and other derivative instruments and may, from time to time, engage in cash and spot transactions. A brief description of the Trust’s main types of investments is set forth below:

•	A futures contract is a standardized contract traded on an exchange that calls for the future delivery of a specified quantity of a commodity at a specified time and place.

•

A forward contract is an individually negotiated contract between principals, not traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

•

An option on a futures contract, forward contract or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively as over-the-counter options, generally are individually negotiated, principal-to-principal contracts not traded on an exchange.

•	A swap contract generally involves an exchange of a stream of payments between the contracting parties. Swap contracts generally are not uniform and not exchange-traded.

•

A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not exchange-traded.

2. Critical Accounting Polices

The following are the significant accounting policies of the Trading Companies. The Trading Companies follow the same significant accounting policies as the Trust.

Basis of Presentation—The financial statements of each Trading Company included herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The Trading Companies have elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102 Statements of Cash Flows—Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.

Fin. - 104

Cash held at Futures Commodity Merchants—The Trading Companies deposit assets with a broker subject to CFTC regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of cash with such broker. The Trading Companies earn interest income on its assets deposited with the broker.

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires Equinox Fund Management, LLC, the managing owner of the Trust and the manager of each of the Trading Companies (the “Managing Owner”), to make estimates and assumptions that affect amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition—Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the Statement of Operations as a Net change in open trade equity, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 39—“Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the Statement of Operations. Market value of exchange-traded contracts is based upon exchange settlement prices. Market value of non-exchange-traded contracts is based on third party quoted dealer values on the interbank market.

Distribution of Earnings—Each Trading Company distributes all of its daily trading profits or losses to the Series in proportion to each Series’ ownership interest in the Trading Company, adjusted on a daily basis. As of December 31, 2007, the value of all open contracts and cash held at clearing brokers is similarly allocated to the Series in proportion to each Series’ funds allocated to the Trading Company, or Companies.

Foreign Currency Transactions—The Trading Companies functional currency is the U.S. Dollar, however, it transacts business in currencies other than the U.S. Dollar. Assets and liabilities denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. Dollar are translated into U.S. Dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. Dollars are reported in income currently.

Investments and Swaps—The Trading Companies records investment transactions on trade date and all investments are recorded at fair value in its financial statements, with changes in fair value reported as a component of realized and unrealized gains (losses) on investments in the Statements of Operations. Generally, fair values will be based on quoted market prices; however, in certain circumstances, significant judgments and estimates may be required in determining fair value in the absence of an active market closing price. At December 31, 2007 all investments in futures and forward contracts were based on quoted market prices. The valuation of investments in swap contracts (“Swaps”) involve estimates.

Income Taxes—No provision for income taxes has been made in these financial statements as the results of operations of the Trading Companies are consolidated with the Trust for income tax purposes. Each Limited Owner of the Trust is individually responsible for reporting income or loss based on their respective share of the Trust’s income and expenses as reported for income tax purposes. In June 2006, the FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109. This Interpretation clarifies the accounting and financial statement reporting for uncertainty in income taxes recognized by prescribing a recognition threshold and measurement attributable for a tax position taken or expected to be taken in a tax return. The Interpretation was originally effective for fiscal years beginning after December 15, 2006; however, on February 1, 2008, FASB issued Staff Position No. FIN 48-2, which deferred the effective date to annual financial statements for fiscal years beginning after December 15, 2007 for nonpublic

Fin. - 105

companies. The adoption of FIN 48 was effective for the Trading Companies on January 1, 2007, and did not impact the Trading Companies’ financial position or results of operations.

Fees and Expenses—The Trading Companies incur no expenses other than trading commissions resulting from normal trading activity. All operating expenses such as legal, accounting, etc. are immaterial and paid for, without reimbursement, by the Managing Owner.

Recent Accounting Pronouncements—In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157, which, among other things, defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS 157 is effective for the Trust January 1, 2008 and management does not expect that the adoption of this Statement will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective for the Trust on January 1, 2008. Management is currently evaluating the provisions of SFAS 159 and its potential effects on its financial statements.

In April 2007, the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”). FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for those instruments in the Statements of Financial Condition. In addition, FIN 39-1 permits offsetting of fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. This interpretation is effective for fiscal years beginning after November 15, 2007. The adoption of FIN 39-1 on January 1, 2008 is not expected to have a material impact on the Trading Companies’ Financial Statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosure about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS No. 133. SFAS No. 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS No. 133 and generally increases the level of desegregations that will be required in an entity’s financial statements. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Management is currently evaluating the provisions of SFAS 161 and its potential effect on its Financial Statements.

In applying these policies, the Managing Owner may make judgments that may require estimates about matters that are inherently uncertain.

Fin. - 106

3. Swaps

In addition to authorizing Trading Advisors to manage pre-determined investment levels of futures and forward contracts, certain Trading Companies of the Trust will strategically invest a portion or all of their assets in total return Swaps, selected at the direction of the Managing Owner. Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical Swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of securities.

Each Trading Companies’ investment in Swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements.

The Managing Owner follows a procedure in selecting well-established financial institutions which the Managing Owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established, to act as Swap counterparties. The procedure includes due diligence review of documentation on all new and existing financial institution counterparties prior to initiation of relationship, and quarterly ongoing review during the relationship, to ensure that counterparties meet the Managing Owner’s minimum credit requirements, the counterparty average rating being no less than an investment grade rating as defined by the rating agencies.

Frontier Trading Company I LLC, Frontier Trading Company III LLC and Frontier Trading Company VI LLC strategically invest assets in one or more Swaps linked to certain underlying investments or indices, at the direction of the Managing Owner. The Trading Company in which the assets of these Series will be invested will not own any of the investments or indices referenced by any Swap entered into by these Series. In addition, the swap counterparty to the Trading Company of these Series is not a Trading Advisor to these Trading Companies.

Frontier Trading Company VIII, LLC has entered into various Swaps with one or more swap counterparties. The Swaps earn returns similar to returns of the Reuters/Jefferies CRB Index (the “RJ/CRB Index”), and the Jefferies Commodity Performance Index (the “JCPI”).

The Trading Companies have invested in the following Swaps as of December 31, 2007:

	Option Basket Balanced Series	Campbell Fund, LTD.	FX Concepts Global Currency Program	Reuters/ Jefferies CRB Index	Jefferies Commodity Performance Index
Trading Company:	I	VI	III	VIII	VIII
Counterparty	Company A	Company A	Company B	Company C	Company C
Notional Amount	$65,557,928	$15,000,000	$11,400,000	$2,500,000	$2,500,000
Termination Date	November 6, 2012	October 9, 2009	January 31, 2008	February 28, 2008	February 28, 2008
Investee Returns	Total Return	Total Return	Total Return	Total Return	Total Return

Realized Gain	$—	$1,674,698	$135,100	$884,839	$844,450

Unrealized Gain / (Loss)	$329,391	$(3,394,571)

Fair Value 12/31/2007	$32,329,392	$14,912,063	$822,068	$388,135	$379,893

Fin. - 107

4. Financial Highlights

The following information presents the financial highlights of the Trading Companies for the years ended December 31, 2007, 2006 and 2005. Such highlights are presented in accordance with the AICPA’s Audit Guide for Investment Companies. Such highlights reflect the fact that substantially all of the assets of the Trading Companies from time to time generally are committed as margin or its equivalent for the Trading Companies’ respective futures and other derivative contract positions, as well as leverage inherent in the use of notional equity. Limited Owners of the Trust do not participate directly in the returns of the Trading Companies and, accordingly, the below highlights do not represent the returns that have been or will be experienced by any Limited Owner, which are materially impacted by the relative amounts invested in the relevant Trading Companies from time to time, the allocable interest income earned on the substantial portion of Trust assets not invested in the Trading Companies from time to time and other factors. Prospective and existing Limited Owners are referred to the financial highlights of the Trust, which are presented on a Series-by-Series basis in the financial statements of the Trust.

For the Years Ended December 31, 2007, 2006 and 2005

	Frontier Trading Company I LLC			Frontier Trading Company II LLC			Frontier Trading Company III LLC
	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005
Net Investment Gain (3)	3.27%	4.05%	2.55%	4.57%	3.02%	3.21%	5.13%	4.46%	3.21%
Total Return (4)	-13.81%	-11.82%	28.79%	244.46%	136.53%	-11.90%	-1.13%	46.88%	4.10%

	Frontier Trading Company IV LLC (2)			Frontier Trading Company V LLC			Frontier Trading Company VI LLC
	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005	12/31/2007	12/31/2006	12/31/2005
Net Investment Gain (3)	4.34%	5.05%	2.90%	5.36%	4.85%	3.49%	2.26%	4.47%	2.57%
Total Return (4)	-75.94%	-62.16%	-87.12%	52.24%	-23.67%	-48.43%	-38.78%	-11.44%	172.73%

	Frontier Trading Company VII, LLC (1)			Frontier Trading Company VIII, LLC (1)			Frontier Trading Company IX, LLC (1)
	12/31/2007	12/31/2006 (3)	12/31/2005	12/31/2007	12/31/2006 (3)	12/31/2005	12/31/2007	12/31/2006 (3)	12/31/2005
Net Investment Gain (3)	3.23%	3.03%	—	5.31%	4.12%	—	4.71%	3.53%	—
Total Return (4)	-167.03%	-5.57%	—	234.06%	-77.05%	—	32.30%	-17.68%	—

(1)	Trading Companies VII, VIII and IX commenced trading operations on February 24, 2006.

(2)	Trading Company IV ceased trading operations on October 12, 2007.

(3)	Ratio of net investment gain to average members’ equity, annualized. Net investment gain is “Interest-net”, only, as there are no expenses included with the Trading Companies.

(4)	Total returns have not been annualized.

5. Trading Activities and Related Risks

The purchase and sale of futures and options on futures contracts require margin deposits with futures commission merchants (each, an “FCM”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited

Fin. - 108

with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the Statement of Financial Condition, may result in future obligation or loss in excess of the amount paid by the Series for a particular investment. Each Trading Company expects to trade in futures, options, forward and swap contracts and will therefore be a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions held by a Trading Company in respect of any Series at the same time, and if the Trading Advisor(s) of such Trading Company are unable to offset such futures interests positions, such Trading Company could lose all of its assets and the holders of Units of such Series would realize a 100% loss. The Managing Owner will seek to minimize market risk through real-time monitoring of open positions and the level of diversification of each Trading Advisor’s portfolio. It is anticipated that any Trading Advisor’s margin-to-equity ratio will typically not exceed approximately 35% although the actual ratio could be higher or lower from time to time.

In addition to market risk, trading futures, forward and swap contracts entails credit risk in that a counterparty will not be able to meet its obligations to a Trading Company. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions. Some non-U.S. exchanges, in contrast to U.S. exchanges, are principals’ markets in which performance is the responsibility only of the individual counterparty with whom the Trading Company has entered into the transaction, and not of the exchange or clearing corporation. In these kinds of markets, there is risk of bankruptcy or other failure or refusal to perform by the counterparty.

In the case of forward contracts traded on the interbank market and swaps, neither is traded on exchanges. The counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. The Managing Owner expects the Trading Advisors to trade only with those counterparties which it believes to be creditworthy. All positions of each Trading Company will be valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to any Trading Company.

The unrealized gain (loss) on open futures contracts is comprised of the following:

	Futures Contracts (exchange traded)
	2007	2006	2005
Gross Unrealized Gains	$23,009,450	$27,229,898	$17,528,857
Gross Unrealized (Losses)	(34,220,728)	(13,517,509)	(10,266,195)

Net Unrealized Gain (Loss)	$(11,211,278)	$13,712,389	$7,262,662

The Managing Owner has established procedures to actively monitor and minimize market and credit risks. Investors in units of the Frontier Fund Series bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

Fin. - 109

6. Indemnifications

The Trading Companies have entered into agreements, which provide for the indemnification of futures clearing brokers, currency trading companies, and commodity trading advisors, among others, against losses, costs, claims and liabilities arising from the performance of their individual obligations under such agreements, except for gross negligence or bad faith. The Trading Companies have had no prior claims or payments pursuant to these agreements. The Trading Companies’ individual maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trading Companies that have not yet occurred. However, based on experience the Managing Owner expects the risk of loss to be remote.

7. Restatement

The 2007 and 2006 financial statements have been restated to include the Condensed Schedule of Investments and the financial highlights in note 4 above, both of which were previously omitted. They are now included based upon the determination that each Trading Company meets the definition of an investment company under the accounting literature and therefore such disclosures in the presentation of these financial statements are required.

8. Subsequent Events

None.

Fin. - 110

BALANCED SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

BALANCED SERIES-1 UNITS

BALANCED SERIES-2 UNITS

BALANCED SERIES-1A UNITS

BALANCED SERIES-2A UNITS

Major Commodity Trading Advisors:

Campbell & Company, Inc.

Quantitative Investment Management, LLC

Tiverton Trading, Inc.

Winton Capital Management Ltd.

Other Major Reference Programs (Swaps):

Transtrend B.V.

Non-Major Commodity Trading Advisors

Other Non-Major Reference Programs (Swaps)

Emerging Advisors (allocation of <5%)

Strategic Allocations

This Balanced Series Appendix (the “Balanced Series Appendix”) is dated February 4, 2009.

THE FRONTIER FUND

BALANCED SERIES-1 UNITS

BALANCED SERIES-2 UNITS

BALANCED SERIES-1A UNITS

BALANCED SERIES-2A UNITS

This Balanced Series Appendix to the prospectus, dated February 4, 2009, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Balanced Series Units. Capitalized terms used in this Balanced Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Balanced Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Balanced Series Units are being offered in four (4) Classes. The Balanced Series Units in Class 1 (as described in the Prospectus) are designated as the “Balanced Series-1 Units,” the Balanced Series Units in Class 2 (as described in the Prospectus) are designated as the “Balanced Series-2 Units,” the Balanced Series Units in Class 1a (as described in the Prospectus) are designated as the “Balanced Series-1a Units,” and the Balanced Series Units in Class 2a (as described in the Prospectus) are designated as the “Balanced Series-2a Units.” The Trust is offering the Balanced Series-1 Units, the Balanced Series-2 Units, the Balanced Series-1a Units and the Balanced Series-2a Units pursuant to the Prospectus and this Balanced Series Appendix. Prospective purchasers of the Balanced Series-1 Units, the Balanced Series-2 Units, the Balanced Series-1a Units and the Balanced Series-2a Units should carefully review the Prospectus and this Balanced Series Appendix before determining to purchase such Units.

The Balanced Series-1a Units and the Balanced Series-2a Units may only be purchased by residents of certain States. Residents of States where the Balanced Series-1a Units and the Balanced Series-2a Units are not registered may purchase Balanced Series-1 Units and Balanced Series-2 Units.

The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of the Balanced Series-1a Units and the Balanced Series-2a Units and in return will receive Units designated as General Units in such Series.

TRADING ADVISORS

The current Trading Advisors with respect to the assets allocable to the Balanced Series Units are Campbell & Company, Inc., or Campbell, a Maryland Corporation, Cantab Capital Partners LLP, or Cantab, a United Kingdom limited liability partnership, Chesapeake Capital Corporation, or Chesapeake, an Illinois corporation, Conquest Capital, LLC, or Conquest, a Delaware limited liability company, Dighton Capital USA, or Dighton, an Illinois limited liability company, Doherty Advisors, LLC, or Doherty, a Delaware limited liability company, Emil Van Essen, a sole proprietor, Forecast Trading Group, LLC, or Forecast, a New Jersey limited liability company, Quantam S.A., or Quantam, a French corporation, Quantitative Investment Management, LLC, or QIM, a Virginia limited liability company, Tiverton Trading Inc., or Tiverton, a Washington corporation, Winton Capital Management Ltd., or Winton, a United Kingdom company, Zenith Resources, Inc., or Zenith, a Texas corporation, and one or more Trading Advisors designated as “Emerging Managers.” An “Emerging Manager” is a Trading Advisor that has a limited history in trading managed futures as well as a limited amount of assets under management.

To employ the investment strategies directed by the Trading Advisors to the Balanced Series, the Managing Owner will allocate a portion of the proceeds of the sale of the Balanced Series Units to one or more subsidiary

Balanced App. - 2

trading vehicles, or each, a Trading Company, to be used as margin or its equivalent. A portion of the assets of the Balanced Series currently are invested in a Trading Company established for the benefit of the Balanced Series, in a Trading Company established primarily for the benefit of the Long/Short Commodity Series and in Trading Companies managed by Winton and by the Trading Advisor to the Managed Futures Index Series, respectively. The particular Trading Companies in which the assets of the Balanced Series are invested, and the percentage of its assets so invested, will vary from time to time. The Trading Companies in which assets of the Balanced Series are invested as of the date of the Prospectus are depicted in the organizational chart at the end of the section of the Prospectus captioned “Summary of the Prospectus.” The remainder of the Series’ assets are maintained at the Trust level for cash management.

The Trust may allocate greater than ten percent (10%) of the assets allocable to the Balanced Series Units to each of Campbell, QIM, Tiverton and Winton. Cantab, Chesapeake, Conquest, Dighton, Doherty, Emil Van Essen, Forecast, Quantam, Zenith, and any Emerging Managers will each manage less than 10% of the assets allocable to the Balanced Series Units. Because each of Cantab, Chesapeake, Conquest, Dighton, Doherty, Emil Van Essen, Forecast, Quantam, Zenith, and any Emerging Manager initially will be allocated less than ten percent (10%) of the assets allocable to the Balanced Series, each is not considered a “major commodity trading advisor.” See Part II of the Prospectus for certain information regarding a summary description of the performance history of Cantab, Chesapeake, Dighton, Doherty, Emil Van Essen, Forecast, Quantam, Zenith, and any Emerging Managers, including the following information: monthly return parameters; historical volatility; and degree of leverage.

For information regarding each of Winton and Conquest, including each adviser’s investment program and past performance, please see the Winton Series Appendix and Managed Futures Index Series Appendix, respectively.

In addition to the allocations to the Trading Advisors of the assets allocable to the Balanced Series Units, one of the Trading Companies to which assets allocable to the Balanced Series Units are contributed may strategically allocate less than ten percent (10%) of such assets to each Trading Company to which assets of the Currency Series, Campbell/Graham/Tiverton Series, Long Only Commodity Series, Long/Short Commodity Series, Managed Futures Index Series, Winton/Graham Series and Winton Series are contributed. The assets allocable to the Balanced Series Units which are invested in such Trading Companies will be invested pursuant to the trading strategy for such Series. For information regarding the investment program of the Currency Series, please see the Currency Series Appendix which accompanies the Prospectus. For information regarding the investment program of the Long Only Commodity Series, please see the Long Only Commodity Series Appendix which accompanies the Prospectus. For information regarding the investment program of the Long/Short Commodity Series, please see the Long/Short Commodity Series Appendix which accompanies the Prospectus. For information regarding the investment program of the Managed Futures Index Series, please see the Managed Futures Index Series Appendix which accompanies the Prospectus. For information regarding the investment program of the Campbell/Graham/Tiverton Series, please see the Campbell/Graham/Tiverton Series Appendix which accompanies the Prospectus. For information regarding the investment program of the Winton/Graham Series, please see the Winton/Graham Series Appendix which accompanies the Prospectus. For information regarding the investment program of the Winton Series, please see the Winton Series Appendix which accompanies the Prospectus.

The Balanced Series may also commit between approximately 10% and 30% of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments linked to certain underlying investments, at the direction of the Managing Owner, including a Swap that references a fund managed pursuant to the Diversified Trend Program—Enhanced Risk/USD trading program managed by Transtrend B.V., a Dutch limited liability company, or Transtrend. The Trading Company in which the assets of the Balanced Series will be invested will not own any of the investments or indices referenced by any Swap entered into by the Balanced Series, and Transtrend is not or will not be a Trading Advisor to the Balanced Series by reason of the Balanced Series’ investments in any such Swaps. In addition, Swap counterparties to the Trading Company of the Balanced Series are not Trading Advisors to the Balanced Series.

Balanced App. - 3

Accordingly, neither Transtrend nor any Swap counterparty is required to be registered under the CE Act as a CTA or to be a member of the NFA solely as a result of being referenced by a Swap.

In preparing the descriptions of the Trading Advisors and their respective trading programs in this Balanced Series Appendix (and, in the case of Winton and Conquest, in the Winton/Graham Series Appendix and the Managed Futures Index Series Appendix, respectively), the Managing Owner has relied upon information provided to it by such Trading Advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. In addition, in preparing the description of Transtrend in this Balanced Series Appendix, the Managing Owner has relied upon information provided to it. The information received relating to Transtrend may not be identical to the information provided by the CTAs registered under the CE Act which act as Trading Advisors to the Balanced Series of the Trust. Furthermore, the CFTC has not verified or approved the information relating to Transtrend.

Balanced App. - 4

BALANCED SERIES UNITS

MANAGEMENT AND INCENTIVE FEES

Management Fees

The Balanced Series-1 Units and the Balanced Series-2 Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 0.50% of the Net Asset Value of the Balanced Series-1 Units and the Balanced Series-2 Units (approximately 0.50% annually). The Balanced Series-1a Units and the Balanced Series-2a Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 1.00% of the Net Asset Value of the Balanced Series-1a Units and the Balanced Series-2a Units (approximately 1.00% annually). The Managing Owner will pay a portion of such management fees to the Trading Advisors.

Incentive Fees

The Balanced Series Units will pay to the Managing Owner a monthly or quarterly incentive fee of 25% of New High Net Trading Profits generated by each Trading Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. The fee will accrue monthly if paid quarterly. The Managing Owner will pay a portion of such incentive fees to the appropriate Trading Advisors. See “RISK FACTORS—Each Series pays substantial fees and expenses regardless of profitability.”

Initial Allocations

In general, the Managing Owner anticipates allocations to the Trading Advisors in the Balanced Series to vary between two percent (2%) and twenty percent (20%). In addition, the Managing Owner anticipates that between ten percent (10%) and twenty-five percent (25%) of the Balanced Series’ assets will be allocated to each Trading Advisor designated as a “major commodity trading advisor.” The actual allocation of the Balanced Series’ assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities.

The table below sets forth certain of the markets and instruments the Trading Advisors allocated assets from the Balanced Series may trade on behalf of client accounts. Not all markets are part of each program. Each Trading Advisor reserves the right to expand or contract the markets and instruments it trades without giving prior notice.

Balanced App. - 5

Diversification Summary

The Frontier Fund—THE BALANCED SERIES

In general, the Managing Owner has allocated assets of the Balanced Series among the various Trading Advisors. As stated previously, the allocation to each Trading Advisor will vary between two percent (2%) and twenty percent (20%). In addition, the Managing Owner anticipates that between ten percent (10%) and twenty-five percent (25%) of the Balanced Series’ assets will be allocated to each Trading Advisor designated as a “major commodity trading advisor.” The ongoing actual allocation of the Balanced Series’ assets will vary based upon the trading performance of the Trading Advisors (and trading programs referenced by Swaps) and the Managing Owner’s asset allocation activities. The diversification summary below is estimated as of November 30, 2008.

Balanced Series Trading Advisors:	Program	Stock Indices	Interest Rates	Currency	Energy	Metals	Agriculturals	Total
Major Advisors:
Campbell & Company, Inc.	FME Large	33%	25%	31%	8%	3%	0%	100%
Quantitative Investment Management, LLC	Global	42%	24%	17%	11%	6%	0%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology Program	16%	12%	21%	4%	28%	19%	100%
Winton Capital Management Ltd.	Diversified	16%	30%	23%	12%	12%	7%	100%
Non-Major Advisors		32%	30%	21%	7%	3%	7%	100%
Emerging Advisors (allocation of <5%)		62%	10%	7%	3%	5%	13%	100%
Strategic Allocations		0%	0%	100%	0%	0%	0%	100%
Other Reference Programs	Transtrend B.V. - Diversified Trend Program - Enhanced Risk/USD	17%	22%	30%	12%	8%	11%	100%
Balanced Series	N/A	27%	23%	25%	8%	9%	8%	100%

Balanced App. - 6

BALANCED SERIES CLASS 1 AND CLASS 2 UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Balanced Series-1 Units and Balanced Series-2 Units during the first twelve months. The total estimated cost and expense load of Balanced Series-1 Units and Balanced Series-2 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Balanced Series Units may differ.

	Balanced Series-1		Balanced Series-2
	Amount—$	Amount—%	Amount—$	Amount—%
Initial Selling Price(1)	$1,000	100%	$1,000	100%
Syndication and Selling Expenses(2)	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%
Management Fee(4)	$5.00	0.50%	$5.00	0.50%
Service Fee(5)	$30.00	3.00%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$16.80	1.68%	$16.80	1.68%
Incentive Fee(7)	$5.20	0.52%	$0	0%
Less Interest Income(8)	($7.70)	(0.77%)	($7.70)	(0.77%)
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit(9)	$49.30	4.93%	$14.10	1.41%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.

(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.042% (0.50% annually) of the Net Asset Value of the Balanced Series-1 Units and the Balanced Series-2 Units, which it will use to pay all management fees payable to the Trading Advisors.

(5)	With respect to Class 1 of the Balanced Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Balanced Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Balanced Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3.0%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

Balanced App. - 7

(6)	The Trust, with respect to the Balanced Series will pay the Clearing Brokers and the Managing Owner approximately 1.68% of the Balanced Series’ Net Asset Value annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with the Balanced Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Balanced Series.

(7)	The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee (and on-going service fee charged after the expiration of twelve (12) months following the purchase of Class 1 Units) charged on Class 1 only. A portion of the 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring Class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion.

(8)	Interest income for the Balanced Series-1 Units and the Balanced Series-2 Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 0.77%. The first 2.0% of interest income earned per annum by the Trust on the Balanced Series-1 Units and the Balanced Series-2 Units will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust’s annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.

(9)	A portion of the Balanced Series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including Swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such fees and expenses are indirect and embedded and, accordingly, are not included in this above break-even table.

Balanced App. - 8

BALANCED SERIES CLASS 1A AND CLASS 2A UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Balanced Series-1a Units and Balanced Series-2a Units during the first twelve months. The total estimated cost and expense load of Balanced Series-1a Units and Balanced Series-2a Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Balanced Series Units may differ.

	Balanced Series-1a		Balanced Series-2a
	Amount—$	Amount—%	Amount—$	Amount—%
Initial Selling Price(1)	$1,000	100%	$1,000	100%
Syndication and Selling Expenses(2)	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%
Management Fee(4)	$10.00	1.00%	$10.00	1.00%
Service Fee(5)	$30.00	3.00%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$25.80	2.58%	$25.80	2.58%
Incentive Fee(7)	$5.10	0.51%	$0	0%
Less Interest Income(8)	($22.20)	(2.22%)	($22.20)	(2.22%)
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit	$48.70	4.87%	$13.60	1.36%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.

(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.083% (1.00% annually) of the Net Asset Value of the Balanced Series-1a Units and the Balanced Series-2a Units, which it will use to pay all management fees payable to the Trading Advisors.

(5)	With respect to Class 1 of the Balanced Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Balanced Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Balanced Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3.0%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

Balanced App. - 9

(6)	The Trust, with respect to the Balanced Series will pay the Clearing Brokers and the Managing Owner approximately 2.58% of the Balanced Series’ Net Asset Value annually, which will include all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with the Balanced Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Balanced Series.

(7)	The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee (and on-going service fee charged after the expiration of twelve (12) months following the purchase of Class 1 Units) charged on Class 1 only. A portion of the 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring Class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion.

(8)	Interest income for the Balanced Series-1a Units and the Balanced Series-2a Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 2.22%. With respect to the Class 1a and Class 2a of the Balanced Series, twenty percent (20%) of interest income earned per annum by the Trust will be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust will be retained by the Trust.

(9)	A portion of the Balanced Series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including Swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such fees and expenses are indirect and embedded and, accordingly, are not included in this above break-even table.

Balanced App. - 10

PAST PERFORMANCE OF BALANCED SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	-0.55%	1.20%	3.47%	-4.29%
February	7.52%	-4.38%	-2.95%	-1.10%
March	-0.48%	-3.17%	3.62%	-2.11%
April	0.26%	2.77%	1.26%	-5.45%
May	1.11%	5.66%	-2.26%	2.83%
June	5.50%	0.59%	-1.77%	4.09%
July	-2.74%	-7.02%	-1.48%	-1.60%
August	0.15%	-6.37%	-0.85%	-0.17%
September	0.50%	5.13%	-1.75%	0.60%	-0.20%
October	4.13%	3.04%	0.22%	-0.79%	1.57%
November	3.39%	-1.96%	2.07%	8.12%	5.62%
December		0.54%	2.71%	-0.79%	-0.97%
Year	19.95%	-4.88%	1.99%	-1.37%	6.03%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 1
Inception of Trading of Balanced Series Class 1:	September 24, 2004
Aggregate Gross Capital Subscriptions for Balanced Series Class 1 as of November 30, 2008:	$320,985,632.55
Net Asset Value of Balanced Series Class 1 as of November 30, 2008:	$241,574,085.51
Worst Monthly Percentage Draw-down:	-7.02% (July 2007)
Worst peak-to-valley Draw-down:	-13.76% (April 2006 through August 2007)

The Balanced Series Class 1 performance table sets forth the actual performance of the Balanced Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Balanced Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.68%

•	Management fees: 0.5%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.
**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Balanced App. - 11

PAST PERFORMANCE OF BALANCED SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	-0.30%	1.47%	3.73%	-4.04%
February	7.78%	-4.16%	-2.73%	-0.87%
March	-0.22%	-2.93%	3.89%	-1.85%
April	0.50%	3.03%	1.51%	-5.22%
May	1.36%	5.93%	-2.00%	3.20%
June	5.81%	0.82%	-1.53%	4.35%
July	-2.49%	-6.77%	-1.23%	-1.35%
August	0.39%	-6.15%	-0.59%	0.09%
September	0.76%	5.38%	-1.53%	0.85%	-0.17%
October	4.39%	3.32%	0.49%	-0.54%	1.81%
November	3.63%	-1.72%	2.32%	8.39%	5.91%
December		0.80%	2.95%	-0.53%	-0.75%
Year	23.32%	-1.98%	5.08%	1.76%	6.85%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 2
Inception of Trading of Balanced Series Class 2:	September 24, 2004
Aggregate Gross Capital Subscriptions for Balanced Series Class 2 as of November 30, 2008:	$94,256,300.35
Net Asset Value of Balanced Series Class 2 as of November 30, 2008:	$63,339,587.07
Worst Monthly Percentage Draw-down:	-6.77% (July 2007)
Worst peak-to-valley Draw-down:	-12.50% (June 2007 through August 2007)

The Balanced Series Class 2 performance table sets forth the actual performance of the Balanced Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Balanced Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.68%

•	Management fees: 0.5%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.
**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Balanced App. - 12

PAST PERFORMANCE OF BALANCED SERIES CLASS 1A

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 1A during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	-0.57%	1.14%	3.46%	-4.30%
February	7.50%	-4.35%	-2.96%	-1.11%
March	-0.49%	-3.22%	3.61%	-2.12%
April	0.23%	2.72%	1.25%	-5.46%
May	1.10%	5.61%	-2.73%	2.82%
June	5.53%	0.55%	-1.82%	4.08%
July	-2.71%	-7.06%	-1.55%	-1.61%
August	0.15%	-6.42%	-0.88%	-0.18%
September	0.44%	5.09%	-1.81%	0.59%	-0.21%
October	4.12%	3.01%	0.17%	-0.80%	1.56%
November	3.40%	-2.00%	2.00%	8.11%	5.61%
December		0.51%	2.67%	-0.80%	-0.98%
Year	19.84%	-5.29%	1.08%	-1.50%	5.98%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 1A
Inception of Trading of Balanced Series Class 1A:	May 1, 2006
Aggregate Gross Capital Subscriptions for Balanced Series Class 1A as of November 30, 2008:	$13,276,766.45
Net Asset Value of Balanced Series Class 1A as of November 30, 2008:	$7,584,203.06
Worst Monthly Percentage Draw-down:	-7.06% (July 2007)
Worst peak-to-valley Draw-down:	-14.76% (April 2006 through August 2007)

The Balanced Series Class 1A performance table sets forth the actual performance of the Balanced Series Class 1A since May 2006 and the pro forma performance of Balanced Series Class 1, adjusted to take into account the fees associated with an investment in Balanced Series Class 1A Units, from September 2004 to April 2006.

Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Balanced Series Class 1A of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 2.58%

•	Management fees: 1.0%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.
**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Balanced App. - 13

PAST PERFORMANCE OF BALANCED SERIES CLASS 2A

The Capsule Performance Table which follows sets forth the actual past performance of the Balanced Series Class 2A during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	-0.33%	1.41%	3.72%	-4.05%
February	7.77%	-4.20%	-2.74%	-0.88%
March	-0.24%	-2.98%	3.88%	-1.86%
April	0.48%	2.98%	1.50%	-5.23%
May	1.34%	5.88%	-2.50%	3.19%
June	5.79%	0.78%	-1.58%	4.34%
July	-2.46%	-6.81%	-1.30%	-1.36%
August	0.38%	-6.19%	-0.63%	0.08%
September	0.70%	5.35%	-1.58%	0.84%	-0.18%
October	4.39%	3.28%	0.43%	-0.55%	1.80%
November	3.64%	-1.76%	2.26%	8.38%	5.90%
December		0.77%	2.91%	-0.54%	-0.76%
Year	23.14%	-2.47%	4.11%	1.64%	6.79%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Balanced Series Class 2A
Inception of Trading of Balanced Series Class 2A:	May 1, 2006
Aggregate Gross Capital Subscriptions for Balanced Series Class 2A as of November 30, 2008:	$2,031,832.79
Net Asset Value of Balanced Series Class 2A as of November 30, 2008:	$1,981,913.51
Worst Monthly Percentage Draw-down:	-6.81% (July 2007)
Worst peak-to-valley Draw-down:	-12.58% (June 2007 through August 2007)

The Balanced Series Class 2A performance table sets forth the actual performance of the Balanced Series Class 2A since May 2006 and the performance of Balanced Series Class 2, adjusted to take into account the fees associated with an investment in Balanced Series Class 2A Units from September 2004 to April 2006.

Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Balanced Series Class 2A of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 2.58%

•	Management fees: 1.0%

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.
**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Balanced App. - 14

CAMPBELL

Background of Campbell

Campbell was organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at Court Towers Bldg., 210 West Pennsylvania Avenue #770, Towson, Maryland 21204, and its telephone number is (410) 296-3301. Campbell’s primary business is the trading and management of futures forward and options accounts, including commodity pools. Campbell has been registered under the CE Act as a CPO since September 10, 1982 and as a CTA since May 6, 1978. Campbell became an NFA member effective July 1, 1982.

Principals of Campbell

G. William Andrews

G. William Andrews, born in 1972, has been employed by Campbell since April 1997 and was appointed as Vice President: Director of Research Operations in March 2006 and has served as Vice President: Director of Operations since April 2007. His duties include managing daily research and trade operations, new research product implementation and code management. From November 1995 to April 1997, Mr. Andrews was employed at Legg Mason, a global asset management firm, as a Research Analyst in the Realty Group. Before immigrating to the United States, he was employed by the Japanese Department of Education in the town of Fujimi, Nagano prefecture. Mr. Andrews holds an MBA in Finance from Loyola College in Maryland and a Bachelor of Social Science from Waikato University, New Zealand. Mr. Andrews became listed as a principal of Campbell effective June 21, 2006.

Theresa D. Becks

Theresa D. Becks, born in 1963, joined Campbell in June 1991 and has served as President and Chief Executive Officer since April 2007, Secretary since May 1992, Director since January 1994, and was Chief Financial Officer and Treasurer until July 2008. Ms. Becks is also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and Trustee, President and Chief Executive Officer of The Campbell Multi-Strategy Trust, a registered investment company. Ms. Becks served as a member of the Board of Directors of the Managed Funds Association from November 2002 to November 2006. From December 1987 to June 1991, she was employed by Bank Maryland Corp, a publicly-held company, as a Vice President and Chief Financial Officer. From September 1985 to December 1987, she worked with the public accounting firm Ernst & Young as a C.P.A. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks became registered as an associated person and listed as a principal of Campbell effective May 7, 1999 and March 10, 1993, respectively. Ms. Becks became registered as an associated person and listed as a principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.

D. Keith Campbell

D. Keith Campbell, born in 1942, has served as Chairman of the Board of Directors of Campbell since it began operations, was President until January 1994, and was Chief Executive Officer until January 1998. Mr. Campbell is the majority voting stockholder of Campbell. Mr. Campbell has been a principal of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell since July, 9 2008. Mr. Campbell has acted as a CTA since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on its behalf. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered under the CE Act as a CPO and is a member of the NFA. Mr. Campbell became registered as an associated person and listed as a principal of Campbell effective October 29, 1997 and September 29, 1978, respectively. Mr. Campbell became listed as a principal of his CPO effective March 10, 1975.

Balanced App. - 15

Bruce L. Cleland

Bruce L. Cleland, born in 1947, joined Campbell in January 1993 and has served as Vice Chairman of the Board of Directors of Campbell since April 2007, was President from January 1994 to April 2007, and Chief Executive Officer from January 1998 to April 2007. Until April 2007, Mr. Cleland was also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, and Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company. Mr. Cleland has worked in the international derivatives industry for over thirty years, and has owned and managed firms engaged in global clearing, floor brokerage, trading and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the NFA, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland became registered as an associated person and listed as a principal of Campbell effective December 15, 1993 and September 15, 1993, respectively. Mr. Cleland became registered as an associated person and listed as a principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 13, 2005, respectively. Mr. Cleland withdrew his registration as an associated person and a principal of Campbell & Company Investment Adviser LLC effective April 3, 2007 and re-registered as a principal of Campbell & Company Investment Adviser LLC effective July 9, 2008.

Gregory T. Donovan

Gregory T. Donovan, born in 1972, joined Campbell in October 2006 and has served as Chief Financial Officer and Treasurer since July 2008, and was Senior Vice President of Accounting and Finance from October 2006 to July 2008. His duties include oversight of accounting and finance functions and review of accounting policies and procedures. Mr. Donovan is also the Chief Financial Officer, Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company. From November 2003 to October 2006, Mr. Donovan was employed by Huron Consulting Services serving as Director in the Financial and Economic Consulting Practice. From May 1998 until November 2003, Mr. Donovan was employed by KPMG LLP, a professional firm that provides audit, tax and consulting services, where he served in the capacity as Manager in the Forensic and Litigation Services Practice. Mr. Donovan is a C.P.A. and has a B.S. in Business Administration with concentrations in Accounting and Management from Castleton State College and holds a M.S. in Finance from the University of Baltimore. Mr. Donovan became registered as an associated person and listed as a principal of Campbell effective July 5, 2007 and May 9, 2007, respectively. Mr. Donovan became listed as a principal of Campbell & Company Investment Adviser LLC effective May 16, 2007.

Michael S. Harris

Michael S. Harris, born in 1975, has been employed by Campbell since July 2000, was appointed Deputy Manager of Trading in September 2004 and has served as Vice President and Director of Trading since June 2006. His duties include managing daily trade execution for the assets under Campbell’s management. From October 1999 to July 2000, Mr. Harris worked as a futures and options broker for Refco Inc. (NY). From May 1997 to October 1999, he worked in the Sales and Product Development groups at Morgan Stanley Managed Futures. Mr. Harris holds a B.A. in Economics and Japanese Studies from Gettysburg College. He also spent time studying abroad at Kansai Gaidai University in Osaka, Japan. Mr. Harris became registered as an associated person and listed as a principal of Campbell effective September 21, 2000 and June 15, 2006, respectively.

Michael J. Hebrank

Michael J. Hebrank, born in 1955, joined Campbell in April 2004 and has served as Chief Technology Officer since then. From February 1999 to April 2004, Mr. Hebrank was the Chief Information Officer at Greater Baltimore Medical Center, the fourth largest healthcare system in Maryland. Mr. Hebrank holds a B.S. in Applied Statistics from the University of Baltimore and an M.S. in Computer Engineering from Loyola College of Maryland. Mr. Hebrank became listed as a principal of Campbell effective June 21, 2006.

Balanced App. - 16

Kevin M. Heerdt

Kevin M. Heerdt, born in 1958, joined Campbell in March 2003 and has served as Chief Investment Officer and Director of Research since July 2007, was Executive Vice President-Research from March 2003 to June 2007 and Chief Operating Officer from June 2005 to June 2007. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. Mr. Heerdt is also the Vice President and Chief Investment Officer of both Campbell Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company. From February 2002 through March 2003, he was the sole proprietor of Integrity Consulting, a start-up business consulting firm. From December 1990 to February 2002, Mr. Heerdt worked for Moore Capital Management, Inc., a private investment management firm, and its affiliates, where he was a Director and a Managing Director. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt became registered as an associated person and listed as a principal of Campbell effective April 15, 2003. Mr. Heerdt became registered as an associated person and listed as a principal of Campbell Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively.

James M. Little

James M. Little, born in 1946, joined Campbell in April 1990 and has served as Executive Vice President-Business Development and a Director since December 1992. Mr. Little is also the Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 to April 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 to March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a CPO and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little became registered as an associated person and listed as a principal of Campbell effective August 7, 1992 and April 19, 1993, respectively. Mr. Little became registered as an associated person and listed as a principal of Campbell & Company Investment Adviser LLC effective December 14, 2005 and December 12, 2005, respectively. Mr. Little has advised Campbell that he intends to retire at the end of 2008.

Thomas P. Lloyd

Thomas P. Lloyd, born in 1959, joined Campbell in September 2005 as General Counsel and Executive Vice President-Legal and Compliance. In this capacity, he is involved in all aspects of legal affairs, compliance and regulatory oversight. Since April 2007, Mr. Lloyd has also overseen Campbell’s fund administration function. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, and The Campbell Multi-Strategy Trust, a registered investment company. From July 1999 to September 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc., or DBSI, in several positions, including Managing Director and head of the legal group for Deutsche Bank Alex. Brown, the Private Client Division of DBSI. From March 1997 to July 1999, Mr. Lloyd was an attorney in the Enforcement Department of NASD Regulation, Inc., and, from July 1995 to March 1997, he served as a senior counsel in the Division of Enforcement of the SEC. From January 1989 to July 1995, he was engaged in the private practice of law. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court. Mr. Lloyd became listed as a principal of Campbell and Campbell & Company Investment Adviser LLC effective October 20, 2005 and December 12, 2005, respectively.

Tracy Wills-Zapata

Tracy Wills-Zapata, born in 1971, joined Campbell in February 2006 and has served as Managing Director—Global Business Development since January 2007 and was Managing Director of Institutional

Balanced App. - 17

Business Development from February 2006 to January 2007. Ms. Wills-Zapata was between employment in January 2006. Prior to joining Campbell in February 2006, Ms. Wills-Zapata was a Managing Director of Deutsche Bank Absolute Return Strategies from September 2002 to December 2005, where she was responsible for distribution of Deutsche Bank’s single manager hedge fund platform. From April 1995 to September 2002, Ms. Wills-Zapata was employed by Dominion Capital Management, Inc., a global money management firm specializing in financial derivatives portfolios, where she served as a Principal and Executive Vice President. From December 1993 to April 1995, Ms. Wills-Zapata was employed by R.J. O’Brien & Associates, Inc., an independent futures brokerage firm, as an Executive Vice President. Ms. Wills-Zapata is currently a member of the Board of Directors and a Member of the Executive Committee for the Managed Funds Association. Ms. Wills-Zapata became registered as an Associated Person and listed as a Principal of Campbell effective March 27, 2006 and July 21, 2008, respectively.

Campbell utilizes a systematic, model driven trading approach. Campbell manages client assets based on signals derived from technical trading models, thereby removing the “human” element from the day-to-day individual investment decision making process. The Risk Committee, who is responsible for overseeing the models, is comprised of G. William Andrews, Theresa D. Becks, Bruce L. Cleland, Gregory T. Donovan, Michael S. Harris and Kevin M. Heerdt. The Risk Committee meets daily to review the trading signals received by the models for that day and the Risk Committee has the authority to override a specific signal indicated by the trading models.

CAMPBELL TRADING POLICIES

Campbell makes trading decisions for all clients’ accounts using proprietary technical trading models which analyze market statistics. Investors are cautioned that since the trading models are proprietary, it is not possible to determine whether Campbell is following the models or not. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past.

Campbell trades the following two portfolios:

(i)	The Financial, Metal & Energy Large Portfolio

(ii)	The Global Diversified Large Portfolio

Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell, currently offers the Multi-Strategy Portfolio, a commodities and securities portfolio with different investment objectives and terms.

Campbell’s trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Portfolio composition(s), including contracts traded and percentage allocations to each sector may frequently fluctuate in response to changes in market volatility.

Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell’s intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell’s policy to follow trades signaled by each trading model independently of the other models.

Over the course of a medium- to long-term price change, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances, some of Campbell’s trading models

Balanced App. - 18

may exit a winning position prior to the end of a price move. While there is some risk to this method (for example, being out of the market during a significant portion of a price move), Campbell’s research indicates that this is well compensated for by the decreased volatility of performance that may result.

Campbell’s trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all. Campbell expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients’ accounts. The trading models currently used by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell’s discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

From time to time, Campbell may increase or decrease the total number of contracts held based on increases or decreases in an account’s assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

Campbell estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client’s account will range between 5% and 30% of the account’s net assets. From time to time, margin commitments may be above or below this range.

The number of contracts that Campbell believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client’s portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.

CAMPBELL TRADING PROGRAM

The assets allocated to Campbell will be traded pursuant to the FME Large Portfolio.

CAMPBELL MARKETS TRADED

The FME Large Portfolio trades in foreign currencies, precious and base metals, energy products, stock market indices and interest rates.

Balanced App. - 19

PAST PERFORMANCE OF CAMPBELL

The Capsule Performance Table which follows presents the composite performance results of the FME Large Portfolio for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FME Large Portfolio

Month	2008	2007	2006	2005	2004	2003
January	-0.43%	2.49%	2.01%	-2.16%	2.36%	7.75%
February	1.50%	-5.58%	-1.58%	-1.11%	10.79%	7.71%
March	-0.14%	-3.22%	4.27%	0.11%	0.94%	-4.38%
April	-2.81%	2.18%	-2.76%	0.50%	-6.67%	2.77%
May	2.22%	5.72%	-2.78%	5.00%	-0.54%	2.09%
June	5.57%	4.16%	-0.41%	6.24%	-3.14%	-0.77%
July	-1.28%	-10.81%	-0.10%	1.00%	-0.62%	-4.56%
August	-1.54%	-6.71%	-0.36%	-5.40%	-1.11%	2.42%
September	-1.59%	1.92%	-2.78%	3.75%	-1.55%	-1.38%
October	-1.09%	5.61%	1.76%	3.85%	2.40%	2.84%
November	-1.43%	-6.14%	0.80%	2.12%	4.03%	0.79%
December		-2.18%	7.81%	-2.76%	0.80%	4.29%
Year	-1.29%	-13.35%	5.48%	11.01%	6.93%	20.40%

Name of CTA:	Campbell & Company, Inc.
Name of Portfolio:	Financial Metal & Energy Large Portfolio
Inception of Trading by CTA:	January 1972
Inception of Trading of the Portfolio:	April 1983
Number of Accounts Open:	18
Total Assets Managed by CTA:	$4.708 billion
Total Assets Traded According to the Program:	$4.151 billion
Worst Monthly Percentage Draw-down:	10.81% (July 2007)
Worst Peak-to-Valley Draw-down:	19.34% (June 2007 – April 2008)
Number of Profitable Accounts That Have Opened and Closed:	16
Range of Returns Experienced by Profitable Accounts:	0.86% to 37.84%
Number of Unprofitable Accounts That Have Opened and Closed:	6
Range of Returns Experienced by Unprofitable Accounts:	-0.05% to -14.59%

Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the portfolio during the period presented in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composite have experienced monthly draw-downs that are materially larger than the largest composite monthly draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Worst Peak-to-Valley Draw-down is the largest cumulative loss experienced by the portfolio during the period presented in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down. A small number of accounts in the portfolio composite have experienced peak-to-valley draw-downs that are materially larger than the largest composite peak-to-valley draw-down. These variances result from such factors as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average, and investment restrictions imposed by the client.

Balanced App. - 20

NOTE TO TABLES:

The “Rate of Return” for a period for the table is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of rates of return, except for accounts that close on the last day of a period, in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. The rate of return is calculated using the Only Accounts Traded (OAT) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

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QIM

Background of QIM

QIM is a Virginia limited liability corporation formed on April 27, 2003. QIM has been registered under the CE Act as a CTA since January 16, 2004 and as a CPO since April 1, 2005. QIM became a member of the NFA on January 16, 2004. QIM’s address is Quantitative Investment Management LLC, 401 East Market Street, Suite 104, Charlottesville, VA 22902.

Principals of QIM

Jaffray Woodriff

Mr. Woodriff has 21 years experience trading financial markets using proprietary quantitative models that he has developed. Mr. Woodriff co-founded QIM in April 2003 to offer the Global Program to outside clients. He guides all aspects of QIM’s business and is chiefly responsible for the constant innovation and improvement of the models and techniques that underlie QIM’s predictions, trading, and risk management.

In April 2000, Mr. Woodriff and Michael Geismar began managing their own money with Mr. Woodriff’s short-term, market-neutral equities program. This led them to co-found a broker-dealer, DHR LLC. In October 2002, Mr. Woodriff also co-founded Biomind, a bioinformatics consulting and software firm. Mr. Woodriff graduated from the University of Virginia with a B.S. in Business in 1991. Mr. Woodriff has been registered as an associated person and principal of QIM since January 2004.

Michael Geismar

Mr. Geismar co-founded QIM in April 2003 with Mr. Woodriff after 18 months of successfully trading their proprietary accounts. As the head of trading for QIM, he implements the firm’s investment models and oversees its portfolio management. Mr. Geismar also manages investor relations and QIM’s general business affairs.

In February 2000, Mr. Geismar joined Mr. Woodriff, assisting in the development of an equities investment program that led the two to co-found DHR LLC. Mr. Geismar graduated from the University of Virginia in 1994 with a BA in Mathematics and a minor in Statistics. Mr. Geismar has been registered as an associated person and principal of QIM since November 2005 and January 2004, respectively.

Greyson Williams

Mr. Williams co-founded QIM in April 2003 after joining Mr. Woodriff and Mr. Geismar as a consultant to DHR in December 2002. He serves as an analyst, assists in statistical analysis and the development of predictive and risk models, and manages the internal databases and in-house software development.

Mr. Williams has spent the past eleven years specializing in the collection, management, analysis, and application of financial information and market data. He worked as an analyst in the Bank Mergers & Acquisitions department at SNL Securities LC from August 1997 until July 2000, serving as Director of Banking M&A Research from May 1999 until his departure. In December 2000, Mr. Williams co-founded VW Capital LLC, a firm created to map complex merger terms into programmatic models for interfacing with real-time market data. In October 2002, he founded Jobe Analytics & Consulting, Ltd., a financial information management consulting firm. Mr. Williams graduated from the University of Virginia in 1995 with a BA in English and a minor in Art History. Mr. Williams has been registered as an associated person and principal of QIM January since November 2005 and January 2004, respectively.

Ryan Vaughan

Ryan serves as Chief Compliance Officer in addition to coordinating the accounting and legal affairs of the company. Prior to joining QIM in September 2005, Ryan spent nine years working in financial and corporate

Balanced App. - 22

management. From September 2002 through February 2004, he served as a Financial Consultant for UBS Financial Services and from February 2004 through September 2005 he was an Investment Advisor for Blue Ridge Planning Services LLC. Ryan graduated from the University of Virginia in 1993 with a B.S. in Commerce, from the University of Georgia in 1995 with an MBA in Finance and Economics and earned the Chartered Financial Analyst (CFA) designation in 2003. Mr. Geismar has been registered as an associated person and principal of QIM since June 2006 and October 2006, respectively.

QIM will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to QIM’s Global Program.

THE TRADING APPROACH

Background

Jaffray Woodriff has spent the past 21 years developing proprietary quantitative models for use in predicting price movements in a wide variety of markets. The success of these models owes largely to Mr. Woodriff’s life work of inventing mathematical formulas and employing them in creating better approaches to quantitative prediction. Mr. Woodriff has successfully managed client accounts as a CTA and also has spent two years trading on a Wall Street proprietary desk. In December of 2001, Mr. Woodriff and Mr. Geismar began to manage a proprietary futures account using the Global Program methodology. In October 2003, after successfully managing this account for almost two years, Mr. Woodriff and Mr. Geismar decided to offer the Global Program to clients.

Predictive Modeling

Financial markets are not entirely efficient. Numerous small inefficiencies exist and can be exploited through the prudent use of robust quantitative analysis and predictive technologies.

QIM currently employs numerous quantitative trading models that utilize pattern recognition to predict all types of price movements. All models are tested across massive data sets that expose them to a gamut of market, economic, and political environments, as well as a wide range of time frames and interactions. Only those models that prove to be the most robust, statistically significant, and conceptually diverse are used in actual trading. The resultant system of models offers reliable signals that guide market timing and trade allocation.

Risk Management

Balanced diversification is made available by trading 26 global futures contracts. Risk allocations are based on the correlation of each contract to the overall portfolio.

QIM applies highly sophisticated risk management procedures that take into account the price, size, volatility, liquidity, and inter-relationships of the contracts traded. On the portfolio level, account risk is monitored on a daily basis to target a specific standard deviation of daily returns. For both the Global and Ultra Programs, this is equivalent to 12% annualized volatility.

During significant draw-downs in equity, QIM reduces market exposure by scaling back the overall leverage.

Trading

The execution of QIM’s trading strategy is systematic. All facets of the predictive models, risk management, and trade allocation are fully automated. However, discretion plays a role in the evolution of the trading system over time as QIM does seek improvements to the trading strategy.

Balanced App. - 23

In addition to the abundance of technologies driving the daily trading, QIM’s staff evaluates every market in which it trades on a daily basis and monitors numerous other factors, including, but not limited to: volume and open interest, news, correlation pairings, cash prices, opening calls, slippage and volatility.

The trading is discretionary in that final decisions are made, and systems occasionally overridden, based on the full set of information that has been compiled. That being said, the trading system is overridden very rarely and only in extraordinary circumstances.

Sectors Traded

The QIM Global Program trades in the following sectors: Currencies, Stock Indices, Interest Rates, Energies, and Metals.

Balanced App. - 24

PAST PERFORMANCE OF QIM

The following summary performance information reflects the composite performance results for QIM’s Global Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Global Program

Month	2008	2007	2006	2005	2004	2003
January	-7.77%	1.65%	1.04%	-0.39%	1.12%
February	5.17%	1.37%	1.46%	-1.68%	4.24%
March	3.62%	5.50%	0.92%	4.48%	-9.11%
April	2.08%	1.32%	-2.17%	7.19%	-0.51%
May	5.70%	-4.03%	5.12%	2.94%	2.91%
June	-1.63%	0.94%	-2.57%	-2.17%	1.37%
July	-1.92%	2.05%	2.05%	0.62%	0.93%
August	3.41%	7.66%	-0.26%	0.80%	0.15%
September	3.02%	1.09%	-1.52%	0.98%	6.18%
October	-2.53%	3.98%	2.37%	0.56%	6.41%	8.40%
November	2.33%	3.02%	0.21%	1.94%	10.89%	-2.17%
December		1.15%	-1.28%	3.08%	-1.66%	4.16%
Year	11.19%	28.41%	5.23%	19.54%	23.83%	10.46%

Name of CTA:	Quantitative Investment Management LLC
Name of Trading Program:	Global Program
Date CTA Began Trading Client Accounts:	October 2003
Date CTA Begin Trading This Program:	October 2003
Number of Client Accounts in This Program:	23
Client Assets Under Management in All Programs:	$1,231,240,000 Actual
$2,818,400,000 Nominal
Client Assets Under Management in This Program:	$1,230,940,000 Actual
$2,753,350,000 Nominal
Largest Monthly Percentage Draw-down:	-9.11% in March 2004
Largest Peak-to-Valley Draw-down:	-9.57% in March 2004 – April 2004
Number of Accounts Closed:	15 Profitable +3.42% - +36.00%
0 Unprofitable

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Balanced App. - 25

TIVERTON

Background of Tiverton

Tiverton is a Washington corporation that engages in the management of commodity trading accounts for qualified investors pursuant to its trading methodology. Tiverton became registered as a CPO and CTA under the CE Act in August 29, 2005. Tiverton is also a member of the NFA. Tiverton’s principal place of business is located at 201 South Biscayne Blvd., Suite 2840, Miami, Florida, 33131.

Principals of Tiverton

Grenville Craig

Grenville Craig is the President of Tiverton. Grenville Craig started trading futures for investment accounts in 1977 when he joined Commodities Corporation, or CC, a CTA and CPO. Mr. Craig served in various capacities including Senior Vice President and as a member of the Management Policy committee, and was a principal of such firm from July 1980 to May 1983. In August 1984 he founded Tiverton Trading Inc., a predecessor company of Tiverton, which managed proprietary and client accounts and pools independently of Commodities Corporation. Mr. Craig was a principal of Tiverton Trading Inc. from August 1984 to December 1993 and its associated person from May 1986 to December 1993. In September 1989 Mr. Craig resigned from CC to found Princeton Paris Research Corporation, a CTA and CPO. He was a principal and associated person of Princeton Paris Research Corporation from June 1990 to March 1991 and from April 1992 to July 1998. He was also a principal and associated person of Tiverton Trading Ltd., a CTA and CPO, from August 1995 to December 1998. Since January 1994 Mr. Craig has been the President of Leeward Services Corp., a company through which he conducted his own investment activities and through which he hired others to assist him.

Mr. Craig’s research interests focus predominantly upon the “macro-economic” markets, the metals, financial futures, and currencies.

Mr. Craig graduated from Harvard College cum laude in 1963, from MIT’s Sloan School of Management in 1968, and received a PhD from Yale University in Economics in 1977.

Mr. Craig became a principal and associated person of Tiverton in August 2005. He participates in the trading decisions for Tiverton, as well as selects and supervises other persons at Tiverton so engaged.

Justin Wicks

Justin Wicks is a Portfolio Manager and Manager of Operations of Tiverton. He has been successfully trading proprietary assets for Leeward Services Corp. and Tiverton since February 2001 and, as a Portfolio Manager of Tiverton, will have responsibility for a portion of Tiverton’s client assets. Mr. Wicks also oversees all agricultural commodity research and the daily management of Tiverton’s office. Mr. Wicks has been actively employed within the futures markets since 1995. Mr. Wicks joined Tiverton in February 2005 and became a registered associated person of Tiverton in August 2005 and a principal in January 2008. Mr. Wicks worked for Leeward Services Corp from January 1999 to February 2005, first as an analyst and Trading Assistant to Mr. Craig and later rising to the position of an Associate Trader. During June 1995 to October 1997 Mr. Wicks worked for Finacor Vendome, a major French derivatives brokerage house, on the MATIF Exchange in Paris. Mr. Wicks graduated with a B.A. in History from King’s College, University of London in 1995.

Sandra Craig

Sandra Craig is a principal of Tiverton but is not involved in its operations.

Tiverton will conduct its trading for its allocation from the Balanced Series Units through a Trading Company pursuant to Tiverton’s Discretionary Trading Methodology Program.

Balanced App. - 26

TIVERTON INVESTMENT STRATEGY

The objective of Tiverton is to achieve capital growth while attempting to control risks with disciplined money management. Tiverton pursues this objective by primarily trading in commodity interests, which includes, without limiting the foregoing, futures contracts, forward contracts and options thereon.

Tiverton’s trades a client’s assets in accordance with its trading methodology, which generally has the following characteristics:

Fundamental. Tiverton may base its trading decisions on “fundamental” analysis. Such analysis attempts to examine the underlying factors which affect the supply and demand and hence the price of a commodity.

Technical. The methodology may also use “technical” analysis based on the theory that a study of the markets themselves provides a means of anticipating price movements. This approach examines, for example, trend lines, support and resistance points, retracement levels, moving averages, volatility levels, volume, open interest levels and other statistical indicators.

Risk Management. An important aspect of Tiverton’s trading methodology is the emphasis placed on capital preservation and the avoidance of large equity draw-downs. These themes are an integral part of Tiverton’s trading methodology.

TIVERTON’S DISCRETIONARY TRADING METHODOLOGY

The objective of Tiverton is to achieve capital growth while attempting to control risks with disciplined money management. Tiverton relies on a combination of fundamental and technical analysis in making trading decisions, with the objective of participating in major price moves in the markets traded.

Substantial positions are not normally taken in a direction believed to be counter to the primary trend of the market. The technical approach focuses on price charts and variables such as open interest, over bought/over sold indicators, moving averages, and support and resistance areas.

Tiverton also relies upon fundamental analysis. Fundamental analysis, in respect to commodities, attempts to estimate equilibrium commodity prices by modeling or estimating supply and demand for individual commodities as well as stocks available to the market. With financial futures and currencies, other fundamental factors, such as inflation rates, interest rates, and current account balances are of primary interest.

Given the emphasis on both technical and fundamental analysis of markets, Tiverton generally only takes large positions when it believes the fundamental outlook is in accord with the major price trend detected by the technical analysis. When its fundamental views indicate a change in the major price trend and it believes this to be confirmed by strong signals of reversal in the price pattern and perhaps other technical indicators; however, Tiverton may take a position that is counter to the major trend then in effect. Given the importance placed on participating in major trends, Tiverton takes an important countertrend position only when clear stop-loss chart points exist to limit losses.

Tiverton will seek to move stop loss exit levels in the direction of the trend, in an attempt to protect a portion of the unrealized profit of the trade. Tiverton may add to existing positions during corrections to the main trend or at other times, such as following break-outs (or breakdowns) from congestion patterns.

It is Tiverton’s belief that the key to success in trading futures markets lies in money management. As part of its money management, the Tiverton will determine when to take losses and when to realize profits, how large positions should be, when to increase regular position size after a period of sustained growth in trading equity,

Balanced App. - 27

and most difficult, how to deal with losing or “flat” periods. An important aspect of Tiverton’s trading methodology is the emphasis placed on capital preservation and the avoidance of large equity draw-downs. These themes are an integral part of Tiverton’s trading methodology. On occasion this may result in Tiverton’s client accounts not being invested in so called “hot” markets undergoing major price trend moves, because Tiverton feels the risk-reward characteristics of the market are no longer favorable.

Tiverton may trade in any commodity or financial futures interest that is now traded, or may be traded in the future, on exchanges and markets located within the United States and abroad. Tiverton invests in futures contracts, both for financial instruments and commodity markets, as well as forward contracts on foreign exchange markets and the London Metal Exchange. Options on futures and forward contracts are also traded. The traditional market groups in which Tiverton invests are: foreign exchange, short and long term Interest rates, equity indices and their sectors, base and precious metals, grains, the soy complex, softs and industrials. It is possible for a client account to have no investment positions at certain times. In times when its investment portfolio has a larger number of investment positions, the existing positions will probably be significantly correlated. As stated above Tiverton will invest in options on futures and forward contracts. It will typically use simple options strategies when it believes such strategies offer better risk-reward characteristics than outright long/short futures and forward positions.

The following summary performance information reflects the composite performance results of Tiverton Trading Inc.

Balanced App. - 28

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Tiverton Trading, Inc.

Month	2008	2007	2006
January	3.27%	-0.32%
February	7.08%	3.39%
March	1.44%	0.26%
April	0.69%	0.98%	4.76%
May	0.68%	0.92%	3.59%
June	1.38%	2.57%	-0.17%
July	-1.84%	-0.37%	-1.30%
August	1.47%	0.73%	-0.63%
September	2.22%	6.54%	-0.89%
October	7.74%	-0.48%	2.09%
November	3.49%	0.99%	4.59%
December		4.69%	-0.82%
Year	30.88%	21.50%	11.50%

Name of CTA:	Tiverton Trading, Inc.
Name of program:	Discretionary Trading Methodology
Inception of trading by CTA:	April 2006
Inception of trading in program:	April 2006
Total Client Assets Under Management Traded Pursuant to Trading Program (including Notional Funds)	$183,674,925
Total Client Assets Under Management Traded Pursuant to Trading Program (excluding Notional Funds)	$57,439,867
Total Assets Under Management all Programs (including Notional Funds)	$183,674,925
Total Assets Under Management all Programs (excluding Notional Funds)	$57,439,867
Number of Client Accounts Open	5
Worst Monthly Percentage Draw-down *	-1.84% (July 2008)
Worst Peak-to-Valley Draw-Down	-2.97% (May 2006 – September 2006)
Number of Accounts Using Trading Program Closed with Profits	0
Number of Accounts Using Trading Program Closed with Losses	0

*	“Draw-Down” means losses experienced by the program over a specified period.

“Worst Monthly Percentage Draw-Down” is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

Worst Peak-to Valley Draw-down is the greatest cumulative percentage decline in month-net asset value due to losses sustained by the trading pursuant to the program during which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Monthly Rate of Return is computed by using the “Weighted Equity Method”. The monthly rates are then compounded to arrive at the annual rate of return.

Balanced App. - 29

TRANSTREND

The Balanced Series may commit between approximately 10% and 30% of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps, including a Swap that references a fund traded pursuant to Transtrend’s Diversified Trend Program—Enhanced Risk/USD. The performance of such Swap may differ, positively or negatively, from the performance of Transtrend’s Diversified Trend Program—Enhanced Risk/USD shown, which differences may be material. The Trading Company in which the assets of the Balanced Series will be invested will not own any of the investments or indices referenced by any Swap entered into by the Balanced Series, and Transtrend therefore is not and will not be a Trading Advisor to the Balanced Series. Accordingly, Transtrend is not required to be registered under the CE Act as a CTA or as a member of the NFA as a result of Transtrend’s program being referenced by the Swap.

Background of Transtrend

Transtrend is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. Transtrend has been registered as a CTA and CPO under the CE Act since September 23, 1994, and is a member of the NFA in such capacities. Registration under the CE Act and membership in the NFA in no way imply that the CFTC or the NFA have endorsed Transtrend’s qualifications to provide the commodity trading advisory services described in this Prospectus. Transtrend is also licensed as a portfolio manager, and subject to, among others, regulation by the Autoriteit Financiële Markten (Authority for Financial Markets), or AFM, in the Netherlands. The business office of Transtrend, where its books and records are kept, is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands.

TRANSTREND’S INVESTMENT STRATEGY

Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. The trading systems participate in Futures markets. (“Futures”, as used in this description of Transtrend’s strategy, means (a) futures, option, option on futures, and forward contracts on currencies, interest rates, interest rate instruments, commodities, individual stocks, stock indices and other indices; and (b) spot currencies, in all cases ((a) and (b)) traded on regulated markets and/or OTC markets. Over time, the underlying values of futures, option, option on futures, and forward contracts traded may also include other economic variables which are now or may hereafter become the subject of organized futures, option or forward trading. Over time, Futures may also include swaps or other derivative, margined instruments, in each case traded on regulated and/or OTC markets.) Current investment portfolios managed pursuant to Transtrend’s “Diversified Trend Program” cover a multitude of Futures on underlying values including but not limited to short-term and long-term interest rates, currencies, cross rates, stock indices and single stocks and a variety of commodities, including agricultural products, energy products and metals. Transtrend’s market approach attempts to benefit from directional price moves in outright Futures and in combinations of Futures. Apart from trading in the OTC market, Transtrend operates on circa fifty different futures and option exchanges in circa twenty-five countries on five continents. Transtrend’s professional expertise is supported by a qualified research team, a sophisticated technical infrastructure, an extensive database and more than 15 years of experience. Transtrend’s innovative research team consists of academics, most of them educated in exact sciences such as applied mathematics, econometrics and physics.

Transtrend’s first approved trading system started in October 1991 after four years of in-depth price research and product development. Until October 1993, Transtrend managed substantial proprietary accounts with comparable returns based on (at that time) identical trading systems. As of October 1993 Transtrend has offered its expertise to third parties.

DESCRIPTION OF APPLIED CONCEPTS AND METHODOLOGY

The applied principles of risk management play a dominant role. Transtrend’s trading program is designed to pursue capital growth within the limits of a defined risk tolerance.

Balanced App. - 30

The program is entirely based on quantitative analysis of signaled price behavior of outright Futures and of intra-market and/or inter-market combinations of Futures concerned and therefore not on fundamental analysis.

The programs may enter into both long and short positions in any of the Futures involved, or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered.

The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollar under management. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each U.S. dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each U.S. dollar under management.

The program is systematic by nature and requires a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the program. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances Transtrend may use discretion in an attempt to limit risk to a position or account. The use of discretion by Transtrend may have a positive or negative impact on performance of an account.

Transtrend defines the portfolio composition and the relative weighting of products or markets within each portfolio irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is among others a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In all trading systems the assessment of price volatility plays a prominent role. Risk assessments are determined on the basis of a regular or continuous evaluation of daily price behavior, possibly leading to regular adjustments during the lifetime of exposures.

Collectively and over time, Transtrend’s trading systems have generated a significant number of favorable trades, and the average profit per trade has been significantly higher than the average loss per trade. Also, the variance of monthly returns of profitable months has exceeded the variance of the returns of losing months over the course of time.

In most trading systems there are elements which identify and respect the dominant market direction. The trading systems are designed to exploit recurring, non-random characteristics of price behavior in all markets. The totality of the advised trades has thus far represented an ‘elevated collective profit expectancy’ over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time.

The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The trading systems exploit directional price movement of outright prices, of time spreads in one or more time frames and of inter-market and -product combinations.

One of the strengths of Transtrend’s program is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of

Balanced App. - 31

individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent (i.e., disciplined) application by Transtrend and a consistent (i.e., prolonged) participation by the client are both essential to realize the pursued returns over the course of time.

The program is designed to be as diversified as possible within the limits of the amount of funds under its management and in the context of the selected portfolio composition based on reasonable minimum transaction sizes in the execution process. The degree of diversification in terms of markets and strategies involved may increase as the account size grows.

The program may hold positions in different Futures, outright or in combinations, with one or more trading systems. A greater degree of diversification of Futures, outright and in combinations, and trading systems generally contributes to a higher stability of returns over the course of time.

Simultaneous application of diverging trading strategies (trading systems), each with a positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to a single trading system.

DESCRIPTION OF PROGRAM

Transtrend has offered its Diversified Trend Program to clients since October 1993. The Diversified Trend Program has two risk profiles: the Standard Risk Profile and the Enhanced Risk Profile (the latter being approximately 1.5 times the leverage of the Standard Risk Profile), investable in various currencies. The Diversified Trend Program can at any time be (net) long, short or neutral in any given market, and the program may include any known Futures market, including OTC currency positions. Currently, Transtrend manages client accounts pursuant to its Diversified Trend Program with portfolio composition, average margin commitment, money management principles and entry/exit tools described below.

Portfolio Composition

In Transtrend’s Diversified Trend Program the composition of a fully diversified portfolio includes Futures on interest instruments, stock indices and single stocks, currencies and commodities. Transtrend pursues the highest possible degree of portfolio diversification within relevant constraints, e.g., restrictions imposed by the CFTC on trading certain single stock, non-U.S. stock index and bond Futures for clients qualified as United States Persons, specific client requirements, volume restrictions, limitations as a result of the nominal account size and tax-related market imperfections.

Once the acceptable portfolio components have been defined, Transtrend determines the (relative) proportions of all components within the portfolio on basis of the signaled correlation over the course of time which is re-computed from time to time. Correlation analysis contributes to estimate the risk of coinciding trend reversals on a portfolio level.

Transtrend may use any of approximately 280 (as of 31 August 2008) Futures markets in the Diversified Trend Program. Markets may be removed and additional markets may be added in the future.

Transtrend may trade OTC FX for the accounts it advises under the Diversified Trend Program by means of spot, tom next and forward transactions. Such OTC FX trading is expected to consist of both deliverable and non-deliverable currency pairs. Over time the list of OTC FX currency pairs to be traded may change and may contain currency pairs not currently included in the Diversified Trend Program.

Balanced App. - 32

The allocation to Futures, outright or in combinations, can vary over the course of time. As of the date of this Prospectus (assuming no limitations in market selection) the indicative average allocation to Futures, outright or in combinations, within the various portfolios under the Diversified Trend Program tends to be as follows (rounded numbers/indication only):

Interest Rates	ca. 20%
Stock indices and single stocks	ca. 15%
Currencies	ca. 28%
Metals	ca. 6%
Energies	ca. 10%
Agriculturals	ca. 9%
Hybrids	ca. 12%
Total	100%

The indicative average allocation of individual accounts is likely to deviate from this indicative average for all accounts.

Portfolios solely containing CFTC-approved Futures deviate from portfolios without such restriction and can have a less diversified exposure to global stock index, single stock and bond Futures.

The use of a particular clearing broker may effectively restrict the access to certain markets or exchanges and henceforth have an impact on the net returns.

At specific points in time a portfolio’s composition can deviate significantly from the indicative average, among others because the trading systems are designed to avoid market exposure in (individual) markets that are classified as sideways or as too volatile. Due to their size, small accounts can have a less diversified exposure than large accounts. Certain markets are not liquid enough to be traded for each individual account.

Average Margin Commitment

For fully-funded accounts under the Diversified Trend Program – in its Standard Risk Profile – Transtrend generally commits an average of approximately 10% of the assets in a client account as margin or premium for Futures positions. However, such percentage has varied from approximately 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges.

For partially-funded accounts under the Diversified Trend Program, average margin commitments generally also approximate 10% of the nominal account size based on the Standard Risk Profile. However, such percentage may be significantly higher when expressed as a percentage of the amount of actual funds.

The Diversified Trend Program’s Enhanced Risk Profile generally means 1.5 times the leverage, and as such the average margin commitments, of the Diversified Trend Program’s Standard Risk Profile.

Money Management Principles

The risk-estimate is trade-based and takes volatility into account. This implies an (internal) risk-evaluation by the applied trading systems, which may lead to adjustments of position sizes during the lifetime thereof. The initial risk evaluation determines the position size at the time of entry. Signaled price behavior may lead to a gradual addition to or reduction of the initial position. Significantly adverse price behavior may lead to a partial or full exit for the remainder of the position. Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. Such extreme conditions may be real or perceived. It cannot be excluded that such reductions, which have the sole intention to reduce risk, will reduce the profitability which could have been achieved otherwise.

Balanced App. - 33

Entry/Exit Tools

The entry/exit tools may contain both proprietary trend-following and contra-trend elements and include techniques of (dynamic) profit targets and (dynamic) stops for individual trades. The trading systems act at specific times and upon specific price levels during a market session or during the day.

Transtrend reserves the right to change its trading techniques at any time, without prior notice to or approval from its clients. The implementation of changes will be based on the conclusions of research by Transtrend. The effects of such changes are measured over the course of time and therefore do not necessarily result in a better performance immediately after implementation.

Balanced App. - 34

PAST PERFORMANCE OF TRANSTREND

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Transtrend pursuant to the Diversified Trend Program—Enhanced Risk/USD during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Diversified Trend Program

Subset: Enhanced Risk Profile (US Dollar)

Composite Rate of return on aggregate nominal account size

Pro forma fees, estimated interest income

Month	2008	2007	2006	2005	2004	2003
January	-0.48%	1.64%	1.78%	-4.35%	2.08%	5.18%
February	5.55%	-4.07%	-2.26%	2.74%	4.95%	4.03%
March	1.33%	-3.24%	0.89%	2.03%	-2.18%	-5.04%
April	0.59%	5.69%	1.94%	-3.48%	-3.17%	3.77%
May	3.28%	6.84%	-3.78%	1.03%	-0.31%	5.81%
June	3.03%	3.65%	-1.26%	4.02%	-2.35%	-2.45%
July	-2.38%	-2.50%	-3.69%	3.26%	-1.34%	-2.36%
August	-1.38%	-2.44%	4.72%	-0.49%	-0.42%	-0.09%
September	4.95%	7.81%	0.12%	1.80%	1.63%	-2.04%
October	7.12%	9.02%	4.56%	-0.67%	3.20%	2.48%
November	2.57%	-2.16%	3.68%	3.40%	8.97%	-0.69%
December		1.32%	5.29%	-3.00%	1.71%	0.22%
Year	26.49%	22.39%	12.03%	5.98%	12.82%	8.48%

Referenced Investment:	Transtrend B.V. - Diversified Trend Program
	Subset: Enhanced Risk/USD being the program referred to by the fund which is subject of the Swap.
Start Date:	1 October 1993	Client Accounts
	1 January 1995	This Subset
No. of Open Accounts:
In Diversified Trend Program:	57
In this Subset:	28
Assets under Management:
All Accounts:	$7,812,946,415	Aggregate Nominal Account Size
	$3,597,449,835	Actual Funds
	$4,215,496,580	Notional Funds
This Subset (US dollar):	$4,777,834,583	Aggregate Nominal Account Size
	$2,196,013,676	Actual Funds
	$2,581,820,906	Notional Funds
Worst Monthly Draw-down
Since 1 January 2003:	-5.04%	March 2003 (Composite)
	-7.50%	March 2003 (Individual Account)
Worst Peak-to-Valley Draw-down
Since 1 January 2003:	-9.41%	February 2004/August 2004 (Composite)
	-10.62%	November 2005/July 2006
		(Individual Account)
Closed accounts
Since 1 January 2003:
In Diversified Trend Program:
With positive performance:	38	0.68% / 341.61%
With negative performance:	2	(8.09%) / (0.65%)
In this Subset:
With positive performance:	16	0.68% / 62.67%
With negative performance:	2	(8.09%) / (0.65%)

Balanced App. - 35

Draw-down means losses experienced by the account or a subset of the trading program over a specified period.

Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The above Capsule Performance Table presents the performance results of all of the accounts of Transtrend’s Diversified Trend Program—Enhanced Risk/USD (except as noted below) on a composite basis based upon the nominal account size in the following subset: the Enhanced Risk Profile for accounts denominated in U.S. dollar.

In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e., a standardized format irrespective of specific terms and conditions that may govern individual accounts in practice.

The rate of return reflects the pro forma net performance for the period divided by beginning aggregate nominal account size. Draw-down is expressed as a percentage of the nominal account size.

Up to July 2003, an adjusted beginning nominal account size was calculated in certain months to take account of intra-month additions and/or withdrawals, although in certain instances the pro forma rate of return was calculated by excluding accounts with significant additions or withdrawals which would materially distort the rate of return. As of July 2003, rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month additions and/or withdrawals are taken into account when they occur without distorting the monthly rate of return.

Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions, mark-ups and prime brokerage fees which currently amount to approximately 1% of the nominal account size per annum for the Diversified Trend Program’s Standard Risk Profile and to approximately 1.5% of the nominal account size per annum for the Diversified Trend Program’s Enhanced Risk Profile (on average approximately USD 8 per round-turn trade, worldwide, in case of exchange-traded Futures, and on average approximately USD 20 per USD 1,000,000 of the nominal amount of an OTC FX transaction) (however, such actual brokerage commissions, mark-ups and prime brokerage fees have been as high as approximately 2% for the Standard Risk Profile and approximately 3% for the Enhanced Risk Profile in the past); (b) less pro forma monthly management fees of 0.25% of beginning nominal account size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of net new trading profits; and (d) plus estimated interest income earned on actual funds.

Before May 1, 2004, pro forma interest income was calculated at a rate equal to 90% of the relevant interest rate on the nominal account size. As of May 1, 2004, the rate of return includes estimated interest income earned on actual funds.

As Transtrend is not privy in all cases to the arrangements between Transtrend’s customers and their brokers, the amount of interest income actually earned by such accounts is estimated at a rate equal to 90% of the prevailing interest rate relevant to the underlying currency subset of the Diversified Trend Program.

A negative monthly rate of return is mitigated by a consistent book entry reversal of the pro forma performance fees accrued, and, before May 1, 2004, by pro forma interest income on the nominal account size, irrespective whether the book entry reversal was actually effectuated or interest was actually received. Certain accounts managed by Transtrend are subject to a variety of additional third party fees and expenses which are not

Balanced App. - 36

directly related to Transtrend’s trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses varies on an account by account basis and most accounts do not incur any substantial third party fees or expenses. Since Transtrend neither is paid nor is sharing in these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts shown would not accurately represent Transtrend’s trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend’s performance fees as the advisory agreement between Transtrend and the client does not take such third party expenses into account when determining if an account has experienced net new trading profits for purposes of determining Transtrend’s performance fee. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses. In certain circumstances where Transtrend is managing an account for a fund sponsored by a third party, the advisory agreement between Transtrend and the fund may require that the calculation of Transtrend’s performance fee take certain of such third party’s expenses into consideration, which third party expenses would reduce the performance fees otherwise payable to Transtrend.

Substantially all of the client accounts are partially-funded accounts. Transtrend believes that the performance of the subset as stated in the Table is reflective for the performance of the individual accounts which are included in the subset. However, for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

Balanced App. - 37

WINTON/GRAHAM SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

WINTON/GRAHAM SERIES-1 UNITS

WINTON/GRAHAM SERIES-2 UNITS

Commodity Trading Advisors:

Graham Capital Management, L.P.

Winton Capital Management, Ltd.

This Winton/Graham Series Appendix (the “Winton/Graham Series Appendix”) is dated February 4, 2009.

THE FRONTIER FUND

WINTON/GRAHAM-1 UNITS

WINTON/GRAHAM-2 UNITS

This Winton/Graham Series Appendix to the prospectus, dated February 4, 2009, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Winton/Graham Series Units. Capitalized terms used in this Winton/Graham Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Winton/Graham Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Winton/Graham Series Units are being offered in two (2) Classes. The Winton/Graham Series Units in Class 1 (as described in the Prospectus) are designated as the “Winton/Graham Series-1 Units,” and the Winton/Graham Series Units in Class 2 (as described in the Prospectus) are designated as the “Winton/Graham Series-2 Units.” The Trust is offering both the Winton/Graham Series-1 Units and the Winton/Graham Series-Units pursuant to the Prospectus and this Winton/Graham Series Appendix. Prospective Purchasers of the Winton/Graham Series-1 Units and Winton/Graham Series-2 Units should carefully review the Prospectus and this Winton/Graham Series Appendix before determining to purchase such Units.

TRADING ADVISORS

The current Trading Advisors with respect to the assets allocable to the Winton/Graham Series Units are Graham Capital Management, L.P., a Delaware limited partnership, or Graham, and Winton Capital Management Ltd., or Winton. To employ the investment strategies directed by Graham and Winton, a portion of the assets of the Winton/Graham Series currently are invested in two Trading Companies—Frontier Trading Company II LLC, a Trading Company managed by Winton, and Frontier Trading Company V LLC, a Trading Company managed by Graham. Graham trades the assets allocated to it pursuant to the K4 Program at 150% Leverage, or K4 (1.5X) Program, described below. Winton trades the assets allocated to it pursuant to the Winton Diversified Program, as further described in the Winton Series Appendix. The percentage of the assets of the Winton/ Graham Series invested in such Trading Companies will vary from time to time. The remainder of the Series’ assets are maintained at the Trust level for cash management.

In preparing the description of Graham and its trading program in this Winton/Graham Series Appendix (and the description of Winton and its trading program in the Winton Series Appendix), the Managing Owner has relied upon information provided to it by Winton and Graham, respectively, and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable.

INITIAL ALLOCATIONS

In general, the Managing Owner anticipates that approximately one-half of the Series’ assets will be allocated to each of the two Trading Advisors in the Winton/Graham Series. The actual allocation of the Winton/Graham Series’ assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities and may be tactically rebalanced by the Managing Owner at any time. When tactical re-balancing occurs, it is generally expected to remain within the range of approximately 40% to 60% per advisor although the Managing Owner may, at its sole discretion, exceed these parameters for any reason at any time. In addition, leverage at the trading level is expected to be employed in the range of approximately 100% to 125% of actual funds. The amount of leverage may be adjusted by the Managing Owner. Prior to May 2008, when Winton was added as a Trading Advisor to the Series, Graham was the only Trading Advisor to the Series.

Winton/Graham App. - 2

The table below sets forth certain of the markets and instruments which each of the Trading Advisors allocated assets from the Winton/Graham Series may trade on behalf of client accounts. Not all markets are part of each program. Each Trading Advisor reserves the right to expand or contract the markets and instruments it trades without giving prior notice.

Trading Advisor	Program	Stock Indices	Interest Rates	Currencies	Energy	Metals	Agriculturals	Total
Graham Capital Management, L.P.	K4 Program at 150%	20%	26%	39%	9%	2%	4%	100%
Winton Capital Management, Ltd.	Diversified Program	16%	30%	23%	12%	12%	7%	100%
Winton/Graham Series Program	N/A	18%	28%	31%	11%	7%	5%	100%

Background of Graham

Graham was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a CPO and CTA under the CE Act and a member of the NFA on July 27, 1994.

As of August 1, 2008 Graham has approximately 155 employees and manages assets of over $4.7 billion. Graham maintains its main business office at 40 Highland Avenue, Rowayton, CT 06853. Graham’s telephone number is 203-899-3400.

Graham is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. Graham offers clients a broad array of quantitative and discretionary global macro trading programs that trade in one or more of those markets as well as strategies that combine two or more of the trading programs. Graham’s quantitative trading programs or models produce trading signals on a largely automated basis when applied to market data. In Graham’s discretionary trading programs, trades are determined subjectively on the basis of its traders’ assessment of market conditions rather than through application of an automated system.

Principals

Kenneth G. Tropin is the Chairman and the founder of Graham. He became an associated person and principal of Graham effective July 27, 1994. Mr. Tropin has developed the majority of the firm’s core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital. Mr. Tropin founded Graham in May 1994 and was between employment from October 1993 until May 1994. Prior to founding Graham in May 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., from March 1989 to September 1993, a CPO and CTA, during which period the assets under management grew from approximately $200 million to approximately $1.2 billion. He was an associated person of John W Henry & Company Inc from April 1989 to September 1993, and a principal from April 1989 to June 1994; an associated person and principal of JWH Investments Inc from June 1991 to September 1993; and an associated person and principal of Henry John W & Company from November 1992 to November 1993. From May 1990 to September 1993, Mr. Tropin also served as an associated person and principal of Global Capital Management Limited; and from September 1990 to September 1993 as an associated person and principal of Westport Capital Management Corporation. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, an investment bank, where he began in February 1982 as Director of Managed Futures and in October 1984 assumed the role of Director of Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter Management Corporation, a CPO for which he served as principal and associated person from August 1984 to July 1985, as principal from November 1985 to March 1989 and associated person from August 1987 to March 1989. In June 1987 Mr. Tropin was appointed President of and Dean Witter Futures and Currency Management Inc., a CTA (currently d.b.a. Morgan Stanley Futures & Currency Management Inc.). From January 1984 to March 1989, Mr. Tropin served

Winton/Graham App. - 3

as an associated person of Morgan Stanley DW Inc. (since merged into Morgan Stanley & Co. Incorporated); from August 1984 as an associated person and July 1988 as a principal of VK Capital Inc. (d.b.a. Morgan Stanley Futures & Currency Management Inc.) until March 1989. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980s.

Paul Sedlack is Chief Executive Officer and the General Counsel of Graham. He became an associated person of Graham effective November 20, 1998 and a principal on August 21, 1998. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 until June 1993 and was resident in Coudert’s Singapore office from 1988 to 1989. From June 1993 until June 1995, Mr. Sedlack was associated with the law firm, Sutherland Asbill and Brennan LLP. Prior to joining Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries from June 1995. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an MBA in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

Mark B. Werner is the President of Graham responsible for oversight of the firm’s discretionary traders as well as the risk management department. He became a principal of Graham effective December 3, 2007 and an associated person on December 28, 2007. Prior to joining Graham in November 2007, Mr. Werner served as Chief Executive Officer of Banc of America Securities, LLC at Bank of America Corporation where he was employed from October 2004 through June 2007. Mr. Werner was between employment from July 2007 until November 2007. During his tenure at Bank of America, Mr. Werner was Head of Global Markets responsible for the debt and equity businesses, including origination, sales, trading and research. He also served on several of Bank of America’s corporate management committees, including the Asset Liability Committee, Credit Risk Committee and Management Operating Committee. From April 1982 to October 2004, Mr. Werner held positions of increasing responsibility at various entities of the investment bank, JPMorgan Chase (and predecessors) including Managing Director and Head of North American Interest Rate Sales, Trading and Research and Vice Chairman of JPMorgan Securities, Inc. Mr. Werner also served as a member of the investment bank’s executive committee. Mr. Werner received his B.A. in economics from the University of Pennsylvania in 1980. Mr. Werner is a current member and past chairman of the U.S. Treasury Department’s Borrowing Advisory Committee.

Robert E. Murray is the Chief Operating Officer of Graham and is responsible for the management and oversight of client services, systematic trading, and technology at Graham. He became an associated person and principal of Graham effective June 27, 2003. Prior to joining Graham, from January 1985 until June 2003, Mr. Murray held positions of increasing responsibility at various entities at the investment bank, Morgan Stanley (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a CPO that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a CTA). During his time at Morgan Stanley, Mr. Murray was a principal of Demeter Management Corporation from June 1995 to June 2003, an associated person of Morgan Stanley DW Inc. (since merged into Morgan Stanley & Co. Incorporated) from March 1997 to June 2003, and a principal of VK Capital Inc. (d.b.a. Morgan Stanley Futures & Currency Management Inc.) from August 1993 to October 2003. Mr. Murray is currently a member of the Board of Directors of the NFA and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Thomas P. Schneider is an Executive Vice President, and the Chief Trader of Graham. He became an associated person of Graham effective September 12, 1994 and a principal on November 30, 1995. He is responsible for managing Graham’s systematic futures and foreign exchange trade execution, including all of its core and short term quantitative trading strategies, and developing and maintaining relationships with

Winton/Graham App. - 4

independent executing brokers and FCMs. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a CTA in Dallas, Texas, where he was ultimately Chief Trader, Vice President and principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a CTA in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis until joining Graham in June 1994. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive MBA from the University of Texas at Austin in 1997.

Robert G. Griffith is an Executive Vice President of Graham, responsible for evaluating and implementing research-related initiatives. He became an associated person and principal of Graham effective March 8, 1996. Prior to joining Graham, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information Systems from the University of Iowa in 1979.

Jeff Baisley, C.P.A., is the Chief Financial Officer of Graham. He became an associated person of Graham effective March 17, 2008 and a principal on April 8, 2008. Prior to joining Graham as its Manager of Financial Reporting in March 2004, he was Vice President in Global Equity Derivatives Accounting at RBC Dominion Securities, an investment bank, from June 2001 until March 2004. From February 2001 to June 2001, Mr. Baisley was a consultant for Robert Half & Associates, a financial recruiting firm, during which time he was the Controller of Division for a large telecommunications company. He was Director of Perseus Debt Opportunity Fund at Perseus Capital LLC, a merchant bank and private equity fund, from August 2000 to January 2001. Mr. Baisley held positions of increasing responsibility at UBS Warburg AG, an investment bank, from March 1996 to June 2000, including Business Manager for Distressed Debt Trading. He was between employment in July 2000. Prior to UBS, he was an Assistant Vice President in the Firm Trading Accounting Department of Lehman Brothers, an investment bank, from June 1993 to February 1996. Mr. Baisley began his career at Ernst & Young, an accounting firm, where he worked from September 1991 to June 1993, as Staff Auditor. He received his B.S. in accounting from Fordham University in 1991.

Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a principal of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. He became an associated person of Graham effective December 8, 1999 and a principal on March 11, 2000. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc., a bond trading firm, from August 1998 to March 1999. Mr. Levin was between employment in July 1998. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital, an investment management firm. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil, an oil trading firm. From September 1982 to March 1988, Mr. Levin was the chief economist for North American Investment Bank at Citibank. From September 1970 to September 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

William Pertusi is the Risk Manager and a principal of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. He became an associated person of Graham effective July 24, 2006 and a principal on November 28, 2006. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC, an investment management firm, from July 2004 to April 2006. From July 2002 to July 2004, he was employed as a Portfolio Manager at SAC specializing in Mortgage Backed Securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc., the investment bank, including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998 he worked at Lehman as Senior Vice President holding positions in sales, trading and risk management. Mr. Pertusi worked at Credit Suisse First Boston, the investment bank, as a Director from February 1998 through November 1998. He

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was between employment from November 1998 until March 1999. He held the position of Vice President in fixed income sales at Salomon Brothers Inc., an investment bank, from June 1990 to January 1992; and Assistant Vice President in fixed income sales at The First Boston Corporation, an investment bank, from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an MBA from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Barry S. Fox is Director of Research of Graham. He became an associated person of Graham effective November 10, 2000 and a principal on November 15, 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several systematic trading programs. In May 2005 he joined Graham’s Research Department, was appointed Co-Associate Director of Research in October 2005, and was appointed Director of Research in April 2007. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a CPO and CTA, concluding as the director of research. Mr. Fox was between employment from April 1998 until August 2000. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle is Chief Legal Officer and a principal of Graham. He became an associated person of Graham effective April 16, 2004 and a principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining Graham in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as First Vice President and Senior Attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D. degree, Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Richard M. Johnson is the Managing Director, Global Head of Sales and Marketing of Graham. He became an Associated Person and Principal of Graham effective March 11, 2008. Prior to joining Graham in February 2008, Mr. Johnson served as the Managing Director, Head of Institutional Asset Gathering in the United States, for Citi Alternative Investments, a subsidiary of the investment bank Citigroup, where he was employed from June 2006 to January 2008. From October 2002 to March 2006, Mr. Johnson was Managing Director, Head of Distribution and Asset Gathering, for Stanfield Capital Partners, an investment management firm. Mr. Johnson was between employment from April 2006 to May 2006 and from March 2001 to May 2001. From June 2001 to October 2002, Mr. Johnson served as Managing Director at the investment management firm, Lucerne Partners LLC. From December 1994 to February 2001, Mr. Johnson held positions of increasing responsibility at the investment bank, ING Barings, concluding as Managing Director. Mr. Johnson received his B.S. in Business Analysis from Indiana University in 1986.

Steven T. Aibel is a discretionary trader of Graham, specializing in global macro markets with a primary focus on foreign exchange. He became an associated person of Graham effective January 13, 2004 and a principal on February 9, 2004. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase, the investment bank, from April 2002 to March 2003 trading foreign exchange. He was between employment from March 2003 until July 2003. He began his in June 1988 at Goldman Sachs and Co., the investment bank, in the precious metals area until 1993, and then moved over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers, the investment bank, from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston, the investment

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bank, as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel was a partner at Monroe Capital, an investment management firm, from May 2000 to January 2001. He worked as a trading sector desk manager at Bank of America from March 2001 through April 2002. Mr. Aibel received an MBA in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

Gavin Gilbert is a discretionary trader of Graham, specializing in fixed income markets. He became an Associated Person and Principal of Graham effective June 24, 2008. Prior to joining Graham in March 2008, Mr. Gilbert was senior trader at Brevan Howard Asset Management, an investment management firm, where he was employed from April 2004 to March 2008. During March 2004, Mr. Gilbert was between employment. From April 2002 to February 2004, Mr. Gilbert was a trader for D.E. Shaw & Co. LLC, an investment management firm. Mr. Gilbert was Associate Director in Euro Government Bonds for Barclays Capital, an investment bank, from November 2000 to March 2002. Mr. Gilbert was between employment from April 2000 to November 2000. From March 1997 to April 2000, Mr. Gilbert was a trader for Renaissance Capital, an investment bank.

Sanjeev Gupta is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 20, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a CTA, and Vega Asset Management USA LLC, an investment management firm from June 2002 to April 2007. From June 1992 to May 2002, Mr. Gupta held positions of increasing responsibility at Banco Santander, trading fixed income and foreign exchange, concluding as Senior Vice President. From June 1986 to August 1990, Mr. Gupta was employed by Citicorp Software, where he served as a Software Engineer and Consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an MBA from The Wharton School of the University of Pennsylvania in May 1992.

Britton Holland is a discretionary trader of Graham, specializing in the energy commodity markets. He became an associated person of Graham effective April 6, 2005 and a principal on April 27, 2005 and a Branch Office Manager on April 23, 2008. Prior to joining Graham in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation, an energy distributor. From August 1998 to April 2002, he was employed in various groups at Duke Energy, ranging from Risk Management to Term Deal Origination, before moving to its Financial Trading group until February 2004. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Steven H. Jacolow is a discretionary trader of Graham specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an associated person of Graham effective February 15, 2007 and a principal on June 5, 2007. Prior to joining Graham in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. In January 2002 Mr. Jacolow founded Mermaid Investments which served as a trading manager for Cunningham Asset Management, an investment management firm in London, from November 2002 until February 2004. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August 1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. Mr. Jacolow was also an associated person and principal from October 1996 to October 1997 for Chilbolton Investments Inc., a registered commodity pool operator and commodity trading advisor during that period. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. Mr. Jacolow was self employed from June 1995 to March 1996 and was employed by Moore Capital Management in March 1993. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a CTA. From January 1988 to August 1991,

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Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in Economics in 1987 and a MBA in Accounting from Rutgers University in 1989.

Peter Jepsen is a discretionary trader of Graham, specializing in global macro markets with a focus on fixed income and currencies. He became an associated person of Graham effective June 12, 2006 and a principal on June 22, 2006. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management, an investment management firm, in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York, an investment management firm. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

David E. Keelan is a discretionary trader of Graham, specializing in long/short credit strategies. He became an associated person and principal of Graham effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining Graham in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an Associate Portfolio Manager at State Street Research, an investment management firm in Boston, focused on credit. Mr. Keelan worked as a Trader for RAIF, an investment management firm, from November 1998 through January 1999. He was between employment from February 1999 to May 1999. From August 1995 to October 1998, Mr. Keelan was a Government Bond Trader for Merrill Lynch, the investment bank. Mr. Keelan received a MBA in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Raymond T. Murphy is a discretionary trader of Graham specializing in statistical option volatility strategies relating to equity index and individual commodity markets. He became an associated person and principal of Graham effective, respectively, on December 1 and December 7, 2006. Prior to joining Graham in September 2006, Mr. Murphy was President, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on the development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 through June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person of Fair Edward Walter (d.b.a. Carter Road LLC), a CTA, (from March 2004 to December 2006), where he was a senior trader; with Intermarket Brokerage LLC, an introducing broker (from September 2002 through March 2004), where he was a programmer and analyst; and with Intermarket Asset Management LLC, a CTA (from September 2002 through December 2003), where he was a senior trader and principal. Mr. Murphy was also registered with the NFA as a floor broker from November 24, 1987 to June 27, 1990 and from September 16, 1993 to March 8, 2007. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

Jon Tiktinsky is a discretionary trader of Graham, specializing in the U.S. fixed income markets. He became an Associated Person of Graham effective May 23, 2008 and a Principal on May 30, 2008. Prior to joining Graham in May 2008, Mr. Tiktinsky held positions of increasing responsibility, including Managing Director, Head of U.S. Treasury Dealership, at RBS Greenwich Capital, an investment bank, where he was employed from July 2004 to March 2008. Mr. Tiktinsky was President and Founder of Hulls Farm Capital LLC, an investment management firm, from February 2002 to June 2004. From January 2001 to December 2001, Mr. Tiktinsky served as a managing director for Dresdner, Kleinwort & Wasserstein, an investment bank. Mr. Tiktinksy was between employment during the months of April 2008 and January 2002. From February 1989 to December 2000, Mr. Tiktinsky held positions of increasing responsibility at Donaldson, Lufkin and Jenrette, an investment bank, concluding as Managing Director, Head of Government Bond Dealership. Mr. Tiktinsky received his B.A. in economics from Colgate University in 1982.

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Marwan Younes is a discretionary trader of Graham, specializing in the commodities markets. He became an Associated Person of Graham effective April 18, 2008 and a Principal on May 1, 2008. Prior to joining Graham in November 2007, Mr. Younes worked as an associate in the commodities department of the investment bank Morgan Stanley in New York from July 2006 to October 2007. Before joining Morgan Stanley, Mr. Younes was on sabbatical during June 2006. Mr. Younes attained his engineering degree in May 2006 from École Nationale Supérieure de Techniques Avancées, or ENSTA, in Paris, France where he was enrolled from September 2002 through May 2006. In May 2006, Mr. Younes also received his Masters of Science in Financial Engineering from Columbia University where he was enrolled from July 2005 to May 2006. During his enrollment at ENSTA, Mr. Younes completed a corporate internship at the Paris, France office of the investment bank Lazard Frères where he worked as an analyst in the Equities and Capital Markets Department from July 2004 through June 2005.

KGT, Inc. and KGT Investment Partners, L.P. became registered as principals of Graham on July 27, 1994.

Graham will manage its allocation from the proceeds of the sale of Winton/Graham Series Units pursuant to Graham K4 (1.5X) Program, which is a diversified portfolio of foreign exchange, global interest rates, stock and commodity futures.

GRAHAM TRADING POLICIES

Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and Swaps. Graham may engage in EFP (exchange for physical) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties. Graham has complete flexibility in the instruments and markets in which it may invest.

At standard leverage, Graham’s systems like its K4 strategy normally will commit between 10% and 30% of an account’s equity to meet initial margin requirements, and initial margin requirements over time are expected to average 13% to 20%, except as described below. Since the K4 Program is being traded at 1.5 times standard leverage, its initial margin requirements over time are expected to average 20% to 30%. Margins required to initiate or maintain open positions are established by brokerage firms selected by Graham clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

Graham reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s actions will enhance performance.

Graham also expects to develop additional trading systems and strategies and to modify the systems currently in use over time. As one example of such efforts, Graham has incorporated a proprietary multi-factor leverage model within each of its trend-following programs to adjust the program’s exposure to key market sectors systematically based on proprietary factors that assess the potential for prices to trend in the near term. Graham believes strongly in the importance of research and development activities and particularly in the

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development of new trading strategies. Graham intends to add new trading strategies to its investment programs as well as to modify the systems currently in place in such programs in its ongoing efforts to keep pace with changing market conditions and it anticipates that the constellation of trading strategies comprising each investment program will continue to grow and evolve over time. The decision to add or subtract systems or strategies from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

In connection with its programs’ systematic trading, Graham may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation. In unusual or emergency market conditions, Graham may also utilize discretion in establishing positions or liquidating positions or otherwise reducing portfolio risk where Graham believes, in its sole discretion, that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s discretionary actions in these programs will enhance performance.

GRAHAM TRADING PROGRAM

The K4 program has been built around a Graham trend system developed in 1998 that commenced trading operations in January 1999. The K4 program utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 90 to 100 global markets. K4’s systems are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

In addition to the trend system at its base, each Graham quantitative investment program has added substantial other trading strategies developed by Graham’s research department. Other trading strategies developed by Graham research and added to Graham investment programs include not only a broad array of trend systems with varying time horizons, but also counter-trend trading systems and trading systems that do not seek to identify or follow price trends at all. Such systems generally are based on computerized mathematical models and rely primarily on technical rather than fundamental information as the basis for their trading decisions. In addition, Graham may include as a part of any investment program discretionary trading strategies that, unlike Graham’s systematic trading strategies, determine trades subjectively on the basis of a Graham trader’s personal assessment of trading data and trading experience.

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GRAHAM MARKETS TRADED

Graham trades actively on a 24-hour basis on most global exchanges as well as the 24-hour interbank market for foreign exchange both in the U.S. and abroad. Graham conducts on-going research regarding expanding the number of markets it can trade to further its objective of portfolio diversification. From time to time, Graham adds to or deletes markets from its portfolios as on-going research and future market conditions warrant. Graham may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on Graham’s views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of Graham. Clients will not be informed of these changes as they occur.

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MANAGEMENT AND INCENTIVE FEES

Management Fees

The Winton/Graham Series Units will pay to the Managing Owner a monthly management fee equal to  1/12th of 2.5% of the Winton/Graham Series’ Net Asset Value (approximately 2.5% annually). The Managing Owner may pay all or a portion of such management fees to Graham.

Incentive Fees

The Winton/Graham Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Graham.

Because the incentive fees paid by the Winton/Graham Series are calculated separately with respect to the assets allocated to each Trading Advisor, it is possible that in any calendar quarter, Unitholders may be charged an incentive fee on gains achieved on one Trading Advisor’s allocation while suffering losses on the other Trading Advisor’s allocation, which may exceed the gains on which such Unitholder has paid an incentive fee.

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WINTON/GRAHAM CLASS 1 AND CLASS 2 UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Winton/Graham Series-1 Units and Winton/Graham Series-2 Units during the first twelve months. The total estimated cost and expense load of Winton/Graham Series-1 Units and Winton/Graham Series-2 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Winton/Graham Series Units may differ.

	Winton/Graham Series-1		Winton/Graham Series-2
	Amount—$	Amount—%	Amount—$	Amount—%
Initial Selling Price(1)	$1,000	100%	$1,000	100%
Syndication and Selling Expenses(2)	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%
Management Fee(4)	$25.00	2.50%	$25.00	2.50%
Service Fee(5)	$30.00	3.00%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$15.70	1.57%	$15.70	1.57%
Incentive Fee(7)	$1.80	0.18%	$0	0%
Less Interest Income(8)	($ 7.70)	(0.77%)	($7.70)	(0.77%)
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit	$64.80	6.48%	$33.00	3.30%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.
(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.
(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.
(4)	The Managing Owner will receive a monthly management fee of approximately 0.208% (2.50% annually) of the Winton/Graham Series’ Net Asset Value, which it will use to pay all management fees payable to the Trading Advisors.
(5)	With respect to Class 1 of the Winton/Graham Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Winton/Graham Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Winton/Graham Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3.0%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

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(6)	The Trust, with respect to the Winton/Graham Series will pay the Clearing Brokers and the Managing Owner approximately 1.57% of the Winton/Graham Series’ Net Asset Value annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with the Winton/Graham Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Winton/Graham Series.
(7)	The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee (and on-going service fee charged after the expiration of twelve (12) months following the purchase of Class 1 Units) charged on Class 1 only. A portion of the 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring Class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion.
(8)	Interest income for the Winton/Graham Series-1 Units and the Winton/Graham Series-2 Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 0.77%. The first 2.0% of interest income earned per annum by the Trust on the Winton/Graham Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust’s annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.

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PAST PERFORMANCE OF WINTON/GRAHAM CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Winton/Graham Series Class 1 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	1.42%	-1.37%	0.67%	-9.45%
February	7.20%	-6.18%	-0.72%	-1.69%
March	2.46%	-3.38%	1.44%	-4.94%
April	-0.39%	5.69%	7.12%	-11.12%
May	2.72%	14.51%	-3.37%	1.47%
June	3.28%	4.14%	-1.29%	7.47%
July	-4.49%	-4.25%	-3.18%	-1.90%
August	-2.75%	-3.45%	-3.73%	-2.63%
September	0.37%	4.93%	0.69%	5.57%
October	5.78%	5.19%	1.29%	-1.26%
November	3.81%	0.44%	1.74%	2.38%	2.13%
December		-2.84%	1.98%	-4.28%	1.41%
Year to date	20.51%	12.20%	2.17%	-19.96%	3.57%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton/Graham Series Class 1
Inception of Trading of Winton/Graham Series Class 1:	November 22, 2004
Aggregate Gross Capital Subscriptions for Winton/Graham Series Class 1 as of November 30, 2008:	$33,678,933.50
Net Asset Value of Winton/Graham Series Class 1 as of November 30, 2008:	$31,197,121.88
Worst Monthly Percentage Draw-down:	-11.12% (April 2005)
Worst peak-to-valley Draw-down:	-26.89% (December 2004 to March 2007)

Prior to June 2008, the Winton/Graham Series Class 1 performance table sets forth the actual performance of the Winton/Graham Series Class 1 during a period when it was directed solely by Graham. The Winton/Graham Series was originally designated as the “Graham Series,” and trading for the Series was directed by Graham. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton/Graham Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.57%

•	Management fees: 2.5%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton/Graham App. - 15

PAST PERFORMANCE OF WINTON/GRAHAM CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Winton/Graham Series Class 2 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	1.68%	-1.10%	0.93%	-9.19%
February	7.46%	-5.97%	-0.49%	-1.46%
March	2.73%	-3.14%	1.70%	-4.70%
April	-0.14%	5.96%	7.37%	-10.90%
May	2.97%	14.80%	-3.11%	1.74%
June	3.54%	4.39%	-1.05%	7.74%
July	-4.25%	-4.00%	-2.93%	-1.67%
August	-2.52%	-3.21%	-3.49%	-2.39%
September	0.64%	5.18%	0.92%	5.84%
October	6.05%	5.47%	1.56%	-1.01%
November	4.05%	0.68%	1.99%	2.64%	2.23%
December		-2.59%	2.23%	-4.03%	1.66%
Year to date	23.86%	15.64%	5.27%	-17.50%	3.92%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton/Graham Series Class 2
Inception of Trading of Winton/Graham Series Class 2:	November 22, 2004
Aggregate Gross Capital Subscriptions for Winton/Graham Series Class 2 as of November 30, 2008:	$17,367,311.33
Net Asset Value of Winton/Graham Series Class 2 as of November 30, 2008:	$13,432,682.15
Worst Monthly Percentage Draw-down:	-10.90% (April 2005)
Worst peak-to-valley Draw-down:	-24.02% (December 2004 to April 2005)

Prior to June 2008, the Winton/Graham Series Class 2 performance table sets forth the actual performance of the Winton/Graham Series Class 2 during a period when it was directed solely by Graham. The Winton/Graham Series was originally designated as the “Graham Series,” and trading for the Series was directed by Graham. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton/Graham Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.57%

•	Management fees: 2.5%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton/Graham App. - 16

PRO FORMA COMPOSITE PERFORMANCE TABLE FOR

K4 PROGRAM AT 150% LEVERAGE

(Deducting The Frontier Fund Winton/Graham Series—Class 1 expenses)

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table, pro-forma for the Class 1 expenses of The Frontier Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2004	2003
January	0.38%	7.49%
February	7.24%	8.82%
March	-0.34%	-6.34%
April	-8.15%	1.67%
May	-2.28%	5.99%
June	-4.35%	-5.94%
July	-4.31%	-2.70%
August	-0.46%	3.55%
September	-0.16%	-13.04%
October	4.97%	11.72%
November	4.95%	2.61%
December		6.68%
Year to date	-3.51%	18.98%

Worst Monthly Percentage Draw-down:	-13.04% (September 2003)
Worst peak-to-valley Draw-down:	-18.64% (February 2004 to September 2004)

The Graham pro forma composite performance was derived from the performance of Graham K4 (1.5X) Program. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton/Graham Series Class 1 Units of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.31%

•	Management fees: 2.5%

•	Initial service fees and on-going service fees: 3.0%

For the actual performance of the Winton/Graham Series Class 1 Units, please see the table titled “Past Performance of Winton/Graham Series Class 1,” above.

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

The gross trading profit used in this table is taken from the Graham K4 (1.5X) performance table, except for July, 2000, through December, 2000, during which Graham’s K4 (1.0X) performance table was utilized.

The pro forma used a simulated adjusted beginning of month net asset value (the Trading Advisor’s net performance divided by rate of return for the month, underlying the preceding composite) in order to replicate the same rate of return from the Trading Advisor’s actual performance, adjusted for the Series’ fees, expenses and interest income.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton/Graham App. - 17

PRO FORMA COMPOSITE PERFORMANCE TABLE FOR

K4 PROGRAM AT 150% LEVERAGE

(Deducting The Frontier Fund Winton/Graham Series—Class 2 expenses)

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table, pro-forma for the Class 2 expenses of The Frontier Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2004	2003
January	0.63%	7.76%
February	7.52%	9.10%
March	-0.09%	-6.11%
April	-7.92%	1.92%
May	-2.04%	6.26%
June	-4.11%	-5.71%
July	-4.07%	-2.45%
August	-0.21%	3.81%
September	0.09%	-12.82%
October	5.24%	12.00%
November	5.24%	2.87%
December		6.96%
Year to date	-0.78%	22.63%

Worst Monthly Percentage Draw-down:	-12.82% (September 2003)
Worst peak-to-valley Draw-down:	-17.27% (February 2004 to August 2004)

The Graham pro forma composite performance was derived from the performance of Graham K4 (1.5X) Program. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton/Graham Series Class 2 Units of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.31%

•	Management fees: 2.5%

For the actual performance of the Winton/Graham Series Class 2 Units, please see the table titled “Past Performance of Winton/Graham Series Class 2,” above.

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

The gross trading profit used in this table is taken from the Graham K4 (1.5X) performance table, except for July, 2000, through December, 2000, during which Graham’s K4 (1.0X) performance table was utilized.

The pro forma used a simulated adjusted beginning of month net asset value (the Trading Advisor’s net performance divided by rate of return for the month, underlying the preceding composite) in order to replicate the same rate of return from the Trading Advisor’s actual performance, adjusted for the Series’ fees, expenses and interest income.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton/Graham App. - 18

PAST PERFORMANCE OF GRAHAM

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Graham during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

K4 Program At 150% Leverage

Month	2008	2007	2006	2005	2004	2003
January	1.77%	-1.35%	1.33%	-10.16%	0.71%	8.02%
February	7.49%	-6.23%	-0.42%	-0.91%	7.57%	9.21%
March	1.35%	-3.63%	1.54%	-4.43%	-0.04%	-6.19%
April	0.91%	7.17%	6.95%	-11.10%	-9.79%	2.08%
May	3.04%	14.25%	-2.78%	2.05%	-2.48%	6.48%
June	4.63%	6.23%	-0.83%	8.55%	-5.07%	-5.80%
July	-5.39%	-3.00%	-2.47%	-1.87%	-5.02%	-2.44%
August	-2.24%	-3.60%	-3.28%	-1.73%	-0.18%	3.99%
September	2.54%	4.37%	1.02%	5.49%	0.22%	-12.98%
October	11.75%	6.82%	1.96%	-1.05%	6.67%	12.01%
November	4.06%	-0.79%	2.33%	3.08%	5.66%	3.37%
December		-2.52%	2.54%	-3.09%	3.76%	7.17%
Year	33.02%	16.91%	7.45%	-15.79%	0.53%	24.13%

THE TABLE SET FORTH ABOVE HAS NOT BEEN ADJUSTED TO REFLECT THE FEES AND EXPENSES OF THE WINTON/GRAHAM SERIES. THE PRO FORMA COMPOSITE PERFORMANCE TABLES WHICH PRECEDE THIS TABLE SHOW THE SAME PERFORMANCE DATA AS SET FORTH ABOVE BUT CONTAIN PRO FORMA ADJUSTMENTS TO REFLECT THE WINTON/GRAHAM SERIES FEE STRUCTURE. ACCORDINGLY, SUCH TABLES ARE MORE REPRESENTATIVE OF THE PERFORMANCE OF THIS PROGRAM HAD GRAHAM TRADED IT FOR THE TRUST, DURING THE TIME PERIOD COVERED.

Name of CTA:	Graham Capital Management, L.P.
Name of Trading Program:	K4 Program at 150% Leverage
Inception of Trading by CTA:	February 2, 1995
Inception of Trading in the Program:	June 1, 1999
Number of Accounts Open:	5
Total Assets Managed by CTA:	$4,879,284,000
Total Assets Traded According to the Program:	$654,271,000
Worst Monthly Percentage Draw-down:	September 2003 / 12.98%
Worst Peak-to-Valley Draw-down:	February 2004 through April 2005 / 29.87%
Number of Profitable Accounts Both Opened and Closed within period 1/1/2003 to 11/30/2008:	3
Range of Net Lifetime Returns for Such Accounts:	3.18% to 20.11%
Number of Unprofitable Accounts Both Opened and Closed within period 1/1/2003 to 11/30/2008:	3
Range of Net Lifetime Returns for Such Accounts:	-8.07% to -13.02%

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton/Graham App. - 19

See Notes to Performance Information Below

(1)	The reporting of “total assets” managed by Graham or traded according to a particular program reflects the notional funding of accounts. Clients direct Graham to trade their accounts at a specific notional level of trading and it is not the practice of Graham to require clients to disclose how they fund their brokerage account. Accordingly, Graham generally can not determine the amount of cash committed to client accounts.
(2)	The Rate of Return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, “net income” represents the gross income for the month in question, net of all expenses and performance allocations. The Rate of Return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year’s initial index.
(3)	Graham advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

Winton/Graham App. - 20

WINTON SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

WINTON SERIES-1 UNITS

WINTON SERIES-2 UNITS

Commodity Trading Advisor:

Winton Capital Management Ltd.

This Winton Series Appendix (the “Winton Series Appendix”) is dated February 4, 2009.

THE FRONTIER FUND

WINTON SERIES-1 UNITS

WINTON SERIES-2 UNITS

This Winton Series Appendix to the prospectus, dated February 4, 2009, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, or the Trust, a statutory trust formed under the laws of the state of Delaware relates to the units of beneficial interest in the Trust, or the Units, designated as Winton Series Units. Capitalized terms used in this Winton Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Winton Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Winton Series Units are being offered in two (2) Classes. The Winton Series Units in Class 1 (as described in the Prospectus) are designated as the “Winton Series-1 Units,” and the Winton Series Units in Class 2 (as described in the Prospectus) are designated as the “Winton Series-2 Units.” The Trust is offering both the Winton Series-1 Units and the Winton Series-2 Units pursuant to the Prospectus and this Winton Series Appendix. Prospective purchasers of the Winton Series-1 Units and Winton Series-2 Units should carefully review the Prospectus and this Winton Series Appendix before determining to purchase such Units.

The Winton Series was originally designated the “Beach Series,” and trading for the Winton Series was directed by Beach Capital Management Limited, or Beach. On March 31, 2006, Beach ceased trading its Discretionary Program, which was the trading program used by the Winton Series, because David Beach made a decision to engage in other pursuits. Therefore, Beach is no longer engaged in trading for the Winton Series. As trading for the Series is directed by Winton, the Series’ name was changed to the “Winton Series.”

TRADING ADVISOR

Winton Capital Management Ltd., a United Kingdom company, or Winton, acts as the Trading Advisor with respect to the assets allocable to the Winton Series Units. A portion of the assets allocable to the Winton Series Units, as well as a portion of Winton’s allocations from the assets allocable to the Balanced Series Units and Winton/Graham Series Units, will be contributed to a Trading Company for which Winton will act as the Trading Advisor pursuant to the Winton Diversified Program described below. To employ the investment strategies directed by Winton, the Managing Owner will allocate such assets to Frontier Trading Company II LLC, a Trading Company for which Winton acts as the Trading Advisor. The percentage of the assets of the Winton Series invested in such Trading Company will vary from time to time. The remainder of the Series’ assets are maintained at the Trust level for cash management.

In preparing the description of Winton and its trading program in this Winton Series Appendix, the Managing Owner has relied upon information provided to it by Winton and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable.

Background of Winton

Winton Capital Management Ltd., a United Kingdom company, became registered under the CE Act as a CTA in January 1998 and as a CPO in December 1998. It is a member of the NFA. Winton has its principal office and maintains all books and records at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom. Winton is also regulated by the United Kingdom’s Financial Services Authority. Winton will conduct trading for the Winton Series and its allocation from the Balanced Series through a Trading Company pursuant to Winton’s Diversified Program.

Winton App. - 2

Principals of Winton

David Winton Harding

Mr. Harding, born in 1961, founded Winton in February 1997. Mr. Harding is the Managing Director of Winton. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd., a CFTC-registered CTA located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd., or Brockham, a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm’s futures fund management services. In February 1987, he left Brockham and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd., or AHL, a computer-driven, research-based CTA. AHL became registered under the CE Act in February 1987. By 1989, this firm had grown into the UK’s largest CTA, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd., or Man, one of the largest distributors of futures funds internationally. Between 1989 and 1993, when assets under management rose to $300 million, Mr. Harding headed up AHL’s quantitative research team, supervising about 15 full-time research staff, supported by a software team of around a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to AHL’s successful trend-following trading approach. During this time, he was also involved in the company’s international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S. In September 1994, Man bought out the minority shares owned by Mr. Harding and the original partners, and AHL was consolidated into Man’s fund management division. Mr. Harding then formed and headed up a new division of Man, called E D & F Man Quantitative Research, leading a research team that developed quantitative trading models primarily for use by Man’s fund management companies. Mr. Harding left Man in August 1996 and in February 1997 founded Winton together with Martin Hunt and Osman Murgian. Winton’s founding principle is the belief that robust statistical research provides the richest and most reliable source of information on market behavior. Research has always constituted the largest area of investment in the company, which remains private and tightly controlled, employing around 200 people. In 2005, Winton set up a research “campus” in the Oxford Science Park to better pursue its mission of long term scientific research. In July 2007 Winton opened a second research campus in Hammersmith and in September 2008 a third research office opened in Cambridge. The company currently employs over 100 researchers with PhDs and Masters degrees in such diverse fields as: operations research, statistics, actuarial science, extragalactic astrophysics and financial mathematics, with a distinct focus on practical application.

Osman Murgian

Mr. Murgian, born in 1934, is a founding director of Winton. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of AHL. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton’s share capital. This interest is held by Samur (Jersey) Ltd and Amur (Jersey) Ltd both of which are investment holding companies ultimately owned by Mr. Murgian’s family foundation.

Martin John Hunt

Mr. Hunt, born in 1962, is a director at Winton. He began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined AHL, then a newly established trading advisor, where he was responsible for the company’s trading operations. These trading operations were complex, and Mr. Hunt’s role was to ensure the efficient execution of the firm’s computer-generated futures and interbank

Winton App. - 3

orders on over $120 million of assets under management. These orders spanned more than 60 markets, 5 time zones and 15 exchanges worldwide. In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered CTA. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of Winton. At Winton, Mr. Hunt supervises the company’s operations and has responsibility for the firm’s regulatory compliance and finance.

Anthony Hamilton Daniell

Mr. Daniell, born in 1954, is a director at Winton and leads the sales and marketing team. After 10 years in the British Army, which included gaining a Civil engineering degree, Mr. Daniell began his career in the financial sector in March 1983 at David Allsopp and Partners, as an equity analyst following US defense companies. He moved to Rowe and Pitman in April 1986 where he became co-head of US Equity sales. From March 1994 to December 2001 Mr. Daniell was co-head of Emerging markets and then Head of Latin American Equities. During this time Mr. Daniell was responsible for cash and derivative sales, trading and research and was promoted to Managing Director in January 1999. During the period April 1986 to December 2001, as a result of a series of mergers and acquisitions Rowe and Pitman changed its name a number of times and ultimately became part of UBS. Mr. Daniell left UBS in December 2001. In January 2002 he started at Eday Ltd, an FSA registered private limited company which marketed absolute return funds. In 2003, Eday Ltd began to assist Winton’s marketing. In October 2004 Mr. Daniell became a Winton employee and then became a director in October 2006.

Gurpreet Jauhal

Gurpreet Jauhal has been appointed to the Main Board of Directors at Winton. He has also been appointed Chief Administrative Officer (Research). Gurpreet studied Mathematics at Cambridge University from September 1980 to June 1983 before qualifying as an actuary in 1989. He began his career as an actuarial assistant at Swiss Reinsurance in August 1983, leaving in February 1985. He then joined Mercer Human Resources Consulting, again acting as an actuarial assistant until March 1986. He then became an associate at Towers Perrin until April 1991. He was an associate director at Hay Management Consultants until April 2001, a senior consultant at Mercer Human Resources Consulting until March 2002, managing director at Inbucon Consulting until April 2004 and then an associate (HR Consulting) at Hewitt Associates from April 2004 until July 2006. Gurpreet joined Winton as Director of Creativity and Motivation in August 2006. He had been working as a consultant for Winton since April 2004. Gurpreet’s primary role has been organization design and implementing strategies for growth.

WINTON TRADING PROGRAM

Winton’s investment philosophy is directed towards long-term capital appreciation through compound growth. This is achieved by pursuing a diversified trading scheme without reliance on favorable conditions in any particular market, nor does it depend on the general direction of market prices. An investment with Winton therefore may be appropriate for a portion of the investment portfolio of potential investors whose objective is long-term capital gain. Winton’s investment technique consists of trading a portfolio of more than 100 commodity interests (as discussed in this section under “Markets Traded” and subject to regulatory and client constraints) on major commodity exchanges and forward markets worldwide, employing a totally computerized, technical, trend-following trading system developed by its principals. This system tracks the daily price movements and other data from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. If rising prices are anticipated, a long position will be established; a short position will be established if prices are expected to fall. The trading methods applied by Winton are proprietary, complex and confidential. As a result,

Winton App. - 4

the following discussion is of necessity general in nature and not intended to be exhaustive. Winton plans to continue the research and development of its trading methodology and, therefore, retains the right to revise any methods or strategy, including the technical trading factors used, the commodity interests traded and/or the money management principles applied. Such ongoing revisions, unless deemed material, will not be made known to clients.

A Technical Trend-Following System.

Technical analysis refers to analysis based on data intrinsic to a market, such as price and volume. This is to be contrasted with fundamental analysis which relies on factors external to a market, such as supply and demand. The Winton Diversified Program uses no fundamental factors. A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants. A trend-following system does not anticipate a trend. In fact, trend-following systems are frequently unprofitable for long periods of time in particular markets or market groups, and occasionally they are unprofitable for spells of more than a year, even in large portfolios. However, in the experience of the principals, over a span of years, such an approach is believed to be consistently profitable. The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain indicators derived from past price movements which characterize the degree of trending of each market at any time. While this is, to some degree, true of all trend-following systems, the unique edge possessed by the Winton system lies in the quality of the analysis underlying this relationship. This enables the system to suffer smaller losses during the inevitable whipsaw periods of market behavior and thus take better advantage of the significant trends when they occur, by focusing more resources on them.

A Non Discretionary System.

Trade selection is not subject to intervention by Winton’s principals and therefore is not subject to the influences of individual judgment. As a mechanical trading system, the Winton model embodies all the expert knowledge required to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally as important is the fact that mechanical systems can be tested in simulation for long periods of time and the model’s empirical characteristics can be measured. The system’s output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors. Whilst it may be seen as unwise to ignore information of obvious value, such as that pertaining to political or economic developments, the disadvantage of this approach is far outweighed by the advantage of the discipline that rigorous adherence to such a system instills. Significant profits are often made by the Winton system, by holding on to positions for much longer than conventional wisdom would dictate. An individual taking trading decisions, and paying attention to day-to-day events, could easily be deflected from the chance of fully capitalizing on such trends, when not adhering to such a system.

Diversification of Markets.

Taking positions in a variety of unrelated markets has been shown, over time, to decrease system volatility. By employing a sophisticated and systematic schema for placing orders in a wide array of markets, it can be demonstrated that there is a high expectation of an overall profit being realized after a sufficient period of time. The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made on behalf of a Program account or that consideration of any of these factors in a particular situation will lessen a client’s risk of loss or increase the potential for profits.

Winton App. - 5

Markets Traded

The Winton system trades in all the easily accessible and liquid commodity interests that it practically can. Winton’s portfolio mainly consists of commodity interests which are futures, options and forward contracts in the following areas: stock indices; bonds; short term interest rates; currencies; precious and base metals; grains; livestock; energy and agricultural products and certain OTC products such as Swaps. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio’s diversification. The figures below are based on the current definition of the Winton system, represent Winton’s projected long term risk breakdown and are based on historic market volatilities over the last 10 years.

Stock Indices	Interest Rates	Currencies	Energy	Metals	Agriculturals	Total
16%	30%	23%	12%	12%	7%	100%

Winton App. - 6

MANAGEMENT AND INCENTIVE FEES

Management Fees

The Winton Series Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the Winton Series’ Net Asset Value (approximately 2.0% annually). The Managing Owner may pay all or a portion of such management fees to Winton.

Incentive Fees

The Winton Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Winton.

Winton App. - 7

WINTON SERIES CLASS 1 AND CLASS 2 UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Winton Series-1 Units and Winton Series-2 Units during the first twelve months. The total estimated cost and expense load of Winton Series-1 Units and Winton Series-2 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Winton Series Units may differ.

	Winton Series-1		Winton Series-2
	Amount-$	Amount-%	Amount-$	Amount-%
Initial Selling Price(1)	$1,000	100%	$1,000	100%
Syndication and Selling Expenses(2)	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%
Management Fee(4)	$20.00	2.00%	$20.00	2.00%
Service Fee(5)	$30.00	3.00%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$19.10	1.91%	$19.10	1.91%
Incentive Fee	$0	0%	$0	0%
Less Interest Income(7)	($7.70)	(0.77%)	($7.70)	(0.77%)
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit	$61.40	6.14%	$31.40	3.14%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.
(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.
(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.
(4)	The Managing Owner will receive a monthly management fee of approximately 0.167% (2.00% annually) of the Winton Series’ Net Asset Value, which it will use to pay all management fees payable to the Trading Advisors.
(5)	With respect to Class 1 of the Winton Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units in Class 1 of the Winton Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units in Class 1 of the Winton Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3.0%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

Winton App. - 8

(6)	The Trust, with respect to the Winton Series will pay the Clearing Brokers and the Managing Owner approximately 1.91% of the Winton Series’ Net Asset Value annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up fees, and other investment and trading fees and expenses charged in connection with the Winton Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Winton Series.
(7)	Interest income for the Winton Series-1 Units and the Winton Series-2 Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 0.77%. The first 2.0% of interest income earned per annum by the Trust on the Winton Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust’s annualized interest income on 0.75%. Interest income above 2.0% is retained by the Trust.

Winton App. - 9

PAST PERFORMANCE OF WINTON SERIES CLASS 1 (WINTON)

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006
January	2.96%	4.12%
February	7.22%	-7.75%
March	-0.86%	-6.03%
April	-2.32%	5.33%
May	0.72%	4.43%
June	4.16%	1.41%
July	-4.33%	-1.90%
August	-2.58%	-1.55%	2.57%
September	-1.03%	6.71%	-2.20%
October	3.09%	1.84%	1.24%
November	5.17%	1.98%	2.25%
December		-0.03%	1.73%
Year	12.17%	7.74%	5.64%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton Series Class 1
Inception of Trading of Winton Series Class 1:	September 24, 2004
Inception of Trading by Winton on behalf of Winton Series Class 1:	August 23, 2006
Aggregate Gross Capital Subscriptions for Winton Series Class 1 as of November 30, 2008:	$62,451,487.38
Net Asset Value of Winton Series Class 1 as of November 30, 2008:	$61,951,641.60
Worst Monthly Percentage Draw-down:	-7.75% (February 2007)
Worst peak-to-valley Draw-down:	-13.31% (January 2007 through March 2007)

The Winton Series Class 1 performance table sets forth the actual performance of the Winton Series Class 1 directed by Winton. Winton commenced trading on behalf of the Winton Series on August 23, 2006. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.91%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 3.0%

Winton App. - 10

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton App. - 11

PAST PERFORMANCE OF WINTON SERIES CLASS 2 (WINTON)

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006
January	3.23%	4.41%
February	7.48%	-7.53%
March	-0.60%	-5.80%
April	-2.08%	5.60%
May	0.96%	4.69%
June	4.43%	1.65%
July	-4.08%	-1.64%
August	-2.34%	-1.30%	2.72%
September	-0.77%	6.96%	-1.99%
October	3.36%	2.12%	1.50%
November	5.41%	2.24%	2.50%
December		0.23%	1.97%
Year	15.30%	11.05%	6.81%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton Series Class 2
Inception of Trading of Winton Series Class 2:	September 24, 2004
Inception of Trading by Winton on behalf of Winton Series Class 2:	August 23, 2006
Aggregate Gross Capital Subscriptions for Winton Series Class 2 as of November 30, 2008:	$9,975,096.50
Net Asset Value of Winton Series Class 2 as of November 30, 2008:	$11,661,365.15
Worst Monthly Percentage Draw-down:	-7.53% (February 2007)
Worst peak-to-valley Draw-down:	-12.89% (January 2007 through March 2007)

The Winton Series Class 2 performance table sets forth the actual performance of the Winton Series Class 2 directed by Winton. Winton commenced trading on behalf of the Winton Series on August 23, 2006. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.91%

•	Management fees: 2.0%

Winton App. - 12

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton App. - 13

PAST PERFORMANCE OF WINTON SERIES CLASS 1 (BEACH)

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Series Class 1 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2006	2005	2004
January	11.15%	-8.01%
February	-5.52%	4.35%
March	5.96%	-3.30%
April		-10.36%
May		-2.98%
June		4.76%
July		-4.11%
August		3.78%
September		12.05%	1.21%
October		-4.23%	0.12%
November		13.62%	5.45%
December		2.91%	-0.79%
Year	11.28%	5.59%	6.01%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton Series Class 1
Inception of Trading of Winton Series Class 1:	September 24, 2004
Aggregate Gross Capital Subscriptions for Winton Series Class 1 (Beach) as of March 31, 2006:	$2,652,277.00
Net Asset Value of Winton Series Class 1 (Beach) as of March 31, 2006:	$2,906,723.96
Worst Monthly Draw-down:	-10.36% (April 2005)
Worst Peak-to-valley Draw-down:	-19.91% (November 2004 to May 2005)

The Winton Series Class 1 performance table sets forth the actual performance of the Winton Series Class 1 directed by Beach. The Winton Series was originally designated as the “Beach Series,” and trading for the Series was directed by Beach. The past performance information presented in the capsule performance table from inception through March 31, 2006, represents the past performance of the Winton Series Class 1 under Beach as the Trading Advisor. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.98%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 3.0%

Winton App. - 14

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton App. - 15

PAST PERFORMANCE OF WINTON SERIES CLASS 2 (BEACH)

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Series Class 2 Units during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2006	2005	2004
January	11.44%	-7.76%
February	-5.31%	4.59%
March	6.23%	-3.06%
April		-10.14%
May		-2.73%
June		5.02%
July		-3.86%
August		4.04%
September		12.32%	1.24%
October		-3.98%	0.36%
November		13.90%	5.73%
December		3.17%	-0.54%
Year	12.09%	8.83%	6.85%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Winton Series Class 2
Inception of Trading of Winton Series Class 2:	September 24, 2004
Aggregate Gross Capital Subscriptions for Winton Series Class 2 (Beach) as of March 31, 2006:	$275,573.34
Net Asset Value of Winton Series Class 1 (Beach) as of March 31, 2006:	$176,648.55
Worst Monthly Percentage Draw-down:	-10.14% (April 2005)
Worst peak-to-valley Draw-down:	-18.69% (November 2004 to May 2005)

The Winton Series Class 2 performance table sets forth the actual performance of the Winton Series Class 2 directed by Beach. The Winton Series was originally designated as the “Beach Series,” and trading for the Series was directed by Beach. The past performance information presented in the capsule performance table from inception through March 31, 2006, represents the past performance of the Winton Series Class 1 under Beach as the Trading Advisor. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.98%

•	Management fees: 2.0%

Winton App. - 16

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton App. - 17

PRO FORMA COMPOSITE PERFORMANCE TABLE FOR

Winton Diversified Program

(Deducting The Frontier Fund Winton Series—Class 1 expenses)

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Winton pursuant to the Winton Diversified Program during the period covered by the table, pro-forma for the Class 1 expenses of The Frontier Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2006	2005	2004	2003	2002
January	3.67%	-5.61%	2.47%	5.12%	-11.03%
February	-2.92%	5.50%	11.56%	11.77%	-6.36%
March	3.70%	4.31%	-0.60%	-11.32%	11.24%
April	5.66%	-4.48%	-8.45%	2.29%	-4.86%
May	-3.39%	6.26%	-0.48%	10.41%	-4.00%
June	-1.52%	2.52%	-3.49%	-5.91%	7.18%
July	-0.80%	-2.60%	0.54%	-1.52%	4.66%
August	4.62%	7.37%	2.39%	0.59%	5.68%
September		-6.90%	4.77%	0.48%	7.24%
October		-3.50%	3.44%	5.42%	-7.94%
November		7.04%	5.95%	-2.81%	-1.45%
December		-4.77%	-0.79%	9.71%	13.28%
Year	8.89%	3.52%	17.17%	23.88%	10.59%

Worst Monthly Percentage Draw-down: -11.32% (March 2003)

Worst peak-to-valley Draw-down: -26.68% (October 2001 – February 2002)

The Winton pro forma composite performance table was derived from the performance of the Winton Diversified Program. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton Series Class 1 Units of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 2.08%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 3.0%

For the actual performance of the Winton Series Class 1 Units, please see the table titled “Past Performance of Winton Series Class 1,” above.

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

The rates of return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Winton App. - 18

The pro forma used a simulated adjusted beginning of month net asset value (the Trading Advisor’s net performance divided by rate of return for the month, underlying the preceding composite) in order to replicate the same rate of return from the Trading Advisor’s actual performance, adjusted for the Series’ fees, expenses and interest income.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton App. - 19

PRO FORMA COMPOSITE PERFORMANCE TABLE FOR

Winton Diversified Program

(Deducting The Frontier Fund Winton Series—Class 2 expenses)

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Winton pursuant to the Winton Diversified Program during the period covered by the table, pro-forma for the Class 2 expenses of The Frontier Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2006	2005	2004	2003	2002
January	3.93%	-5.37%	2.68%	5.33%	-10.80%
February	-2.71%	5.73%	11.79%	11.98%	-6.13%
March	3.96%	4.46%	-0.40%	-11.11%	11.52%
April	5.52%	-4.24%	-8.24%	2.09%	-4.62%
May	-3.18%	6.43%	-0.23%	9.88%	-3.76%
June	-1.31%	2.73%	-3.25%	-5.57%	7.45%
July	-0.59%	-2.36%	0.79%	-1.27%	4.92%
August	4.81%	7.54%	2.65%	0.84%	5.94%
September		-6.58%	5.03%	0.74%	7.45%
October		-3.25%	3.42%	5.34%	-7.73%
November		7.22%	6.17%	-2.55%	-1.20%
December		-4.56%	-0.59%	9.87%	13.49%
Year	10.43%	6.27%	20.11%	25.63%	13.81%

Worst Monthly Percentage Draw-down: -11.11% (March 2003)

Worst peak-to-valley Draw-down: -25.76% (October 2001 – February 2002)

The Winton pro forma composite performance table was derived from the performance of the Winton Diversified Program. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the anticipated trading expenses, management fees, initial service fees, on-going service fees and interest income of the Winton Series Class 1 Units of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 2.08%

•	Management fees: 2.0%

For the actual performance of the Winton Series Class 2 Units, please see the table titled “Past Performance of Winton Series Class 2,” above.

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the pro forma. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the pro forma.

The rates of return in this table are representative of the rates of return a composite standard-leverage account would have achieved.

Winton App. - 20

The pro forma used a simulated adjusted beginning of month net asset value (the Trading Advisor’s net performance divided by rate of return for the month, underlying the preceding composite) in order to replicate the same rate of return from the Trading Advisor’s actual performance, adjusted for the Series’ fees, expenses and interest income.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton App. - 21

PAST PERFORMANCE OF WINTON

Winton Diversified Program

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Diversified Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004	2003
January	3.92%	4.03%	3.93%	-5.16%	2.65%	5.30%
February	8.21%	-6.39%	-2.74%	5.72%	11.93%	11.95%
March	-0.92%	-4.13%	3.88%	4.70%	-0.50%	-11.14%
April	-0.97%	6.13%	5.68%	-4.03%	-8.27%	2.07%
May	1.95%	5.04%	-3.21%	6.49%	-0.16%	10.18%
June	5.22%	1.83%	-1.34%	2.85%	-3.12%	-5.85%
July	-4.66%	-1.38%	-0.62%	-2.15%	0.88%	-1.15%
August	-3.09%	-0.96%	4.58%	7.66%	2.64%	0.69%
September	-0.38%	6.83%	-1.43%	-6.50%	4.78%	0.71%
October	3.65%	2.38%	1.43%	-3.02%	3.37%	5.46%
November	4.48%	2.45%	3.10%	7.05%	6.40%	-2.68%
December		0.12%	2.03%	-4.59%	-0.58%	10.00%
Year	17.98%	16.13%	15.83%	7.66%	20.31%	25.52%

Name of CTA:	Winton Capital Management
Name of Portfolio:	Winton Diversified Trading Program
Inception of Trading by CTA:	October 1997
Inception of Trading of the Portfolio:	October 1997
Number of Open Accounts at November 30, 2008:	44
Total Assets Managed by CTA:	$13,844,646,000
Total Assets Traded According to the Program:	$13,653,224,000
Worst Monthly Percentage Draw-down past five years and Year-to-Date:	-12.03% (March 2003)
Worst Peak-to-Valley Draw-down past five years and Year-to-Date:	-11.73% (March 2004 to June 2004)
Number of Profitable Closed Accounts past five years and Year-to-Date:	39
Number of Unprofitable Closed Accounts past five years and Year-to-Date:	2

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Winton App. - 22

CAMPBELL/GRAHAM/TIVERTON SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

CAMPBELL/GRAHAM/TIVERTON SERIES-1 UNITS

CAMPBELL/GRAHAM/TIVERTON SERIES-2 UNITS

Commodity Trading Advisors:

Campbell & Company, Inc.

Graham Capital Management, L.P.

Tiverton Trading, Inc.

This Campbell/Graham/Tiverton Series Appendix (the “Campbell/Graham/Tiverton Series Appendix”) is dated February 4, 2009.

THE FRONTIER FUND

CAMPBELL/GRAHAM/TIVERTON SERIES-1 UNITS

CAMPBELL/GRAHAM/TIVERTON SERIES-2 UNITS

This Campbell/Graham/Tiverton Series Appendix to the prospectus, dated February 4, 2009, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Campbell/Graham/Tiverton Series Units. Capitalized terms used in this Campbell/Graham/Tiverton Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Campbell/Graham/Tiverton Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Campbell/Graham/Tiverton Series Units are being offered in two (2) Classes. The Campbell/Graham/Tiverton Series Units of Class 1 (as described in the Prospectus) are designated as the “Campbell/Graham/Tiverton Series-1 Units,” and the Campbell/Graham/Tiverton Series Units of Class 2 (as described in the Prospectus) are designated as the “Campbell/Graham/Tiverton Series-2 Units.” The Trust is offering both the Campbell/Graham/Tiverton Series-1 Units and the Campbell/Graham/Tiverton Series-2 Units pursuant to the Prospectus and this Campbell/Graham/Tiverton Series Appendix. Prospective Purchasers of the Campbell/Graham/Tiverton Series-1 Units and Campbell/Graham/Tiverton Series-2 Units should carefully review the Prospectus and this Campbell/Graham/Tiverton Series Appendix before determining to purchase such Units.

TRADING ADVISORS

The current Trading Advisors with respect to the assets allocable to the Campbell/Graham/Tiverton Units are Campbell & Company, Inc., or Campbell, a Maryland corporation, Graham Capital Management, L.P., or Graham, a Delaware limited partnership, and Tiverton Trading, Inc., or Tiverton, a Washington corporation. To employ the investment strategies directed by Campbell, Graham and Tiverton, a portion of the assets of the Campbell/Graham/Tiverton Series currently are invested in three Trading Companies—Frontier Trading Company VI, LLC, the Trading Company managed by Campbell, Frontier Trading Company V LLC, the Trading Company managed by Graham, and Frontier Trading Company I LLC, the Trading Company primarily established for the Balanced Series (a portion of the assets of which are managed by Tiverton). The percentage of the assets of the Campbell/Graham/Tiverton Series invested in each such Trading Company will vary from time to time. The remainder of the Series’ assets are maintained at the Trust level for cash management.

For information regarding Graham, including Graham’s investment program and past performance, please see the Winton/Graham Series Appendix which accompanies this Prospectus. For information regarding Campbell and Tiverton, including each such Trading Advisor’s investment program and past performance, please see the Balanced Series Appendix which accompanies this Prospectus. Other or additional trading programs also may be used in the future. In preparing the description of Graham, Campbell and Tiverton and their respective trading programs in the Winton/Graham Series Appendix and Balanced Series Appendix, respectively, the Managing Owner has relied upon information provided to it by such Trading Advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable.

INITIAL ALLOCATIONS

In general, the Managing Owner anticipates that approximately one-third of the Series’ assets will be allocated to each of the three Trading Advisors in the Campbell/Graham/Tiverton Series. The actual allocation of the Campbell/Graham/Tiverton Series’ assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities and may be tactically rebalanced by the Managing

Campbell/Graham/Tiverton App. - 2

Owner at any time. When tactical re-balancing occurs, it is generally expected to remain within the range of approximately 20% to 40% per Trading Advisor although the Managing Owner may, at its sole discretion, exceed these parameters for any reason at any time. Prior to May 2008, when Tiverton was added as a Trading Advisor to the Series, Campbell and Graham were the only Trading Advisors to the Series and the Managing Owner periodically adjusted the Series’ allocation in order to maintain the approximately 50-50 allocation between Campbell and Graham.

Leverage to bring the trading level to approximately 125% of actual funds is expected to be employed. The amount of leverage may be adjusted by the Managing Owner.

The table below sets forth certain of the markets and instruments which each of the Trading Advisors allocated assets from the Campbell/Graham/Tiverton Series may trade on behalf of client accounts. Not all markets are part of each program. Each Trading Advisor reserves the right to expand or contract the markets and instruments it trades without giving prior notice.

Trading Advisor	Program	Stock Indices	Interest Rates	Currencies	Energy	Metals	Agriculturals	Total
Campbell & Company, Inc.	FME-Large	33%	25%	31%	8%	3%	0%	100%
Graham Capital Management, L.P.	K4 Program at 150%	20%	26%	39%	9%	2%	4%	100%
Tiverton Trading, Inc.	Discretionary Trading Methodology Program	16%	12%	21%	4%	28%	19%	100%
Campbell/Graham/Tiverton Series Program	N/A	23%	21%	30%	7%	11%	8%	100%

CAMPBELL/GRAHAM/TIVERTON SERIES UNITS

MANAGEMENT AND INCENTIVE FEES

Management Fees

The Campbell/Graham/Tiverton Series Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the Campbell/Graham/Tiverton Series’ Net Asset Value (approximately 2.50% annually) allocated to Campbell. The Managing Owner may pay all or a portion of such management fees to Campbell.

The Campbell/Graham/Tiverton Series Units will also pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the Campbell/Graham/Tiverton Series’ Net Asset Value (approximately 2.50% annually) allocated to Graham. The Managing Owner may pay all or a portion of such management fees to Graham.

The Campbell/Graham/Tiverton Series Units will also pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the Campbell/Graham/Tiverton Series’ Net Asset Value (approximately 2.50% annually) allocated to Tiverton. The Managing Owner may pay all or a portion of such management fees to Tiverton.

Incentive Fees

The Campbell/Graham/Tiverton Series Units also will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by Campbell in trading for such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Campbell.

Campbell/Graham/Tiverton App. - 3

The Campbell/Graham/Tiverton Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by Graham in trading for such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Graham.

The Campbell/Graham/Tiverton Series Units will also pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by Tiverton in trading for such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner may pay all or a portion of such incentive fees to Tiverton.

Because the incentive fees paid by the Campbell/Graham/Tiverton Series are calculated separately with respect to the assets allocated to each Trading Advisor, it is possible that in any calendar quarter, Unitholders may be charged an incentive fee on gains achieved on one Trading Advisor’s allocation while suffering losses on the other Trading Advisors’ allocations, which may exceed the gains on which such Unitholder has paid an incentive fee.

Campbell/Graham/Tiverton App. - 4

CAMPBELL/GRAHAM/TIVERTON SERIES CLASS 1 AND CLASS 2 UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Campbell/Graham/Tiverton Series-1 Units and Campbell/Graham/Tiverton Series-2 Units during the first twelve months. The total estimated cost and expense load of Campbell/Graham/Tiverton Series-1 Units and Campbell/Graham/Tiverton Series-2 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Campbell/Graham/Tiverton Series Units may differ.

	Campbell/Graham/Tiverton Series-1		Campbell/Graham/Tiverton Series-2
	Amount—$	Amount—%	Amount—$	Amount—%
Initial Selling Price(1)	1,000	100%	$1,000	100%
Syndication and Selling Expenses(2)	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%
Management Fee(4)	$25.00	2.50%	$25.00	2.50%
Service Fee(5)	$30.00	3.00%	$0	0%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$13.90	1.39%	$13.90	1.39%
Incentive Fee(7)	$3.10	0.31%	$0	0%
Less Interest Income(8)	($7.70)	(0.77%)	($7.70)	(0.77%)
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit	$64.30	6.43%	$31.20	3.12%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.
(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.
(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.
(4)	The Managing Owner will receive a monthly management fee of approximately 0.21% (2.50% annually) of the Campbell/Graham/Tiverton Series’ Net Asset Value, which it will use to pay all management fees payable to each of Campbell, Graham and Tiverton.
(5)	With respect to Class 1 of the Campbell/Graham/Tiverton Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units of Class 1 of the Campbell/Graham/Tiverton Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units of Class 1 of the Campbell/Graham/Tiverton Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3.0%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

Campbell/Graham/Tiverton App. - 5

(6)	The Trust, with respect to the Campbell/Graham/Tiverton Series will pay the Clearing Brokers and the Managing Owner approximately 1.39% of the Campbell/Graham/Tiverton Series’ Net Asset Value annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with the Campbell/Graham/Tiverton Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Campbell/Graham/Tiverton Series.
(7)	The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee (and on-going service fee charged after the expiration of twelve (12) months following the purchase of Class 1 Units) charged on Class 1 only. A portion of the 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring Class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion.
(8)	Interest income for the Campbell/Graham/Tiverton Series-1 Units and the Campbell/Graham/Tiverton Series-2 Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 0.77%. The first 2.0% of interest income earned per annum by the Trust on the Campbell/Graham/Tiverton Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust’s annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.

Campbell/Graham/Tiverton App. - 6

PAST PERFORMANCE OF CAMPBELL/GRAHAM/TIVERTON SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Campbell/Graham/Tiverton Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005
January	0.32%	0.23%	1.24%
February	4.10%	-5.80%	-1.21%	-4.29%
March	0.69%	-3.99%	2.75%	-2.69%
April	-2.44%	4.25%	1.11%	-5.65%
May	1.85%	9.12%	-2.90%	2.55%
June	4.52%	4.86%	-0.80%	5.69%
July	-3.44%	-8.59%	-1.83%	-0.80%
August	-0.50%	-5.19%	-2.08%	-3.66%
September	1.07%	3.03%	-1.09%	4.18%
October	6.84%	5.60%	1.20%	1.00%
November	2.82%	-3.91%	1.06%	1.86%
December		-2.56%	4.91%	-3.34%
Year	16.50%	-4.54%	2.09%	-5.70%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Campbell/Graham/Tiverton Series Class 1
Inception of Trading of Campbell/Graham/Tiverton Series Class 1:	February 14, 2005
Aggregate Gross Capital Subscriptions for Campbell/Graham/Tiverton Series Class 1 as of November 30, 2008:	$79,852,903.86
Net Asset Value of Campbell/Graham/Tiverton Series Class 1 as of November 30, 2008:	$66,262,227.43
Worst Monthly Percentage Draw-down:	-8.59% (July 2007)
Worst peak-to-valley Draw-down:	-13.33% (June 2007 through August 2007)

Prior to June 2008, the Campbell/Graham/Tiverton Series Class 1 performance table sets forth the actual performance of the Campbell/Graham/Tiverton Series Class 1, during a period when it was directed only by Campbell and Graham. The Campbell/Graham/Tiverton Series was originally designated as the “Campbell/Graham Series,” and trading for the Series was directed by Campbell and Graham. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Campbell/Graham/Tiverton Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.39%

•	Management fees: 2.50%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Campbell/Graham/Tiverton App. - 7

PAST PERFORMANCE OF CAMPBELL/GRAHAM/TIVERTON SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Campbell/Graham/Tiverton Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005
January	0.58%	0.50%	1.50%
February	4.34%	-5.59%	-1.00%	-4.15%
March	0.94%	-3.76%	3.01%	-2.44%
April	-2.20%	4.51%	1.33%	-5.45%
May	2.11%	9.40%	-2.64%	2.82%
June	4.79%	5.11%	-0.55%	5.95%
July	-3.18%	-8.34%	-1.57%	-0.54%
August	-0.26%	-4.96%	-1.81%	-3.42%
September	1.33%	3.27%	-0.87%	4.44%
October	7.09%	5.90%	1.48%	1.26%
November	3.05%	-3.69%	1.31%	2.11%
December		-2.31%	5.16%	-3.09%
Year	19.70%	-1.63%	5.19%	-3.17%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Campbell/Graham/Tiverton Series Class 2
Inception of Trading of Campbell/Graham/Tiverton Series Class 2:	February 14, 2005
Aggregate Gross Capital Subscriptions for Campbell/Graham/Tiverton Series Class 2 as of November 30, 2008:	$11,246,792.12
Net Asset Value of Campbell/Graham/Tiverton Series Class 2 as of November 30, 2008:	$7,429,588.97
Worst Monthly Percentage Draw-down:	-8.34% (July 2007)
Worst peak-to-valley Draw-down:	-12.89% (June 2007 through August 2007)

Prior to June 2008, the Campbell/Graham/Tiverton Series Class 2 performance table sets forth the actual performance of the Campbell/Graham/Tiverton Series Class 2, during a period when it was directed only by Campbell and Graham. The Campbell/Graham/Tiverton Series was originally designated as the “Campbell/Graham Series,” and trading for the Series was directed by Campbell and Graham. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Campbell/Graham/Tiverton Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 1.39%

•	Management fees: 2.50%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Campbell/Graham/Tiverton App. - 8

CURRENCY SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

CURRENCY SERIES-1 UNITS

CURRENCY SERIES-2 UNITS

Commodity Trading Advisors:

C-View International Limited

Reference Program (Swap):

FX Concepts, Inc.

This Currency Series Appendix (the “Currency Series Appendix”) is dated February 4, 2009.

THE FRONTIER FUND

CURRENCY SERIES-1 UNITS

CURRENCY SERIES-2 UNITS

This Currency Series Appendix to the prospectus, dated February 4, 2009, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Currency Series Units. Capitalized terms used in this Currency Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Currency Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Currency Series Units are being offered in two (2) Classes. The Currency Series Units of Class 1 (as described in the Prospectus) are designated as the “Currency Series-1 Units,” and the Currency Series Units of Class 2 (as described in the Prospectus) are designated as the “Currency Series-2 Units.” The Trust is offering both the Currency Series-1 Units and the Currency Series-2 Units pursuant to the Prospectus and this Currency Series Appendix. Prospective Purchasers of the Currency Series-1 Units and Currency Series-2 Units should carefully review the Prospectus and this Currency Series Appendix before determining to purchase such Units.

TRADING ADVISOR

The current Trading Advisor with respect to the assets allocable to the Currency Series Units is C-View International Limited, or C-View (formerly Phoenix Services International Limited), a British Virgin Island company. A portion of the assets allocable to the Currency Series Units will be contributed to a Trading Company for which C-View will act as the Trading Advisor. Trading for the Currency Series will be conducted through Frontier Trading Company III LLC, a Trading Company established for the Currency Series. The percentage of the assets of the Currency Series invested in such Trading Company will vary from time to time. The remainder of the Series’ assets are maintained at the Trust level for cash management.

The Currency Series will also strategically invest assets in one or more Swaps and other derivative contracts and instruments linked to certain underlying investments, at the direction of the Managing Owner, including a Swap that references the Global Currency Program managed by FX Concepts, Inc., or FX Concepts, a New York corporation. The Trading Company in which the assets of the Currency Series will be invested will not own any of the investments or indices referenced by any Swap entered into by the Currency Series, and FX Concepts therefore is not and will not be a Trading Advisor to the Currency Series. In addition, Swap counterparties to the Trading Company of the Currency Series are not Trading Advisors to the Currency Series.

In preparing the description of C-View and its trading program in this Currency Series Appendix, the Managing Owner has relied upon information provided to it by C-View and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. FX Concepts trades only in OTC foreign currencies and therefore is not, and is not required to be, registered under the CE Act as a CTA or a member of the NFA. In preparing the description of FX Concepts and its trading program in this Currency Series Appendix, the Managing Owner has relied upon information provided to it by FX Concepts. The information received from FX Concepts may not be identical to the information provided by the other CFTC-registered CTAs which act as Trading Advisors to the Series of the Trust. Furthermore, the CFTC has not verified or approved the information provided by FX Concepts.

Currency App. - 2

CURRENCY SERIES UNITS

MANAGEMENT AND INCENTIVE FEES

Management Fees

The Currency Series Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the Currency Series’ Net Asset Value (approximately 2.00% annually). The Managing Owner will pay a portion of such management fees to the Trading Advisors.

Incentive Fees

The Currency Series Units will pay to the Managing Owner a quarterly incentive fee of 20.00% of New High Net Trading Profits generated by each Trading Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar quarter. The fee will accrue monthly. The Managing Owner will pay a portion of such incentive fees to the appropriate Trading Advisors. See “RISK FACTORS—Each Series pays substantial fees and expenses regardless of profitability.”

Initial Allocations

In addition to allocations to the Trading Advisor, the Managing Owner anticipates allocations varying between ten percent (10%) and fifty percent (50%) of the Series’ net assets to one or more Swaps that reference FX Concepts. The actual allocation of the Currency Series’ assets will vary based upon the trading performance of the Trading Advisor and the Swaps and the Managing Owner’s asset allocation activities.

The list below sets forth a sample of certain currencies the Trading Advisor allocated assets from the Currency Series may trade on behalf of client accounts. Not all markets are part of each program. The Trading Advisor reserves the right to expand or contract the markets and instruments it trades without giving prior notice.

Sample

Israel (ILS)

Mexican (MXP)

New Zealand (NZD)

Norway (NOK)

Philippines (PHP)

Poland (PLZ)

Russia (RUB)

Saudi Arabia (SAR)

Singapore (SGD)

South Africa (ZAR)

South Korea (KRW)

Sweden (SEK)

Taiwan (TWD)

Thailand (THB)

Turkey (TRL)

Currencies Traded
Major Currencies
Australia (AUD)
Canada (CAN)
Euro (EUR)
Japan (JPY)
Switzerland (CHF)
United Kingdom (GBP)
Minor Currencies
Argentina (ARG)
Brazil (BRA)
China (CNY)
Czech Rep (CZK)
Denmark (DKR)
Greece (GRD)
Hong Kong (HKD)
Hungary (HUF)
India (INR)
Indonesia (IDR)

Currency App. - 3

Diversification Summary

The Frontier Fund—THE CURRENCY SERIES

In general, the Managing Owner has allocated certain amounts of the Currency Series to the various Trading Advisors. As stated previously, the allocation to each Trading Advisor designated as a “major commodity trading advisor” will vary between ten percent (10%) and fifty percent (50%). The ongoing actual allocation of the Currency Series’ assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. As of November 30, 2008, it is estimated that each of the Trading Advisors for the Currency Series will invest 100% of the assets of the Currency Series allocated to it in the Currencies market sector.

Currency App. - 4

CURRENCY SERIES CLASS 1 AND CLASS 2 UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Currency Series-1 Units and Currency Series-2 Units during the first twelve months. The total estimated cost and expense load of Currency Series-1 Units and Currency Series-2 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Currency Series Units may differ.

	Currency Series-1		Currency Series-2
	Amount—$	Amount—%	Amount—$	Amount—%
Initial Selling Price(1)	$1,000	100%	$1,000	100%
Syndication and Selling Expenses(2)	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%
Management Fee(4)	$20.00	2.00%	$20.00	2.00%
Service Fee(5)	$30.00	3.00%	$0	0.00%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$5.00	0.50%	$5.00	0.50%
Incentive Fee(7)	$4.10	0.41%	$0	0%
Less Interest Income(8)	($7.70)	(0.77)%	($7.70)	(0.77)%
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit(9)	$51.40	5.14%	$17.30	1.73%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.

(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.167% (2.00% annually) of the Currency Series’ Net Asset Value, which it will use to pay all management fees payable to the Trading Advisors.

(5)	With respect to Class 1 of the Currency Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units of Class 1 of the Currency Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units of Class 1 of the Currency Series during the first 12 months following the effective date of their purchase, you will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3.0%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

Currency App. - 5

(6)	The Trust, with respect to the Currency Series will pay the Clearing Brokers and the Managing Owner approximately 0.50% of the Currency Series’ Net Asset Value annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with the Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Currency Series.

(7)	The reason there is an incentive fee amount on Class 1, but not on Class 2, is due to the 3% initial service fee (and on-going service fee charged after the expiration of twelve (12) months following the purchase of Class 1 Units) charged on Class 1 only. A portion of the 3% initial service fee and on-going service fee is not deductible on the incentive fee calculation, thereby requiring Class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion.

(8)	Interest income for the Currency Series-1 Units and the Currency Series-2 Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 0.77%. The first 2.0% of interest income earned per annum by the Trust on the Currency Series will be paid to the Managing Owner. In addition, if interest income falls below 0.75%, the Managing Owner will be paid the difference between the Trust’s annualized interest income and 0.75%. Interest income above 2.0% is retained by the Trust.

(9)	A portion of the Currency Series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including Swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such fees and expenses are indirect and embedded and, accordingly, are not included in this above break-even table.

Currency App. - 6

PAST PERFORMANCE OF CURRENCY SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Currency Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	-0.47%	0.02%	0.71%	-0.42%
February	3.10%	-2.46%	0.14%	0.67%
March	3.11%	-0.55%	-0.27%	-1.12%
April	-2.78%	3.41%	0.01%	-1.16%
May	0.75%	2.15%	-2.05%	0.47%
June	-0.38%	1.57%	0.76%	0.43%
July	0.82%	-0.58%	-0.59%	0.30%
August	-1.53%	-1.95%	2.03%	-0.30%
September	-7.24%	0.82%	-1.51%	-0.93%	-0.04%
October	1.41%	2.15%	-0.13%	-3.11%	2.06%
November	-2.26%	-2.45%	2.49%	-0.61%	0.23%
December		-2.37%	2.05%	0.87%	0.41%
Year	-5.76%	-0.49%	3.59%	-4.87%	2.67%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Currency Series Class 1
Inception of Trading of Currency Series Class 1:	September 24, 2004
Aggregate Gross Capital Subscriptions for Currency Series Class 1 as of November 30, 2008:	$15,336,014.83
Net Asset Value of Currency Series Class 1 as of November 30, 2008:	$11,830,979.94
Worst Monthly Percentage Draw-down:	-7.24% (September 2008)
Worst peak-to-valley Draw-down:	-10.93% (March 2008 through November 2008)

The Currency Series Class 1 performance table sets forth the actual performance of the Currency Series Class 1. The Currency Series was originally a single-advisor Series designated as the “C-View Currency Series.” The past performance information presented in the composite performance table from inception through February 1, 2006, represents the past performance of the Currency Series Class 1 under C-View as the single advisor. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Currency Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.50%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day

Currency App. - 7

Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Currency App. - 8

PAST PERFORMANCE OF CURRENCY SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Currency Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006	2005	2004
January	-0.22%	0.29%	0.97%	-0.17%
February	3.34%	-2.24%	0.37%	0.91%
March	3.37%	-0.31%	-0.01%	-0.87%
April	-2.54%	3.67%	0.24%	-0.93%
May	1.00%	2.41%	-1.79%	0.73%
June	-0.13%	1.81%	1.01%	0.68%
July	1.08%	-0.32%	-0.34%	0.55%
August	-1.29%	-1.70%	2.29%	-0.05%
September	-6.99%	1.05%	-1.29%	-0.69%	-0.01%
October	1.67%	2.42%	0.14%	-2.86%	2.30%
November	-2.03%	-2.20%	2.75%	-0.36%	0.49%
December		-2.12%	2.29%	1.12%	0.67%
Year	3.14%	2.56%	6.72%	-1.99%	3.47%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Currency Series Class 2
Inception of Trading of Currency Series Class 2:	September 24, 2004
Aggregate Gross Capital Subscriptions for Currency Series Class 2 as of November 30, 2008:	$6,232,129.17
Net Asset Value of Currency Series Class 2 as of November 30, 2008:	$2,889,787.02
Worst Monthly Percentage Draw-down:	-6.99% (September 2008)
Worst peak-to-valley Draw-down:	-9.13% (March 2008 through November 2008)

The Currency Series Class 2 performance table sets forth the actual performance of the Currency Series Class 2. The Currency Series was originally designated as the “C-View Currency Series.” The past performance information presented in the composite performance table from inception through February 1, 2006, represents the past performance of the Currency Series Class 2 under C-View as the single advisor. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Currency Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.50%

•	Management fees: 2.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, any interest income in excess of an annualized rate of 2%, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

Currency App. - 9

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Currency App. - 10

C-VIEW

Background of C-View

C-View was incorporated in the British Virgin Islands on September 12, 1997. C-View has been a member of the NFA and has been registered under the CE Act as a CTA since April 9, 1998. It has also been registered under the CE Act as a CPO since April 10, 2003. Its main business office is located at International Trust Building, Road Town, Tortola, British Virgin Islands. Such registration and membership do not imply that the CFTC or the NFA have endorsed C-View’s qualifications to provide the advisory services described herein. C-View currently offers a program which trades spot and forward foreign exchange in the interbank market, NDF’s (non deliverable forwards) and OTC currency options.

Principals of C-View

Alan Paul Chappell

Mr. Paul Chappell, born in 1954, is the Chief Executive Officer and Senior Trader at C-View and has been involved in the currency market for more than 40 years. Mr. Chappell set up C-View in September 1996. C-View is regulated by the Securities and Futures Authority as an Investment Advisory Company. Mr. Paul Chappell has been registered as a principal and an associated person of C-View since April 9, 1998.

Quinn Joseph Hebert

Mr. Hebert, born in 1963, is a director at C-View. He has been registered as a principal of C-View since March 18, 2003. Since November 2005, Mr. Hebert also has been CEO of Cal Dive International, an oil support services company. From November 1998 until October 2005, Mr. Hebert served as the President, Vice President Commercial and General Counsel of Acergy US Inc. (formerly Stolt Offshore) for the North Americas Region.

Jonathan Webb

Jonathan Webb joined C-View in January 2007 as a portfolio manager and has been registered as a principal since June 26, 2008. He was formerly with RBS Global Markets Proprietary Trading team and managed a research trading group between June 2004 and November 2006. He was between employment from November 2006 to January 2007. In addition, Jonathan ran the DASCM hedge fund from August 2002 until June 2004.

Pinnacle Trust

Pinnacle Trust is a discretionary trust set up in March 1993 which is the beneficial owner of C-View. Pinnacle Trust has been registered as a principal of C-View since January 30, 2003.

Mr. Paul Chappell is primarily responsible for making trading decisions on behalf of C-View.

Currency App. - 11

C-VIEW INVESTMENT STRATEGY AND TRADING PROGRAM

The C-View Currency Program (1x & 3x)’s approach is discretionary, based on a combination of fundamental analysis, technical analysis and market psychology. The intention is to capture profits from short to medium-term price trends while maintaining profitability in ranging markets.

The trading methods and strategies utilized by C-View are proprietary and confidential. As a result the following discussion is necessarily of a general nature and is not intended to be exhaustive. C-View reserves the right to alter any trading strategy or method without prior approval by or notice to its clients.

C-View aims to maximize returns through the active trading of foreign exchange in the interbank spot, forward and options markets. Profits are sought from fluctuations in exchange rates, and from the differentials in interest rates reflected in the value of currencies. The approach is discretionary, combining fundamental analysis, technical analysis and an understanding of market psychology. In addition, C-View accesses flow information from major dealing rooms to assist in determining market views.

C-View favors a portfolio approach that enables maximum profits to be generated within a disciplined, low-risk environment. This is accompanied by short term trading in the major currencies from both a portfolio hedging and an opportunistic perspective. C-View will carefully analyze the relative values of a wide range of currencies and construct a portfolio of positions when risk/return ratios appear to be above average. The positions are based on the potential for currencies to appreciate or depreciate. This approach may be supplemented by the running of positions for yield; from time to time there are sizeable differences in interest rates between currencies, but subdued or beneficial exchange rate movements. These positions are taken on an outright basis using forwards and NDF’s (non deliverable forwards) of up to three months. On occasion, C-View will undertake longer dated forwards and options.

Currency options are used sparingly for two purposes. Vanilla options are used to prolong a strategy that has reached its cash objective or to provide protection for a potentially volatile position. Both vanilla and second generation options are used to express a view within a framework of limited risk. Strategies are employed that provide pre-determined maximum profit and loss values and are used so that no option strategy undertaken has an unlimited downside.

C-View supplements the portfolio strategy with shorter term, opportunistic trading of the major currencies. This is not only when currencies are fluctuating within a pre-determined trading range, but may also be when a particular short-term trend is identified. C-View may occasionally trade the minor currencies where range characteristics similar to the majors are identified, but this depends on the prevailing liquidity and spread of price.

Positions are usually exited when targets are achieved, the pre-set loss limit is reached, or the market behaves differently from expectations. C-View will sometimes take a contrarian approach, selling into extended rallies, buying in on sell-offs and taking advantage of opportunities when market information indicates overwhelming sentiment in a particular direction.

C-View will undertake exposure in any liquid, convertible currency and also those with spot convertibility and an NDF (non-deliverable forward) market. A series of modifiers are used to determine the maximum position taken in any one currency. The main modifiers applied in both spot and forward markets are those of liquidity, volatility and predictability. C-View will not, however, undertake all available positions at once or put on a sizeable exposure in the same day. The overall risk analysis for the total exposure is the ultimate constraint.

Irrespective of C-View’s overall opinion on a currency, positions are established or reduced primarily on a tactical basis.

Currency App. - 12

There are obvious hedge currencies or relationships that are used alongside each currency. In addition, risk factors may be mitigated by having cross positions, some of which are predominantly for yield; this tends to lead to larger nominal positions. For example, a carry trade involving the holding of a currency against the components of its basket has different risk characteristics to USD/EUR, and may yield returns from the interest differential. In some instances the interest differential may be sufficiently large to offset the risk of anything but reasonably sizeable exchange rate movements, as for example in the case of the Hungarian Forint or the Polish Zloty.

Leverage is used to enhance total returns. The program allows a maximum leverage of 4 times the net assets, however, the actual amount of leverage will be dictated by the use of risk management technology detailed below. Typically, the program is leveraged less than this maximum.

C-View plans to continue the testing and reworking of its trading methodology and, therefore, retains the discretion to revise any method or strategy, including the technical or fundamental trading factors used, forex interests traded and/or the money management principles applied. Such revisions, unless deemed material, will not be made known to clients.

Risk Management Activities

In order to achieve the risk management process C-View maintains a comprehensive risk management facility in order to review daily the currency and currency option exposures which it holds. This facility utilizes what is becoming industry standard volatility analysis assessing value-at-risk, or VAR, or earnings-at-risk, or EAR. The delta values of currency options are incorporated into the process.

Currencies Traded

Major Currencies    Australia (AUD) Canada (CAN) Euro (EUR) Japan (JPY) Switzerland (CHF) United Kingdom (GBP)

Minor Currencies    Argentina (ARG) Brazil (BRA) Chile (CLP) China (CNY) Czech Rep (CZK) Denmark (DKR) Hong Kong (HKD) Hungary (HUF) India (INR) Indonesia (IDR) Israel (ILS) Mexican (MXP) New Zealand (NZD) Norway (NOK) Philippines (PHP) Poland (PLZ) Russia (RUB) Saudi Arabia (SAR) Singapore (SGD) Slovakia (SKK) South Africa (ZAR) South Korea (KRW) Sweden (SEK) Taiwan (TWD) Thailand (THB) Turkey (TRL)

Currency App. - 13

PAST PERFORMANCE OF C-VIEW

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by C-View pursuant to the C-View Limited 3X Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

C-View Limited 3X Program

Month	2008	2007	2006	2005	2004	2003
January	1.29%	-0.23%	0.99%	-0.02%	1.76%	-1.66%
February	0.44%	-0.59%	1.00%	1.22%	-0.35%	-0.71%
March	0.78%	0.25%	1.26%	-0.51%	2.17%	0.57%
April	-1.57%	0.98%	2.47%	-0.87%	0.13%	0.72%
May	0.10%	0.32%	-0.18%	1.09%	1.45%	0.03%
June	0.48%	0.02%	0.92%	0.71%	-0.54%	-1.44%
July	-0.24%	0.81%	0.10%	0.74%	0.93%	0.44%
August	1.64%	1.22%	-0.76%	0.39%	0.53%	0.68%
September	-1.06%	0.54%	-0.25%	0.07%	-0.35%	1.38%
October	2.80%	-0.65%	0.37%	-1.88%	2.50%	0.12%
November	-0.29%	1.33%	0.86%	-0.13%	1.76%	1.06%
December		-0.11%	0.14%	1.78%	0.35%	1.27%
Year	4.24%	3.93%	7.14%	2.50%	10.82%	2.51%

Name of CTA:	C-View International Limited
Name of Trading Program:	C-View Limited 3X Program
Inception of Trading:	Oct. 1996
Inception of this Program:	Oct. 2000
Current Total Assets under Management as of November 30, 2008:	$491.6 million
Current Total Assets in this Program as of November 30, 2008:	$441.6 million
Worst Monthly Draw-down:	-1.88% (October 2005)
Worst Peak-to-Valley Draw-down:	-2.66% (February 2005 through April 2005)
Number of Accounts Traded Pursuant to Program as of November 30, 2008:	7
Number Closed with Profit:	7
Number Closed with Loss:	7
Leverage Employed:	1.3 (average)

Rates of Return are calculated by dividing net performance for the period by beginning net asset value plus the time-weighted value additions and withdrawals for the period. The annual Rates of Return are shown on a compounded basis.

The Capsule Performance Table below was prepared based on notionally funded subset of accounts.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Currency App. - 14

FX CONCEPTS

The Currency Series will strategically invest assets in one or more Swaps that reference FX Concepts’ Global Currency Program. The Trading Company in which the assets of the Currency Series will be invested will not own any of the investments or indices referenced by any Swap entered into by the Currency Series, and FX Concepts therefore is not and will not be a Trading Advisor to the Currency Series. Accordingly, FX Concepts is not required to be registered under the CE Act as a CTA or as a member of the NFA as a result of being referenced by any Swap.

Background of FX Concepts

FX Concepts is a New York corporation and currently offers two foreign exchange trading programs, one of which is the Global Currency Program.

FX CONCEPTS’ INVESTMENT STRATEGY AND TRADING PROGRAM

Global Currency Program (GCP)

GCP is FX Concepts’ unique systematic strategy that seeks to generate superior risk-adjusted returns using a large selection of over 30 currencies, including those of the major, minor and emerging markets. FX Concepts uses a dynamic allocation process that focuses on the best market opportunities and builds diverse portfolios by incorporating a large number of currencies.

This allocation process systematically analyzes over 500 potential currency pairings daily and controls risk by diversifying over a large number of positions. GCP’s key feature is its ability to quickly transition between positions in major and emerging markets, different market regimes (divergent versus convergent), and different trading styles (directional, carry, relative value).

The investment process occurs in three stages:

Stage 1: Individual Currency Forecasts

First, FX Concepts’ proprietary models generate currency risk and return forecasts using multi-layered, statistical analyses of historical price data and short-term interest rates. To measure risk, FX Concepts uses a proprietary GARCH-based technique, i.e., an analysis of historical volatility, and non-normal distribution models, particularly for emerging market currencies.

Stage 2: “Lensing” Process

In the next stage, which FX Concepts calls “lensing”, each of these forecasts are then cross-referenced with one another and adjusted to take into account the inter-relationship and behavior of other currencies and interest rate differentials. The model considers the relationship between simple currency pairs and more complicated relationships such as those between different baskets of related currencies. The resulting forecasts can be significantly different from those that are generated in Stage 1.

Stage 3: Portfolio Construction

In the final stage FX Concepts constructs a dynamic portfolio by using a mean variance optimizer, which takes into account the risk/return currency forecasts, portfolio volatility, currency liquidity, and the market’s risk appetite. For example, the model will penalize markets with high event risk. The CIO reviews the model signals daily and has the ability to override one or more of the factors in the model under exceptional circumstances.

Currency App. - 15

PAST PERFORMANCE OF FX CONCEPTS

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FX Concepts

Global Currency Program – Funded Composite

Month	2008	2007	2006	2005	2004	2003
January	-0.92%	1.27%	1.96%	0.74%	-2.11%	0.92%
February	2.39%	-1.99%	0.81%	0.45%	0.83%	-0.21%
March	2.05%	1.15%	0.76%	-5.95%	-4.18%	3.12%
April	1.36%	4.75%	1.03%	1.30%	-3.30%	9.22%
May	2.89%	3.01%	-5.48%	5.51%	-1.21%	4.46%
June	0.86%	1.24%	4.45%	3.22%	0.63%	0.05%
July	2.15%	-0.62%	1.32%	0.37%	2.62%	-2.39%
August	-1.57%	0.31%	4.74%	-2.01%	-8.37%	2.26%
September	-1.78%	1.70%	-0.04%	2.31%	1.35%	2.44%
October	2.88%	4.08%	1.20%	1.23%	4.04%	2.17%
November	0.25%	-1.49%	3.55%	2.71%	6.06%	1.72%
December		-1.82%	3.27%	-2.37%	2.75%	2.40%
Year	10.92%	11.92%	18.58%	7.24%	-1.76%	29.01%

Name of CTA:	FX Concepts Trading Advisor, Inc.
Name of Trading Program:	Global Currency Program
Current Total Assets in this Program as of November 30, 2008:	$3.417billion

Note: the returns reflect GIPS compliant returns, which are slightly different from the returns submitted in the past (see below).

FX Concepts has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). The GIPS standards are a set of ethical standards for investment performance presentation created and administered by CFA Institute in conjunction with local sponsors in 22 other countries. CFA Institute is a global, not-for-profit membership association of investment professionals that is based in the United States and awards the CFA (Chartered Financial Analyst) designation; the local sponsors are similar types of non-governmental associations based in other countries.

FX Concepts is an independent investment adviser registered with the SEC. The firm maintains a complete list and description of composites, which is available upon request.

Results are based on fully discretionary accounts under management, including those accounts no longer with the firm. Composite performance is presented gross of foreign withholding taxes on dividends, interest income, and capital gains. Withholding taxes may vary according to the investor’s domicile. Past performance is not indicative of future results. The inclusion of a benchmark is not necessary as this is an absolute return strategy where performance is not correlated to a particular benchmark.

The U.S. Dollar is the currency used to express performance. Returns are presented gross and net of management fees and incentive fees and include the reinvestment of all income. Net of fee performance was calculated using actual fees. Additional information regarding the policies for calculating and reporting returns is available upon request.

Currency App. - 16

The investment management fee schedule for the composite is 1.50% of assets under management per annum. The Incentive fee is 20% on new net profits. Actual investment advisory fees incurred by clients may vary.

MS Composite (Funded) was created February 1, 2002. FX Concepts’ compliance with the GIPS standards has been verified for the period January 1, 2002 through December 31, 2006 by Ashland Partners & Company LLP. In addition, a performance examination was conducted on the MS Composite (Funded) beginning January 1, 2002. A copy of the verification report is available upon request.

Currency App. - 17

LONG ONLY COMMODITY SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

LONG ONLY COMMODITY SERIES-1 UNITS

LONG ONLY COMMODITY SERIES-2 UNITS

Reference Indexes (Swaps):

Reuters/Jefferies CRB Index

Jefferies Commodity Performance Index

This Long Only Commodity Series Appendix (the “Long Only Commodity Series Appendix”) is dated February 4, 2009.

THE FRONTIER FUND

LONG ONLY COMMODITY SERIES-1 UNITS

LONG ONLY COMMODITY SERIES-2 UNITS

This Long Only Commodity Series Appendix to the prospectus, dated February 4, 2009, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, or the Trust, a statutory trust formed under the laws of the state of Delaware relates to the units of beneficial interest in the Trust, or the Units, designated as Long Only Commodity Series Units. Capitalized terms used in this Long Only Commodity Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Long Only Commodity Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Long Only Commodity Series Units are being offered in two (2) Classes. The Long Only Commodity Series Units of Class 1 (as described in the Prospectus) are designated as the “Long Only Commodity Series-1 Units,” and the Long Only Commodity Series Units of Class 2 (as described in the Prospectus) are designated as the “Long Only Commodity Series-2 Units.”

The Trust is offering both the Long Only Commodity Series-1 Units and the Long Only Commodity Series-2 Units pursuant to the Prospectus and this Long Only Commodity Series Appendix. Prospective purchasers of the Long Only Commodity Series-1 Units and Long Only Commodity Series-2 Units should carefully review the Prospectus and this Long Only Commodity Series Appendix before determining to purchase such Units.

The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of the Long Only Commodity Series and in return will receive Units designated as General Units of such Series.

STRUCTURE OF THE LONG ONLY COMMODITY SERIES

The Managing Owner manages the Long Only Commodity Series pursuant to the limited liability company agreement governing Frontier Trading Company VIII, LLC, a Trading Company established for the Long Only Commodity Series. The Trading Company will enter into various Swaps with one or more Swap counterparties. The Swaps should enable the Long Only Commodity Series to earn returns similar to the returns (less the fees and expenses of the Long Only Commodities Series, including the expenses associated with the Swaps) of the Reuters/Jefferies CRB Index, or the RJ/CRB Index, and the Jefferies Commodity Performance Index, or the JCPI. Specifically, the Trading Company, which will hold the assets allocable to the Long Only Commodity Series, will enter into Swaps linked to the RJ/CRB Index and the JCPI at the direction of the Managing Owner. The Trading Company also may enter into RJ/CRB Index futures contracts on the New York Board of Trade®. The percentage of the assets of the Long Only Commodity Series invested in such Trading Company will vary from time to time. The remainder of the Series’ assets are maintained at the Trust level for cash management.

The Trading Company in which the assets of the Long Only Commodity Series will be invested will not own any of the investments or indices referenced by any Swap entered into by the Long Only Commodity Series. No Swap counterparty is a Trading Advisor to the Long Only Commodity Series. Therefore Swap counterparties to the Long Only Commodity Series are not required to be registered under the CE Act as a CTA or as a member of the NFA as a result of being referenced by any Swap.

In preparing the descriptions of the RJ/CRB Index and the JCPI in this Long Only Commodity Series Appendix, the Managing Owner has relied upon information provided to it by Jefferies Financial Products, LLC, or Jefferies. The information received from Jefferies may not be identical to the information provided by the CFTC-registered CTAs which act as Trading Advisors to the other Series of The Frontier Fund. Furthermore, the CFTC has not verified or approved the information provided by Jefferies.

Long Only Commodity App. - 2

LONG ONLY COMMODITY SERIES UNITS

MANAGEMENT AND INCENTIVE FEES

Management Fees

The Long Only Commodity Series Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the Long Only Commodity Series’ Net Asset Value (approximately 2.00% annually).

Incentive Fees

The Long Only Commodity Series Units will not pay the Managing Owner an incentive fee.

Licensing Fees

The Long Only Commodity Series has a license agreement with Jefferies and Reuters America LLC, or Reuters, under which it licenses the RJ/CRB Index and will pay to Reuters, and Reuters will share with Jefferies, a quarterly licensing fee of approximately 0.005% of the Long Only Commodity Series’ Net Asset Value (0.02% annually). The Long Only Commodity Series has a license agreement with Jefferies under which it licenses the JCPI without a fee.

Initial Allocations

In general, the Managing Owner anticipates that the assets of the Long Only Commodity Series will be allocated equally between the RJ/CRB Index and the JCPI. The actual allocation of the Long Only Commodity Series’ assets will vary based upon the performance of the indices. The Managing Owner intends to cause the Trading Company to rebalance the allocation of the Long Only Series assets periodically to maintain the 50-50 allocation of the Long Only Commodity Series assets between the two indices.

The table below sets forth certain of the markets and instruments that comprise the indices to which the assets from the Long Only Commodity Series will be allocated. With respect to the RJ/CRB Index, Reuters and Jefferies, or the index’s oversight committee, reserve the right to expand or contract the markets and instruments which comprise the index, or otherwise modify the construction or methodology of the index, without giving prior notice. With respect to the JCPI, Jefferies reserves the right to make any such modifications without giving prior notice.

Long Only Commodity App. - 3

Diversification Summary

The Frontier Fund—THE LONG ONLY COMMODITY SERIES

In general, the Managing Owner has allocated fifty percent (50%) of the Long Only Commodity Series to each of the two indices. The ongoing actual allocation of the Long Only Commodity Series’ assets will vary based upon the performance of the indices and the Managing Owner’s asset allocation activities. The diversification summary below is the target allocation as of November 30, 2008.

Index	Grains	Livestock	Softs	Energy	Industrial Metals	Precious Metals	Total
RJ/CRB Index	13%	7%	21%	39%	13%	7%	100%
JCPI	14%	7%	6%	45%	18%	10%	100%
Long Only Commodity Series	13%	7%	13%	42%	16%	9%	100%

Long Only Commodity App. - 4

LONG ONLY COMMODITY SERIES CLASS 1 AND CLASS 2 UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Long Only Commodity Series-1 Units and Long Only Commodity Series-2 Units during the first twelve months. The total estimated cost and expense load of Long Only Commodity Series-1 Units and Long Only Commodity Series-2 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Long Only Commodity Series Units may differ.

	Long Only Commodity Series-1		Long Only Commodity Series-2
	Amount-$	Amount-%	Amount-$	Amount-%
Initial Selling Price(1)	$1,000	100%	$1,000	100%
Syndication and Selling Expenses(2)	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%
Management Fee(4)	$20.00	2.00%	$20.00	2.00%
Service Fee(5)	$20.00	2.00%	$0	0.00%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$5.00	0.50%	$5.00	0.50%
Licensing Fee Payable to Reuters (on 50% of Series)	$0.10	0.01%	$0.10	0.01%
Less Interest Income(7)	($22.20)	(2.22%)	($2.20)	(2.22%)
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit	$22.90	2.29%	$22.90	0.29%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.

(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.166% (2.00% annually) of the Long Only Commodity Series’ Net Asset Value, which it will use to pay all fees and expenses associated with the Swaps, including swap spreads.

(5)

With respect to Class 1 of the Long Only Commodity Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 2.0% of the subscription amount of each subscription for Units of Class 1 of the Long Only Commodity Series sold by them. The initial service fee will be prepaid by the Managing Owner. If the investor redeems all or a portion of Units of Class 1 of the Long Only Commodity Series during the first twelve (12) months following the effective date of purchase, the investor will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount

Long Only Commodity App. - 5

of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 2.0%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

(6)	The Trust, with respect to the Long Only Commodity Series will pay the Clearing Brokers and the Managing Owner approximately 0.50% of the Long Only Commodity Series’ Net Asset Value annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up fees, and other investment and trading fees and expenses charged in connection with the Long Only Commodity Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Long Only Commodity Series.

(7)	Reuters and Jefferies together will receive a quarterly licensing fee, with respect to the RJ/CRB Index, of approximately 0.0025% (0.01% annually) of the Long Only Commodity Series’ Net Asset Value.

(8)	Interest income for the Long Only Commodity Series-1 Units and the Long Only Commodity Series-2 Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 2.22%. Twenty percent (20%) of interest income earned per annum by the Trust on the Long Only Commodity Series will be paid to the Managing Owner. The remaining eighty percent (80%) of interest income earned per annum by the Trust on the Long Only Commodity Series will be retained by the Trust. The cash management will utilize a fixed income portfolio manager that will attempt to achieve a higher return with accompanying higher volatility.

Long Only Commodity App. - 6

PAST PERFORMANCE OF LONG ONLY COMMODITY SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Long Only Commodity Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006
January	3.19%	-1.79%
February	12.31%	4.05%
March	-4.76%	1.36%	3.82%
April	4.39%	-0.92%	5.72%
May	2.31%	-1.12%	-0.60%
June	9.85%	0.43%	0.33%
July	-9.60%	2.83%	2.87%
August	-6.00%	-4.87%	-6.65%
September	-11.13%	8.21%	-8.82%
October	-24.11%	6.55%	0.11%
November	-8.51%	-4.37%	5.15%
December		5.58%	-5.39%
Year	-32.10%	16.07%	-4.55%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Long Only Commodity Series Class 1
Inception of Trading of Long Only Commodity Series Class 1:	March 1, 2006
Aggregate Gross Capital Subscriptions for Long Only Commodity Series Class 1 as of November 30, 2008:	$8,080,913.62
Net Asset Value of Long Only Commodity Series Class 1 as of November 30, 2008:	$3,606,001.61
Worst Monthly Percentage Draw-down:	-24.11% (October 2008)
Worst peak-to-valley Draw-down:	-47.56% (June 2008 through November 2008)

The Long Only Commodity Series Class 1 performance table sets forth the actual performance of the Long Only Commodity Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Long Only Commodity Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

• Brokerage commissions and investment and trading fees and expenses:	0.50%

• Management fees:	2.0%

• Initial service fees and on-going service fees:	2.0%

Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Long Only Commodity App. - 7

PAST PERFORMANCE OF LONG ONLY COMMODITY SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Long Only Commodity Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006
January	3.36%	-1.61%
February	12.48%	4.21%
March	-4.60%	1.53%	4.06%
April	4.56%	-0.75%	5.88%
May	2.48%	-0.95%	-0.42%
June	10.04%	0.59%	0.49%
July	-9.43%	3.01%	3.04%
August	-5.85%	-4.71%	-6.49%
September	-10.98%	8.37%	-8.68%
October	-23.97%	6.75%	0.29%
November	-8.38%	-4.21%	5.33%
December		5.76%	-5.24%
Year	-30.84%	18.43%	-2.89%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Long Only Commodity Series Class 2
Inception of Trading of Long Only Commodity Series Class 2:	March 1, 2006
Aggregate Gross Capital Subscriptions for Long Only Commodity Series Class 2 as of November 30, 2008:	$1,519,768.43
Net Asset Value of Long Only Commodity Series Class 2 as of November 30, 2008:	$835,708.38
Worst Monthly Percentage Draw-down:	-23.97% (October 2008)
Worst peak-to-valley Draw-down:	-47.13% (June 2008 through November 2008)

The Long Only Commodity Series Class 2 performance table sets forth the actual performance of the Long Only Commodity Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Long Only Commodity Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

• Brokerage commissions and investment and trading fees and expenses:	0.50%

• Management fees:	2.0%

Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Long Only Commodity App. - 8

DESCRIPTION OF THE INDICES

The following are descriptions of the RJ/CRB Index and the JCPI, including summaries of the procedures used to calculate these indices. Jefferies and Reuters, which jointly market the RJ/CRB Index, and Jefferies, which markets the JCPI, may change these procedures from time to time. An investor in the Long Only Commodity Series is not entitled to an ownership interest or any other rights in the indices, or in the commodities or futures contracts underlying the indices.

The Reuters/Jefferies CRB Index

The RJ/CRB Index is designed to provide timely and accurate representation of a long-only, broadly diversified investment in commodities through a transparent and disciplined calculation methodology. The history of the RJ/CRB Index dates back to 1957, when the Commodity Research Bureau constructed an index comprised of 28 commodities that made its inaugural appearance in the 1958 CRB Commodity Year Book. Since then, as commodity markets have evolved, the index has undergone periodic updates to remain a leading benchmark for the performance of commodities as an asset class. The index was renamed the Reuters/Jefferies CRB Index in 2005 when it underwent its tenth and most recent revision—as the collaborative effort of Reuters, the global information company, and Jefferies—to maintain its representation of modern commodity markets.

The RJ/CRB Index is calculated daily by Reuters, the index’s official calculation agent. The methodology for determining the composition and weighting of the RJ/CRB Index is subject to modification by Reuters and Jefferies at any time. The RJ/CRB Index is reported on numerous financial information sites, including Reuters page RJCRB01. For a more complete description of the RJ/CRB Index, reference is made to the RJ/CRB Calculation Supplement, which is available at www.jefferies.com.

The RJ/CRB Index currently is composed of futures contracts, or each, an RJ/CRB Component, on 19 physical commodities. A commodity futures contract is a bilateral agreement that provides for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price. The 19 commodities for 2005 that comprise the RJ/CRB Index, or the RJ/CRB Commodities, are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, orange juice, silver, soybeans, sugar, unleaded gasoline, and wheat. Futures contracts on the RJ/CRB Index are currently listed for trading on the New York Board of Trade®, or the NYBOT®. The RJ/CRB Components currently trade on United States futures exchanges, with the exception of aluminum and nickel, which trade on the London Metal Exchange, or the LME.

The RJ/CRB Index tracks what is known as a rolling futures position, which is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery in a nearby month are sold and futures contracts specifying delivery in a later month are purchased. An investor with a rolling futures position is able to avoid taking delivery of the underlying physical commodity while maintaining exposure to those commodities. This “rolling” process for the RJ/CRB Components occurs over the first four business days of each month according to a fixed schedule.

Long Only Commodity App. - 9

The RJ/CRB Component corresponding to each of the RJ/CRB Commodities, in each month, is indicated in accordance with the following two tables:

Commodity	Exchange	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
WTI Crude Oil	NYMEX	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Heating Oil	NYMEX	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Unleaded Gas	NYMEX	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Natural Gas	NYMEX	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
Corn	CBOT	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Soybeans	CBOT	Mar	Mar	May	May	Jul	Jul	Nov	Nov	Nov	Nov	Jan	Jan
Live Cattle	CME	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Oct	Oct	Dec	Dec	Feb
Gold	COMEX	Feb	Apr	Apr	Jun	Jun	Aug	Aug	Dec	Dec	Dec	Dec	Feb
Aluminum	LME	Mar	Mar	Jun	Jun	Jun	Sep	Sep	Sep	Dec	Dec	Dec	Mar
Copper	COMEX	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Sugar	NYBOT	Mar	Mar	May	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar
Cotton	NYBOT	Mar	Mar	May	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Mar
Cocoa	NYBOT	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Coffee	NYBOT	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Nickel	LME	Mar	Mar	Jun	Jun	Jun	Sep	Sep	Sep	Dec	Dec	Dec	Mar
Wheat	CBOT	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar
Lean Hogs	CME	Feb	Apr	Apr	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb
Orange Juice	NYBOT	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Nov	Nov	Jan	Jan
Silver	COMEX	Mar	Mar	May	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar

		Commodity	Index Weight	Contract Months	Exchange
		WTI Crude Oil	23%	Jan-Dec	NYMEX
Group I		Heating Oil	5%	Jan-Dec	NYMEX
	ô	Unleaded Gas	5%	Jan-Dec	NYMEX
		Total	33%
		Natural Gas	6%	Jan-Dec	NYMEX
		Corn	6%	Mar, May, Jul, Sep, Dec	CBOT
		Soybeans	6%	Jan, Mar, May, Jul, Nov	CBOT
Group II		Live Cattle	6%	Feb, Apr, Jun, Aug, Oct, Dec	CME
		Gold	6%	Feb, Apr, Jun, Aug, Dec	COMEX
		Aluminum	6%	Mar, Jun, Sep, Dec	LME
	ô	Copper	6%	Mar, May, Jul, Sep, Dec	COMEX
		Total	42%
	ô	Sugar	5%	Mar, May, Jul, Oct	NYBOT
		Cotton	5%	Mar, May, Jul, Dec	NYBOT
Group III		Cocoa	5%	Mar, May, Jul, Sep, Dec	NYBOT
		Coffee	5%	Mar, May, Jul, Sep, Dec	NYBOT
		Total	20%
	ô	Nickel	1%	Mar, Jun, Sep, Dec	LME
		Wheat	1%	Mar, May, Jul, Sep, Dec	CBOT
Group IV		Lean Hogs	1%	Feb, Apr, Jun, Jul, Aug, Oct, Dec	CME
		Orange Juice	1%	Jan, Mar, May, Jul, Sep, Nov	NYBOT
		Silver	1%	Mar, May, Jul, Sep, Dec	COMEX
		Total	5%

Long Only Commodity App. - 10

The RJ/CRB Components rebalance monthly, generally following the close of business on the sixth Business Day (in the context of the RJ/CRB Index, “Business Day” is any day on which the New York Mercantile Exchange is open for business) of each month, to return to the specified dollar weights, referenced as “Index Weight” in the table above. This rebalancing is achieved by selling RJ/CRB Components that have gained in value relative to other RJ/CRB Components and buying RJ/CRB Components that have lost in value relative to other RJ/CRB Components. This monthly rebalancing helps to maintain the stability and consistency of the RJ/CRB Index and consistent exposure to the underlying RJ/CRB Commodities over time.

Historical Performance and Data

The following table sets forth annualized return and volatility figures for the RJ/CRB Index, as of November 30, 2008, for the indicated time periods. Past performance of the RJ/CRB Index is not necessarily indicative of future results. See “Notes About Historical Data and Performance” below.

RJ/CRB INDEX PERFORMANCE

	Annualized Return	Annualized Std. Deviation
1 Year	-28.90%	35.44%
2008 (Thru November 30)*	-32.67%	N/A

As of November 30, 2008. Figures based on RJ/CRB Index.

* The return for 2008 is the compound return for January through November 2008. This number is not annualized. Source: Bloomberg.

The following table sets forth month-end closing values of the RJ/CRB Index from June 2005 through November 2008. This historical performance of the RJ/CRB Index is not necessarily indicative of its future values. Any historical upward or downward trend in the index during any period set forth below is not an indication that the index is more or less likely to increase or decrease at any time in the future. See “Notes About Historical Data and Performance” below.

	2008	2007	2006	2005
Jan	272.09	217.42	249.04
Feb	303.82	226.95	233.06
Mar	284.38	229.96	239.95
Apr	300.47	227.25	252.50
May	309.34	226.70	249.55
Jun	338.82	230.24	251.25	214.32
Jul	304.63	236.76	254.44	222.05
Aug	286.14	225.77	239.32	235.29
Sep	251.98	244.74	219.27	237.01
Oct	195.33	258.32	219.90	224.78
Nov	177.91	250.23	232.24	223.61
Dec		264.25	221.84	236.51

Notes About Historical Performance and Data

The Long Only Commodity Series’ performance is linked to the RJ/CRB Index Total Return. The RJ/CRB Index Total Return is a total return index which, in addition to reflecting the performance of the RJ/CRB Index, also reflects interest that could be earned on cash collateral invested in three-month United States Treasury bills. For a more complete description of the RJ/CRB Index, reference is made to the RJ/CRB Calculation Supplement, which is available at www.jefferies.com.

Long Only Commodity App. - 11

The performance record of the RJ/CRB Index for the period June 2005 through February 2006 has been derived from the performance of the RJ/CRB Index Total Return. Index performance, including interest income, was adjusted for anticipated trading expenses, including management fees, service fees and brokerage expense of the Long Only Commodity Series Class 2 of the Trust.

The performance record of the RJ/CRB Index for the period March 2006 through November 2008 has been derived from the performance of the RJ/CRB Index Total Return Swap in the Long-Only Commodity Series. Swap performance was adjusted for interest income and anticipated trading expenses, including management fees, service fees and brokerage expense of the Long Only Commodity Series Class 2 of the Trust.

Index Historical Performance

(Not the basis for the Long Only Commodity Series)

The table below provides historical performance data for what is now known as the RJ/CRB Index. However, for periods prior to June 17, 2005, the data below does not reflect the current index construction and methodology. During the period from 1957 to the present, the index underwent ten modifications. The performance below is the actual performance of the index as it was constructed at the time of reporting performance results. The performance below does not serve as a basis for valuing the Long Only Commodity Series. Instead, the Long Only Commodity Series will be valued based on the RJ/CRB Index as constructed going forward. Past performance is not indicative of future results.

INDEX HISTORICAL PERFORMANCE

(NOT THE BASIS FOR THE SECURITIES OFFERED)

	Annualized Return	Annualized Std. Deviation
10 Years	2.29%	15.41%
5 Years	-0.40%	19.58%
3 Years	-7.97%	23.07%
1 Year	-27.92%	35.32%

Data from September 4, 1956 through November 30, 2008. Past performance is not indicative of future results. Not the basis for the securities offered. Source: Bloomberg.

Weighting data and other information contained herein is un-audited and estimated. Information contained in this Long Only Commodity Series Appendix is subject to the quality, timeliness, and completeness of the transaction and data information received by Jefferies from its broker(s), clearer(s), and/or any third party data providers. The data is not guaranteed to be complete or accurate.

Other Notes About the RJ/CRB Index

Information about the RJ/CRB Index and materials relating thereto is the property of Reuters and/or Jefferies or its or their affiliates. It may not be used to create, offer, trade, market or promote any financial products without the express written consent of Jefferies and Reuters.

None of Jefferies, Reuters or any of their subsidiaries or affiliates shall have any liability, contingent or otherwise, to any person or entity for the quality, accuracy, timeliness and/or completeness of the information contained herein, the RJ/CRB Index, or for delays, errors, omissions or interruptions in the publication of the RJ/CRB Index or any related data. Jefferies and Reuters may discontinue operation of the RJ/CRB Index and may discontinue disseminating information about the RJ/CRB Index at any time without prior notice. Reuters and Jefferies may, but are not required to, use agents to perform some or all of the functions relating to operating the RJ/CRB Index, such as but not limited to the functions of calculating and disseminating index values.

Long Only Commodity App. - 12

See also “General Disclaimers Regarding Reference Indices” below.

The Jefferies Commodity Performance Index

The JCPI, launched in 2003, is intended to outperform standard commodity benchmarks with minimal levels of tracking error. Past performance is not a predictor of future success.

The JCPI is a broadly-diversified, long-only, passive, rules-based index. The JCPI uses proprietary composition, rebalancing and rollover schedules intended to generate improved returns over the price performance of benchmark indices. The methodology for calculating the JCPI will not be made available to investors.

The JCPI is calculated daily and reported live on Bloomberg. Daily closing values are also reported at www.jefferies.com.

The JCPI is composed of futures contracts, or each, a JCPI Component, on physical commodities. A commodity futures contract is a bilateral agreement that provides for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price. The commodities that comprise the JCPI are in the energy, agriculture, precious metals, base metals and livestock sectors. The JCPI Components currently trade on United States futures exchanges and the LME.

The JCPI is a “rolling” index, which means that because the index is composed of futures contracts on physical commodities, which specify a delivery month for the underlying physical commodity, futures contracts on physical commodities specifying delivery in a nearby month are periodically sold, and futures contracts specifying delivery in a later delivery month are purchased, in order to avoid taking delivery and while maintaining a long futures position.

Historical Performance

The following table sets forth annualized return and volatility figures for the JCPI Total Return, or the JCPITR, as of November 30, 2008, for the indicated time periods. Past performance is not necessarily indicative of future results. See “Notes About Historical Data and Performance” below.

JCPITR HISTORICAL PERFORMANCE

	Annualized Return	Annualized Std. Deviation
3 Years	-7.20%	24.96%
1 Year	-29.75%	35.67%
2008 (Thru November 30)*	-33.29%	N/A

As of November 30, 2008. Figures based on JCPI.

* The return for 2008 is the compound return for January through November 2008. This number is not annualized.

Historical Data

The following table sets forth month-end closing values of the JCPITR from November 2003 through November 2008. This historical performance of the JCPITR is not necessarily indicative of the future values of the JCPITR. Any historical upward or downward trend in the index during any period set forth below is not an

Long Only Commodity App. - 13

indication that the index is more or less likely to increase or decrease at any time in the future. See “Notes About Historical Data and Performance” below.

	2008	2007	2006	2005	2004	2003
Jan	626.73	501.95	563.69	438.61	366.47
Feb	697.48	525.45	524.85	465.05	395.50
Mar	671.96	535.17	542.96	480.26	409.18
Apr	706.83	534.26	577.82	450.77	407.26
May	727.89	526.35	576.26	451.00	420.37
Jun	797.84	525.09	574.30	465.70	406.08
Jul	708.81	542.36	598.13	489.40	424.07
Aug	662.52	516.60	556.38	524.94	416.69
Sep	585.40	560.67	506.64	529.50	454.28
Oct	453.39	603.89	509.48	502.39	464.73
Nov	404.75	576.11	537.76	506.51	453.48	334.36
Dec		606.71	506.51	531.63	428.49	360.17

Notes About Historical Data and Performance

Jefferies makes no representation as to the accuracy or completeness of historic data.

The Long Only Commodity Series’ performance is linked to the JCPITR. The JCPITR is a total return index which, in addition to reflecting the returns of the JCPI, also reflects interest that could be earned on cash collateral invested in three-month United States Treasury bills.

The performance record of the JCPI for the period November 2003 through February 2006 has been derived from the performance of the JCPITR. Index performance, including interest income, was adjusted for anticipated trading expenses, including management fees, service fees and brokerage expense of the Long Only Commodity Series Class 2 of the Trust.

The performance record of the JCPI for the period March 2006 through November 2008 has been derived from the performance of the JCPI Total Return Swap in the Long-Only Commodity Series. Swap performance was adjusted for interest income and anticipated trading expenses, including management fees, service fees and brokerage expense of the Long Only Commodity Series Class 2 of the Trust.

Information About Jefferies

Jefferies is a leading market maker in benchmark commodity index products and a licensed provider of Swaps, options, and other derivative products linked to leading commodity indices. Jefferies provides innovative financial products and commodity index expertise to pension funds, mutual funds, sovereigns, foundations, endowments and other institutional investors seeking exposure to commodities as an asset class. Operating from Stamford, Connecticut, Jefferies was founded in 2003 by an experienced team of commodity professionals. Jefferies is not a futures commission merchant and is not regulated by the CFTC. Jefferies is a wholly owned subsidiary of Jefferies Group, Inc., or Jefferies Group (NYSE: JEF), a global investment bank and institutional securities firm. Investors and prospective investors are invited to view the disclosure documents that Jefferies Group has filed with the SEC, which are publicly available on the SEC’s web site.

Other Notes About the JCPI

Information about the JCPI and materials relating thereto is the property of Jefferies or its affiliates. It may not be used to create, offer, trade, market or promote any financial products without the express written consent of Jefferies.

Long Only Commodity App. - 14

Jefferies shall have no liability, contingent or otherwise, to any person or entity for the quality, accuracy, timeliness and/or completeness of the information contained herein, the JCPI, other commodity indices, or for delays, errors, omissions or interruptions in the publication of the JCPI, or any related data. Jefferies may discontinue operation of the JCPI and may discontinue disseminating information about the JCPI at any time without prior notice. Jefferies may, but is not required to, use agents to perform some or all of the functions relating to operating the JCPI, such as but not limited to the functions of calculating and disseminating index values. See also “General Disclaimers Regarding Reference Indices” below.

General Disclaimers Regarding Reference Indices

THE TRUST IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY REUTERS, JEFFERIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES, OR COLLECTIVELY, THE LICENSORS. THE LICENSORS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE TRUST, ITS INVESTORS, OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES OR COMMODITIES GENERALLY OR IN THE FRONTIER FUND PARTICULARLY OR THE ABILITY OF THE RJ/CRB INDEX OR THE JCPI, OR COLLECTIVELY, THE INDICES, TO TRACK GENERAL COMMODITY MARKET PERFORMANCE. THE LICENSORS’ RELATIONSHIP TO THE TRUST, OR THE LICENSEE, IS THE LICENSING OF THE INDICES, WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY ONE OR MORE LICENSORS WITHOUT REGARD TO THE TRUST OR ITS INVESTORS. THE LICENSORS HAVE NO OBLIGATION TO TAKE THE NEEDS OF THE TRUST OR ITS INVESTORS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDICES. THE LICENSORS ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF TRUST UNITS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE UNITS OF THE LONG ONLY COMMODITY SERIES ARE TO BE CONVERTED INTO CASH. THE LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE TRUST.

THE LICENSORS AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS MAY BUY OR SELL SECURITIES OR COMMODITIES MENTIONED OR CONTEMPLATED HEREIN AS AGENT OR AS PRINCIPAL FOR THEIR OWN ACCOUNTS AND MAY HAVE POSITIONS OR ENGAGE IN TRANSACTIONS BASED ON OR INDEXED TO THE INDICES. IT IS POSSIBLE THAT THE LICENSORS’ TRADING ACTIVITY WILL AFFECT THE VALUE OF THE INDICES. THE LICENSORS MAY OPERATE AND MARKET OTHER INDICES THAT MAY COMPETE WITH THE INDICES.

THE LICENSORS DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. THE LICENSORS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE TRUST OR ITS INVESTORS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED AS DESCRIBED HEREIN OR FOR ANY OTHER USE. THE LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HAVE EXPRESSLY DISCLAIMED ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LICENSORS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE LICENSORS ARE NOT ADVISORS TO THE TRUST OR TO ANY INVESTOR AS TO LEGAL, TAXATION, ACCOUNTING, REGULATORY OR FINANCIAL MATTERS IN ANY JURISDICTION, AND ARE NOT PROVIDING ANY ADVICE AS TO ANY SUCH MATTER TO THE RECIPIENT.

Long Only Commodity App. - 15

ADDITIONAL RISK FACTORS RELATED TO THE INDICES

The following are additional risk factors which pertain to the Long Only Commodity Series, and the use of the Indices.

Discontinuation of publication of the Indices

Although Reuters and Jefferies have licensed the RJ/CRB Index, and Jefferies has licensed the JCPI, for use in connection with the Long Only Commodity Series, neither Reuters nor Jefferies is under any obligation to continue to publish those indices or required to publish any successors to the indices. Should Reuters and Jefferies cease publication of the RJ/CRB Index and fail to publish a successor or substitute index, or should Jefferies cease publication of the JCPI and fail to publish a successor or substitute index, the Long Only Commodity Series could be adversely affected.

Discretion of the calculation agent

Reuters will serve as the calculation agent for the RJ/CRB Index, and Jefferies will serve as the calculation agent for the JCPI. None of Reuters, Jefferies or any of their respective subsidiaries or affiliates has any obligation to take into consideration the needs of investors in the Long Only Commodity Series or any other parties to transactions involving the Indices in determining, composing or calculating the Indices.

Risk of concentrated positions in one or more commodity sectors

The exchange-traded physical commodities underlying the futures contracts included in the Indices from time to time are heavily concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the Long Only Commodity Series Units may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

The Trust’s right to use the Indices

The Trust has been granted a license to use the Indices. If Reuters terminates the license to use the RJ/CRB Index, or if Jefferies terminates the license to use the RJ/CRB Index or the JCPI, the Long Only Commodity Series could be adversely affected.

No recourse against Reuters and Jefferies

Investors in the Long Only Commodity Series will have no rights against Reuters and Jefferies as sponsors of the RJ/CRB Index, against Jefferies as sponsor of the JCPI, or against any Swap counterparty.

Historical performance of the Indices is not indicative of future performance

The future performance of the Indices cannot be predicted based on historical performance. Results for the RJ/CRB Index prior to June 17, 2005, and for the JCPI prior to November 23, 2003, are simulated by applying the current index construction and methodology to historical futures values. There is no guarantee that the level of the Indices will increase.

The foregoing is not a complete explanation of all the risks involved in purchasing the Long Only Commodity Series Units. An investor should read the entire Prospectus, including the section “Risk Factors” contained therein, before determining to subscribe for Long Only Commodity Series Units.

Long Only Commodity App. - 16

LONG/SHORT COMMODITY SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

LONG/SHORT COMMODITY SERIES-1 UNITS

LONG/SHORT COMMODITY SERIES-2 UNITS

Major Commodity Trading Advisors:

AIS Futures Management LLC

Kottke Associates, LLC

Mississippi River Investments, Inc.

Red Oak Commodity Advisors, Inc.

Non-Major Commodity Trading Advisors

This Long/Short Commodity Series Appendix (the “Long/Short Commodity Series Appendix”) is dated

February 4, 2009.

THE FRONTIER FUND

LONG/SHORT COMMODITY SERIES-1 UNITS

LONG/SHORT COMMODITY SERIES-2 UNITS

This Long/Short Commodity Series Appendix to the prospectus, dated February 4, 2009, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, a statutory trust formed under the laws of the state of Delaware, or the Trust, relates to the units of beneficial interest in the Trust, or the Units, designated as Long/Short Commodity Series Units. Capitalized terms used in this Long/Short Commodity Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Long/Short Commodity Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Long/Short Commodity Series Units are being offered in two (2) Classes. The Long/Short Commodity Series Units of Class 1 (as described in the Prospectus) are designated as the “Long/Short Commodity Series-1 Units,” and the Long/Short Commodity Series Units of Class 2 (as described in the Prospectus) are designated as the “Long/Short Commodity Series-2 Units.” The Trust is offering both the Long/Short Commodity Series-1 Units and the Long/Short Commodity Series-2 Units pursuant to the Prospectus and this Long/Short Commodity Series Appendix. Prospective purchasers of the Long/Short Commodity Series-1 Units and Long/Short Commodity Series-2 Units should carefully review the Prospectus and this Long/Short Commodity Series Appendix before determining to purchase such Units.

The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of the Long/Short Commodity Series and in return will receive Units designated as General Units of such Series.

In preparing the description of the Trading Advisors and their respective trading programs in this Long/Short Commodity Series Appendix, the Managing Owner has relied upon information provided to it by such Trading Advisors and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable.

TRADING ADVISORS

The initial Trading Advisors with respect to the assets allocable to the Long/Short Commodity Series Units are AIS Futures Management LLC, or AIS, a Delaware limited liability company; Emil Van Essen, a sole proprietor; Forecast Trading Group, LLC, or Forecast, a New Jersey limited liability company; Kottke Associates, LLC, or Kottke, an Illinois limited liability company; Landmark Trading Company, or Landmark, a Colorado corporation; Mississippi River Investments, Inc., or Mississippi River, a Tennessee corporation; Quality Capital Management Limited, or Quality Capital, a company incorporated under the laws of England and Wales; Red Oak Commodity Advisors, Inc., or Red Oak, a Delaware corporation; and Skyline Management, Inc. d.b.a. Strategic Ag Trading, or Strategic Ag, a Wyoming corporation. Trading for the Long/Short Commodity Series will be conducted through Frontier Trading Company VII, LLC, a Trading Company established primarily for such Series. The percentage of the assets of the Long/Short Commodity Series invested in such Trading Company will vary from time to time. The remainder of the Series’ assets are maintained at the Trust level for cash management.

The Trust may allocate greater than ten percent (10%) of the assets allocable to the Long/Short Commodity Series Units to AIS, Kottke, Mississippi River and Red Oak. Emil Van Essen, Forecast, Landmark, Quality Capital and Strategic Ag will each manage less than 10% of the assets allocable to the Long/Short Commodity Series Units. Because each of Emil Van Essen, Forecast, Landmark, Quality Capital and Strategic Ag initially will be allocated less than ten percent (10%) of the assets allocable to the Long/Short Commodity Series, each is not considered a “major commodity trading advisor.” See Part II of the Prospectus for certain information regarding a summary description of the performance history of Emil Van Essen, Forecast, Landmark, Quality Capital and Strategic Ag, including the following information: monthly return parameters; historical volatility; and degree of leverage.

Long/Short Commodity App. - 2

LONG/SHORT COMMODITY SERIES UNITS

MANAGEMENT AND INCENTIVE FEES

Management Fees

The Long/Short Commodity Series Units will pay to the Managing Owner a monthly management fee equal to 1/12th of 3.50% of the Long/Short Commodity Series’ Net Asset Value (approximately 3.50% annually). The Managing Owner will pay a portion of such management fees to the Trading Advisors.

Incentive Fees

The Long/Short Commodity Series Units will pay to the Managing Owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by each Trading Advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. The fee will accrue monthly if paid quarterly. The Managing Owner will pay a portion of such incentive fees to the appropriate Trading Advisors. See “RISK FACTORS—Each Series pays substantial fees and expenses regardless of profitability.”

Initial Allocations

In general, the Managing Owner anticipates to allocate no more than ten percent (10%) of the assets allocable to the Long/Short Commodity Series Units to any Trading Advisor in the Long/Short Commodity Series. The actual allocation of the Long/Short Commodity Series’ assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities.

The table below sets forth certain of the markets and instruments the Trading Advisors allocated assets from the Long/Short Commodity Series may trade on behalf of client accounts. Not all markets are part of each program. Each Trading Advisor reserves the right to expand or contract the markets and instruments it trades without giving prior notice.

Long/Short Commodity App. - 3

Diversification Summary

The Frontier Fund—THE LONG/SHORT COMMODITY SERIES

In general, the Managing Owner has allocated certain amounts of the Long/Short Commodity Series to the various Trading Advisors. As stated earlier, the allocation to each Trading Advisor will not exceed ten percent (10%). The ongoing actual allocation of the Long/Short Commodity Series’ assets will vary based upon the trading performance of the Trading Advisors and the Managing Owner’s asset allocation activities. The diversification summary below is estimated as of November 30, 2008.

Series	Grains	Livestock	Softs	Energy	Industrial Metals	Precious Metals	Financials	Total
Long/Short Commodity Series	31%	18%	11%	15%	4%	8%	13%	100%

Long/Short Commodity App. - 4

LONG/SHORT COMMODITY SERIES CLASS 1 AND CLASS 2 UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Long/Short Commodity Series-1 Units and Long/Short Commodity Series-2 Units during the first twelve months. The total estimated cost and expense load of Long/Short Commodity Series-1 Units and Long/Short Commodity Series-2 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Long/Short Commodity Series Units may differ.

	Long / Short Commodity Series-1		Long / Short Commodity Series-2
	Amount-$	Amount-%	Amount-$	Amount-%
Initial Selling Price (1)	$1,000	100%	$1,000	100%
Syndication and Selling Expenses (2)	$0	0%	$0	0%
Trust Operating Expenses (3)	$0	0%	$0	0%
Management Fee (4)	$35.00	3.50%	$35.00	3.50%
Service Fee (5)	$30.00	3.00%	$0	0.00%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$15.60	1.56%	$15.60	1.56%
Incentive Fee(7)	$0	0%	$0	0%
Less Interest Income(8)	($22.20)	(2.22%)	($22.20)	(2.22%)
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit	$58.40	5.84%	$28.40	2.84%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.

(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.292% (3.50% annually) of the Long/Short Commodity Series’ Net Asset Value, which it will use to pay all management fees payable to the Trading Advisors.

(5)

With respect to Class 1 of the Long/Short Commodity Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 3.0% of the subscription amount of each subscription for Units of Class 1 of the Long/Short Commodity Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units of Class 1 of the Long/Short Commodity Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 3% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount

Long/Short Commodity App. - 5

of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 3%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

(6)	The Trust, with respect to the Long/Short Commodity Series will pay the Clearing Brokers and the Managing Owner approximately 1.56% of the Long/Short Commodity Series’ Net Asset Value annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with the Long/Short Commodity Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Long/Short Commodity Series.

(7)	The 3% initial service fee and on-going service fee is deductible on the incentive fee calculation for most of the Trading Advisors to the Long/Short Commodity Series, thereby resulting in no incentive fee for the purpose of calculating the break-even analysis.

(8)	Interest income for the Long/Short Commodity Series-1 Units and the Long/Short Commodity Series-2 Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 2.22%. Twenty percent (20%) of interest income earned per annum by the Trust on the Long/Short Commodity Series will be paid to the Managing Owner. The remaining eighty percent (80%) of interest income earned per annum by the Trust on the Long/Short Commodity Series will be retained by the Trust.

Long/Short Commodity App. - 6

PAST PERFORMANCE OF LONG/SHORT COMMODITY SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Long/Short Commodity Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006
January	4.57%	0.07%
February	4.87%	0.18%
March	-1.83%	0.36%	0.96%
April	-1.05%	1.24%	2.40%
May	-0.39%	-0.89%	-2.22%
June	4.54%	-1.38%	-2.52%
July	-3.03%	-2.20%	-0.36%
August	-1.65%	0.28%	-1.83%
September	-2.76%	1.95%	-1.61%
October	-2.82%	0.38%	4.44%
November	-2.35%	-0.82%	1.93%
December		1.95%	-.052%
Year	-2.37%	1.04%	0.44%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Long/Short Commodity Series Class 1
Inception of Trading of Long/Short Commodity Series Class 1:	March 6, 2006
Aggregate Gross Capital Subscriptions for Long/Short Commodity Series Class 1 as of November 30, 2008:	$64,627,385.09
Net Asset Value of Long/Short Commodity Series Class 1 as of November 30, 2008:	$47,241,209.69
Worst Monthly Percentage Draw-down:	-3.03% (July 2008)
Worst peak-to-valley Draw-down:	-11.99% (June 2008 through November 2008)

The Long/Short Commodity Series Class 1 performance table sets forth the actual performance of the Long/Short Commodity Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Long/Short Commodity Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

• Brokerage commissions and investment and trading fees and expenses:	1.56%

• Management fees:	3.5%

• Initial service fees and on-going service fees:	3.0%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Long/Short Commodity App. - 7

PAST PERFORMANCE OF LONG/SHORT COMMODITY SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Long/Short Commodity Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006
January	4.84%	0.33%
February	5.13%	0.41%
March	-1.58%	0.61%	1.20%
April	-0.81%	1.50%	2.63%
May	-0.15%	-0.64%	-1.95%
June	4.81%	-1.14%	-2.28%
July	-2.78%	-1.94%	-0.10%
August	-1.42%	0.53%	-1.58%
September	2.50%	2.19%	-1.38%
October	-2.57%	0.65%	4.70%
November	-2.13%	-0.58%	2.17%
December		2.21%	-0.28%
Year	0.33%	4.13%	2.93%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Long/Short Commodity Series Class 2
Inception of Trading of Long/Short Commodity Series Class 2:	March 6, 2006
Aggregate Gross Capital Subscriptions for Long/Short Commodity Series Class 2 as of November 30, 2008:	$11,533,228.01
Net Asset Value of Long/Short Commodity Series Class 2 as of November 30, 2008:	$10,684,608.17
Worst Monthly Percentage Draw-down:	-2.78% (July 2008)
Worst peak-to-valley Draw-down:	-10.89% (June 2008 through November 2008)

The Long/Short Commodity Series Class 2 performance table sets forth the actual performance of the Long/Short Commodity Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Long/Short Commodity Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

• Brokerage commissions and investment and trading fees and expenses:	1.56%

• Management fees:	3.5%

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is calculated in the above table. Also, twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Long/Short Commodity App. - 8

AIS

Background of AIS

Mr. John R. Hummel organized AIS Futures Management, Inc. (initially using the name Hummel, Inc.) under the laws of the State of Delaware on September 3, 1987. AIS offers individual and institutional investors investment advisory and portfolio management services, primarily in commodity interest contracts. AIS Futures Management, Inc. registered under the CE Act as a CTA on August 20, 1992 and as a CPO on May 14, 1990 and became a member of the NFA on May 14, 1990. AIS Futures Management LLC succeeded to the registration of AIS Futures Management, Inc. as a CTA and CPO on August 11, 1997. (References herein to “AIS” refer to the Delaware corporation prior to August 11, 1997 and to the Delaware limited liability company on and after August 11, 1997.) AIS maintains all of its business records at its principal place of business, located at 187 Danbury Road, P.O. Box 806, Wilton, Connecticut 06897.

Principals of AIS

John Hummel

John Hummel has been the President, Treasurer, Director, a member and a trading principal of AIS since its inception. He became an associated person and principal of AIS effective May 14, 1990. Mr. Hummel has been a research analyst and portfolio manager in the securities field since 1967 and has traded commodities for his personal account since February 1981 and for customers since 1983. Mr. Hummel has also been, since its inception in 1993, the President, a Director and a member of AIS Capital Management LLC and its predecessor, AIS Capital Management, Inc., a registered CPO and investment adviser. He became an associated person and principal of AIS Capital Management LLC effective September 10, 1993, Mr. Hummel currently serves as the portfolio manager of AIS Balanced Fund, L.P. (formerly Cohen Premier Balanced Fund L.P.) and AIS Capital Growth Fund, L.P., the general partner of which is AIS Capital Management LLC. From May 1990 until March 31, 1993, Mr. Hummel was affiliated with Cowen & Company, a broker-dealer and investment adviser formed in 1918 which is a member of the New York Stock Exchange and all other principal U.S. exchanges. At Cowen & Company, Mr. Hummel was directly responsible for managing individual and institutional stock and bond portfolios. From June 1987 until joining Cowen & Company, Mr. Hummel was affiliated with Matuschka & Co. L.P. (formerly Matuschka Moser Partners L.P.), a U.S. affiliate of The Matuschka Group, a privately-owned investment firm headquartered in Germany, where he was directly responsible for managing individual and institutional stock and bond portfolios. Also during such time, Mr. Hummel was affiliated with Matuschka Moser Futures Management Corporation where he acted as a portfolio manager with respect to futures trading. Prior to joining Matuschka & Co. L.P., Mr. Hummel was a Managing Director of Mitchell Hutchins Asset Management, Inc. (which was later acquired by UBS Global Asset Management US Inc.), at the time a subsidiary of PaineWebber Inc., where he had been responsible for individual and institutional investment portfolios since 1977. Mr. Hummel directed the trading of Mitchell Hutchins Futures Fund, Ltd. from its inception in December 1983 through May 31, 1987. From 1969 to 1976, Mr. Hummel served as President of Asset Management Corporation, an investment advisory firm which he helped organize. From 1967 to 1969, Mr. Hummel worked as a research analyst for Robert W. Baird & Co., a brokerage firm in Milwaukee, Wisconsin. Mr. Hummel received a B.S. degree in investment management from Northwestern University in 1967.

Bradley C. Stern

Mr. Bradley C. Stern is the Vice-President, a member and a trading principal of AIS and AIS Capital Management LLC. He became an associated person and principal of AIS effective March 4, 1993 and November 9, 1993, respectively. He became an associated person and principal of AIS Capital Management LLC effective March 30, 2004 and November 9, 1993, respectively. Mr. Stern graduated from Emory University in May 1988 with a B.B.A. degree and did post-graduate work in finance at New York University during 1991 and 1992. In September 1988, he became an account executive with Winston Resources, a recruiting firm. In April 1989, he worked as a liaison between retail brokers and insurance companies regarding such insurance products

Long/Short Commodity App. - 9

as annuities, term life and whole life insurance at Thomson McKinnon Securities Inc., a registered broker-dealer. In September 1989, Mr. Stern became an Assistant Portfolio Manager at Cowen & Company and his responsibilities increased over the following three years to include acting as a Trading Analyst for Cowen & Company. In March 1993, Mr. Stern left Cowen & Company with Mr. Hummel to join AIS as an associated person. Mr. Stern became a principal of AIS in November 1993.

Robert F. Ward

Mr. Robert F. Ward is a member, branch manager, associated person and principal of AIS and of AIS Capital Management. He became an branch manager, associated person and principal of AIS effective March 1, 2006, January 30, 2006 and March 7, 2006, respectively. He became a branch manager, associated person and principal of AIS Capital Management LLC effective March 1, 2006, December 29, 2006 and March 7, 2006, respectively. Mr. Ward has 27 years of investment consulting and investment experience. Mr. Ward graduated from Metropolitan State College in 1974. Prior to joining AIS in December of 2005, Mr. Ward was a Senior Vice-President, Investments with Morgan Stanley DW Inc. (2000-2005), where he was registered as an associated person from March 22, 2000 through December 16, 2005, Paine Webber (1988-2000) and Kidder Peabody, Inc. (1983-1988). His business relationship with AIS and John Hummel has spanned over two decades.

AIS will conduct its trading for its allocation from the Long/Short Commodity Series Units through a Trading Company pursuant to AIS’s MAAP Program.

THE TRADING APPROACH - MAAP

The MAAP Investment Process begins with a global macro economic analysis and then uses technical and systematic study of current trends and futures’ contract valuation to determine the direction and size of positions in MAAP. Once in a position, trend-following strategies are also employed and at times are more of an influence on position size and direction than valuation levels of the underlying futures contract.

MAAP allocates approximately 1/6 of the portfolio’s potential total contract value (when fully invested) to each of the following three financial markets: equities, represented by positions in the S&P 500 futures contract; fixed income, represented by U.S. Treasury bond futures; and currencies, represented by Japanese yen futures.

Within each of three physical commodity asset classes, while still allocating 1/6 to each asset class, AIS trades several markets that at times have a high degree of correlation. Within the 1/6 “agricultural products” allocation, soybean futures generally represent the largest potential position, but the portfolio also may include positions in corn, wheat, soybean oil and soybean meal futures. Within the 1/6 “metals” allocation, gold futures generally represent the largest potential position, but the portfolio also may include positions in silver and copper futures. Within the 1/6 “energy products” allocation, crude oil futures generally represent the largest potential position, but the portfolio also may include positions in heating oil, unleaded gasoline and natural gas futures. When the portfolio is fully invested, the relative weight of each contract position within the asset class is influenced by the relative liquidity of each contract traded. AIS believes that the primary benefit of trading multiple markets within an asset class is the potential for moderation of portfolio volatility at major turning points for a specific asset class. At the major trend turning points for an asset class, certain markets may lead the reversal while others will lag. Therefore, trading several markets within the asset class should lead to a more gradual shift from short to long or long to short as each market shifts at a slightly different point.

The MAAP Investment Process begins with an analysis of the global macro economic conditions that could impact the environment for the six sectors traded. AIS believes that global economic growth rates, inflation trends, government policies, currency and interest rate trends, and demographic factors all interact to impact price trends in the various markets traded. In addition to global macro trends, analysis of specific supply and

Long/Short Commodity App. - 10

demand trends within each of the three commodity sectors is conducted on an ongoing basis. Finally, AIS analyzes the potential of supply demand conditions and price trends in one sector to impact prices in other sectors. Using their analysis of fundamental conditions, the trading principals then look to their quantitative and systematic models and utilize technical analysis to help with the timing of the trade and size of the new or readjusted position. The trading principals believe that combining both fundamental and quantitative analysis creates a more in-depth understanding of market dynamics.

Although AIS generally takes positions in the most liquid, front month futures contract, it also analyzes spread relationships in order to take advantage of extremes in pricing between front month futures contracts and forward month futures contracts and may at times utilize forward month futures. AIS believes this flexibility periodically offers opportunities to reduce portfolio risk or increase portfolio return. AIS may also buy or sell options on futures at its discretion in an effort to reduce portfolio risk or to allow a managed account to enter or exit positions at certain prices and times.

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PAST PERFORMANCE OF AIS

The following summary performance information reflects the composite performance results of AIS’s MAAP 2X-4X Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MAAP 2X – 4X Leverage Program

Month	2008	2007	2006	2005	2004	2003
January	9.71%	0.62%	6.24%	0.32%	4.14%	6.58%
February	19.50%	7.71%	-9.28%	16.29%	10.82%	10.57%
March	-7.06%	-1.08%	9.33%	4.64%	11.61%	-14.42%
April	2.81%	-1.73%	15.05%	-5.91%	-7.93%	-6.65%
May	8.17%	0.58%	-2.54%	0.80%	-2.31%	6.16%
June	17.74%	1.34%	-6.49%	3.06%	-2.18%	-2.05%
July	-14.32%	3.42%	3.37%	5.87%	3.75%	5.23%
August	-15.94%	-2.27%	-9.50%	4.62%	3.69%	6.40%
September	-12.81%	18.47%	-12.14%	2.15%	3.04%	4.58%
October	-33.82%	9.07%	9.24%	-11.57%	7.77%	5.33%
November	-22.28%	-0.93%	12.65%	-3.59%	2.22%	2.08%
December		10.87%	-9.35%	11.64%	-10.45%	9.34%
Year	-48.46%	54.03%	1.31%	28.49%	23.92%	34.73%

Name of CTA:	AIS Futures Management LLC
Name of Program:	MAAP Program Two to Four Times Leverage
Inception of trading by CTA:	July 1992
Inception of trading in program:	October 1992
Number of accounts open:	5
Number of accounts closed within the last five years and year to date with positive net performance:	9
Lifetime range of rates of return of accounts closed with positive net performance within the last five years and year to date:	(3.14)% to 27.70%
Number of accounts closed within the last five years and years to date with negative net performance:	0
Aggregate assets (excluding notional equity) in program:	$94,115,590
Aggregate assets (including notional equity) in program:	$94,115,590
Aggregate assets (excluding notional equity) overall:	$113,723,291
Aggregate assets (including notional equity) overall:	$113,723,291
Largest monthly draw-down:	(33.82)% (10/08)
Worst peak-to-valley draw-down:	(67.70)% (6/08-11/08)

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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KOTTKE

Background of Kottke

Kottke is a clearing member firm of the Chicago Board of Trade, or CBOT, and the Chicago Mercantile Exchange, or CME. It is also a member of the Comex Exchange, NY, the New York Cotton Exchange and the New York Mercantile Exchange. Kottke has been registered under the CE Act as an FCM and a CTA/CPO since May 11, 1998 and as a CPO since December 28, 2000 and has been a member of NFA since May 11, 1998. Kottke trades its proprietary accounts on most major U.S. futures exchanges and select foreign exchanges.

Principals of Kottke

Neal Kottke

For the five years preceding the date of this Prospectus, Neal Kottke has been the President and Treasurer of Kottke. He is involved in the oversight of Kottke’s risk management, marketing and general operational activities. Mr. Kottke has been registered as a principal of Kottke since May 11, 1998.

J. Michael Crouch

For the five years preceding the date of this Prospectus, J. Michael Crouch has been a Vice President and the Secretary of Kottke. He is involved in the oversight of Kottke’s risk management, marketing and general operational activities. Mr. Crouch has been registered as a principal of Kottke since May 11, 1998.

Ronald Seliga

For the five years preceding the date of this Prospectus, Ronald Seliga has been a Vice President of Kottke. He is involved in the oversight of Kottke’s risk management, marketing and general operational activities. Mr. Seliga is the sole trading principal of Kottke. Mr. Seliga has been registered as a principal of Kottke since May 11, 1998.

Carmen Soldato

For the five years preceding the date of this Prospectus, Carmen Soldato has been the General Counsel of Kottke. He is involved in the oversight of Kottke’s risk management, marketing and general operational activities. Mr. Soldato has been registered as an associated person and principal of Kottke since May 11, 1998 and March 8, 2004, respectively.

Michael H. Maher

Michael Maher was the Controller for ADM Investor Services, Inc., a registered FCM, from November 2002 to March 2004, when he left to become Chief Financial Officer of Kottke. Mr. Maher has been registered as a principal of Kottke since June 30, 2005.

Kottke will conduct its trading for its allocation from the Long/Short Commodity Series Units through a Trading Company pursuant to Kottke’s JVPT and Swinford Programs.

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THE TRADING APPROACH

JVPT Program

The JVPT Program is a fundamentally based managed program that establishes long or short positions based upon a proprietary index, which is derived from scrutiny of various fundamental considerations. A proprietary, analytic formula is use to identify price trends in 23 commodities: wheat; corn; soybeans; soy meal; soy oil; live cattle; live hogs; coffee; cocoa; sugar; cotton; orange juice; gold; silver; copper; Euro dollar; Japanese Yen; Swiss Franc; Australian dollar; Canadian dollar; crude oil; heating oil; and natural gas.

Swinford Program

The Swinford Program utilizes fundamental analysis to project flat price (directional) price movement primarily in the CME meat complex. The Swinford program also establishes positions in the CBOT feed grain sector based upon fundamental market analysis.

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PAST PERFORMANCE OF KOTTKE

The following summary performance information reflects the composite performance results of Kottke’s Swinford Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Swinford Program

Month	2008	2007	2006	2005	2004	2003
January	4.89%	-3.39%	3.26%	2.62%	3.92%	-0.42%
February	-0.10%	2.88%	1.00%	1.34%	-0.50%	0.43%
March	4.44%	-0.88%	3.51%	3.48%	9.44%	-1.78%
April	-1.97%	-1.04%	-0.05%	1.74%	6.33%	-0.69%
May	-0.80%	-0.25%	0.65%	5.13%	-1.48%	-0.48%
June	7.95%	5.01%	-3.03%	2.96%	0.18%	0.95%
July	2.60%	-6.66%	0.23%	-0.20%	-1.36%	9.30%
August	-0.32%	0.29%	-6.25%	-2.53%	2.52%	7.42%
September	1.08%	2.15%	-1.10%	1.22%	5.03%	7.65%
October	-1.24%	5.85%	4.69%	1.05%	2.46%	9.50%
November	-1.37%	0.37%	6.91%	0.91%	2.75%	-0.30%
December		3.41%	3.03%	0.04%	0.91%	-6.14%
Year	15.69%	7.27%	12.85%	19.03%	34.00%	26.91%

Name of CTA:	Kottke Associates, LLC
Name of Program:	Swinford Program
Inception of trading by CTA:	May 1998
Inception of trading in program:	October 1998
Number of accounts open:	21
Number of accounts closed within the last five years and year to date with positive net performance:	3 ytd, 18 within last 5 years
Number of accounts closed within the last five years and years to date with negative net performance:	0 ytd, 2 within last 5 years
Aggregate assets (including notional equity) in program:	$167,500,000
Aggregate assets (including notional equity) overall:	$182,000,000
Largest monthly draw-down:	-6.66% (July 2007)
Worst peak-to-valley draw-down:	-9.89% (May 2006 through September 2006)

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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MISSISSIPPI RIVER

Background of Mississippi River

Mississippi River Investments, Inc. (Mississippi River) is a Tennessee corporation organized in 1978. Mississippi River’s offices are located at 1100 Cotton Exchange Building, 65 Union Avenue, Memphis, Tennessee 38103 and its telephone number is 901-525-4460. The corporation has been registered as a CTA since July 30, 1985 and as a CPO since June 28, 2001. Mississippi River has been a member of the NFA since July 30,1985.

Principals of Mississippi River

John R. Bondurant

Mr. John R. Bondurant is President of Mississippi River and has been affiliated with the company as President since its incorporation in May, 1978 and became listed as a principal and registered as an associated person of the company effective July 1, 1981 and Sept. 25, 1989, respectively. He is a graduate of the University of the South in Sewanee, Tennessee and holds a J.D. law degree from the University of Memphis. Mr. Bondurant has been involved in the commodity trading business on a full-time basis since 1968 and has during that time engaged in the research and analysis of various commodities. He served as a registered broker and Branch Manager for Barnes Brokerage Company in its Memphis downtown branch from 1968-1971. He served in the same capacity for Clayton Brokerage Co. of St. Louis from 1971-1979 during which time he founded Mississippi River. Mr. Bondurant is the President of Bondurant Futures, Inc. (BFI), a Guaranteed Futures Introducing Brokerage, registered under the CE Act and a member of the NFA. He has been President since its beginning in 1989 and listed as a principal and a registered associated person effective July 28, 1988 and August 27, 1987, respectively. Additionally, he was listed as a principal of his firm John Bondurant (NFA ID # 1373) from August 31, 1978 until May 16, 2005. Mr. Bondurant has been the sole trader for Fundamental Traders Fund, L.P. since September 1989. He is a director and past President of the Memphis Board of Trade, a past director and present President of the Memphis Cotton Exchange, and a director of the Motion Pictures Laboratories, Inc. He is also a member of the Tennessee Bar Association. He has also served on the Board of Directors of the NFA.

Carlisle S. Page

Mr. Carlisle S. Page is Vice President, Secretary, and Treasurer and a director of Mississippi River, He has been affiliated with the company since October 1981 and became a principal of the firm effective July 30, 1985. From 1981 until its closure at the end of 2004, he was Vice President and Director and a shareholder of The Bondurant Fund, Inc. (B. Fund), a commodity pool that he co-founded with Mr. Bondurant in 1981. Mr. Page is Vice President, Director, and minority shareholder of BFI and has served in that capacity since its founding in 1986 until the present. He became listed as a principal and registered as an associated person of BFI effective July 28, 1988 and August 28, 1987, respectively. Additionally, he was listed a principal of the firm John Bondurant (NFA ID # 1373), a former CPO and CTA, from August 10, 1993 until May 16, 2005. Prior to his participation in Mississippi River, Mr. Page was employed for six months as associate counsel in New York for the New York and Los Angeles activities of the International Management Group companies that specialize in the development and production of television programs for network and syndicated exhibition. For the preceding two years, Mr. Page was a business affairs attorney with the Sports Division of the NBC Television Network. Mr. Page was Vice President of NBC International, Ltd. from November 1976 through June 1978. Prior to heading NBC International, Mr. Page was co-manager of network political sales the NBC Television Network during the 1976 political campaigns. Mr. Page graduated from the University of Virginia in 1964 and Vanderbilt Law School in 1970. He served for three years as a U.S. Naval Officer aboard the destroyer USS Ellison from 1964 through 1967. Mr. Page acts primarily in an administrative capacity on behalf of Mississippi River; he does not control, directly or indirectly, any of the Mississippi River managed accounts. Mr. Page conducted futures trading during various periods on behalf of B. Fund from 1981 through July 2004. Since then, he no longer trades for Mississippi River.

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Mississippi River will conduct its trading for its allocation from the Long/Short Commodity Series Units through a Trading Company pursuant to Mississippi River’s Bondurant Program.

THE TRADING APPROACH

Mississippi River, under its Bondurant Trading Program, will rely primarily upon fundamental analysis in making trading decisions. Such analysis will be based on statistical studies of the supply and demand factors relevant to the futures contracts being traded with a view towards anticipating substantial changes in futures prices. Additionally, the trading philosophy includes utilization of technical analysis. Technical analysis, while subordinate to the emphasis on fundamental analysis, will be a material consideration in the entry and exit of trades. Not all accounts perform equally and may vary materially because of different contract sizes and characteristics relative to varying account sizes. For instance, not all trades are appropriate for smaller accounts.

Mississippi River intends to trade only in futures and options that are traded on the exchanges regulated by the CFTC. Nevertheless, there are no restrictions or limitations of the types of commodity interests that Mississippi River may trade on these exchanges. Mississippi River anticipates that futures contract holdings will be restricted to a limited number of commodities. Therefore, the account holdings may not be as diversified as other commodity futures programs. Mississippi River believes that its time and efforts are best spent on focusing on a few promising commodities which have the potential for substantial price moves. This fundamental trading philosophy causes its trading programs to be less diversified when compared to technical trading systems. Trading will be limited to those futures contracts that, in the opinion of Mississippi River, have sufficient liquidity to enable Mississippi River to enter and close out positions without causing undue price movements. Mississippi River’s trading does not utilize day trading (trades opened and closed in the same trading day). Mississippi River’s trading program has tended to concentrate its trading activity in the agricultural complex, precious metals, and currencies but is not limited to those areas. Mississippi River will seek to utilize U.S. Treasury Bills to the extent practicable to fulfill margin requirements and will endeavor to employ unused equity to obtain interest income for the clients through the use of U.S. Treasury Bills.

Mississippi River may employ the trading techniques known as “spreads” and “straddles” in connection with normal trading operations of the accounts.

Because open positions in futures contracts normally will be closed out before making or taking delivery of the underlying commodity, Mississippi River will not normally make or take delivery of the underlying commodity on behalf of its advisory clients. Be advised, however, that market conditions or strategies may dictate that Mississippi River do so. Moreover, Mississippi River may from time to time conclude that opportunities for profit exist in the cash commodity markets, and Mississippi River may trade cash commodities for clients’ accounts under the managed account program described herein.

Mississippi River may, within its discretion, trade options or commodity futures contracts. A brief description of the strategies that may be used in the advisory accounts follows. The basic options strategy used will be to purchase a call or put option with the goal of selling it later at a profit. In some cases, the Mississippi River may exercise a purchased option thereby assuming futures contract (long in the case of a purchased call, short in the case of a purchased put) in order to take advantage of profit potential in the futures contract itself, should the Mississippi River believe such action is warranted. Such purchased options may be at the money, in the money, out of the money (including deeply out of the money) at the Mississippi River’s discretion. The risk of loss in such purchase for resale is the premium paid so long as the option is not exercised. If exercised, the resulting futures position has unlimited risk.

In addition, Mississippi River may write or grant options on the futures contract. In such cases, clients will be receiving the premium paid for such options and assuming the risk that such options might be exercised against them resulting in a futures position the account (short in the case of a granted call, long in the case of a

Long/Short Commodity App. - 17

granted put). Options are granted for normally two reasons: (1) the grantor believes that the market will move against him (down in the case of a granted call, up in the case of a granted put), and (2) the grantor will retain as profit the premium received by him for granting the option.

A simple grant of an option as described above is called a “naked” grant or write. Mississippi River generally does not prefer this strategy because of the unlimited risk involved. More often, Mississippi River will do a “covered” grant or write, that is either (1) to go long the futures contract and write a call, or (2) to go short the futures contract and write a put. Please note, the covering positions may not be established simultaneously. THIS RISK OF LOSS IN WRITING OPTIONS IS UNLIMITED. However, if a “covered” option is exercised against the grantor, the loss would be limited to the difference between the strike price and the price at which the futures contract was established. Please note, this occurs only when the option is exercised against the grantor when he has written a “covered” option. If the covered option were to expire unexercised, the grantor still has the futures position with its high and unlimited risk. However, the loss on the future would be reduced by the premium received for granting an option.

Mississippi River may also, as part of its option strategy, engage in “vertical spread” trading of options. There are two types of vertical spreads: (1) write an option of a higher strike price and purchase an option of a lower strike price (called a “bull” vertical spread); (2) write an option of a lower strike price and grant an option of a higher strike price (called a “bear” vertical spread). A bull vertical spread is used in anticipation of a moderate rise in the market at a time when a fall in the market is a real possibility. The profit potential is limited to the difference on strike prices minus the premium paid for the purchased options; but losses will occur at expiration when the futures price is below the lower option strike price plus the premium. A “bear” vertical spread is the reverse of a “bull”. It is used when a moderate drop in anticipated in the market, but a rise is considered a real possibility. Profits are limited in the same fashion as described for the “bull” vertical spread. Loss potential is also computed as with a “bull” vertical spread. Mississippi River’s main concentration will be trading futures, but option trading is a part of the overall strategy. Mississippi River may determine to use additional option strategies in addition to those described above.

Long/Short Commodity App. - 18

PAST PERFORMANCE OF MISSISSIPPI RIVER

The following capsule presents only the performance of one account traded by Mississippi River during the period shown. Other accounts traded pursuant to the same program may have experienced different performance results. No representation is made that the following capsule is representative of the performance of all such accounts.

The following table reflects the performance of the Fundamental Traders Fund, L.P., or FTF, a privately placed limited partnership. Its sole purpose is to speculate for profit in futures contracts and options on futures contracts. Mississippi River Investments, Inc., under its Bondurant Trading Program, is the sole Commodity Advisor for this fund.

The Partnership commenced trading in September 1989 as the Balfour Maclaine Futures Fund II, or Fund II, with an initial capitalization of $2,189,957. From inception through November 1990 the Partnership’s general partner was Balfour, Maclaine Private Pool Management, Inc. a Delaware corporation. During such time, Balfour Maclaine Futures, Inc., a New York corporation and affiliate of Balfour, Maclaine Private Pool Management, Inc., served as the clearing broker for the Partnership. As of November 30, 1990, Balfour Maclaine withdrew as general partner and was replaced by Rodman & Renshaw Futures Management, Inc., a Delaware corporation, and Rodman & Renshaw Inc. became the Partnership’s clearing broker. As of July 3, 1995, E. D. & F. Man International, Inc. became the Partnership’s broker.

FTF was formed on January 1, 1996 immediately following the termination on December 31, 1995 of Fund II. The initial capitalization was $2,001,435.69 which funds were the ending net asset value of Fund II as of December 31, 1995. The limited partners of Fund II became the initial limited partners of FTF each making a capital contribution equal to his or her ending capital interest in Fund II and receiving the same proportional share of ownership in FTF that was held in Fund II. The partnership’s General Partner is Mississippi River Investments, Inc., a Tennessee corporation. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fundamental Traders Fund, L.P.

Month	2008	2007	2006	2005	2004	2003
January	-1.41%	0.85%	1.31%	-1.43%	4.75%	-0.92%
February	1.05%	2.27%	0.94%	0.41%	2.55%	0.98%
March	4.55%	2.93%	2.00%	-0.69%	4.49%	-2.49%
April	3.76%	-3.59%	-3.29%	0.09%	3.87%	0.72%
May	1.40%	2.40%	1.06%	-4.40%	10.48%	-0.08%
June	-0.33%	0.26%	-1.31%	2.29%	-1.03%	5.46%
July	4.75%	-0.35%	-2.37%	1.01%	2.42%	8.89%
August	2.51%	-1.51%	-1.65%	-3.20%	3.31%	7.21%
September	0.57%	-0.01%	1.37%	-0.03%	-0.26%	-7.77%
October	0.08%	0.75%	3.33%	0.73%	-2.51%	3.69%
November	-0.57%	-2.04%	-0.54%	0.19%	1.36%	-0.59%
December		2.14%	1.91%	-0.17%	1.59%	-0.12%
Year	17.38%	3.96%	2.56%	-5.25%	35.06%	14.79%

Long/Short Commodity App. - 19

Name of pool:	Fundamental Traders Fund
Type of pool:	Single Advisor/Privately Offered/Non-Principal protected
CTA began trading FTF’s clients’ accounts & trading pursuant trading program on 09/27/1998 as Balfour Maclaine Futures Fund II and on 01/01/1998 as Fundamental Traders Fund
Aggregate Subscriptions:	$27,030,095 as of November 30, 2008
Total assets under CTA’s management:	$102,382,094 est. as of November 30, 2008
Total net asset value of the pool:	$21,396,828 as of November 30, 2008
Worst monthly draw-down:	-7.77% (09/03)
Worst peak-to-valley draw-down:	-10.00% (12/04 – 08/06)

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Long/Short Commodity App. - 20

RED OAK

Background of Red Oak

Red Oak is a Delaware corporation established in 1989. Red Oak was registered under the CE Act as a CTA effective July 12, 1991. Red Oak offers commodities and futures trading investment services to qualified investors including public and private pension funds, commodity pools and funds, endowment funds, charitable foundations, and other institutional investors.

Red Oak is jointly owned by its two principals, Gary A. Gerstein and Phyllis Weaver. Red Oak has its main offices at 600 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

Red Oak and its principals are members of the NFA. The registration of Red Oak under the CE Act and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved Red Oak or its trading program.

Principals of Red Oak

Gary A. Gerstein

Gary A. Gerstein is Chief Investment Officer, Managing Director, President, and Secretary of Red Oak and is responsible for all investment aspects of the firm. Mr. Gerstein developed the firm’s fundamental investment approach and methodology and is responsible for the implementation of this strategy. He became an associated person and principal of Red Oak effective August 27, 1991.

Red Oak was registered as a CTA on July 12, 1991. Red Oak (in its predecessor form) was registered as a CTA on March 7, 1990 and was merged with Red Oak Advisors, Inc., an affiliate which conducted a securities investment advisory business. Mr. Gerstein was Co-President, Managing Director and Secretary of Red Oak Advisors, Inc. The combined company took the name Red Oak Commodity Advisors, Inc. Red Oak no longer provides such securities investment advisory services.

From January 1985 to January 1988 when Mr. Gerstein became associated with Red Oak Advisors, Inc., Mr. Gerstein was Co-Managing Partner (and Co-Chief Investment Officer) of Century Capital Associates, an investment advisory firm.

From September 1983 to December 1984, Mr. Gerstein was employed as a Vice President and Portfolio Manager for Neuberger & Berman, a registered broker-dealer.

Mr. Gerstein received his M.A. in Economics from Rutgers University and his B.S. in Economics from New York University.

Phyllis Weaver

Phyllis Weaver is Director of Marketing and Client Services, Managing Director, and Treasurer of Red Oak and directs all administrative aspects of the firm. She became an associated person and principal of Red Oak effective August 27, 1991.

From December 1989 until the July 12, 1991 merger, Ms. Weaver was Co-President, Managing Director, and Treasurer of Red Oak Advisors, Inc.

From April 1989 to December 1989, Ms. Weaver was a Senior Consultant to the Longman Richardson Group, a sales training firm in the banking and brokerage industries.

From August 1983 to November 1988, Ms. Weaver was employed by Goldman, Sachs & Co., first in Institutional Sales and then in Securities Sales. She was a Vice President at the time of her departure. From December 1988 to April 1989 Ms. Weaver chose not to work.

Long/Short Commodity App. - 21

From September 1981 until August 1983, Ms. Weaver attended the Stanford University Graduate School of Business. Between July 1976 and August 1981 Ms. Weaver was on the faculty of Harvard University, Graduate School of Education, first as an Assistant Professor and finally as an Associate Professor.

Ms. Weaver received an MBA from Stanford University in 1983; a PhD in Language Communications in 1976 and an MEd in Higher Education in 1971, both from the University of Pittsburgh; she was granted a B.S. in Education from Ohio State University in 1968.

Red Oak will conduct its trading for its allocation from the Long/Short Commodity Series Units through a Trading Company pursuant to Red Oak’s Fundamental Trading Program.

THE TRADING APPROACH

General

Red Oak’s trading strategy is driven by fundamentals: specifically, the firm’s strategy is grounded in Mr. Gerstein’s experience in and knowledge of the different commodity and commodity-related markets and the various fundamental factors which affect each of such markets. Thus, unlike many trading strategies now being employed by managed futures professionals, Red Oak’s approach is neither technically-based nor trend-following.

Fundamental analysis, in general, is based on a study of factors external to the markets in predicting future prices. Such factors might include, among other things, supply and demand factors for a particular commodity, the economy of a particular country, government policies, domestic and foreign political and economic events and changing trade prospects. Fundamental analysis is premised on the concept that market prices frequently may not reflect (on a real time basis) the actual value of a commodity, although such value will eventually determine price levels.

Technical analysis, on the other hand, is based upon the theory that a study of the markets themselves will provide a means of anticipating the external factors which affect the supply and demand of a particular commodity in order to predict future price trends. Technical analysis of the markets generally includes a study of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest.

The Red Oak Trading Strategy

Red Oak’s fundamental research disciplines attempt to step beyond the near term “noise” of leveraged volatile markets. The firm’s research focus is on significant and somewhat longer-term market forces. Red Oak believes that the fundamental forces driving major price changes can be isolated and anticipated.

The firm trades principally financial, currency, and physical commodity futures on commodity exchanges inside and outside the United States. It may also trade forward contracts through banks. With regard to financial futures, the firm’s research focuses on the macroeconomic trends that affect financial markets, valuation levels, the level and rate of change in “real” interest rates, central bank policy, funding needs, the level and rate of change of profitability, overall financial leverage in the monetary system, and numerous other factors that affect the price level and volatility of equity and fixed income financial instruments.

In the currency markets Red Oak concentrates its fundamental research on such factors as trade and budget levels and trends, political considerations, interest rate differentials and changes in interest rates, changes in marginal rates of return on capital in various countries, central bank policy, and many other factors that affect relative currency values and directional changes. Research regarding physical commodities focuses on macro-and micro-economic trends, supply and demand balances, substitution effects caused by relative price changes, political considerations, and changes in technology, weather, and numerous other factors that affect commodities prices.

Long/Short Commodity App. - 22

In addition to the foregoing, the firm prefers to take positions in futures contracts for commodities that have imputed positive returns, assuming that there are no changes in the cash markets.

The firm employs risk control procedures in an effort to preserve capital and protect against material forecasting errors. To control risk, a predetermined dollar level of acceptable loss per position is calculated based on volatility and risk-reward dynamics. If this predetermined acceptable loss is exceeded, the position is closed.

The firm is grounded in the belief that commodities and futures trading is an art and not an exact science. Therefore, while Red Oak may use computers for analysis or may engage in mathematical measurements or calculations designed to monitor market activity, reliance on entirely systematic or mechanical technical trading models would be inconsistent with the firm’s basic trading approach. Although Red Oak values the necessity of discipline in trading, it believes that success depends ultimately on the use of discretionary investment judgment by its principals. The raw materials that produce successful returns over time are skill, knowledge, timing, and instinct.

Long/Short Commodity App. - 23

PAST PERFORMANCE OF RED OAK

The following summary performance information reflects the composite performance of Red Oak’s Fundamental Trading Program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fundamental Trading Program

Month	2008	2007	2006	2005	2004	2003
January	-0.02%	2.41%	7.78%	-10.02%	0.64%	-0.39%
February	3.27%	0.40%	-5.33%	3.28%	4.67%	-12.53%
March	-12.82%	0.05%	11.26%	-12.57%	4.91%	18.91%
April	-4.32%	4.36%	13.67%	-7.46%	-11.78%	14.73%
May	-2.69%	1.32%	0.14%	5.27%	-5.06%	14.52%
June	-0.38%	0.70%	-3.48%	2.89%	0.48%	-0.79%
July	-3.43%	2.23%	-0.52%	6.48%	-3.83%	-1.83%
August	7.17%	-0.01%	2.69%	3.37%	-2.30%	5.00%
September	0.62%	5.44%	-0.22%	18.73%	0.69%	-0.14%
October	13.35%	6.62%	1.77%	-3.05%	-1.51%	7.70%
November	1.58%	1.53%	1.85%	8.87%	7.69%	6.13%
December		0.84%	-0.84%	7.86%	5.23%	10.46%
Year	0.11%	28.92%	30.67%	21.16%	-1.80%	75.51%

*	estimate

Name of CTA:	Red Oak Commodity Advisors, Inc.
Name of Program:	Fundamental Trading Program
Inception of trading by CTA:	December 1989
Inception of trading in program:	December 1989
Number of open accounts:	3
Aggregate assets (including “notional” funds) at 11/30/08:	$38,128,000*
Assets in this trading program (including “notional” funds) at 11/30/08:	$38,128,000*
Largest monthly draw-down:
Past five years and year-to-date:	(12.82%) (03/08)
Largest peak-to-valley draw-down:
Past five years and year-to-date:	(33.18%) (4/04 – 4/05)
Number of accounts opened and closed with Positive Net Lifetime ROR:
Past five years and year-to-date:	0
Number of accounts opened and closed with Negative Net Lifetime ROR:
Past five years and year-to-date:	3 (16.33%) to (0.25%)

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

**	Draw-down means losses experienced by the composite record over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Long/Short Commodity App. - 24

NOTES TO PERFORMANCE INFORMATION

For periods beginning after January 31, 1993, Red Oak has adopted a new method of computing rate-of-return and performance disclosure, referred to as the “Full-Funded Subset” method, pursuant to an Advisory published by the CFTC, provided that, from May 31, 2001, Red Oak has not qualified for use of the Fully-Funded Subset method and, accordingly, rate of return is computed by dividing net performance by nominal account size (including “notional” funds). To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant monthly rates of return are representative of the trading program. Red Oak has performed these computations for periods subsequent to January 31, 1993. For periods prior to February 1, 1993, there were no notionally funded accounts.

In reviewing the foregoing description of Red Oak’s performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance record. Such composite performance is not necessarily indicative of any individual account. The fees and charges applicable to individual accounts in the foregoing composite performance records are not specifically described herein. However, the following is a general description of the charges applicable to such accounts.

Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month.

Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis.

Management fees are charged to certain of the accounts managed by Red Oak for trading management services. Management fees range from 0% to 1/3 of 1% (0% to 4% annually) of equity subject to management fees at the end of each month.

Incentive fees are charged to the accounts managed by Red Oak based on the trading profits or losses earned each month. Incentive fees are charged at rates ranging from 15% to 25% of new trading profits, as defined. These fees are accrued monthly and are payable either quarterly, or annually.

In addition, the following terms used in describing all performance information are defined as follows:

“Draw-down” means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in composite records. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end assets only.

“Largest peak-to-valley draw-down” means the greatest percentage decline from any month-end net asset value of the performance of the accounts traded, on a composite basis or in respect of an individual account, due to overall loss sustained by such accounts during any period, which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end. In Dollar terms, for example, if the net asset value of an account declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider the “draw-down” to be still continuing and to be $3 in amount, whereas if such account had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

Long/Short Commodity App. - 25

“Aggregate assets (excluding “notional” funds)” is the aggregate amount of actual assets under management overall as of the end of the period covered by the capsule.

“Aggregate assets (including “notional” funds)” is the aggregate amount of equity under management overall as of the end of the period covered by the capsule. “Notional” funds represent an amount in addition to actual assets which Red Oak is instructed by a client to treat as equity in an account, but which is not on deposit in (or available in respect of) such client’s account.

“Aggregate assets in this trading program (excluding “notional” funds)” is the aggregate amount of actual equity under management in the program as of the end of the period covered by the capsule.

“Aggregate assets in this trading program (including “notional” funds)” is the aggregate amount of total equity under management in the program as of the end of the period covered by the capsule.

“Monthly rate of return” for each month subsequent to January 1993 is calculated by dividing the net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return, pursuant to the Fully-Funded Subset method. For each month prior to February 1993, “monthly rate of return” is calculated pursuant to the time-weighting method, dividing the net performance by the beginning equity in each month, except in periods of significant additions or withdrawals of equity to accounts. In such instances, beginning equity has been adjusted by time-weighted additions and withdrawals; i.e., beginning equity has been adjusted upwards (increased) by time-weighted additions and downwards (decreased) by time-weighted withdrawals. From May 31, 2001, Red Oak has not qualified for use of the Fully-Funded Subset method and, accordingly, rate of return is computed by dividing net performance by nominal account size (including “notional” funds).

“Compound annual rate of return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For example, the compound rate of return of 21.16% for the year 2005 in Table I was calculated by multiplying 100 by the quantity [[(1-.1002)(1+.0328)(1-.1257)(1-.0746)(1+.0527)(1+.0289)(1+.0648)(1+.0337)(1+.1873)(1-.0305)(1+.0887)(1+.0786)] minus 100]. For periods of less than one year, the results are year-to-date.

Long/Short Commodity App. - 26

MANAGED FUTURES INDEX SERIES APPENDIX

TO PART I OF THE

PROSPECTUS

OF

THE FRONTIER FUND

(A statutory trust formed under the laws of Delaware)

MANAGED FUTURES INDEX SERIES-1 UNITS

MANAGED FUTURES INDEX SERIES-2 UNITS

Commodity Trading Advisor:

Conquest Capital, LLC

This Managed Futures Index Series Appendix (the “Managed Futures Index Series Appendix”)

is dated February 4, 2009.

THE FRONTIER FUND

MANAGED FUTURES INDEX SERIES-1 UNITS

MANAGED FUTURES INDEX SERIES-2 UNITS

This Managed Futures Index Series Appendix to the prospectus, dated February 4, 2009, including all exhibits thereto as the same may be amended and supplemented from time to time, or the Prospectus, of The Frontier Fund, or the Trust, a statutory trust formed under the laws of the state of Delaware relates to the units of beneficial interest in the Trust, or the Units, designated as Managed Futures Index Series Units. Capitalized terms used in this Managed Futures Index Series Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus. This Managed Futures Index Series Appendix must be accompanied by, and read in conjunction with, the Prospectus.

The Managed Futures Index Series Units are being offered in two (2) Classes. The Managed Futures Index Series Units of Class 1 (as described in the Prospectus) are designated as the “Managed Futures Index Series-1 Units,” and the Managed Futures Index Series Units of Class 2 (as described in the Prospectus) are designated as the “Managed Futures Index Series-2 Units.” The Trust is offering both the Managed Futures Index Series-1 Units and the Managed Futures Index Series-2 Units pursuant to the Prospectus and this Managed Futures Index Series Appendix. Prospective purchasers of the Managed Futures Index Series-1 Units and Managed Futures Index Series-2 Units should carefully review the Prospectus and this Managed Futures Index Series Appendix before determining to purchase such Units.

The Managing Owner intends to contribute funds to the Trust in order to have a 1% interest in the aggregate capital, profits and losses of the Managed Futures Index Series and in return will receive Units designated as General Units of such Series.

TRADING ADVISOR

Conquest Capital, LLC, or Conquest, is a limited liability company organized in Delaware, which acts as the Trading Advisor with respect to the assets allocable to the Managed Futures Index Series Units. Such trading is conducted through Frontier Trading Company IX, LLC, a Trading Company managed by Conquest. The percentage of the assets of the Managed Futures Index Series invested in such Trading Company will vary from time to time. The remainder of the Series’ assets are maintained at the Trust level for cash management.

In preparing the description of Conquest and its trading program in this Managed Futures Index Series Appendix, the Managing Owner has relied upon information provided to it by Conquest and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable.

Background of Conquest

Conquest is registered under the CE Act as both a CTA and a CPO and is a member in good standing of the NFA. The business address of Conquest is 540 Madison Avenue, 20th Floor, New York, New York 10022.

Conquest was formed on April 13, 2001. Conquest became registered under the CE Act as a CPO and a CTA on May 9, 2001 and has been a member of the NFA in such capacities since that time. Such registrations and memberships do not imply that the CFTC or the NFA have endorsed Conquest’s qualifications to provide the advisory services described herein.

Managed Futures Index App. - 2

Principals of Conquest

Marc H. Malek

Mr. Malek started his career in August 1992 at Salomon Brothers in New York as a financial analyst in the Financial Strategy Group, remaining there until March 1993. From Salomon, he was hired in March 1993 at KB Currency Advisors, or KB, a hedge fund and financial advisory firm. For the next two years, until March 1995, Mr. Malek traded currency options, worked on developing proprietary trend following trading systems, and dealt with currency overlay customers. Mr. Malek left KB in March 1995 as a Senior Vice President, and in that same month joined the Union Bank of Switzerland in their currency options group. Mr. Malek held various senior level positions within the foreign exchange department at UBS in New York, London, and Tokyo. He was the worldwide head of the Exotic FX Derivatives Group, and at the time he left the bank in January 1999, he held the post of Executive Director in charge of FX Proprietary Trading in Europe. Mr. Malek was between employment from February 1999 to April 1999. From May 1999 to November 2002, Mr. Malek was a principal and associated person of Avalon Asset Management LLC, a CPO and CTA. From March 2000 through May 2001, he held the same status with Enterprise Asset Management LLC, a CPO and CTA affiliated with Avalon. From April 2001 through August 2002, Mr. Malek was registered as a principal and associated person of Camelot LLC. From May 2001 to June 2007, Mr. Malek was registered as an associated person of Condor Capital LLC, a CPO and CTA, and he has been registered as a principal of Condor Capital LLC since May 2001. From February 2003 to June 2007, Mr. Malek was registered as an associated person of CC Asset Management LLC, a CPO and CTA, and he has been registered as a principal of CC Asset Management LLC since February 2003. Mr. Malek co-founded Conquest in March 2001. Mr. Malek has been registered as a principal and associated person at Conquest since May 9, 2001.

Harold Feder

Mr. Feder graduated Summa Cum Laude from Touro College with a Bachelor of Science in Accounting. He worked in public accounting for seven years, most recently as an audit manager at Grant Thornton’s Financial Services Industry Group. While at Grant Thornton from November 2000 to October 2003, Mr. Feder was in charge of auditing various hedge funds, private equity partnerships and broker dealers. He was also an instructor in Grant Thornton’s Continuing Professional Education Center where he gave courses on Audit Planning and on Auditing Broker-Dealers. Mr. Feder also worked as an accountant in the Financial Reporting Department at Tudor Investment Corp. from October 2003 to August 2004. Mr. Feder joined Conquest in August 2004 and served as an Assistant Vice President until June 2007. In July 2007 Mr. Feder became the Chief Financial Officer at Conquest. Mr. Feder is licensed as a CPA in New York State. He is also a member of the American Institute of Certified Public Accountants as well as the NYS Society of Certified Public Accountants where he has served on the Stock Brokerage committee. Mr. Feder has been registered as a principal at Conquest since March 6, 2008.

David Martin Cielusniak

Mr. Cielusniak graduated with a Bachelor of Science in Business Administration from Georgetown University with a concentration in Finance and minor in Economics. He also holds a Juris Doctorate from the Fordham University School of Law. Prior to joining Conquest in August 2007, Mr. Cielusniak was counsel to the Alternative Investment Division at Credit Suisse, the investment bank from December 2005 to August 2007. Mr. Cielusniak provided legal coverage to hedge funds and various alternative products as well as to new product structuring and development. Before Credit Suisse, he was an attorney for the Alternative Investment Management Division at Lehman Brothers, the investment bank from September 2004 to November 2005. Mr. Cielusniak is also a former Corporate/M&A associate for the law firm of Kramer Levin Naftalis & Frankel LLP, where he served from March 2003 to September 2004. Mr. Cielusniak is also a former Corporate/M&A associate for the law firm of Cadwalader, Wickersham & Taft LLP, where he served from September 1999 to March 2003. Mr. Cielusniak has been registered as a principal at Conquest since March 6, 2008.

Conquest Capital Group LLC

Conquest Capital Group LLC is a Delaware limited liability company which owns Conquest and Conquest Capital MM LLC (which serves as managing member of funds managed by Conquest). Conquest Capital Group

Managed Futures Index App. - 3

LLC has been registered as a principal of Conquest since May 9, 2001. Conquest Capital Group LLC was registered as a principal of Condor Capital LLC from May 2001 through September 2007. Conquest Capital Group LLC was registered as a principal of CC Asset Management LLC from February 2003 through January 2005, and from January 2005 through September 2007.

Mr. Malek is primarily responsible for making trading decisions on behalf of Conquest.

Conquest will conduct its trading for the Managed Futures Index Series Units pursuant to the Conquest Managed Futures Select program through a Trading Company.

CONQUEST INVESTMENT STRATEGY

The assets of the Managed Futures Index Series will be invested in the Conquest Managed Futures Select program, a program designed to provide exposure to the “beta” of managed futures as an asset class. The Conquest Managed Futures Benchmark is a managed futures index intended to measure the beta of managed futures.

Managed Futures

The term “Managed Futures” generally refers to an alternative investment style and an asset class that is generally defined by both the markets traded (typically global macro markets: foreign exchange and futures on financial instruments or commodities) and a largely systematic approach.

Access to this asset class is typically achieved via a fund vehicle or a managed account, both of which trade the underlying instruments at the direction of a CTA or CPO. These entities are in turn regulated by the NFA and the CFTC.

Most CTAs’ and CPOs’ strategies are designed to capture the break-out and trending characteristics of global macro markets on a given time frame. The vast bulk (roughly 90%) of Managed Futures funds are long-term trend followers, looking to capture trends that occur over periods in excess of 50 or so days. As a result, they hold positions for several months or even years.

Potential benefits and drawbacks of Managed Futures

Most managed futures managers are fairly opaque in terms of disclosing the intricacies of their investment style due to its quantitative, systematic and therefore replicable approach.

CTAs evidence significant degrees of correlation with each other, primarily because many long-term trend followers attempt to capture the same broad trends in the same markets. This in turn makes diversification difficult to achieve unless one is willing to spread the allocation to the asset class across a great number of managers.

Due to the breakout nature of the underlying strategy and the concordant volatility of returns, CTAs are often regarded as high-risk investments. CTA indices have exhibited a lower annualized standard deviation than the major US equity indices such as the S&P 500 and the Dow Jones Industrial Average for the period 1990-2007 (8-10% vs. 13-14%).

Potential benefits of investing in Managed Futures include: reduced portfolio risk, potential for enhanced portfolio returns, the ability to profit in different economic environments, the ease of global diversification, as well as lower transaction costs, lower market impact costs, and trading in liquid markets.

Relative to most alternative investment styles or asset classes, CTAs evidence very little overall correlation to traditional asset classes. In fact, when equity returns are negative, managed futures programs tend to be

Managed Futures Index App. - 4

negatively correlated with equity indices; when equity returns are positive, they tend to be slightly positively correlated.

Managed Futures offers an increased return-to-risk ratio when considered as an addition to a widely diversified portfolio. From January 1990 to September 2008, the Sharpe ratios of portfolios that include at least a 10% investment in Managed Futures typically exceed those of portfolios including solely traditional stock and bond investments and diversified portfolios of stocks, bonds, and hedge funds.

The Beta of Managed Futures

Due to the limited subset of opportunities (i.e., there are only so many long term trends that exist in any given year) long-term trend followers tend to evidence high positive correlations to each other and provide access to the same, basic trending behavior of markets. This behavior can in turn be considered the “beta” of managed futures.

Not only do long-term trend followers look like each other, they resemble their own CTA indices in return characteristics and correlation profiles. These funds primarily provide basic access to the trending characteristics of Managed Futures as an asset class; put differently, they produce Managed Futures Beta.

Access to the “beta” of an asset class is typically accomplished through investment in an index relating to the asset class. The Conquest Managed Futures Select program is designed to provide this commoditized “Beta” portion of Managed Futures by trading a selection of nth-day time frames that best represent long-term trend followers as a group. The Conquest Managed Futures Select program thus allows clients efficient and robust access to managed futures as an asset class.

Conquest Managed Futures Beta (Conquest Managed Futures Index): A Benchmark

The Conquest Managed Futures Beta benchmark consists of twenty systems trading the world’s most liquid currency, fixed-income, commodity, and equity index markets. In designing the benchmark, particular care was taken to avoid the danger of optimizing. In general, the more complicated a trading system, the more parameters there are in the trading system, the more possible versions of the system there are and therefore, the greater the ability to fine tune the system to produce specific results from a set of market prices and the greater the susceptibility of the system to optimization. As a corollary to this, the fewer parameters there are, the more likely the trading system is positioned to replicate previous results.

The trend following system at the heart of the benchmark is as simple as possible and contains only a single parameter: measurement horizon. The system enters a market long when its price exceeds its highest price over the time frame being examined and short the market when its price is below its lowest price for that period1. To ensure that all relevant time frames were captured, the system utilizes twenty different time frames from 5 days to 200 days. To minimize the overlap between the systems, the time frames were chosen based on a logarithmic function, making the systems more closely-spaced near the shorter end and more widely- spaced near the longer end of the range. This spacing method makes intuitive sense: 5- and 10-day trends look very dissimilar whereas 195- and 200-day trends look nearly identical.

Markets were selected on the basis of liquidity and diversification2. That is, the most liquid markets in the world were selected consistent with having exposure to all asset classes (commodities, equities, fixed income and currencies) and all geographic regions (Asia, Europe and North America). In addition, an effort was made to ensure that the exposure of the benchmark to different asset classes was representative of the exposure of the managed futures space and that the markets traded are representative of those traded by CTAs. Allocations to different sectors were determined by averaging the sector allocations of 26 different long-term trend following managers3. Markets within each sector are equally-weighted, except where liquidity conditions dictate otherwise4. The size of positions in a market is based on the 30-day historical standard deviation of closing prices in that market.

Managed Futures Index App. - 5

CONQUEST MANAGED FUTURES SELECT (MFS)

The Conquest Managed Futures Select program implements and trades the nth day benchmark models:

•	Diversified across time frames: utilizing 20 different “nth day” models, ranging from 5 to 200 days

•	Diversified across geographic regions: trades European, North American and Asian blocks

•	Diversified across asset classes and markets: trades 55 markets across six sectors, covering foreign exchange, fixed income, equities, energies, metals and agricultural commodities.

By implementing and trading a large number of these single variable (nth day breakout) benchmarks and broadly diversifying across time frame and sector, the Conquest Managed Futures Select program will attempt to replicate the exposure and beta returns of managed futures as an asset class.

[1]

More formally: Where N equals the number of days, go long if the price exceeds the highest price occurring over the past N days and go short if the price goes below the lowest price occurring over the past N days.

[2]	55 markets are included.
[3]

This allocation may change in the future based on changes in sector allocation of long-term trend following managers. However, the current allocation was used to generate prior returns of the Conquest Managed Futures Beta benchmark.

[4]	For the less liquid markets only the ten systems with the largest values of N were traded. In other words, for these markets only the longer term systems were traded.

Description of Trading Program

Conquest may invest long or short, on margin or otherwise, in a wide range of listed and unlisted domestic and international futures, forward contracts, and currencies. The foregoing should not be construed to limit in any way the instruments or markets in which Conquest may invest. Conquest seeks to trade in markets that are usually traded by CTAs, while taking liquidity into account. However, there can be no guarantee that the markets traded by Conquest include all of those typically traded by CTAs and do not include any that are not typically traded by CTAs.

The program uses multiple trend-following systems, each of which buys and sells based on whether the price for the relevant instrument is above the highest or below the lowest price of such instrument in a specified number of days. The program will always have a position in each market which it trades. In certain less liquid markets, only a portion of the systems are used. The program may in the future use other or different systems, which might result in changes to the information in this paragraph. Trades will only be entered as a result of a signal if trading on the signal would change a position from long to short or vice versa. Position volatility, at the time a trade is entered, is normalized across markets such that, subject to rounding as a result of contract sizes, an equal dollar amount of risk is taken by each system which trades the market in each trade as determined by the market’s underlying volatility. However, position size is not adjusted for changes in volatility until a new trade is entered.

Managed Futures Index App. - 6

Markets Traded

The table below sets forth the allocation to various markets anticipated to be traded.

Stock Indices	Interest Rates	Currencies	Energy	Metals	Agriculturals	Total
15%	31%	27%	12%	7%	8%	100%

Managed Futures Index App. - 7

MANAGEMENT AND INCENTIVE FEES

Management Fees

The Managed Futures Index Series Units will pay to the Managing Owner a monthly management fee equal to  1/12th of 2.0% of the Managed Futures Index Series’ Net Asset Value (approximately 2.0% annually). The Managing Owner may pay all or a portion of such management fees to Conquest.

Incentive Fees

The Managed Futures Index Series Units will not pay to the Managing Owner an incentive fee.

Managed Futures Index App. - 8

MANAGED FUTURES INDEX SERIES CLASS 1 AND CLASS 2 UNITS

PROJECTED TWELVE MONTH BREAK EVEN ANALYSIS

The table below shows the estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the Managed Futures Index Series-1 Units and Managed Futures Index Series-2 Units during the first twelve months. The total estimated cost and expense load of Managed Futures Index Series-1 Units and Managed Futures Index Series-2 Units is expressed as a percentage of $1,000, the minimum investment amount generally required by the Trust. Although the Managing Owner has used actual numbers and good faith estimates in preparing this table, the actual expenses associated with an investment in the Managed Futures Index Series Units may differ.

	Managed Futures Index Series-1		Managed Futures Index Series-2
	Amount–$	Amount–%	Amount–$	Amount–%
Initial Selling Price(1)	$1,000	100%	$1,000	100%
Syndication and Selling Expenses(2)	$0	0%	$0	0%
Trust Operating Expenses(3)	$0	0%	$0	0%
Management Fee(4)	$20.00	2.00%	$20.00	2.00%
Service Fee(5)	$20.00	2.00%	$0	0.00%
Brokerage Commissions and Investment and Trading Fees and Expenses(6)	$8.00	0.80%	$8.00	0.80%
Less Interest Income(7)	($22.20)	(2.22%)	($22.20)	(2.22%)
Amount of Trading Income Required for the Trust’s Net Asset Value per Unit (Redemption Value) at the End of One Year to Equal the Selling Price per Unit	$25.80	2.58%	$5.80	0.58%

Notes

(1)	The initial selling price per Unit is $100. The amount reflected in the table represents the amount of minimum investment in the Trust (other than for Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations) because the total costs and expenses as set forth in the break-even analysis are the costs and expenses associated with a minimum investment of $1,000.

(2)	Expenses incurred in connection with the organization of the Trust and the offering of Units during the Initial Offering Period were paid by the Managing Owner without reimbursement.

(3)	The Managing Owner pays for all accounting, auditing, legal and routine operational and administrative expenses without reimbursement.

(4)	The Managing Owner will receive a monthly management fee of approximately 0.167% (2.00% annually) of the Managed Futures Index Series’ Net Asset Value, which it will use to pay all management fees payable to the Trading Advisor.

(5)

With respect to Class 1 of the Managed Futures Index Series of Units, as compensation, the Selling Agents will receive an initial service fee at an annual rate of up to 2.0% of the subscription amount of each subscription for Units of Class 1 of the Managed Futures Index Series sold by them. The initial service fee will be prepaid by the Managing Owner. If you redeem all or a portion of your Units of Class 1 of the Managed Futures Index Series during the first twelve (12) months following the effective date of their purchase, you will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are redeemed. The amount of the redemption fee associated with each Series at any moment equals the amount

Managed Futures Index App. - 9

of unamortized initial service fee prepaid by the Managing Owner for such Series, and as such the aggregate amount of the redemption fee and the initial service fee cannot exceed 2.0%. Therefore the break-even analysis does not include a separate entry for the redemption fee.

(6)	The Trust, with respect to the Managed Futures Index Series will pay the Clearing Brokers and the Managing Owner approximately 0.80% of the Managed Futures Index Series’ Net Asset Value annually, which will include brokerage commissions, plus applicable exchange fees, NFA fees, give up fees, and other investment and trading fees and expenses charged in connection with the Managed Futures Index Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 2 Units of the Managed Futures Index Series.

(7)	Interest income for the Managed Futures Index Series-1 Units and the Managed Futures Index Series-2 Units (after payment to the Managing Owner as hereinafter described) is currently estimated at 2.22%. Twenty percent (20%) of interest income earned per annum by the Trust on the Managed Futures Index Series will be paid to the Managing Owner. The remaining eighty percent (80%) of interest income earned per annum by the Trust on the Managed Futures Index Series will be retained by the Trust.

Managed Futures Index App. - 10

PAST PERFORMANCE OF MANAGED FUTURES INDEX SERIES CLASS 1

The Capsule Performance Table which follows sets forth the actual past performance of the Managed Futures Index Series Class 1 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006
January	5.61%	-0.07%
February	8.71%	-3.70%
March	-3.77%	-3.28%
April	-4.11%	1.56%	2.48%
May	0.17%	1.61%	1.51%
June	3.16%	4.79%	-4.47%
July	-7.22%	0.83%	-3.29%
August	3.12%	-5.82%	1.99%
September	-2.46%	4.73%	-2.96%
October	16.07%	2.12%	-0.83%
November	8.46%	2.52%	1.66%
December		-0.80%	1.01%
Year	28.61%	3.98%	-3.15%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Managed Futures Index Series Class 1
Inception of Trading of Managed Futures Index Series Class 1:	April 25, 2006
Aggregate Gross Capital Subscriptions for Managed Futures Index Series Class 1 as of November 30, 2008:	$2,450,372.87
Net Asset Value of Managed Futures Index Series Class 1 as of November 30, 2008:	$2,188,591.86
Worst Monthly Percentage Draw-down:	-7.22% (July 2008)
Worst peak-to-valley Draw-down:	-13.33% (May 2006 through March 2007)

The Managed Futures Index Series Class 1 performance table sets forth the actual performance of the Managed Futures Index Series Class 1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Managed Futures Index Series Class 1 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.80%

•	Management fees: 2.0%

•	Initial service fees and on-going service fees: 2.0%

Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Managed Futures Index App. - 11

PAST PERFORMANCE OF MANAGED FUTURES INDEX SERIES CLASS 2

The Capsule Performance Table which follows sets forth the actual past performance of the Managed Futures Index Series Class 2 during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2008	2007	2006
January	5.79%	0.12%
February	8.89%	-3.55%
March	-3.60%	-3.12%
April	-3.95%	1.73%	2.63%
May	0.34%	1.79%	1.69%
June	3.33%	4.95%	-4.32%
July	-7.04%	1.01%	-3.13%
August	3.25%	-5.66%	2.16%
September	-2.36%	4.89%	-2.81%
October	16.36%	2.31%	-0.66%
November	8.35%	2.69%	1.83%
December		-0.63%	1.17%
Year	30.64%	6.09%	-1.69%

Name of pool:	The Frontier Fund
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of Series and Class:	Managed Futures Index Series Class 2
Inception of Trading of Managed Futures Index Series Class 2:	April 25, 2006
Aggregate Gross Capital Subscriptions for Managed Futures Index Series Class 2 as of November 30, 2008:	$1,140,580.00
Net Asset Value of Managed Futures Index Series Class 2 as of November 30, 2008:	$2,188,591.86
Worst Monthly Percentage Draw-down:	-7.04% (July 2008)
Worst peak-to-valley Draw-down:	-11.88% (May 2006 through March 2007)

The Managed Futures Index Series Class 2 performance table sets forth the actual performance of the Managed Futures Index Series Class 2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees and interest income of the Managed Futures Index Series Class 2 of The Frontier Fund. These items, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value are:

•	Brokerage commissions and investment and trading fees and expenses: 0.80%

•	Management fees: 2.0%

Twenty percent (20%) of any interest income, based upon applying the 90-day Treasury Bill rate for each month to the adjusted beginning of month net asset value, is credited in the above table.

*	Draw-down means losses experienced by the applicable Class of the applicable Series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable Class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Managed Futures Index App. - 12

PAST PERFORMANCE OF CONQUEST CAPITAL

The Capsule Performance Table which follows sets forth the actual past performance of all client accounts directed by Conquest Capital utilizing the Managed Futures Select program during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Conquest Managed Futures Select Program

Month	2008	2007	2006	2005	2004
January	4.86%	0.32%	2.20%	-4.88%
February	7.31%	-3.65%	-3.16%	2.88%
March	-2.07%	-2.51%	2.76%	-0.86%
April	-2.71%	2.73%	10.36%	-2.06%
May	3.62%	2.55%	0.74%	0.59%
June	4.75%	3.52%	-4.08%	1.93%	-4.10%
July	-9.28%	-0.05%	-1.48%	-2.17%	-0.93%
August	3.08%	-3.83%	1.12%	3.18%	-1.66%
September	-0.55%	4.92%	-2.08%	-0.18%	3.01%
October	24.86%	3.85%	1.25%	-2.85%	1.86%
November	8.36%	0.52%	2.17%	3.38%	5.80%
December		-0.30%	1.36%	-0.75%	-0.58%
Year	46.42%	7.88%	10.93%	-2.15%	3.12%

Name of Trading Advisor:	Conquest Capital LLC
Name of Program:	Managed Futures Select Program
Inception of Client Account Trading by Trading Advisor:	June 2001
Inception of Client Account Trading in Program:	June 2004
Number of Open Accounts:	5
Aggregate Assets Overall:	$471,000,000
Aggregate Assets in Program:	$159,000,000
Worst Monthly Draw-down:	-9.28% (July 2008)
Worst Peak-to-valley Draw-down:	-9.28% (July 2008 to July 2008)
Number of Profitable Closed Accounts:	0
Number of Unprofitable Closed Accounts:	1

*	Draw-down means losses experienced by the account over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Managed Futures Index App. - 13

THE FRONTIER FUND

STATEMENT OF ADDITIONAL INFORMATION

This statement of additional information (the “Statement of Additional Information”) is not a prospectus and should be read in conjunction with the prospectus dated February 4, 2009 (the “Prospectus”), of The Frontier Fund (the “Trust”). This Statement of Additional Information is incorporated by reference into the Prospectus. A copy of the Prospectus may be obtained free of charge by contacting Equinox Fund Management, LLC, the Trust’s managing owner (the “Managing Owner”). The Managing Owner is located at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264. The Managing Owner’s telephone number is (303) 837-0600, and its facsimile number is (303) 832-9354. Capitalized terms used in this Statement of Additional Information and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Prospectus or the appendices attached thereto.

The date of this Statement of Additional Information is February 4, 2009.

THE FRONTIER FUND

STATEMENT OF ADDITIONAL INFORMATION

THE NON-MAJOR COMMODITY TRADING ADVISORS	SAI - 1
THE NON-MAJOR REFERENCE PROGRAMS	SAI - 7
THE FUTURES MARKETS	SAI - 10
GLOSSARY OF TERMS	SAI - 14
BENEFITS TO INVESTING IN THE TRUST	SAI - 18
VALUE-ADDED MONTHLY INDICES	SAI - 19
SUMMARY PERFORMANCE COMPARISONS	SAI - 39
MANAGED FUTURES INDUSTRY INFORMATION	SAI - 76
DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION	SAI - 90

THE NON-MAJOR COMMODITY TRADING ADVISORS

Balanced Series Non-Major Commodity Trading Advisors

Cantab Capital Partners LLP, a UK limited liability partnership (“Cantab”), Conquest Capital, LLC, a Delaware limited liability company (“Conquest”), CTS Capital Management, LLC, a Colorado limited liability company (“CTS”), Dighton Capital USA, an Illinois limited liability company (“Dighton”), Doherty Advisors, LLC, a Delaware limited liability company (“Doherty”), Emil Van Essen, a sole proprietor, Forecast Trading Group, LLC, a New Jersey limited liability company (“Forecast”), Optimal Models and Decisions, Inc., an Ontario corporation (“Optimal”), Quantam S.A., a French corporation (“Quantam”), and Zenith Resources, Inc., a Texas corporation (“Zenith”), are each considered a non-major commodity trading advisor because they each will manage less than 10% of assets allocable to the Balanced Series Units through a Trading Company.

In preparing the description of the Balanced Series’ non-major commodity trading advisors and their trading programs in this Statement of Additional Information, the Managing Owner has relied upon information provided to it by each non-major commodity trading advisor and may also have relied upon information available on the NFA’s website and other publicly-available sources believed to be reliable.

Cantab Capital Partners LLP

Cantab Capital Partners LLP, a UK limited liability partnership, was established in January 2006. In June 2008, Cantab was registered under the CE Act as a CTA and has also been a member of NFA since that date. Cantab’s place of business is located at Daedalus House, Station Road, Cambridge, CB1 2RE, United Kingdom.

The principals of Cantab are Dr. Ewan Kirk, Erich Schlaikjer, and Chris Pugh.

Cantab will manage less than 10% of the assets allocable to the Balanced Series. Cantab will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to Cantab’s CCP Quantitative Fund Archimedes Program. The annual rates of return with respect to the CCP Quantitative Fund Archimedes Program since inception are 38.23% in 2008 (eleven months) and 14.07% in 2007 (ten months). The Worst Monthly Percentage Draw-Down of the CCP Quantitative Fund Archimedes Program is –7.43% in August 2007. The Worst Peak-to-Valley Draw-Down of the CCP Quantitative Fund Archimedes Program is –8.9% from May 2007 to September 2007. The amount of leverage employed by Cantab is approximately 15% (average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Chesapeake Capital Corporation

Chesapeake was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering advisory and investment portfolio management services to both retail and institutional investors in trading futures interest contracts. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to “Chesapeake” refer to the Virginia corporation prior to August 19, 1991, and the Illinois corporation on and after August 19, 1991. Chesapeake has been registered as a CTA and as a CPO under the CE Act since June 20, 1988, and May 8, 1991, respectively, and has also been a member of the NFA since June 20, 1988. Neither Chesapeake’s registration under the CE Act nor its membership in the NFA should be taken as an indication that any such agency or regulatory body has recommended or approved Chesapeake. Chesapeake’s principal place of business is located at Federal Reserve Building Richmond, 701 E. Byrd Street, 17th floor, Richmond, Virginia 23219. All business records will be kept at Chesapeake’s principal place of business.

The Principals of Chesapeake are Chesapeake Holding Company, R. Jerry Parker, Jr., John M. Hoade, Robert S. Parker, Jr., Brian E. Broadway, Richard S. Rusin, Michael L. Ivie and Anilchandra G. Ladde.

SAI-1

Chesapeake will conduct its trading for its allocation from the Balanced Series Units through a Trading Company pursuant to Chesapeake’s Diversified 2XL Program. The annual rates of return with respect to the Diversified 2XL Program for the past five years and year-to-date are: 15.97% in 2008 (eleven months), –29.11% in 2007, 17.10% in 2006, –3.75% in 2005, 4.33% in 2004, and 44.36% in 2003. The Worst Monthly Percentage Draw-Down of the Diversified 2XL Program is –41.58% in August 2007. The Worst Peak-to-Valley Draw-Down of the Diversified 2XL Program is –51.35% from July 2007 to August 2007. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Conquest Capital Management, LLC

For information regarding Conquest, including Conquest’s investment program and past performance, please see the Managed Futures Index Series Appendix which accompanies this Prospectus.

CTS Capital Management, LLC

CTS was formed in 2005. CTS’s main business office is located at 5445 DTC Parkway, Penthouse 4, Greenwood Village, CO 80111. CTS was formed in September 2005 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading futures and options on futures contracts. CTS became registered as a CTA with the CFTC on September 29, 2005, and became a member of the NFA on October 4, 2005. Such registration and membership do not imply that the CFTC or the NFA have endorsed CTS’s qualifications to provide the advisory services described herein.

CTS’s principals are Brian Bell, Michael S. Moses, Custom Trading Solutions, Inc., and MSM Advisory, Inc. Mr. Bell and Mr. Moses are responsible for making trading decisions on behalf of CTS. Mr. Bell is a principal of The Bornhoft Group, which is a principal of the Managing Owner. See “Actual and Potential Conflicts of Interest” in the Prospectus.

CTS will manage less than 10% of the assets allocable to the Balanced Series. CTS is considered an “Emerging Manager” to the Balanced Series. CTS will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to CTS’s Diversified II Program. The annual rates of return with respect to the Diversified II Program since inception are: 25.10% in 2008 (eleven months),–1.05% in 2007, and -1.12% in 2006 (ten months). The Worst Monthly Percentage Draw-Down of the Diversified II Program is -9.53% in July 2008. The Worst Peak-to-Valley Draw-Down of the Diversified II Program is–19.53% from June 2006 to August 2007. The amount of leverage employed by CTS is 10-15% (average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Dighton Capital USA

Dighton is an Illinois limited liability company established in November 2005. In December 2005, Dighton was registered with the CFTC as a CTA and CPO and has also been a member of the NFA as of the same date. Dighton’s place of business is located at 802 Dickson St., Marina Del Rey, CA 90292.

The principals of Dighton are Alex Moiseyev and Jakob Schneider.

Dighton will manage less than 10% of the assets allocable to the Balanced Series. Dighton will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to Dighton’s Swiss Futures Trading (SFT) Program. The annual rates of return with respect to the SFT Program for the past five years and year-to-date are: 46.98% in 2008 (eleven months), 32.89% in 2007, 42.55% in 2006, 43.80% in 2005, 95.44% in 2004, and 43.77 in 2003 (6 months). The Worst Monthly Percentage Draw-Down of the SFT 2X Program is –33.56% in April 2007. The Worst Peak-to-Valley Draw-Down of the SFT 2X Program is –36.91% from February 2007 to April 2007. The amount of leverage employed by Dighton is approximately 20% (average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-2

Doherty Advisors, LLC

Doherty is a Delaware Limited Liability Company established in May 2003. In July 2004, Doherty was registered with the CFTC as a CTA and CPO and became a member of the NFA. Doherty’s place of business is located at 400 Madison Avenue, Suite 6A, New York, New York 10017.

Robert William Doherty is the sole principal of Doherty.

Doherty will manage less than 10% of the assets allocable to the Balanced Series. Doherty will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to Doherty’s Discretionary Relative Value Program. The annual rates of return with respect to the Discretionary Relative Value Program for the past five years and year-to-date are: –3.72% in 2008 (eleven months, estimated), 8.87% in 2007, 5.84% in 2006, 7.51% in 2005, 19.55% in 2004, and 14.23% in 2003 (seven months). The Worst Monthly Percentage Draw-Down of the Discretionary Relative Value Program is –8% in October 2008. The Worst Peak-to-Valley Draw-Down of the Discretionary Relative Value Program is –11.02% from August 2008 to October 2008. The amount of leverage employed by Doherty is 1.5:1% (November 2008, average margin/equity is 13.5%). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Emil Van Essen LLC

For information regarding Emil Van Essen LLC, please see “Long/Short Commodity Series Non-Major Commodity Trading Advisors,” below.

Forecast Trading Group, LLC

For information regarding Forecast, please see “Long/Short Commodity Series Non-Major Commodity Trading Advisors,” below.

Optimal Models and Decisions Inc.

Optimal is an Ontario corporation organized on March 28th, 1984. Optimal first registered with the CFTC as a CTA and became a member of the NFA on March 15, 1996. Optimal withdrew from NFA membership on June 4, 2004. Optimal reapplied for registration with the NFA and CFTC and was granted CTA status on April 20, 2007. It has been registered continuously as a Commodity Trading Manager with the Ontario Securities Commission, or OSC, since May 9, 1997. The principal office of Optimal is located at 175 Bloor Street East, Suite 807, South Tower, Toronto, Ontario, Canada, M4W-3R8.

Optimal’s sole principal is Max Reydman. Mr. Reydman is responsible for making trading decisions on behalf of Optimal.

Optimal will manage less than 10% of the assets allocable to the Balanced Series. Optimal is considered an “Emerging Manager” to the Balanced Series. Optimal will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to Optimal’s Active Beta Program. The annual rates of return with respect to the Active Beta Program since inception are: 8.95% in 2008 (eleven months) and 17.11% in 2007. The Worst Monthly Percentage Draw-Down of the Active Beta Program is –5.70% in July 2007. The Worst Peak-to-Valley Draw-Down of the Active Beta Program is –5.70% from July 2007 to August 2007. The amount of leverage employed by Optimal is 10% (average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quantam S.A.

Quantam was incorporated under the laws of France in June 2004. On November 21, 2006, Quantam became registered as a CTA with the CFTC and also a member of the NFA. Quantam has its principal place of business at 54, avenue Hoche, 75008 Paris, France with headquarters at 14, avenue Hoche, 75008 Paris, France.

SAI-3

Maxime Dupont and Frédéric Tournant are the principals of Quantam.

Quantam will manage less than 10% of the assets allocable to the Balanced Series. Quantam will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to Quantam’s Global Statistical Arbitrage Program. The annual rates of return with respect to the Global Statistical Arbitrage Program for the past five years and year-to-date are: 2.26% in 2008 (eleven months), 6.72% in 2007, 9.62% in 2006, 5.97% in 2005, and -0.43% in 2004 (five months). The Worst Monthly Percentage Draw-Down of the Global Statistical Arbitrage Program is –2.84% in July 2005. The Worst Peak-to-Valley Draw-Down of the Global Statistical Arbitrage Program is –2.84% from June 2005 to July 2005. The amount of leverage employed by Quantam is below 3% (average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Zenith Resources, Inc.

Zenith was incorporated under the laws of Texas in November 1986 and is currently offering commodity brokerage and portfolio management services to individual and institutional investors in trading options, futures and forward contracts. On July 14, 2003 Zenith became registered as a CTA with the CFTC and is also a member of the NFA in both capacities. Zenith has its principal place of business at 128 S. Main Street, Godley, Texas 76044.

Ed Padon is the sole principal of Zenith Resources.

Zenith will manage less than 10% of the assets allocable to the Balanced Series. Zenith will conduct its trading for its allocation from the Balanced Series through a Trading Company pursuant to Zenith’s Index Options Program. The annual rates of return with respect to the Index Options Program for the past five years and year-to-date are: –4.89% in 2008 (eleven months), 10.47% in 2007, 12.78% in 2006, 14.36% in 2005, 17.64% in 2004, and 23.13% in 2003. The Worst Monthly Percentage Draw-Down of the Index Options Program is –10.28% in October 2008. The Worst Peak-to-Valley Draw-Down of the Index Options Program is –10.28% from October 2008 to present. The amount of leverage employed by Zenith is 60% (average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Long/Short Commodity Series Non-Major Commodity Trading Advisors

Emil Van Essen LLC, an Illinois limited liability company (“Van Essen”), Forecast Trading Group, LLC, a New Jersey limited liability company (“Forecast”), Landmark Trading Company, a Colorado corporation (“Landmark”), Mississippi River Investments, Inc., a Tennessee corporation (“Mississippi River”), Quality Capital Management Ltd., a company incorporated under the laws of England and Wales (“Quality Capital”), and Skyline Management, Inc. d.b.a. Strategic Ag Trading, a Wyoming corporation (“Strategic Ag”), are each considered a non-major CTA because they each will manage less than 10% of assets allocable to the Long/Short Commodity Series Units through a Trading Company.

In preparing the description of the Long/Short Commodity Series’ non-major commodity trading advisors and their trading programs in this Statement of Additional Information, the Managing Owner has relied upon information provided to it by each non-major commodity trading advisor and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable.

Emil Van Essen LLC

Emil Van Essen LLC, an Illinois limited liability company, was registered with the CFTC as a CTA on October 15, 2008, and is a member of NFA. Van Essen has its principal place of business at 20 W. Kinzie, Suite 1210, Chicago, IL, 60654.

SAI-4

Emil Van Essen is the sole principal of Van Essen, and is responsible for all of Van Essen’s trading decisions. Previously, Emil Van Essen was registered with the CFTC as a sole proprietor CTA and has been registered as a CTA since October 17, 1997.

Van Essen will manage less than 10% of the assets allocable to each of the Balanced Series and the Long/Short Commodity Series. It will conduct its trading for its allocation from the Balanced Series and the Long/Short Commodity Series through a Trading Company pursuant to its Spread Trading Program. Van Essen’s Spread Trading Program began trading on December 29, 2006. The annual rates of return with respect to the Spread Trading Program since inception are 77.83% in 2008 (eleven months) and 32.31% in 2007. The Worst Monthly Percentage Draw-Down of the Spread Trading Program is –25.47% in September 2007. The Worst Peak-to-Valley Draw-Down of the Spread Trading Program is –35.50% from May 2007 to October 2007. The amount of leverage employed by Van Essen is 10% (approximate average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Forecast Trading Group, LLC

Forecast was established under the laws of the State of New Jersey in June 2001. Forecast is registered as a CTA with the CFTC in November 2001, is registered as a CPO with the CFTC in July 2004, and is a member of the NFA in such capacity effective November 2001. Such registration and membership do not imply that the CFTC or the NFA have endorsed Forecast’s qualifications to provide the advisory services described herein. Forecast’s principal office, and the site where its books and records are maintained, is located at 926 Haverstraw Road, Suffern, NY 10901.

James R. Brunn is the sole principal and Managing Director of Forecast. Mr. Brunn is responsible for all of Forecast’s trading decisions. Forecast trades only listed futures and options contracts of commodities where weather is an important determinant of price. Trading is entirely fundamental and discretionary according to perceived opportunity but, typically, 50% of trades have been placed in Agriculturals, 45 % in Energies and 5% in Softs.

Forecast will manage less than 10% of the assets allocable to each of the Balanced Series and the Long/Short Commodity Series. Forecast will conduct the trading for its allocation from each of the Balanced Series and the Long/Short Commodity Series through a Trading Company pursuant to Forecast’s Forecast Portfolio Program. The annual rates of return with respect to the Forecast Portfolio Program for the past five years and year-to-date are 3.90% in 2008 (eleven months), –3.73 % in 2007, 10.17 % in 2006, 8.66% in 2005, 18.90% in 2004, and 8.45% in 2003. The Worst Monthly Percentage Draw-Down of the Forecast Portfolio Program is –10.11 % in March 2007. The Worst Peak-to-Valley Draw-Down of the Forecast Portfolio Program is –20.97 % from January 2007 to August 2007. The amount of leverage employed by Forecast is 5%-10% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Landmark Trading Company

Landmark, a Colorado corporation, became active in the managed futures industry in 1998. Landmark has been registered under the CE Act as an introducing broker since October 1998 and as a CTA since September 2005. Landmark has been a member of the NFA since September 1998. Such registrations and memberships do not imply that the CFTC or the NFA have endorsed Landmarks’ qualifications to provide the advisory services described herein. The main office of Landmark is located at 12698 E. Vassar Drive, Aurora, Colorado 80014.

Art Van Dyck is the sole principal, President and sole officer of Landmark.

Landmark will manage less than 10% of the assets allocable to the Long/Short Commodity Series. Landmark will conduct the trading for its allocation from the Long/Short Commodity Series through a Trading Company pursuant to Landmark’s Landmark Trading Program. The annual rates of return with respect to the

SAI-5

Landmark Program for the past five years and year-to-date are 13.36% in 2008 (eleven months), 29.99% in 2007, 18.59% in 2006,–1.38% in 2005, 208.16% in 2004, and 157.76% in 2003. The Worst Monthly Percentage Draw-Down of the Landmark Program is 18.50% in August, 2004. The Worst Peak-to-Valley Draw-Down of the Landmark Program is–30.08% from Feb 2005 through July 2005. The amount of leverage employed by Landmark is 15%-30% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quality Capital Management Ltd.

Quality Capital Management Ltd. is a company incorporated under the laws of England and Wales whose principal office is located at QCM House, Horizon Business Village, 1 Brooklands Road, Weybridge, Surrey, UK, KT13 0TJ. Quality Capital has been registered under the CE Act as a CTA since April 1996 and has been a member of the NFA in such capacity since April 1996. Such registration and membership do not imply that the CFTC or the NFA have endorsed Quality Capital’s qualifications to provide the advisory services described herein.

Aref Karim is the sole principal of Quality Capital, and is responsible for all of Quality Capital’s trading decisions.

Quality Capital will manage less than 10% of the assets allocable to the Long/Short Commodity Series. Quality Capital will conduct the trading for its allocation from the Long/Short Commodity Series through a Trading Company pursuant to its Enhanced Commodity Beta Program. The annual rates of return with respect to the Enhanced Commodity Beta Program since inception are -21.84% in 2008 (eleven months), 31.56% in 2007, 49.90% in 2006, and 33.30% in 2005 (nine months). The Worst Monthly Percentage Draw-Down of the Enhanced Commodity Beta Program is -24.07% in July 2008. The Worst Peak-to-Valley Draw-Down of the Enhanced Commodity Beta Program is -51.87% from June 2008 to November 2008. The amount of leverage employed by Quality Capital is 7.9% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Skyline Management, Inc. d.b.a. Strategic Ag Trading

Strategic Ag is a Wyoming corporation whose principal office is located at 39150 Road J, Mancos, Colorado 81328. Strategic Ag maintains one branch office; 175 W. Jackson Blvd. #1520A, Chicago, IL 60604. Strategic Ag has been registered under the CE Act as a CTA since February 1999 and has been a member of the NFA in such capacity since February 1999. Such registration and membership do not imply that the CFTC or the NFA have endorsed Strategic Ag’s qualifications to provide the advisory services described herein.

Robert Wiedeman, Karen Sullivan, Charles Wickens and Jack Frymire are the principals of Strategic Ag.

Strategic Ag will manage less than 10% of the assets allocable to the Long/Short Commodity Series. Strategic Ag will conduct the trading for its allocation from the Long/Short Commodity Series through a Trading Company pursuant to Strategic Ag’s Grains Program. The annual rates of return with respect to the Grains Program for the past five years and year-to-date are 15.74% in 2008 (eleven months), 18.76% in 2007, 7.02% in 2006, 12.99% in 2005, 36.08% in 2004, and 4.60% in 2003. The Worst Monthly Percentage Draw-Down of the Grains Program is–12.29% in November 2003. The Worst Peak-to-Valley Draw-Down of the Grains Program is–20.27% from October 2003 through January 2004. The amount of leverage employed by Strategic Ag is 7% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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THE NON-MAJOR REFERENCE PROGRAMS

Balanced Series Non-Major Reference Programs

The Balanced Series may also commit between approximately 10% and 30% of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts and instruments linked to certain underlying investments, at the direction of the Managing Owner. As of the date of this Prospectus, such Non-Major Swaps and other derivative contracts and instruments include a Swap that references a fund managed pursuant to the Global Futures Portfolio program managed by Altis Partners (Jersey) Ltd., or Altis, a Jersey limited liability company, a Swap that references a fund managed pursuant to the Dynamic Trading program managed by Amplitude Capital LLP, or Amplitude, a limited liability partnership organized under the laws of England and Wales, a Swap that references a fund managed pursuant to the Discus Managed Futures Program managed by Capital Fund Management, S.A., or CFM, a French corporation, and a Swap that references a fund managed pursuant to the Financial USD program managed by IKOS CIF Limited, or IKOS, a company with limited liability organized under the laws of Cyprus. The relevant Trading Company in which assets of the Balanced Series are invested will not own any of the investments or indices referenced by any Swap entered into by the Balanced Series, and therefore Altis, Amplitude, CFM and IKOS will not be Trading Advisors to the Balanced Series. In addition, Swap counterparties to such Trading Company are not Trading Advisors to the Balanced Series.

Altis, Amplitude, CFM, IKOS and the Swap counterparties are not required to be registered under the CE Act as CTAs or to be members of the NFA solely as a result of being referenced by the Swaps.

In preparing the descriptions of Altis, Amplitude, CFM and IKOS in this Statement of Additional Information, the Managing Owner has relied upon information provided to it. The information received relating to Altis, Amplitude, CFM and IKOS may not be identical to the information provided by the registered CTAs acting as Trading Advisors to the Balanced Series of the Trust. Furthermore, the CFTC has not verified or approved the information relating to Altis, Amplitude, CFM or IKOS.

Altis Partners (Jersey) Ltd.

Altis’ main business office is located at Charles House, Charles Street, St. Helier, JE2 4SF, United Kingdom. Altis became registered as a CTA and CPO under the CE Act on September 21, 2005, and became a member of the NFA on the same date. Such registration and membership do not imply that the CFTC or the NFA have endorsed Altis’ qualifications to provide commodity trading advisory services.

The Balanced Series has committed less than 10% of its assets to a Swap that references Altis’ Global Futures Portfolio Program. The annual rates of return with respect to the Global Futures Program for the past five years and year-to-date are: 43.03% in 2008 (eleven months), 19.85% in 2007, 28.90% in 2006, 28.02% in 2005,–1.38% in 2004, and 25.52% in 2003. The Worst Monthly Percentage Draw-Down of the Global Futures Portfolio Program is –17.45% in July 2008. The Worst Peak-to-Valley Draw-Down of the Global Futures Portfolio Program is –24.68% from February 2004 to April 2005. The amount of leverage employed by Altis is 25% (average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Amplitude Capital LLP

Amplitude’s main business office is located at 6-8 Tokenhouse Yard, London, EC2R 7AS, United Kingdom. Amplitude is not registered under the CE Act in any capacity.

The Balanced Series has committed less than 10% of its assets to a Swap that references Amplitude’s Dynamic Trading Program. The annual rates of return with respect to the Dynamic Trading Program since inception are: 29.32% in 2008 (eleven months), 46.79% in 2007, 6.43% in 2006, and 11.87% in 2005 (seven

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months). The Worst Monthly Percentage Draw-Down of the Dynamic Trading Program is–7.10% in August 2006. The Worst Peak-to-Valley Draw-Down of the Dynamic Trading Program is–10.28% from April 2006 to August 2006. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Capital Fund Management, S.A.

CFM’s main business office is located at 6, blvd Haussmann, 75009 Paris, France. CFM became registered as a CTA under the CE Act and a member of NFA on May 5, 1992. Such registration and membership do not imply that the CFTC or the NFA have endorsed CFM qualifications to provide commodity trading advisory services.

The Balanced Series has committed less than 10% of its assets to a Swap that references CFM’s Discus Managed Futures Program. The annual rates of return with respect to the Discus Managed Futures Program for the past five years and year-to-date are: 12.85% in 2008 (eleven months), 21.92% in 2007, 10.10% in 2006, 32.52% in 2005, 0.05% in 2004, and 14.14% in 2003. The Worst Monthly Percentage Draw-Down of the Discus Managed Futures Program is–4.54% in October 2008. The Worst Peak-to-Valley Draw-Down of the Discus Managed Futures Program is–15.02% from June 2003 to July 2004. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

IKOS CIF Limited

IKOS’s main business office is located at 1 Iacovou Tombazi Street, Limassol, 3107, Cyprus. IKOS became registered as a CTA under the CE Act and a member of NFA on May 25, 2006. Such registration and membership do not imply that the CFTC or the NFA have endorsed IKOS’s qualifications to provide commodity trading advisory services.

The Balanced Series has committed less than 10% of its assets to a Swap that references IKOS’s Financial Program. The annual rates of return with respect to the Financial Program for the past five years and year-to-date are:–1.92% in 2008 (eleven months), 2.16% in 2007, 6.28% in 2006, 19.32% in 2005, 1.56% in 2004, and 18.31% in 2003. The Worst Monthly Percentage Draw-Down of the Financial Program is–5.67% in July 2007. The Worst Peak-to-Valley Draw-Down of the Financial Program is–16.02% from June 2007 to August 2008. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Currency Series Non-Major Reference Programs

The Currency Series will strategically invest a portion of its assets in one or more Swaps and other derivative contracts and instruments linked to certain underlying investments, at the direction of the Managing Owner. As of the date of this Prospectus, such Non-Major Swaps and other derivative contracts and instruments include a Swap that references a fund managed pursuant to the 25% Risk program managed by ACMP Limited (trading as Appleton Capital Management), or Appleton, a corporation organized under the laws of Ireland, and a Swap that references a fund managed pursuant to the Global Fund-Currency Share managed by Harmonic Capital Partners LLP, or Harmonic, a limited liability partnership organized under the laws of England and Wales. The Trading Company in which assets of the Currency Series will be invested will not own any of the investments referenced by any Swap entered into by the Currency Series, and therefore Appleton and Harmonic will not be Trading Advisors to the Currency Series. In addition, Swap counterparties to such Trading Company are not Trading Advisors to the Currency Series.

Appleton and Harmonic and the Swap counterparties are not required to be registered under the CE Act as CTAs or to be members of the NFA solely as a result of being referenced by the Swaps.

In preparing the descriptions of Appleton and Harmonic in this Statement of Additional Information, the Managing Owner has relied upon information provided to it. The information received relating to

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Appleton and Harmonic may not be identical to the information provided by C-View, a registered CTA acting as Trading Advisor to the Currency Series of the Trust. Furthermore, the CFTC has not verified or approved the information relating to Appleton and Harmonic.

ACMP Limited (trading as Appleton Capital Management)

Appleton’s main business office is located at The Dublin Exchange Facility, IFSC, Dublin 1, Ireland. Appleton became registered as a CTA and CPO under the CE Act on August 8, 1996, and became a member of the NFA on the same date. Such registration and membership do not imply that the CFTC or the NFA have endorsed Appleton’s qualifications to provide commodity trading advisory services.

The Currency Series has committed less than 10% of its assets to a Swap that references Appleton’s 25% Risk Program. The annual rates of return with respect to the 25% Risk Program for the past five years and year-to-date are:–23.13% in 2008 (eleven months),–12.49% in 2007, 5.43% in 2006, 12.61% in 2005,–6.06% in 2004, and 23.84% in 2003. The Worst Monthly Percentage Draw-Down of the 25% Risk Program is–13.55% in July 2007. The Worst Peak-to-Valley Draw-Down of the 25% Risk Program is–38.90% from June 2007 to November 2008. The amount of leverage employed by Appleton is 25% (average margin/equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Harmonic Capital Partners LLP

Harmonic’s main business office is located at 2 Throgmorton Avenue, London, EC2N 2DG, United Kingdom.

The Currency Series has committed less than 10% of its assets to a Swap that references Harmonic’s Global Fund—Currency Share. The annual rates of return with respect to the Global Fund—Currency Share for the past five years and year-to-date are: 5.98% in 2008 (eleven months), 6.96% in 2007, 2.75% in 2006, 12.36% in 2005, 3.63% in 2004, and 12.47% in 2003 (eight months). The Worst Monthly Percentage Draw-Down of the Global Fund—Currency Share is–9.77% in August 2007. The Worst Peak-to-Valley Draw-Down of the Global Fund—Currency Share is–15.46% from June 2007 to August 2007. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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THE FUTURES MARKETS

Futures and Forward Contracts

Futures contracts in the United States can be traded only on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange. In certain instances, the S&P 500 contract for example, delivery is made through a cash settlement.

Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads.

Futures and forward trading is a “zero-sum” risk transfer economic activity. For every gain, there is an equal and offsetting loss.

Options on Futures Contracts

An option on a futures contract gives the purchaser of the option the right but not the obligation to take a position at a specified price (the “striking,” “strike” or “exercise” price) in a futures contract. A “call” option gives the purchaser the right to buy the underlying futures contract, and the purchaser of a “put” option acquires the right to take a sell position in the underlying contract. The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, in the case of a call option, the seller must be prepared to sell the underlying futures contract at the strike price if the buyer should exercise the option. A seller of a put option, on the other hand, stands ready to buy the underlying futures contract at the strike price.

A call option on a futures contract is said to be “in-the-money” if the strike price is below current market levels and “out-of-the-money” if that price is above market. Similarly, a put option on a futures contract is said to be “in-the-money” if the strike price is above current market levels and “out-of-the-money” if the strike price is below current market levels.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.” Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a producer contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Each of the commodity exchanges in the United States has an associated “clearinghouse.” Once trades made between members of an exchange have been cleared, each Clearing Broker looks only to the clearinghouse for all payments in respect of such broker’s open positions. The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that each Trading Advisor may hold or control in futures contracts on certain commodities.

Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the “daily limit” has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

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When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day, “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

We expect each Series to trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their Unites States counterparts.

No United States agency regulates futures trading on exchanges outside of the United States, which generally involve forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that any Series engages in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, the Clearing Brokers may be subject to daily margin calls in foreign markets.

Trading Methods

Managed futures strategies are generally classified as either (i) technical or fundamental or (ii) systematic or discretionary.

Technical and Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Systematic and Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions of the basis of their own judgment.

Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Trend Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following

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traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading manager is likely to have big losses.

Risk Control Techniques

Trading managers often adopt risk management principles. Such principles typically restrict the size or positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

The Programs used by each Series’ Trading Advisors are technical, systematic and trend-following. See the Appendix for each Series attached to this Prospectus.

Managed Futures

A review of the above alerts an investor to the fact that futures trading requires knowledge and expertise. It is for this reason that Managed Futures have increased significantly over time.

Regulation of Markets

Commodity Exchange Act

The United States Congress enacted the CE Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the United States.

Commodity Futures Trading Commission

The CFTC is an independent governmental agency that administers the CE Act and is authorized to promulgate rules thereunder. A function of the CFTC is to implement the objectives of the CE Act in preventing price manipulation and excessive speculation and to promote orderly and efficient commodity futures markets. The CFTC has adopted regulations covering, among other things, (a) the designation of contract markets; (b) the monitoring of United States commodity exchange rules; (c) the establishment of speculative position limits; (d) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, CTAs, CPOs and their principal employees engaged in non-clerical commodities activities (“associated persons”); and (e) the segregation of customers’ funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the CE Act, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person (e.g., a Limited Owner) against all individuals and firms registered or subject to registration under the CE Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings, (v) revoke, suspend or not renew registrations and (vi) levy substantial fines. The CE Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

The CFTC has adopted extensive regulations affecting CPOs (such as the Managing Owner) and CTAs (such as the Trading Advisors) and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the Managing Owner also will furnish the CFTC with the names and addresses of the Limited Owners, along with copies of all transactions with, and reports and other communications to, the Limited Owners. The CFTC has recently amended its regulations relating to the disclosure, recordkeeping and reporting obligations affecting CPOs. These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

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United States Commodity Exchanges

United States commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits and other contract specifications. Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

National Futures Association

Substantially all CPOs, CTAs, futures commission merchants, introducing brokers and their associated persons are members or associated members of the NFA. The NFA’s principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, CPOs and CTAs; (ii) arbitrating commodity futures disputes between customers and NFA members; (iii) conducting disciplinary proceedings; and (iv) registering futures commission merchants, CPOs, CTAs, introducing brokers and their respective associated persons, and floor brokers.

The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations.

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GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding the terms used in this Prospectus:

Additional U.S. Seller.    Certain selected brokers or dealers retained by the Managing Owner that are members of the National Association of Securities Dealers, Inc.

Affiliate of the Managing Owner.    (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

Benefit Plan Investor.    A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity.

Business Day.    A day other than Saturday, Sunday or other day when banks and/or commodities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law or executive order to close.

Clearing Broker.    Any person who engages in the business of effecting transactions in commodities contracts or over-the-counter foreign exchange currency transactions for the account of a Trading Company. UBS Securities, Newedge and Deutsche Bank act in this capacity for all or some of the Trading Companies.

Code.    The Internal Revenue Code of 1986, as amended.

Commodity.    Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

Commodity Futures Trading Commission.    An independent regulatory commission of the United States Government empowered to regulate commodity futures transactions and other commodity transactions under the CE Act, as amended.

Continuous Offering.    The period following the conclusion of the Initial Offering Period and ending on the date when the number of Units permitted to be sold pursuant to Section 3.2(f) of the Trust Agreement are sold, but in no event later than December 31, 2053.

Contract Month.    The month in which a futures contract may be satisfied by making or accepting delivery of the underlying commodity.

Contract round-turn.    The initial purchase of a long or short contract and the subsequent purchase of an offsetting contract.

Counter-trend liquidations.    Closing out a position after significant price move on the assumption that the market is due for a correction.

Daily price fluctuation limit.    The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a

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given day in relation to the previous day’s settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. In the United States these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the United States.

Delivery.    The process of satisfying a commodity futures contract, an option on a physical commodity, or forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

DOL.    The United States Department of Labor.

Extraordinary Expenses.    Pursuant to Section 4.7(a) of the Trust Agreement, Extraordinary Expenses of the Trust and each Series include, but are not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

ERISA.    The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan.    A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code.

Forward contract.    A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

Futures contract.    A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a “cash commodity.” It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

Incentive Measurement Date.    The close of business on the last day of each calendar month or quarter.

Incentive Measurement Period.    The most recent preceding calendar month or quarter for which an incentive fee was earned (or, with respect to the first incentive fee, as of the commencement of operations)

Limited Owner.    A Limited Owner is any person or entity acting in his, her or its capacity as a Unitholder in one or more Series of the Trust, and may include the Managing Owner with respect to Units purchased by it.

Limit order.    A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

Long contract.    A contract to accept delivery of (buy) a specified amount of a commodity at a future date at a specified price.

Market order.    A trading order to execute a trade at the most favorable price as soon as possible.

Margin.    A good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

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Managing Owner.    Equinox Fund Management, LLC or any substitute therefor as provided in the Trust Agreement.

Margin call.    A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

Net Asset Value.    See Section 1.1 of the Trust Agreement attached as Exhibit A to the Statement of Additional Information.

New High Net Trading Profits.    See the Appendix for each Series of Units, attached to this Prospectus.

Net Worth.    See Section 4.3(i) of the Trust Agreement for the definition of “Net Worth.” Insofar as Net Worth relates to investor suitability, see the heading entitled “State Suitability Requirements” in the Subscription Agreement (Exhibit B to the Statement of Additional Information).

Open Position.    A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

Organization and offering expenses.    Those expenses incurred in connection with the formation, qualification and initial registration of the Trust and the Units and in initially offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the Units. See Section 4.7(a) of the Trust Agreement attached as Exhibit A to the Statement of Additional Information for a more particular enumeration of such expenses, all of which will be paid by the Managing Owner.

Parameters.    A value which can be freely assigned in a trading system in order to vary the timing of signals.

Pattern recognition.    The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

Pit Brokerage Fee.    Pit Brokerage Fee shall include floor brokerage clearing fees, NFA fees, and exchange fees.

Plan.    A pension, profit-sharing, stock bonus, individual retirement account, Keogh plan, welfare benefit plan and other employee benefit plan, whether or not subject to ERISA or Section 4975 of the Code.

Position Limit.    The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

Redemption Date.    Means the day of the week after the date the Managing Owner is in receipt of a redemption request for a least one (1) Business Day to be received by the Managing Owner no later than 4:00 PM NYT in order for the redemption to be effective as of the next Business Day.

Secular trend.    Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

Series.    Means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

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Short contract.    A contract to make delivery of (sell) a specified amount of a commodity at a future date at a specified price.

Special Redemption Date.    The twentieth (20th) Business Day following the notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Unit of any Series to less than 50% of the Net Asset Value per Unit of such Series as of the immediately preceding day.

Spot contract.    A cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity for immediate delivery.

Spreads or straddles.    A transaction involving the simultaneous holding of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.

Stop-loss order.    An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

Stop order.    An order given to a broker to execute a trade when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

Support:    A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

Resistance:    A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

Systematic technical charting systems.    A system which is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

Trading Approach.    See the Appendix for each Series of Units.

Trading Advisor.    Any entity or entities acting in its capacity as a CTA to the Trust and any substitute(s) therefor as provided herein.

Trustee.    Wilmington Trust Company or any substitute therefor as provided in the Trust Agreement.

Units.    Means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units will not be represented by certificates.

Unrealized profit or loss.    The profit or loss which would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

Valuation Point.    The close of business on each Business Day of each day, or such other day as may be determined by the Managing Owner.

SAI-17

BENEFITS TO INVESTING IN THE TRUST

Investment Diversification

The Trust provides investors with the opportunity to participate in the commodities markets and to diversify an overall portfolio. The Managing Owner believes that portfolio diversification through an investment in the Trust may be advantageous because the profit potential of the Trust does not depend upon favorable general economic conditions and that it may be as profitable during periods of declining stock, bond and real estate markets as at any other time.

Market Diversification

Each Series of the Trust will generally trade a diverse portfolio of commodities. Each Limited Owner should be able to participate in a greater number of commodities markets than would be possible if the Trust’s minimum investment were traded on an individual investor basis. This market diversification may reduce the risk of loss.

Access to Trading Advisors

Through an investment in the Trust, an investor is able to access some of the leading CTAs which that investor otherwise might not be able to access. Because the minimum investment amount generally required by the Trust is $1,000, investors can access the Trading Advisors for far less than the minimum account size of such Trading Advisors which typically would be $1,000,000 or more.

SAI-18

VALUE-ADDED MONTHLY INDICES

Each Value-Added Monthly Index included in this Statement of Additional Information, or VAMI, is an index that tracks the actual monthly performance of a $1,000 investment in each trading program to be traded for the Campbell/Graham/Tiverton Series, the Winton/Graham Series or the Winton Series, or that tracks the actual monthly performance of a $1,000 investment in a multi-advisor managed futures index for the Balanced Series, the Jefferies Commodity Performance Index Total Return Index, the Reuters/Jefferies CRB Total Return Index or the Conquest Managed Futures Benchmark, as applicable, with performance adjustments to reflect the fees and expenses to be incurred by such Series of the Trust. The calculation for the current month’s VAMI is the previous VAMI x (1 + Current Monthly Rate of Return). The VAMI charts the total return gained from reinvestment through compounding. Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-90 for descriptions of third-party indices referenced herein.

Value of $1,000 Investment in Balanced Series-1

and Major Commodity Trading Advisors and Other Major Reference Programs

Pro Forma Quarterly Returns

The VAMI chart displayed above was prepared using (i) the actual monthly performance of the Balanced Series-1 and (ii) the pro forma annualized performance of each Trading Advisor for the Balanced Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Series’ assets are committed as initial margin or its equivalent) in each case taking into account the fees and expenses associated with an investment in Balanced Series-1 Units. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. No representation is made that the Balanced Series-1 will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-19

Value of $1,000 Investment in Balanced Series-2

and Major Commodity Trading Advisors and Other Major Reference Programs

Pro Forma Quarterly Returns

The VAMI chart displayed above was prepared using (i) the actual monthly performance of the Balanced Series-2 and (ii) the pro forma annualized performance of each Trading Advisor for the Balanced Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Series’ assets are committed as initial margin or its equivalent) in each case taking into account the fees and expenses associated with an investment in Balanced Series-2 Units. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. No representation is made that the Balanced Series-2 will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-20

Value of $1,000 Investment in Balanced Series-1a

and Major Commodity Trading Advisors and Other Major Reference Programs

Pro Forma Quarterly Returns

The VAMI chart displayed above was prepared using (i) the actual monthly performance of the Balanced Series-1a since May 2006 and for the Balanced Series-1 (on a pro forma basis taking into account the fees associated with an investment in Balanced Series-1a Units) from September 2004 to April 2006 and (ii) the pro forma annualized performance of each Trading Advisor for the Balanced Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Series’ assets are committed as initial margin or its equivalent) in each case taking into account the fees and expenses associated with an investment in Balanced Series-1a Units. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. No representation is made that the Balanced Series-1a will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-21

Value of $1,000 Investment in Balanced Series-2a

and Major Commodity Trading Advisors and Other Major Reference Programs

Pro Forma Quarterly Returns

The VAMI chart displayed above was prepared using (i) the actual monthly performance of the Balanced Series-2a since May 2006 and for the Balanced Series-2 (on a pro forma basis taking into account the fees associated with an investment in Balanced Series-2a Units) from September 2004 to April 2006 and (ii) the pro forma annualized performance of each Trading Advisor for the Balanced Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Series’ assets are committed as initial margin or its equivalent) in each case taking into account the fees and expenses associated with an investment in Balanced Series-2a Units. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart. No representation is made that the Balanced Series-2a will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-22

The VAMI chart displayed above was prepared using (i) the actual monthly performance of the Currency Series-1 and (ii) the performance of the CASAM CISDM CTA Asset Weighted Currency Index minus 5.5% (annualized). The subtraction of 5.5% annualized from performance results described in the foregoing sentence is intended to reflect typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions. No representation is made that the Currency Series-1 will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-23

The VAMI chart displayed above was prepared using (i) the actual monthly performance of the Currency Series-2 and (ii) the performance of the CASAM CISDM CTA Asset Weighted Currency Index minus 2.5% (annualized). The subtraction of 2.5% annualized from performance results described in the foregoing sentence is intended to reflect typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions. No representation is made that the Currency Series-2 will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-24

Value of $1,000 Investment in Campbell/Graham/Tiverton Series-1

and Advisor Pro Forma Quarterly Returns

The VAMI chart displayed above was prepared using (i) the actual monthly performance of the Campbell/Graham/Tiverton Series-1 and (ii) the pro forma quarterly performance of each Trading Advisor for the Campbell/Graham/Tiverton Series taking into account the fees associated with an investment in Campbell/Graham/Tiverton Series-1 Units as set forth in the Campbell/Graham/Tiverton Series Appendix. No representation is made that the Campbell/Graham/Tiverton Series-1 will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-25

Value of $1,000 Investment in Campbell/Graham/Tiverton Series-2

and Advisor Pro Forma Quarterly Returns

The VAMI chart displayed above was prepared using (i) the actual monthly performance of the Campbell/Graham/Tiverton Series-2 and (ii) the pro forma quarterly performance of each Trading Advisor for the Campbell/Graham/Tiverton Series taking into account the fees associated with an investment in Campbell/Graham/Tiverton Series-2 Units as set forth in the Campbell/Graham/Tiverton Series Appendix. No representation is made that the Campbell/Graham/Tiverton Series-2 will achieve similar performance results.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-26

The VAMI chart displayed above was prepared using the trading composite results of Graham’s K4 Trading Program and the trading composite results of Winton’s Diversified Program, pro forma for the expenses of the Trust applicable to the Winton/Graham Series-1 Units as set forth in the Winton/Graham Series Appendix.

For the actual performance of Graham’s K4 Program, please see the Winton/Graham Series Appendix. Trading results are based on 1.5 times leverage. For the actual performance of Winton’s Diversified Program, please see the Winton Series Appendix.

Winton/Graham Series-1 starts with a $1,218.54 investment as of November 2004, when the Series began trading at the direction of Graham. For the actual performance of the Winton/Graham Series-1, please see the Winton/Graham Series Appendix.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-27

The VAMI chart displayed above was prepared using the trading composite results of Graham’s K4 Trading Program and the trading composite results of Winton’s Diversified Program, pro forma for the expenses of the Trust applicable to the Winton/Graham Series-2 Units as set forth in the Winton/Graham Series Appendix. For the actual performance of Graham’s K4 Program, please see the Winton/Graham Series Appendix. Trading results are based on 1.5 times leverage. For the actual performance of Winton’s Diversified Program, please see the Winton Series Appendix.

Winton/Graham Series-2 starts with a $1,283.18 investment as of November 2004, when the Series began trading at the direction of Graham. For the actual performance of the Winton/Graham Series-2, please see the Winton/Graham Series Appendix.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-28

The VAMI chart displayed above was prepared using the trading composite results of Winton’s Diversified Program pro forma for the expenses of the Trust applicable to the Winton Series-1 Units as set forth in the Winton Series Appendix. For the actual performance of Winton’s Diversified Program, please see the Winton Series Appendix.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-29

The VAMI chart displayed above was prepared using the trading composite results of Winton’s Diversified Program pro forma for the expenses of the Trust applicable to the Winton Series-2 Units as set forth in the Winton Series Appendix. For the actual performance of Winton’s Diversified Program, please see the Winton Series Appendix.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-30

The VAMI chart displayed above shows the actual performance of the Long/Short Commodity Series-1 and the performance of the CASAM CISDM CTA Asset Weighted Physicals Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Returns are of the index only, and do not reflect the performance that would have been achieved by an investment in financial products valued in reference to the index.

Long/Short Commodity Series-1 starts with a $1,234.43 investment as of March 2006, when the Series began trading. For the actual performance of the Long/Short Commodity Series-1, please see the Long/Short Commodity Series Appendix.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-31

The VAMI chart displayed above shows the comparative performance of the CASAM CISDM CTA Asset Weighted Physicals Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Returns are of the index only, and do not reflect the performance that would have been achieved by an investment in financial products valued in reference to the index.

Long/Short Commodity Series-2 starts with a $1,356.64 investment as of March 2006, when the Series began trading. For the actual performance of the Long/Short Commodity Series-2, please see the Long/Short Commodity Series Appendix.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-32

The VAMI chart displayed above shows the comparative performance of the indices to which the assets of the Long Only Commodity Series are linked (a 50-50 mix of the RJ/CRB Index and the JCPI) versus an investment in the Long Only Commodity Series-1. All indices shown are pro forma and account for the fees and expenses of the Long Only Series-1 and include income components so far as the corresponding index’s track record includes interest income. Returns are of the indices only, and do not reflect the performance that would have been achieved by an investment in financial products valued in reference to the indices.

Long Only Commodity Series-1 starts with a $1,530.70 investment as of March 2006, when the Series began trading. For the actual performance of the Long Only Commodity Series-1, please see the Long Only Commodity Series Appendix.

The JCPI performance presented above represents the performance of the JCPI from its inception in November 2003 forward.

The above VAMI chart shows the performance of the RJ/CRB Index since the index was reconstructed on June 17, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-33

The VAMI chart displayed above shows the comparative performance of the indices to which the assets of the Long Only Commodity Series are linked (a 50-50 mix of the RJ/CRB Index and the JCPI) versus an investment in the Long Only Commodity Series-2. All indices shown are pro forma and account for the fees and expenses of the Long Only Series-2 and include income components so far as the corresponding index’s track record includes interest income. Returns are of the indices only, and do not reflect the performance that would have been achieved by an investment in financial products valued in reference to the indices.

Long Only Commodity Series-2 starts with a $1,602.80 investment as of March 2006, when the Series began trading. For the actual performance of the Long Only Commodity Series-2, please see the Long Only Commodity Series Appendix.

The JCPI performance presented above represents the performance of the JCPI from its inception in November 2003 forward.

The above VAMI chart shows the performance of the RJ/CRB Index since the index was reconstructed on June 17, 2005.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-34

The VAMI chart displayed above shows the comparative performance of the indices to which the assets of the Long Only Commodity Series are linked (a 50-50 mix of the RJ/CRB Index and the JCPI) versus the Dow Jones—AIG Commodity Index, or the DJ-AIGCI, and the S&P Goldman Sachs Commodity Index, or the S&P GSCI. All indices shown are not pro forma and do not account for any fees or expenses and include income components so far as the corresponding index’s track record includes interest income. Returns are of the indices only, and do not reflect the performance that would have been achieved by an investment in financial products valued in reference to the indices. The fees of the Long Only Commodity Series have not been deducted from the performance displayed above.

The RJ/CRB Index Historical performance presented above represents the historical CRB index until June 17, 2005, when the performance switches to the RJ/CRB Index Excess Returns. Source: Bloomberg.

The JCPI performance presented above represents the performance of the JCPI from its inception in November 2003 forward.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-35

From June 2004 through April 2006, the VAMI chart displayed above shows the pro forma performance of the Conquest Managed Futures Select program accounting for the fees and expenses of the Managed Futures Index Series-1 and includes income components so far as the corresponding index’s track record includes interest income.

From May 2006 through November 2008, the VAMI chart displayed above shows the actual performance of the Managed Futures Index Series-1 accounting for such Series’ fees, expenses and interest income.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-36

From June 2004 through April 2006, the VAMI chart displayed above shows the pro forma performance of the Conquest Managed Futures Select program accounting for the fees and expenses of the Managed Futures Index Series-2 and includes income components so far as the corresponding index’s track record includes interest income.

From May 2006 through November 2008, the VAMI chart displayed above shows the actual performance of the Managed Futures Index Series-2 accounting for such Series’ fees, expenses and interest income.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-37

The VAMI chart displayed above, which shows the comparative performance of the Conquest Managed Futures Select program versus the performance of Credit Suisse—Tremont Blue Chip Index Managed Futures program are of the indices only, and do not reflect the performance that would have been achieved by an investment in the Managed Futures Index Series. The above chart reflects the total return of the corresponding indices only. The fees of the Managed Futures Index Series have not been deducted from the performance displayed above.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Correlation Coefficient of Managed Futures Indices

June 2004 – November 2008

	Conquest Capital Group LLC (Conquest Select)	Credit Suisse—Tremont Blue Chip Index Managed Futures	Barclay BTOP50 Index
Conquest Capital Group LLC (Conquest Select)	1
Credit Suisse—Tremont Blue Chip Index Managed Futures	0.677	1
Barclay BTOP50 Index	0.746	0.944	1

SAI-38

SUMMARY PERFORMANCE COMPARISONS

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-90 for descriptions of third-party indices referenced herein.

Balanced Series-1 Summary Performance Comparison: September 2004 – November 2008

The comparative chart which follows sets forth (i) the actual annualized rate of return for the Balanced Series-1 Units from the inception of trading through November 2008, (ii) the pro forma annualized performance of each Trading Advisor for the Balanced Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Series’ assets are committed as initial margin or its equivalent) in each case taking into account the fees and expenses associated with an investment in Balanced Series-1 Units and (iii) comparative rates of return earned by the managed futures, stock and bond asset classes from September 2004 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Balanced Series-1 Program September 24, 2004 – November 30, 2008

	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Balanced Series-1		4.73%	-13.76%	11.60%
Balanced Series-1 Trading Advisors and Other Programs January 2003 – November 2008

	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Campbell & Company, Inc.	Financial, Metal & Energy Large Portfolio	2.73%	-18.60%	12.91%
Quantitative Investment Management[3]	Global Program	15.31%	-9.97%	11.95%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	22.24%	-3.72%	8.91%
Winton Capital Management Ltd.	Diversified Program	11.66%	-13.43%	16.76%
Other Major Reference Programs
Other Major Reference Programs	Transtrend’s Diversified Trend Program— Enhanced Risk/USD[5]	12.38%	-11.59%	12.32%
Strategic Allocations[6] (September 2004-November 2008)	N/A	1.72%	-9.13%	6.56%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[7]	N/A	9.19%	-3.74%	5.63%
Emerging Advisors (allocation of <5%)[8]	N/A	7.28%	-10.31%	10.23%
Benchmark Comparisons September 2004 – November 2008
Managed Futures		4.69%	-6.64%	8.03%
U.S. Stocks		-2.91%	-40.68%	13.72%
U.S. Bonds		3.85%	-3.82%	3.37%

SAI-39

Additional information concerning this series and Trading Advisors is contained in the Balanced Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

[1].	The annualized rate of return is calculated using the actual trading results for the Balanced Series-1 Units following the commencement of trading for such Units.
2.

The actual trading composite results of the Balanced Series Major Commodity Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Balanced Series-1 Units as set forth in the Break Even Table in the Balanced Series Appendix. The pro forma average annualized rate of return of the Balanced Series-2 Units will be commensurately higher than that of the Balanced Series-1 Units shown above to the extent that the Balanced Series-2 expenses are lower than the Balanced Series-1 expenses as set forth in the Break Even Table.

3.	Quantitative Investment Management’s track record begins in October 2003.
4.	Tiverton’s track record begins in April 2006.
5.

The Balanced Series will commit a portion of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

6.	The actual performance of the Class 1 of the Series to which the Balanced Series makes Strategic Allocations.
7.

The actual performance of the Balanced Series non-major commodity trading advisors and other non-major reference programs (Swaps) adjusted for Balanced Series Class 1 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2008. Not all of the Balanced Series Non-Major Commodity Trading Advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Non-Major Commodity Trading Advisors’ program allocations were prorated to the other Non-Major Commodity Trading Advisors during those months in which their performance was unavailable.

8.

The actual performance of the Balanced Series Emerging Advisors adjusted for Balanced Series Class 1 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2008. The Emerging Advisors’ programs do not have actual track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Emerging Advisors’ program allocations were prorated to the other Emerging Advisors during those months in which their performance was unavailable. The performance of the Emerging Advisors begins in March 2006.

SAI-40

Balanced Series-2 Summary Performance Comparison: September 2004 – November 2008

The comparative chart which follows sets forth (i) the actual annualized rate of return for the Balanced Series-2 Units from the inception of trading through November 2008, (ii) the pro forma annualized performance of each Trading Advisor for the Balanced Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Series’ assets are committed as initial margin or its equivalent) in each case taking into account the fees and expenses associated with an investment in Balanced Series-2 Units and (iii) comparative rates of return earned by the managed futures, stock and bond asset classes from September 2004 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Balanced Series-2 Program September 24, 2004 – November 30, 2008

	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Balanced Series-2	N/A	7.89%	-12.50%	11.64%
Balanced Series-2 Trading Advisors and Other Programs January 2003 – November 2008

	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Campbell & Company, Inc.	Financial, Metal & Energy Large Portfolio	5.72%	-16.48%	12.89%
Quantitative Investment Management[3]	Global	18.97%	-9.52%	11.99%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	25.80%	-2.75%	8.91%
Winton Capital Management Ltd.	Diversified	15.07%	-13.21%	16.79%
Other Major Reference Programs
Other Major Reference Programs	Transtrend’s Diversified Trend Program— Enhanced Risk/USD[5]	15.85%	-9.59%	12.32%
Strategic Allocations[6] (September 2004-November 2008)	N/A	1.72%	-9.13%	6.56%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[7]	N/A	12.49%	-3.25%	5.63%
Emerging Advisors (allocation of <5%)[8]	N/A	10.52%	-8.93%	10.23%
Benchmark Comparisons September 2004 – November 2008
Managed Futures		7.86%	-5.54%	8.03%
U.S. Stocks		-2.91%	-40.68%	13.72%
U.S. Bonds		3.85%	-3.82%	3.37%

SAI-41

Additional information concerning this Series and its Trading Advisors is contained in the Balanced Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

[1].	The annualized rate of return is calculated using the actual trading results for the Balanced Series-2 Units following the commencement of trading for such Units.
2.

The actual trading composite results of the Balanced Series Major Commodity Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Balanced Series-2 Units as set forth in the Break Even Table in the Balanced Series Appendix. The pro forma average annualized rate of return of the Balanced Series-2 Units will be commensurately higher than that of the Balanced Series-1 Units to the extent that the Balanced Series-2 expenses are lower than the Balanced Series-1 expenses as set forth in the Break Even Table.

[3].	Quantitative Investment Management’s track record begins in October 2003.
[4].	Tiverton’s track record begins in April 2006.
[5].

The Balanced Series will commit a portion of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

6.	The actual performance of the Class 2 of the Series to which the Balanced Series makes Strategic Allocations.
7.

The actual performance of the Balanced Series Non-Major Commodity Trading Advisors adjusted for Balanced Series Class 2 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2008. Not all of the Balanced Series Non-Major Commodity Trading Advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Non-Major Commodity Advisors’ program allocations were prorated to the other Non-Major Commodity Trading Advisors during those months in which their performance was unavailable.

8.

The actual performance of the Balanced Series Emerging Advisors adjusted for Balanced Series Class 2 fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2008. The Emerging Advisors’ programs do not have actual track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Emerging Advisors’ program allocations were prorated to the other Emerging Advisors during those months in which their performance was unavailable. The performance of the Emerging Advisors begins in March 2006.

SAI-42

Balanced Series-1a Summary Performance Comparison: September 2004 – November 2008

The comparative chart which follows sets forth (i) the actual annualized rate of return for the Balanced Series-1a since May 2006 and for the Balanced Series-1 (on a pro forma basis taking into account the fees and expenses associated with an investment in Balanced Series-1a Units) from September 2004 to April 2006, (ii) the pro forma annualized performance of each Trading Advisor for the Balanced Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Series’ assets are committed as initial margin or its equivalent) in each case taking into account the fees and expenses associated with an investment in Balanced Series-1a Units and (iii) comparative rates of return earned by the managed futures, stock and bond asset classes from September 2004 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Balanced Series-1a Program September 24, 2004 – November 30, 2008

	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Balanced Series-1a	N/A	4.34%	-14.76%	11.63%
Balanced Series-1a Trading Advisors and Other Programs (January 2003 – November 2008)

	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Campbell & Company, Inc.	Financial, Metal & Energy Large Portfolio	2.61%	-18.72%	12.91%
Quantitative Investment Management[3]	Global Program	15.19%	-10.09%	11.95%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	22.12%	-3.84%	8.91%
Winton Capital Management Ltd.	Diversified Program	11.54%	-13.55%	16.76%
Other Major Reference Programs
Other Reference Programs	Transtrend B.V.’s Diversified Trend Program— Enhanced Risk/USD[5]	12.26%	-11.71%	12.32%
Strategic Allocations[6] (September 2004- November 2008)	N/A	1.72%	-9.13%	6.56%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[7]	N/A	9.07%	-3.86%	5.63%
Emerging Advisors (allocation of <5%)[8]	N/A	7.16%	-10.43%	10.23%
Benchmark Comparisons September 2004 – November 2008
Managed Futures		4.69%	-6.64%	8.03%
U.S. Stocks		-2.91%	-40.68%	13.72%
U.S. Bonds		3.85%	-3.82%	3.37%

SAI-43

Additional information concerning this Series and its Trading Advisors is contained in the Balanced Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The annualized rate of return is calculated using the actual trading results for the Balanced Series-1a Units following the commencement of trading for such Units.
2.

The actual trading composite results of the Balanced Series Major Commodity Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Balanced Series-1a Units as set forth in the Break Even Table in the Balanced Series Appendix. The pro forma average annualized rate of return of the Balanced Series-2a Units will be commensurately higher than that of the Balanced Series-1a Units shown above to the extent that the Balanced Series-2a expenses are lower than the Balanced Series-1a expenses as set forth in the Break Even Table. Additional information, including monthly rates of return, concerning this Series and the Trading Advisors is contained in the Prospectus.

3.	Quantitative Investment Management’s track record begins in October 2003.
4.	Tiverton’s track record begins in April 2006.
5.

The Balanced Series will commit a portion of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

6.	The actual performance of the Class 1 of the Series to which the Balanced Series makes Strategic Allocations.
7..

The actual performance of the Balanced Series Non-Major Commodity Trading Advisors adjusted for Balanced Series Class 1A fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2008. Not all of the Balanced Series Non-Major Advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Non-Major Advisors’ program allocations were prorated to the other Non-Major Commodity Trading Advisors during those months in which their performance was unavailable.

8.

The actual performance of the Balanced Series Emerging Advisors adjusted for Balanced Series Class 1A fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2008. The Emerging Advisors’ programs do not have actual track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Emerging Advisors’ program allocations were prorated to the other Emerging Advisors during those months in which their performance was unavailable. The performance of the Emerging Advisors begins in March 2006.

SAI-44

Balanced Series-2a Summary Performance Comparison: September 2004 – November 2008

The comparative chart which follows sets forth (i) the actual annualized rate of return for the Balanced Series-2a since May 2006 and for the Balanced Series-2 (on a pro forma basis taking into account the fees and expenses associated with an investment in Balanced Series-2a Units) from September 2004 to April 2006, (ii) the pro forma annualized performance of each Trading Advisor for the Balanced Series that is currently designated as a “major commodity trading advisor” and the pro forma annualized performance of the Swap that references a fund managed by Transtrend (to which at least 10% of the Series’ assets are committed as initial margin or its equivalent) in each case taking into account the fees and expenses associated with an investment in Balanced Series-2a Units and (iii) comparative rates of return earned by the managed futures, stock and bond asset classes from September 2004 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Balanced Series-2a Program September 24, 2004 – November 30, 2008

	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Balanced Series-2	N/A	7.45%	-12.58%	11.68%
Balanced Series-2a Trading Advisors and Other Programs January 2003 – November 2008

	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Major Commodity Trading Advisors:
Campbell & Company, Inc.	Financial, Metal & Energy Large Portfolio	5.61%	-16.59%	12.89%
Quantitative Investment Management[3]	Global Program	18.86%	-9.63%	11.99%
Tiverton Trading, Inc.[4]	Discretionary Trading Program	25.69%	-2.86%	8.91%
Winton Capital Management Ltd.	Diversified Program	14.96%	-13.32%	16.79%
Other Major Reference Programs
Other Major Reference Programs	Transtrend’s Diversified Trend Program— Enhanced Risk/USD[5]	15.74%	-9.70%	12.32%
Strategic Allocations[6] (September 2004 – November 2008)	N/A	1.72%	-9.13%	6.56%
Non-Major Commodity Trading Advisors and Other Non-Major Reference Programs[7]	N/A	12.38%	-3.36%	5.63%
Emerging Advisors (allocation of <5%)[8]	N/A	10.41%	-9.04%	10.23%
Benchmark Comparisons September 2004 – November 2008
Managed Futures		7.86%	-5.54%	8.03%
U.S. Stocks		-2.91%	-40.68%	13.72%
U.S. Bonds		3.85%	-3.82%	3.37%

SAI-45

Additional information concerning this Series and its Trading Advisors is contained in the Balanced Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003-November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

[1]	The annualized rate of return is calculated using the actual trading results for the Balanced Series-2a Units following the commencement of trading for such Units.
2.

The actual trading composite results of the Balanced Series Major Commodity Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Balanced Series-2a Units as set forth in the Break Even Table in the Balanced Series Appendix. The pro forma average annualized rate of return of the Balanced Series-2a Units will be commensurately higher than that of the Balanced Series-1a Units shown above to the extent that the Balanced Series-2a expenses are lower than the Balanced Series-1a expenses as set forth in the Break Even Table. Additional information, including monthly rates of return, concerning this Series and the Trading Advisors is contained in the Prospectus.

3.	Quantitative Investment Management’s track record begins in October 2003.
4.	Tiverton’s track record begins in April 2006.
5.

The Balanced Series will commit a portion of its assets as initial margin, or its equivalent, for strategic investments in one or more Swaps and other derivative contracts or instruments which reference the performance of Transtrend B.V.’s Diversified Trend Program—Enhanced Risk/USD.

6.	The actual performance of the Class 2 of the Series to which the Balanced Series makes Strategic Allocations.
7.

The actual performance of the Balanced Series Non-Major Commodity Trading Advisors adjusted for Balanced Series Class 2a fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2008. Not all of the Balanced Series Non-Major Advisors have track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Non-Major Advisors’ program allocations were prorated to the other Non-Major Commodity Trading Advisors during those months in which their performance was unavailable.

8.

The actual performance of the Balanced Series Emerging Advisors adjusted for Balanced Series Class 2a fees and expenses. The composite was calculated using the relative weights of the advisors as they existed on November 30, 2008. The Emerging Advisors’ programs do not have actual track records that go back the full five calendar years; therefore, within the calculation of the pro forma results, such Emerging Advisors’ program allocations were prorated to the other Emerging Advisors during those months in which their performance was unavailable. The performance of the Emerging Advisors begins in March 2006.

SAI-46

Winton/Graham Series-1 Summary Performance Comparison: November 2004 – November 2008

The comparative chart which follows sets forth a composite of the actual annualized rate of return for the Winton/Graham Series-1 Units from the inception of trading and the pro forma actual annualized rate of return for the trading program to be used for the Winton/Graham Series-1 Units as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from November 2004 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Winton/Graham Series-1 Program November 22, 2004 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Winton/Graham Series-1	N/A	3.37%	-26.89%	15.97%
Winton/Graham Series-1 Commodity Trading Advisors January 2003 – November 2008
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Graham Capital Management, L.P.	K-4 Program at 150% leverage	4.69%	-33.55%	18.04%
Winton Capital Management Ltd.	Diversified Program	13.14%	-12.70%	16.49%
Benchmark Comparisons November 2004 – November 2008
Managed Futures	N/A	4.18%	-6.64%	8.14%
U.S. Stocks	N/A	-3.64%	-40.68%	13.96%
U.S. Bonds	N/A	3.72%	-3.82%	3.43%

Additional information concerning this Series and its Trading Advisors is contained in the Winton/Graham Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 — November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Winton/Graham Series-1 Units following the commencement of trading for such Units. At the inception of trading on November 22, 2004, the Winton/Graham Series was a single Trading Advisor Series designated as the Graham Series. The performance information presented from inception through June 17, 2008, represents the past performance of the Graham Series-1 under Graham Capital Management, L.P. as the single Trading Advisor.

2.

The actual trading composite results of the advisors’ programs, pro forma for expenses of the Trust applicable to the Winton/Graham Series-1 Units as set forth in the Break Even Table in the Winton/Graham Series Appendix. The pro forma average annualized rate of return of the Winton/Graham Series-2 Units will be commensurately higher than that of the Winton/Graham Series-1 Units shown above to the extent that the Winton/Graham Series-2 expenses are lower than the Winton/Graham Series-1 expenses as set forth in the Break Even Table.

SAI-47

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-48

Winton/Graham Series-2 Summary Performance Comparison: January 2003 – November 2008

The comparative chart which follows sets forth a composite of the actual annualized rate of return for the Winton/Graham Series-2 Units from the inception of trading and the pro forma actual annualized rate of return for the trading program to be used for the Winton/Graham Series-2 Units as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from November 2004 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Winton/Graham Series-2 Program November 22, 2004 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss[2]	Standard Deviation
Winton/Graham Series-2	N/A	6.49%	-24.02%	16.00%
Winton/Graham Series-2 Commodity Trading Advisors January 2003 – November 2008
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Graham Capital Management	K-4 Program at 150% leverage	7.88%	-29.17%	18.09%
Winton Capital Management Ltd.	Diversified Program	16.03%	-11.86%	16.38%
Benchmark Comparisons November 2004 – November 2008
Managed Futures		7.33%	-5.54%	8.14%
U.S. Stocks		-3.64%	-40.68%	13.96%
U.S. Bonds		3.72%	-3.82%	3.43%

Additional information concerning this Series and its Trading Advisors is contained in the Winton/Graham Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Winton/Graham Series-2 Units following the commencement of trading for such Units. At the inception of trading on November 22, 2004, the Winton/Graham Series was a single Trading Advisor Series designated as the Graham Series. The performance information presented from inception through June 17, 2008, represents the past performance of the Graham Series-2 under Graham Capital Management, L.P. as the single Trading Advisor.

2.

The actual trading composite results of the advisors’ programs, pro forma for expenses of the Trust applicable to the Winton/Graham Series-2 Units as set forth in the Break Even Table in the Winton/Graham Series Appendix. The pro forma average annualized rate of return of the Winton/Graham Series-2 Units will be commensurately higher than that of the Winton/Graham Series-1 Units shown above to the extent that the Winton/Graham Series-2 expenses are lower than the Winton/Graham Series-1 expenses as set forth in the Break Even Table.

SAI-49

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-50

Winton Series-1 Summary Performance Comparison: January 2003 – November 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Winton Series-1 Program January 1, 2003 – November 30, 2008
	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Winton Series-1	12.77%	-13.31%	16.63%
Benchmark Comparisons January 2003 – November 2008
Managed Futures	3.24%	-10.76%	8.28%
U.S. Stocks	2.24%	-40.68%	12.99%
U.S. Bonds	3.98%	-3.82%	3.84%

Additional information concerning this Series and its Trading Advisors is contained in the Winton Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading composite results of Winton’s Diversified Program; pro forma for expenses of the Trust applicable to the Winton Series-1 Units as set forth in the Break Even Table in the Winton Series Appendix. The pro forma average annualized rate of return of the Winton Series-2 Units will be commensurately higher than that of the Winton Series-1 Units shown above to the extent that the Winton Series-2 expenses are lower than the Winton Series-1 expenses as set forth in the Break Even Table.

SAI-51

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-52

Winton Series-2 Summary Performance Comparison: January 2003 – November 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Winton Series-2 Program January 1, 2003 – November 30, 2008
	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Winton Series-2	15.60%	-12.89%	16.50%
Benchmark Comparisons January 2003 – November 2008
Managed Futures	6.38%	-9.39%	8.28%
U.S. Stocks	2.24%	-40.68%	12.99%
U.S. Bonds	3.98%	-3.82%	3.84%

Additional information concerning this Series and its Trading Advisors is contained in the Winton Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading composite results of Winton’s Diversified Program; pro forma for expenses of the Trust applicable to the Winton Series-2 Units as set forth in the Break Even Table in the Winton Series Appendix. The pro forma annualized rate of return of the Winton Series-2 Units will be commensurately higher than that of the Winton Series-1 Units shown above to the extent that the Winton Series-2 expenses are lower than the Winton Series-1 expenses as set forth in the Break Even Table.

SAI-53

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-54

Campbell/Graham/Tiverton Series-1 Summary Performance Comparison: February 2005 – November 2008

The comparative chart which follows sets forth the actual annualized rate of return for the Campbell/Graham/Tiverton Series-1 Units from the inception of trading through November 2008, the pro forma actual annualized rate of return for each trading program to be used by the Trading Advisors for the Campbell/Graham/Tiverton Series-1 Units from January 2003 through November 2008, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from February 2005 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Campbell/Graham/Tiverton Series-1 February 14, 2005 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Campbell/Graham/Tiverton Series-1	N/A	1.80%	-13.33%	13.17%

Campbell/Graham/Tiverton Series-1 Commodity Trading Advisors January 2003 – November 2008
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Campbell & Company, Inc.	Financial, Metal & Energy Large Portfolio	0.94%	-22.28%	13.89%
Graham Capital Management	K-4 Program at 150% leverage	3.43%	-34.33%	17.71%
Tiverton Investments[3]	Discretionary Trading Program	24.42%	-3.71%	9.33%
Benchmark Comparisons February 2005 – November 2008
Managed Futures		4.15%	-6.64%	8.04%
U.S. Stocks		-5.08%	-40.68%	14.08%
U.S. Bonds		3.77%	-3.82%	3.48%

Additional information concerning this Series and its Trading Advisors is contained in the Campbell/Graham/Tiverton Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

SAI-55

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Campbell/Graham/Tiverton Series-1 Units following the commencement of trading for such Units. At the inception of trading on February 14, 2005, the Campbell/Graham/Tiverton Series was a two Trading Advisor Series designated as the Campbell/Graham Series. The performance information presented from inception through June 1, 2008, represents the past performance of the Campbell/Graham Series-1 under Campbell & Company, Inc. and Graham Capital Management, L.P. as the Trading Advisors.

2.

The actual trading composite results of the Campbell/Graham/Tiverton Series Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Campbell/Graham/Tiverton Series-1 Units as set forth in the Break Even Table in the Campbell/Graham/Tiverton Series Appendix. The pro forma average annualized rate of return of the Campbell/Graham/Tiverton Series-2 Units will be commensurately higher than that of the Campbell/Graham/Tiverton Series-1 Units shown above to the extent that the Campbell/Graham/Tiverton Series-2 expenses are lower than the Campbell/Graham/Tiverton Series-1 expenses as set forth in the Break Even Table.

3.

The actual trading composite results of Tiverton’s Discretionary Trading program with pro forma expenses of the Trust applicable to the Campbell/Graham/Tiverton Series-1 Units as set forth in the Break Even Table in the Campbell/Graham/Tiverton Series Appendix. Tiverton’s track record begins in April 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The performance information for U.S. Stocks, U.S. Bonds and Managed Futures presented in the table above is from February 1, 2005, through November 30, 2008. Because the Campbell/Graham/Tiverton Series-1 Units did not commence trading activities until February 14, 2005, the performance information for the Campbell/Graham/Tiverton Series-1 presented in the table above is from February 14, 2005 through November 30, 2008.

SAI-56

Campbell/Graham/Tiverton Series-2 Summary Performance Comparison: February 2005 – November 2008

The comparative chart which follows sets forth the actual annualized rate of return for the Campbell/Graham/Tiverton Series-2 Units from the inception of trading through November 2008, the pro forma actual annualized rate of return for each trading program to be used by the Trading Advisors for the Campbell/Graham/Tiverton Series-2 Units from January 2003 through November 2008, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from February 2005 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Campbell/Graham/Tiverton Series-2 February 14, 2005 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Campbell/Graham/ Tiverton Series-2	N/A	4.86%	-12.89%	13.21%

Campbell/Graham/Tiverton Series-2 Commodity Trading Advisors January 2003 – November 2008
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Campbell & Company, Inc.	Financial, Metal & Energy Large Portfolio	4.83%	-20.26%	13.83%
Graham Capital Management	K-4 Program at 150% leverage	6.85%	-27.32%	17.74%
Tiverton Investments[3]	Discretionary Trading Program	27.17%	-3.07%	9.35%
Benchmark Comparisons February 2005 – November 2008
Managed Futures		7.31%	-5.54%	8.04%
U.S. Stocks		-5.08%	-40.68%	14.08%
U.S. Bonds		3.77%	-3.82%	3.48%

Additional information concerning this Series and its Trading Advisors is contained in the Campbell/Graham/Tiverton Series Appendix to the Prospectus of the Trust.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

SAI-57

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Campbell/Graham/Tiverton Series-1 Units following the commencement of trading for such Units. At the inception of trading on February 14, 2005, the Campbell/Graham/Tiverton Series was a two Trading Advisor Series designated as the Campbell/Graham Series. The performance information presented from inception through June 1, 2008, represents the past performance of the Campbell/Graham Series-1 under Campbell & Company, Inc. and Graham Capital Management, L.P. as the Trading Advisors.

2.

The actual trading composite results of the Campbell/Graham/Tiverton Series Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Campbell/Graham/Tiverton Series-2 Units as set forth in the Break Even Table in the Campbell/Graham/Tiverton Series Appendix. The pro forma average annualized rate of return of the Campbell/Graham/Tiverton Series-2 Units will be commensurately higher than that of the Campbell/Graham/Tiverton Series-1 Units to the extent that the Campbell/Graham/Tiverton Series-2 expenses are lower than the Campbell/Graham/Tiverton Series-1 expenses as set forth in the Break Even Table.

3.

The actual trading composite results of Tiverton’s Discretionary Trading program with pro forma expenses of the Trust applicable to the Campbell/Graham/Tiverton Series-2 Units as set forth in the Break Even Table in the Campbell/Graham/Tiverton Series Appendix. Tiverton’s track record begins in April 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The performance information for U.S. Stocks, U.S. Bonds and Managed Futures presented in the table above is from February 1, 2005, through November 30, 2008. Because the Campbell/Graham/Tiverton Series-2 Units did not commence trading activities until February 14, 2005, the performance information for the Campbell/Graham/Tiverton Series-2 presented in the table above is from February 14, 2005, through November 30, 2008.

SAI-58

Currency Series-1 Summary Performance Comparison: September 2004 – November 2008

The comparative chart which follows sets forth the actual annualized rate of return for the Currency Series-1 Units from the inception of trading through November 2008, the pro forma actual annualized rate of return for each trading program to be used by the Trading Advisors for the Currency Series-1 Units from January 2003 through November 2008, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from September 2004 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Currency Series-1 Program September 24, 2004 – November 30, 2008
		Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Currency Series-1	N/A	-1.23%	-10.93%	6.55%

Currency Series-1 Major FX Trading Advisor and Other Reference Programs January 2003 – November 2008
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Appleton Capital Management	25% Risk	-7.47%	-51.70%	23.65%
C-View International Ltd.	3X	-1.06%	-8.42%	3.69%
FX Concepts, Inc.	Global Currency	5.88%	-17.80%	9.87%
Harmonic[3]	Global Currency	-1.40%	-26.86%	14.92%
Benchmark Comparisons September 2004 – November 2008
Managed Futures		-1.39%	-13.78%	6.16%
U.S. Stocks		-2.91%	-40.68%	13.72%
U.S. Bonds		3.85%	-3.82%	3.37%

Additional information, including monthly rates of return, concerning the Currency Series and the Major FX Trading Advisors and Other Reference Programs is contained in the Prospectus and the Currency Series Appendix to the Prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Currency Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

SAI-59

1.

The annualized rate of return is calculated using the actual trading results for the Currency Series-1 Units following the commencement of trading for such Units. At the inception of trading on September 24, 2004, the Currency Series was known as the C-View Currency Series. In November 2005, the C-View Currency Series was re-designated as the Currency Series.

2.

The actual trading composite results of each Currency Series FX Trading Advisor’s program and Other Referenced Programs with pro forma expenses of the Trust applicable to the Currency Series-1 Units as set forth in the Break Even Table in the Currency Series Appendix.

3.	Harmonic Capital Partners LLP’s track record begins in May 2003.

From the inception of trading on September 24, 2004, the Currency Series was known as the C-View Currency Series. In November 2005, the C-View Currency Series was re-designated as the Currency Series.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-60

Currency Series-2 Summary Performance Comparison: September 2004 – November 2008

The comparative chart which follows sets forth the actual annualized rate of return for the Currency Series-2 Units from the inception of trading through November 2008, the pro forma actual annualized rate of return for each trading program to be used by the Trading Advisors for the Currency Series-2 Units from January 2003 through November 2008, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from September 2004 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Currency Series-2 Program September 24, 2004 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Currency Series-2	N/A	1.72%	-9.13%	6.56%

Currency Series-2 FX Trading Advisor and Other Reference Programs January 2003 – November 2008
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
Appleton Capital Management	25% Risk	-4.63%	-43.84%	23.65%
C-View International Ltd.	3X	1.95%	-3.93%	3.70%
FX Concepts, Inc.	Global Currency	9.08%	-16.10%	9.87%
Harmonic[3]	Global Currency	1.60%	-23.62%	14.92%
Benchmark Comparisons September 2004 – November 2008
Managed Futures	N/A	1.62%	-11.56%	6.16%
U.S. Stocks	N/A	-2.91%	-40.68%	13.72%
U.S. Bonds	N/A	3.85%	-3.82%	3.37%

Additional information, including monthly rates of return, concerning the Currency Series and the Major FX Trading Advisors and Other Reference Programs is contained in the Prospectus and the Currency Series Appendix to the Prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Currency Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The annualized rate of return is calculated using the actual trading results for the Currency Series-2 Units following the commencement of trading for such Units. At the inception of trading on September 24, 2004, the Currency Series was known as the C-View Currency Series. In November 2005, the C-View Currency Series was re-designated as the Currency Series.

SAI-61

2.

The actual trading composite results of each Currency Series FX Trading Advisor’s program and Other Reference Programs with pro forma expenses of the Trust applicable to the Currency Series-2 Units as set forth in the Break Even Table in the Currency Series Appendix.

3.	Harmonic Capital Partners LLP’s track record begins in May 2003.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-62

Long Only Commodity Series-1 Summary Performance Comparison: March 2006 – November 2008

The comparative chart which follows sets forth the actual average annualized rate of return for the Long Only Commodity Series-1 Units from the inception of trading through November 2008, and the rates of return of each of the Reuters/Jefferies CRB Index, the Jefferies Commodity Performance Index and the RJ/CRB Index Historical for the periods shown, as well as the comparative rates of return earned by the stock and bond asset classes from March 2006 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Long Only Commodity Series-1 Program March 1, 2006 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Long Only Commodity Series-1	N/A	-9.83%	-47.56%	24.87%
Long Only Commodity Series-1 Indices:
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
RJ/CRB Index Performance(pro-forma) (July 2005 – November 2008)	N/A	-7.21%	-47.98%	22.96%
RJ/CRB Index Historical3 (January 2003 – November 2008)	N/A	0.74%	-47.07%	18.42%
JCPI (pro-forma) (December 2003 – November 2008)	N/A	1.82%	-49.75%	21.70%
Benchmark Comparisons March 2006 – November 2008
U.S. Stocks	N/A	-10.38%	-40.68%	15.81%
U.S. Bonds	N/A	4.49%	-3.82%	3.68%

Additional information, including monthly rates of return, concerning this Series and the indices is contained in the Prospectus.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is March 2006 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The annualized rate of return is calculated using the actual trading results for the Long Only Series-1 Units following the commencement of trading for such Units.
2.

The actual trading composite results of the Reuters/Jefferies CRB Index and the Jefferies Composite Performance Index. The annualized rate of return of the Long Only Commodity Series-2 Units will be commensurately higher than that of the Long Only Commodity Series-1 Units shown above to the extent that the Long Only Commodity Series-2 expenses are lower than the Long Only Commodity Series-1 expenses as set forth in the Break Even Table. Additional information, including monthly rates of return, concerning this Series is contained in the Prospectus, including the Long Only Commodity Series Appendix to the Prospectus.

3.	The RJ/CRB Index Historical performance represents the historical CRB index until June 17, 2005, when the performance switches to the RJ/CRB Index Excess Returns. Source: Bloomberg.

SAI-63

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-64

Long Only Commodity Series-2 Summary Performance Comparison: March 2006 – November 2008

The comparative chart which follows sets forth the actual annualized rate of return for the Long Only Commodity Series-2 Units from the inception of trading through November 2008, and the rates of return of each of the Reuters/Jefferies CRB Index, the Jefferies Commodity Performance Index, and the RJ/CRB Index Historical for the periods shown, as well as the comparative rates of return earned by the stock and bond asset classes from March 2006 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Long Only Commodity Series-2 Program March 1, 2006 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Long Only Commodity Series-2	N/A	-7.99%	-47.13%	24.91%
Long Only Commodity Series-2 Indices:
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
RJ/CRB Index Performance (pro-forma) (July 2005 – November 2008)	N/A	-5.30%	-47.49%	22.96%
RJ/CRB Index Historical[3] (January 2003 – November 2008)	N/A	0.74%	-47.07%	18.42%
JCPI (pro-forma) (December 2003 – November 2008)	N/A	3.89%	-49.27%	21.71%
Benchmark Comparisons March 2006 – November 2008
U.S. Stocks	N/A	-10.38%	-40.68%	15.81%
U.S. Bonds	N/A	4.49%	-3.82%	3.68%

Additional information, including monthly rates of return, concerning this Series and the indices is contained in the Prospectus.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is March 2006 – November 2008, unless otherwise noted.

SAI-65

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The annualized rate of return is calculated using the actual trading results for the Long Only Series-2 Units following the commencement of trading for such Units.
2.

The actual trading composite results of the Reuters/Jefferies CRB Index and the Jefferies Composite Performance Index. The annualized rate of return of the Long Only Commodity Series-2 Units will be commensurately higher than that of the Long Only Commodity Series-1 Units to the extent that the Long Only Commodity Series-2 expenses are lower than the Long Only Commodity Series-1 expenses as set forth in the Break Even Table. Additional information, including monthly rates of return, concerning this Series is contained in the Prospectus, including the Long Only Commodity Series Appendix to the Prospectus.

3.	The RJ/CRB Index Historical performance represents the historical CRB index until June 17, 2005, when the performance switches to the RJ/CRB Index Excess Returns. Source: Bloomberg.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-66

THE LONG ONLY COMMODITY SERIES IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY REUTERS AMERICA LLC, OR REUTERS, JEFFERIES FINANCIAL PRODUCTS, LLC, OR JEFFERIES, OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES, OR, COLLECTIVELY, THE LICENSORS. THE LICENSORS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE LONG ONLY COMMODITY SERIES, ITS INVESTORS, OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES OR COMMODITIES GENERALLY OR IN THE LONG ONLY COMMODITY SERIES PARTICULARLY OR THE ABILITY OF THE REUTERS/JEFFERIES CRB INDEX, OR THE RJ/CRB INDEX, OR THE JEFFERIES COMMODITY PERFORMANCE INDEX, OR THE JCPI, AND COLLECTIVELY, THE INDICES, TO TRACK GENERAL COMMODITY MARKET PERFORMANCE. THE LICENSORS’ RELATIONSHIP TO THE LONG ONLY COMMODITY SERIES, OR THE LICENSEE, IS THE LICENSING OF THE INDICES, WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY ONE OR MORE LICENSORS WITHOUT REGARD TO THE LONG ONLY COMMODITY SERIES OR ITS INVESTORS. THE LICENSORS HAVE NO OBLIGATION TO TAKE THE NEEDS OF THE LONG ONLY COMMODITY SERIES OR ITS INVESTORS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDICES. THE LICENSORS ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF LONG ONLY COMMODITY SERIES UNITS TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE UNITS OF THE LONG ONLY COMMODITY SERIES ARE TO BE CONVERTED INTO CASH. THE LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE LONG ONLY COMMODITY SERIES.

THE LICENSORS AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS MAY BUY OR SELL SECURITIES OR COMMODITIES MENTIONED OR CONTEMPLATED HEREIN AS AGENT OR AS PRINCIPAL FOR THEIR OWN ACCOUNTS AND MAY HAVE POSITIONS OR ENGAGE IN TRANSACTIONS BASED ON OR INDEXED TO THE INDICES. IT IS POSSIBLE THAT THE LICENSORS’ TRADING ACTIVITY WILL AFFECT THE VALUE OF THE INDICES. THE LICENSORS MAY OPERATE AND MARKET OTHER INDICES THAT MAY COMPETE WITH THE INDICES.

THE LICENSORS DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. THE LICENSORS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LONG ONLY COMMODITY SERIES OR ITS INVESTORS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED AS DESCRIBED HEREIN OR FOR ANY OTHER USE. THE LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HAVE EXPRESSLY DISCLAIMED ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LICENSORS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE LICENSORS ARE NOT ADVISORS TO THE LONG ONLY COMMODITY SERIES OR TO ANY INVESTOR AS TO LEGAL, TAXATION, ACCOUNTING, REGULATORY OR FINANCIAL MATTERS IN ANY JURISDICTION, AND ARE NOT PROVIDING ANY ADVICE AS TO ANY SUCH MATTER TO THE RECIPIENT.

SAI-67

Long/Short Commodity Series-1 Summary Performance Comparison: March 2006 – November 2008

The comparative chart which follows sets forth the actual annualized rate of return for the Long/Short Commodity Series-1 from the inception of trading through November 2008, the pro forma actual annualized rate of return for each trading program to be used by the Trading Advisors for the Long/Short Commodity Series-1 Units from January 2003 through November 2008, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from March 2006 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Long/Short Commodity Series-1 Program March 6, 2006 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Long/Short Commodity Series-1	N/A	-0.34%	-11.99%	7.94%

Long/Short Commodity Series-1 Commodity Trading Advisors January 2003 – November 2008
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
AIS Futures Management LLC	MAAP 2X-4X	4.17%	-71.36%	35.05%
Emil Van Essen[3]	Spread Trading	49.96%	-44.15%	53.02%
Forecast Trading Group, LLC	Portfolio	0.63%	-25.71%	18.00%
Kottke Associates, LLC	Swinford	12.38%	-11.59%	12.01%
Landmark Trading Company	Landmark	21.39%	-22.74%	21.45%
Mississippi River Investments, Inc.	Managed Accounts	7.42%	-11.98%	8.76%
Quality Capital Management, Ltd[3]	Enhanced Commodity Beta	19.95%	-52.92%	43.28%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	18.04%	-36.54%	23.09%
Strategic Ag Trading	Grains	12.42%	-21.42%	21.20%
Benchmark Comparisons March 2006 – November 2008
Managed Futures	N/A	-6.25%	-25.97%	16.72%
U.S. Stocks	N/A	-10.38%	-40.68%	15.81%
U.S. Bonds	N/A	4.49%	-3.82%	3.68%

Additional information, including monthly rates of return, concerning this Series and the Trading Advisors is contained in the Prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Physicals Index minus 5.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

SAI-68

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The annualized rate of return is calculated using the actual trading results for the Long/Short Commodity Series -1 Units following the commencement of trading for such Units.
2.

The actual trading composite results of the Long/Short Commodity Series Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Long/Short Commodity Series 1 Units as set forth in the Break Even Table in the Long/Short Commodity Series Appendix. The actual average annualized rate of return of the Long/Short Commodity Series 2 Units will be commensurately higher than that of the Long/Short Commodity Series 1 Units shown above to the extent that the Long/Short Commodity Series 2 expenses are lower than the Long/Short Commodity Series 1 expenses as set forth in the Break Even Table.

3.

The Emil Van Essen Spread Trading and Quality Capital Management Enhanced Commodity Beta programs have shorter track records than the time period indicated. Emil Van Essen began trading pursuant to its Spread Trading program in December 2006. Quality Capital Management began trading pursuant to its Enhanced Commodity Beta program in April 2005.

SAI-69

Long/Short Commodity Series-2 Summary Performance Comparison: March 2006 – November 2008

The comparative chart which follows sets forth the actual annualized rate of return for the Long/Short Commodity Series-2 Units from the inception of trading through November 2008, the pro forma actual annualized rate of return for each trading program to be used by the Trading Advisors for the Long/Short Commodity Series-2 Units from January 2003 through November 2008, as well as the comparative rates of return earned by the managed futures, stock and bond asset classes from March 2006 through November 2008. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Long/Short Commodity Series-2 Program March 6, 2006 – November 30, 2008
	Program	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Long/Short Commodity Series-2	N/A	2.68%	-10.89%	7.96%

Long/Short Commodity Series-2 Commodity Trading Advisors January 2003 – November 2008
	Program	Pro Forma Annualized Rate of Return[2]	Worst Historical Loss	Standard Deviation
AIS Futures Management LLC	MAAP 2X-4X	6.58%	-70.89%	34.91%
Emil Van Essen[3]	Spread Trading	54.42%	-43.34%	53.02%
Forecast Trading Group, LLC	Portfolio	3.47%	-24.47%	18.00%
Kottke Associates, LLC	Swinford	15.77%	-10.47%	12.01%
Landmark Trading Company	Landmark	25.53%	-19.28%	21.34%
Mississippi River Investments, Inc.	Managed Accounts	10.70%	-8.27%	8.77%
Quality Capital Management, Ltd[3]	Enhanced Commodity Beta	23.58%	-52.36%	43.32%
Red Oak Commodity Advisors, Inc.	Fundamental Trading	20.17%	-34.43%	22.81%
Strategic Ag Trading	Grains	15.99%	-20.80%	21.23%
Benchmark Comparisons March 2006 – November 2008
Managed Futures	N/A	-3.38%	-22.75%	16.72%
U.S. Stocks	N/A	-10.38%	-40.68%	15.81%
U.S. Bonds	N/A	4.49%	-3.82%	3.68%

*	Track record begins in April 2005

Additional information, including monthly rates of return, concerning this Series and the Trading Advisors is contained in the Prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Physicals Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

SAI-70

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.	The annualized rate of return is calculated using the actual trading results for the Long/Short Commodity Series -2 Units following the commencement of trading for such Units.
2.

The actual trading composite results of the Long/Short Commodity Series Trading Advisors net of fees, pro forma for expenses of the Trust applicable to the Long/Short Commodity Series 2 Units as set forth in the Break Even Table in the Long/Short Commodity Series Appendix. The actual average annualized rate of return of the Long/Short Commodity Series 2 Units will be commensurately higher than that of the Long/Short Commodity Series 1 Units shown above to the extent that the Long/Short Commodity Series 2 expenses are lower than the Long/Short Commodity Series 1 expenses as set forth in the Break Even Table.

3.

The Emil Van Essen Spread Trading and Quality Capital Management Enhanced Commodity Beta programs have shorter track records than the time period indicated. Emil Van Essen began trading pursuant to its Spread Trading program in December 2006. Quality Capital Management began trading pursuant to its Enhanced Commodity Beta program in April 2005.

SAI-71

Managed Futures Index Series-1 Summary Performance Comparison: April 2006 – November 2008

The comparative chart which follows sets forth the actual average annualized rate of return for the Managed Futures Index Series-1 Units from the inception of trading as well as the comparative rates of return earned by the managed futures, stock and bond asset classes during the same time periods. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Managed Futures Index Series-1 Program April 25, 2006 – November 30, 2008
	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Managed Futures Index Series-1	10.18%	-13.33%	16.42%
Benchmark Comparisons April 2006 – November 2008
Managed Futures	6.21%	-6.23%	8.79%
U.S. Stocks	-11.10%	-40.68%	16.01%
U.S. Bonds	5.02%	-3.82%	3.64%

Additional information, including monthly rates of return, concerning this Series and the Conquest Managed Futures Benchmark is contained in the Prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 4.5% (annualized), reflecting typical commission-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The actual trading composite results are within the Managed Futures Index Series Appendix. The actual annualized rate of return of the Managed Futures Index Series-2 Units will be commensurately higher than that of the Managed Futures Index Series-1 Units shown above to the extent that the Managed Futures Index Series-2 expenses are lower than the Managed Futures Index Series-1 expenses as set forth in the Break Even Table.

SAI-72

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-73

Managed Futures Index Series-2 Summary Performance Comparison: April 2006 – November 2008

The comparative chart which follows sets forth the actual average annualized rate of return for the Managed Futures Index Series-2 Units from the inception of trading as well as the comparative rates of return earned by the managed futures, stock and bond asset classes during the same time periods. The comparative chart should be reviewed in connection with the footnotes which accompany the comparative chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Managed Futures Index Series-2 Program April 25, 2006 – November 30, 2008
	Annualized Rate of Return[1]	Worst Historical Loss	Standard Deviation
Managed Futures Index Series-2	12.31%	-11.88%	16.43%
Benchmark Comparisons April 2006 – November 2008
Managed Futures	8.35%	-5.54%	8.79%
U.S. Stocks	-11.10%	-40.68%	16.01%
U.S. Bonds	5.02%	-3.82%	3.64%

Additional information, including monthly rates of return, concerning this Series and the Conquest Managed Futures Benchmark is contained in the Prospectus.

Managed Futures: CASAM CISDM CTA Asset Weighted Index minus 2.5% (annualized), reflecting typical wrap fee-based public managed futures fund fee structures that are not deducted in the CTA index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Market Index. Source: Pertrac Financial Solutions.

Worst Historical Loss: Measure of risk (also known as Maximum Draw-down) that illustrates the largest peak-to-valley decline, based on monthly rates of return, during a given time period. The time period of analysis is January 2003 – November 2008, unless otherwise noted.

Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

1.

The actual trading composite results are within Managed Futures Index Series Appendix. The annualized rate of return of the Managed Futures Index Series-2 Units will be commensurately higher than that of the Managed Futures Index Series-1 Units shown above to the extent that the Managed Futures Index Series-2 expenses are lower than the Managed Futures Index Series-1 expenses as set forth in the Break Even Table.

SAI-74

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-75

MANAGED FUTURES INDUSTRY INFORMATION

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-90 for descriptions of third-party indices referenced herein.

Sample of Markets Traded

Many Trading Advisors mitigate risk by operating in six sectors. Three sectors are related to financial instruments: Interest Rates, Currencies and Stock Indices. The other three sectors are based on non-financial instruments, including: Metals, Energy and Agriculturals. Within these six global sectors, as well as the underlying markets traded which are illustrated below, another layer of diversification is added and the potential to further reduce risk.

Please note that not every Trading Advisor trades within all or some of these sectors or markets. These markets have inherent risks and you should read the prospectus. There is no guarantee that managed futures or The Frontier Fund will meet its intended objective; accordingly, investors could lose a substantial portion, or even all, of their investment.

Financials	Interest Rates	Currencies	Stock Indices
	• Eurodollar	• Australian Dollar	• S&P 500
	• U.S. T-Bonds	• British Pound	• Russell 2000
	• U.S. T-Notes	• Canadian Dollar	• Dow Jones Industrial
	• Australian T-Bonds	• Euro	• Nikkei
	• Japanese Government Bonds	• Japanese Yen	• CAC 40
		• Swiss Franc	• Hang Seng

Non-Financials	Metals	Energy	Agricultural
	• Gold	• Heating Oil	• Soybeans
	• Silver	• Gasoline	• Live Cattle
	• Copper	• Crude Oil	• Corn
	• Lead	• Brent Crude Oil	• Cocoa
	• Aluminum	• Natural Gas	• Coffee

SAI-76

Various Trading Strategies

Trading Advisors work within the parameters of certain trading strategies. Below is an illustration of the different types of research, trading approaches, trading methodologies, duration of trades and markets traded that Trading Advisors may utilized. These various trading styles offer the opportunity to diversify across trading approaches, methodology and duration, thus potentially reducing risk.

Please note that not every Trading Advisor utilized all or some of these trading strategies. These strategies have inherent risks and you should read the prospectus. There is no guarantee that managed futures or The Frontier Fund will meet its intended objective; accordingly, investors could lose a substantial portion, or even all, of their investment.

SAI-77

Summary of Managed Futures Performance and Correlation

Correlation is the statistical measure of how closely two investments move in unison, with the range of coefficients ranging from -1 to 1. A score of 1 indicates that two investments are 100% correlated, while -1 indicates the maximum negative or non-correlation.

Typically due to the diversified sector exposure and various trading strategies employed, managed futures can be non- to negatively correlated to stocks and bonds.

There is no guarantee that managed futures or the Trust will meet its intended objective; accordingly, investors could lose a substantial portion, or even all, of their investment.

MANAGED FUTURES AND EQUITIES: FIVE-YEAR AND TEN-YEAR ROLLING CORRELATION

Over the past twenty-five years, the correlation coefficient between equities and managed futures is 0.03, demonstrating strong non-correlation over the long term. A diversified portfolio, whose underlying asset classes are able to perform independently of one another, can lead to less volatility and higher returns.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

CASAM CISDM CTA Asset Weighted Index vs. S&P 500 Total Return Index Correlation

December 1984 – December 2007

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Equities: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-78

MANAGED FUTURES AND EQUITIES: TWELVE-MONTH ROLLING CORRELATION

In certain situations, managed futures will appear to be correlated to equities in the short term, as has been demonstrated in many asset classes. Negative news events in the marketplace, such as 9/11, the collapse of the subprime market, and the war in Iraq have a negative effect on equities. Because managed futures can hold either long or short positions, event risk can cause either short-term gains or losses, dependent on whether an existing trend is accelerated or reversed. If a trend is accelerated, whether that trend had been down or up, profits are seen. If the trend is sharply reversed, then managed futures will incur losses, at least in the short term, as CTAs adjust their positions.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

CASAM CISDM CTA Asset Weighted Index vs. S&P 500 Total Return Index Correlation

December 1980 – December 2007

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Equities: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-79

PERFORMANCE COMPARISON A:

CORRELATION OF MANAGED FUTURES VS. VARIOUS ASSET CLASSES

Among the various asset classes, managed futures demonstrate one of the lowest correlations over the long term. Through this non-to-negative correlation, managed futures have the potential to increase returns and reduce risk.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Correlation of Managed Futures vs. Various Asset Classes

(January 1987 – December 2007)

All correlation coefficients are calculated from Jan. 1987 to December 2007, except REITs, which start July 1998, and Hedge Funds and Equity Long/Short, which start Jan. 1994.

Managed Futures: Barclay BTOP 50 Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Aggregate Bond Index. Source: Pertrac Financial Solutions.

Commodities: RJ/CRB Excess Return Index. Source: www.jefferies.com.

Currency: US Dollar Index. Source: CQG, Inc.

REITs: DJ Composite REIT Total Return Index. Source: CQG, Inc.

Hedge Funds: Credit Suisse—Tremont Hedge Fund Index. Source: Pertrac Financial Solutions.

Equity Long/Short: Credit Suisse—Tremont HFI Long-Short Equity. Source: Pertrac Financial Solutions.

International Equity: MSCI EAFE—Price Index. Source: Pertrac Financial Solutions.

S&P 500: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

Cash: 3-month T-Bills. Source: http://www.federalreserve.gov.

SAI-80

PERFORMANCE COMPARISON B:

MANAGED FUTURES CORRELATION IN BULL AND BEAR MARKETS

Years of statistical research and analysis proves that when stock markets are rising, managed futures tend to be positively correlated to that movement—they go up as well. When stocks are falling, managed futures tend to be negatively correlated and are inclined to rise. What this means for investors is that managed futures offer the possibility of good returns during rising stock markets, so that a portfolio diversified among equities and managed futures will grow overall in bull markets. Correspondingly, when stock markets are in decline, managed futures tend to rise. The potential to benefit from bullish or bearish markets is a strong reason to include managed futures as market environments change. An investor in managed futures may realize less (or more) favorable results than those of the index depicted in the chart below. Managed futures are volatile and highly leveraged, and an investor may lose its entire investment in managed futures.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Equities: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-81

PERFORMANCE COMPARISON OF MANAGED FUTURES AND STOCKS

Managed Futures: The CASAM CISDM CTA Asset Weighted Index reflects the dollar-weighted performance of Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. CTAs trade a wide variety of OTC and exchange traded forward, futures and options markets (e.g., physicals, currency, financial) based on a wide variety of trading models. In order to be included in the asset weighted index universe, a CTA must have at least $500,000 under management and at least a 12-month track record. The Frontier Fund trading advisor programs are a small subset of this index, and therefore the Fund’s results may be less favorable and deviate substantially from the index results shown above. Source: Pertrac Financial Solutions.

Stocks: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

Correlation Coefficient Jan-1980 to Aug-2008	Barclay CTA Index	CASAM CISDM CTA Asset Weighted Index	Lehman Aggregate Bond Index	S&P 500 Total Return Index
Barclay CTA Index	1.00
CASAM CISDM CTA Asset Weighted Index	0.92	1.00
Lehman Aggregate Bond Index	0.01	0.07	1.00
S&P 500 Total Return Index	0.01	0.00	0.21	1.00

Managed Futures: CASAM CISDM CTA Asset Weighted Index and Barclay CTA Index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Index. Source: Pertrac Financial Solutions.

SAI-82

MANAGED FUTURES RETURNS DURING SIGNIFICANT FINANCIAL MARKET DISRUPTIONS

16 of the Worst Events Driving Declines in the S&P 500 from January 1986 through October 2008

Managed Futures performance was positive during periods of disruption in 13 of these last 16 events.

Event Risk and Correlation
Managed Futures Returns During Significant Financial Market Disruptions
Period	Event	Stocks	Managed Futures
September 1986	West Germany and Japan unwillingness to cut interest rates	-8.23%	-4.17%
Fourth Quarter 1987	U.S. Stock Market Crash	-22.53%	20.10%
Third Quarter 1990	Invasion of Kuwait by Iraq	-13.75%	15.72%
Third Quarter 1998	Russian Debt Default, LTCM Crisis	-9.95%	9.22%
November 2000 – December 2000	US Presidential Election Uncertainty	-7.43%	11.31%
September 2001 – October 2001	Terrorist Attacks on U.S. Soil	-6.32%	5.64%
October 2001 – July 2002	Enron & WorldCom Bankruptcies	-11.37%	8.43%
April 2002	General Disappointment in Market Recovery	-6.06%	-1.09%
August 2002 – September 2002	Bear Market Bottom & High Yield Bond Market Turbulence	-10.28%	4.16%
January 2000 – December 2002	Technology Bubble Bursts, U.S. Recession	-37.60%	23.84%
January 2003 – March 2003	War in Iraq, SARS Crisis, Geopolitical Uncertainty	-3.15%	3.88%
June 2007 – August 2007	Subprime Mortgage Problems Deepen, Bedlam in Financial Markets	-3.28%	-1.77%
November 2007 – June 2008	Widespread Fear of the U.S. Sliding into a Recession	-16.18%	12.17%
January 2008	Widespread Fear of the U.S. Sliding into a Recession	-6.00%	2.13%
June 2008	Skyrocketing food and energy prices, inflation fears	-8.43%	3.62%
September 2008 – October 2008	Lehman Brothers Bankruptcy, Government Take Over of AIG, Fannie Mae and Freddie Mac	-24.21%	5.87%

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Stocks: S&P 500 Total Return Index. Source: Pertrac Financial Solutions.

These selected periods are used for illustrative purposes and may not correspond with the precise starting and ending dates surrounding the suggested events or period of perceived crisis.

SAI-83

MANAGED FUTURES PERFORMANCE DURING STOCK MARKET DOWN MARKETS

Managed Futures have historically performed independently of stocks and bonds. The potential to benefit from bullish or bearish markets is a strong reason to include managed futures as market environments change.

Managed Futures Performance during Stock Market Down Markets

(with declines of at least 5%) January 1980 – November 2008)

Managed Futures: The CASAM CISDM CTA Asset Weighted Index reflects the dollar-weighted performance of Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. CTAs trade a wide variety of OTC and exchange traded forward, futures and options markets (e.g., physicals, currency, financial) based on a wide variety of trading models. In order to be included in the asset weighted index universe, a CTA must have at least $500,000 under management and at least a 12-month track record. The Frontier Fund trading advisor programs are a small subset of this index, and therefore the Trust’s results may be less favorable and deviate substantially from the index results shown above. There is a substantial risk of loss in managed futures, and there can be no guarantee that any managed futures trading program or The Frontier Fund will meet its intended objective; accordingly, an investment in managed futures may not be suitable for everyone and an investor could lose a substantial portion, or all of his or her investment. Source: Pertrac Financial Solutions.

Stocks: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-84

MANAGED FUTURES PERFORMANCE DURING STOCK MARKET UP MARKETS

Managed Futures Performance during Stock Market Up Markets

(with increases of at least 5%) January 1980 – November 2008)

Managed Futures: The CASAM CISDM CTA Asset Weighted Index reflects the dollar-weighted performance of Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. CTAs trade a wide variety of OTC and exchange traded forward, futures and options markets (e.g., physicals, currency, financial) based on a wide variety of trading models. In order to be included in the asset weighted index universe, a CTA must have at least $500,000 under management and at least a 12-month track record. The Frontier Fund trading advisor programs are not designed to track this index, and therefore the Trust’s results may be less favorable and deviate substantially from the index results shown above. There is a substantial risk of loss in managed futures, and there can be no guarantee that any managed futures trading program or The Frontier Fund will meet its intended objective; accordingly, an investment in managed futures may not be suitable for everyone and an investor could lose a substantial portion, or all of his or her investment. Source: Pertrac Financial Solutions.

Stocks: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-85

MANAGED FUTURES 10 LARGEST DECLINES AND SUBSEQUENT 12 MONTH RETURN

The below data is a representation of the following 12 months of Managed Futures performance following a significant draw-down in performance. It is evident that following challenging market conditions, historically, managed futures have experienced a positive recovery.

There is no guarantee that managed futures or the Trust will meet its intended objective; accordingly, investors could lose a substantial portion, or even all, of their investment.

Managed Futures 10 Largest Declines & Subsequent 12 Month Return
	Drawdown Performance	Peak	Trough	Succeeding 12 Month Return
	-20.39%	Sep-82	Jul-83	21.92%
	-15.92%	Mar-86	Dec-86	57.78%
	-13.28%	Jan-81	Apr-81	23.25%
	-10.69%	Dec-91	Apr-92	35.37%
	-10.34%	Jun-81	Oct-81	24.05%
	-10.17%	Jul-89	Oct-89	35.44%
	-9.67%	Jun-82	Jul-82	-9.82%
	-8.25%	Mar-04	Aug-04	10.18%
	-7.78%	Dec-87	Apr-88	25.97%
	-7.33%	Nov-81	Dec-81	5.09%
Average	-11.38%			22.92%

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

SAI-86

Managed Futures vs. Conventional Portfolio, January 1980 – December 2007

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Stocks: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

Bonds: Lehman Brothers Aggregate Bond Index. Source: Pertrac Financial Solutions.

Annualized Standard Deviation: Measures the degree of variation of monthly returns around the mean (average) return. The higher the volatility of the investment returns, the higher the standard deviation will be.

SAI-87

Barclay BTOP 50 Index VAMI, Monthly, December 1994 – December 2007

Managed Futures: Barclay BTOP50 Index. Source: Pertrac Financial Solutions.

Historical Performance of Managed Futures vs. Stocks, January 1980 – November 2008

Managed Futures: CASAM CISDM CTA Asset Weighted Index. Source: Pertrac Financial Solutions.

Stocks: Standard & Poor’s 500 Total Return Index. Source: Pertrac Financial Solutions.

SAI-88

Modern Portfolio Theory In Action

This chart compares returns across various asset classes, using leading indices as benchmarks. This quilt-like pattern reveals some essential lessons of investing. First, the importance of holding a diversified portfolio of investments is brought home by the varying rates of return among asset classes from year to year. Second, the effectiveness of a “buy-and-hold” strategy comes through in the overall fluctuation—a bad year for any given asset class can follow several years of strong performance, just as surely as a recovery can follow a downturn. Finally, the rotation of the top-performing asset class, year to year, points to the ability of a well-diversified portfolio to mitigate the volatility inherent to most markets over the long term.

Disclaimers

The performance of the indices noted above, including that of the Barclay BTOP 50 Index, does not include fund expenses, such as service fees, sponsor fees, fund organizational and operating fees, fund operating expenses, etc.

SAI-89

DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION

Barclay BTOP50 Index

The BTOP50 Index seeks to replicate the overall composition of the managed futures industry with regard to trading style and overall market exposure. The BTOP50 employs a top-down approach in selecting its constituents. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisors represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe.

Source: www.barclayhedge.com

Barclay CTA Index

The Barclay CTA Index is a leading industry benchmark of representative performance of commodity trading advisors. There are currently 492 programs included in the calculation of the Barclay CTA Index for the year 2008, which is unweighted and rebalanced at the beginning of each year.

To qualify for inclusion in the CTA Index, an advisor must have four years of prior performance history. Additional programs introduced by qualified advisors are not added to the Index until after their second year. These restrictions, which offset the high turnover rates of trading advisors as well as their artificially high short-term performance records, ensure the accuracy and reliability of the Barclay CTA Index.

Source: www.barclayhedge.com

CASAM CISDM CTA Asset Weighted Index

The CASAM CISDM CTA Asset Weighted Index reflects the dollar-weighted performance of Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. CTAs trade a wide variety of OTC and exchange traded forward, futures and options markets (e.g., physicals, currency, financial) based on a wide variety of trading models. In order to be included in the asset weighted index universe, a CTA must have at least $500,000 under management and at least a 12-month track record. The index goes back historically to January 1980.

Source: www.casamhedge.com

CASAM CISDM CTA Asset Weighted Currency Index

The CASAM CISDM CTA Asset Weighted Currency Index reflects the dollar-weighted performance of currency Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. Currency CTAs trade currency futures/options and forward contracts based on a wide variety of trading models. In order to be included in the currency universe, a currency CTA must have at least $500,000 under management and at least a 12-month track record. The index goes back historically to January 1990.

Source: www.casamhedge.com

CASAM CISDM CTA Asset Weighted Physicals Index

The CASAM CISDM CTA Asset Weighted Physicals Index reflects the dollar weighted performance of physicals Commodity Trading Advisors (CTAs) reporting to the CASAM CISDM Database. Physicals CTAs trade a wide variety of OTC and exchanged traded commodity futures/options within the energy, agricultural and metals complex and use a wide variety of trading models including those based on systematic models, fundamental economic data and/or individual trader’s beliefs. In order to be included in the physicals index universe, a physicals CTA must have at least $500,000 under management and at least a 12-month track record. The index goes back historically to January 2001.

Source: www.casamhedge.com

SAI-90

The Credit Suisse/Tremont Hedge Fund Index

The methodology utilized in the Credit Suisse/Tremont Hedge Fund Index starts by defining the universe it is measuring. The Index Universe is defined as funds with:

•	A minimum of US $50 million assets under management (“AUM”),

•	A minimum one-year track record, and

•	Current audited financial statements.

Funds are separated into ten primary subcategories based on their investment style. The Index in all cases represents at least 85% of the AUM in each respective category of the Index Universe. Credit Suisse/Tremont analyzes the percentage of assets invested in each subcategory and selects funds for the Index based on those percentages, matching the shape of the Index to the shape of the universe. The Index is calculated and rebalanced monthly. Funds are reselected on a quarterly basis as necessary.

Source: www.hedgeindex.com

Dow Jones AIG Commodity Index

The DJ-AIGCI is composed of futures contracts on 19 physical commodities. To determine its component weightings, the DJ-AIGCI relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity. The index also relies to a lesser extent on dollar-adjusted production data. The component weightings are also determined by several rules designed to insure diversified commodity exposure. No related group of commodities (e.g., energy, precious metals, livestock and grains) may constitute more than 33% of the index. No single commodity may constitute less than 2% of the index.

Source: Pertrac Financial Solutions

Dow Jones Wilshire REIT Index

The Dow Jones Wilshire REIT Index provides measures of real estate securities that serve as proxies for direct real estate investing, in part by excluding securities whose value is not always closely tied to the value of the underlying real estate. The reason for the exclusions is that factors other than real estate supply and demand, such as interest rates and health care, influence the market value of these companies. To be included in the indices, a company must be both an equity owner and operator of commercial and/or residential real estate. Businesses excluded from these focused indices include: mortgage REITs, health care REITS, net-lease REITs, real estate finance companies, mortgage brokers and bankers, commercial and residential real estate brokers, home builders, large landowners and subdividers of unimproved land, hybrid REITs and timber REITs, as well as companies that have more than 25% of their assets in direct mortgage investments. A company must have a minimum total market capitalization of $200 million at the time of its inclusion, and at least 75% of the company’s total revenue must be derived from the ownership and operation of real estate assets. The liquidity of the company’s stock must be commensurate with that of other institutionally held real estate securities.

Source: www.djindexes.com

Lehman Aggregate Bond Index

The U.S. Aggregate Index covers the USD-denominated, investment-grade, fixed-rate, taxable bond market of SEC registered securities. The index includes bonds from the Treasury, Government-Related, Corporate, MBS (agency fixed-rate and hybrid ARM pass throughs), ABS, and CMBS sectors. U.S. Agency Hybrid Adjustable Rate Mortgage (ARM) securities were added to the U.S. Aggregate Index on April 1, 2007, but are not eligible for the Global Aggregate Index. The U.S. Aggregate Index is a component of the U.S. Universal Index in its entirety. The index was created in 1986, with index history backfilled to January 1, 1976.

Source: www.lehman.com

SAI-91

MSCI EAFE Index

The MSCI EAFE Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US & Canada. As of June 2007 the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

Source: www.mscibarra.com

S&P 500 Total Return Index

Widely regarded as the best single gauge of the U.S. equities market, this world-renowned index includes 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with approximately 75% coverage of U.S. equities, it is also an ideal proxy for the total market. S&P 500 is part of a series of S&P U.S. indices that can be used as building blocks for portfolio construction.

Source: www.standardandpoors.com

S&P GSCI Commodity Index

The S&P GSCI is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time. It is also designed as a “tradable” index that is readily accessible to market participants. In order to accomplish these objectives, the S&P GSCI is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures markets. There is no limit on the number of contracts that may be included in the S&P GSCI; any contract that satisfies the eligibility criteria and the other conditions specified in this S&P GSCI Index Methodology will be included. This feature enhances the suitability of the S&P GSCI as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy. The S&P GSCI is calculated and maintained by Standard & Poor’s (“S&P”).

Source: www.standardandpoors.com

US Dollar Index

USDX is a weighted average of six component currencies. Contract calls for receipt/delivery of US Dollars or receipt/delivery of six component currencies.

Source: www.theice.com

SAI-92

EXHIBIT A

AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

THE FRONTIER FUND

Dated as of August 8, 2003

By and Among

EQUINOX FUND MANAGEMENT, LLC

WILMINGTON TRUST COMPANY
and

THE UNITHOLDERS

from time to time hereunder

i

ii

iii

THE FRONTIER FUND

AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

This amended and restated declaration of trust and trust agreement of The Frontier Fund (the “Trust Agreement”) is made and entered into as of the 8th day of August, 2003, by and among EQUINOX FUND MANAGEMENT, LLC, a Delaware limited liability company (the “Managing Owner”), Wilmington Trust Company, a Delaware company, as trustee (the “Trustee”), and the UNITHOLDERS from time to time hereunder.

WHEREAS, the parties hereto desire to amend and restate the declaration of trust and trust agreement of the Trust as of the above date as set forth herein to provide for the governance of the Trust and set forth in detail their respective rights and duties relating to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1    Definitions.    These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Affiliate of the Managing Owner” means: (i) any officer, director, or partner of the Managing Owner, (ii) any corporation, partnership, trust or other entity controlling, controlled by or under common control with the Managing Owner or any Person described in (i) above, (iii) any officer, director, trustee, or general partner of any Person who is a member, other than as limited partner, with any Person described in (i) and (ii) above, in a relationship of joint venture, general partnership or similar form of unincorporated business association. For purposes of this definition the term “control” shall also mean the control or ownership of ten percent (10%) or more of the beneficial interest in the Person referred to.

“Benefit Plan Investors” means employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity.

“Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Contribution” means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A-1, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Statutory Trust Act.

“CFTC” means the Commodity Futures Trading Commission.

“Class” means any separate class within any Series of Units of the Trust as provided in Sections 3806(b)(1) of the Delaware Statutory Trust Act, the Units of which will have the rights, duties and privileges with respect to the Trust Estate of such Series as are set forth in this Trust Agreement, any document creating such Class or any Prospectus relating thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

“Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

“Commodity Contract” means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

“Continuous Offering Period” means the period following the conclusion of the Initial Offering Period and ending on the date when the number of Units permitted to be sold pursuant to Section 3.2 are sold, but in no event later than December 31, 2053.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §3801 et seq., as the same may be amended from time to time.

“Disposition Gain” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

“Disposition Loss” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

“DOL” means the United States Department of Labor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code.

“Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“Initial Offering Period” means the period with respect to the Winton/Graham Series, Winton Series and Currency Series and Class 1 and Class 2 of the Balanced Series terminating no later than October 31, 2004, the period with respect to the Campbell/Graham/Tiverton Series terminating no later than March 31, 2005, the period with respect to the Long Only Commodity Series, the Long/Short Commodity Series and the Managed Futures Index Series and Class 1a and Class 2a of the Balanced Series terminating no later than February 28, 2006, and the period with respect to the Campbell Series and Tiverton Series commencing upon the effectiveness of a Registration Statement therefor and terminating no later than the date stated in the Prospectus filed as part of such Registration Statement, in each case unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner.

“Limited Owner” means any person or entity who becomes a holder of Limited Units (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Units purchased by it.

“IRS” means the Internal Revenue Service.

“Losses” means, with respect to each Series, for each Fiscal Year, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Managing Owner” means Equinox Fund Management, LLC or any substitute therefor as provided herein.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“NASAA Guidelines” means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

“Net Asset Value of a Series” means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting (“GAAP”), including, but not limited to, the extent specifically set forth below:

(a)    Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b)    All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non- United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c)    Interest earned on a Series commodity brokerage account shall be accrued at least daily.

(d)    The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

“Net Asset Value of a Series per Unit” means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

“NFA” means the National Futures Association.

“Organization and Offering Expenses” shall have the meaning set forth in Section 4.7 of this Trust Agreement.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, business trust, association, Benefit Plan Investor or other legal entity.

“Plan” means pension, profit-sharing, stock bonus, individual retirement accounts, Keogh plans, welfare benefit plans and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

“Profits” means, with respect to each Series for each Fiscal Year, the income of the Series, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Prospectus” means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

“Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.

“Redemption Date” means the day of the week after the date the Managing Owner is in receipt of a redemption request for at least one (1) Business Day to be received by the Managing Owner no later than 4:00 PM Eastern Standard Time (“EST”) in order for the redemption of Units held by the Unitholders may be redeemed in accordance with the provisions of Article VII hereof as of the next Business Day.

“Registration Statement” means a registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented.

“Series” means a separate series of the Units in the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Statutory Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

“Sponsor” means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

“Subscription Agreement” means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Units.

“Trading Advisor” means initially Ansbacher Investment Management, Inc., AIS Futures Management, LLC, Campbell & Company, Inc., Chesapeake Capital Corporation, Conquest Capital, LLC, CTS Capital Management, LLC, C-View International Limited, Dighton Capital USA, Emil Van Essen, Forecast Trading Group, LLC, Graham Capital Management, L.P., Kottke Associates, LLC, Landmark Trading Company, Mississippi River Investments, Inc., Optimal Models and Decisions, Inc., Quantam S.A., Quantitative Investment Management, LLC, Red Oak Commodity Advisors, Inc., Strategic Ag Trading, Tiverton Trading, Inc., Winton Capital Management Ltd., Zenith Resources, Inc. and any other entity or entities, acting in its capacity as a CTA (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

“Trust” means The Frontier Fund formed pursuant to this Trust Agreement.

“Trust Agreement” means this Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series’ accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of a Series, where no distinction is required by the context in which the term is used.

“Units” means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of a Series. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units need not be represented by certificates.

“Valuation Date” means the date as of which the Net Asset Value of a Series is determined.

“Valuation Period” means a regular period of time between Valuation Dates.

“Valuation Point” means the close of business on each day, or such other day as may be determined by the Managing Owner.

SECTION 1.2    Name.

(a)    The name of the Trust is “The Frontier Fund” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3    Delaware Trustee; Business Offices.

(a)    The sole trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event the Trustee resigns or is removed as the trustee, the Trustee of the Trust in the State of Delaware shall be the successor trustee.

(b)    The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o Equinox Fund Management, LLC, 1660 Lincoln Street, Suite 100, Denver, Colorado 80264.

(c)    Declaration of Trust. The Managing Owner, as grantor of the Trust, hereby contributes, and the Trustee hereby acknowledges that the Trust has received, the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner, and the Trustee hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust constitutes a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties that the Trust be treated as a partnership under the Code and applicable state and local tax laws. In furtherance of the foregoing, the Trust shall not elect to be treated as an association taxable as a corporation for federal income tax purposes. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Statutory Trust Act in connection with the formation of the Trust under the Delaware Statutory Trust Act.

SECTION 1.4    Purposes and Powers.    The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Statutory Trust Act. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.5    Tax Treatment.

(a)    The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust shall initially be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of any tax items; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder in this Section 1.5(a) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, the Trust shall indemnify, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(b)    Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Unitholder’s Units.

SECTION 1.6    General Liability of the Managing Owner.

(a)    Subject to the restrictions set forth in Section 4.6 hereof, the Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.6 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Statutory Trust Act, will be deemed to be a separate Class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.6, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof.

(b)    Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

SECTION 1.7    Legal Title.    Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

SECTION 1.8    Series Trust.    The Units of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Delaware Statutory Trust Act. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Statutory Trust Act, and each reference to the term Trust in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms Trust or Series in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Statutory Trust Act.

ARTICLE II

THE TRUSTEE

SECTION 2.1    Term; Resignation.

(a)    Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b)    The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor trustee.

SECTION 2.2    Powers.    Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Delaware Statutory Trust Act and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Delaware Statutory Trust Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Statutory Trust Act. Notwithstanding anything set forth herein to the contrary, the Trustee shall have no power, duty or authority to execute in connection with the Trust any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002.

SECTION 2.3    Compensation and Expenses of the Trustee.    The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4    Indemnification.    The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

SECTION 2.5    Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6    Liability of Trustee.    Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.6 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own negligence or willful misconduct. In particular, but not by way of limitation:

(a)    The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(b)    The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(c)    The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(d)    The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

(e)    No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f)    Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(h)    Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

SECTION 2.7    Reliance; Advice of Counsel.

(a)    In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)    In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS

SECTION 3.1    General.

(a)    The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.4, and to fix and determine the relative rights, duties and preferences as between the Units of the separate Series as to right of redemption, management fees, incentive fees, trading advisers, leverage, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

(b)    The Managing Owner may, without Limited Owner approval, divide Units of any Series into two or more Classes, Units of each such Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Series shall have been initially established and designated without any specific establishment or designation of Classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate Classes thereof.

(c)    The Managing Owner may, without Limited Owner approval, divide Units of any Class into two or more Sub-Classes, Units of each such Sub-Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Class shall have been initially established and designated without any specific establishment or designation of Sub-Classes, shall not limit the authority of the Managing Owner to divide a Class and establish and designate separate Sub-Classes thereof.

(d)    The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units of up to five (5) decimal places. All Units will be held in book-entry form and will not be certificated. From time to time, the Managing Owner may divide or combine the Units of any Series, Class or Sub-Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series, Class or Sub-Class. The Managing Owner may issue Units of any Series, Class or Sub-Class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series, Class or Sub-Class thereof into one or more Series, Classes or Sub-Classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series, Class or Sub-Class thereof reacquired by the Trust. The Units of each Series shall initially be divided into two Classes: General Units and Limited Units. Furthermore, the Limited Units of each Class shall initially be divided into two Sub-Classes—the Class 1 and the Class 2 (as described in the Prospectus).

(e)    By virtue of the initial contribution by the Managing Owner to each initial Series of the Trust as set forth in Section 1.3(c), the Managing Owner has become the holder of ten (10) General Units of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive, if the applicable conditions of Section 3.2 are met, additional General Units (or fractions thereof) in each Series in consideration for the required contributions made to the Trust as of such time by the Managing Owner pursuant to Section 3.3. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Units (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.3 on any day during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Unit calculated as of the close of business on the Business Day on which such contributions were made.

(f)    No certificates or other evidence of beneficial ownership of the Units will be issued.

(g)    Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2    Limited Units.

(a)    Offer of Balanced Series Limited Units.

(i)    Balanced Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 10,020,000 Balanced Series Limited Units.

(ii)    Balanced Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Balanced Series Limited Unit, the maximum amount of Balanced Series Limited Units set forth in Section 3.2(a)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Balanced Series Limited Units as it deems appropriate.

(iii)    Balanced Series Subscription Minimum.    The minimum amount of subscription proceeds which must be received by the Balanced Series is $20,000,000 (“Balanced Series Subscription Minimum”). In the event that the Balanced Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Balanced Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Balanced Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Balanced Series Limited Units, as soon as practicable after the termination of the Balanced Series Initial Offering Period. Such accepted subscribers will be deemed Balanced Series Limited Owners at such time as such admission is reflected on the books and records of Balanced Series of the Trust.

(iv)    Failure to Meet the Balanced Series Subscription Minimum.    In the event that the Balanced Series Subscription Minimum is not achieved, all proceeds of the sale of Balanced Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Balanced Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Balanced Series Limited Units After Initial Offering Period.    In the event that Balanced Series Subscription Minimum is achieved during the Initial Offering Period for the Balanced Series Limited Units, the Trust may continue to offer Balanced Series Limited Units and admit additional Balanced Series Limited Owners and/or accept additional contributions from existing Balanced Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to the Balanced Series during the Balanced Series Continuous Offering Period by an existing Balanced Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Balanced Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Balanced Series Continuous Offering Period, each newly admitted Balanced Series Limited Owner, and each existing Balanced Series Limited Owner that makes an additional Capital Contribution to Balanced Series, shall receive Balanced Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Balanced Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Balanced Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Balanced Series Limited Units shall be admitted to the Trust and deemed a Balanced Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Balanced Series Limited Owner who purchases any Balanced Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Balanced Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Balanced Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Balanced Series Limited Units. In the event that the Balanced Series Subscription Minimum is achieved during the Initial Offering for the Balanced Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Balanced Series Limited Units during its Initial Offering Period will be contributed to Balanced Series, for which the Balanced Series Limited Owners will receive additional Balanced Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Balanced Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Balanced Series Limited Units and will be treated as Balanced Series Limited Owners with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Balanced Series Limited Units as it determines in its discretion.

(b)    Offer of Winton/Graham Series Limited Units.

(i)    Winton/Graham Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 1,100,000 Winton/Graham Series Limited Units.

(ii)    Winton/Graham Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Winton/Graham Series Limited Unit, the maximum amount of Winton/Graham Series Limited Units set forth in Section 3.2(b)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Winton/Graham Series Limited Units as it deems appropriate.

(iii)    Winton/Graham Series Subscription Minimum.    The minimum amount of subscription proceeds which must be received by the Winton/Graham Series is $5,000,000 (“Winton/Graham Series Subscription Minimum”). In the event that the Winton/Graham Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Winton/Graham Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Winton/Graham Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Winton/Graham Series Limited Units, as soon as practicable after the termination of the Winton/Graham Series Initial Offering Period. Such accepted subscribers will be deemed Winton/Graham Series Limited Owners at such time as such admission is reflected on the books and records of Winton/Graham Series of the Trust.

(iv)    Failure to Meet the Winton/Graham Series Subscription Minimum.    In the event that the Winton/Graham Series Subscription Minimum is not achieved, all proceeds of the sale of Winton/Graham Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Winton/Graham Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Winton/Graham Series Limited Units After Initial Offering Period.    In the event that the Winton/Graham Series Subscription Minimum is achieved during the Initial Offering Period for the Winton/Graham Series Limited Units, the Trust may continue to offer Winton/Graham Series Limited Units and admit additional Winton/Graham Series Limited Owners and/or accept additional contributions from existing Winton/Graham Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to Winton/Graham Series during the Winton/Graham Series Continuous Offering Period by an existing Winton/Graham Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Winton/Graham Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Winton/Graham Series Continuous Offering Period, each newly admitted Winton/Graham Series

Limited Owner, and each existing Winton/Graham Series Limited Owner that makes an additional Capital Contribution to Winton/Graham Series, shall receive Winton/Graham Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Winton/Graham Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Winton/Graham Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Winton/Graham Series Limited Units shall be admitted to the Trust and deemed a Winton/Graham Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Winton/Graham Series Limited Owner who purchases any Winton/Graham Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Winton/Graham Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Winton/Graham Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Winton/Graham Series Limited Units. In the event that the Winton/Graham Series Subscription Minimum is achieved during the Initial Offering for the Winton/Graham Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Winton/Graham Series Limited Units during its Initial Offering Period will be contributed to Winton/Graham Series, for which the Winton/Graham Series Limited Owners will receive additional Winton/Graham Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Winton/Graham Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Winton/Graham Series Limited Units and will be treated as Winton/Graham Series Limited Owners with respect to such Winton/Graham Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Winton/Graham Series Limited Units as it determines in its discretion.

(c)    Offer of Winton Series Limited Units.

(i)    Winton Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 2,650,000 Winton Series Limited Units.

(ii)    Winton Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Winton Series Limited Unit, the maximum amount of Winton Series Limited Units set forth in Section 3.2(c)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Winton Series Limited Units as it deems appropriate.

(iii)    Winton Series Subscription Minimum.    There is no minimum amount of subscription proceeds which must be received by the Winton Series. In the event that the Balanced Series achieves the Balanced Series Subscription Minimum, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Winton Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Winton Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Winton Series Limited Units, as soon as practicable after the termination of the Winton Series Initial Offering Period. Such accepted subscribers will be deemed Winton Series Limited Owners at such time as such admission is reflected on the books and records of Winton Series of the Trust.

(iv)    Failure to Meet the Balanced Series Subscription Minimum.    In the event that the Balanced Series Subscription Minimum is not achieved, all proceeds of the sale of Winton Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Winton Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Winton Series Limited Units After Initial Offering Period.    In the event that Balanced Series Subscription Minimum is achieved during the Initial Offering Period for the Winton Series Units or the Balanced Series Subscription Minimum is achieved, the Trust may continue to offer Winton Series Limited Units and admit additional Winton Series Limited Owners and/or accept additional contributions from existing Winton Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to Winton Series during the Winton Series Continuous Offering Period by an existing Winton Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Winton Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Winton Series Continuous Offering Period, each newly admitted Winton Series Limited Owner, and each existing Winton Series Limited Owner that makes an additional Capital Contribution to Winton Series, shall receive Winton Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Winton Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Winton Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Winton Series Limited Units shall be admitted to the Trust and deemed a Winton Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Winton Series Limited Owner who purchases any Limited Units offered pursuant to the Prospectus shall contribute to the capital of Winton Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Winton Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National

Association, in Denver until the conclusion of the Initial Offering Period for the Winton Series Limited Units. In the event that the Balanced Series is achieved during the Initial Offering for the Winton Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Winton Series Limited Units during its Initial Offering Period will be contributed to Winton Series, for which the Winton Series Limited Owners will receive additional Winton Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Winton Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Winton Series Limited Units and will be treated as Winton Series Limited Owners with respect to such Winton Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Winton Series Limited Units as it determines in its discretion.

(d)    Offer of Campbell Limited Units.

(i)    Campbell Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 5,000,000 Campbell Series Limited Units.

(ii)    Campbell Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Campbell Series Limited Unit, the maximum amount of Campbell Series Limited Units set forth in Section 3.2(d)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Campbell Series Limited Units as it deems appropriate.

(iii)    Campbell Series Subscription Minimum.    The minimum amount of subscription proceeds which must be received by the Campbell Series is $1,000 (“Campbell Series Subscription Minimum”). In the event that the Campbell Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Campbell Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of the Campbell Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Campbell Series Limited Units, as soon as practicable after the termination of the Campbell Series Initial Offering Period. Such accepted subscribers will be deemed Campbell Series Limited Owners at such time as such admission is reflected on the books and records of the Campbell Series of the Trust.

(iv)    Failure to Meet the Campbell Series Subscription Minimum.    In the event that the Campbell Series Subscription Minimum is not achieved, all proceeds of the sale of the Campbell Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Campbell Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of the Campbell Series Limited Units After Initial Offering Period.    In the event that the Campbell Series Subscription Minimum is achieved during the Initial Offering Period for the Campbell Series Limited Units, the Trust may continue to offer the Campbell Series Limited Units and admit additional Campbell Series Limited Owners and/or accept additional contributions from existing Campbell Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to the Campbell Series during the Campbell Series Continuous Offering Period by an existing Campbell Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Campbell Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the

Campbell Series Continuous Offering Period, each newly admitted Campbell Series Limited Owner, and each existing Campbell Series Limited Owner that makes an additional Capital Contribution to the Campbell Series, shall receive Campbell Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Campbell Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Campbell Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for the Campbell Series Limited Units shall be admitted to the Trust and deemed a Campbell Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Campbell Series Limited Owner who purchases any Campbell Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of the Campbell Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of the Campbell Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Campbell Series Limited Units. In the event that the Campbell Series Subscription Minimum is achieved during the Initial Offering for the Campbell Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Campbell Series Limited Units during its Initial Offering Period will be contributed to the Campbell Series, for which the Campbell Series Limited Owners will receive additional Campbell Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Campbell Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Campbell Series Limited Units and will be treated as Campbell Series Limited Owners with respect to such Campbell Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Campbell Series Limited Units as it determines in its discretion.

(e)    Offer of Tiverton Limited Units.

(i)    Tiverton Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 2,500,000 Tiverton Series Limited Units.

(ii)    Tiverton Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Tiverton Series Limited Unit, the maximum amount of Tiverton Series Limited Units set forth in Section 3.2(e)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Tiverton Series Limited Units as it deems appropriate.

(iii)    Tiverton Series Subscription Minimum.    The minimum amount of subscription proceeds which must be received by the Tiverton Series is $1,000 (“Tiverton Series Subscription Minimum”). In the event that the Tiverton Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Tiverton Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of the Tiverton Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Tiverton Series Limited Units, as soon as practicable after the termination of the Tiverton Series Initial Offering Period. Such accepted subscribers will be deemed Tiverton Series Limited Owners at such time as such admission is reflected on the books and records of the Tiverton Series of the Trust.

(iv)    Failure to Meet the Tiverton Series Subscription Minimum.    In the event that the Tiverton Series Subscription Minimum is not achieved, all proceeds of the sale of the Tiverton Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Tiverton Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of the Tiverton Series Limited Units After Initial Offering Period.    In the event that the Tiverton Series Subscription Minimum is achieved during the Initial Offering Period for the Tiverton Series Limited Units, the Trust may continue to offer the Tiverton Series Limited Units and admit additional Tiverton Series Limited Owners and/or accept additional contributions from existing Tiverton Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to the Tiverton Series during the Tiverton Series Continuous Offering Period by an existing Tiverton Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Tiverton Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Tiverton Series Continuous Offering Period, each newly admitted Tiverton Series Limited Owner, and each existing Tiverton Series Limited Owner that makes an additional Capital Contribution to the Tiverton Series, shall receive Tiverton Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Tiverton Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Tiverton Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for the Tiverton Series Limited Units shall be admitted to the Trust and deemed a Tiverton Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Tiverton Series Limited Owner who purchases any Tiverton Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of the Tiverton Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of the Tiverton Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Tiverton Series Limited Units. In the event that the Tiverton Series Subscription Minimum is achieved during the Initial Offering for the Tiverton Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Tiverton Series Limited Units during its Initial Offering Period will be contributed to the Tiverton Series, for which the Tiverton Series Limited Owners will receive additional Tiverton Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Tiverton Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Tiverton Series Limited Units and will be treated as Tiverton Series Limited Owners with respect to such Tiverton Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Tiverton Series Limited Units as it determines in its discretion.

(f)    Offer of Campbell/Graham/Tiverton Series Limited Units.

(i)    Campbell/Graham/Tiverton Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 3,000,000 Campbell/Graham/Tiverton Series Limited Units.

(ii)    Campbell/Graham/Tiverton Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Campbell/Graham/Tiverton Series Limited Unit, the maximum amount of Campbell/Graham/Tiverton Series Limited Units set forth in Section 3.2(f)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Campbell/Graham/Tiverton Series Limited Units as it deems appropriate.

(iii)    Campbell/Graham/Tiverton Series Subscription Minimum.    The minimum amount of subscription proceeds which must be received by the Campbell/Graham/Tiverton Series is $1,000 (“Campbell/Graham/Tiverton Series Subscription Minimum”). In the event that the Campbell/Graham/Tiverton Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Campbell/Graham/Tiverton Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Campbell/Graham/Tiverton Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Campbell/Graham/Tiverton Series Limited Units, as soon as practicable after the termination of the Campbell/Graham/Tiverton Series Initial Offering Period. Such accepted subscribers will be deemed Campbell/Graham/Tiverton Series Limited Owners at such time as such admission is reflected on the books and records of the Campbell/Graham/Tiverton Series of the Trust.

(iv)    Failure to Meet the Campbell/Graham/Tiverton Series Subscription Minimum.    In the event that the Campbell/Graham/Tiverton Series Subscription Minimum is not achieved, all proceeds of the sale of Campbell/Graham/Tiverton Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Campbell/Graham/Tiverton Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Campbell/Graham/Tiverton Series Limited Units After Initial Offering Period.    In the event that the Campbell/Graham/Tiverton Series Subscription Minimum is achieved during the Initial Offering Period for the Campbell/Graham/Tiverton Series Limited Units, the Trust may continue to offer Campbell/Graham/Tiverton Series Limited Units and admit additional Campbell/Graham/Tiverton Series Limited Owners and/or accept additional contributions from existing Campbell/Graham/Tiverton Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to the Campbell/Graham/Tiverton Series during the Campbell/Graham/Tiverton Series Continuous Offering Period by an existing Campbell/Graham/Tiverton Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Campbell/Graham/Tiverton Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Campbell/Graham/Tiverton Series Continuous Offering Period, each newly admitted Campbell/Graham/Tiverton Series Limited Owner, and each existing Campbell/Graham/Tiverton Series Limited Owner that makes an additional Capital Contribution to Campbell/Graham/Tiverton Series, shall receive Campbell/Graham/Tiverton Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Campbell/Graham/Tiverton Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Campbell/Graham/Tiverton Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for the Campbell/Graham/Tiverton Series Limited Units shall be admitted to the Trust and deemed a Campbell/Graham/Tiverton Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Campbell/Graham/Tiverton Series Limited Owner who purchases any Campbell/Graham/Tiverton Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of the Campbell/Graham/Tiverton Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Campbell/Graham/Tiverton Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Campbell/Graham/Tiverton Series Limited Units. In the event that the Campbell/Graham/Tiverton Series Subscription Minimum is achieved during the Initial Offering for the Campbell/Graham/Tiverton Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Campbell/Graham/Tiverton Series Limited Units during its Initial Offering Period will be contributed to Campbell/Graham/Tiverton Series, for which the Campbell/Graham/Tiverton Series Limited Owners will receive additional Campbell/Graham/Tiverton Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Campbell/Graham/Tiverton Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Campbell/Graham/Tiverton Series Limited Units and will be treated as Campbell/Graham/Tiverton Series Limited Owners with respect to such Campbell/Graham/Tiverton Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Campbell/Graham/Tiverton Series Limited Units as it determines in its discretion.

(g)    Offer of Currency Series Limited Units.

(i)    Currency Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 230,000 Currency Series Limited Units.

(ii)    Currency Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Currency Series Limited Unit, the maximum amount of Currency Series Limited Units set forth in Section 3.2(g)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Currency Series Limited Units as it deems appropriate.

(iii)    Currency Series Subscription Minimum.    There is no minimum amount of subscription proceeds which must be received by the Currency Series. In the event that the Balanced Series reaches the Balanced Series Subscription Minimum, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Currency Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Currency Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Currency Series Limited Units, as soon as practicable after the termination of the Currency Series Initial Offering Period. Such accepted subscribers will be deemed Currency Series Limited Owners at such time as such admission is reflected on the books and records of Currency Series of the Trust.

(iv)    Failure to Meet the Balanced Series Subscription Minimum.    In the event that the Balanced Series Subscription Minimum is not achieved, all proceeds of the sale of Currency Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Currency Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Currency Series Limited Units After Initial Offering Period.    In the event that the Balanced Series reaches its subscription minimum, the Trust may continue to offer Currency Series Limited Units and admit additional Currency Series Limited Owners and/or accept additional contributions from existing Currency Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to Currency Series during the Currency Series Continuous Offering Period by an existing Currency Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Currency Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Currency Series Continuous Offering Period, each newly admitted Currency Series Limited Owner, and each existing Currency Series Limited Owner that makes an additional Capital Contribution to Currency Series, shall receive Currency Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Currency Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Currency Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Currency Series Limited Units shall be admitted to the Trust and deemed a Currency Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Currency Series Limited Owner who purchases any Currency Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Currency Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Currency Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Currency Series Limited Units. In the event that the Balanced Series Subscription Minimum is achieved during the Initial Offering for the Currency Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Currency Series Limited Units during its Initial Offering Period will be contributed to Currency Series, for which the Currency Series Limited Owners will receive additional Currency Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Currency Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Currency Series Limited Units and will be treated as Currency Series Limited Owners with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Currency Series Limited Units as it determines in its discretion.

(h)    Offer of Dunn Series Limited Units.

(i)    Dunn Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 230,000 Dunn Series Limited Units.

(ii)    Dunn Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Dunn Series Limited Unit, the maximum amount of Dunn Series Limited Units set forth in Section 3.2(h)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Dunn Series Limited Units as it deems appropriate.

(iii)    Dunn Series Subscription Minimum.    There is no minimum amount of subscription proceeds which must be received by the Dunn Series. In the event that the Balanced Series reaches the Balanced Series Subscription Minimum, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Dunn Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Dunn Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Dunn Series Limited Units, as soon as practicable after the termination of the Dunn Series Initial Offering Period. Such accepted subscribers will be deemed Dunn Series Limited Owners at such time as such admission is reflected on the books and records of Winton Series of the Trust.

(iv)    Failure to Meet the Balanced Series Subscription Minimum.    In the event that the Balanced Series Subscription Minimum is not achieved, all proceeds of the sale of Dunn Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Dunn Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Dunn Series Limited Units After Initial Offering Period.    In the event that the Balanced Series Subscription Minimum is achieved during the Initial Offering Period for the Dunn Series Limited Units, the Trust may continue to offer Dunn Series Limited Units and admit additional Dunn Series Limited Owners and/or accept additional contributions from existing Dunn Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to Dunn Series during the Dunn Series Continuous Offering Period by an existing Dunn Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Dunn Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Dunn Series Continuous Offering Period, each newly admitted Dunn Series Limited Owner, and each existing Dunn Series Limited Owner that makes an additional Capital Contribution to Dunn Series, shall receive Dunn Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Dunn Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Dunn Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Dunn Series Limited Units shall be admitted to the Trust and deemed a Dunn Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Dunn Series Limited Owner who purchases any Dunn Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Dunn Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Dunn Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Dunn Series Limited Units. In the event that the Balanced Series Subscription Minimum is achieved during the Initial Offering for the Dunn Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Dunn Series Limited Units during its Initial Offering Period will be contributed to Dunn Series, for which the Dunn Series Limited Owners will receive additional Dunn Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Dunn Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Dunn Series Limited Units and will be treated as Dunn Series Limited Owners with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Dunn Series Limited Units as it determines in its discretion.

(i)    Offer of Long Only Commodity Series Limited Units.

(i)    Long Only Commodity Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 350,000 Long Only Commodity Series Limited Units.

(ii)    Long Only Commodity Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Long Only Commodity Series Limited Unit, the maximum amount of Long Only Commodity Series Limited Units set forth in Section 3.2(i)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Long Only Commodity Series Limited Units as it deems appropriate.

(iii)    Long Only Commodity Series Subscription Minimum.    The minimum amount of subscription proceeds which must be received by the Long Only Commodity Series is $5,000,000 (“Long Only Commodity Series Subscription Minimum”). In the event that the Long Only Commodity Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Long Only Commodity Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Long Only Commodity Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Long Only Commodity Series Limited Units, as soon as practicable after the termination of the Long Only Commodity Series Initial Offering Period. Such accepted subscribers will be deemed Long Only Commodity Series Limited Owners at such time as such admission is reflected on the books and records of Long Only Commodity Series of the Trust.

(iv)    Failure to Meet the Long Only Commodity Series Subscription Minimum.    In the event that the Long Only Commodity Series Subscription Minimum is not achieved, all proceeds of the sale of Long Only Commodity Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Long Only Commodity Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Long Only Commodity Series Limited Units After Initial Offering Period.    In the event that the Long Only Commodity Series Subscription Minimum is achieved during the Initial Offering Period for the Long Only Commodity Series Limited Units, the Trust may continue to offer Long Only Commodity Series Limited Units and admit additional Long Only Commodity Series Limited Owners and/or accept additional contributions from existing Long Only Commodity Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to Long Only Commodity Series during the Long Only Commodity Series Continuous Offering Period by an existing Long Only Commodity Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Long Only Commodity Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Long Only Commodity Series Continuous Offering Period, each newly admitted Long Only Commodity Series Limited Owner, and each existing Long Only Commodity Series Limited Owner that makes an additional Capital Contribution to Long Only Commodity Series, shall receive Long Only Commodity Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Long Only Commodity Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Long Only Commodity Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Long Only Commodity Series Limited Units shall be admitted to the Trust and deemed a Long Only Commodity Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Long Only Commodity Series Limited Owner who purchases any Long Only Commodity Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Long Only Commodity Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Long Only Commodity Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Long Only Commodity Series Limited Units. In the event that the Long Only Commodity Series Subscription Minimum is achieved during the Initial Offering for the Long Only Commodity Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Long Only Commodity Series Limited Units during its Initial Offering Period will be contributed to Long Only Commodity Series, for which the Long Only Commodity Series Limited Owners will receive additional Long Only Commodity Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Long Only Commodity Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Long Only Commodity Series Limited Units and will be treated as Long Only Commodity Series Limited Owners with respect to such Long Only Commodity Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Long Only Commodity Series Limited Units as it determines in its discretion.

(j)    Offer of Long/Short Commodity Series Limited Units.

(i)    Long/Short Commodity Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 1,450,000 Long/Short Commodity Series Limited Units.

(ii)    Long/Short Commodity Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Long/Short Commodity Series Limited Unit, the maximum amount of Long/Short Commodity Series Limited Units set forth in Section 3.2(j)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Long/Short Commodity Series Limited Units as it deems appropriate.

(iii)    Long/Short Commodity Series Subscription Minimum.    The minimum amount of subscription proceeds which must be received by the Long/Short Commodity Series is $1,000 (“Long/Short Commodity Series Subscription Minimum”). In the event that the Long/Short Commodity Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Long/Short Commodity Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Long/Short Commodity Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Long/Short Commodity Series Limited Units, as soon as practicable after the termination of the Long/Short Commodity Series Initial Offering Period. Such accepted subscribers will be deemed Long/Short Commodity Series Limited Owners at such time as such admission is reflected on the books and records of Long/Short Commodity Series of the Trust.

(iv)    Failure to Meet the Long/Short Commodity Series Subscription Minimum.    In the event that the Long/Short Commodity Series Subscription Minimum is not achieved, all proceeds of the sale of Long/Short Commodity Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Long/Short Commodity Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Long/Short Commodity Series Limited Units After Initial Offering Period.    In the event that the Long/Short Commodity Series Subscription Minimum is achieved during the Initial Offering Period for the Long/Short Commodity Series Limited Units, the Trust may continue to offer Long/Short Commodity Series Limited Units and admit additional Long/Short Commodity Series Limited Owners and/or accept additional contributions from existing Long/Short Commodity Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to Long/Short Commodity Series during the Long/Short Commodity Series Continuous Offering Period by an existing Long/Short Commodity Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Long/Short Commodity Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Long/Short Commodity Series Continuous Offering Period, each newly admitted Long/Short Commodity Series Limited Owner, and each existing Long/Short Commodity Series Limited Owner that makes an additional Capital Contribution to Long/Short Commodity Series, shall receive Long/Short Commodity Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Long/Short Commodity Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Long/Short Commodity Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Long/Short Commodity Series Limited Units shall be admitted to the Trust and deemed a Long/Short Commodity Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Long/Short Commodity Series Limited Owner who purchases any Long/Short Commodity Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Long/Short Commodity Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Long/Short Commodity Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Long/Short Commodity Series Limited Units. In the event that the Long/Short Commodity Series Subscription Minimum is achieved during the Initial Offering for the Long/Short Commodity Series Limited Units, all

interest earned on the proceeds of subscriptions from accepted subscribers for Long/Short Commodity Series Limited Units during its Initial Offering Period will be contributed to Long/Short Commodity Series, for which the Long/Short Commodity Series Limited Owners will receive additional Long/Short Commodity Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Long/Short Commodity Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Long/Short Commodity Series Limited Units and will be treated as Long/Short Commodity Series Limited Owners with respect to such Long/Short Commodity Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Long/Short Commodity Series Limited Units as it determines in its discretion.

(k)    Offer of Managed Futures Index Series Limited Units.

(i)    Managed Futures Index Series Maximum Offering.    During the Initial Offering Period and Continuous Offering Period, the Trust shall offer a maximum of 750,000 Managed Futures Index Series Limited Units.

(ii)    Managed Futures Index Series Initial Offering Period.    During the Initial Offering Period, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Managed Futures Index Series Limited Unit, the maximum amount of Managed Futures Index Series Limited Units set forth in Section 3.2(k)(i). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Managed Futures Index Series Limited Units as it deems appropriate.

(iii)    Managed Futures Index Series Subscription Minimum.    The minimum amount of subscription proceeds which must be received by the Managed Futures Index Series is $1,000 (“Managed Futures Index Series Subscription Minimum”). In the event that the Managed Futures Index Series Subscription Minimum is achieved, the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Managed Futures Index Series Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Managed Futures Index Series of the Trust reflecting that such subscribers have been admitted as Limited Owners of Managed Futures Index Series Limited Units, as soon as practicable after the termination of the Managed Futures Index Series Initial Offering Period. Such accepted subscribers will be deemed Managed Futures Index Series Limited Owners at such time as such admission is reflected on the books and records of Managed Futures Index Series of the Trust.

(iv)    Failure to Meet the Managed Futures Index Series Subscription Minimum.    In the event that the Managed Futures Index Series Subscription Minimum is not achieved, all proceeds of the sale of Managed Futures Index Series Limited Units will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Managed Futures Index Series Limited Units (or as soon thereafter as practicable if payment cannot be made in such time period).

(v)    Offer of Managed Futures Index Series Limited Units After Initial Offering Period.    In the event that the Managed Futures Index Series Subscription Minimum is achieved during the Initial Offering Period for the Managed Futures Index Series Limited Units, the Trust may continue to offer Managed Futures Index Series Limited Units and admit additional Managed Futures Index Series Limited Owners and/or accept additional contributions from existing Managed Futures Index Series Limited Owners pursuant to the Prospectus.

Each additional Capital Contribution to Managed Futures Index Series during the Managed Futures Index Series Continuous Offering Period by an existing Managed Futures Index Series Limited Owner must be in a denomination which is an even multiple of $100; however, existing Managed Futures

Index Series Limited Owners who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Managed Futures Index Series Continuous Offering Period, each newly admitted Managed Futures Index Series Limited Owner, and each existing Managed Futures Index Series Limited Owner that makes an additional Capital Contribution to Managed Futures Index Series, shall receive Managed Futures Index Series Limited Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Managed Futures Index Series Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective.

A Subscriber (including existing Managed Futures Index Series Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Managed Futures Index Series Limited Units shall be admitted to the Trust and deemed a Managed Futures Index Series Limited Owner with respect to that subscription on the day which occurs at least two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner on a timely basis by 4:00 PM EST, counting the day of receipt by the Managing Owner as one Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Subscribers and the Limited Owners.

(vi)    Subscription Agreement.    Each Managed Futures Index Series Limited Owner who purchases any Managed Futures Index Series Limited Units offered pursuant to the Prospectus shall contribute to the capital of Managed Futures Index Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii)    Escrow Agreement.    All proceeds from the sale of Managed Futures Index Series Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for the Managed Futures Index Series Limited Units. In the event that the Managed Futures Index Series Subscription Minimum is achieved during the Initial Offering for the Managed Futures Index Series Limited Units, all interest earned on the proceeds of subscriptions from accepted subscribers for Managed Futures Index Series Limited Units during its Initial Offering Period will be contributed to Managed Futures Index Series, for which the Managed Futures Index Series Limited Owners will receive additional Managed Futures Index Series Limited Units and allocations of income relating to such interest on a pro rata basis (taking into account time and amount of deposit).

(viii)    Optional Purchase of Managed Futures Index Series Limited Units by Managing Owner and others.    Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Managed Futures Index Series Limited Units and will be treated as Managed Futures Index Series Limited Owners with respect to such Managed Futures Index Series Limited Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Managed Futures Index Series Limited Units as it determines in its discretion.

(l)    Termination of the Series.    If the minimum number of Units in any Series being offered are not sold during the Initial Offering Period for such Series, then such Series shall be terminated.

SECTION 3.3    Managing Owner’s Required Contribution.    The Managing Owner shall be required to contribute in cash to the Trust an amount, which, when added to the total aggregate contributions to all Series of the Trust by Unitholders in all Series, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than that required by the NASAA Guidelines. Such contribution shall be made by the Managing Owner before trading commences and shall be maintained throughout the existence of the Trust. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Initial Offering Period or the Continuous Offering Period. The Managing Owner will receive General Units in each Series to which it allocates a portion of its capital contribution as provided in Section 3.1(d). The Managing Owner shall, with respect to any Limited Units owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Units of the Managing Owner in any Series) in each material item of Series income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

SECTION 3.4     Establishment of Series of Units.

(a)    Without limiting the authority of the Managing Owner set forth in Section 3.4(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates eleven (11) Series (with the relative rights and preferences described herein and in the Registration Statement), as follows:

Balanced Series—Multi-Manager Series

Winton/Graham Series—Multi-Manager Series (originally designated as “Graham Series”; redesignated as “Winton/Graham Series” in May 2008)

Winton Series—Winton Capital Management Limited Series (originally designated as “Beach Series”; redesignated as “Winton Series” in May 2006)

Campbell Series—Campbell & Company, Inc.

Tiverton Series—Tiverton Trading, Inc.

Campbell/Graham/Tiverton Series—Campbell & Company, Inc., Graham Capital Management, L.P. and Tiverton Trading Company (originally designated as “Campbell/Graham Series”; redesignated as “Campbell/Graham/Tiverton Series” in May 2008)

Currency Series—Multi-Manager Series

Dunn Series—Dunn Capital Management Inc. Series

Long Only Commodity Series—Multi-Index Series

Long/Short Commodity Series—Multi-Manager Series

Managed Futures Index Series—Conquest Capital, LLC.

The provisions of this Article III shall be applicable to the above designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.4(b).

(b)    The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.5    Establishment of Classes and Sub-Classes.    The division of any Series into two or more Classes or two or more Sub-Classes and the establishment and designation of such Classes or Sub-Classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such Classes or Sub-Classes, or as otherwise provided in such instrument. The relative rights and preferences of the Classes of any Series and the Sub-Classes of any Class may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument and that such differences do not alter the allocations described in Article VI. At any time that there are no Units outstanding of any particular Class or Sub-Class previously established and designated, the Managing Owner may by an instrument executed by it abolish that Class or Sub-Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement. Without limiting the authority of the Managing Owner set forth in this Section 3.5 to establish and designate any further Classes or Sub-Classes, the Managing Owner hereby establishes and designates the following Classes (with the relative rights and preferences described herein and in the Registration Statement), as follows:

Balanced Series—Class 1, Class 2, Class 1a and Class 2a

Winton/Graham Series—Class 1 and Class 2

Winton Series—Class 1 and Class 2

Campbell Series—Class 1 and Class 2

Tiverton Series—Class 1 and Class 2

Campbell/Graham/Tiverton Series—Class 1 and Class 2

Currency Series—Class 1 and Class 2

Dunn Series—Class 1 and Class 2

Long Only Commodity Series—Class 1 and Class 2

Long/Short Commodity Series—Class 1 and Class 2

Managed Futures Index Series—Class 1 and Class 2

SECTION 3.6    Assets of Series.    All consideration received by the Trust for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole and absolute discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

SECTION 3.7    Liabilities of Series.

(a)    The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole and absolute discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

(b)    Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or (ii) of any other Series, and, except as otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to the assets of that Series.

(c)    (i)    Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, “Claims and Interests”), if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the assets of the Applicable Series and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(ii)    The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against the assets of any other Series or the Trust generally;

(iii)    If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

(iv)    In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(v)    The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(d)    Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.7(c).

SECTION 3.8    Series Distributions.

(a)    Distributions with respect to Units of a particular Series or any Class or Sub-Class thereof shall be made in accordance with Section 6.4 and may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series, Class or Sub-Class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, or in the case of a Sub-Class, belonging to that Class and allocable to that Sub-Class, as the Managing Owner may determine, in its sole and absolute discretion, after providing for actual and accrued liabilities belonging to that Series. Such distributions may be made in cash or Units of that Series, Class or Sub-Class or a combination thereof as determined by the Managing Owner, in its sole and absolute discretion, or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

(b)    The Units in a Series, a Class or a Sub-Class of the Trust shall represent beneficial interests in the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class. Each Unitholder in a Series, Class or Sub-Class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series, Class or Sub-Class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series, Class or Sub-Class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a Class, the funds and property of such Series and allocable to such Class of the Trust or in the case of a Sub-Class, the funds and property of such Class and allocable to such Sub-Class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series, Class or Sub-Class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class, or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class.

SECTION 3.9    Voting Rights.    Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

SECTION 3.10    Equality.    Except as provided herein or in the instrument designating and establishing any Class, Sub-Class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series, Classes or Sub-Class shall be equal to each other Unit of that Series, Class or Sub-Class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.8 that may exist with respect to dividends and distributions on Units of the same Series, Class or Sub-Class. The Managing Owner may from time to time divide or combine the Units of any particular Series, Class or Sub-Class into a greater or lesser number of Units of that Series, Class or Sub-Class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series, Class or Sub-Class.

SECTION 3.11    Exchange of Units.    Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner provided, however, that Units in the Class 1 or Class 2 of a Series may be exchanged with Units in the Class 1 or Class 2, as applicable, of another Series. The Managing Owner shall also have the authority to provide that Unitholders of any Class of a particular Series shall have the right to exchange said Units into one or more other Classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall have the right to exchange said Units into one or more other Sub-Class of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. Any such exchange shall be treated as a redemption of the Units in one Series or Class followed by an immediate purchase of Units in a second Series or Class.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1    Management of the Trust.    Pursuant to Section 3806 of the Delaware Statutory Trust Act, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2    Authority of Managing Owner.    In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Statutory Trust Act, the Managing Owner shall have and may exercise on behalf of the Trust all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a)    To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

(i)    commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust; and

(ii)    commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience or who can otherwise demonstrate to the Managing Owner that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust’s commodity brokers, if any.

(b)    To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c)    To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d)    To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e)    To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;

(f)    To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

(g)    To make any elections on behalf of the Trust or any Series thereof under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust or any Series thereof;

(h)    To redeem mandatorily any Limited Units upon at least two (2) days prior written notice acknowledged by the Limited Owner, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Unitholder to be deemed to be holding “plan assets” under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

(i)    In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained;

(j)    To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; and provided further, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

(k)    Monitor the trading activities of the Trading Advisor so that:

(i)    Any Series does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

(ii)    Any Series does not acquire additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short

Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.

SECTION 4.3    Obligations of the Managing Owner.    In addition to the obligations expressly provided by the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall:

(a)    Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b)    Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c)    Retain independent public accountants to audit the accounts of each Series in the Trust;

(d)    Employ attorneys to represent the Trust or a Series thereof;

(e)    Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and as a partnership that is not a publicly traded partnership for federal income tax purposes;

(f)    Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust’s Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

(g)    Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon twenty (20) Business Days prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof, and no increase in such fees shall take effect except at the beginning of a Fiscal Quarter following the consent of Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Units held by the Managing Owner);

(h)    Have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Statutory Trust Act. Subject to the restrictions set forth in Section 4.6 hereof, to the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the “Covered Persons”), has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any other Unitholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Trust, any other Unitholder or Covered Person or the Trustee for such Covered Person’s good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.

(i)    Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum “net worth” (as defined below) and not take any affirmative action to reduce its “net worth” below an amount imposed by the NASAA Guidelines as they may be amended from time to time. “Net Worth” is defined in the NASAA Guidelines as requiring the financial condition of the sponsor of an issuance of securities to be in no case less than $50,000 nor be in excess of $1,000,000;

(j)    Admit substituted Limited Owners in accordance with this Trust Agreement;

(k)    Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

(l)    Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder and the other Trust documents described in Section 9.6 at the Trust’s principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder’s voting rights hereunder or the exercise of a Limited Owner’s rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

SECTION 4.4    General Prohibitions.    The Trust shall not:

(a)    Borrow money from or loan money to any Unitholder or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of the Trust’s Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non- recourse basis;

(b)    Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series’ account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c)    Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(d)    Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust;

(e)    Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account the Series’ open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

(f)    Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g)    Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to a Series with respect to its commodity trading activities;

(h)    Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units, subscription agreements for the purchase of Units and this Trust Agreement) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(i)    Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

(j)    Enter into any exclusive brokerage contract;

(k)    Operate the Trust in any manner so as to contravene section 3804 of the Delaware Statutory Trust Act; and

(l)    Cause the Trust to elect to be treated as an association taxable as a corporation for federal income tax purposes.

SECTION 4.5    Liability of Covered Persons.    A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6    Indemnification of the Managing Owner.

(a)    To the fullest extent permitted by applicable law, the Managing Owner shall be indemnified and held harmless by the Trust against any liability or loss suffered by the Managing Owner in connection with its activities for each Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate.

(b)    Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust or any Series thereof shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c)    In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Tennessee Securities Division, the position of the Securities Division of the Commonwealth of Massachusetts and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

(d)    The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(e)    Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with the applicable legal rate of interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

(f)    The term “Managing Owner” as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(g)    The payment of any amount pursuant to this Section shall be subject to Section 3.7 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

SECTION 4.7    Expenses.

(a)    The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Units, except for the initial service fee, if any. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and on-going registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

(b)    All on-going charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All on-going expenses associated with (i) the fixed fee to be paid to the Trust’s commodity brokers, if any, (ii) required payments to the Trust’s Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid out of the assets of the appropriate Series of the Trust subject to such other limitations as are set forth herein concerning the limitations on the Series’ liability for the liabilities of another Series.

(c)    The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d)    The Trust shall pay any extraordinary fees and expenses affecting the Trust generally (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto). Except as otherwise set forth in this Trust Agreement, all Trust expenses which are specific to a particular Series of Units will be allocated to such Series. All general expenses of the Trust will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

SECTION 4.8    Compensation to the Managing Owner.    (a)    Management Fee.

(i)    The assets attributable to each Series of Units shall be used to pay to the Managing Owner a monthly management fee equal to the following percentage of such Series’ assets:

(A)    the assets attributable to the Balanced Series Class 1 Units and the Balanced Series Class 2 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.50% of the assets attributable to the Balanced Series Class 1 Units and Class 2 Units (approximately 0.50% annually), and the assets attributable to the Balanced Series Class 1a Units and the Balanced Series Class 2a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 1.00% of the assets attributable to the Balanced Series Class 1a Units and Class 2a Units (approximately 1.00% annually);

(B)    the assets attributable to the Winton/Graham Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Winton/Graham Series Units (approximately 2.50% annually);

(C)    the assets attributable to the Winton Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the Winton Series Units (approximately 2.0% annually);

(D)    the assets attributable to the Campbell Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Campbell Series Units (approximately 2.50% annually);

(E)    the assets attributable to the Tiverton Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Tiverton Series Units (approximately 2.50% annually);

(F)    the assets attributable to the Campbell/Graham/Tiverton Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Campbell/Graham/Tiverton Series Units (approximately 2.50% annually);

(G)    the assets attributable to the Currency Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the Currency Series Units (approximately 2.0% annually);

(H)    the assets attributable to the Dunn Series Units shall be used to pay to the Managing Owner no monthly management fee;

(I)    the assets attributable to the Long Only Commodity Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 1.25% of the assets attributable to the Long Only Commodity Series Units (approximately1.25% annually);

(J)    the assets attributable to the Long/Short Commodity Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 3.50% of the assets attributable to the Long/Short Commodity Series Units (approximately 3.50% annually);

(K)    the assets attributable to the Managed Futures Index Series Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Long/Short Commodity Series Units (approximately 2.00% annually);and

(ii)    For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series shall be determined before reduction for any management fees accrued or paid, incentive fees made or makeable or extraordinary fees and expenses accrued or paid as of such day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued or paid as of such day-end.

(iii)    The Managing Owner shall pay each Trading Advisor’s management fees out of such management fee.

(iv)    Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged management fees at reduced rates.

(b)    Incentive Fee

(i)    Each Series (other than the Balanced Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series) shall pay to the Managing Owner an incentive fee of a certain percentage of “New High Net Trading Profits” (as hereinafter defined) generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter (the “Incentive Measurement Date”). Because the Balanced Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series will each employ, or may employ, multiple Trading Advisors, such Series may pay the Managing Owner an incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period the Balanced Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while such Series as a whole experiences losses. The fee shall accrue monthly. The percentage of New High Net Trading Profits that each Series shall pay to the Managing Owner is as follows:

(A)    the Balanced Series Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits;

(B)    the Winton/Graham Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(C)    the Winton Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(D)    the Campbell Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(E)    the Tiverton Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(F)    the Campbell/Graham/Tiverton Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(G)    the Currency Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(H)    the Dunn Series Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits;

(I)    the Long Only Commodity Series Units shall pay to the Managing Owner no incentive fee;

(J)    the Long/Short Commodity Series Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(K)    Managed Futures Index Series Units shall pay to the Managing Owner no incentive fee; and

(ii)    “New High Net Trading Profits” (for purposes of calculating the Managing Owner’s incentive fees) shall be computed as of the Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned (or, with respect to the first Incentive Fee, as of the commencement of operations) (the “Incentive Measurement Period”). New High Net Trading Profits for any Incentive Measurement Period shall be the net profits, if any, from the Series’ (or in the case of the Balanced Series, the Winton/Graham Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series, the Trading Advisor’s) trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged to the Series (or in the case of the Balanced Series, the Winton/Graham Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series, such Trading Advisor) by the Managing Owner and the Clearing Brokers for brokerage commissions, exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Series’ (or in the case of the Balanced Series, the Winton/Graham Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series, such Trading Advisor’s) trading activities and on-going service fees for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the “Carryforward Loss” (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in allocated assets. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor bears to the then current amount of Allocated Assets which the Trading Advisor is managing prior to giving effect to such reduction in the Allocated Assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits shall be generated only to the extent that the Series’ (or in the case of the Balanced Series, the Winton/Graham Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series, the Trading Advisor’s) cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Series (or in the case of the Balanced Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series, such Trading Advisor) as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, the date of the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Series (or in the case of the Balanced Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series, such Trading Advisor’s) in an Incentive Measurement Period, distributions or redemptions payable by the Series (or in the case of the Balanced Series, the Campbell/Graham/Tiverton Series, the Currency Series and the Long/Short Commodity Series, such Trading Advisor’s) during an Incentive Measurement Period, as well as losses, if any, associated with redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

(iii)    The Managing Owner shall pay each Trading Advisor’s incentive fees out of such fees.

(iv)    Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged incentive fees at reduced rates.

(c)    With respect to the Winton/Graham Series, Winton Series, Currency Series, Campbell/Graham/Tiverton Series and the Class 1 and Class 2 of the Balanced Series, the first two percent (2.0%) of interest income earned per annum by the Trust on each Series shall be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each Series’ Net Asset Value), the Managing Owner shall be paid the difference between the Trust’s annualized income interest and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) shall be retained by the Trust. With respect to the Long Only Commodity Series, Long/Short Commodity Series, Managed Futures Index Series, Campbell Series, Tiverton Series and the Class 1a and Class 2a of the Balanced Series, twenty percent (20%) of interest income earned per annum by the Trust shall be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust shall be retained by the Trust.

(d)    The Trust, with respect to each Series, will pay to the Managing Owner a fee of a certain percentage, as determined by the Managing Owner, from time to time, in its sole and absolute discretion, of the Series’ Net Asset Value annually which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with each Series’ trading activities and on-going service fees for certain administrative services payable to certain Selling Agents selling Class 1 Units, Class 1a Units, Class 2 Units or Class 2a Units, of any Series.

(e)    With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Balanced Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Balanced Series, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

(f)    With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Campbell/Graham/Tiverton Series during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Campbell/Graham/Tiverton Series, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

SECTION 4.9    Other Business of Unitholders.    Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.

SECTION 4.10    Voluntary Withdrawal of the Managing Owner.    The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred twenty (120) days’ prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Units held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

SECTION 4.11    Authorization of Registration Statements.    Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements or any securities laws on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Statutory Trust Act or any applicable law, rule or regulation.

SECTION 4.12    Litigation.    The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1    General Prohibition.    A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2    Transfer of Managing Owner’s General Units.

(a)    Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b)    To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

(c)    Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.6 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3    Transfer of Limited Units.

(a)    Permitted assignees of the Limited Owners shall be admitted as substituted Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership or to avoid adverse legal consequence to the

Trust. There will be no restrictions on transferability other than the restrictions necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership, and to avoid adverse legal consequences to the Trust.

(i)    A substituted Limited Owner is a permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

(ii)    A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Series’ transactions or to inspect the Trust’s or Series’ books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Units assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

(iii)    A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Units.

(b)    No permitted assignee of the whole or any portion of a Limited Owner’s Limited Units shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

(i)    The written consent of the Managing Owner to such substitution shall be obtained.

(ii)    A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(iii)    The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(iv)    Upon the request of the Managing Owner, an opinion of the Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Statutory Trust Act.

(c)    Any Person admitted to any Series as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d)    (i)    Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable federal securities and state “Blue Sky” laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any

Series’ income or loss. The Managing Owner shall withhold its consent to assignments made under the foregoing circumstance, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(ii)    Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions from the Series attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The “effective date” of an assignment of a Limited Unit as used in this clause shall be the Business Day two (2) days after the date on which the Managing Owner shall have been in receipt of the written instrument of assignment for at least two (2) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of a Unit in the Trust shall be the first Business Day immediately following the Business Day in which the written instrument of assignment is received by the Managing Owner.

(iii)    Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

(e)    (i)    No assignment or transfer of a Unit may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

(ii)    No assignment or transfer of an interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to Affiliates), which would result in either the assignee or the assignor holding Units in any combination of Series valued at less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations), and $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.

(iii)    Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the total interest in the Trust’s capital and profits, as determined by the Managing Owner. This limitation is hereinafter referred to as the “forty-nine percent (49%) limitation”; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said

Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Unit(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.

(f)    The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g)    The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(h)    Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each other Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

ARTICLE VI

DISTRIBUTION AND ALLOCATIONS

SECTION 6.1    Capital Accounts.    A capital account shall be established for each Unitholder on the books of the Series in which a Unit is owned (such account sometimes hereinafter referred to as a “book capital account”). The initial balance of each Unitholder’s book capital account with respect to any Series shall be the amount of his initial Capital Contribution to that Series.

SECTION 6.2    Book Capital Account Allocations.    As of the close of business (as determined by the Managing Owner) on each Business Day during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

(a)    First, any increase or decrease in the Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Unitholders in the ratio that the balance of each Unitholder’s book capital account bears to the balance of all Unitholders’ book capital accounts; and

(b)    Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder’s book capital account as of the applicable record date and Redemption Date, respectively.

SECTION 6.3    Allocation of Profit and Loss for United States Federal Income Tax Purposes.    As of the end of each Fiscal Year, the recognized profit and loss of a Series shall be allocated among the Unitholders of that Series (and among Classes of a Series as appropriate) pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

(a)    First, the Profits or Losses of the Trust shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the end of any Business Day.

(b)    Next, Disposition Gain or Disposition Loss from the Trust’s trading activities for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

(i)    There shall be established a tax capital account with respect to each outstanding Unit. The initial balance of each tax capital account shall be the amount paid by the Unitholder to the Trust for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii), 6.3(b)(iii) and 6.3(b)(iv) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(v), 6.3(b)(vi) and 6.3(b)(vii) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

(ii)    Disposition Gain shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange over the portion of the balance of such Unitholder’s tax capital account attributable to such redeemed or exchanged Units (the “Gain Disparity”); provided, however, that if such Disposition Gain is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Gain Disparity of each such Unitholder bears to the sum of the Gain Disparities of all such Unitholders.

(iii)    Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated first among all Unitholders whose book capital accounts shall be in excess of their Units’ tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iii), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholder’s excesses.

(iv)    Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(iii) above shall be allocated to the Unitholders in the ratio that each Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(v)    Disposition Loss shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the portion of the balance of such Unitholder’s tax capital account attributable to the redeemed or exchanged Units over the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange (the “Loss Disparity”); provided, however, that if such Disposition Loss is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Loss Disparity of each such Unitholder bears to the sum of the Loss Disparities of all such Unitholders.

(vi)    Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(v) above shall be allocated first among all Unitholders whose Units’ tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(vi), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholders’ excesses.

(vii)    Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(vi) above shall be allocated to the Unitholders in the ratio that Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(c)    The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner’s Units on a Unit-equivalent basis.

(d)    The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c) of the Code. Notwithstanding Section 6.3(b), if the allocations in Section 6.3(b)(ii) and 6.3(b)(v) fail to allocate Disposition Gain or Disposition Loss sufficient to eliminate the relevant Gain Disparity or Loss Disparity, the Managing Owner shall first allocate Disposition Gain or Disposition Loss in later periods to eliminate such Gain Disparity or Loss Disparity.

(e)    Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Units held by the same Unitholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Unitholders (subject to the same limitation).

SECTION 6.4    Allocation of Distributions.    Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Trust shall make with respect to the Units; provided, however, that the Trust shall not make any distribution that violates the Delaware Statutory Trust Act. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Section 13.2) shall be made to the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.5    Admissions of Unitholders; Transfers.    For purposes of this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of the Business Day falling two (2) Business Days after the date on which such Unitholder’s Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least two (2) Business Days, or in which the transfer of Units to such Unitholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.2 shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder shall provide the Managing Owner with a Subscription Agreement or Exchange Request, as the case may be, by 4:00 PM EST. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to the Unitholder. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

SECTION 6.6    Liability for State and Local and Other Taxes.    In the event that the Trust or any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust or the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust or the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of Trust income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by U.S. Bank National Association. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

ARTICLE VII

REDEMPTIONS

SECTION 7.1    Redemption of Units.    The Unitholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to the dissolution of a Series. In that regard and subject to the provisions of Section 4.2(h):

(a)    Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on the Business Day falling two (2) Business Days following the date the Managing Owner is in receipt of an acceptable form of written notice of redemption for at least one (1) Business Day (a “Redemption Date”) to be received by the Managing Owner prior to 4:00 PM EST in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change the notice requirement upon written notice to such redeeming Unitholder. Units will be redeemed on a “first in, first out” basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

(b)    The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of a Series of such Units upon redemption.

(c)    The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within seven (7) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least one (1) Business Day; provided, however, that the Managing Owner must receive such written notice by 4:00 PM EST in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to such Limited Owner.

(d)    A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that seven (7) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

(e)    The Managing Owner may suspend temporarily any redemption for up to 30 days if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives. The Managing Owner may also suspend temporarily any redemption for up to 30 days in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. In addition, the Managing Owner may mandatorily redeem Units pursuant to Section 4.2(h).

(f)    Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

(g)    Except as discussed above, all requests for redemption in proper form will be honored, and the Series’ positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

SECTION 7.2    Redemption by the Managing Owner.    Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust’s Managing Owner, the Managing Owner shall not transfer or redeem any of its General Units to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the aggregate of all Series of the Trust.

SECTION 7.3    Redemption Fee.    Limited Owners who redeem all or a portion of their Units in the Class 1 of any Series during the first twelve (12) months following the effective date of their purchase shall be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which the Limited Owner purchased such Units. This redemption fee will not be charged if a Limited Owner simultaneously exchanges the redeemed Units thereof for Units of aggregate equal value in another Series. Such redemption fees shall be payable to the Managing Owner.

SECTION 7.4    Exchange of Units.    Units in one Series may be exchanged, without applicability of redemption fees, for Units of equivalent value of any other Series (an “Exchange”) on any Business Day, subject to the conditions on Redemptions in this Article VII, provided, however, that Units in the Class 1 or Class 2, as applicable, of a Series may only be exchanged with Units in the Class 1 or Class 2, as applicable, of another Series. With respect to Limited Owners who Exchange all or a portion of their Class 1 Units of the Balanced Series, Winton Series, Campbell Series, Campbell/Graham/Tiverton Series, Currency Series, Winton/Graham Series or Long/Short Commodity Series or their Class 1a Units of the Balanced Series for Class 1 Units of the Tiverton Series, Long Only Commodity Series or the Managed Futures Index Series on or before the end of twelve (12) full months following the effective date of the purchase of the Units being Exchanged, the Tiverton Series, Long Only Commodity Series or the Managed Futures Index Series, as applicable, shall charge such Limited Owners an exchange equalization fee for switching into the Tiverton Series, Long Only Commodity Series or the Managed Futures Index Series of 1.0% of the Net Asset Value at which such Units are Exchanged. Such exchange equalization fee shall be payable to the Managing Owner.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1    No Management or Control; Limited Liability.    The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns a Unit and profits remaining in the Series, if any. Except as provided herein, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

SECTION 8.2    Rights and Duties.    The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a)    The Limited Owners shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds a Unit), provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

(b)    The Limited Owners shall receive from the assets of the Series in which they hold Units, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c)    Except for the Limited Owners’ redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Units and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series, Class or Sub-Class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

(d)    Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for

any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Series as provided in Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

SECTION 8.3    Limitation on Liability.

(a)    Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution to the Trust and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b)    The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series’ Units (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

(c)    Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section 3.6 and 3.7 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1    Books of Account.    Proper books of account for the Trust and each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2    Annual Reports and Monthly Statements.

(a)    Each Limited Owner shall be furnished with an annual report within 120 days after the close of the fiscal year containing the following information: (i) a balance sheet as of the end of the Fiscal Year and statements of income and Limited Owners’ equity and cash flows for the year then ended, all of which shall be prepared in accordance with GAAP and accompanied by an auditor’s report containing an opinion of an independent certified public accountant or independent public accountant, (ii) a statement showing the total fees, compensation, brokerage commissions and expenses paid by the Trust, segregated as to type, and stated both in aggregate dollar term and as a percentage of Net Asset Value, (iii) the average round turn rate for the Fiscal Year.

(b)    Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (i) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (ii) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (iii) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

(c)    The Managing Owner shall ensure the calculation of the Net Asset Value of the Trust daily and shall make available upon the request of a Limited Owner, the Net Asset Value per Series per Unit.

SECTION 9.3    Tax Information.    Appropriate tax information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4    Calculation of Net Asset Value of a Series.    Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Unit. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Unit to less than 50% of the Net Asset Value of a Series per Unit as of the preceding Valuation Point within seven (7) Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof.

SECTION 9.5    Other Reports.    The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

SECTION 9.6    Maintenance of Records.    The Managing Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series’ federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

SECTION 9.7    Certificate of Trust.    Except as otherwise provided in the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Statutory Trust Act.

SECTION 9.8    Registration of Units.    Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust’s principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X

FISCAL YEAR

SECTION 10.1    Fiscal Year.    The fiscal year of the Trust (“Fiscal Year”) shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year shall commence on August 8, 2003, and end on the 31st day of December, 2003.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1    Amendments to the Trust Agreement.

(a)    Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this

Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b)    Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

(c)    Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

(d)    Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Statutory Trust Act, to reflect such change.

(e)    No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f)    No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2    Meetings of the Trust.    Meetings of the Unitholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3    Action Without a Meeting.    Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1    Term.    The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2053, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1    Events Requiring Dissolution of the Trust or any Series.    The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

(a)    The expiration of the Trust term as provided in Article XII hereof.

(b)    The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust thereof by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(c)    The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

(d)    With respect to the Trust, the failure to sell the Subscription Minimums of all Series or, with respect to a Series, the failure to sell the Subscription Minimum during the Initial Offering Period.

(e)    In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(f)    The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

(g)    The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series’ termination.

(h)    The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

(i)    The decline of the Net Asset Value of a Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

(j)    The determination of the Managing Owner that the Series’ aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own a Unit and any right to an audit or examination of the books of the Series in which they own a Unit, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

SECTION 13.2    Distributions on Dissolution.    Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust’s or Series’ assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Trust or Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Trust or Series, the Managing Owner will contribute to the Trust or Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust or Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Trust or Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3    Termination; Certificate of Cancellation.    Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1    Power of Attorney Executed Concurrently.    Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a)    Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b)    Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c)    This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2    Effect of Power of Attorney.    The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

(a)    Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b)    May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c)    Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution. Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3    Limitation on Power of Attorney.    The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1    Governing Law.    The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2    Provisions In Conflict With Law or Regulations.

(a)    The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Statutory Trust Act or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b)    If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3    Construction.    In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4    Notices.    All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5    Counterparts.    This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6    Binding Nature of Trust Agreement.    The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7    No Legal Title to Trust Estate.    The Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8    Creditors.    No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9    Integration.    This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title:

EQUINOX FUND MANAGEMENT, LLC,
as Managing Owner

By:
Name:
Title:
All Limited Owners now and hereafter admitted as Limited Owners of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner

By:
Attorney-in fact

EXHIBIT A-1

CERTIFICATE OF TRUST

OF

THE FRONTIER FUND

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:

FIRST:    The name of the trust is The Frontier Fund (the “Trust”).

SECOND:    The name and the business address of the Delaware trustee is Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19805.

THIRD:    Pursuant to Section 3806(b)(2) of the Delaware Statutory Trust Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the Declaration of Trust and Trust Agreement of the Trust dated August 8, 2003, as the same may be amended from time to time (each a “Series”).

FOURTH:    Notice of Limitation of Liability of each Series: Pursuant to Section 3804 of the Delaware Statutory Trust Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.

WILMINGTON TRUST COMPANY, Trustee

By:

EXHIBIT B

THE FRONTIER FUND

SUBSCRIPTION INFORMATION

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of The Frontier Fund (the “Trust”) and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

1.	REPRESENTATIONS AND WARRANTIES

I (we) hereby represent and warrant to the Managing Owner and the Trust as follows:

(1)	I (we) satisfy one of the following financial standards outlined below for subscription in the Trust. I (we) am (are) not acting on behalf of a Plan and I (we) have either (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $250,000 or (B) a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000 and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of a Plan that is an IRA or a Keogh Plan which covers no common law employees or a Plan that is not subject to ERISA, each Participant meets and, if I (we) am (are) a participant in such a Plan, it meets the net worth and gross income requirement in (A) or (B) above, and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of a Plan subject to ERISA, the assets of the Plan are at least $250,000 and its investment in the Trust does not exceed 10% of the assets of such Plan at the time of investment. If I (we) am (are) a resident(s) of one of those states listed under “State Suitability Requirements”, I (we) meet the more restrictive or additional suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

(2)	The address set forth on the signature page of this Subscription Agreement is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

(3)	If I (we) am (are) an individual(s), I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

(4)	If I (we) am (are) a trust or custodian under a Benefit Plan Investor (or otherwise is an entity which holds plan assets), none of the Trustee, Managing Owner, the Trading Advisors, any Selling Agent, or Clearing Broker, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the trust. The purchase, holding and disposition of Units will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(5)	To my (our) best knowledge, I (we) am (are) independent of the Trust and any of the parties identified in paragraph 4(a) above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(6)	I (we) have received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission (“CFTC”) Disclosure Document.

(7)	I (we) am (are) purchasing the Units for our own account.

(8)	If trading for the applicable Series has commenced, I (we) have received a copy of its most recent monthly report as required by the CFTC.

(9)	I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

(10)	I (we) represent that all of the information which I (we) has (have) provided to the Trust in connection with this Subscription Agreement and Power of Attorney is true and correct.

(11)	I (we) agree to provide any information deemed necessary by the Trust to comply with its anti-money laundering program and related responsibilities from time to time.

(12)	I (we) represent that I (we) and each beneficial owner of the me (us), am (are) (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and do not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

(13)

I (we) represent that I (we) am (are) not, and no beneficial owner of me (us) is, a senior foreign political figure, [1] an immediate family member of a senior foreign political figure[2] or a close associate of a senior foreign political figure.[3]

(14)	I (we) represent that the funds to be invested in the Trust were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(15)	I (we) am (are) acquiring the Units for which I (we) has (have) subscribed for my (our) own account, as principal, for investment and not with a view to the resale or distribution of all or a portion of such Units or, if I (we) am (are) an intermediary subscribing for Units as a record owner on behalf of one or more investors or beneficial owners (“Owners”), I (we) agree that the representations made in items (10)–(14) herein are made by me (us) on behalf of and with respect to both me (us) and all such Owners.

(16)	I (we) acknowledge that, if, following my (our) investment in the Trust, the Trust or the Managing Owner reasonably believes that I (we) am (are) a Prohibited Investor or have otherwise breached my (our) representations and covenants hereunder, the Trust may be obligated to freeze my (our) investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or my (our) investment may immediately be redeemed by the Trust, and I (we) shall have no claim against the Trust or the Managing Owner for any form of damages as a result of any of the aforementioned actions.

(17)	I (we) acknowledge and agree that any redemption proceeds paid to me (us) will be paid to the same account from which my (our) investment in the Trust was originally remitted, unless the Trust agrees otherwise.

(18)	At least five (5) Business Days prior to the date of my (our) subscription, I (we) have received a copy of the Prospectus of The Frontier Fund, including the accompanying appendices dated February 4, 2009 (the “Prospectus”), and the Prospectus’ supplement, if any, accompanying the Prospectus.

By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

1 A “senior foreign political figure” is defined as a official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

2.	CONSENT TO ELECTRONIC DELIVERY OF REPORTS

If you have checked the box under Item 10 of the preceding signature page, you are consenting to the delivery of periodic reports by the Trust to you electronically. These reports include:

•	annual reports that contain audited financial statements; and

•	monthly reports containing unaudited condensed financial statements.

You agree to download these reports from our website once you have notified by e-mail that they have been posted. You must have an e-mail address to use this service, and you must provide your e-mail address in Item 10 of the preceding signature page. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Managing Owner in writing at 1660 Lincoln Street, Suite 100, Denver, Colorado 80264. Furthermore, if your e-mail address changes, you must immediately advise the Trust at the address above.

3.	SUBSCRIBER’S CONSENT AND SUBORDINATION AGREEMENT

I (we), a Subscriber(s) who is(are) purchasing Units in the Series that is the subject of this agreement (the “Contracting Series”), agrees and consents (the “Consent”) to look solely to the assets (the “Contracting Series Assets”) of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series.

In furtherance of the Consent, the Subscriber agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) incurred, contracted for or otherwise existing and (ii) any Units, beneficial interests or equity ownership of any kind (collectively, “Units”), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a)	Subordination of certain claims and rights. (i) except as set forth below, the Claims and Units, if any, of the Subscriber (collectively, the “Subordinated Claims and Units”) shall be expressly subordinate and junior in right of payment to any and all other Claims against and Units in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber’s Claims (if any) against and Units (if any) in the Contracting Series shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber’s valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber’s Units, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Units in the Contracting Series; and (ii) the Subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Units;

(b)	the Claims and Units of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c)	if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives {under section 1111(b) of the Bankruptcy Code [11 U.S.C. S 1111(b)]} any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d)

in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Units from a Series or the Trust (or their respective assets), other than the

Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e)	the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.

4.	STATE SUITABILITY REQUIREMENTS

All states except as listed below.

The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 or, failing that standard, have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000. In addition, the minimum aggregate purchase is $1,000, no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations or $5,000 in the case of subscribers who are residents of Texas or $1,000 in the case of subscribers who are residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations.

Higher Suitability Requirement.

The States listed below have more restrictive or additional suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, “NW” means net worth exclusive of home, home furnishings and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes).

Kansas	The Office of the Kansas Securities Commissioner recommends that Kansas residents should limit their aggregate investment in the Trust and similar investments to not more than ten percent (10%) of their liquid net worth. Liquid net worth is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Kentucky	(a) $300,000 NW, or (b) $85,000 NW and $85,000 AI

Maine	(a) $225,000 NW, or (b) $100,000 NW and $100,000 AI.

Minnesota	Must be an “accredited investor” as defined by Rule 501(a) of the Securities Act. All residents of Minnesota must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

Texas	Minimum subscription for investors is $5,000 (with a minimum subscription of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations). All residents of Texas must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW.

FOR USE WITH CLASS 1

THE FRONTIER FUND

SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated February 4, 2009. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 11; and have the Financial Advisor complete Numbers 13 and 14.

Existing Owner(s) of Units purchasing Units:

(i)     If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 11; and have the Financial Advisor complete Numbers 13 and 14.

(ii) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “ADDITIONAL INFORMATION.” Fractional Units will be issued to five (5) decimal places.

Number 3	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor (or otherwise an entity which holds plan assets).

Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address, and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, and telephone number of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “ADDITIONAL INFORMATION” and familiarizing yourself with the Prospectus.

Number 12	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Services that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.

Number 13	To be completed and signed by the Financial Advisor (“F.A.”).

Number 14	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Advisor, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 14.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

THE FRONTIER FUND CLASS 1

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

The Frontier Fund

c/o Equinox Fund Management, LLC

Dear Sir/Madam:

1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) in Class 1 of the Balanced Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, Winton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series or Managed Futures Index Series of The Frontier Fund (the “Trust”) or in Units in Class 1a of the Balanced Series of the Trust as set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund,” directly to the Escrow Agent. Equinox Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Additional Information” immediately following this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Revised 2/4/09

Exhibit B

Signature Page

FOR USE WITH CLASS 1

THE FRONTIER FUND CLASS 1

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in The Frontier Fund (the “Trust”) and by either (i) enclosing a check payable to “The Frontier Fund,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription:
☐ New Subscriber(s)	☐ Balanced Series-1	$	☐ Winton Series—1	$
☐ Existing Owner(s)	☐ Balanced Series-1a (MA, MI, OH residents only)	$	☐ Currency Series—1 ☐ Long Only Commodity Series—1	$ $
	☐ Campbell/Graham/Tiverton Series-1	$	☐ Long/Short Commodity Series—1	$
			☐ Winton/Graham Series—1	$
			☐ Managed Futures Index Series—1	$
			TOTAL	$
3) B/D Investor Account Number:

4) Social Security # — — or		Taxpayer ID#
Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth	☐ Defined Benefit* ☐ Profit Sharing*	☐ Pension*	☐ Other (specify)

*The undersigned investor(s) herby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.
*The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Equinox Fund Management, LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor.

☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.              *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6)
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different)
Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Trust’s website. Email:

11)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

12)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐

13)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated February 4, 2009, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent.

I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above.

I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

14)

Broker/Dealer (Selling Agent)/Registered Investment Advisor	F.A. Name
(print clearly for proper credit)

F.A. Phone F.A. Fax	F.A. Email Address Branch ID	F.A. Number

F A. Address
(for confirmations) Street Address

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4. An insurance company as defined in Section 2(13) of the Act; or

Category 5. An investment company registered under the Investment Company Act of 1940; or

Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Category 12. A director or executive officer of the Managing Owner; or

Category 13. A natural person whose individual net worth, or joint net worth (in each case not including homes, home furnishings or automobiles) with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

Category 16. An entity in which all of the equity owners are accredited investors.

I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name

Individual Signature (if applicable)

Entity Name:

By:

Name:

Title:

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus of the Trust, including the

Subscription Information and Subscription Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

I (we) am (are) purchasing Class 1 Units for my (our) own account.

I (we) have received a current copy of the Prospectus.

I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

I (we) am aware that my (our) minimum initial subscription requirement is $5,000, unless I (we) am (are) a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, in which case my (our) minimum initial subscription requirement is $1,000.

Signature of Subscriber:

Name of Subscriber:

Date:

FOR USE

WITH

CLASS 2

FEE

BASED

THE FRONTIER FUND

SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated February 4, 2009. This material will expire no later than 9 months following that date. It may expire prior to the end of that 9-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

E.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

F.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 11; and have the Financial Advisor complete Numbers 13 and 14.

Existing Owner(s) of Units purchasing Units:

(iii)  If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 11; and have the Financial Advisor complete Numbers 13 and 14.

(iv) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “ADDITIONAL INFORMATION.” Fractional Units will be issued to five (5) decimal places.

Number 3	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor.

Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address, telephone number and e-mail address, if such information is different from the information provided in Number 7.

Number 9	Enter the address, telephone number and e-mail address of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “ADDITIONAL INFORMATION” and familiarizing yourself with the Prospectus.

Number 12	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Services that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page

Number 13	To be completed and signed by the Financial Advisor (“F.A.”).

Number 14	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Advisor, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 14.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

G.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

H.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

THE FRONTIER FUND CLASS 2

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

The Frontier Fund

c/o Equinox Fund Management, LLC

Dear Sir/Madam:

1.    Subscription for Units.    I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) in Class 2 of the Balanced Series, Campbell/Graham/Tiverton Series, Winton/Graham Series, Winton Series, Currency Series, Long Only Commodity Series, Long/Short Commodity Series or Managed Futures Index Series of The Frontier Fund (the “Trust”) or in Units in Class 2a of the Balanced Series of the Trust as set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not before the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund,” directly to the Escrow Agent. Equinox Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2.    Representations and Warranties of Subscriber.    I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Additional Information” immediately following this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3.    Power of Attorney.    In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.    Governing Law.    Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Revised 2/4/09 Exhibit B Signature Page	THE FRONTIER FUND CLASS 2 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY IMPORTANT: READ REVERSE SIDE BEFORE SIGNING	FOR USE WITH CLASS 2 FEE BASED

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in The Frontier Fund (the “Trust”) and by either (i) enclosing a check payable to “The Frontier Fund,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription:
	☐ Balanced Series-2	$	☐ Winton Series-2	$
☐ New Subscriber(s)	☐ Balanced Series-2a (MA,		☐ Currency Series-2	$
	MI, OH residents only)	$	☐ Long Only Commodity Series-2	$
☐ Existing Owner(s)	☐ Campbell/Graham/Tiverton Series-2	$	☐ Long/Short Commodity Series-2	$
	☐ Winton/Graham Series-2	$	☐ Managed Futures Index Series-2	$
3) B/D Investor Account Number:			TOTAL	$

4) Social Security # — — or		Taxpayer ID#
Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth ☐ Defined Benefit* ☐ Profit Sharing* ☐ Pension* ☐ Other (specify)

            *The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.

            *The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Equinox Fund Management, LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor.

☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.              *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6)
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations
7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different)
Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
10)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail address above): Your reports may be e-mailed to you or posted on the Trust’s website. Email:

11)	SUBSCRIBER(S) MUST SIGN

X		X
	Signature of Subscriber Date		Signature of Joint Subscriber (if any) or Custodian Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

12)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:  ☐ (see directions for definition of subjectivity to backup withholdings)

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐

13)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated February 4, 2009, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent.

I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above.

I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X		X
	Financial Advisor Signature Date		Office Manager Signature Date (if required by Selling Agent procedures)

14)

Broker/Dealer (Selling Agent)/Registered Investment Advisor	F.A. Name
(print clearly for proper credit)

F.A. Phone F.A. Fax	F.A. Email Address Branch ID	FA. Number

F.A. Address
(for confirmations) Street Address City		State Zip Code

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4. An insurance company as defined in Section 2(13) of the Act; or

Category 5. An investment company registered under the Investment Company Act of 1940; or

Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Category 12. A director or executive officer of the Managing Owner; or

Category 13. A natural person whose individual net worth, or joint net worth (in each case not including homes, home furnishings or automobiles) with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

Category 16. An entity in which all of the equity owners are accredited investors.

I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name

Individual Signature (if applicable)

Entity Name:

By:

Name:

Title:

THE FRONTIER FUND

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus of the Trust, including the

Subscription Information and Subscription Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

I (we) am (are) purchasing Class 2 Units for my (our) own account.

I (we) have received a current copy of the Prospectus.

I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

I (we) am aware that my (our) minimum initial subscription requirement is $5,000, unless I (we) am (are) a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, in which case my (our) minimum initial subscription requirement is $1,000.

Signature of Subscriber:

Name of Subscriber:

Date:

EXHIBIT C

EXCHANGE REQUEST FOR

CLASS 1 UNITS OF BENEFICIAL INTEREST

To:	THE FRONTIER FUND	20
	c/o Equinox Fund Management, LLC	(Please date	)

Dear Sir/Madam:	B/D Investor Account #:

Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Amount to be Redeemed Upon Exchange	Specify (✓) Series to be Purchased Upon Exchange*:
	Subscriber Status:	New	Existing

$/Units or All Units of – Balanced Series – 1	Balanced Series – 1	☐	☐

$/Units or All Units of – Balanced Series – 1a	Balanced Series – 1a	☐	☐
(Balanced Series – 1a for MA, MI, OH residents only)	(Balanced Series – 1a for MA, MI, OH residents only)

$/Units or All Units of – Campbell/Graham/Tiverton Series – 1	Campbell/Graham/Tiverton Series – 1	☐	☐

$/Units or All Units of – Winton/Graham Series – 1	Winton/Graham Series – 1	☐	☐

$/Units or All Units of – Winton Series – 1	Winton Series – 1	☐	☐

$/Units or All Units of – Currency Series – 1	Currency Series – 1	☐	☐

$/Units or All Units of – Long Only Commodity Series – 1	Long Only Commodity Series – 1	☐	☐

$/Units or All Units of – Long/Short Commodity Series – 1	Long/Short Commodity Series – 1	☐	☐

$/Units or All Units of – Managed Futures Index Series – 1	Managed Futures Index Series – 1	☐	☐

*	If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.

Type or Print Current Account Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S)

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity[1] Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

[1]	Includes trustee, partner, or authorized officer

On back of triplicate form

I hereby request the following exchange of Units as of two (2) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for The Frontier Fund dated February 4, 2009. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units, which are being purchased in connection with this Exchange Request. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.

FOR USE WITH CLASS 2 WRAP ACCOUNTS	EXCHANGE REQUEST FOR CLASS 2 UNITS OF BENEFICIAL INTEREST

To:	THE FRONTIER FUND	20
	c/o Equinox Fund Management, LLC	(Please date)

Dear Sir/Madam:	B/D Investor Account #:

Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Amount to be Redeemed Upon Exchange	Specify (✓) Series to be Purchased Upon Exchange*:
	Subscriber Status:	New	Existing

$/Units or All Units of – Balanced Series – 2	Balanced Series – 2	☐	☐

$/Units or All Units of – Balanced Series – 2a	Balanced Series – 2a	☐	☐
(Balanced Series – 2a for MA, MI, OH residents only)	(Balanced Series – 2a for MA, MI, OH residents only)

$/Units or All Units of – Campbell/Graham/Tiverton Series – 2	Campbell/Graham/ Tiverton Series – 2	☐	☐

$/Units or All Units of – Winton/Graham Series – 2	Winton/Graham Series – 2	☐	☐

$/Units or All Units of – Winton Series – 2	Winton Series – 2	☐	☐

$/Units or All Units of – Currency Series – 2	Currency Series – 2	☐	☐

$/Units or All Units of – Long Only Commodity Series – 2	Long Only Commodity Series – 2	☐	☐

$/Units or All Units of – Long/Short Commodity Series – 2	Long/Short Commodity Series – 2	☐	☐

$/Units or All Units of – Managed Futures Index Series – 2	Managed Futures Index Series – 2	☐	☐

*	If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being exchanged into.

Type or Print Current Account Name(s)			Social Security or Taxpayer ID

Street	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S)

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity[1] Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant (Made one signature line)

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

[1]	Includes trustee, partner, or authorized officer

On back of triplicate form

I hereby request the following exchange of Units as of two (2) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for The Frontier Fund dated February 4, 2009. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units, which are being purchased in connection with this Exchange Request. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.

EXHIBIT D

THE FRONTIER FUND

CLASS 1 UNITS REQUEST FOR REDEMPTION

                    , 20

(Please date)

THE FRONTIER FUND

c/o Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

Dear Sir/Madam:	B/D Investor Account #:

Please accept my request for redemption from the indicated Frontier Fund Series.

                     $/Units/% in Balanced Series-1

                     $/Units/% in Balanced Series-1a (MA, MI, OH residents only)

                     $/Units/% in Campbell/Graham/Tiverton Series-1

                     $/Units/% in Winton/Graham Series-1

                     $/Units/% in Winton Series-1

                     $/Units/% in Currency Series-1

                     $/Units/% in Long Only Commodity Series-1

                     $/Units/% in Long/Short Commodity Series-1

                     $/Units/% in Managed Futures Index Series-1

(specify number of $/Units to be redeemed in each Series; if no dollar amount or number of Units is specified, it will be assumed that you wish to redeem ALL of your Units.)

Type or Print Current Account Name(s)	Social Security or Taxpayer ID

Street	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S)

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity[1] Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAYS AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

[1]	Includes trustee, partner, or authorized officer

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated February 4, 2009.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner prior to 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”). I understand if I am redeeming all or a portion of my Units in the Class 1 of any Series during the first twelve (12) months following the effective date of their purchase, I will be subject to a redemption fee of up to 3.0% of the Net Asset Value at which they are being redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which I purchased such Units. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

EXHIBIT D

THE FRONTIER FUND

CLASS 2 UNITS REQUEST FOR REDEMPTION

                    , 20

(Please date)

THE FRONTIER FUND

c/o Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

Dear Sir/Madam:	B/D Investor Account #:

Please accept my request for redemption from the indicated Frontier Fund Series.

                     $/Units/% in Balanced Series-2

                     $/Units/% in Balanced Series-2a (MA, MI, OH residents only)

                     $/Units/% in Campbell/Graham/Tiverton Series-2

                     $/Units/% in Winton/Graham Series-2

                     $/Units/% in Winton Series-2

                     $/Units/% in Currency Series-2

                     $/Units/% in Long Only Commodity Series-2

                     $/Units/% in Long/Short Commodity Series-2

                     $/Units/% in Managed Futures Index Series-2

(specify number of $/Units to be redeemed in each Series; if no dollar amount or number of Units is specified, it will be assumed that you wish to redeem ALL of your Units.)

Type or Print Current Account Name(s)	Social Security or Taxpayer ID

Street	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S)

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity[1] Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAYS AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

[1]	Includes trustee, partner, or authorized officer

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated February 4, 2009.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner prior to 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”).

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

EXHIBIT E

THE FRONTIER FUND CLASS 1

REQUEST FOR ADDITIONAL SUBSCRIPTION

                    , 20

(Please date)

THE FRONTIER FUND

c/o Equinox Fund Management, LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Specify Series and $ to be Purchased:	$ in Currency Series-1
$ in Balanced Series-1	$ in Long Only Commodity Series-1
$ in Balanced Series-1a (MA, MI, OH residents only)	$ in Long/Short Commodity Series-1
$ in Campbell/Graham/Tiverton Series-1	$ in Managed Futures Index Series-1
$ in Winton/Graham Series-1	Total
$ in Winton Series-1

Type or Print Current Account Name(s)		Social Security or Taxpayer ID

Street (if different)	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S)

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity[1] Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

Existing Owner(s) of Units purchasing Units:

(i)	If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.
(ii)	If your registration information has changed from the original Subscription Agreement and Power of Attorney, please complete a new Subscription Agreement.

[1]	Includes trustee, partner, or authorized officer

E-1

THE FRONTIER FUND CLASS 2

REQUEST FOR ADDITIONAL SUBSCRIPTION

                    , 20

(Please date)

THE FRONTIER FUND

c/o Equinox Fund Management, LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Specify Series and $ to be Purchased:	$ in Currency Series-2
$ in Balanced Series-2	$ in Long Only Commodity Series-2
$ in Balanced Series-2a (MA, MI, OH residents only)	$ in Long/Short Commodity Series-2
$ in Campbell/Graham/Tiverton Series-2	$ in Managed Futures Index Series-2
$ in Winton/Graham Series-2	Total
$ in Winton Series-2

Type or Print Current Account Name(s)		Social Security or Taxpayer ID

Street (if different)	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S)

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity[1] Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

Existing Owner(s) of Units purchasing Units:

(i)	If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.
(ii)	If your registration information has changed from the original Subscription Agreement and Power of Attorney, please complete a new Subscription Agreement.

[1]	Includes trustee, partner, or authorized officer

E-2

EXHIBIT F

THE FRONTIER FUND

CLASS 1 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM

Consistent with Section 5.3 of the amended and restated declaration of trust and trust agreement (the “Trust Agreement”) of The Frontier Fund (the “Trust”), Equinox Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”), will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. (â) The Original Form must be completed entirely and returned to Equinox Fund Management, LLC, to be processed

CURRENT ACCOUNT INFORMATION                Investor Account Name

Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:
B/D Investor Account Number
	☐ Balanced Series-1	$/Units/%	☐ Winton Series-1	$/Units/%
	☐ Balanced Series-1a (MA, MI, OH residents only)	$/Units/%	☐ Currency Series-1 ☐ Long Only Series-1	$/Units/% $/Units/%
	☐ Campbell/Graham/Tiverton Series-1	$/Units/%	☐ Long/Short Commodity Series-1	$/Units/%
	☐ Winton/Graham Series-1	$/Units/%	☐ Managed Futures Index Series-1	$/Units/%
			TOTAL	$/Units/%
Current F.A. Name			Branch ID	F.A. Number

The transferor hereby makes application to transfer and assign, subject to the Managing Owner’s rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)

             Change of Financial Advisor              Re-registration              Death**              Gift              Other (please specify)

**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

Must be signed by the registered holder(s) / Custodian, exactly as names appear on original subscription agreement.

                Signature Guaranteed by:                 DATE1

** Signature must be guaranteed by a bank or broker-dealer. **

Current Investors Signature	Date
Current Joint Investor’s Signature/ Custodian Signature	Date
Current Selling Firm Signature	Date
Current Financial Advisor Signature	Date

NEW ACCOUNT INFORMATION                                 ☐ New Subscriber(s)                                     ☐ Existing Owner(s)

The transferee hereby makes application to accept, subject to the Managing Owner’s rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

B/D Investor Account Number	Social Security # — — or
Taxpayer ID#

Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number

Mailing Address
(if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number

Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number

REGISTRATION TYPE ***For certain types of transfers additional documentation may be required.***

As you want it to appear in the partnership record (check one)

Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common	☐ Estate	☐ UGMA/UTMA (Minor)
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Grantor or Other Revocable Trust	☐ Community Property
☐ Corporation	☐ Tenants in Entirety	☐ Trust other than a Grantor or Revocable Trust
Non-Taxable Investors (check one)
☐ IRA	☐ Profit Sharing	☐ Pension	☐ Other (specify)
☐ IRA Rollover	☐ Defined Benefit	☐ SEP

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investors Signature	Date
New Joint Investor Signature/ Custodian Signature	Date

Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.

NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (Mandatory)

New Selling Firm New F.A. Name (print clearly for proper credit) F.A. Signature
F.A. Phone F.A. Fax F.A. Email Address Branch ID F.A. Number
F.A. Address (for confirmations) Street Address City State Zip Code

[1]	Not necessary if only changing Financial Advisor

**The Original Form must be Completed Entirely and Returned to Equinox Fund Management, LLC, to be processed.**

Transfers

Please be advised that the Managing Owner is presently unable to honor the transfer request of a limited owner that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but are not limited to, the following:

It is the Managing Owner’s policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:

(a) the written consent of the Managing Owner to such substitution is obtained;

(b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(d) upon the request of the Managing Owner, an opinion of the Trust’s legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust’s tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

Please review Section 5.3 of the Trust Agreement to ensure that the assignment is in compliance with the requirements set forth therein.

California Residents:

It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner’s rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

THE FRONTIER FUND

CLASS 2 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM

Consistent with Section 5.3 of amended and restated declaration of trust and trust agreement (the “Trust Agreement”) of The Frontier Fund (the “Trust”), Equinox Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”) will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. (â) The Original Form must be completed entirely and returned to Equinox Fund Management, LLC, to be processed

CURRENT ACCOUNT INFORMATION                 Investor Account Name

Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:
B/D Investor Account Number
	☐ Balanced Series-2	$/Units/%	☐ Winton Series-2	$/Units/%
	☐ Balanced Series-2a (MA, MI, OH residents only)	$/Units/%	☐ Currency Series-2 ☐ Long Only Series-2	$/Units/% $/Units/%
	☐ Campbell/Graham/ Tiverton Series-2	$/Units/%	☐ Long/Short Commodity Series-2	$/Units/%
	☐ Winston/Graham Series-2	$/Units/% $/Units/%	☐ Managed Futures Index Series-2	$/Units/% $/Units/%
			TOTAL	$/Units/%
Current F.A. Name			Branch ID	FA. Number

The transferor hereby makes application to transfer and assign, subject to the Managing Owner’s rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)

             Change of Financial Advisor              Re-registration              Death**              Gift              Other (please specify)

**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

Must be signed by the registered holder(s) / Custodian, exactly as names appear on original subscription agreement.

                    Signature Guaranteed by:                 DATE2

** Signature must be guaranteed by a bank or broker-dealer. **

Current Investors Signature	Date
Current Joint Investor’s Signature/ Custodian Signature	Date
Current Selling Firm Signature	Date
Current Financial Advisor Signature	Date

NEW ACCOUNT INFORMATION                                 ☐ New Subscriber(s)                                     ☐ Existing Owner(s)

The transferee hereby makes application to accept, subject to the Managing Owner’s rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

B/D Investor Account Number	Social Security # — — or
Taxpayer ID#

Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number

Mailing Address
(if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number

Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number

REGISTRATION TYPE ***For certain types of transfers additional documentation may be required.***

As you want it to appear in the partnership record (check one)

Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common	☐ Estate	☐ UGMA/UTMA (Minor)
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Grantor or Other Revocable Trust	☐ Community Property
☐ Corporation	☐ Tenants in Entirety	☐ Trust other than a Grantor or Revocable Trust
Non-Taxable Investors (check one)
☐ IRA	☐ Profit Sharing	☐ Pension	☐ Other (specify)
☐ IRA Rollover	☐ Defined Benefit	☐ SEP

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investors Signature	Date
New Joint Investor Signature/ Custodian Signature	Date

Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.

NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (Mandatory)

New Selling Firm New F.A. Name (print clearly for proper credit) F.A. Signature
F.A. Phone F.A. Fax F.A. Email Address Branch ID FA. Number
F.A. Address (for confirmations) Street Address City State Zip Code

[2]	Not necessary if only changing Financial Advisor

**The Original Form must be Completed Entirely and Returned to Equinox Fund Management, LLC, to be processed.**

Transfers

Please be advised that the Managing Owner is presently unable to honor the transfer request of a limited owner that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but are not limited to, the following:

It is the Managing Owner’s policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:

(a) the written consent of the Managing Owner to such substitution is obtained;

(b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(d) upon the request of the Managing Owner, an opinion of the Trust’s legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust’s tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

Please review Section 5.3 of the Trust Agreement to ensure that the assignment is in compliance with the requirements set forth therein.

California Residents:

It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner’s rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

EXHIBIT G

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by The Frontier Fund (the “Trust”) and Equinox Fund Management, LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected.    In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Trust who are natural persons:

•	Information provided in the Subscription Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used.    Any and all nonpublic personal information received by the Trust or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Trust by such an investor in the Subscription Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, Clearing Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the former Limited Owners.

For questions about this privacy policy, please contact the Trust.

G-1

Until                          , 2009 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities whether or not participating in the distribution, may be required to deliver a Prospectus. This requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

THE FRONTIER FUND

The date of this Part II is February 4, 2009.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The expenses to be incurred in connection with the offering are as follows:

Description	Amount
Securities and Exchange Commission filing fee	$25,325.83
FINRA filing fee	$24,169.00
Printing	$388,280.00
Prospectus distribution	$381,157.00
Legal fees and expenses	$950,840.00
Accounting fees	$45,875.00
Blue Sky registration fees and expenses	$310,905.00
Miscellaneous	$1,000.00
Total	$2,127,551.83

The Managing Owner is responsible for the payment of all of the ordinary expenses associated with the offering of each Series of Units (including those set forth in the table above), except for the initial service fee, if any, and no Series will be required to reimburse these expenses.

Item 14.    Indemnification of Directors and Officers.

Reference is made to Section 4.6 of Article IV at page 37 of the Registrant’s Amended and Restated Declaration of Trust and Trust Agreement dated August 8, 2003, annexed to the Prospectus as Exhibit A, which provides for indemnification of the Managing Owner and Affiliates of the Managing Owner under certain circumstances.

Item 15.    Recent Sales of Unregistered Securities.

The following table provides information regarding the sale of unregistered Units by the Registrant within the past three years. The number of Units listed below for each transaction is the aggregate number of Units in the particular Series of the Trust purchased in such transaction. The consideration listed below for each transaction is, except as otherwise noted, the aggregate amount of cash paid for the Units purchased. For each transaction reported below, the price per Unit was the Net Asset Value per Unit at the time of the transaction and the Managing Owner of the Trust was the purchaser of the Units. No underwriting discount or sales commission was paid or received with respect to any of the transactions reported below. The Registrant claims an exemption from registration for each of the transactions listed below under Section 4(2) of the Securities Act of 1933, as amended, as a sale by an issuer not involving a public offering.

Series	Date	Units	Consideration
Balanced Series-2	March 31, 2006 March 31, 2006* September 29, 2006* June 27, 2007* June 27, 2007* October 25, 2007* October 25, 2007*	1,754.98983 8,774.94914 4,632.85863 8,536.42754 3,414.57101 4,487.70154 2,692.62092	$ $ $ $ $ $ $	200,000 1,000,000 500,000 1,000,000 400,000 500,000 300,000
Balanced Series-1a	May 1, 2006	2		$200

1

Series	Date	Units	Consideration
Balanced Series-2a	May 1, 2006 March 29,2007 November 17, 2008 December 30, 2008	500 323.80405 115.71 82.1960	$ $ $ $	50,000 30,000 10,000 10,000
Winton/Graham Series-2	April 28, 2006* May 31, 2006 June 30, 2006	13.92265 2,854.24137 1,442.20251	$ $ $	1,308.97 260,000 130,000
Winton Series-1	August 11, 2006	10		$1,000
Winton Series-2	August 11, 2006 September 29, 2006 March 29, 2007	1,000 2,085.79905 4,209.92864	$ $ $	100,000 210,000 410,000
Campbell/Graham/Tiverton Series-2	March 31, 2006 September 29, 2006* October 31, 2006 December 14, 2006 December 14, 2006* December 14, 2006* December 14, 2006*	997.67206 5,306.92183 1,045.90854 1,506.32141 10,042.14273 1,004.21427 753.16070	$ $ $ $ $ $ $	100,000 500,000 100,000 150,000 1,000,000 100,000 75,000
Currency Series-2	June 27, 2007* June 27, 2007* November 17, 2008 November 17, 2008*	4,412.35667 4,412.35667 109.03 109.03	$ $ $ $	500,000 500,000 100,000 300,000
Long/Only Commodity Series-2	February 24, 2006 March 31, 2006 March 29, 2007	10 480.40458 988.21907	$ $ $	1,000 50,000 100,000
Long/Short Commodity Series-2

February 24, 2006

March 31, 2006

May 31, 2006

June 30, 2006

August 11, 2006

September 29, 2006

October 31, 2006

March 29, 2007

June 27, 2007

October 25, 2007

September 20, 2008*

November 17, 2008

December 30, 2008

		10 494.08243 491.00185 200.98242 302.34352 725.44271 197.96599 287.26255 771.15259 9.49316 1,924.14753 108.40 1,838.8356	$ $ $ $ $ $ $ $ $ $ $ $ $	1,000 50,000 50,000 20,000 30,000 70,000 20,000 30,000 80,000 1,000 217,000 140,000 200,000
Managed Futures Index Series-2	February 24, 2006 March 31, 2006 April 30, 2007 October 25, 2007* November 17, 2008*	10 499.42606 320.25726 1,991.30952 132.40	$ $ $ $ $	1,000 50,000 30,000 200,000 300,000
*	Each of the transactions identified by an asterisk involved an exchange of Units of one Series for Units of another Series. In each such exchange, the number of Units exchanged was based upon the then-current Net Asset Value per Unit of the applicable Series.

2

Item 16.    Exhibits and Financial Statement Schedules.

(a) The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

1.1	Form of Selling Agent Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents

1.2	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents**

1.3	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents***

1.4	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents***

1.5	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents****

1.6	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents****

1.7	Form of Amendment Agreement among the Registrant, Equinox Fund Management, LLC and the Selling Agents

4.1	Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)

4.2	Form of Subscription Agreement (annexed to the Prospectus as Exhibit B)

4.3	Form of Exchange Request (annexed to the Prospectus as Exhibit C)

4.4	Form of Request for Redemption (annexed to the Prospectus as Exhibit D)

4.5	Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)

4.6	Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)

4.7	Form of Privacy Notice (annexed to the Prospectus as Exhibit G)

5.1	Opinion of Arnold & Porter LLP as to legality****

5.2	Opinion of Richards, Layton & Finger as to legality and inter-Series liability****

8.1	Opinion of Arnold & Porter LLP as to income tax matters****

10.1	Form of Amended and Restated Escrow Agreement among the Registrant, Equinox Fund Management, LLC, Bornhoft Group Securities Corporation and the U.S. Bank National Association, Denver Colorado***

10.2	Form of Brokerage Agreement between each Trading Company and UBS Securities, LLC*

10.21	Form of Brokerage Agreement between each Trading Company and Banc of America Futures Incorporated*

10.22	Form of Brokerage Agreement between the Managing Owner, acting as agent on behalf of certain Trading Companies, and Deutsche Bank AG London**

10.23	Form of Brokerage Agreement between each Trading Company and Man Financial Inc. ***

10.24	Form of Amendment Agreement between the Managing Owner, acting as agent on behalf of certain Trading Companies, and Deutsche Bank AG London***

3

10.25	Form of Brokerage Agreement between each Trading Company and Fimat USA, LLC+

10.3	Form of Advisory Agreement among the Registrant, the Trading Company, Equinox Fund Management, LLC, and each Trading Advisor

10.31	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Long Only Commodity Series of the Registrant***

10.32	Form of License Agreement among Jefferies Financial Products, LLC, Reuters America LLC, the Registrant and Equinox Fund Management, LLC***

10.33	Form of License Agreement among Jefferies Financial Products, the Registrant and Equinox Fund Management, LLC***

10.34	Form of Guaranty made by Jefferies Group, Inc. in favor of Frontier Trading Company VIII, LLC***

10.35	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Currency Series of the Registrant***

10.36	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Managed Futures Index Series of the Registrant***

10.37	Form of International Swaps and Derivatives Association Master Agreement, including all Schedules thereto and the Credit Support Annex thereto entered into for the Balanced Series of the Registrant ++

10.4	Form of Cash Management Agreement between Equinox Fund Management, LLC and Merrill Lynch**

10.41	Form of Cash Management Agreement between Equinox Fund Management, LLC and STW Fixed Income Management Ltd.***

10.5	Form of single-member limited liability company operating agreement governing each Trading Company***

23.1	The consent of Arnold & Porter LLP is included as part of the Registration Statement

23.2	The tax consent of Arnold & Porter LLP is included as part of the Registration Statement

23.3	The consent of McGladrey & Pullen, LLP is included as part of the Registration Statement

23.4	The consent of McGladrey & Pullen, LLP is included as part of the Registration Statement

23.5	The consent of McGladrey & Pullen, LLP is included as part of the Registration Statement

*	Previously filed as like-numbered exhibit to the initial filing or the first, second, third or fourth pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-108397 and incorporated by reference herein.
**	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-119596 and incorporated by reference herein.
***	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first post-effective amendment to Registration Statement No. 333-129701 and incorporated by reference herein.
****	Previously filed as like-numbered exhibit to the initial filing or the first pre-effective amendment or the first or second post-effective amendment to Registration Statement No. 333-140240 and incorporated by reference herein.

4

+	Previously filed as like-numbered exhibit to Form 10-Q for the period ended September 30, 2007.
++	Previously filed as like-numbered exhibit to Form 10-Q for the period ended June 30, 2008.

(b)	The following financial statements are included in the Prospectus:

1.	The Frontier Fund

(i)	Statements of Financial Condition as of September 30, 2008 (Unaudited) and December 31, 2007

(ii)	Condensed Schedule of Investments as of September 30, 2008 (Unaudited) and December 31, 2007

(iii)	Statements of Operations for the Three and Nine Months Ended September 30, 2008 (Unaudited) and 2007 (Unaudited)

(iv)	Statements of Changes in Owners’ Capital for the Nine Months Ended September 30, 2008 (Unaudited)

(v)	Notes to Financial Statements (Unaudited)

(vi)	Report of Independent Registered Public Accounting Firm

(vii)	Statements of Financial Condition as of December 31, 2007 and 2006

(viii)	Condensed Schedule of Investments as of December 31, 2007

(ix)	Condensed Schedule of Investments as of December 31, 2006

(x)	Statements of Operations For the Years Ended December 31, 2007, 2006 and 2005

(xi)	Statements of Changes in Owners’ Capital for the years ended December 31, 2007, 2006 and 2005

(xii)	Notes to Financial Statements

2.	Equinox Fund Management, LLC

(i)	Statements of Financial Condition as of September 30, 2008 (Unaudited) and December 31, 2007

(ii)	Notes to Financial Statements (Unaudited)

(iii)	Independent Auditor’s Report

(iv)	Statements of Financial Condition as of December 31, 2007 and 2006

(v)	Notes to Statements of Financial Condition

3.	Trading Companies of The Frontier Fund

(i)	Report of Independent Registered Public Accounting Firm

(ii)	Statements of Financial Condition as of December 31, 2007 and 2006

(iii)	Condensed Schedule of Investments as of December 31, 2007

(iv)	Condensed Schedule of Investments as of December 31, 2006

(v)	Statements of Operations for the Years Ended December 31, 2007, 2006 and 2005

(vi)	Statements of Changes in Members’ Equity for the Years Ended December 31, 2007, 2006 and 2005

(vii)	Notes to Financial Statements

All schedules have been omitted as the required information is inapplicable or is presented in the Statements of Financial Condition or related notes.

5

Item 17.    Undertakings.

Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (d) that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use; and (e) that, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Act may be permitted to the Managing Owner of Registrant, including its directors, officers and controlling persons, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the Managing Owner under the Declaration of Trust and Trust Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

THE FRONTIER FUND

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

7

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

BALANCED SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

8

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

WINTON/GRAHAM SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

9

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

WINTON SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

10

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

CAMPBELL/GRAHAM/TIVERTON SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

11

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

CURRENCY SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

12

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

LONG ONLY COMMODITY SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

13

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

LONG/SHORT COMMODITY SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

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Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 4th day of February, 2009.

MANAGED FUTURES INDEX SERIES, a series of The Frontier Fund

By:	Equinox Fund Management, LLC Managing Owner

By:	/s/ ROBERT J. ENCK
Robert J. Enck President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-1 Registration Statement has been signed below by the following persons in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ ROBERT J. ENCK Robert J. Enck	President, Chief Executive Officer and Member of Executive Committee	February 4, 2009

/s/ RICHARD E. BORNHOFT Richard E. Bornhoft	Chairman of the Board, Chief Investment Officer, Manager and Member of Executive Committee	February 4, 2009

/s/ RON S. MONTANO Ron S. Montano	Secretary and Chief Administration Officer	February 4, 2009

/s/ BRENT BALES Brent Bales	Chief Financial Officer	February 4, 2009

/s/ JOHN C. PLIMPTON John C. Plimpton	Member of Executive Committee	February 4, 2009

/s/ JOHN ZUMBRUNN John Zumbrunn	Member of Executive Committee	February 4, 2009

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

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